FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.:333-131262-07

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED
PRIOR TO SALE, DATED APRIL 30, 2007

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated October 19, 2006)

$5,399,751,000 (Approximate)

(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Series 2007-C31

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association
Nomura Credit & Capital, Inc.
Barclays Capital Real Estate Inc.

(Sponsors)

You should carefully consider the risk factors beginning on page S-57 of this prospectus supplement and on page 14 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.

The trust fund:

•	As of May 11, 2007, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $5,845,468,231.

•	The trust fund will consist of a pool of 189 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Barclays Capital Real Estate Inc.
The certificates:

•	The trust fund will issue 34 classes of certificates.

•	Only the 14 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing in June 2007.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description		Assumed Final Distribution Dates(2)	CUSIP No.	Expected Moody’s/S&P Rating(3)
Class A-1	$50,915,000	0.871%	Fixed		March 15, 2012		Aaa/AAA
Class A-2	$663,472,000	11.350%	Fixed		May 15, 2012		Aaa/AAA
Class A-3	$188,934,000	3.232%	Fixed		May 15, 2014		Aaa/AAA
Class A-PB	$85,404,000	1.461%	Fixed		December 15, 2016		Aaa/AAA
Class A-4	$1,025,472,000	17.543%	Fixed		March 15, 2017		Aaa/AAA
Class A-5(4)	$750,000,000	12.830%	Fixed	(5)	March 15, 2017		Aaa/AAA
Class A-1A	$1,327,630,000	22.712%	Fixed	(5)	April 15, 2017		Aaa/AAA
Class A-M(4)	$584,547,000	10.000%	Fixed	(5)	April 15, 2017		Aaa/AAA
Class A-J(4)	$460,331,000	7.875%	Fixed	(5)	April 15, 2017		Aaa/AAA
Class B	$36,534,000	0.625%	Fixed	(5)	April 15, 2017		Aa1/AA+
Class C	$73,068,000	1.250%	WAC	(6)	April 15, 2017		Aa2/AA
Class D	$73,069,000	1.250%	WAC	(6)	April 15, 2017		Aa3/AA−
Class E	$29,227,000	0.500%	WAC	(7)	April 15, 2017		A1/A+
Class F	$51,148,000	0.875%	WAC	(7)	April 15, 2017		A2/A

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333 131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Barclays Capital Inc. are acting as co-lead managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately             % of the initial certificate balance of the offered certificates, plus accrued interest from May 1, 2007, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about May 23, 2007.

WACHOVIA SECURITIES	BARCLAYS CAPITAL

Credit Suisse	Goldman, Sachs & Co.

May    , 2007

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2007-C31
Geographic Overview of Mortgage Pool(1)

Washington 10 properties $222,697,641 3.8% of total
Montana 1 property $4,727,839 0.1% of total
South Dakota 1 property $1,590,000 0.0% of total
Missouri 6 properties $83,212,500 1.4% of total
Minnesota 5 properties $49,675,000 0.8% of total
Wisconsin 3 properties $15,777,123 0.3% of total
Illinois 4 properties $37,346,585 0.6% of total
Indiana 1 property $28,700,000 0.5% of total
Ohio 4 properties $37,697,732 0.6% of total
New York 13 properties $1,383,080,331 23.7% of total
New Hampshire 1 property $260,000,000 4.4% of total
Maine 1 property $1,373,683 0.0% of total
Oregon 1 property $7,900,000 0.1% of total
Nevada 2 properties $38,400,000 0.7% of total
Northern California(2) 39 properties $285,409,000 4.9% of total
California 59 properties $763,089,000 13.1% of total
Southern California(2) 20 properties $477,680,000 8.2% of total
Arizona 10 properties $162,301,619 2.8% of total
Colorado 3 properties $17,000,000 0.3% of total
Texas 26 properties $408,835,551 7.0% of total
Louisiana 2 properties $56,150,000 1.0% of total
Arkansas 2 properties $22,350,000 0.4% of total
Mississippi 2 properties $2,451,711 0.0% of total
Kentucky 4 properties $67,464,199 1.2% of total
Alabama 7 properties $48,277,958 0.8% of total
Tennessee 4 properties $35,190,000 0.6% of total
Florida 14 properties $487,708,042 8.3% of total
Georgia 4 properties $60,140,000 1.0% of total
South Carolina 5 properties $71,475,000 1.2% of total
North Carolina 13 properties $216,812,875 3.7% of total
Virginia 19 properties $348,756,947 6.0% of total
District of Columbia 9 properties $250,619,923 4.3% of total
Maryland 1 property $21,700,000 0.4% of total
Delaware 3 properties $64,537,038 1.1% of total
New Jersey 8 properties $186,540,500 3.2% of total
Connecticut 2 properties $28,197,436 0.5% of total
Massachusetts 12 properties $260,700,000 4.5% of total
Pennsylvania 4 properties $92,930,000 1.6% of total

Mortgaged Properties by Property Type
Self Storage 0.5%
Mobile Home Park 1.3%
Special Purpose 0.2%
Industrial 2.4%
Land 0.1%
Mixed Use 3.6%
Office 37.3%
Retail 13.7%
Hospitality 17.0%
Multifamily 23.8%

>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Geographic Overview of Mortgaged Properties

**Five Times Square,** New York, NY

**Peter Cooper Village & Stuyvesant Town,** New York, NY

**Beacon D.C. & Seattle Pool,** Various

**Mall at Rockingham Park,** Salem, NH

**666 Fifth Avenue,** New York, NY

**Hyatt Regency Grand Cypress,** Orlando, FL

**Boston Marriott Long Wharf,** Boston, MA

**Ashford Hospitality Pool 3,** Various

BEST
BUY

**East Gate Portfolio,** Various

**Ashford Hospitality Pool 2,** Various

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This Free Writing Prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this Free Writing Prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this Free Writing Prospectus.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This Free Writing Prospectus is also referred to herein as the ‘‘prospectus supplement’’.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-57 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-256 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in April 2047. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.
(3)	By each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The principal allocation between the Class A-5 and Class A-5FL certificates, the Class A-M and Class A-MFL certificates, and the Class A-J and Class A-JFL certificates, respectively, will be determined by market demand up to the amount indicated for the respective fixed rate class.
(5)	The pass-through rate applicable to each of the Class A-5, Class A-1A, Class A-M, Class A-J, and Class B certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.
(6)	The pass-through rate applicable to each of the Class C and Class D certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus % and %, respectively, for the related date.
(7)	The pass-through rate applicable to each of the Class E, and Class F certificates for any distribution date will be equal to the applicable weighted net mortgage rate (calculated as described in this prospectus supplement) for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT	S-6
OVERVIEW OF THE CERTIFICATES	S-7
THE PARTIES	S-9
IMPORTANT DATES AND PERIODS	S-15
THE CERTIFICATES	S-16
THE MORTGAGE LOANS	S-41
RISK FACTORS	S-57
DESCRIPTION OF THE MORTGAGE POOL	S-95
General	S-95
Mortgage Loan Selection Process	S-96
Mortgage Loan History	S-97
Certain Terms and Conditions of the Mortgage Loans	S-97
Certain State Specific Considerations	S-107
Assessments of Property Condition	S-107
Co-Lender Loans	S-108
Mezzanine Loans	S-130
Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans	S-131
Additional Mortgage Loan Information	S-131
Twenty Largest Mortgage Loans	S-140
The Sponsors	S-141
Nomura Credit & Capital, Inc.	S-147
Barclays Capital Real Estate Inc.	S-152
The Depositor	S-154
The Mortgage Loan Sellers	S-154
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-155
Representations and Warranties; Repurchases and Substitutions	S-158
Repurchase or Substitution of Cross-Collateralized Mortgage Loans	S-161
Changes in Mortgage Pool Characteristics	S-162
SERVICING OF THE MORTGAGE LOANS	S-163
General	S-163
The Master Servicer	S-164
The Special Servicer	S-167
Certain Special Servicing Provisions	S-169
Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan	S-172
Servicing of the Beacon D.C. & Seattle Pool Loan	S-173
Servicing of the 666 Fifth Avenue Loan	S-175
Compensation and Payment of Expenses	S-177
Modifications, Waivers and Amendments	S-184
The Controlling Class Representative	S-186
Defaulted Mortgage Loans; REO Properties; Purchase Option	S-191
Inspections; Collection of Operating Information	S-193
DESCRIPTION OF THE CERTIFICATES	S-195
General	S-195
The Issuing Entity	S-196
Registration and Denominations	S-196
Certificate Balances and Notional Amounts	S-197
Pass-Through Rates	S-201

Distributions	S-204
Subordination; Allocation of Losses and Certain Expenses	S-219
P&I Advances	S-222
Appraisal Reductions	S-225
Reports to Certificateholders; Available Information	S-227
Assumed Final Distribution Date; Rated Final Distribution Date	S-232
Voting Rights	S-233
Termination	S-233
The Trustee	S-235
YIELD AND MATURITY CONSIDERATIONS	S-237
Yield Considerations	S-237
Weighted Average Life	S-240
Effect of Loan Groups	S-247
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-248
General	S-248
Taxation of the Offered Certificates	S-248
Reporting and Other Administrative Matters	S-249
ERISA CONSIDERATIONS	S-250
LEGAL INVESTMENT	S-253
CERTAIN RELATIONSHIPS AMONG PARTIES	S-254
LEGAL MATTERS	S-254
RATINGS	S-254
INDEX OF DEFINED TERMS	S-256

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is May 11, 2007, with respect to 145 mortgage loans, May 1, 2007, with respect to 36 mortgage loans May 5, 2007, with respect to 1 mortgage loan, May 6, 2007, with respect to 4 mortgage loans, May 7, 2007, with respect to 1 mortgage loan, May 8, 2007, with respect to 1 mortgage loan and May 10, 2007, with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Three (3) mortgage loans, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan, are part of a split loan structure where the companion loan(s) that is part of the split loan structure is pari passu in right of entitlement to payment with the mortgage loan. One (1) mortgage loan, the Five Times Square mortgage loan, is part of a split loan structure where one companion loan is pari passu in right of entitlement to payment with the mortgage loan and one companion loan is subordinate in right of entitlement with respect to the other companion loans. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)		Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life(years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected Moody’s/S&P Rating(3)
Class A-1		$50,915,000	0.871%	30.000%	Fixed	%	3.10	06/07 - 03/12	Aaa/AAA
Class A-2		$663,472,000	11.350%	30.000%	Fixed	%	4.94	03/12 - 05/12	Aaa/AAA
Class A-3		$188,934,000	3.232%	30.000%	Fixed	%	6.90	04/14 - 05/14	Aaa/AAA
Class A-PB		$85,404,000	1.461%	30.000%	Fixed	%	7.26	05/12 - 12/16	Aaa/AAA
Class A-4		$1,025,472,000	17.543%	30.000%	Fixed	%	9.75	12/16 - 03/17	Aaa/AAA
Class A-5(4)		$750,000,000	12.830%	30.000%	Fixed(5)%		9.81	03/17 - 03/17	Aaa/AAA
Class A-1A		$1,327,630,000	22.712%	30.000%	Fixed(5)%		8.99	06/07 - 04/17	Aaa/AAA
Class A-M(4)		$584,547,000	10.000%	20.000%	Fixed(5)%		9.89	04/17 - 04/17	Aaa/AAA
Class A-J(4)		$460,331,000	7.875%	12.125%	Fixed(5)%		9.89	04/17 - 04/17	Aaa/AAA
Class B		$36,534,000	0.625%	11.500%	Fixed(5)%		9.89	04/17 - 04/17	Aa1/AA+
Class C		$73,068,000	1.250%	10.250%	WAC(6)%		9.89	04/17 - 04/17	Aa2/AA
Class D		$73,069,000	1.250%	9.000%	WAC(6)%		9.89	04/17 - 04/17	Aa3/AA−
Class E		$29,227,000	0.500%	8.500%	WAC(7)%		9.89	04/17 - 04/17	A1/A+
Class F		$51,148,000	0.875%	7.625%	WAC(7)%		9.89	04/17 - 04/17	A2/A
Class A-5FL(8)	$	TBD(4)	TBD	30.000%	Floating	LIBOR + %	(9)	(9)	Aaa/AAA(10)
Class A-MFL(8)	$	TBD(4)	TBD	20.000%	Floating	LIBOR + %	(9)	(9)	Aaa/AAA(10)
Class A-JFL(8)	$	TBD(4)	TBD	12.125%	Floating	LIBOR + %	(9)	(9)	Aaa/AAA(10)
Class G		$58,454,000	1.000%	6.625%	WAC(7)%		(9)	(9)	A3/A−
Class H		$80,376,000	1.375%	5.250%	WAC(7)%		(9)	(9)	Baa1/BBB+
Class J		$51,147,000	0.875%	4.375%	WAC(7)%		(9)	(9)	Baa2/BBB
Class K		$65,762,000	1.125%	3.250%	WAC(7)%		(9)	(9)	Baa3/BBB−
Class L		$29,227,000	0.500%	2.750%	Fixed	%	(9)	(9)	Ba1/BB+
Class M		$14,614,000	0.250%	2.500%	Fixed	%	(9)	(9)	Ba2/BB
Class N		$21,921,000	0.375%	2.125%	Fixed	%	(9)	(9)	Ba3/BB–
Class O		$14,614,000	0.250%	1.875%	Fixed	%	(9)	(9)	B1/NR
Class P		$14,613,000	0.250%	1.625%	Fixed	%	(9)	(9)	B2/NR
Class Q		$14,614,000	0.250%	1.375%	Fixed	%	(9)	(9)	B3/NR
Class S		$80,375,231	1.375%	0.000%	Fixed(5)%		(9)	(9)	NR/NR
Class X-P(11)	$	TBD(12)	N/A	N/A	Variable-IO	%	N/A	N/A	Aaa/AAA
Class X-C(11)	$	TBD(12)	N/A	N/A	Variable-IO	%	N/A	N/A	Aaa/AAA
Class X-W(11)	$	TBD(12)	N/A	N/A	Variable-IO	%	N/A	N/A	Aaa/AAA

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.
(3)	By each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The principal allocation between each of the Class A-5 and Class A-5FL certificates, the Class A-M and Class A-MFL certificates and the Class A-J and Class A-JFL certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

(5)	The pass-through rate applicable to each of the Class A-5, Class A-1A, Class A-M, Class A-J, Class B and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.
(6)	The pass-through rate applicable to each of the Class C and Class D certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus % and %, respectively, for the related date.
(7)	The pass-through rate applicable to each of the Class E, Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.
(8)	The certificate balances of the Class A-5FL, Class A-MFL and Class A-JFL certificates will be equal to the certificate balances of the Class A-5FL regular interest, the Class A-MFL regular interest and the Class A-JFL regular interest, respectively. The pass-through rates applicable to the Class A-5FL, Class A-MFL and Class A-JFL certificates on each distribution date will be at a per annum rate equal to LIBOR plus %, LIBOR plus % and LIBOR plus %, respectively. In addition, under certain circumstances the pass-through rates for the Class A-5FL, Class A-MFL and Class A-JFL certificates may convert to a fixed rate equal to %, % and % per annum, respectively. The initial LIBOR will be determined on May 21, 2007, and subsequent LIBORs will be determined two LIBOR business days before the start of the related interest accrual period. The ratings assigned to the Class A-5FL, Class A-MFL and Class A-JFL certificates only reflect the receipt of fixed rate of %, % and % per annum, respectively, subject to a maximum pass-through rate equal to the applicable weighted average net mortgage rate for the related date. See ‘‘RATINGS’’ in this prospectus supplement.
(9)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(10)	The ratings assigned to the Class A-5FL, Class A-MFL and Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate of [ ]%, [ ]% and [ ]% per annum, respectively. See ‘‘RATINGS’’ in this prospectus supplement.
(11)	The Class X-P, Class X-C and Class X-W certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-P, Class X-C and Class X-W certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the respective notional amount of the Class X-P, Class X-C and Class X-W certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-P, Class X-C and Class X-W certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.
(12)	None of the Class X-P certificates, the Class X-C certificates or the Class X-W certificates will have a certificate balance and their respective holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the applicable class of certificates, as described in this prospectus supplement. The interest rate applicable to each of the Class X-P certificates, the Class X-C certificates and the Class X-W certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of May 1, 2007, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the swap counterparty, the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30, under which the Five Times Square whole loan and the Peter Cooper Village & Stuyvesant Town whole loan are serviced and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Barclays Capital Real Estate Inc. is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor, the swap counterparty and is an affiliate of the depositor and one of the underwriters. Barclays Capital Real Estate Inc. is a sponsor and an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	112	$4,136,224,533	70.8%	73.6%	61.1%
Nomura Credit & Capital, Inc.	43	889,016,935	15.2	12.4	24.9
Barclays Capital Real Estate Inc.	34	820,226,763	14.0	14.0	14.0
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, that the Five Times Square whole loan and the Peter Cooper Village & Stuyvesant Town whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30, the Beacon D.C. & Seattle Pool whole loan will be serviced under the pooling and servicing agreement entered into in connection with the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and the 666 Fifth Avenue whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement is Wachovia Bank, National Association. The master servicer under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 is Wells Fargo Bank, N.A. The master servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement with respect to the 666 Fifth Avenue whole loan is Bank of America, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, that the Five Times Square whole loan and the Peter Cooper Village & Stuyvesant Town whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30, the Beacon D.C. & Seattle Pool whole loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. and the 666 Fifth Avenue whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement is CWCapital Asset Management LLC. The special servicer under the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 is expected to be ARCap Special Servicing Inc. The special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is also LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the Five Times Square mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan, the Peter Cooper Village & Stuyvesant Town mortgage loan, the Los Angeles International Jewelry Center mortgage loan, the Lembi Pool mortgage loan, the 611 West 6th Street mortgage loan, the Wynn Palms Apartments mortgage loan, the Quail Creek mortgage loan and the Rancho Vista Apartments mortgage loan), will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Five Times Square mortgage loan, the Los Angeles International Jewelry Center mortgage loan, the Lembi Pool mortgage loan, the 611 West 6th Street mortgage loan, the Wynn Palms Apartments mortgage loan, the Quail Creek mortgage loan and the Rancho Vista Apartments mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to such mortgage loan may appoint or remove the special servicer with respect to the related mortgage loan, subject to certain conditions set forth in the related intercreditor agreement. During the continuance of a control appraisal period with respect to the subordinate companion loan related to any of the Five Times Square mortgage loan, the Los Angeles International Jewelry Center mortgage loan, the Lembi Pool mortgage loan, the 611 West 6th Street mortgage loan, the Wynn Palms Apartments mortgage loan, the Quail Creek mortgage loan and the Rancho Vista Apartments mortgage loan, the controlling class will have the right to replace the special servicer with respect to such mortgage loan. With respect to each of the Five Times Square mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the majority of the controlling class representative, the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 controlling class representative and the controlling class representatives of any other securitizations to a related pari passu companion loan has been contributed, respectively, subject to certain conditions as set forth in the related intercreditor agreement. With respect to the 666 Fifth Avenue mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the holders of the 666 Fifth Avenue mortgage loan and the related pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue whole loan, subject to certain conditions as set forth in the related intercreditor agreement. With respect to the Beacon D.C. & Seattle Pool mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the holders of the Beacon D.C. & Seattle Pool mortgage loan and the related pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the Beacon D.C. & Seattle Pool whole loan, subject to certain conditions set forth in related intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement. The trustee under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement and the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is also Wells Fargo Bank, N.A.

The Swap Counterparty	Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the master servicer, an affiliate of one of the underwriters and an affiliate of the depositor.

The Underwriters	Wachovia Capital Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor and one of the mortgage loan sellers. Barclays Capital Inc. is an affiliate of Barclays Capital Real Estate Inc., which is a sponsor and one of the mortgage loan sellers. See ‘‘RISK FACTORS—The Offered Certificates— Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Barclays Capital Inc. are acting as co-lead managers for this offering. Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer, the swap counterparty and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Barclays Capital Real Estate Inc. originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30. Barclays Capital Real

Estate Inc., a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. LNR Securities Holdings, LLC, the controlling class representative and an affiliate of LNR Partners, Inc., holds a $66,666,667 participation interest in the $200,000,000 mezzanine loan made to the related borrower in connection with the 666 Fifth Avenue mortgage loan, and LNR Partners, Inc. is the servicer of such mezzanine loan. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of May 1, 2007, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans in accordance with the pooling and servicing agreement (other than the Five Times Square whole loan and the Peter Cooper Village & Stuyvesant Town whole loan (each of which will be serviced pursuant to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement), the Beacon D.C. & Seattle Pool whole loan (which will be serviced pursuant to the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement) and the 666 Fifth Avenue whole loan (which will be serviced pursuant to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement)) and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about May 23, 2007.

Cut-Off Date	For 145 mortgage loans, representing 69.1% of the mortgage pool (97 mortgage loans in loan group 1, or 71.0%, and 48 mortgage loans in loan group 2, or 62.6%), May 11, 2007; for 36 mortgage loans, representing 7.9% of the mortgage pool (25 mortgage loans in loan group 1, or 5.4%, and 11 mortgage loans in loan group 2, or 16.6%), May 1, 2007; for 1 mortgage loan, representing 6.8% of the mortgage pool (8.7% of loan group 1), May 5, 2007; for 4 mortgage loans, representing 0.5% of the mortgage pool (2.2% of loan group 2), May 6, 2007; for 1 mortgage loan, representing 7.1% of the mortgage pool (9.2% of loan group 1), May 7, 2007; for 1 mortgage loan, representing 4.2% of the mortgage pool (18.7% of loan group 2), May 8, 2007; and for 1 mortgage loan, representing 4.4% of the mortgage pool (5.8% of loan group 1), May 10, 2007. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in June 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in June 2007.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

THE CERTIFICATES

Offered Certificates	We are offering to you the following 14 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2007-C31 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily properties or mobile home park properties, (ii) 1 mortgage loan that is secured, in part, by multifamily properties and (iii) 2 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 56 mortgage loans that are secured by multifamily properties and (ii) 8 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee, the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 master servicer and the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 master servicer in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2 and (iii)pro rata on the Class X-P, Class X-C and Class X-W certificates from any and all money attributable to the mortgage pool; provided, however if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates as set forth in the immediately preceding priorities, principal, pro rata, on the Class A-5 certificates and the Class A-5FL regular interest, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest, pro rata, on the Class A-M certificates and the Class A-MFL regular interest.

Principal, pro rata, on the Class A-M certificates and the Class A-MFL regular interest, up to the principal distribution amount, until their certificate balances are reduced to zero.

Reimbursement to the Class A-M certificates and the Class A-MFL regular interest, pro rata, for any realized losses and trust fund expenses borne by such certificates or regular interest.

Interest, pro rata, on the Class A-J certificates and the Class A-JFL regular interest.

Principal, pro rata, on the Class A-J certificates and the Class A-JFL regular interest, up to the principal distribution amount, until their certificate balances are reduced to zero.

Reimbursement to the Class A-J certificates and the Class A-JFL regular interest, pro rata, for any realized losses and trust fund expenses borne by such certificates or regular interest.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates and the Class A-MFL and Class A-JFL regular interests have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest. See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-5FL, Class A-MFL and Class A-JFL regular interests will be entitled to receive:

•	for each class of these certificates or the Class A-5FL, Class A-MFL and Class A-JFL regular interests, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates or the Class A-5FL, Class A-MFL and Class A-JFL regular interests immediately prior to that distribution date;

•	plus any interest that this class of certificates or the Class A-5FL, Class A-MFL and Class A-JFL regular interests was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-P, Class X-C and the Class X-W certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-P, Class X-C and the Class X-W certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class X-P Class X-C and Class X-W certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement. Each of the Class X-P, Class X-C and Class X-W certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, the Class Z, Class R-I and Class R-II certificates) and the Class A-5FL, Class A-MFL and Class A-JFL regular interests will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class Z, Class R-I and Class R-II certificates) and the Class A-5FL, Class A-MFL and Class A-JFL regular interests is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-16 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates, the Class A-5FL, Class A-MFL and Class A-JFL regular interests, Class X-P, Class X-C and Class X-W certificates:

•	first, pro rata, to the Class X-P, Class X-C, Class X-W, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates and the Class A-MFL and Class

A-JFL regular interests in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

Holders of the offered certificates may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement. The pass-through rate of the Class A-5FL, Class A-MFL and Class A-JFL regular interests on each distribution date will be a fixed rate of [ ]%, [ ]% and [ ]% per annum, respectively.

The pass-through rates applicable to the Class X-P certificates, the Class X-C certificates and the Class X-W certificates are described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ and the Class A-5FL, Class A-MFL and Class A-JFL regular interests will have certificate balances equal to the certificate balances of the Class A-5FL, Class A-MFL and Class A-JFL certificates, respectively. The certificate balance for each class of certificates and the Class A-5FL, Class A-MFL and Class A-JFL regular interests entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates and the Class A-5FL, Class A-MFL and Class A-JFL regular interests may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-P, Class X-C and Class X-W certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates and regular interest entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates or regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates or regular interests with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement;

•	generally, no class of certificates or regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates, or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class

A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-5FL, Class A-MFL and Class A-JFL certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-5FL, Class A-MFL and Class A-JFL regular interests, respectively.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the Class A-5FL regular interest, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, none of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 or Class A-1A certificates and the Class A-5FL regular interest will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 or Class A-1A certificates and the Class A-5FL regular interest. The certificate balance of a class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) or the Class A-5FL Class A-MFL or Class A-JFL regular interests will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or the Class A-5FL, Class A-MFL or Class A-JFL regular interests on that distribution date. In addition, while mortgage loan losses will not be directly allocated to the Class A-5FL, Class A-MFL or the A-JFL certificates, mortgage loan losses may be allocated to the Class A-5FL, Class A-MFL or Class A-JFL regular interests in reduction of the certificate balance of the Class A-5FL, Class A-MFL or Class A-JFL regular interests, respectively, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-5FL, Class A-MFL or Class A-JFL regular interests will result in a corresponding decrease in the certificate balance of the Class A-5FL, Class A-MFL or Class A-JFL certificates, respectively, and any interest shortfalls suffered by the Class A-5FL, Class A-MFL or Class A-JFL regular interests will reduce the amount of interest distributed on the Class A-5FL, Class A-MFL or Class A-JFL certificates, respectively, to the extent described in this prospectus supplement.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) and the Class A-5FL, Class A-MFL or Class A-JFL regular interests that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$50,915,000	0.871%	9
Class A-2	$663,472,000	11.350%	9
Class A-3	$188,934,000	3.232%	9
Class A-PB	$85,404,000	1.461%	9
Class A-4	$1,025,472,000	17.543%	9
Class A-5	$750,000,000	12.830%	9
Class A-5FL*	TBD	TBD	9
Class A-1A	$1,327,630,000	22.712%	9
Class A-M	$584,547,000	10.000%	8
Class A-MFL*	TBD	TBD	8
Class A-J	$460,331,000	7.875%	7
Class A-JFL*	TBD	TBD	7
Class B	$36,534,000	0.625%	6
Class C	$73,068,000	1.250%	5
Class D	$73,069,000	1.250%	4
Class E	$29,227,000	0.500%	3
Class F	$51,148,000	0.875%	2
Non-offered certificates (excluding the Class A-5FL, Class A-MFL, Class A-JFL, Class X-P, Class X-C, Class X-W, Class R-I, Class R-II and Class Z certificates)	$445,717,231	7.625%	1

*	The Class A-5FL, Class A-MFL and Class A-JFL certificates are not offered hereby.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL certificates) or the Class A-5FL, Class A-MFL and Class A-JFL regular interests will result in a corresponding reduction in the notional amount of the Class X-C and Class X-W certificates and, with respect to the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates and the Class A-5FL, Class A-MFL and Class A-JFL regular interests and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class A-5FL, Class A-MFL,

Class A-JFL, Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates), and the Class A-5FL, Class A-MFL and Class A-JFL regular interests and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2007-C31 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02259% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.35% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, with a minimum monthly fee of $4,000 for each specially serviced mortgage loan or each REO mortgage loan, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00038% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS — Compensation and Payment of Expenses’’ in this prospectus supplement. With respect to the Five Times Square mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 are each generally entitled to payment of similar fees and expenses described in this section. With respect to the 666 Fifth Avenue mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 are each generally entitled to payment of similar fees and expenses described in this section. With respect to the Beacon D.C. & Seattle Pool mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital I Trust 2007-IQ14 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates, the Class A-5FL, Class A-MFL and Class A-JFL regular interests and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates, the Class A-5FL, Class A-MFL and Class A-JFL regular interests and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates or the Class A-5FL, Class A-MFL or Class A-JFL regular interests over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates or the Class A-5FL, Class A-MFL or Class A-JFL regular interests on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or the Class A-5FL, Class A-MFL or Class A-JFL regular interests) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charge distributable in respect of the Class A-5FL, Class A-MFL and Class A-JFL regular interests will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect or if there is a continuing payment default related to the swap contract, any prepayment premium and yield maintenance charges allocable to the Class A-5FL, Class A-MFL and Class A-JFL regular interests will be paid to the holders of the Class A-5FL, Class A-MFL or Class A-JFL certificates, respectively.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class X-P, Class X-C and Class X-W certificates as described in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

The ‘‘discount rate’’ applicable to any class of offered certificates, the Class A-5FL, Class A-MFL and Class A-JFL regular interest and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x [ ]% = [ ]%
8% − 5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-C
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x [ ]% = [ ]%
8% − 5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-W
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x [ ]% = [ ]%
8% − 5%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. To the extent set forth in the pooling and servicing agreement, any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-5FL, Class A-MFL or Class A-JFL certificates or advance for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Five Times Square mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan or the Peter Cooper Village & Stuyvesant Town mortgage loan) becomes a defaulted mortgage loan, the special servicer and the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have, except as described below, the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. With respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the certificateholder described above, subject to the same circumstances described above, shall have the option to purchase the defaulted mortgage loan from the trust fund so long as it also purchases each related pari passu companion loan. In the event such certificateholder does not exercise its purchase option within a certain specified period, the holders of the related pari passu companion loans will each have the option to purchase the Peter Cooper Village & Stuyvesant Town mortgage loan so long as that holder also purchases each related pari passu companion loan, each in accordance with the related intercreditor agreement. In the event no holder of a related pari passu companion loan exercises its purchase option, then the holder of the most subordinate class of sequential pay certificates shall then have the option to purchase just the portion of the Peter Cooper Village & Stuyvesant Town whole loan included in the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

In addition, with respect to certain of the mortgage loans which are part of a split loan structure that includes one or more subordinate companion loans, the related intercreditor agreement entitles the holder(s) of the related subordinate companion loan to purchase the mortgage loan from the trust fund following a default under the related whole loan. SEE ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’.

Reimbursement Entitlement of Servicer of the Wachovia 2007-C30 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to each of the Five Times Square mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan. In the event principal and interest payments related to each of the Five Times Square mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the Morgan Stanley 2007-IQ14 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 trust fund are each entitled to reimbursement of a pro rata share of servicing advances made with respect to the Beacon D.C. & Seattle Pool whole loan (based on the principal balance of the Beacon D.C. & Seattle Pool mortgage loan to the aggregate principal balance of the Beacon D.C. & Seattle Pool whole loan). In the event collections related to the Beacon D.C. & Seattle Pool mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the GECMC 2007-C1 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 trust fund are each entitled to reimbursement of a pro rata share of servicing advances made with respect to the 666 Fifth Avenue whole loan (based on the principal balance of the 666 Fifth Avenue mortgage loan to the aggregate principal balance of the 666 Fifth Avenue whole loan). In the event collections related to the 666 Fifth Avenue mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-5FL, Class A-MFL and Class A-JFL regular interests have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the offered certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I and the Class R-II certificates will represent the residual interests in REMIC II. The Class A-5FL, Class A-MFL and Class A-JFL certificates will each represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for United States federal income tax purposes. That portion of each grantor trust will include the Class A-5FL, Class A-MFL or Class A-JFL regular interests, respectively, the applicable floating rate account and the swap contract. The Class A-5FL, Class A-MFL and Class A-JFL certificates are not being offered by this prospectus supplement.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as part of a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the [offered] certificates will be treated as having been issued at a [premium] and that the [ ] certificates will be treated as having been issued with [a de minimis amount of] original issue discount for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2

Class A-3 Class A-PB Class A-4 Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

Class	Expected Rating from Moody’s/S&P
Class A-1	Aaa/AAA
Class A-2	Aaa/AAA
Class A-3	Aaa/AAA
Class A-PB	Aaa/AAA
Class A-4	Aaa/AAA
Class A-5	Aaa/AAA
Class A-1A	Aaa/AAA
Class A-M	Aaa/AAA
Class A-J	Aaa/AAA
Class B	Aa1/AA+
Class C	Aa2/AA
Class D	Aa3/AA−
Class E	A1/A+
Class F	A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad, loan-to-value ratios and debt service coverage ratios) with respect to the 9 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan or future pari passu companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans(1)	Loan Group 1	Loan Group 2(1)
Number of Mortgage Loans	189	125	64
Number of Crossed Loan Pools	3	2	1
Number of Mortgaged Properties	266	201	65
Aggregate Balance of all Mortgage Loans	$5,845,468,231	$4,517,838,123	$1,327,630,108
Number of Mortgage Loans with Balloon Payments(2)	80	59	21
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$1,466,585,649	$1,224,521,814	$242,063,836
Number of Mortgage Loans with Anticipated Repayment Date(3)	4	4	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$212,876,601	$212,876,601	$0
Number of Interest-Only Mortgage Loans(4)	105	62	43
Aggregate Balance of Interest-Only Mortgage Loans(4)	$4,166,005,981	$3,080,439,708	$1,085,566,273
Average Balance of Mortgage Loans	$30,928,403	$36,142,705	$20,744,220
Minimum Balance of Mortgage Loans	$1,373,683	$1,605,000	$1,373,683
Maximum Balance of Mortgage Loans	$536,000,000	$536,000,00	$247,727,273
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$130,000,000 (5)	$130,000,000 (5)	$23,750,000 (6)
Weighted Average LTV ratio(7)(8)	74.0%	74.6%	71.9%
Minimum LTV ratio(7)(8)	40.0%	40.0%	55.6%
Maximum LTV ratio(7)(8)	90.0%	90.0%	82.4%

	All Mortgage Loans(1)	Loan Group 1	Loan Group 2(1)
Weighted Average LTV at Maturity or Anticipated Repayment Date(7)(8)	72.0%	72.4%	70.7%
Weighted Average DSCR(8)	1.34x	1.33x	1.38x
Minimum DSCR(8)	0.65x	0.65x	1.03x
Maximum DSCR(8)	2.66x	2.66x	1.82x
Weighted Average Mortgage Loan interest rate(9)	5.802%	5.781%	5.871%
Minimum Mortgage Loan interest rate	5.280%	5.423%	5.280%
Maximum Mortgage Loan interest rate	6.730%	6.730%	6.590%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	108	108	109
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	47	47	57
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	120	120	120
Weighted Average Occupancy Rate(10)	95.5%	96.1%	93.9%

(1)	With respect to 1 mortgage loan (loan number 5), the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. For purposes of these numbers it has been assumed that such future debt is not advanced. For a description of the debt service coverage ratios and loan-to-value ratios, see ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.
(2)	Does not include mortgage loans with anticipated repayment dates or mortgage loans that are interest-only for their entire term.
(3)	Does not include mortgage loans that are interest-only for their entire term.
(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.
(5)	Consists of a group of 5 individual mortgage loans (loan numbers 26, 42, 43, 66 and 93).
(6)	Consists of a group of 3 individual mortgage loans (loan numbers 112, 117 and 132).
(7)	For a description of how the loan to value ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.
(8)	Certain of the mortgage loans have loan to value ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have loan to value ratios or debt service coverage ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.
(9)	The interest rate with respect to 1 mortgage loan (loan number 82) may vary during the term of the related mortgage loan. For purposes of the table above as well as calculations throughout this prospectus supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related mortgage loan. See

‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.
(10)	Does not include 33 hospitality properties, representing, by allocated loan amount, 17.0% of the mortgage pool (22.0% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy and/or commenced paying rent.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	61	$2,181,242,000	37.3%	48.3%	0.0%
Multifamily	84	1,392,419,145	23.8	2.6	96.0
Hospitality	33	995,641,187	17.0	22.0	0.0
Retail	39	800,497,855	13.7	17.7	0.0
Retail − Anchored	19	686,590,673	11.7	15.2	0.0
Retail − Single Tenant	7	56,347,732	1.0	1.2	0.0
Retail − Shadow Anchored(2)	7	35,622,169	0.6	0.8	0.0
Retail − Unanchored	6	21,937,281	0.4	0.5	0.0
Mixed Use	11	211,813,000	3.6	4.7	0.0
Industrial	19	139,456,888	2.4	3.1	0.0
Mobile Home Park	10	76,743,683	1.3	0.5	4.0
Self Storage	7	29,077,436	0.5	0.6	0.0
Special Purpose	1	12,177,038	0.2	0.3	0.0
Land	1	6,400,000	0.1	0.1	0.0
Total	266	$5,845,468,231	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property that is not part of the mortgaged property.

Mortgaged Properties by Property Type

*	One mortgaged property is improved by a two-story, 125,000 square-foot office building; however, the improvements are not part of the collateral for the related mortgage loan.

Geographic Concentrations	The mortgaged properties are located throughout 35 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	13	$1,383,080,331	23.7%
CA	59	763,089,000	13.1
Southern(2)	20	477,680,000	8.2
Northern(2)	39	285,409,000	4.9
FL	14	487,708,042	8.3
TX	26	408,835,551	7.0
VA	19	348,758,947	6.0
Other	135	2,453,996,361	42.0
Total	266	$5,845,468,231	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 1 Balance
NY	10	$1,056,353,058	23.4%
CA	50	596,779,000	13.2
Southern(2)	14	337,720,000	7.5
Northern(2)	36	259,059,000	5.7
FL	12	455,758,042	10.1
MA	12	260,700,000	5.8
NH	1	260,000,000	5.8
DC	8	249,099,378	5.5
TX	14	228,201,551	5.1
Other	94	1,410,947,094	31.2
Total	201	$4,517,838,123	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Group 2 Balance	Percentage of Cut-Off Date Group 2 Balance
NY	3	$326,727,273	24.6%
TX	12	180,634,000	13.6
CA	9	166,310,000	12.5
Southern(2)	6	139,960,000	10.5
Northern(2)	3	26,350,000	2.0
VA	5	127,460,000	9.6
Other	36	526,498,836	39.7
Total	65	$1,327,630,108	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 36 mortgage loans, representing 7.9% of the mortgage pool (25 mortgage loans in loan group 1, or 5.4%, and 11 mortgage loans in loan group 2, or 16.6%), which are due on the 1st day of the month, payments on 1 mortgage loan, representing 6.8% of the mortgage pool (8.7% of loan group 1), which are due on the 5th day of the month, payments on 4 mortgage loans, representing 0.5% of the mortgage pool (2.2% of loan group 2), which are due on the 6th day of the month, payments on 1 mortgage loan, representing 7.1% of the mortgage pool (9.2% of loan group 1), which are due on the 7th day of the month, payments on 1 mortgage loan, representing 4.2% of the mortgage pool (18.7% of loan group 2), which are due on the 8th day of the month, and payments on 1 mortgage loan, representing 4.4% of the mortgage pool (5.8% of loan group 1), which are due on the 10th day of the month. No mortgage loan has a grace period that extends beyond the 11th day of any calendar month other than 5 mortgage loans representing 2.2% of the mortgage pool (2.9% of loan group 1), which each have a twice-per-year grace period that may extend until the 16th day of any calendar month and 1 mortgage loan representing 0.1% of the mortgage pool (0.1% of loan group 1), which has a monthly grace period that may extend until the 16th day of any calendar month.

•	As of the cut-off date, 184 of the mortgage loans, representing 98.2% of the mortgage pool (120 mortgage loans in loan group 1 or 97.7% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 5 mortgage loans, representing 1.8% of the mortgage pool (2.3% of loan group 1) accrue interest on a 30/360 basis. 53 of the mortgage loans, representing 21.5% of the mortgage pool (37 mortgage loans in loan group 1 or 23.6% and 16 mortgage loans in loan group 2 or 14.6%), have periods during which only interest is due and periods in which principal and interest are due. 105 of the mortgage loans, representing 71.3% of the mortgage pool (62 mortgage loans in loan group 1 or 68.2% and 43 mortgage loans in loan group 2 or 81.8%), provide that only interest is due until maturity or the anticipated repayment date. Thirty-one (31) mortgage loans, representing 7.2% of the mortgage pool (26 mortgage loans in loan group 1 or 8.3% and 5 mortgage loans in loan group 2 or 3.7%), provide that both principal and interest are due prior to and until maturity.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1,373,683 − 2,000,000	4	$6,089,227	0.1%	0.0%	0.3%
2,000,001 − 3,000,000	4	9,997,436	0.2	0.2	0.2
3,000,001 − 4,000,000	14	48,542,169	0.8	0.9	0.5
4,000,001 − 5,000,000	12	54,192,575	0.9	0.9	1.0
5,000,001 − 6,000,000	15	84,091,733	1.4	1.5	1.3
6,000,001 − 7,000,000	10	64,135,297	1.1	1.3	0.5
7,000,001 − 8,000,000	10	74,646,551	1.3	1.2	1.7
8,000,001 − 9,000,000	11	93,736,000	1.6	0.8	4.5
9,000,001 − 10,000,000	4	38,100,000	0.7	0.2	2.1
10,000,001 − 15,000,000	22	279,585,038	4.8	2.6	12.2
15,000,001 − 20,000,000	22	380,721,000	6.5	6.1	7.9
20,000,001 − 25,000,000	13	290,480,000	5.0	3.0	11.7
25,000,001 − 30,000,000	9	244,571,119	4.2	4.1	4.4
30,000,001 − 35,000,000	5	157,200,000	2.7	1.4	7.1
35,000,001 − 40,000,000	8	297,099,699	5.1	5.0	5.4
40,000,001 − 45,000,000	1	41,480,000	0.7	0.9	0.0
45,000,001 − 50,000,000	5	236,106,369	4.0	3.2	7.1
50,000,001 − 55,000,000	2	102,300,000	1.8	2.3	0.0
55,000,001 − 60,000,000	1	56,500,000	1.0	1.3	0.0
65,000,001 − 70,000,000	1	69,675,000	1.2	1.5	0.0
75,000,001 − 80,000,000	2	159,000,000	2.7	1.8	6.0
90,000,001 − 100,000,000	1	98,000,000	1.7	0.0	7.4
100,000,001 − 150,000,000	6	730,734,000	12.5	16.2	0.0
150,000,001 − 200,000,000	2	375,757,745	6.4	8.3	0.0
200,000,001 − 300,000,000	2	507,727,273	8.7	5.8	18.7
300,000,001 − 400,000,000	1	395,000,000	6.8	8.7	0.0
400,000,001 − 500,000,000	1	414,000,000	7.1	9.2	0.0
500,000,001 − 536,000,000	1	536,000,000	9.2	11.9	0.0
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

Range of Mortgage Rates*

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.280 − 5.500	21	$938,006,369	16.0%	17.5%	11.1%
5.501 − 5.750	72	2,184,934,235	37.4	37.5	37.0
5.751 − 6.000	70	1,695,845,469	29.0	29.8	26.3
6.001 − 6.250	17	205,323,301	3.5	3.0	5.4
6.251 − 6.500	6	784,977,273	13.4	11.7	19.4
6.501 − 6.730	3	36,381,585	0.6	0.6	0.8
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

*	The interest rate with respect to 1 mortgage loan (loan number 82), representing 0.3% of the Cut-off Date Pool Balance (0.3% of loan group 1) may vary during the term of the related mortgage loan. For purposes of the table, above as well as calculations throughout this prospectus supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related mortgage loan to be the average mortgage rate over the term of the related mortgage loan. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0.65 − 0.99	1	$13,140,000	0.2%	0.3%	0.0%
1.00 − 1.04	3	91,200,000	1.6	1.2	2.7
1.05 − 1.09	2	213,257,745	3.6	4.7	0.0
1.10 − 1.14	4	567,980,000	9.7	11.9	2.4
1.15 − 1.19	12	231,650,000	4.0	3.1	6.8
1.20 − 1.24	44	921,575,774	15.8	14.2	20.9
1.25 − 1.29	22	656,533,168	11.2	12.3	7.7
1.30 − 1.34	21	562,724,285	9.6	9.7	9.5
1.35 − 1.39	24	717,717,500	12.3	11.1	16.2
1.40 − 1.44	17	321,395,000	5.5	4.8	8.0
1.45 − 1.49	7	574,509,967	9.8	12.2	1.8
1.50 − 1.54	9	379,016,027	6.5	8.0	1.2
1.55 − 1.59	2	133,666,000	2.3	3.0	0.0
1.60 − 1.64	4	27,315,544	0.5	0.2	1.4
1.65 − 1.69	2	14,016,800	0.2	0.3	0.0
1.70 − 1.74	2	262,677,273	4.5	0.0	19.8
1.75 − 1.79	1	5,841,441	0.1	0.1	0.0
1.80 − 1.84	1	20,000,000	0.3	0.0	1.5
1.85 − 1.89	1	39,000,000	0.7	0.9	0.0
1.90 − 1.94	2	7,927,839	0.1	0.2	0.0
2.00 − 2.04	2	9,637,500	0.2	0.2	0.0
2.20 − 2.24	2	49,786,369	0.9	1.1	0.0
2.30 − 2.66	4	24,900,000	0.4	0.6	0.0
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect debt service coverage ratios that have been adjusted to take into account certain cash reserves, holdback amounts or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement. For purposes of determining the debt service coverage ratio for 1 mortgage loan (loan number 5), representing approximately 4.2% of the mortgage pool (18.7% of loan group 2), the underwritten net cash flow used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Related to Net Cash Flow’’ in this prospectus supplement and the description of the Peter Cooper Village and Stuyvesant Town mortgage loan in Annex D to this prospectus supplement.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0.00 − 40.00	3	$11,000,000	0.2%	0.2%	0.0%
40.01 − 50.00	5	107,700,000	1.8	2.4	0.0
50.01 − 55.00	3	27,437,500	0.5	0.6	0.0
55.01 − 60.00	9	411,958,066	7.0	3.6	18.8
60.01 − 65.00	11	500,531,571	8.6	9.4	5.7
65.01 − 70.00	17	358,143,450	6.1	3.8	14.1
70.01 − 75.00	33	837,480,445	14.3	14.6	13.3
75.01 − 80.00	99	2,998,858,454	51.3	55.3	37.7
80.01 − 85.00	7	519,258,745	8.9	8.4	10.4
85.01 − 90.00	2	73,100,000	1.3	1.6	0.0
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect loan to value ratios that have been calculated on an ‘‘as stabilized:’’ basis, or that have loan to value ratios that have been adjusted to take into account certain cash reserves, holdback amounts or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
47 – 60	29	$844,407,022	14.4%	15.0%	12.7%
61 – 84	5	268,487,745	4.6	4.7	4.2
109 – 120	155	4,732,573,465	81.0	80.3	83.1
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non-Amortizing	99	$4,063,746,981	69.5%	66.9%	78.6%
Interest-Only, Amortizing Balloon*	53	1,258,089,500	21.5	23.6	14.6
Amortizing ARD	4	212,876,601	3.6	4.7	0.0
Amortizing Balloon	27	208,496,149	3.6	3.5	3.7
Interest-Only, ARD	6	102,259,000	1.7	1.3	3.2
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 96 months with respect to loan group 1 and a period of 24 to 84 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non-Amortizing	105	$4,166,005,981	71.3%	68.2%	81.8%
Partial Interest-Only Amortizing	53	1,258,089,500	21.5	23.6	14.6
1 - 12	3	104,900,000	1.8	2.3	0.0
13 - 24	8	77,365,000	1.3	1.5	0.6
25 - 36	8	98,008,000	1.7	1.2	3.1
37 - 48	1	3,500,000	0.1	0.1	0.0
49 - 60	30	897,516,500	15.4	17.5	8.1
73 - 84	2	51,300,000	0.9	0.3	2.7
85 - 96	1	25,500,000	0.4	0.6	0.0
Amortizing – No Partial Interest-Only Period	31	421,372,751	7.2	8.3	3.7
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Provision(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Lockout/Defeasance/Open	136	$4,462,996,129	76.3%	77.6%	72.2%
Lockout/Yield Maintenance/Open	31	625,180,421	10.7	8.2	19.1
Yield Maintenance/Defeasance or Yield Maintenance/Open	6	434,000,000	7.4	9.6	0.0
Lockout/Defeasance or Yield Maintenance/Open	5	128,000,000	2.2	2.8	0.0
Lockout/Defeasance/Prepayment Premium/Open	3	72,960,000	1.2	0.0	5.5
Lockout/Defeasance/Defeasance or Yield Maintenance/Open	3	48,500,000	0.8	1.1	0.0
Yield Maintenance/Open	3	41,671,682	0.7	0.2	2.4
Yield Maintenance/Defeasance/Open	1	21,000,000	0.4	0.5	0.0
Lockout/Prepayment Premium/Open	1	11,160,000	0.2	0.0	0.8
Total	189	$5,845,468,231	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.
(2)	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred fifty-four (154) of the mortgage loans included in the trust fund as of the cut-off date, representing 88.4% of the mortgage pool (105 mortgage loans in loan group 1 or 91.5% and 49 mortgage loans in loan group 2 or 77.7%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out or yield maintenance periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan (or on a prepayment date thereafter that is prior to the scheduled maturity date), and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross-collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Five Times Square mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan in the immediately following table, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table is based on the aggregate combined principal balance or combined debt service, as the case may be, and the pari passu companion loan (but not any related subordinate companion loan) and with respect to each mortgage loan with a related subordinate companion loan, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan to value ratio set forth in such table excludes any such subordinate companion loans. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement and Annex D to this prospectus supplement.

Twenty Largest Mortgage Loans by Cut-Off Date Balance

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Room(1)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Five Times Square	Wachovia	1/1	1	$536,000,000	9.2%	11.9%	Office — CBD	$973	1.11x	80.0%	80.0%	5.423%
Beacon D.C. & Seattle Pool	Wachovia	1/20	1	414,000,000	7.1	9.2%	Various	$274	1.27x	78.7%	78.7%	5.797%
666 Fifth Avenue(3)	BCRE	1/1	1	395,000,000	6.8	8.7%	Office — CBD	$836	1.46x	60.8%	60.8%	6.353%
Mall at Rockingham Park	Nomura	1/1	1	260,000,000	4.4	5.8%	Retail — Anchored	$681	1.34x	73.5%	73.5%	5.610%
Peter Cooper Village & Stuyvesant Town Pool(4)	Wachovia	1/2	2	247,727,273	4.2	18.7%	Multifamily — Conventional	$267,213	1.73x	55.6%	55.6%	6.434%
Hyatt Regency Grand Cypress	Wachovia	1/1	1	199,757,745	3.4	4.4%	Hospitality — Full Service	$266,344	1.05x	81.5%	72.0%	5.710%
Boston Marriott Long Wharf	Wachovia	1/1	1	176,000,000	3.0	3.9%	Hospitality — Full Service	$437,811	1.50x	75.9%	75.9%	5.580%
East Gate Portfolio	Wachovia	5/5	1	130,000,000	2.2	2.9%	Retail — Various	$253	1.21x	79.8%	79.8%	5.480%
Ashford Hospitality Pool 3	Wachovia	1/2	1	128,408,000	2.2	2.8%	Hospitality — Limited Service	$196,043	1.47x	76.4%	71.5%	5.952%
Ashford Hospitality Pool 2	Wachovia	1/7	1	126,466,000	2.2	2.8%	Hospitality — Various	$111,228	1.57x	80.2%	75.0%	5.952%
		14/41		$2,613,359,018	44.7%				1.33x	73.6%	72.3%	5.824%
Los Angeles International Jewelry Center	Wachovia	1/1	1	$124,400,000	2.1%	2.8%	Mixed Use — Office/Retail	$336	1.20x	80.0%	74.4%	5.602%
Lembi Pool	Nomura	1/29	1	122,500,000	2.1	2.7%	Various	(5)	1.42x	71.5%	71.5%	6.470%
Ashford Hospitality Pool 1	Wachovia	1/5	1	115,600,000	2.0	2.6%	Hospitality — Limited Service	$127,735	1.54x	79.5%	74.3%	5.952%
Osprey Pool	Wachovia	1/2	1	113,360,000	1.9	2.5%	Office — CBD	$157	1.35x	80.0%	80.0%	5.610%
Gravely Portfolio	Wachovia	3/3	1	106,500,000	1.8	2.4%	Office — CBD	$340	1.23x	74.8%	74.8%	5.650%
City Heights Apartment Homes	Wachovia	1/1	2	98,000,000	1.7	7.4%	Multifamily — Conventional	$142,649	1.20x	81.7%	81.7%	5.650%
Ponte Vedra Inn & Club	Wachovia	1/1	1	80,000,000	1.4	1.8%	Hospitality — Full Service	$321,285	1.37x	50.0%	43.2%	5.830%
Clinton Manor(6)	BCRE	1/1	2	79,000,000	1.4	6.0%	Multifamily — Conventional	$327,801	1.32x	69.8%	69.8%	5.500%
Southern Palm Crossing Shopping Center	Wachovia	1/1	1	69,675,000	1.2	1.5%	Retail — Anchored	$201	1.24x	80.0%	80.0%	5.910%
635 Madison Avenue	Wachovia	1/1	1	56,500,000	1.0	1.3%	Office — Medical	$393	1.36x	58.8%	58.8%	5.600%
		12/45		$965,535,000	16.5%				1.33x	73.9%	72.0%	5.798%

		26/86		$3,578,894,018	61.2%				1.33x	73.7%	72.3%	5.817%

(1)	The Five Times Square mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan are part of split loan structures that include one or more pari passu companion loans that are not included in the trust fund. With respect to each mortgage loan, unless otherwise specified, the calculations of loan to value ratios, debt service coverage ratios and cut-off date balances per square foot/unit are based on the aggregate indebtedness of or debt service on, as applicable, the mortgage loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the mortgage loans reflect loan to value ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have loan to value ratios or debt service coverage ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.
(3)	The underwritten net cash flow used to calculate the debt service coverage ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the debt service coverage ratio will be negatively affected. The ‘‘as-is’’ debt service coverage ratio calculated based on the rent roll dated January 11, 2007, including rent steps through 2007, is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.
(4)	The underwritten net cash flow used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratio for the related mortgaged property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.
(5)	The Lembi Pool mortgage loan is secured by 27 multifamily properties with a retail component and 2 retail properties. Based on the allocated cut-off date balance for each individual mortgaged property, the combined loan balance per unit for all of the multifamily properties is $193,365 and the combined loan balance per square foot for all of the retail properties is $398.
(6)	The debt service coverage ratio is based on underwritten cash flows that were derived based on certain assumptions, including a projected increase in the Housing Assistance Program (‘‘HAP’’) contract rents as of January 2008. The ‘‘as-is’’ debt service coverage ratio calculated based on the current HAP contract in place as of January 2007 is 1.28x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Co-Lender Loans	Eleven (11) mortgage loans to be included in the trust fund, representing approximately 33.6% of the mortgage pool as of the cut-off date (7 mortgage loans in loan group 1 or 37.0% and 4 mortgage loans in loan group 2 or 22.4%), are, in each case, evidenced by one of two or more notes which are secured by one or more mortgaged real properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

Three (3) mortgage loans, the 666 Fifth Avenue mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, and the Peter Cooper Village & Stuyvesant Town mortgage loan, are part of split loan structures where one or more companion loans are part of the applicable split loan structure and are pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the Five Times Square mortgage loan (loan number 1), is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. The remaining co-lender loans (loan numbers 10, 11, 21, 40, 44, 103 and 108) are part of split loan structures in which the related companion loan(s) is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreement for each of the Five Times Square mortgage loan, the Beacon D.C. & Seattle Pool mortgage loan, the 666 Fifth Avenue mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan generally allocates collections in respect of each whole loan to the related mortgage loan and its related pari passu companion loan(s), on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes one or more subordinate companion loans generally allocate collections in respect of that mortgage loan and its related subordinate companion loan(s), first, to the related mortgage loan, up to amounts due and payable thereon and then to the related subordinate companion loan(s) up to amounts due and payable thereon. However, prepayments will generally be allocated on a pro rata basis prior to default. No companion loan is included in the trust fund. No subordinate companion loan will bear losses or provide credit support in respect of unrelated mortgage loans.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Five Times Square mortgage loan, the 666 Fifth Avenue mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan and their respective pari passu companion loans, and, in the case of the Five Times Square mortgage loan, its subordinate companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The Five Times Square mortgage loan and the Peter Cooper Village & Stuyvesant Town mortgage loan and their related companion loan(s) are each being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30. The master servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement is CWCapital Asset Management LLC. The terms of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ in this prospectus supplement.

The Beacon D.C. & Seattle Pool mortgage loan and its companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. The master servicer under the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is Wells Fargo Bank, N.A., the special servicer under the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is ARCap Special Servicing Inc. and the trustee under the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement is LaSalle Bank, National Association. The terms of the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement.

The 666 Fifth Avenue mortgage loan and its related companion loans are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement with respect to these loans is Bank of America, National Association and the special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is LNR Partners, Inc. The terms of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement.

In addition, with respect to 1 mortgage loan, the Peter Cooper Village & Stuyvesant Town mortgage loan (loan number 5), the related mortgage loan documents permit the related borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and subordinate mezzanine debt secured by a pledge of ownership interests in the related borrower at any time between November 2011 and May 2013. No future pari passu companion loans will be included in the trust fund.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

In addition, with respect to 1 mortgage loan (loan number 2), representing 7.1% of the mortgage pool (9.2 % of loan group 1), the collateral for the mortgage loan includes both real property secured by mortgage instruments and certain other non-mortgage assets (including pledges of cash flow interests in certain real properties and pledges of equity interests in entities that own certain real property). In the event of a default by the underlying borrowers, the trust fund will only be permitted to foreclose on the mortgaged assets and will not be permitted to foreclose on the non-mortgage assets. This limitation reduces the potential for realization on the value of the underlying collateral for the mortgage loan and may result in an insufficiency of collateral to satisfy the outstanding loan amount. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full

(except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

With respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), under certain circumstances, including satisfaction of debt service reserve and loan-to-value tests, the related borrower is permitted to release a portion or portions of the mortgaged property in connection with a development rights release. In such an event, amounts paid by the related borrower will be applied pro rata among the mortgage loan and related mezzanine loans.

With respect to 1 mortgage loan (loan number 74), representing approximately 0.3% of the mortgage pool (1.3% in loan group 2), the related borrower is required pursuant to the mortgage to deposit the proceeds from each sale of its co-op membership certificates with the lender’s designated loan servicer during the term of the loan. Such proceeds shall be used to fund a membership certificate proceeds reserve, which shall be held by the lender as additional security for the loan. Beginning on April 11, 2008, 50% of the funds in the certificate reserve (with the first $1,500,000.00 being exempt) shall be applied annually to partially prepay the related mortgage loan with no prepayment fee or premium, so long as the prepayments do not exceed 10% of the balance of the related mortgage loan over the life thereof. Any prepayments in excess of 10% of the balance of the related mortgage loan over the life thereof shall be subject to a yield maintenance fee pursuant to the related mortgage instrument.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates and the A-5FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates and the Class A-5FL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer generally will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

With respect to 1 mortgage loan (loan number 25), representing 0.8% of the mortgage pool (1.0% of loan group 1), the borrower as purchaser and the seller of the related mortgaged property entered into a purchase price earnout agreement pursuant to which the maximum payable earnout amount is $10,737,814. The maximum payable earnout amount shall be proportionately paid to the seller when and if certain rental achievements of certain vacant space are met. Under the terms of the loan agreement, in the event that the total amount of the earnout is not paid to the seller within the earlier of 24 months of closing or 3 months after the specified period in the purchase contract, then borrower shall as a mandatory prepayment, partially prepay the Note in a principal amount equal to 59% of the maximum payable earnout amount then remaining unpaid, plus the applicable prepayment consideration and the accrued interest amounts specified in the underlying mortgage loan documents.

With respect to 1 mortgage loan (loan number 74), representing 0.3% of the mortgage pool (1.3% of loan group 2), the lender has determined that the underwritten income from the related mortgaged property is dependent upon a monthly rental increase from the related borrower’s tenants. Therefore, the lender has required the related borrower to establish a rental increase reserve with an initial deposit of $88,800.00, which represents the difference between the current rents at the related mortgaged property and the proposed rents for a period of 18 months. All funds in the rental increase reserve shall be released to the related borrower when the debt service coverage ratio generated by the related mortgaged property is at least 1.10x for one month, and other performance tests have been met under the related mortgage instrument. Interest shall accrue for the benefit of the related borrower, and no replenishment requirements shall apply.

In the case of one mortgage loan (loan number 112), representing 0.1% of the mortgage pool (0.7% of loan group 2), in the event that, within 10 years of origination, the related mortgaged property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $270,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan to value ratios used in this prospectus supplement, the $270,000 earnout was netted out from the original principal balance of such mortgage loan.

In the case of one mortgage loan (loan number 117), representing 0.1% of the mortgage pool (0.6% of loan group 2), in the event that, within 10 years of origination, the related mortgaged property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $610,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan to value ratios used in this prospectus supplement, the $610,000 earnout was netted out from the original principal balance of such mortgage loan.

In the case of one mortgage loan (loan number 132), representing 0.1% of the mortgage pool (0.5% of loan group 2), in the event that, within 10 years of origination, the related mortgaged property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $620,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan to value ratios used in this prospectus supplement, the $620,000 earnout was netted out from the original principal balance of such mortgage loan.

In addition, in the case of one mortgage loan (loan number 187), representing 0.0% of the mortgage pool (0.1% of the loan group 2), in the event that, on or prior to March 31, 2010, the related mortgaged property does not achieve certain economic criteria for six full calendar months after origination, including, an occupancy of 87%, a debt service coverage ratio of at least 1.20x and maintained an effective gross income of, an upfront reserve in the original amount of $270,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan to value ratios used in this prospectus supplement, the $270,000 earnout was netted out from the original principal balance of such mortgage loan.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) and the Class A-5FL, Class A-MFL and Class A-JFL regular interests is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 or Class A-1A certificates or the Class A-5FL regular interest, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Four (4) of the mortgage loans (loan numbers 1, 2, 3 and 5), representing 27.2% of the mortgage pool (29.8% of loan group 1), are each part of a split loan structure in which the related whole loan is evidenced by multiple pari passu promissory notes. With respect to 1 of these mortgage loans, the Five Times Square mortgage loan, (loan number 1), representing 9.2% of the mortgage pool (11.9% of loan group 1), the related mortgage loan is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to each of the related mortgage loan and pari passu companion loan, which pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 transaction. With respect to 1 of these mortgage loans, the Beacon D.C. & Seattle Pool mortgage loan (loan number 2), representing 7.1% of the mortgage pool (9.2% of loan group 1), the related mortgage loan is part of a split loan structure where the related companion loan that is part of the split loan structure is pari passu in right of payment with the related mortgage loan, and the holder of the related pari passu companion note has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. Only one of the pari passu notes is included in the trust fund. With respect to 1 of these mortgage loans, the 666 Fifth Avenue mortgage loan (loan number 3), representing 6.8% of the mortgage pool (8.7% of loan group 1), the related mortgage loan is part of a split loan structure where the related companion loans that are part of the split loan structure are pari passu in right of payment with the related mortgage loan. Two of these pari passu companion loans are included in the trust fund created in connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 transaction, two of these pari passu companion loans are currently held by the related mortgage loan seller and two of these pari passu companion loans are currently held by UBS Real Estate Investments Inc. With respect to 1 of these mortgage loans, the Peter Cooper Village & Stuyvesant Town mortgage loan, (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), the related mortgage loan is part of a split loan structure where 5 related companion loans that are part of the split loan structure are pari passu in right of payment with the related mortgage loan, which pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 transaction. With respect to the other 7 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes are subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans and, in the case of certain subordinate companion loans, the right to direct, approve or disapprove servicing actions involving the related whole loan and to replace the special servicer for the related whole loan. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 transaction under which the Five Times Square whole loan and the Peter Cooper Village & Stuyvesant Town whole loan are being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 3 mortgage loans (loan numbers 2, 10 and 21), representing 10.1% of the mortgage pool (13.0% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 5 mortgage loans (loan numbers 2, 20, 78, 82 and 101), representing 8.7% of the mortgage pool (3 mortgage loans in loan group 1 or 10.6% and 2 mortgage loans in loan group 2 or 2.1%. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 6 mortgage loans (loan numbers 31, 46, 48, 56, 64, and 88), representing 2.5% of the mortgage pool (3 mortgage loans in loan group 1 or 1.9% and 3 mortgage loans in loan group 2 or 4.2%). Wachovia Bank, National Association is also the initial holder of certain subordinate debt with respect to 1 mortgage loan (loan number 48), representing 0.4% of the mortgage pool (0.6% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

Wachovia Bank, National Association and its affiliates, through a series of market value swaps and other agreements, has assumed the risk relating to an indirect ownership interest in approximately 41% of the equity in the borrower under 1 mortgage loan (identified as loan number 5 on Annex A-1 to this prospectus supplement) which is owned by an unaffiliated specialty finance special purpose entity. An affiliate of Merrill Lynch Mortgage Lending, Inc., a co-originator of such mortgage loan, also owns an indirect interest in such borrower.

LNR Securities Holdings, LLC, the controlling class representative and an affiliate of LNR Partners, Inc., holds a $66,666,667 participation interest in the $200,000,000 mezzanine loan made to the related borrower in connection with 1 mortgage loan (identified as loan number 3 on Annex A-1 to this prospectus supplement), and LNR Partners, Inc. is the servicer of such mezzanine loan.

Barclays Capital Real Estate Inc., one of the mortgage loan sellers and a sponsor, is also the initial holder of $285,500,000 in aggregate principal balance of pari passu companion loans with respect to the 666 Fifth Avenue mortgage loan, representing 6.8% of the mortgage pool (8.7% of loan group 1), as well as a 50% interest in a related $335,000,000 senior mezzanine loan and a $66,666,667 interest in a related junior mezzanine loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘666 Fifth Avenue’’ in Annex D in this prospectus supplement.

In addition, with respect to 1 mortgage loan (loan number 14), representing 1.7% of the mortgage pool (7.4% of loan group 2), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a approximately 90.0% preferred equity interest in the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loan as well as the owner of the equity interests in the related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates or subordinate companion loan(s) related to a mortgage loan, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates or subordinate companion loan(s) related to a mortgage loan, the special servicer could seek to reduce the potential for losses allocable to those certificates or subordinated companion loans from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates or subordinated companion loans.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates and will serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

If the holder of a subordinate companion loan exercises its right (if any) to replace the special servicer for purposes of the special servicing of the related whole loan, the circumstances described above would generally apply to the replacement special servicer.

The circumstances described above could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS —General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 1 mortgage loan (loan number 2), representing 7.1% of the mortgage pool (9.2% of loan group 1), the property manager for each of the 20 mortgaged properties directly or indirectly securing the related mortgage loan is an affiliate of the sponsor. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement. Moreover, with respect to certain of the mortgage loans, no lockbox has been established and the property manager has access to the proceeds from the related mortgaged property prior to such amounts being required to be deposited in the related escrow accounts or being paid to the mortgagee as debt service payments. Accordingly, since certain of these mortgage loans are managed by, or in the future may be managed by an affiliate of the related borrower, a potential conflict of interest could arise when such affiliated property manager receives proceeds from the related mortgaged property in a borrower-controlled account.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 10 mortgage loans (loan numbers 70, 111, 146, 157, 163, 167, 169, 178, 183 and 186), representing 1.0% of the mortgage pool (1.3% of loan group 1), certain of the major tenants at the related mortgaged property or other persons have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at or after foreclosure may be impaired or may adversely affect the foreclosure proceeds or sale proceeds in a post foreclosure sale.

With respect to one mortgage loan (loan number 167), representing 0.1% of the mortgage pool (0.1% of loan group 1), the developer that sold the related mortgaged property to the borrower may exercise a purchase option on the related mortgaged property in the event that the sole tenant at the mortgaged property ceases its business operations for more than 365 days. In the event the borrower fails to lease the mortgaged property to a satisfactory tenant within 180 days of receiving notice of the developer’s intent to exercise its purchase option, the mortgaged property is required to be sold to the developer at a purchase price equal to the greater of (i) the fair market value and (ii) the unamortized balance of the mortgage loan.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), a borrower’s ability to make debt service payments will be dependent on its ability to convert multifamily units from rent stabilized or controlled units to market rents. Any change in the borrower’s ability to accomplish this would significantly impair the future cash flow of the related property and the value of such property. See ‘‘—Litigation May Have Adverse Effect on Borrowers’’ and the description of the mortgage loan identified as ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 8 mortgage loans (loan numbers 2, 21, 77, 116, 145, 148, 155 and 165), representing 8.7% of the mortgage pool (11.3% of loan group 1), all or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, (loan numbers 21, 30, 116, 145, 148, 155 and 165), representing 2.0% of the mortgage pool (2.6% of loan group 1) permit the tenant to terminate due to lack of appropriations and certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

With respect to 1 mortgage loan (loan number 74), representing approximately 0.3% of the mortgage pool (1.3% of loan group 2), the related mortgaged property is a mobile home community, which is subject to the terms of a cooperative agreement. Pursuant to its terms, the cooperative agreement is and shall be subject and subordinate to the related mortgage. The related mortgage includes a provision stating that in the event of a default the mortgagee, at its option and to the extent enforceable under state law, may foreclose out the cooperative agreement, thereby terminating the cooperative, and adjust the monthly home site fee paid by the unit owners to monthly lot rent in conjunction with converting the unit owner tenancies to that of mobile home owners. In such instance, all members of the cooperative would become tenants of the mobile home park, and shall be obligated to pay the current rental charged to non-cooperative tenants.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Borrowers’ Recent Acquisition of the Mortgaged Properties.

The related borrowers under 100 mortgage loans, representing 63.8% of the mortgage pool (71 mortgage loans in loan group 1 or 67.1% and 29 mortgage loans in loan group 2 or 52.7%), acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior 12 months of origination. Accordingly, these borrowers may have limited experience operating the particular mortgaged properties and, therefore, there is a risk that the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 37 of the mortgage loans included in the trust fund as of the cut-off date, representing 37.3% of the mortgage pool (48.3% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 4 mortgage loans (loan numbers 18, 31, 67 and 130), representing approximately 2.0% of the mortgage pool (2.6% of loan group 1) that are secured by medical office properties. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 57 of the mortgage loans included in the trust fund as of the cut-off date, representing 23.8% of the mortgage pool (1 mortgage loan in loan group 1 or 2.7% and 56 mortgage loans in loan group 2 or 96.0%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 21 of the mortgage loans included in the trust fund as of the cut-off date, representing 17.0% of the mortgage pool (22.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

With respect to 2 mortgage loans (loan numbers 15 and 115), representing 1.5% of the mortgage pool (2.0% of loan group 1), the related mortgaged property is not affiliated with a nationally recognized hotel franchise. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

With respect to mortgage loans included in the trust fund that are secured by hospitality properties that are affiliated with a hotel chain by means of management agreements or franchise or licensing agreements, such agreements generally impose affirmative obligations on the owners, franchisees or licensees with respect to the hotel operations. If the owner, franchisee or licensee does not comply with such obligations, it may lose its management agreement, franchise or license. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Shopping Centers and Other Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 38 of the mortgage loans included in the trust fund as of the cut-off date, representing 13.7% of the mortgage pool (17.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 1 mortgage loan (loan number 111) secured by a retail mortgaged property, representing 0.2% of the mortgage pool (0.2% of loan group 1), has a movie theater as one of the significant tenants. This mortgaged property is exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 14 of the mortgage loans included in the trust fund as of the cut-off date, representing 2.4% of the mortgage pool (3.1% of loan group 1).

Mixed-use properties secure 6 of the mortgage loans included in the trust fund as of the cut-off date, representing 3.6% of the mortgage pool (4.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) retail and multifamily components, (iii) multifamily and office components, (iv) parking garage, retail and office components and (v) office and industrial components and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special

Risks of Mortgage Loans Secured by Retail Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities’’ in the accompanying prospectus.

Special Risks Associated with Mobile Home Park Properties

Mobile home park properties secure, in whole or in part, 10 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.3% of the mortgage pool (2 mortgage loans in loan group 1 or 0.5%, and 8 mortgage loans in loan group 2 or 4.0%). See ‘‘RISK FACTORS—Special Risks Associated with Manufactured Housing Properties’’ in the accompanying prospectus.

Special Risks Associated with Self Storage Facilities

Self storage facilities secure, in whole or in part, 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 0.5% of the mortgage pool (0.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities’’ in the accompanying prospectus.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ below.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

With respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), the Phase I environmental assessment conducted with respect to the related mortgaged property noted that Consolidated Edison of New York, Inc. had owned and operated Manufactured Gas Plant facilities (primarily gas holder stations) at the related mortgaged property from 1853 through 1944 and that investigations conducted by Consolidated Edison of New York, Inc. from 2003 through 2006 pursuant to a Voluntary Cleanup Agreement it entered into in 2002 with the New York State Department of Environmental Conservation and also by the previous property owner found soil and groundwater contamination at certain of the previous Manufactured Gas Plant sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by the New York State Department of Environmental Conservation. Some studies also reveal possible impact on air quality at the related mortgaged property. Consolidated Edison of New York, Inc. is the responsible party identified by the United States Environmental Protection Agency and the New York State Department of Environmental Conservation with respect to such contamination, and under the Voluntary Cleanup Agreement, Consolidated Edison of New York, Inc. has agreed to fund the investigation and, if necessary, the remediation of Manufactured Gas Plant-related environmental impacts at the former gas holder locations at the mortgaged property. A remedial action plan is expected in mid to late 2007. The related borrowers, nonetheless, have procured Environmental Impairment Liability insurance in an amount of not less than $50 million with the related mortgagee named as insureds under the policy. In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above the New York State Department of Environmental Conservation standards in the groundwater near the location of a dry cleaning facility at the related mortgaged property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the related mortgaged property to address the contamination from the prior site usage by Consolidated Edison of New York, Inc. would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

With regard to 1 mortgage loan (loan number 2), one of the underlying mortgaged properties, the Lincoln Executive Center Buildings I, II, III, A & B in Bellevue, Washington, which mortgaged property’s allocated loan amount represents 0.2% of the mortgage pool (0.2% of loan group 1) is an office building located on a site that previously included a gasoline station. Restrictive covenants applicable to such property prohibit, among other things, construction or maintenance activities that may result in the release or exposure of contaminates. In the event of a casualty at that mortgaged property, the restrictive covenants may prevent or impede ability to complete reconstruction or repairs at that mortgaged property.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties that are part of the trust fund and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

In addition, some of the related borrowers have provided an environmental indemnification in favor of the mortgagee. For example, with respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), the related mortgagor has provided an environmental insurance policy in favor of the mortgagee, in lieu of an environmental indemnity.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

All of the mortgage loans, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Ten (10) of these mortgage loans, representing 5.4% of the mortgage pool (7 mortgage loans in loan group 1 or 6.0% and 3 mortgage loans in loan group 2 or 3.2%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 3 groups of mortgage loans consisting of (a) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 112, 117 and 132), representing 0.4% of the mortgage pool (1.8% of loan group 2)), (b) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 29, 30 and 37), representing 1.8% of the mortgage pool (2.4% of loan group 1)) and (c) 5 cross-collateralized and cross-defaulted mortgage loans (loan numbers 26, 42, 43, 66 and 93), representing in the aggregate 2.2% of the mortgage pool (2.9% of loan group 1)), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

The largest group of mortgage loans that are not cross-collateralized or cross-defaulted, but with respect to which the sponsors of each such mortgage loan, are affiliated is comprised of a group of 3 mortgage loans (loan numbers 8, 9 and 12), representing 6.3% of the mortgage pool (8.2% of loan group 1).

No group, individual borrower, sponsor or borrower concentration represents more than 9.2% of the mortgage pool (11.9% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date PoolBalance
NY	13	$1,383,080,331	23.7%
CA	59	763,089,000	13.1
Southern(2)	20	477,680,000	8.2
Northern(2)	39	285,409,000	4.9
FL	14	487,708,042	8.3
TX	26	408,835,551	7.0
VA	19	348,758,947	6.0
Other	135	2,453,996,361	42.0
	266	$5,845,468,231	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	10	$1,056,353,058	23.4%
CA	50	596,779,000	13.2
Southern(2)	14	337,720,000	7.5
Northern(2)	36	259,059,000	5.7
FL	12	455,758,042	10.1
MA	12	260,700,000	5.8
NH	1	260,000,000	5.8
DC	8	249,099,378	5.5
TX	14	228,201,551	5.1
Other	94	1,410,947,094	31.2
	201	$4,517,838,123	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
NY	3	$326,727,273	24.6%
TX	12	180,634,000	13.6
CA	9	166,310,000	12.5
Southern(2)	6	139,960,000	10.5
Northern(2)	3	26,350,000	2.0
VA	5	127,460,000	9.6
Other	36	526,498,836	39.7
	65	$1,327,630,108	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 13 of the mortgaged properties, representing 23.7% of the mortgage pool (10 mortgaged properties in loan group 1 or 23.4% and 3 mortgaged properties in loan group 2 or 24.6%) are located in New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, 59 of the mortgaged properties, representing, by allocated loan amount, approximately 13.1% of the mortgage pool (50 mortgaged properties in loan group 1 or 13.2% and 9 mortgaged properties in loan group 2 or 12.5%), are located in the state of California. Twenty (20) of these mortgaged properties, representing, by allocated loan amount, approximately 8.2% of the mortgage pool (14 mortgaged properties in loan group 1 or 7.5% and 6 mortgaged properties in loan group 2 or 10.5%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 9.2% of the mortgage pool (11.9% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents, in the aggregate, 2.2% of the mortgage pool (2.9% of loan group 1).

•	The 2 largest mortgage loans or groups of cross collateralized mortgage loans included in the trust fund as of the cut off date represent, in the aggregate, 16.3% of the mortgage pool (21.2% of loan group 1).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 31.7% of the mortgage pool (4 mortgage loans in loan group 1 or 35.5% and 1 mortgage loan in loan group 2 or 18.7%).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 44.7% of the mortgage pool (13 mortgage loans in loan group 1 or 52.4% and 1 mortgage loan in loan group 2 or 18.7%).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent, as of the cut-off date, 13.7% of the mortgage pool (17.7% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent, as of the cut-off date, 23.8% of the mortgage pool (2.6% of loan group 1 and 96.0% of loan group 2);

•	mortgage loans included in the trust fund and secured by office properties represent, as of the cut-off date, 37.3% of the mortgage pool (48.3% of loan group 1);

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent, as of the cut-off date, 6.0% of the mortgage pool (7.8% of loan group 1);

•	mortgage loans included in the trust fund and secured by hospitality properties represent, as of the cut-off date, 17.0% of the mortgage pool (22.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by mobile home park properties represent, as of the cut-off date, 1.3% of the mortgage pool (0.5% of loan group 1 and 4.0% of loan group 2); and

•	mortgage loans included in the trust fund and secured by self storage facilities represent, as of the cut-off date, 0.5% of the mortgage pool (0.6% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is generally required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 1 mortgage loan (loan number 3), representing approximately 6.8% of the mortgage pool (8.7% of loan group 1), terrorism insurance is only required up to such amount that can be purchased for a premium not in excess of $7,500,000, as adjusted annually in accordance with the consumer price index. With respect to 1 mortgage loan (loan number 4), representing approximately 4.4% of the mortgage pool (5.8% of loan group 1), there is no exclusion for the acts of terrorism in the rent loss and all risk insurance policies in place at closing; provided, however, if the Terrorism Risk Insurance Extension Act of 2005 is not in effect, the rent loss and all risk insurance policies may contain an exclusion for acts of terrorism provided that borrower shall obtain, to the extent available, a stand-alone policy that provides the same coverage as such policies would have if such exclusion did not exist; provided further, however, that such stand-alone policy may have a deductible that is reasonable for the geographic region in which the related mortgaged property is located, so long as in no event shall such deductible exceed $5,000,000. Upon the renewal of such policies, the related borrower’s obligation to obtain such renewals either without an exclusion for acts of terrorism or as a stand-alone policy, as applicable, shall be limited to the extent that such insurance can be obtained at commercially reasonable cost levels consistent with the practices of institutional owners of properties similar in type, size and quality to the related mortgaged property. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

With respect to 5 mortgage loans (loan numbers 25, 28, 96, 158 and 175), representing approximately 1.8% of the mortgage pool (2.3% of loan group 1), the related borrower is not required to obtain a separate insurance policy providing terrorism insurance in the event that the related borrower’s risk policies of insurance do not cover acts of terrorism; provided (I) the related borrower confirms to the mortgagee in writing that it will indemnify the mortgagee from any terrorism act related loss by (A) escrowing with the mortgagee a sum which is sufficient to pay all uninsured terrorism act related costs of restoration of the related property, or (B) providing that such act of terrorism occurs on or after the permitted prepayment date, the related borrower shall prepay the then outstanding balance of the loan in accordance with the terms of the security instrument, (II) the related borrower’s designated terrorism insurance guarantor executes a guaranty in favor of the mortgagee guaranteeing the related borrower’s obligation to pay sums to the mortgagee in the event of any act of terrorism, and (III) the terrorism insurance guarantor maintains a net worth of at least $300 million, maintains a direct or indirect ownership interest in the related borrower, and meets certain aggregate loan-to-value tests with respect to all properties in which the terrorism insurance guarantor has an interest, subject to other conditions.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the related tenant(s). The related borrower may not be required to obtain insurance on the related improvements.

With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the related mortgage loan in the trust fund) owned or managed by the related borrower’s affiliates or the property manager, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. For example, with respect to one mortgage loan (loan number 3, representing approximately 6.8% of the mortgage pool (8.7% of loan group 1), the related borrower is insured under the blanket policy of the property manager, which policy also covers several other New York City buildings. While there is no aggregate cap on coverage, the policy does provide a per occurrence limit which might not provide sufficient coverage if a catastrophic event affected two or more covered properties located in New York City. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrower could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

With respect to one mortgage loan (loan number 11), one of the underlying mortgaged properties, 631 Larkin Street, representing 0.02% of the mortgage pool (0.03% of loan group 1) is located within a seismic zone with a probable maximum loss of over 20% and is not covered by earthquake insurance. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the underlying prospectus. In the event of a loss at the mortgaged property due to an earthquake, the related borrower may not have sufficient financial resources to rebuild the damage to the mortgaged property or otherwise meet its obligations under the related mortgage loan documents.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 1 mortgage loan (loan number 14), representing 1.7% of the mortgage pool 7.4% of loan group 2), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions, including, among other things, that such additional financing will not result in a debt service coverage ratio of less than 1.30x or loan-to-value ratio of greater than 70%, and the receipt of confirmation from each rating agency that such additional indebtedness will not cause a withdrawal, downgrade or qualification to any certificates. The related borrower will also be required to enter into an intercreditor agreement in the form set forth in the related mortgage loan documents, which does not entitle such new pari passu mortgage lender to any consultation or consent rights with respect to servicing of the related mortgage loan.

With respect to 1 mortgage loan (loan number 48), representing 0.4% of the mortgage pool (0.6% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property.

With respect to 19 mortgage loans (loan numbers 1, 2, 3, 5, 11, 20, 47, 69, 72, 78, 82, 83, 85, 90, 101, 112, 117, 132 and 153), representing 33.2% of the mortgage pool (12 mortgage loans in loan group 1 or 36.0% and 7 mortgage loans in loan group 2 or 23.6%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 3 mortgage loans (loan numbers 53, 128 and 150), representing 0.6% of the mortgage pool (1 mortgage loans in loan group 1 or 0.5% and 2 mortgage loans in loan group 2 or 1.0%), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future.

With respect to 20 mortgage loans (loan numbers 3, 4, 7, 14, 16, 27, 47, 50, 52, 54, 62, 72, 73, 82, 118, 120, 124, 134, 156 and 172), representing approximately 21.4% of the mortgage pool (22.1% mortgage loans in loan group 1 or 19.2% and 6 mortgage loans in loan group 2 or 19.2%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value tests) and in some cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 9 mortgage loans (loan numbers 2, 8, 9, 12, 38, 49, 55, 75 and 97), representing 15.2% of the mortgage pool (6 mortgage loans in loan group 1 or 18.2% and 3 mortgage loans in loan group 2 or 5.2%), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 5 mortgage loans (loan numbers 29, 30, 37, 67 and 177), representing 2.2% of the mortgage pool (2.8% of loan group 1), the related mortgage loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 5 mortgage loans (loan numbers 29, 30, 107, 115 and 147), representing 1.7% of the mortgage pool (2.2% of loan group 1), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions or there is a separate subordination and standstill agreement.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Seven (7) of the mortgage loans (loan numbers 10, 11, 21, 40, 44, 103 and 108), representing 6.4% of the mortgage pool (4 mortgage loans in loan group 1 or 7.2% and 3 mortgage loans in loan group 2 or 3.7%), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Three (3) of the mortgage loans, (loan numbers 2, 3 and 5), representing 18.1% of the mortgage pool (17.9% of loan group 1 and 18.7% of loan group 2), have 1 or more companion loans that are pari passu in right of entitlement with the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the 666 Fifth Avenue mortgage loan, the Peter Cooper Village & Stuyvesant Town mortgage loan and the Beacon D.C. & Seattle Pool mortgage loan in Annex D to this prospectus supplement.

One (1) mortgage loan, (loan number 1), representing 9.2% of the mortgage pool (11.9% of loan group 1), has 1 companion loan that is pari passu in right of entitlement with the related mortgage loan and 1 companion loan that is subordinate in right of entitlement to each of the mortgage loan and the pari passu companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL-Co-Lender Loans’’ in this prospectus supplement and the description of the Five Times Square mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy and Other Proceedings Relating to Sponsors Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have, or that have affiliates that have, previously filed bankruptcy been involved in foreclosures, deeds-in-lieu of foreclosures or workouts pertaining to other loans secured by properties of such sponsor(s) or sponsor affiliates, or have been involved in evictions or other proceedings. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents or otherwise assert defenses or dispute or prolong any foreclosure actions or other exercise of rights by the mortgagee.

For example, in the case of 1 mortgage loan (loan number 20), representing 0.9% of the mortgage pool (1.1% of loan group 1), one of the individual sponsors filed Chapter 7 bankruptcy in early 1999 to stay tax liens placed by the Internal Revenue Service for failure to file personal tax returns in 1989, 1990 and 1991. The sponsor was released from bankruptcy in September 1999 and the tax liens were released.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 36 mortgage loans (loan numbers 19, 20, 21, 26, 28, 31, 33, 38, 42, 43, 46, 48, 51, 53, 55, 56, 59, 63, 66, 67, 78, 82, 83, 85, 88, 90, 93, 96, 101, 103, 105, 122, 127, 133, 162 and 185), representing 13.5% of the mortgage pool (24 mortgage loans in loan group 1 or 12.4% and 12 mortgage loans in loan group 2 or 17.3%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

One (1) mortgaged property securing 1 mortgage loan (loan number 115), representing 0.1% of the mortgage pool (0.2% of loan group 1), is subject to the terms of one or more condominium agreements. In certain cases, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

In addition, with respect to one mortgage loan (loan number 3), representing 6.8% of the mortgage pool (8.7% of loan group 1), the related borrower has notified the lender that it intends to convert the related mortgaged property to a condominium form of ownership, which conversion will be subject to satisfaction of various conditions contained in the loan documents.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 34 mortgaged properties securing 9 mortgage loans, representing, by allocated loan amount, 6.5% of the mortgage pool (33 mortgaged properties in loan group 1 or 8.1% and 1 mortgaged property in loan group 2 or 0.8%), the appraised value represented is the ‘‘as-stabilized’’ value. In addition, with respect to certain of the appraisals reflecting ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the principal balance of the related mortgage loan. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL —Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Risks Relating to Net Cash Flow

As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’, ‘‘net cash flow’’ means cash flow (including any cash flow from master leases, interest reserves or interest guarantees) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the net cash flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

The debt service coverage ratios set forth herein for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. For example, with respect to 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), the underwritten net cash flow used to calculate the debt service coverage ratios set forth in this prospectus supplement was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. There can be no assurance that conversion of units from rent-stabilized units to deregulated units will occur at the related mortgaged property at the assumed rate. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the related mortgaged property have brought legal actions against the related borrower, among others, seeking, among other things, a declaration that certain deregulated units at the related mortgaged property remain subject to rent-stabilization. See ‘‘RISK FACTORS—Litigation May Have Adverse Effect on Borrowers.’’ The debt service coverage ratio for the related mortgaged property calculated based on the net operating income for year 2006 is 0.58x. A general reserve of $590,000,000 was established at origination of the related mortgage loan, $400,000,000 of which can be used for debt service on the related mortgage loan and the related mezzanine loans. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex D to this prospectus supplement. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining Net Cash Flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, Net Cash Flow.

The underwritten net operating income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments which, if ultimately proven erroneous, could cause the actual net operating income from the mortgaged property to differ materially from the underwritten net operating income set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels and the re-leasing of occupied space, will be affected by a variety of complex factors over which none of the trust fund, the depositor, the loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net operating income for any mortgaged property is higher, and may be materially higher, than the actual net operating income for that mortgaged property based on historical operating statements. There can be no guarantee as to the accuracy of the information provided by the underlying borrowers or the adequacy of the procedures used by a loan seller in determining and presenting operating information.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgaged property was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. However, with respect to 5 mortgaged properties (loan numbers 112, 117, 151, 157 and 187), representing, by allocated loan amount, 0.5% of the mortgage pool (2 mortgaged properties in loan group 1 or 0.2% and 3 mortgaged properties in loan group 2 or 1.4%), law and ordinance insurance or title insurance was not obtained with respect to such violations. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, covenants and agreements requiring the related mortgaged property or portions thereof to be made available for low income housing or other affordable housing (under affordable housing tax credit programs or otherwise for example, (1 mortgage loan (loan number 16), representing 1.4% of the mortgage pool (6.0% of loan group 2)), governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the related mortgaged property does not represent the entire condominium building (for example, 2 mortgage loans (loan numbers 21 and 163), representing 0.9% of the mortgage pool (1.2% of loan group 1)) may adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include, among others, rent control and rent stabilization laws, zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Three (3) groups of mortgage loans, representing 4.5% of the mortgage pool (5.2% of loan group 1 and 1.8% of loan group 2) are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple mortgaged properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the Beacon D.C. & Seattle Pool mortgage loan (loan number 2), representing 7.1% of the mortgage pool (9.2% of loan group 1), is secured directly or indirectly by 20 properties located in 2 states and the District of Columbia. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement. In addition, the Lembi Pool mortgage loan (loan number 11), representing 2.1% of the mortgage pool (2.7% of loan group 1), is secured by 29 mortgaged properties located in California. See ‘‘Lembi Pool’’ in Annex D to this prospectus supplement. However, some of these mortgage loans permit the release of individual mortgaged properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

One (1) mortgage loan (loan number 33) representing 0.6% of the mortgage pool (2.7% of loan group 2), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Thirty-two (32) of the mortgaged properties securing mortgage loans included in the trust fund, representing, by allocated loan amount, 8.2% of the mortgage pool (10.6% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied.

Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the 5 mortgage loans (loan numbers 146, 163, 169, 178 and 183), representing 0.3% of the mortgaged pool (0.4% of loan group 1) the related borrower has given to certain tenants or franchisors, with respect to certain retail or hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to a single tenant or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. If the borrower is not able to relet the space or is unable to relet the space at favorable rents, this may adversely impact the ability of the borrower to successfully refinance the related mortgaged property. In addition, mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. See ‘‘—Future Cash Flow and Property Values are Not Predictable’’ in this prospectus supplement.

In addition, certain of the mortgaged properties that are leased may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased or major tenants or retail anchors at properties adjacent to the related mortgaged property that have ‘‘gone dark’’. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or ‘‘go dark’’.

With respect to 1 mortgage loan (loan number 6), representing 3.4% of the mortgage pool (4.4% of loan group 1), the mortgaged property is leased to a single tenant under a triple-net lease that is guaranteed by a rated parent. As a result, debt service payments on the mortgage loan, and payments on the lease are solely dependent on the payments made by the tenant or the guarantor under the lease and consequently on the creditworthiness of the tenant or guarantor. If an event of default occurs under the lease (including a default arising from the commencement of a bankruptcy case involving the tenant or guarantor) there could be an interruption in the timely payment of rental payments under the lease or guaranty or the amount of such payment may be reduced. As a result, the borrower may be unable to make the required debt service payments with respect to the related mortgage loan. Moreover, if an event of default occurs or the lease is rejected in a tenant bankruptcy case, realization of amounts owing under the lease or the mortgage loan may be substantially reduced, and substantial delays and expenses may occur in the borrower’s obtaining possession of the mortgaged property through eviction or similar proceedings under applicable law or releasing or selling the mortgaged property. See ‘‘Hyatt Regency Grand Cypress’’ in Annex D in this prospectus supplement.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are currently subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

For example, 1 mortgage loan (loan number 5), representing 4.2% of the mortgage pool (18.7% of loan group 2), is the subject of litigation. On January 22, 2007, a lawsuit was commenced in New York State Supreme Court (New York County) by four persons claiming to be current or former tenants of the related mortgaged property (the ‘‘January Action’’). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged property, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs’ complaint names as defendants, among others, the related borrower and certain subsidiaries of the prior owner that were title holders to the related mortgaged property prior to its sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the related mortgaged property applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the ‘‘J-51 program,’’ and that the most recent such benefits are scheduled to expire in or about 2017 or 2018. The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the related mortgaged property to stabilized status), as well as money damages and attorneys’ fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the 4 years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek damages in the amount of 3 times the alleged overcharges for the 2 years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the 4 years preceding the commencement of their lawsuit, as well as attorneys’ fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County) by a person claiming to be a tenant at the related mortgaged property (the ‘‘February Action’’, together with the January Action, the ‘‘Actions’’). The plaintiff’s complaint names as defendants the same parties named in the January Action and, as in the January Action, seeks to assert the plaintiff’s claims as a class action on behalf of itself and other current and former tenants of the related mortgaged property. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the New York General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

The related sponsor and the related borrowers have expressed the belief that the Actions are without merit and have expressed their intent to vigorously contest the Actions. However, as in any litigation, there can be no assurance that the sponsor and the related borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the related mortgaged property, thereby decreasing cash flows, and (ii) preclude the related borrowers from carrying out a significant part of its plan to convert rent stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact the related borrowers ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the related borrowers and the related mortgaged property. The lender’s underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged property would continue to be decontrolled throughout the term of the related mortgage loan. See ‘‘—Risks Relating to Net Cash Flow’’, ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex D to this prospectus supplement. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrowers financial condition and its ability to meet its obligations under the mortgage loan. The borrowers purchased the mortgaged property from the previous owner on an ‘‘as-is’’ basis. It is unclear whether the borrowers would have recourse against the previous owner for a possible judgment entered against the borrowers in connection with the Actions. As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief) may be sought or granted or what the effect of any applications or remedies may be on the future performance of the related mortgaged property.

With respect to 6 mortgage loans (loan numbers 31, 46, 48, 56, 64 and 88), representing approximately 2.5% of the mortgage pool (3 mortgage loans in loan group 1 or 1.9% and 3 mortgage loans in loan group 2 or 4.2%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

Copies of the complaints in connection with the Actions were filed on Form FWP filed March 6, 2007, identified with SEC Accession Number 0000950136-07-001383.

In the case of one mortgage loan (loan number 3), representing 6.8% of the mortgage pool (8.7% of loan group 1), Charles Kushner, the former sole chairman of the Kushner Companies, has an interest in the related borrower, but under the loan documents is not permitted directly or indirectly to control the borrower. The borrower is owned and controlled by George Gellert and Jared Kushner, the son of Charles Kushner; George Gellert is the managing member of the borrower. According to published reports, Charles Kushner pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and received a two-year jail sentence. Charles Kushner has been released from jail. We cannot assure you that the above-described circumstances would not have an adverse effect on the performance of the related mortgaged property or the mortgage loan.

With respect to 1 mortgage loan (loan number 11), representing 2.1% of the mortgage pool (2.7% of loan group 1), the sponsor of the related borrowers and affiliated entities are currently the subject of various lawsuits, including lawsuits by the City of San Francisco, which allege, among other things, that the sponsor and its principals have, in their capacity as landlords, consistently engaged in illegal practices with respect to multi-family dwellings they own. There can be no assurance that these lawsuits and the negative publicity generated by them and the actions of the sponsor and its affiliates will not have a negative effect on the operations of the sponsor and on the mortgaged properties securing such mortgage loan.

In addition, with respect to 2 mortgage loans (loan numbers 57 and 71), representing 0.7% of the mortgage pool (0.9% of loan group 1), each of Douglas Jemal, the principal owner of the related borrowers, and a leasing director of Douglas Development Corporation, the property manager of the respective mortgaged properties and an affiliate of the related borrowers, were convicted of one count of wire fraud in U.S. District Court for The District of Columbia in October 2006 in the United States District Court for the District of Columbia in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Mr. Jemal was sentenced to five years of probation and a fine of $175,000. Mr. Jemal and his employee were found innocent on related bribery charges. The leasing director and another official of Douglas Development Corporation were found or pled guilty to certain felony personal tax evasion counts in connection with the bribery prosecution. There can be no assurance that the foregoing will not have an adverse effect on the related mortgage loans, borrowers or mortgaged properties.

In addition, with respect to 1 mortgage loan (loan number 71), representing approximately 0.3% of the mortgage pool (0.4% of loan group 1), one of the borrowers submitted to a deed in lieu of foreclosure in connection with a mortgage loan secured by an unrelated real property in 1999. There can be no assurance that the foregoing will not have an adverse effect on the related mortgage loans, borrowers or mortgaged properties.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Ten (10) mortgaged properties, representing, by allocated loan amount, 18.0% of the mortgage pool (23.3% of loan group 1), are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States.

Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 189 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $5,845,468,231. The ‘‘Cut-Off Date’’ for (i) 145 Mortgage Loans, May 11, 2007; (ii) 36 Mortgage Loans, May 1, 2007; (iii) 4 Mortgage Loans, May 6, 2007; (iv) 1 Mortgage Loan, May 5, 2007; (v) 1 Mortgage Loan, May 7, 2007; (vi) 1 Mortgage Loan, May 8, 2007; and (vii) 1 Mortgage Loan, May 10, 2007. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties or mobile home park properties, (ii) 1 Mortgage Loan that is secured by multifamily properties and (iii) 2 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 125 Mortgage Loans, with an aggregate Cut-Off Date Balance of $4,517,838,123 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 64 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $1,327,630,108 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,373,683 to $536,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $30,928,403. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $1,605,000 to $536,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $36,142,705. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,373,683 to $247,727,273. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $20,744,220. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, any future Pari Passu Companion Loans, if any; provided that with respect to the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans (but not any related Subordinate Companion Loan), as well as the Mortgage Loans themselves.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 10 Mortgaged Properties, representing, by allocated loan amount, approximately 18.0% of the Cut-Off Date Pool Balance (23.3% of the Cut-off Date Group 1 Balance on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Initial Pool Balance	Percentage of Group 1 Pool Balance	Percentage of Group 2 Pool Balance
Office	61	$2,181,242,000	37.3%	48.3%	0.0%
Multifamily	84	1,392,419,145	23.8	2.6	96.0
Hospitality	33	995,641,187	17.0	22.0	0.0
Retail	39	800,497,855	13.7	17.7	0.0
Retail – Anchored	19	686,590,673	11.7	15.2	0.0
Retail – Single Tenant	7	56,347,732	1.0	1.2	0.0
Retail – Shadow Anchored(2)	7	35,622,169	0.6	0.8	0.0
Retail – Unanchored	6	21,937,281	0.4	0.5	0.0
Mixed Use	11	211,813,000	3.6	4.7	0.0
Industrial	19	139,456,888	2.4	3.1	0.0
Mobile Home Park	10	76,743,683	1.3	0.5	4.0
Self Storage	7	29,077,436	0.5	0.6	0.0
Special Purpose	1	12,177,038	0.2	0.3	0.0
Land(3)	1	6,400,000	0.1	0.1	0.0
Total	266	$5,845,468,231	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).
(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.
(3)	One Mortgaged Property is improved by a two-story, 125,000 square foot office building; however, the improvements are not part of the collateral for the Mortgage Loan.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated or acquired 112 of the Mortgage Loans to be included in the Trust Fund, representing 70.8% of the Cut-Off Date Pool Balance (84 Mortgage Loans in Loan Group 1 or 73.6% of the Cut-Off Date Group 1 Balance and 28 Mortgage Loans in Loan Group 2 or 61.1% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (‘‘Nomura’’) originated 43 of the Mortgage Loans to be included in the Trust Fund, representing 15.2% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 12.4% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 24.9% of the Cut-Off Date Group 2 Balance). Barclays Capital Real Estate Inc. (‘‘BCRE’’) originated or acquired 34 of the Mortgage Loans to be included in the Trust Fund, representing 14.0% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 14.0% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 14.0% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). 27 Mortgage Loans were originated within 1 month prior to the cut-off date. Consequently, such Mortgage Loans generally have no payment history. A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred eighty-four (184) of the Mortgage Loans, representing 98.2% of the Cut-Off Date Pool Balance (120 Mortgage Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Five (5) of the Mortgage Loans, representing 1.8% of the Cut-Off Date Pool Balance (2.3% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. Fifty-three (53) of the Mortgage Loans, representing 21.5% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 23.6% of the Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan Group 2 or 14.6% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. One hundred five (105) of the Mortgage Loans, representing 71.3% of the Cut-Off Date Pool Balance (62 Mortgage Loans in Loan Group 1 or 68.2% of the Cut-Off Date Group 1 Balance and 43 Mortgage Loans in Loan Group 2 or 81.8% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 36 Mortgage Loans, the 1st day of the month, in the case of 4 Mortgage Loans, the 6th day of the month, in the case of 1 Mortgage Loan, the 5th day of the month, in the case of 1 Mortgage Loan, the 7th day of the month, in the case of 1 Mortgage Loan, the 8th day of the Month and in the case of 1 Mortgage Loan, the 10th day of the month). No Mortgage Loan has a grace period that extends beyond the 11th day of any calendar month other than 5 Mortgage Loans representing 2.2% of the Cut-Off Date Pool Balance (2.9% of the Cut-Off Date Group 1 Balance), each of which has a twice-per-year grace period that may extend until the 16th day of any calendar month and 1 Mortgage Loan representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), which has a monthly grace period that may extend until the 16th day of any calendar month.

Amortization.     All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). One hundred five (105) of these Mortgage Loans, representing 71.3% of the Cut-Off Date Pool Balance (62 Mortgage Loans in Loan Group 1 or 68.2% of the Cut-Off Date Group 1 Balance and 43 Mortgage Loans in Loan Group 2 or 81.8% of the Cut-Off Date Group 2 Balance), provide for interest-only payments for the entire term and do not amortize.

Ten (10) of the Balloon Loans (the ‘‘ARD Loans’’), representing 5.4% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 6.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Six (6) of these ARD Loans, representing 1.7% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 1.3% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Fifty-three (53) of the Mortgage Loans, representing 21.5% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 23.6% of the Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan Group 2 or 14.6% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 96 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 24 to 84 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. One hundred five (105) of the Mortgage Loans, representing 71.3% of the Cut-Off Date Pool Balance (62 Mortgage Loans in Loan Group 1 or 68.2% of the Cut-Off Date Group 1 Balance and 43 Mortgage Loans in Loan Group 2 or 81.8% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Four (4) of the ARD Loans, representing 3.6% of the Cut-Off Date Pool Balance (4.7% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (136 Mortgage Loans or 76.3% of the Cut-Off Date Pool Balance (90 Mortgage Loans in Loan Group 1 or 77.6% of the Cut-Off Date Group 1 Balance and 46 Mortgage Loans in Loan Group 2 or 72.2% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the remaining term (31 Mortgage Loans or 10.7% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 8.2% of the Cut-Off Date Group 1 Balance and 13 Mortgage Loans in Loan Group 2 or 19.1% of the Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term or impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (6 Mortgage Loans or 7.4% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 9.6% of the Cut-Off Date Group 1 Balance)); (iv) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (5 Mortgage Loans or 2.2% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 2.8% of the Cut-Off Date Group 1 Balance)); (v) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note then impose a prepayment premium for most or all of the remaining term (3 Mortgage Loans or 1.2% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance)); (vi) prohibit prepayment until a date specified in the related Mortgage Note then permit defeasance after a date specified in the related Mortgage Note and then permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (3 Mortgage Loans or 0.8% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 1.1% of the Cut-Off Date Group 1 Balance)); (vii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (3 Mortgage Loans or 0.7% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.2% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loans in Loan Group 2 or 2.4% of the Cut-Off Date Group 2 Balance)); (viii) impose a Yield Maintenance Charge for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (1 Mortgage Loan or 0.4% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.5% of the Cut-Off Date Group 1 Balance)); (ix) prohibit prepayment for most of the term of the Mortgage Loan then impose a prepayment premium for most or all of the remaining term (1 Mortgage Loan or 0.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 2 or 0.8% of the Cut-Off Date Group 2 Balance)); provided that for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund generally provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

One hundred fifty-four (154) of the Mortgage Loans, representing 88.4% of the Cut-Off Date Pool Balance (105 Mortgage Loans in Loan Group 1 or 91.5% of the Cut-Off Date Group 1 Balance and 49 Mortgage Loans in Loan Group 2 or 77.7% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of defeasance collateral (‘‘Defeasance Collateral’’) in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See ‘‘Peter Cooper Village & Stuyvesant Town’’ and ‘‘Lembi Pool’’ in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states, some forms of prepayment consideration are unenforceable.

With respect to 1 Mortgage Loan (loan number 74), representing approximately 0.3% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 2 Balance)), the related borrower is required pursuant to the Mortgage to deposit the proceeds from each sale of its co-op membership certificates with the lender’s designated loan servicer during the term of the loan. Such proceeds shall be used to fund a membership certificate proceeds reserve, which shall be held by the lender as additional security for the loan. Beginning on April 11, 2008, 50% of the funds in the certificate reserve (with the first $1,500,000.00 being exempt) shall be applied annually to partially prepay the related mortgage loan with no prepayment fee or premium, so long as the prepayments do not exceed 10% of the balance of the related Mortgage Loan over the life thereof. Any prepayments in excess of 10% of the balance of the related Mortgage Loan over the life thereof shall be subject to a yield maintenance fee pursuant to the related mortgage instrument. In addition, the lender has determined that the underwritten income from the related Mortgaged Property is dependent upon a monthly rental increase from the related borrower’s tenants. Therefore, the lender has required the related borrower to establish a rental increase reserve with an initial deposit of $88,800.00, which represents the difference between the current rents at the related Mortgaged Property and the proposed rents for a period of 18 months. All funds in the rental increase reserve shall be released to the related borrower when the debt service coverage ratio generated by the related Mortgaged Property is at least 1.10x for one month, and other performance tests have been met under the related mortgage instrument. Interest shall accrue for the benefit of the related borrower, and no replenishment requirements shall apply.

For example, in the case of 1 Mortgage Loan (loan number 112), representing 0.1% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date Group 2 Balance), in the event that, within 10 years of origination, the related Mortgaged Property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $270,000 may, at the lender’s option, (i) be retained as additional collateral for the Mortgage Loan or (ii) be applied, to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted. Although the Pooling and Servicing Agreement generally directs the Master Servicer to hold unused escrows as additional collateral for the related Mortgage Loan, the Pooling and Servicing Agreement will not prohibit the Master Servicer from applying this escrow to pay down the principal balance of this Mortgage Loan. For purposes of calculating DSCR and LTV used in this prospectus supplement, the $270,000 earnout was netted out from the original principal balance of such Mortgage Loan.

In the case of one Mortgage Loan (loan number 117), representing 0.1% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 2 Balance), in the event that, within 10 years of origination, the related Mortgaged Property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $610,000 may, at the lender’s option, (i) be retained as additional collateral for the Mortgage Loan or (ii) be applied, to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted. Although the Pooling and Servicing Agreement generally directs the Master Servicer to hold unused escrows as additional collateral for the related Mortgage Loan, the Pooling and Servicing Agreement will not prohibit the Master Servicer from applying this escrow to pay down the principal balance of this Mortgage Loan. For purposes of calculating DSCR and LTV used in this prospectus supplement, the $610,000 earnout was netted out from the original principal balance of such Mortgage Loan.

In addition, in the case of one Mortgage Loan (loan number 132), representing 0.1% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 2 Balance), in the event that, within 10 years of origination, the related Mortgaged Property does not achieve certain economic criteria, including, a stabilized occupancy of 89.5% and a debt service coverage ratio of at least 1.20x on a trailing six month basis, an upfront reserve in the original amount of $620,000 may, at the lender’s option, (i) be retained as additional collateral for the Mortgage Loan or (ii) be applied, to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted. Although the Pooling and Servicing Agreement generally directs the Master Servicer to hold unused escrows as additional collateral for the related Mortgage Loan, the Pooling and Servicing Agreement will not prohibit the Master Servicer from applying this escrow to pay down the principal balance of this Mortgage Loan. For purposes of calculating DSCR and LTV used in this prospectus supplement, the $620,000 earnout was netted out from the original principal balance of such Mortgage Loan.

In addition, in the case of one Mortgage Loan (loan number 187), representing 0.0% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 2 Balance), in the event that, on or prior to March 31, 2010, the related Mortgaged Property does not achieve certain economic criteria for six full calendar months after origination, including, an occupancy of 87%, a debt service coverage ratio of at least 1.20x and maintained an effective gross income of, an upfront reserve in the original amount of $270,000 may, at the lender’s option, (i) be retained as additional collateral for the Mortgage Loan or (ii) be applied, to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted. Although the Pooling and Servicing Agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the Pooling and Servicing Agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this Mortgage Loan. For purposes of calculating DSCR and LTV used in this prospectus supplement, the $270,000 earnout was netted out from the original principal balance of such Mortgage Loan.

With respect to 1 Mortgage Loan (loan number 25), representing 0.8% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance), the borrower as purchaser and the seller of the related property entered into a purchase price earnout agreement pursuant to which the maximum payable earnout amount is $10,737,814. The maximum payable earnout amount shall be proportionately paid to the seller when and if certain rental achievements of certain vacant space are met. Under the terms of the loan agreement, in the event that the total amount of the earnout is not paid to the Seller within the earlier of 24 months of closing or 3 months after the specified period in the purchase contract, then borrower shall as a mandatory prepayment, partially prepay the Note in a principal amount equal to 59% of the maximum payable earnout amount then remaining unpaid, plus the applicable prepayment consideration and the accrued interest amounts specified in the underlying Mortgage Loan documents.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 1 Mortgage Loan (loan number 14), representing 1.7% of the Cut-Off Date Pool Balance (7.4% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 5), representing approximately 4.2% of the Cut-Off Date Pool Balance (18.7% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, either (a) the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future, or (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

With respect to 20 Mortgage Loans (loan numbers 3, 4, 7, 14, 16, 27, 47, 50, 52, 54, 62, 72, 73, 82, 118, 120, 124, 134, 156 and 172), representing approximately 21.4% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 22.1% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 19.2% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 3), representing 6.8% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance), the owners of the borrower are permitted to obtain additional or replacement financing, which may be subordinate debt or mezzanine debt, after the existing junior mezzanine debt in the original principal amount of $200,000,000 has been paid in full; provided that (a) the amount of such additional junior indebtedness is either (i) reasonably acceptable to lender or (ii) with respect to mezzanine debt, in an amount such that when added to the then outstanding principal balance of the Mortgage Loan and the outstanding balance of the related senior mezzanine loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; and (b) the lender must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates or any commercial mortgage pass-through certificates backed by a related pari passu companion loan.

With respect to 9 Mortgage Loans (loan numbers 2, 8, 9, 12, 38, 49, 55, 75 and 97), representing approximately 15.2% of the Cut-Off Date Pool Balance (18.2% of the Cut-Off Group 1 Balance and 5.2% of the Cut-Off Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 3 Mortgage Loans (loan numbers 53, 128 and 150), representing 0.6% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.0% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 19 Mortgage Loans (loan numbers 1, 2, 3, 5, 11, 20, 47, 69, 72, 78, 82, 83, 85, 90, 101, 112, 117, 132 and 153), representing 33.2% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 36.0% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 23.6% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 48), representing 0.4% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 5 Mortgage Loans (loan numbers 29, 30, 37, 67 and 177), representing 2.2% of the Cut-Off Date Pool Balance (2.8% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the rated Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions (including without limitation, as and to the extent permitted under the related Mortgage Loan documents, transfers to or between borrower affiliates, family members, partners and other co-owners and their affiliates, estate planning transfers and transfers upon death or disability, and transfers to transferees meeting criteria set forth in the related Mortgage Loan documents) without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 36 Mortgage Loans (loan numbers 19, 20, 21, 26, 28, 31, 33, 38, 42, 43, 46, 48, 51, 53, 55, 56, 59, 63, 66, 67, 78, 82, 83, 85, 88, 90, 93, 96, 101, 103, 105, 122, 127, 133, 162 and 185), representing 13.5% of the Cut-Off Date Pool Balance (24 Mortgage Loans in Loan Group 1 or 12.4% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 17.3% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. In the case of certain Mortgage Loans, the related borrower is required under the terms of the related loan documents to transfer the Mortgaged Property to an affiliate in the future that will assume the related Mortgage Loan. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Three (3) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. Such assumption is subject to, among other things, DSCR and LTV tests for the remaining Mortgaged Properties and receipt by the mortgagee of confirmation from the Rating Agencies that such assumption will not result in the Certificates being downgraded from the then current ratings, qualified or withdrawn. Such assumption will result in the termination of the cross-collateralization and cross-default provisions with respect to the portion of the Mortgaged Properties being assumed. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. In addition, with respect to three Mortgage Loans (the ‘‘SSK Mortgage Loans’’) (loan numbers 112, 117 and 132), representing 0.4% of the Cut-Off Date Pool Balance (1.8% of Cut-Off Date Group 2 Balance), which Mortgage Loans are cross-collateralized and cross-defaulted, the related Mortgage Loan documents permit each of the related borrowers to obtain the release of an individual Mortgaged Property through partial defeasance or prepayment after the expiration of the applicable lockout period and terminate the effect of the cross-collateralization provisions with respect to the related Mortgage Loan subject to certain conditions, including that: (i) the debt service coverage ratio with respect to the remaining Mortgaged Properties is at least 1.20x for the trailing twelve months ending on the date such Mortgaged Property is released, (ii) the combined loan-to-value ratio of the remaining SSK Mortgage Loans (including any other debt secured by the remaining Mortgaged Properties or any mezzanine debt) is no greater than 80%, (iii) 25% of the outstanding principal balance of the Mortgage Loan has been escrowed as additional collateral, to be held until the remaining SSK Mortgage Loans have been paid in full and (iv) the earnout deposit with respect to each of the SSK Mortgage Loans has been fully disbursed in accordance with the related Mortgage Loan documents. In addition, the cross-collateralization provisions may also be terminated in connection with the sale of a Mortgaged Property, subject to satisfaction of the conditions specified in clauses (i) through (iii) of the preceding sentence. See ‘‘RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties’’ in this prospectus supplement. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans.

The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

One (1) Mortgage Loan (loan number 3), representing 6.8% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance), permits the related borrower to obtain the release of the parcels known as the parking garage and the non-Fifth Avenue retail space at the Mortgaged Property after the later to occur of the date on which the Mortgaged Property’s conversion to a condominium is complete and the expiration of the defeasance lockout period at a release price equal to $8,550,000 with respect to the parking garage space and $95,000,000 with respect to the non-Fifth Avenue retail space if, among other things, (a) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (b) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) the junior mezzanine loan in an amount equal to all remaining net sales proceeds and (c) after giving effect to such release, the DSCR is at least equal to the DSCR for the property (including the release parcel) for the 12 months immediately preceding the release. In addition, the related borrower is permitted to obtain the release of the portion of the Mortgaged Property consisting of the Fifth Avenue retail space without prepayment of the Mortgage Loan on or after the date on which the Mortgaged Property’s conversion to a condominium is complete, if, among other things, (a) the junior mezzanine debt has not been paid in full, (b) in the event that such release occurs prior to July 1, 2008, the borrower has deposited an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, to be held and disbursed in accordance with the Mortgage Loan documents, (c) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (d) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue retail space to a third party, the junior mezzanine loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue retail space, the entire balance of the junior mezzanine loan and (e) with respect to the remaining Mortgaged Property (not including the released portion of the Mortgaged Property), the loan-to-value ratio (including the remaining junior mezzanine debt and/or junior indebtedness, if applicable) is not more than 89%.

With respect to one (1) Mortgage Loan (loan number 4), representing 4.4% of the Cut-Off Date Pool Balance (5.8% of the Cut-Off Date Group 1 Balance), the related loan documents permit the related borrower to obtain the release of the air rights above the improvements on the Mortgaged Property to a third party in connection with the development of a condominium or vertical space subdivision of improvements to be constructed by such third party or sold in the air space from the lien of the Mortgage upon satisfaction of certain conditions, including but not limited to: delivery by the related mortgage borrower to the mortgagee of (i) a site plan showing the proposed air space development, (ii) legal description for the air rights, (iii) ALTA survey showing the air rights area, (iv) any air space documentation submitted to a governmental authority, (v) an endorsement to the Mortgage lender’s policy for the remaining property, (vi) zoning approvals and (vii) other documentation set forth in the related loan agreement. The air rights were given no value or were not material for underwriting purposes in the related loan. Additionally, provided no event of default occurs and is continuing, the related borrower may, without consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property for dedication or public use and (ii) make transfers of non-income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels and department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Mortgaged Property; provided, however, it is a condition to any of the transfers in clause (ii) above that no transfer, conveyance or other encumbrance shall result in a Material Adverse Effect. ‘‘Material Adverse Effect’’ shall mean any event or condition that has a material adverse effect on (a) the value of the Mortgaged Property, (b) the business operations or financial condition of the related mortgage borrower, (c) compliance of the Mortgaged Property with any legal requirements, or (d) the ability of the mortgage borrower to repay the debt under the Mortgage Loan.

One (1) Mortgage Loan (loan number 5), representing 4.2% of the Cut-Off Date Pool Balance (18.7% of the Cut-Off Date Group 2 Balance), permits the release of certain development rights consisting of approximately 700,000 square feet of so called ‘‘excess development floor area ratio’’ associated with the related Mortgaged Property from the lien of the related Mortgage and the other applicable Mortgage Loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2) $225.00 per square foot of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the Peter Cooper Village & Stuyvesant Town Loan and each of the related mezzanine loans. With respect to such Mortgage Loan, the related Mortgage Loan documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation:

(i)    payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking;

(ii)    the debt service coverage ratio immediately following such partial release with respect to the related Mortgaged Property that remains subject to the related Mortgage is not less than 1.00x;

(iii)    the loan to value ratio immediately following such partial release with respect to the related Mortgaged Property that remains subject to the related Mortgage is not greater than seventy percent (70%); and

(iv)    receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the related Mortgaged Property related to the Peter Cooper Village & Stuyvesant Town Loan (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a DSCR of not less than the lesser of (A) DSCR immediately prior to the release and (B) 1.00x, and (ii) for each release thereafter, a DSCR of not less than 1.00x and in each instance after the release of 10 buildings or parcels (including development rights releases and releases in connection with partial defeasance), a LTV ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the Mortgage Notes based on the principal amount evidenced by each such note.

Three (3) of the Mortgage Loans (loan numbers 2 , 11 and 90), representing 9.4% of the Cut-Off Date Pool Balance (12.2% of the Cut-Off Date Group 1 Balance, permit a partial release of a portion or portions of the related Mortgaged Property or one or more entire Mortgaged Property(ies) in the case of a multi-property loan; provided that among other things, (i) prior to the release of the portion or portions of the related Mortgaged Property or one or more entire Mortgaged Properties in the case of a multi-property loan, a specified percentage (generally between 100% and 120%) of the allocated loan amount for such released Mortgaged Property(ies) or portion(s) of a Mortgaged Property may be prepaid or partially defeased, or alternatively, partial defeasance of an amount specified in the related Mortgage Loan documents and (ii) certain DSC Ratio and LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release. See ‘‘Beacon D.C. & Seattle Pool’’ and ‘‘Lembi Pool’’ in Annex D to this prospectus supplement.

Five (5) of the Mortgage Loans (loan numbers 4, 16, 60, 97 and 154), representing 6.5% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 6.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 6.0% of the Cut-Off Date Group 2 Balance), permit a partial release of a portion of the related Mortgaged Property without partial defeasance or prepayment of the related Mortgage Loan; provided that certain DSCR and/or LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State Specific Considerations

Thirteen (13) of the Mortgaged Properties, representing, by allocated loan amount, approximately 23.7% of the Cut-Off Date Pool Balance (10 Mortgaged Properties in Loan Group 1 or 23.4% of the Cut-Off Date Group 1 Balance and 3 Mortgaged Properties in Loan Group 2 or 24.6% of the Cut-Off Date Group 2 Balance) are located in New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, laws related to foreclosure may be more or less favorable to lenders depending on the state. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Fifty-nine (59) of the Mortgaged Properties, representing, by allocated loan amount, approximately 13.1% of the Cut-Off Date Pool Balance (50 Mortgaged Properties in Loan Group 1 or 13.3% of the Cut-Off Date Group 1 Balance and 9 Mortgaged Properties in Loan Group 2 or 12.5% of the Cut-Off Date Group 2 Balance), are located in the state of California.

Twenty (20) of these Mortgaged Properties, representing, by allocated loan amount, approximately 8.2% of the Cut-Off Date Pool Balance (14 Mortgaged Properties in Loan Group 1 or 7.5% of the Cut-Off Date Group 1 Balance and 6 Mortgaged Properties in Loan Group 2 or 10.5% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the Mortgage Loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to Mortgaged Properties securing 9 Mortgage Loans (loan numbers 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12, 11.13, 11.14, 11.15, 11.16, 11.17, 11.18, 11.20, 11.21, 11.22, 11.23, 11.24, 11.25, 11.28, 11.29, 13.01, 17, 27, 44, 49, 104, 134 and 140), representing, by allocated loan amount, approximately 6.5% of the Cut-Off Date Pool Balance (33 Mortgaged Properties in Loan Group 1 or 8.1% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 0.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, other than loan number 135, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario.

Co-Lender Loans

General.

Eleven (11) Mortgage Loans (loan number 1, the ‘‘Five Times Square Loan’’, loan number 2, the ‘‘Beacon D.C. & Seattle Pool Loan’’, loan number 3, the ‘‘666 Fifth Avenue Loan’’, loan number 5, the ‘‘Peter Cooper Village & Stuyvesant Town Loan’’, loan number 10, the ‘‘Los Angeles International Jewelry Center Loan’’, loan number 11, the ‘‘Lembi Pool Loan’’, loan number 21, the ‘‘611 West 6th Street Loan’’, loan number 40, the ‘‘Wynn Palms Apartments Loan’’, loan number 44, the ‘‘Doubletree Hotel –

Tuscon, AZ Loan’’, loan number 103, the ‘‘Quail Creek Loan’’ and loan number 108, the ‘‘Rancho Vista Apartments Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), are part of a split loan structure and each is evidenced by one of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other Mortgage Loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Five Times Square Loan is part of a split loan structure, which has 3 companion loans (the ‘‘Five Times Square Pari Passu Companion Loans #1 and #2’’ and the ‘‘Five Times Square Subordinate Companion Loan’’), respectively, in which the Five Times Square Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Five Times Square Loan and the Five Times Square Subordinate Companion Loan is subordinate in right of entitlement to payment to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans #1 and #2. The Five Times Square Pari Passu Companion Loans, the Five Times Square Subordinate Companion Loan and the Five Times Square Loan are referred to collectively herein as the ‘‘Five Times Square Whole Loan’’. The Five Times Square Loan has a Cut-Off Date Balance of $536,000,000, representing 9.2% of the Cut-Off Date Pool Balance (11.9% of the Cut-Off Date Group 1 Balance). Neither the Five Times Square Pari Passu Companion Loan nor the Five Times Square Subordinate Companion Loan will be included in the Trust Fund. See ‘‘Five Times Square’’ in Annex D to this prospectus supplement.

The Beacon D.C. & Seattle Pool Loan is part of a split loan structure, which has 2 companion loans (the ‘‘Beacon D.C. & Seattle Pool Pari Passu Companion Loans’’), in which the Beacon D.C. & Seattle Pool Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Beacon D.C. & Seattle Pool Loan. The Beacon D.C. & Seattle Pool Pari Passu Companion Loans and the Beacon D.C. & Seattle Pool Loan are referred to collectively herein as the ‘‘Beacon D.C. & Seattle Pool Whole Loan’’. One of the Beacon D.C. and Seattle Pool Companion Loans will be included in the trust fund to be created in connection with the Morgan Stanley 2007-IQ14 transaction, which is expected to close on or about the closing of this transaction. The Beacon D.C. & Seattle Pool Loan has a Cut-Off Date Balance of $414,000,000, representing 7.1% of the Cut-Off Date Pool Balance (9.2% of the Cut-Off Date Group 1 Balance). None of the Beacon D.C. & Seattle Pool Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘Beacon D.C. & Seattle Pool’’ in Annex D to this prospectus supplement.

The 666 Fifth Avenue Loan is part of a split loan structure, which consists of 8 pari passu Mortgage Loans. Two of these Mortgage Loans are included in the trust fund. The remaining six Mortgage Loans are not included in the trust fund (the ‘‘666 Fifth Avenue Pari Passu Companion Loans’’). The 666 Fifth Avenue Companion Loans and the 666 Fifth Avenue Loan are herein collectively referred to as the ‘‘666 Fifth Avenue Whole Loan’’. The 666 Fifth Avenue Loan has a Cut-Off Date Balance of $395,000,000, representing 6.8% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance). Two of the 666 Fifth Avenue Pari Passu Companion Loans will be included in the trust fund to be created in connection with the GECMC 2007-C1 transaction, which is expected to close prior to this transaction. Two of the other 666 Fifth Avenue Pari Passu Companion Loans in the aggregate principal amount of $285,500,000 are currently held by BCRE, with plans for inclusion in one or more future securitizations and two of the other 666 Fifth Avenue Pari Passu Companion Loans in the aggregate principal amount of $285,500,000 are currently owned by UBS Real Estate Investments Inc. See ‘‘666 Fifth Avenue Loan’’ in Annex D to this prospectus supplement.

The Peter Cooper Village & Stuyvesant Town Loan is part of a split loan structure, which has 5 companion loans (the ‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans’’), in which the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Peter Cooper Village & Stuyvesant Town Loan. The related Mortgage Loan documents permit the borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second Mortgage on the related Mortgaged Property or subordinate mezzanine debt at any time between November 2011 and May 2013 (the ‘‘Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan’’), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including but not limited to, (i) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the LTV ratio for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or less than 70.0%, (ii) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the DSCR for the related Mortgaged Properties then subject to the lien of the Mortgage is equal to or greater than 1.30x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates or any other certificates issued under a securitization in which any Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is a part of will not, as a result of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn, and (iv) execution of a co-lender agreement between the lender with respect to the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan and the holder of the Mortgage Loan, in form and substance reasonably acceptable to the holder of the related Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the Mortgage Loan and Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, but does not provide for any consent or consultation rights to the holder of such Mortgage Loan. The Peter Cooper Village & Stuyvesant Town Loan, the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, are referred to together herein as the ‘‘Peter Cooper Village & Stuyvesant Town Whole Loan’’. The Peter Cooper Village & Stuyvesant Town Loan has a Cut-Off Date Balance of $247,727,273, representing 4.2% of the Cut-Off Date Pool Balance (18.7% of the Cut-Off Date Group 2 Balance). The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

The Los Angeles International Jewelry Center Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Los Angeles International Jewelry Center Subordinate Companion Loan’’), is part of a split loan structure in which the Los Angeles International Jewelry Center Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Los Angeles International Jewelry Center Loan. The Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan are referred to collectively herein as the ‘‘Los Angeles International Jewelry Center Whole Loan’’. The Los Angeles International Jewelry Center Loan has a Cut-Off Date Balance of $124,400,000, representing 2.1% of the Cut-Off Date Pool Balance (2.8% of the Cut-Off Date Group 1 Balance). The Los Angeles International Jewelry Center Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Los Angeles International Jewelry Center’’ in Annex D to this prospectus supplement.

The Lembi Pool Loan, the Wynn Palms Apartments Loan, the Quail Creek Loan and the Rancho Vista Apartments Loan (together, the ‘‘Nomura Originated Companion Loans’’) are each part of a split loan structure that has 1 companion loan (together, the ‘‘Nomura Originated Subordinate Companion Loans’’) that are subordinate in their right of entitlement to payment to the related Nomura Originated Companion Loan. The Nomura Originated Companion Loans, collectively, have a Cut-Off Date Balance of $172,060,000, representing 2.9% of the Cut-Off Date Pool Balance (2.7% of the Cut-Off Date Group 1 Balance and 3.7% loan group 2). The Nomura Originated Subordinate Companion Loans will not be included in the Trust Fund. See ‘‘—The Nomura Originated Companion Loans’’ below.

The 611 West 6th Street Loan is part of a split loan structure, which has 1 companion loan (the ‘‘611 West 6th Street Subordinate Companion Loan’’) that is subordinate in its right of payment to the 611 West 6th Street Loan. The 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan are referred to collectively herein as the ‘‘611 West 6th Street Whole Loan’’. The 611 West 6th Street Loan has a Cut-Off Date Balance of $50,000,000, representing 0.9% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance). The 611 West 6th Street Subordinate Companion Loan will not be included in the Trust Fund.

The Doubletree Hotel – Tuscon, AZ Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Doubletree Hotel – Tucson, AZ Subordinate Companion Loan’’) that is subordinate in its right of payment to the Doubletree Hotel – Tuscon, AZ Loan. The Doubletree Hotel – Tuscon, AZ Loan and the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan are referred to collectively herein as the ‘‘Doubletree Hotel – Tuscon, AZ Whole Loan’’. The Doubletree Hotel – Tuscon, AZ Loan has a

Cut-Off Date Balance of $27,411,119, representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance). The Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan will not be included in the Trust Fund.

In addition, with respect to 1 Mortgage Loan (loan number 5), the Peter Cooper Village & Stuyvesant Town Loan, originated by Wachovia Bank, National Association, the related Mortgage Loan documents permit the related borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second Mortgage on the related Mortgaged Property or subordinate mezzanine debt at any time between November 2011 and May 2013 (the ‘‘Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan’’) subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including but not limited to, (i) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the LTV ratio for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or less than 70.0%, (ii) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the DSCR for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or greater than 1.30x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates or any other certificates issued under a securitization in which any Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is a part of will not, as a result of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn, and (iv) execution of a co-lender agreement between the lender with respect to the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan and the holder of the Mortgage Loan, in form and substance reasonably acceptable to the holder of the Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the Mortgage Loan and Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, but does not provide for any consent or consultation rights to the holder of such Mortgage Loan. The Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are referred to together herein as the ‘‘Peter Cooper Village & Stuyvesant Town Whole Loan’’. The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

The Five Times Square Pari Passu Companion Loan, the Five Times Square Subordinate Companion Loan, the Beacon D.C. & Seattle Pool Pari Passu Companion Loan, the 666 Fifth Avenue Pari Passu Companion Loans, the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, if applicable, the Los Angeles International Jewelry Center Subordinate Companion Loan, the Nomura Originated Subordinate Companion Loans, the 611 West 6th Street Subordinate Companion Loan and the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund.

The Five Times Square Pari Passu Companion Loan, the Beacon D.C. & Seattle Pool Pari Passu Companion Loans, the 666 Fifth Avenue Pari Passu Companion Loans, the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, if applicable, are referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. Each Nomura Originated Companion Loan, together with its related Nomura Originated Subordinate Companion Loans, is referred to herein as a ‘‘Nomura Originated Companion Whole Loan’’. The Five Times Square Whole Loan, the Beacon D.C. & Seattle Pool Whole Loan, the 666 Fifth Avenue Whole Loan, the Peter Cooper Village & Stuyvesant Town Whole Loan, the Los Angeles International Jewelry Center Whole Loan, the Nomura Originated Companion Whole Loans, the 611 West 6th Street Whole Loan, and the Doubletree Hotel – Tuscon, AZ Whole Loan are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and, collectively, as the ‘‘Whole Loans’’.

Wachovia Bank, National Association (or one of its affiliates) is the initial holder of one of Beacon D.C. & Seattle Pool Pari Passu Companion Loans. The trust fund relating to the Morgan Stanley Capital Trust I Commercial Mortgage Pass-Through Certificates is expected to be the holder of one of the Beacon D.C. & Seattle Pool Companion Loans. The trust fund relating to the Wachovia Bank Commercial

Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 transaction (the ‘‘2007-C30 Transaction’’ and the related trust fund, the ‘‘2007-C30 Trust Fund’’) is the holder of the Five Times Square Pari Passu Companion Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan. The trust fund relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 transaction (the ‘‘GECMC 2007-C1 Transaction’’ and the related trust fund, the ‘‘GECMC 2007-C1 Trust Fund’’) is expected to be the holder of two of the 666 Fifth Avenue Pari Passu Companion Loans. Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Five Times Square Subordinate Companion Loan, the Los Angeles International Jewelry Center Subordinate Companion Loan, 611 West 6th Street Subordinate Companion Loan and the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan. Nomura Credit & Capital, Inc. is the initial holder of the Nomura Originated Subordinate Companion Loans.

With respect to the Five Times Square Loan, the terms of one related intercreditor agreement (the ‘‘Five Times Square Pari Passu Intercreditor Agreement’’) provide that the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan are of equal priority with each other and no portion of either the Five Times Square Loan or the Five Times Square Pari Passu Companion Loan will have priority or preference over the other. In addition, the terms of the other related intercreditor agreement (the ‘‘Five Times Square Subordinate Intercreditor Agreement’’ and, together with the Five Times Square Pari Passu Companion Intercreditor Agreement, the ‘‘Five Times Square Intercreditor Agreements’’) provide that the Five Times Square Subordinate Companion Loan is subordinate in certain respects to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan.

With respect to the Beacon D.C. & Seattle Pool Loan, the terms of the related intercreditor agreement (the ‘‘Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement’’), provide that the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loan are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the 666 Fifth Avenue Loan, the terms of the related intercreditor agreement (the ‘‘666 Fifth Avenue Pari Passu Intercreditor Agreement’’), provide that the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loan are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Peter Cooper & Stuyvesant Town Loan, the terms of the related intercreditor agreement (the ‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Intercreditor Agreement’’), provide that the Peter Cooper & Stuyvesant Town Loan and the Peter Cooper & Stuyvesant Town Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Los Angeles International Jewelry Center Loan, the terms of the related intercreditor agreement (the ‘‘Los Angeles International Jewelry Center Intercreditor Agreement’’) provide that the Los Angeles International Jewelry Center Subordinate Companion Loan is subordinate in certain respects to the Los Angeles International Jewelry Center Subordinate Loan.

With respect to the Nomura Originated Companion Loans, the terms of the related intercreditor agreement (each, a ‘‘Nomura Originated Companion Intercreditor Agreement’’) provide that the related Nomura Originated Subordinate Companion Loan is subordinate in certain respects to the related Nomura Originated Companion Loan.

With respect to the 611 West 6th Street Loan, the terms of the related intercreditor agreement (the ‘‘611 West 6th Street Loan Intercreditor Agreement’’) provide that the 611 West 6th Street Subordinate Companion Loan is subordinate in certain respects to the 611 West 6th Street Subordinate Loan.

With respect to the Doubletree Hotel – Tuscon, AZ Loan, the terms of the related intercreditor agreement (the ‘‘Doubletree Hotel – Tuscon, AZ Intercreditor Agreement’’) provide that the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan is subordinate in certain respects to the Doubletree Hotel – Tuscon, AZ Subordinate Loan.

The Five Times Square Intercreditor Agreement, the Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement, the 666 Fifth Avenue Pari Passu Intercreditor Agreement, the Peter Cooper &

Stuyvesant Town Pari Passu Intercreditor Agreement, the Los Angeles International Jewelry Center Intercreditor Agreement, the Nomura Originated Companion Intercreditor Agreements, the 611 West 6th Street Intercreditor Agreement and the Doubletree Hotel – Tuscon, AZ Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and, collectively, as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR(1)(2)		Whole Loan Cut-Off Date LTV Ratio(1)(2)
Five Times Square	$536,000,000	$1,072,000,000	$1,139,000,000	1.02	x	85.0%
Beacon D.C. & Seattle Pool	$414,000,000	$2,700,000,000	$2,700,000,000	1.27	x	78.7%
666 Fifth Avenue(3)	$395,000,000	$1,215,000,000	$1,215,000,000	1.46	x	60.8%
Peter Cooper Village & Stuyvesant Town Pool(4)	$247,727,273	$3,000,000,000	$3,000,000,000	1.73	x	55.6%
Los Angeles International Jewelry Center	$124,400,000	$124,400,000	$145,000,000	0.98	x	93.2%
Lembi Pool	$122,500,000	$122,500,000	$132,500,000	1.27	x	77.4%
611 West 6th Street	$50,000,000	$50,000,000	$55,000,000	1.13	x	78.6%
Wynn Palms Apartments	$29,100,000	$29,100,000	$34,100,000	1.09	x	80.0%
Doubletree Hotel – Tucson, AZ	$27,471,119	$27,471,119	$31,209,419	1.11	x	77.6%
Quail Creek	$11,160,000	$11,160,000	$13,160,000	1.16	x	74.8%
Rancho Vista Apartments	$9,300,000	$9,300,000	$10,800,000	1.10	x	78.8%

(1)	For purposes of determining the DSCRs and LTV ratios with respect to the Peter Cooper Village & Stuyvesant Town Loan, such DSCR and LTV ratios do not include the future Pari Passu Companion Loan. For a discussion of the financial tests and terms related to the funding of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, see ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans —General’’ in this prospectus supplement.
(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, hold backs or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value & Condition of Mortgaged Property’’ in this prospectus supplement.
(3)	The underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-is’’ DSCR calculated based on the rent roll dated January 11, 2007 including rent steps is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.
(4)	With respect to the Peter Cooper Village & Stuyvesant Town Loan, the net operating income used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions and using an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The DSC ratio for the related Mortgaged Property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Related to Net Cash Flow’’ in this prospectus supplement.

Five Times Square Loan

Servicing Provisions of the Five Times Square Intercreditor Agreement.    Pursuant to the terms of the Five Times Square Intercreditor Agreement, the Five Times Square Whole Loan will be serviced and administered pursuant to the terms of the 2007-C30 Pooling and Servicing Agreement by the 2007-C30 Master Servicer and 2007-C30 Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Five Times Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Five Times Square Whole Loan will be allocated first, to the holder of the Five Times Square Subordinate Companion Loan and thereafter, pro rata, to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans.

With respect to the Five Times Square Loan, the 2007-C30 Master Servicer and 2007-C30 Special Servicer will service and administer the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan pursuant to the 2007-C30 Pooling and Servicing Agreement and the Five Times Square Intercreditor Agreement for so long as the Five Times Square Pari Passu Companion Loan is part of the 2007-C30 Trust Fund. The holder of the Five Times Square Subordinate Companion Loan will be entitled to advise and direct the 2007-C30 Master Servicer and/or 2007-C30 Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Five Times Square Loan at such times as the Five Times Square Subordinate Companion Loan is not the subject of a Five Times Square Control Appraisal Period (as defined below).

The holder of the Five Times Square Pari Passu Companion Loans or an advisor on its behalf will generally share certain rights that the Controlling Class Representative has with respect to directing the 2007-C30 Master Servicer and/or 2007-C30 Special Servicer with respect to the servicing of Five Times Square Loan. A ‘‘Five Times Square Control Appraisal Period’’ occurs at such times when the principal balance of the Five Times Square Subordinate Companion Loan minus any Five Times Square Control Appraisal Amount is less than or equal to twenty five percent (25%) of the principal balance of the Five Times Square Subordinate Companion Loan. A ‘‘Five Times Square Control Appraisal Amount’’ is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Five Times Square Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Five Times Square Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Five Times Square Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Five Times Square Intercreditor Agreement (net of any liens senior to the lien of the Five Times Square Loan).

No advice or direction of the holders of the Five Times Square Pari Passu Companion Loans or the Five Times Square Subordinate Companion Loan may require or cause the 2007-C30 Master Servicer or the 2007-C30 Special Servicer to violate any provision of the 2007-C30 Pooling and Servicing Agreement, including the 2007-C30 Master Servicer’s and the2007-C30 Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Five Times Square Whole Loan, the holder of the Five Times Square Subordinate Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non-monetary defaults and/or (ii) purchase the Five Times Square Loan from the Trust Fund and the Five Times Square Pari Passu Companion Loans from the holder thereof after the expiration of the cure period subject to the conditions contained in the Five Times Square Intercreditor Agreement; provided, however, the holder of the Five Times Square Subordinate Companion Loan may only cure such defaults six (6) times during the life of the Five Times Square Whole Loan and no such cure is permitted to exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate, any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Five Times Square Whole Loan is responsible and any other Additional Trust Fund Expenses in respect of the Five Times Square Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Five Times Square Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Five Times Square Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Five Times Square Special Event of

Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Five Times Square Subordinate Companion Loan under the Five Times Square Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Five Times Square Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to their pro rata (based upon the outstanding principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan) portion of the principal balance of the Five Times Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Third, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the Five Times Square Loan or Five Times Square Pari Passu Companion Loans, respectively;

Fourth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it;

Fifth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan) portion of the principal balance of the Five Times Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Seventh, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Five Times Square Subordinate Companion Loan;

Eighth, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, pro rata (based upon the initial principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Five Times Square Whole Loan; and

Ninth, any excess, pro rata, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan (based upon the initial principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, respectively).

During the continuance of a Five Times Square Special Event of Default (subject to the cure and purchase rights of holder of the Five Times Square Subordinate Companion Loan under the Five Times Square Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Five Times Square Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the principal balance of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, respectively, until paid in full;

Third, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the Five Times Square Loan or the Five Times Square Pari Passu Companion Loans, respectively;

Fourth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the principal balance of the Five Times Square Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the Five Times Square Subordinate Companion Loan;

Seventh, pro rata, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of each of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans (based upon the ratio between the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan);

Eighth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Five Times Square Subordinate Companion Loan (based upon the ratio between the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan);

Ninth, pro rata, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans (based upon the initial principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any default interest;

Tenth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any default interest;

Eleventh, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed costs and advances made by it;

Twelfth, any excess, pro rata, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan (based upon the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan, respectively).

Beacon D.C. & Seattle Pool Loan

Servicing Provisions of the Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement.

With respect to the Beacon D.C. & Seattle Pool Loan, the Morgan Stanley 2007-IQ14 Master Servicer and the Morgan Stanley 2007-IQ14 Special Servicer will administer the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and the Beacon D.C. & Seattle Pool Intercreditor Agreement for so long as the Beacon D.C. & Seattle Pool Loan is part of the Trust Fund. The holders of the Beacon D.C. & Seattle Pool Pari Passu Companion Loans or an advisor on their behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the

Morgan Stanley 2007-IQ14 Master Servicer and/or Morgan Stanley 2007-IQ14 Special Servicer with respect to the servicing of the Beacon D.C. & Seattle Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the Beacon D.C. & Seattle Pool Intercreditor Agreement.    Pursuant to the Beacon D.C. & Seattle Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Beacon D.C. & Seattle Pool Loan and/or the Beacon D.C. & Seattle Pool Pari Passu Companion Loans (subject, in each case, to the rights of the Morgan Stanley 2007-IQ14 Master Servicer, the Morgan Stanley 2007-IQ14 Special Servicer, the Morgan Stanley 2007-IQ14 Trustee, the Master Servicer and the Special Servicer to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

666 Fifth Avenue Loan

Servicing Provisions of the 666 Fifth Avenue Pari Passu Intercreditor Agreement.

Pursuant to the terms of the 666 Fifth Avenue Pari Passu Intercreditor Agreement, the 666 Fifth Avenue Whole Loan will be serviced and administered pursuant to the terms of the GECMC 2007-C1 Pooling and Servicing Agreement by the GECMC 2007-C1 Master Servicer and GECMC 2007-C1 Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 666 Fifth Avenue Pari Passu Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 666 Fifth Avenue Whole Loan will be allocated, pro rata, to the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans.

With respect to the 666 Fifth Avenue Loan, the GECMC 2007-C1 Master Servicer and GECMC 2007-C1 Special Servicer will service and administer the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement and the 666 Fifth Avenue Pari Passu Intercreditor Agreement for so long as the 666 Fifth Avenue Pari Passu Companion Loans are part of the GECMC 2007-C1 Trust Fund. In general, the written approval of the holders of the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan (such holders being the ‘‘666 Fifth Avenue Directing Holder’’ with respect to the 666 Fifth Avenue Whole Loan) will be required for material approvals and certain other actions with respect to the 666 Fifth Avenue Whole Loan and related Mortgaged Property, including, among other things, material modifications of the 666 Fifth Avenue Loan, foreclosure, any adoption or approval of a plan in bankruptcy of the related borrower, any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender approval is required by the loan documents, and any declaration or waiver of any ‘‘event of default’’ (as defined in the loan documents) or acceleration of the maturity of the 666 Fifth Avenue Loan.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the 666 Fifth Avenue Directing Holder may (and the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that such the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require, cause or permit the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, to violate any provision of the related intercreditor agreement or the GECMC 2007-C1 Pooling and Servicing Agreement (including its obligation to act in accordance with the servicing standard under the GECMC 2007-C1 Pooling and Servicing Agreement), the loan documents or applicable law or violate the REMIC provisions of the Code. Furthermore, the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, are not required to seek approval from the 666 Fifth Avenue Directing Holder for any actions to be taken by the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, with respect to the workout or liquidation of the 666 Fifth Avenue Whole Loan if:

(i)    the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, has, as provided in the preceding paragraph, notified the holders of the 666 Fifth Avenue Whole Loan in writing of various actions that the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of the 666 Fifth Avenue Whole Loan; and

(ii)    for 60 days following the first such notice, the 666 Fifth Avenue Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, considers to be consistent with the servicing standard under the GECMC 2007-C1 Pooling and Servicing Agreement.

The 666 Fifth Avenue Directing Holder will have no liability to the other holders of the 666 Fifth Avenue Whole Loan for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related intercreditor agreement and the GECMC 2007-C1 Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the 666 Fifth Avenue Directing Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Application of Payments in Connection with the 666 Fifth Avenue Intercreditor Pari Passu Agreement.    Pursuant to the 666 Fifth Avenue Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the 666 Fifth Avenue Loan and/or the 666 Fifth Avenue Pari Passu Companion Loans (subject, in each case, to the payment and reimbursement rights of the GECMC 2007-C1 Master Servicer, the GECMC 2007-C1 Special Servicer, the GECMC 2007-C1 Trustee, the Master Servicer and the Special Servicer in accordance with the terms of the GECMC 2007-C1 Pooling and Servicing Agreement) will be applied to the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

Peter Cooper Village & Stuyvesant Town Loan

Servicing Provisions of the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.

With respect to the Peter Cooper Village & Stuyvesant Town Loan, the 2007-C30 Master Servicer and the 2007-C30 Special Servicer will administer the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans pursuant to the 2007-C30 Pooling and Servicing Agreement and the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement for so long as the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is part of the 2007-C30 Trust Fund. The holders of the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the Peter Cooper Village & Stuyvesant Town Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS— The Controlling Class Representative’’ in this prospectus supplement.

Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.    Pursuant to the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Peter Cooper Village & Stuyvesant Town Loan and/or the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans (subject, in each case, to the rights of the 2007-C30 Master Servicer, the 2007-C30 Special Servicer and the 2007-C30 Trustee to payments and reimbursements as set forth in the 2007-C30 Pooling and Servicing Agreement) will be applied to the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

Los Angeles International Jewelry Center Loan

Servicing Provisions of the Los Angeles International Jewelry Center Intercreditor Agreement. Pursuant to the terms of the Los Angeles International Jewelry Center Intercreditor Agreement, the Los

Angeles International Jewelry Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Los Angeles International Jewelry Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Los Angeles International Jewelry Center Whole Loan will be allocated first, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, and thereafter to the Los Angeles International Jewelry Center Loan. With respect to the Los Angeles International Jewelry Center Loan, the Master Servicer and the Special Servicer will service and administer the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Los Angeles International Jewelry Center Intercreditor Agreement for so long as the Los Angeles International Jewelry Center Loan is part of the Trust Fund. The holder of the Los Angeles International Jewelry Center Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Los Angeles International Jewelry Center Whole Loan at such times as the Los Angeles International Jewelry Center Subordinate Companion Loan is not the subject of a Los Angeles International Jewelry Center Control Appraisal Period (as defined below).

A ‘‘Los Angeles International Jewelry Center Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the Los Angeles International Jewelry Center Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Los Angeles International Jewelry Center Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Los Angeles International Jewelry Center Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Los Angeles International Jewelry Center Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Los Angeles International Jewelry Center Intercreditor Agreement (net of any liens senior to the lien of the Los Angeles International Jewelry Center Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the Los Angeles International Jewelry Center Subordinate Companion Loan. No advice or direction of the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the Los Angeles International Jewelry Center Whole Loan, the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within twenty-five (25) days of receipt of the cure notice; and/or (iii) purchase the Los Angeles International Jewelry Center Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Los Angeles International Jewelry Center Intercreditor Agreement; provided, further, however, the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the Los Angeles International Jewelry Center Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Los Angeles International Jewelry Center Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Los Angeles International Jewelry Center Loan is responsible and any other Additional Trust Fund Expenses in respect of the Los Angeles International Jewelry Center Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the Los Angeles International Jewelry Center Whole Loan.

The holder of the Los Angeles International Jewelry Center Subordinate Companion Loan has the right, at any time and from time to time, to replace the Special Servicer then acting with respect to the related Los Angeles International Jewelry Center Companion Loan with or without cause and appoint a replacement Special Servicer solely with respect to the Los Angeles International Jewelry Center Companion Loan

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the Los Angeles International Jewelry Center Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Los Angeles International Jewelry Center Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan under the Los Angeles International Jewelry Center Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Los Angeles International Jewelry Center Whole Loan will be paid in the following manner:

First, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan) of the principal balance of the Los Angeles International Jewelry Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Los Angeles International Jewelry Center Whole Loan, in an amount equal to the holder of the Los Angeles International Jewelry Center Loan’s pro rata portion (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan) of the principal balance of the Los Angeles International Jewelry Center Whole Loan;

Third, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Los Angeles International Jewelry Center Loan;

Fourth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan) of the principal balance of the Los Angeles International Jewelry Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Los Angeles International Jewelry Center Whole Loan, in an amount equal to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan) of the principal balance of the Los Angeles International Jewelry Center Whole Loan;

Seventh, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Los Angeles International Jewelry Center Subordinate Companion Loan;

Eighth, to the holders of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Los Angeles International Jewelry Center Whole Loan;

Ninth, to the holders of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the Los Angeles International Jewelry Center Whole Loan;

Tenth, to the holder of the Los Angeles International Jewelry Center Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan made cure payments in accordance with the terms of the Los Angeles International Jewelry Center Intercreditor Agreement shall be paid to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan;

Eleventh, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and Thirteenth, any excess, pro rata, to the holders of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, based on the initial principal balance of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a Los Angeles International Jewelry Center Special Event of Default (subject to the cure and purchase rights of holder of the Los Angeles International Jewelry Center Subordinate Companion Loan under the Los Angeles International Jewelry Center Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Los Angeles International Jewelry Center Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to the principal balance of the Los Angeles International Jewelry Center Loan until paid in full;

Third, to the holder of the Los Angeles International Jewelry Center Loan, any unreimbursed realized losses, if any, with respect to the Los Angeles International Jewelry Center Loan;

Fourth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to the principal balance of the Los Angeles International Jewelry Center Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Los Angeles International Jewelry Center Subordinate Companion Loan;

Seventh, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Los Angeles International Jewelry Center Loan (based upon the initial principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan);

Eighth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan (based upon the initial principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan);

Ninth, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Los Angeles International Jewelry Center Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the Los Angeles International Jewelry Center Loan (based upon the ratio between the initial principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan);

Eleventh, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Los Angeles International Jewelry Center Subordinate Companion Loan (based upon the ratio between the initial principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan);

Twelfth, to the holder of the Los Angeles International Jewelry Center Loan in an amount equal to any default interest;

Thirteenth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan with respect to the Los Angeles International Jewelry Center Whole Loan; and Fifteenth, any excess, pro rata, to the holders of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan (based upon the initial principal balances of the Los Angeles International Jewelry Center Loan and the Los Angeles International Jewelry Center Subordinate Companion Loan, respectively).

The Nomura Originated Companion Loans

Servicing Provisions of the Nomura Originated Companion Intercreditor Agreement.    With respect to the Nomura Originated Companion Loans, the Master Servicer and the Special Servicer will service and administer each Nomura Originated Companion Loan and its related Nomura Originated Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and each Nomura Originated Companion Intercreditor Agreement for so long as each Nomura Originated Companion Loan is part of the Trust Fund. If the principal amount of a Nomura Originated Subordinate Companion Loan, less any existing related Appraisal Reduction Amount (determined pursuant to the related Nomura Originated Companion Intercreditor Agreement), is equal to or greater than 25% of its original principal amount less any payments of principal and realized losses, the holder of the related Nomura Originated Subordinate Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain servicing matters to the exclusion of the controlling class representative, including among other things foreclosure or material modification of the related loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard.

In the event of any monetary default with respect to a Nomura Originated Companion Loan or a Nomura Originated Subordinate Companion Loan or a non-monetary default with respect to the a Nomura Originated Companion Loan or a Nomura Originated Subordinate Companion Loan, the holder of the Nomura Originated Subordinate Companion Loan will be entitled to cure (i) the monetary default within five (5) business days of receipt of notice thereof and (ii) the non-monetary default within thirty (30) days of receipt of notice thereof.

In addition, the holder of each Nomura Originated Subordinate Companion Loan has the right, by written notice to the holder of related Nomura Originated Companion Loan following the occurrence of (i) any event of default with respect to an obligation of the borrower to pay principal and interest payments or any other monetary obligations due under the related Nomura Originated Companion Loan or related Nomura Originated Subordinate Companion Loan or (ii) any non-monetary event of default as a result of which the Mortgage Loan becomes a Specially Serviced Mortgage Loan, to purchase the related Nomura Originated Companion Loan from the Trust Fund subject to the terms and conditions contained in the Nomura Originated Companion Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the related Nomura Originated Companion Loan, together with all unpaid interest on the related Nomura Originated Companion Loan at the related interest rate (excluding default interest and any prepayment premium) and any unreimbursed advances and interest accrued on those advances related to the Nomura Originated Companion Loan.

The holder of each Nomura Originated Subordinate Companion Loan has the right, at any time and from time to time, to replace the Special Servicer then acting with respect to the related Nomura Originated Companion Loan with or without cause and appoint a replacement Special Servicer solely with respect to such Nomura Originated Companion Loan. Such replacement Special Servicer shall be a Qualified Servicer (as defined in each Nomura Originated Companion Intercreditor Agreement).

Application of Payments.    Pursuant to each Nomura Originated Companion Intercreditor Agreement, to the extent described below, the right of the holder of each Nomura Originated Subordinate Companion Loan to receive payments with respect to each Nomura Originated Subordinate Companion Loan is generally subordinate to the payment rights of the Trust Fund to receive payments with respect to each related Nomura Originated Companion Loan.

Prior to the occurrence and continuation of a monetary default or a non-monetary event of default resulting in a Nomura Originated Companion Loan and a Nomura Originated Subordinate Companion Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to each Nomura Originated Companion Loan and each Nomura Originated Subordinate Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the borrower) will be paid in the following manner:

first, to the holder of the related Nomura Originated Companion Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

second, to the holder of the related Nomura Originated Companion Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

third, to the holder of the related Nomura Originated Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

fourth, to the holder of the related Nomura Originated Companion Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and it pro rata portion of any prepayments with respect to such loan;

fifth, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

sixth, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to any interest accrued on any advances made in respect to delinquent principal or interest allocable to the related Nomura Originated Companion Loan and any advances made with respect to the related Nomura Originated Subordinate Companion Loan prior to the securitization of the related Nomura Originated Companion Loan;

seventh, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

eighth, to the holder of the related Nomura Originated Subordinate Companion Loan in the amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

ninth, pro rata, to (i) the holder of the related Nomura Originated Companion Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the related Nomura Originated Subordinate Companion Loan pursuant to clause sixth above and (ii) the holder of the related Nomura Originated Subordinate Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holder of the related Nomura Originated Subordinate Loan, pursuant to clause first above and any interest on any advances with respect to the related Nomura Originated Subordinate Companion Loan paid pursuant to sixth clause above);

tenth, pro rata, to (i) to the holder of the related Nomura Originated Companion Loan, its percentage interest of any exit fees and extension fees allocated to the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan, to the extent actually paid and (ii) the holder of the related Nomura Originated Subordinate Companion Loan, its percentage interest of any exit fees and extension fees allocated to the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan, to the extent actually paid; and

eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the related Nomura Originated Companion Loan and the holder of the related Nomura Originated Subordinate Companion Loan, pro rata based on their respective percentage interests.

Following the occurrence and during the continuation of a monetary default or a non-monetary event of default resulting in the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) will be paid in the following manner;

first, to the holder of the related Nomura Originated Companion Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

second, to the holder of the related Nomura Originated Companion Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

third, to the holder of the related Nomura Originated Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

fourth, to the holder of the related Nomura Originated Companion Loan in an amount equal to its principal balances, until such principal amounts have been paid in full;

fifth, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

sixth, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to any interest accrued on any advances made in respect to delinquent principal or interest allocable to the related Nomura Originated Companion Loan and any advances made with respect to the related Nomura Originated Subordinate Companion Loan prior to the securitization of the related Nomura Originated Companion Loan;

seventh, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

eighth, to the holder of the related Nomura Originated Subordinate Companion Loan in an amount equal to its principal balance, until such principal amount has been paid in full;

ninth, pro rata, to (a) the holder of the related Nomura Originated Companion Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the related Nomura Originated Subordinate Companion Loan pursuant to clause sixth above and (b) the holder of the related Nomura Originated Subordinate Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holders of the related Nomura Originated Companion Loan pursuant to clause first above and any interest on any advances with respect to the related Nomura Originated Subordinate Companion Loan paid pursuant to clause sixth above);

tenth, pro rata, to (i) the holder of the related Nomura Originated Companion Loan, its percentage interest of any exit fees and extension fees allocated to the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan to the extent actually paid and (ii) the holders of the related Nomura Originated Subordinate Companion Loan, its percentage interest of any exit fees and extension fees allocated to the related Nomura Originated Companion Loan and the related Nomura Originated Subordinate Companion Loan, to the extent actually paid; and

eleventh, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the related Nomura Originated Companion Loan and the holders of the related Nomura Originated Subordinate Companion Loan, pro rata based on their respective percentage interests.

611 West 6th Street Loan

Servicing Provisions of the 611 West 6th Street Intercreditor Agreement.    Pursuant to the terms of the 611 West 6th Street Intercreditor Agreement, the 611 West 6th Street Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 611 West 6th Street Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 611 West 6th Street Whole Loan will be allocated first, to the holder of the 611 West 6th Street Subordinate Companion Loan, and thereafter to the 611 West 6th Street Loan. With respect to the 611 West 6th Street Loan, the Master Servicer and the Special Servicer will service and administer the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the 611 West 6th Street Intercreditor Agreement for so long as the 611 West 6th Street Loan is part of the Trust Fund. The holder of the 611 West 6th Street Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 611 West 6th Street Whole Loan at such times as the 611 West 6th Street Subordinate Companion Loan is not the subject of a 611 West 6th Street Control Appraisal Period (as defined below).

A ‘‘611 West 6th Street Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the 611 West 6th Street Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the 611 West 6th Street Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the 611 West 6th Street Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 611 West 6th Street Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 611 West 6th Street Intercreditor Agreement (net of any liens senior to the lien of the 611 West 6th Street Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the 611 West 6th Street Subordinate

Companion Loan. No advice or direction of the holder of the 611 West 6th Street Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS— The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the 611 West 6th Street Whole Loan, the holder of the 611 West 6th Street Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the 611 West 6th Street Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the 611 West 6th Street Intercreditor Agreement; provided, further, however, the holder of the 611 West 6th Street Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the 611 West 6th Street Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the 611 West 6th Street Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 611 West 6th Street Loan is responsible and any other Additional Trust Fund Expenses in respect of the 611 West 6th Street Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the 611 West 6th Street Whole Loan.

The holder of the 611 West 6th Street Subordinate Companion Loan has the right, at any time and from time to time, to replace the Special Servicer then acting with respect to the related 611 West 6th Street Companion Loan with or without cause and appoint a replacement Special Servicer solely with respect to the 611 West 6th Street Companion Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the 611 West 6th Street Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘611 West 6th Street Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the 611 West 6th Street Subordinate Companion Loan under the 611 West 6th Street Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 611 West 6th Street Whole Loan will be paid in the following manner:

First, to the holder of the 611 West 6th Street Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 611 West 6th Street Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan) of the principal balance of the 611 West 6th Street Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 611 West 6th Street Whole Loan, in an amount equal to the holder of the 611 West 6th Street Loan’s pro rata portion (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan) of the principal balance of the 611 West 6th Street Whole Loan;

Third, to the holder of the 611 West 6th Street Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 611 West 6th Street Loan;

Fourth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan) of the principal balance of the 611 West 6th Street Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 611 West 6th Street Whole Loan, in an amount equal to the holder of the 611 West 6th Street Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan) of the principal balance of the 611 West 6th Street Whole Loan;

Seventh, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 611 West 6th Street Subordinate Companion Loan;

Eighth, to the holders of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 611 West 6th Street Whole Loan;

Ninth, to the holders of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the 611 West 6th Street Whole Loan;

Tenth, to the holder of the 611 West 6th Street Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 611 West 6th Street Subordinate Companion Loan made cure payments in accordance with the terms of the 611 West 6th Street Intercreditor Agreement shall be paid to the holder of the 611 West 6th Street Subordinate Companion Loan;

Eleventh, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and Thirteenth, any excess, pro rata, to the holders of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, based on the initial principal balance of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a 611 West 6th Street Special Event of Default (subject to the cure and purchase rights of holder of the 611 West 6th Street Subordinate Companion Loan under the 611 West 6th Street Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 611 West 6th Street Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the 611 West 6th Street Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 611 West 6th Street Loan, in an amount equal to the principal balance of the 611 West 6th Street Loan until paid in full;

Third, to the holder of the 611 West 6th Street Loan, any unreimbursed realized losses, if any, with respect to the 611 West 6th Street Loan;

Fourth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to the principal balance of the 611 West 6th Street Subordinate Companion Loan until paid in full;

Sixth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 611 West 6th Street Subordinate Companion Loan;

Seventh, to the holder of the 611 West 6th Street Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 611 West 6th Street Loan (based upon the initial principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan);

Eighth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 611 West 6th Street Subordinate Companion Loan (based upon the initial principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan);

Ninth, to the holder of the 611 West 6th Street Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the 611 West 6th Street Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the 611 West 6th Street Loan (based upon the ratio between the initial principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan);

Eleventh, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 611 West 6th Street Subordinate Companion Loan (based upon the ratio between the initial principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan);

Twelfth, to the holder of the 611 West 6th Street Loan in an amount equal to any default interest;

Thirteenth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the 611 West 6th Street Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the 611 West 6th Street Subordinate Companion Loan with respect to the 611 West 6th Street Whole Loan; and Fifteenth, any excess, pro rata, to the holders of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan (based upon the initial principal balances of the 611 West 6th Street Loan and the 611 West 6th Street Subordinate Companion Loan, respectively).

The Doubletree Hotel – Tucson, AZ Loan

Servicing Provisions of the Doubletree Hotel – Tucson, AZ Intercreditor Agreement.    With respect to the Doubletree Hotel – Tucson, AZ Loan, the Master Servicer and Special Servicer will service and administer the Doubletree Hotel – Tucson, AZ Loan and the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Doubletree Hotel – Tucson, AZ Intercreditor Agreement for so long as each Doubletree Hotel – Tucson, AZ Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Doubletree Hotel – Tucson, AZ Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Doubletree Hotel – Tucson, AZ Loan or the Mortgage Loan documents adversely affects the lien priority of the related Mortgage or constitutes a material modification as specified in the Doubletree Hotel – Tucson, AZ Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion

Loan is not paid at maturity, (iv) the borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described below, the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan will have the right to purchase the Doubletree Hotel – Tucson, AZ Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Doubletree Hotel – Tucson, AZ Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Doubletree Hotel – Tucson, AZ Loan, together with all accrued and unpaid interest on the Doubletree Hotel – Tucson, AZ Loan (other than default interest and late payment charges) at the mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the related borrower under the Doubletree Hotel – Tucson, AZ Loan is responsible and other expenses as provided in the Doubletree Hotel – Tucson, AZ Intercreditor Agreement. Unless the borrower or an affiliate is purchasing a Doubletree Hotel – Tucson, AZ Loan, no prepayment consideration will be payable in connection with the purchase of a Doubletree Hotel – Tucson, AZ Loan.

Application of Payments.    Pursuant to the Doubletree Hotel – Tucson, AZ Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the borrower is required to make separate monthly payments of principal and interest to the related Master Servicer and the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan; provided that any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards or from any partial or full prepayment accepted during the continuance of an event of default under the related Mortgage Loan documents, shall be applied as provided in the paragraph below. Any escrow and reserve payments required in respect of the Doubletree Hotel – Tucson, AZ Whole Loan are required to be paid to the related Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of a borrower, and subject to certain rights of the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan to purchase the Doubletree Hotel – Tucson, AZ Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan will be generally subordinated to all payments due on the Doubletree Hotel – Tucson, AZ Loan and the amounts with respect to the Doubletree Hotel – Tucson, AZ Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the borrower) in the following manner:

First, to the related Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the related Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Doubletree Hotel – Tucson, AZ Loan, in an amount equal to accrued and unpaid interest with respect to the Doubletree Hotel – Tucson, AZ Loan at the pre-default interest rate thereon;

Fourth, to the holder of the Doubletree Hotel – Tucson, AZ Loan, in an amount equal to the principal balance of the Doubletree Hotel – Tucson, AZ Loan until paid in full;

Fifth, to the holder of the Doubletree Hotel – Tucson, AZ Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Doubletree Hotel – Tucson, AZ Loan;

Sixth, to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan;

Seventh, to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, in an amount equal to the principal balance of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan;

Tenth, to the holder of the Doubletree Hotel – Tucson, AZ Loan and then to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Doubletree Hotel – Tucson, AZ Loan and the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Doubletree Hotel – Tucson, AZ Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Doubletree Hotel – Tucson, AZ Loan or the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, are payable to the holder of the Doubletree Hotel – Tucson, AZ Loan and the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Doubletree Hotel – Tucson, AZ Loan and the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the Doubletree Hotel – Tucson, AZ Loan and the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Doubletree Hotel – Tucson, AZ Loan and the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the related borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, and (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of all or a portion of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the related Master Servicer and/or the related Special Servicer, as applicable, may apply the amount paid by the related borrower net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Doubletree Hotel – Tucson, AZ Loan in an amount equal to the accrued and unpaid interest on the Doubletree Hotel – Tucson, AZ Loan and then an amount equal to any current and delinquent scheduled principal payments on the Doubletree Hotel – Tucson, AZ Loan and, second, to the holder of the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the Doubletree Hotel – Tucson, AZ Subordinate Companion Loan.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related intercreditor Agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the ‘‘Subordinate Loans’’) with respect to 8 Mortgage Loans (loan numbers 1, 10, 11, 21, 40, 44, 103 and 108) generally have a right to payment that is subordinate to the right to payment of the holder of the related Mortgage Loan.

In addition, the holders of the Subordinate Loans generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such Subordinate Loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related Intercreditor Agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans generally also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however in a work-out context the foregoing consent is generally not required.

The holders of the Subordinate Loans generally may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans and assumes that no future Pari Passu Companion Loans are advanced. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft., Unit, Pad or Room with respect to the Five Times Square Loan, the Beacon D.C. and Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan, the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loan, the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under

‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 53 Mortgage Loans, representing 21.5% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 23.6% of the Cut-Off Date Group 1 Balance and 16 Mortgage Loans in Loan Group 2 or 14.6% of the Cut-Off Date Group 2 Balance) where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 4 Mortgage Loans (loan numbers 112, 117, 132 and 187, representing 0.4% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 2 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves or holdback amounts; the actual DSCR with respect to each such mortgage loan is as follows: (A) 1.15x, with respect to loan number 112, (B) 1.10x, with respect to loan number 117, (C) 1.08x, with respect to loan number 132, and (D) 1.09x, with respect to loan number 187; (iii) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by BCRE or Nomura; and (iv) with respect to 1 Mortgage Loan (loan number 82), representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6 to this prospectus supplement; provided, further, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account, but it will be assumed that no future Pari Passu Companion Loans are advanced. With respect to 3 Mortgage Loans (loan numbers 112, 117 and 132, representing 0.4% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 2 Balance), which Mortgage Loans are cross-collateralized, such ratio was calculated on the basis of the group of cross-collateralized loans. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In the case of the certain Mortgage Loans, with respect to which a portion of the related Mortgaged Property has been leased to an affiliate of the related borrower (or to the related borrower itself), as tenant, but the related Mortgaged Property is not used by such tenant for business operations but instead is master leased in order to increase property net cash flow, the net cash flow for purposes of calculating DSCR includes the rent under such master lease. In general, ‘‘Net Cash Flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves, holdback amounts or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining underwritten Net Cash Flow because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related Mortgaged Property appraisal in determining Net Cash Flow. However, with respect to 1 Mortgage Loan (loan number 5), representing 4.2% of the Cut-Off Date Pool Balance (18.7% of the Cut-Off Date Group 2 Balance), underwritten Net Cash Flow was determined using future cash flow projections that include various assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the Mortgaged Property, resulting in 6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal’s projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the underwritten DSCR. With respect to 1 Mortgage Loan (loan number 3) representing 6.8% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance), the underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-Is’’ DSCR calculated based on the rent roll dated January 11, 2007 including rent steps through 2007, is 0.65x. With respect to 1 Mortgage Loan (loan number 16) representing 0.1% of the mortgage pool (0.1% of loan group 1), the underwritten DSCR on Net Cash Flow is based on underwritten cash flows that were derived based on certain assumptions, including a projected increase in the Housing Assistance Program (‘‘HAP’’) contract rents as of January 2008.  The ‘‘As-Is’’ DSCR calculated based on the current HAP contract in place as of January 2007 is 1.28x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement. See ‘‘RISK FACTORS—Litigation May Have Adverse Effect on Borrowers’’ in this prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’, ‘‘—BCRE’s Underwriting Standards—Escrow Requirements’’ and ‘‘—Nomura’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan and of the related Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 34 Mortgaged Properties securing, in whole or in part, 9 Mortgage Loans (loan numbers 11, 13, 17, 27, 44, 49, 104, 134 and 140), representing, approximately 7.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 9.1% of the Cut-Off Date Group 1 Balance and 33 Mortgage Loans in Loan Group 2 or 0.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 34 Mortgaged Properties that secure 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Cut-Off Date LTV*	“As-Is” Date	“As-Stabilized” Cut-Off Date LTV*	As-Stabilized Date
300 Buchanan Street	11.01	82.1%	03/12/07	73.3%	04/01/08
536 Leavenworth Street	11.02	82.0%	03/12/07	75.8%	04/01/08
210-218 Church Street	11.03	83.4%	03/12/07	77.9%	04/01/08
1405 Franklin Street	11.04	83.7%	03/12/07	80.3%	04/01/08
610 Leavenworth Street	11.05	81.3%	03/12/07	74.1%	04/01/08
350 Judah Street	11.06	82.6%	03/12/07	79.4%	04/01/08
2080 Gough Street	11.07	81.7%	03/12/07	73.5%	04/01/08
455 Hyde Street	11.08	83.3%	03/12/07	68.1%	04/01/08
1035 Sutter Street	11.09	82.1%	03/12/07	63.2%	04/01/08
969 Bush Street	11.10	82.3%	03/12/07	69.1%	04/01/08
345 Fulton Street	11.11	82.1%	03/12/07	76.5%	04/01/08
516 Ellis Street	11.12	83.5%	03/12/07	76.2%	04/01/08
721 Geary Street	11.13	83.7%	03/12/07	62.4%	04/01/08
11 Dolores Street	11.14	82.0%	03/12/07	60.7%	04/01/08
2335 Larkin Street	11.15	82.6%	03/12/07	60.3%	04/01/08
3875 18th Street	11.16	75.5%	03/12/07	65.8%	04/01/08
1025 Sutter Street	11.17	83.6%	03/12/07	71.6%	04/01/08
828 Jones Street	11.18	79.0%	03/12/07	63.5%	03/01/08
735 O’Farrell Street	11.20	81.9%	03/12/07	67.2%	04/01/08
2337-2339 Market Street	11.21	83.4%	03/12/07	69.5%	04/01/08
635 Ellis Street	11.22	76.0%	03/12/07	62.6%	04/01/08
215-219 Church Street	11.23	84.0%	03/12/07	77.5%	04/01/08
1385 Kansas Street	11.24	83.6%	03/12/07	75.2%	04/01/08
747 Ellis Street	11.25	81.9%	03/12/07	64.1%	03/01/08
1520-1524 Geneva Avenue	11.28	70.0%	03/12/07	54.0%	04/01/08
1199 DeHaro Street	11.29	82.1%	03/12/07	44.5%	04/01/08
First Citizens Plaza	13.01	87.5%	09/18/06	80.0%	04/01/08
Southern Palm Crossing Shopping Center	17	83.8%	02/14/07	80.0%	03/01/08
Saint Louis Marriott West	27	83.6%	01/09/07	66.6%	01/01/09
Doubletree Hotel - Tucson, AZ	44	82.7%	01/25/07	68.3%	01/01/09
THF-Fairview Marketplace	49	79.2%	02/23/07	73.0%	08/23/08
Laurel Pointe Apartments	104	93.0%	01/24/07	79.7%	01/24/08
Storage USA	134	83.8%	11/25/06	80.0%	12/01/07
Country Inn & Suites - Appleton, WI	140	72.5%	02/01/07	69.2%	09/01/07

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

In addition, with respect to 4 Mortgage Loans (loan numbers 112, 117, 132 and 187), representing 0.4% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit, cash reserves or holdback amounts; the actual LTV with respect to each such Mortgage Loan is as follows: (A) 80.0%, with respect to loan number 112, (B) 78.5%, with respect to loan number 117, (C) 80.0%, with respect to loan number 132, and (D) 69.1%, with respect to loan number 187. With respect to 3 Mortgage Loans (loan numbers 112, 117 and 132, representing 0.4% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 2 Balance), which Mortgage Loans are cross-collateralized, the loan-to-value ratio was calculated on the basis of the group of cross-collateralized loans.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, of the related Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related

Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 34 Mortgaged Properties securing in whole or in part 9 Mortgage Loans (loan numbers 11, 13, 17, 27, 44, 49, 104, 134 and 140), representing, by allocated loan amount, approximately 7.2% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 9.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loans in Loan Group 2 or 0.8% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 34 Mortgaged Properties that secure 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” LTV at ARD or Maturity	“As-Is” Date	“As-Stabilized” LTV at ARD or Maturity	As-Stabilized Date
300 Buchanan Street	11.01	82.1%	03/12/07	73.3%	04/01/08
536 Leavenworth Street	11.02	82.0%	03/12/07	75.8%	04/01/08
210-218 Church Street	11.03	83.4%	03/12/07	77.9%	04/01/08
1405 Franklin Street	11.04	83.7%	03/12/07	80.3%	04/01/08
610 Leavenworth Street	11.05	81.3%	03/12/07	74.1%	04/01/08
350 Judah Street	11.06	82.6%	03/12/07	79.4%	04/01/08
2080 Gough Street	11.07	81.7%	03/12/07	73.5%	04/01/08
455 Hyde Street	11.08	83.3%	03/12/07	68.1%	04/01/08
1035 Sutter Street	11.09	82.1%	03/12/07	63.2%	04/01/08
969 Bush Street	11.10	82.3%	03/12/07	69.1%	04/01/08
345 Fulton Street	11.11	82.1%	03/12/07	76.5%	04/01/08
516 Ellis Street	11.12	83.5%	03/12/07	76.2%	04/01/08
721 Geary Street	11.13	83.7%	03/12/07	62.4%	04/01/08
11 Dolores Street	11.14	82.0%	03/12/07	60.7%	04/01/08
2335 Larkin Street	11.15	82.6%	03/12/07	60.3%	04/01/08
3875 18th Street	11.16	75.5%	03/12/07	65.8%	04/01/08
1025 Sutter Street	11.17	83.6%	03/12/07	71.6%	04/01/08
828 Jones Street	11.18	79.0%	03/12/07	63.5%	03/01/08
735 O’Farrell Street	11.20	81.9%	03/12/07	67.2%	04/01/08
2337-2339 Market Street	11.21	83.4%	03/12/07	69.5%	04/01/08
635 Ellis Street	11.22	76.0%	03/12/07	62.6%	04/01/08
215-219 Church Street	11.23	84.0%	03/12/07	77.5%	04/01/08
1385 Kansas Street	11.24	83.6%	03/12/07	75.2%	04/01/08
747 Ellis Street	11.25	81.9%	03/12/07	64.1%	03/01/08
1520-1524 Geneva Avenue	11.28	70.0%	03/12/07	54.0%	04/01/08
1199 DeHaro Street	11.29	82.1%	03/12/07	44.5%	04/01/08
First Citizens Plaza	13.01	87.5%	09/18/06	80.0%	04/01/08
Southern Palm Crossing Shopping Center	17	83.8%	02/14/07	80.0%	03/01/08
Saint Louis Marriott West	27	78.3%	01/09/07	62.4%	01/01/09
Doubletree Hotel – Tucson, AZ	44	69.7%	01/25/07	57.5%	01/01/09
THF-Fairview Marketplace	49	70.3%	02/23/07	64.8%	08/23/08
Laurel Pointe Apartments	104	87.6%	01/24/07	75.1%	01/24/08
Storage USA	134	83.8%	11/25/06	80.0%	12/01/07
Country Inn & Suites – Appleton, WI	140	61.3%	02/01/07	58.5%	09/01/07

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park, hospitality property or assisted living facility or other healthcare property or student housing property, respectively, references to the

Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, of the related Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan of the related Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00038%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self- storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    References to ‘‘Contract Rent’’ means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules generally have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as completed by the appraiser based upon information provided by the borrower.

(b)	Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman’s discount.

(c)	Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

(d)	In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

Unit Type	Included in Computation?	Contract Rent Used in Computation
Vacant unit being offered for rent	Yes	Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation	No	Not applicable
Unit being used as a rental office or model unit	Yes	Not applicable
Unit occupied by an employee at a discounted rent	Yes	Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases (e.g., student housing or seniors housing)	Yes, as a single unit	The aggregate Contract Rent being paid by the tenants sharing the unit

(xxi)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’, ‘‘—BCRE’s Underwriting Standards’’ and ‘‘—Nomura’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans, set forth on Annex E, have scheduled principal payments that, assuming no prepayments are made prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement, are expected to support distributions to the holders of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Twenty Largest Mortgage Loans by Cut-Off Date Balance

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Room(1)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Five Times Square	Wachovia	1/1	1	$536,000,000	9.2%	11.9%	Office — CBD	$973	1.11x	80.0%	80.0%	5.423%
Beacon D.C. & Seattle Pool	Wachovia	1/20	1	414,000,000	7.1	9.2%	Various	$274	1.27x	78.7%	78.7%	5.797%
666 Fifth Avenue(3)	BCRE	1/1	1	395,000,000	6.8	8.7%	Office — CBD	$836	1.46x	60.8%	60.8%	6.353%
Mall at Rockingham Park	Nomura	1/1	1	260,000,000	4.4	5.8%	Retail — Anchored	$681	1.34x	73.5%	73.5%	5.610%
Peter Cooper Village & Stuyvesant Town Pool(4)	Wachovia	1/2	2	247,727,273	4.2	18.7%	Multifamily — Conventional	$267,213	1.73x	55.6%	55.6%	6.434%
Hyatt Regency Grand Cypress	Wachovia	1/1	1	199,757,745	3.4	4.4%	Hospitality — Full Service	$266,344	1.05x	81.5%	72.0%	5.710%
Boston Marriott Long Wharf	Wachovia	1/1	1	176,000,000	3.0	3.9%	Hospitality — Full Service	$437,811	1.50x	75.9%	75.9%	5.580%
East Gate Portfolio	Wachovia	5/5	1	130,000,000	2.2	2.9%	Retail — Various	$253	1.21x	79.8%	79.8%	5.480%
Ashford Hospitality Pool 3	Wachovia	1/2	1	128,408,000	2.2	2.8%	Hospitality — Limited Service	$196,043	1.47x	76.4%	71.5%	5.952%
Ashford Hospitality Pool 2	Wachovia	1/7	1	126,466,000	2.2	2.8%	Hospitality — Various	$111,228	1.57x	80.2%	75.0%	5.952%
		14/41		$2,613,359,018	44.7%				1.33x	73.6%	72.3%	5.824%
Los Angeles International Jewelry Center	Wachovia	1/1	1	$124,400,000	2.1%	2.8%	Mixed Use — Office/Retail	$336	1.20x	80.0%	74.4%	5.602%
Lembi Pool	Nomura	1/29	1	122,500,000	2.1	2.7%	Various	(5)	1.42x	71.5%	71.5%	6.470%
Ashford Hospitality Pool 1	Wachovia	1/5	1	115,600,000	2.0	2.6%	Hospitality — Limited Service	$127,735	1.54x	79.5%	74.3%	5.952%
Osprey Pool	Wachovia	1/2	1	113,360,000	1.9	2.5%	Office — CBD	$157	1.35x	80.0%	80.0%	5.610%
Gravely Portfolio	Wachovia	3/3	1	106,500,000	1.8	2.4%	Office — CBD	$340	1.23x	74.8%	74.8%	5.650%
City Heights Apartment Homes	Wachovia	1/1	2	98,000,000	1.7	7.4%	Multifamily — Conventional	$142,649	1.20x	81.7%	81.7%	5.650%
Ponte Vedra Inn & Club	Wachovia	1/1	1	80,000,000	1.4	1.8%	Hospitality — Full Service	$321,285	1.37x	50.0%	43.2%	5.830%
Clinton Manor(6)	BCRE	1/1	2	79,000,000	1.4	6.0%	Multifamily — Conventional	$327,801	1.32x	69.8%	69.8%	5.500%
Southern Palm Crossing Shopping Center	Wachovia	1/1	1	69,675,000	1.2	1.5%	Retail — Anchored	$201	1.24x	80.0%	80.0%	5.910%
635 Madison Avenue	Wachovia	1/1	1	56,500,000	1.0	1.3%	Office — Medical	$393	1.36x	58.8%	58.8%	5.600%
		12/45		$965,535,000	16.5%				1.33x	73.9%	72.0%	5.798%

		26/86		$3,578,894,018	61.2%				1.33x	73.7%	72.3%	5.817%

(1)	The Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan are part of split loan structures that include one or more pari passu companion loans that are not included in the Trust Fund. With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date Balances per SF/unit are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.
(3)	The underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-Is’’ DSC Ratio calculated based on the rent roll dated January 11, 2007, including rent steps through 2007, is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.
(4)	The underwritten net cash flow used to calculate the DSC Ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The DSC Ratio for the related Mortgaged Property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.
(5)	The Lembi Pool Loan is secured by 27 multifamily properties with a retail component and 2 retail properties. Based on the Allocated Cut-Off Date Balance for each individual Mortgaged Property, the combined Loan Balance per Unit for all of the multifamily properties is $193,365 and the combined Loan Balance per SF for all of the retail properties is $398.
(6)	The DSC Ratio is based on underwritten cash flows that were derived based on certain assumptions, including a projected increase in the Housing Assistance Program (‘‘HAP’’) contract rents as of January 2008. The ‘‘As-Is’’ DSC Ratio calculated based on the current HAP contract in place as of January 2007 is 1.28x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, and acquired or originated and underwrote 112 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of March 31, 2007, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $71.9 billion. Approximately $66.5 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $5.4 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2006, Wachovia originated and securitized approximately $20.6 billion of commercial mortgage loans, of which approximately $19.9 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $696.2 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $20.6 billion of securitized commercial mortgage loans in 2006. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of March 31, 2004, Wachovia securitized approximately $71.9 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit & Capital, Inc.’s Business.    Nomura Credit & Capital, Inc., a Delaware corporation, which is an indirectly wholly owned subsidiary of Nomura Holding America Inc., is a Sponsor of this securitization and originated and underwrote 43 Mortgage Loans included in the Trust Fund. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $951.8 million, $2.0 billion, $3.7 billion and $4.3 billion of commercial mortgage loans during the fiscal years 2003, 2004, 2005 and 2006, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves, interest guarantees and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves, guarantees or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc. (‘‘BCRE’’), a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE’s telephone number is (212) 412-4000.

BCRE’s primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2006, the total amount of mortgage loans originated by BCRE since 2004 was approximately $17.8 billion, of which approximately $6 billion has been securitized primarily by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theaters, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers or on its own, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005, 2006 and 2007 series of certificates issued under the Banc of America Commercial Mortgage Inc., Credit Suisse First Boston Mortgage Securities Corp., Citigroup Commercial Mortgage Securities Inc., Deutsche Mortgage & Asset Receiving Corporation and GE Commercial Mortgage Corporation programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the three years ending on December 31, 2006.

Year	Total BCRE Loans(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
2006	$7.8	$3.0
Total	$17.8	$6.0

(1)	Approximate amounts in billions.
(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE’s Underwriting Standards.    Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE’s general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis.    The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable, and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio.    BCRE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE’s underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements.    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan-to-value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval.    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank’s credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing.    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan

Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred twelve (112) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 70.8% of the Cut-Off Date Pool Balance (84 Mortgage Loans in Loan Group 1 or 73.6% of the Cut-Off Date Group 1 Balance and 28 Mortgage Loans in Loan Group 2 or 61.1% of the Cut-Off Date Group 2 Balance), were originated or acquired by Wachovia.

Forty-three (43) of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 15.2% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 12.4% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 24.9% of the Cut-Off Date Group 2 Balance), were originated by Nomura.

Thirty-four (34) of the Mortgage Loans (the ‘‘BCRE Mortgage Loans’’), representing 14.0% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 14.0% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 14.0% of the Cut-Off Date Group 2 Balance), were originated or acquired by BCRE.

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans or the BCRE Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the BCRE Mortgage Loans. BCRE has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the BCRE Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by BCRE.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’),

among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, the 2007-C30 Trustee will hold the original documents related to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan for the benefit of the 2007-C30 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement. Furthermore, with respect to the 666 Fifth Avenue Loan, the GECMC 2007-C1 Trustee will hold the original documents related to the 666 Fifth Avenue Loan for the benefit of the GECMC 2007-C1 Trust Fund, the Trust Fund and the holders of certain 666 Fifth Avenue Pari Passu Companion Loans, other than the related Mortgage Notes which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a Mortgage Loan that must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan, or the Peter Cooper Village & Stuyvesant Town Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    other than payments due but not yet 30 days or more delinquent, to the applicable Mortgage Loan Seller’s actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(ii)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(iii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iv)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(v)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(vi)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vii)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

(viii)    each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(ix)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the

Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(x)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(xi)    to the applicable Mortgage Loan Seller’s actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller’s actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by such Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller’s actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(xii)    as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

(xiii)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible of not more than $25,000) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xiv)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xvi)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the ‘‘Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a Mortgage Loan), the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Five Times Square Loan, the 666 Fifth Avenue Loan or the Peter Cooper Village & Stuyvesant Town Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Five Times Square Pari Passu Companion Loan, the Five Times Square Subordinate Companion Loan, the 666 Fifth Avenue Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the terms Co-Lender Loan and Mortgage Loan exclude the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan, and the Peter Cooper Village & Stuyvesant Town Loan and the term Companion Loan excludes any Companion Loan related to those Mortgage Loans. See ‘‘—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ below for a description of the servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ below for a description of the servicing of the 666 Fifth Avenue Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the 666 Fifth Avenue Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time; provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Trustee will function as the Master Servicer until a successor is appointed. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will act as the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on EnableUs software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007
By Approximate Number	10,015	15,531	17,641	20,725	21,551
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$262.1	$286.7

Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt obligation securities).

In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of

December 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by the Master Servicer, that amount is transferred to a common disbursement account prior to disbursement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving Mortgage Loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

There are no legal proceedings pending against Wachovia Bank, National Association, or to which any property of Wachovia Bank, National Association is subject, that are material to the Certificateholders, nor does Wachovia Bank, National Association have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer for the mortgage pool (other than with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe in England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Moody’s and S&P, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original Mortgage Loan documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsor(s), the Trust Fund, the Master Servicer, the Trustee or any Originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial Controlling Class Representative. LNR Securities Holdings, LLC currently holds a $66,666,667 interest in the $200,000,000 junior mezzanine loan relating to the 666 Fifth Avenue Mortgaged Property. Otherwise, except for LNR Partners acting as Special Servicer and as servicer for the $200,000,000 junior mezzanine loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsor(s) or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party apart from the subject securitization transaction between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsor(s) or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2007-C30 Controlling Class Representative. For example, the 2007-C30 Special Servicer may be removed at any time, with or without cause, by the 2007-C30 Controlling Class Representative, but only with the consent of the Controlling Class Representative. See ‘‘—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ below. With respect to the 666 Fifth Avenue Loan, the 666 Fifth Avenue Directing Holder is entitled to make decisions with respect to certain servicing actions. For example, the GECMC 2007-C1 Special Servicer may be removed at any time, with or without cause, by the 666 Fifth Avenue Directing Holder. See ‘‘Description of the Mortgage Pool—Co-Lender Loans—Servicing Provisions of the 666 Fifth Avenue Pari Passu Intercreditor Agreement’’ and ‘‘—Servicing of the 666 Fifth Avenue Loan’’ below. With respect to the Beacon D.C. & Seattle Pool Loan, if either of the related Pari Passu Companion Loans is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the Los Angeles International Jewelry Center Loan, the Lembi Pool Loan, the 611 West 6th Street Loan, the Wynn Palms Apartments Loan, the Quail Creek Loan and the Rancho Vista Apartments Loan, the right to replace the Special Servicer solely with respect to the related Mortgage Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) or Companion Loan as to which (a) the related mortgagor has (i) failed to make any Balloon Payment or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any Co-Lender Loan, the related holder of the Companion Loan offsets a cure in accordance with the related Intercreditor Agreement; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Five Times Square Pari Passu Companion Loan, the Five Times Square Subordinate Companion Loan, the 666 Fifth Avenue Pari Passu Companion Loans and the Peter

Cooper Village & Stuyvesant Town Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) or Companion Loan (other than the Five Times Square Pari Passu Companion Loan, the Five Times Square Subordinate Companion Loan, the 666 Fifth Avenue Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)     with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan

The Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the 2007-C30 Transaction (the ‘‘2007-C30 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2007-C30 Pooling and Servicing Agreement (the ‘‘2007-C30 Master Servicer’’) will generally make advances and remit collections on the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, and to enforce the terms the Five Times Square Loan Pari Passu Intercreditor Agreement and the Peter Cooper Village & Stuyvesant Town Pari Passu Intercreditor Agreement and make certain advances with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, subject to its non-recoverability determination to the extent the 2007-C30 Master Servicer fails to make any advance it would otherwise be required to under the 2007-C30 Pooling and Servicing Agreement. The servicing arrangements under the 2007-C30 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2007-C30 Master Servicer under the 2007-C30 Pooling and Servicing Agreement. The special servicer under the 2007-C30 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2007-C30 Pooling and Servicing Agreement is CWCapital Asset Management LLC (the ‘‘2007-C30 Special Servicer’’).

•	The trustee under the 2007-C30 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2007-C30 Trustee’’), who will be the mortgagee of record for the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2007-C30 Master Servicer, the 2007-C30 Special Servicer or the 2007-C30 Trustee or (b) except as described below, make servicing advances with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan is dependent on its receipt of the corresponding information and collection from the 2007-C30 Master Servicer or the 2007-C30 Special Servicer.

•	Pursuant to the 2007-C30 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan that the 2007-C30 Master Servicer is required but fails to make, unless the 2007-C30 Master Servicer or the Master Servicer, after receiving the necessary information from the 2007-C30 Master Servicer, has determined that such advance would not be recoverable from collections on the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan.

•	If the 2007-C30 Master Servicer determines that a servicing advance it made with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, or the Mortgaged Property, as applicable, is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2007-C30 Master Servicer is responsible for any request made by the applicable borrower under the Five Times Square Whole Loan and the Peter Cooper Village & Stuyvesant Town Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an ‘‘SNDA’’), it being agreed pursuant to the terms of the 2007-C30 Pooling and Servicing Agreement, that the 2007-C30 Master Servicer shall not grant, but shall forward to the 2007-C30 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2007-C30 Master Servicer.    Wachovia Bank, National Association is the 2007-C30 Master Servicer under the 2007-C30 Pooling and Servicing Agreement.

The 2007-C30 Special Servicer.    CWCapital Asset Management LLC is the 2007-C30 Special Servicer under the 2007-C30 Pooling and Servicing Agreement.

The 2007-C30 Trustee.    Wells Fargo Bank, N.A. is the 2007-C30 Trustee under the 2007-C30 Pooling and Servicing Agreement.

Servicing of the Beacon D.C. & Seattle Pool Loan

The Beacon D.C. & Seattle Pool Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the Morgan Stanley 2007-IQ14 Transaction (the ‘‘Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement’’), which is expected to close on or about the closing of this securitization. Accordingly, the master servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement (the ‘‘Morgan Stanley 2007-IQ14 Master Servicer’’) will generally make servicing advances and remit collections on the Beacon D.C. & Seattle Pool Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the Beacon D.C. & Seattle Pool Loan, and to enforce the terms of the Beacon D.C. & Seattle Pool Intercreditor Agreement and make P&I Advances with respect to the Beacon D.C. & Seattle Pool Loan, subject to its non-recoverability. The servicing arrangements under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wells Fargo Bank, N.A. is the Morgan Stanley 2007-IQ14 Master Servicer, and ARCap Special Servicing Inc. is the Morgan Stanley 2007-IQ14 Special Servicer (the ‘‘Morgan Stanley 2007-IQ14 Special Servicer’’). The Morgan Stanley 2007-IQ14 Special Servicer is also the special servicer of the mortgage loans included in the trust fund.

•	The Morgan Stanley 2007-IQ14 Trustee is the Bank of New York (the ‘‘Morgan Stanley 2007-IQ14 Trustee’’), who will be the mortgagee of record for the Beacon D.C. & Seattle Pool Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Morgan Stanley 2007-IQ14 Master Servicer, the Morgan Stanley 2007-IQ14 Special Servicer or the Morgan Stanley 2007-IQ14 Trustee or (b) except as described below, make servicing advances with respect to the Beacon D.C. & Seattle Pool Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Beacon D.C. & Seattle Pool Loan is dependent on its receipt of the corresponding information and/or collections from the Morgan Stanley 2007-IQ14 Master Servicer or the Morgan Stanley 2007-IQ14 Special Servicer.

•	Pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Beacon D.C. & Seattle Pool Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Beacon D.C. & Seattle Pool Loan, unless (i) the Master Servicer, after receiving the necessary information from the Morgan Stanley 2007-IQ14 Master Servicer, has determined that such Advance would not be recoverable from collections on the Beacon D.C. & Seattle Pool Loan or (ii) the Morgan Stanley 2007-IQ14 Master Servicer has made a similar determination with respect to an advance on the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan.

•	The Morgan Stanley 2007-IQ14 Master Servicer is obligated to make servicing advances with respect to the Beacon D.C. & Seattle Pool Whole Loan. If the Morgan Stanley 2007-IQ14 Master Servicer determines that a servicing advance it made with respect to the Beacon D.C. & Seattle Pool Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Beacon D.C. & Seattle Pool Loan and the Beacon D.C. & Seattle Pool Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the Beacon D.C. & Seattle Pool Pari Passu Companion Loans, out of funds payable to the holders of such mortgage loans (including if that mortgage loan is included in a securitization, from general collections of the related securitization trust, on a pro rata basis (based on each such loan’s outstanding principal balance)).

•	The Beacon D.C. & Seattle Pool Directing Holder will be entitled to remove the Morgan Stanley 2007-IQ14 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a Beacon D.C. & Seattle Pool Pari Passu Companion Loan to the same effect).

•	Under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement, if the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan is subject to a fair value purchase option, the Morgan Stanley 2007-IQ14 Special Servicer will be required to determine the purchase price for the Beacon D.C. & Seattle Pool Loan and the other Beacon D.C. & Seattle Pool Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the Beacon D.C. & Seattle Pool Loan and the holder of each Beacon D.C. & Seattle Pool Pari Passu Companion Loan (or its designees) will have an option to purchase the related Beacon D.C. & Seattle Pool Pari Passu Companion Loan, at the purchase price determined by the Morgan Stanley 2007-IQ14 Special Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

•	If an event of default under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement occurs and is continuing with respect to the Morgan Stanley 2007-IQ14 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the Morgan Stanley 2007-IQ14 Trustee to appoint a sub-servicer solely with respect to the Beacon D.C. & Seattle Pool Whole Loan. The sub-servicer is required to be selected by the Beacon D.C. & Seattle Pool Directing Holder. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a Beacon D.C. & Seattle Pool Pari Passu Companion Loan).

The Morgan Stanley 2007-IQ14 Master Servicer.    Wells Fargo Bank, N.A. is the Morgan Stanley 2007-IQ14 Master Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

The Morgan Stanley 2007-IQ14 Special Servicer.    ARCap Special Servicing Inc. is the Morgan Stanley 2007-IQ14 Special Servicer under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

The Morgan Stanley 2007-IQ14 Trustee.    The Bank of New York is the Morgan Stanley 2007-IQ14 Trustee under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement.

Servicing of the 666 Fifth Avenue Loan

The 666 Fifth Avenue Loan, and any related REO Property, will be serviced under the pooling and servicing agreement which governs the GECMC 2007-C1 Transaction (the ‘‘GECMC 2007-C1 Pooling and Servicing Agreement’’), which is expected to close prior to the closing of this securitization. Accordingly, the master servicer under the GECMC 2007-C1 Pooling and Servicing Agreement with respect to the 666 Fifth Avenue Whole Loan (the ‘‘GECMC 2007-C1 Master Servicer’’) will generally make servicing advances and remit collections on the 666 Fifth Avenue Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the 666 Fifth Avenue Loan, and to enforce the terms the 666 Fifth Avenue Pari Passu Intercreditor Agreement and make P&I Advances with respect to the 666 Fifth Avenue Loan, subject to its non-recoverability determination. The servicing arrangements under the GECMC 2007-C1 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Bank of America, National Association is the GECMC 2007-C1 Master Servicer, and LNR Partners, Inc. is the special servicer under the GECMC 2007-1 Pooling and Servicing Agreement (the ‘‘GECMC 2007-C1 Special Servicer’’). The GECMC 2007-C1 Special Servicer is also the special servicer of the Mortgage Loans included in the Trust Fund.

•	The GECMC 2007-C1 Trustee is Wells Fargo Bank, N.A. (the ‘‘GECMC 2007-C1 Trustee’’), who will be the mortgagee of record for the 666 Fifth Avenue Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GECMC 2007-C1 Master Servicer, the GECMC 2007-C1 Special Servicer or the GECMC 2007-C1 Trustee or (b) make servicing advances with respect to the 666 Fifth Avenue Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the 666 Fifth Avenue Loan is dependent on its receipt of the corresponding information and/or collections from the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer.

•	Pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 666 Fifth Avenue Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the 666 Fifth Avenue Loan, unless (i) the Master Servicer, after receiving the necessary information from the GECMC 2007-C1 Master Servicer, has determined that such Advance would not be recoverable from collections on the 666 Fifth Avenue Loan or (ii) the GECMC 2007-C1 Master Servicer has made a similar determination with respect to an advance on the related 666 Fifth Avenue Pari Passu Companion Loan.

•	The GECMC 2007-C1 Master Servicer is obligated to make servicing advances with respect to the 666 Fifth Avenue Whole Loan. If the GECMC 2007-C1 Master Servicer determines that a servicing advance it made with respect to the 666 Fifth Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the 666 Fifth Avenue Pari Passu Companion Loans, out of funds payable to the holders of such Mortgage Loans (including if that Mortgage Loan is included in a securitization, from general collections of the related securitization trust), on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The 666 Fifth Avenue Directing Holder will be entitled to remove the GECMC 2007-C1 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GECMC 2007-C1 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a 666 Fifth Avenue Pari Passu Companion Loan to the same effect).

•	Under the GECMC 2007-C1 Pooling and Servicing Agreement, if the related 666 Fifth Avenue Pari Passu Companion Loan is subject to a fair value purchase option, the GECMC 2007-C1 Special Servicer will be required to determine the purchase price for the 666 Fifth Avenue Loan and the other 666 Fifth Avenue Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the 666 Fifth Avenue Loan and the holder of each 666 Fifth Avenue Pari Passu Companion Loan (or its designees) will have an option to purchase the related 666 Fifth Avenue Pari Passu Companion Loan, at the purchase price determined by the GECMC 2007-C1 Special Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

•	If an event of default under the GECMC 2007-C1 Pooling and Servicing Agreement occurs and is continuing with respect to the GECMC 2007-C1 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the GECMC 2007-C1 Trustee to appoint a sub-servicer solely with respect to the 666 Fifth Avenue Whole Loan. The sub-servicer is required to be selected by the 666 Fifth Avenue Directing Holder. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a 666 Fifth Avenue Pari Passu Companion Loan).

The GECMC 2007-C1 Master Servicer.    Bank of America, National Association is the GECMC 2007-C1 Master Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

The GECMC 2007-C1 Special Servicer.    LNR Partners, Inc. is the GECMC 2007-C1 Special Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

The GECMC 2007-C1 Trustee.    Wells Fargo Bank, N.A. is the GECMC 2007-C1 Trustee under the GECMC 2007-C1 Pooling and Servicing Agreement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related Mortgaged Property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The 2007-C30 Master Servicer and the 2007-C30 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan pursuant to the 2007-C30 Pooling and Servicing Agreement. See ‘‘—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ in this prospectus supplement. The Morgan Stanley 2007-IQ14 Master Servicer and the Morgan Stanley 2007-IQ14 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Beacon D.C. & Seattle Pool Loan pursuant to the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. The GECMC 2007-C1 Master Servicer and the GECMC 2007-C1 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the 666 Fifth Avenue Loan pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement.
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.
(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0800% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.35% per annum with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO Property, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00038% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage

Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.02000% to 0.08000%. As of the Cut-Off Date, the weighted average Master Servicing Fee Rate will be approximately 0.02259% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan will be serviced by the 2007-C30 Master Servicer. The Beacon D.C. & Seattle Pool Loan will be serviced by the Morgan Stanley 2007-IQ14 Master Servicer. The 666 Fifth Avenue Loan will be serviced by the GECMC 2007-C1 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.35% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO Property, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Certain Litigation Matters.    The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust Fund or certain parties to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer, subject to certain restrictions specifically provided for in the Pooling and Servicing Agreement. In connection with handling such matters, the Master Servicer and the Special Servicer may be required to seek the consent of the Controlling Class Representative with respect to material decisions and settlement proposals as more specifically set forth in the Pooling and Servicing Agreement.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers for certain Mortgage Loans as described in the last sentence of this paragraph) to modify, waive or amend any term of any Mortgage Loan (other than the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers’ tenants-in-common syndications, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-P, Class X-C or Class X-W Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the

Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. LNR Securities Holdings, LLC, an affiliate of the Special Servicer, will be the initial Controlling Class Representative.

Further, notwithstanding the foregoing, the holder of the Five Times Square Subordinate Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Five Times Square Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Five Times Square Subordinate Companion Loan will be entitled to such rights. These rights include that (i) so long as a Five Times Square Control Appraisal Period does not exist, the Special Servicer and/or the Master Servicer will be required to consult with the holder of such Five Times Square Subordinate Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the Five Times Square Whole Loan to the borrower not expressly required by the terms of the related Mortgage Loan documents or under applicable law; (D) alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment; and (ii) the holder of the Five Times Square Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Five Times Square Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the Five Times Square Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or Prepayment Premium payable thereon or a deferral or a forgiveness of interest on or principal of the Five Times Square Whole Loan or a modification or waiver of any other monetary term of the Five Times Square Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Five Times Square Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Five Times Square Whole Loan that would result in a discounted pay off of the Five Times Square Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure; (D) any sale of the Five Times Square Whole Loan or the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower; (E) any action to bring the related Mortgaged Property or related REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Five Times Square Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Five Times Square Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the Five Times Square Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the related Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, pursuant to the Five Times Square Intercreditor Agreement, with respect to the Five Times Square Loan, the Controlling Class Representative will generally share with the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan the rights with respect to the servicing of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Five Times Square Loan, the Controlling Class Representative will generally be required to confer with the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Five Times Square Intercreditor Agreement provides that the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan will contract with a third party designated under the Five Times Square Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan in accordance with the Five Times Square Intercreditor Agreement.

Notwithstanding the foregoing, provided no Los Angeles International Jewelry Center Control Appraisal Period is in effect under the Los Angeles International Jewelry Center Intercreditor Agreement, the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Los Angeles International Jewelry Center Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Los Angeles International Jewelry Center Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Los Angeles International Jewelry Center Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Los Angeles International Jewelry Center Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Los Angeles International Jewelry Center Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Los Angeles International Jewelry Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Los Angeles International Jewelry Center Whole Loan or a modification or waiver of any other monetary term of the Los Angeles International Jewelry Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Los Angeles International Jewelry Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Los Angeles International Jewelry Center Whole Loan that would result in a discounted pay-off of the Los Angeles International Jewelry Center Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Los Angeles International Jewelry Center Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Los Angeles International Jewelry Center Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Los Angeles International Jewelry Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Los Angeles International Jewelry Center Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Los Angeles International Jewelry Center Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents; and (K) the voting on any plan of reorganization, restructuring or similar plan in bankruptcy of the borrower.

If the principal amount of a Nomura Originated Subordinate Companion Loan, less any existing related Appraisal Reduction Amount (determined pursuant to the related Nomura Originated Companion Intercreditor Agreement), is equal to or greater than 25% of their respective original principal amount, less any payments of principal and realized losses, the holder of the related Nomura Originated Subordinate Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain servicing matters to the exclusion of the controlling class representative, including among other things, foreclosure or material modification of the related loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard.

Notwithstanding the foregoing, provided no 611 West 6th Street Control Appraisal Period is in effect under the 611 West 6th Street Intercreditor Agreement, the holder of the 611 West 6th Street Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 611 West 6th Street Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the 611 West 6th Street Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 611 West 6th Street Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the 611 West 6th Street Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the 611 West 6th Street Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 611 West 6th Street Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the 611 West 6th Street Intercreditor Agreement: (A) any modification of, or waiver with respect to, the 611 West 6th Street Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the 611 West 6th Street Whole Loan or a modification or waiver of any other monetary term of the 611 West 6th Street Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the 611 West 6th Street Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the 611 West 6th Street Whole Loan that would result in a discounted pay-off of the 611 West 6th Street Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the 611 West 6th Street Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the 611 West 6th Street Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 611 West 6th Street Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 611 West 6th Street Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the 611 West 6th Street Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of each Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan may exercise certain approval rights relating to a modification of the related Doubletree Hotel – Tuscon, AZ Companion Loan or the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan that materially and adversely affects the holder of the Doubletree Hotel – Tuscon, AZ Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Doubletree Hotel – Tuscon, AZ Companion Loans—Servicing Provisions of the Doubletree Hotel – Tuscon, AZ Companion Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan will be serviced under the 2007-C30 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ in this prospectus supplement. The Beacon D.C. & Seattle Pool Loan will be serviced under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. The 666 Fifth Avenue Loan will be serviced under the GECMC 2007-C1 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment; or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder and the Special Servicer will each have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Special Servicer or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall assign the Purchase Option to the Majority Subordinate Certificateholder for 15 days. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or its assignee within such 15 day period, then the Purchase Option shall revert to the Special Servicer.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than 3 years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than 5 days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2008, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of May 1, 2007, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) certain rights under the swap contract with respect to the Class A-5FL Regular Interest, Class A-MFL Regular Interest and the Class A-JFL Regular Interest.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-5FL and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-P, Class X-C and Class X-W Certificates (collectively, the ‘‘Class X Certificates’’ and together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (together, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class A-5FL, Class A-MFL, Class A-JFL, Class X-P, Class X-C, Class X-W, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the ‘‘Class A-5FL Regular Interest’’, the ‘‘Class A-MFL Regular Interest’’ and the ‘‘Class A-JFL Regular Interest’’ will also be issued by the Trust Fund, each as an uncertificated regular interest in one of the REMICs. The Class A-5FL Regular Interest and the Class A-5FL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-5FL Regular Interest to the Trust Fund in exchange for the A-5FL Certificates. The Class A-5FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-5FL Regular Interest, the Class A-5FL Floating Rate Account and the swap contract with respect to the Class A-5FL Regular Interest. The Class A-MFL Regular Interest and the Class A-MFL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the

Class A-MFL Regular Interest, the Class A-MFL Floating Rate Account and the swap contract with respect to the Class A-MFL Regular Interest. The Class A-JFL Regular Interest and the Class A-JFL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-JFL Regular Interest to the Trust Fund in exchange for the A-JFL Certificates. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-JFL Regular Interest, the Class A-JFL Floating Rate Account and the swap contract with respect to the Class A-JFL Regular Interest.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates —The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$50,915,000	0.871%
Class A-2 Certificates	$663,472,000	11.350%
Class A-3 Certificates	$188,934,000	3.232%
Class A-PB Certificates	$85,404,000	1.461%
Class A-4 Certificates	$1,025,472,000	17.543%
Class A-5 Certificates*	$750,000,000	12.830%
Class A-1A Certificates	$1,327,630,000	22.712%
Class A-M Certificates*	$584,547,000	10.000%
Class A-J Certificates*	$460,331,000	7.875%
Class B Certificates	$36,534,000	0.625%
Class C Certificates	$73,068,000	1.250%
Class D Certificates	$73,069,000	1.250%
Class E Certificates	$29,227,000	0.500%
Class F Certificates	$51,148,000	0.875%
Non-offered certificates (other than the Class X-P, Class X-C, Class X-W, Class R-I, Class R-II and Class Z Certificates)	$445,717,231	7.625%

*	The principal allocation between each of the Class A-5 Certificates and Class A-5FL Certificates, the Class A-M Certificates and Class A-MFL Certificates and Class A-J Certificates and Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests (and, correspondingly, the Class A-5FL, Class A-MFL and Class A-JFL Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests (and, correspondingly, the Class A-5FL, Class A-MFL and Class A-JFL Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates or the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest on such Distribution Date. The Certificate Balance of the Class A-5FL, Class A-MFL or A-JFL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest, respectively.

The Class X-P, Class X-C and Class X-W Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the ‘‘Notional Amount’’). The Class X-P, Class X-C and Class X-W Certificates have separate components (each, a ‘‘Component’’), each corresponding to a different Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL or Class A-JFL Certificates) or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest, as applicable. The component balance (the ‘‘Component Balance’’) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest, as applicable, outstanding

from time to time. On each Distribution Date, the Notional Amount of the Class X-W Certificates generally will be equal to [    ]% of the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class X-W Certificates will equal approximately $[                    ] (subject to a permitted variance of plus or minus 5.0%).

On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to [    ]% of the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class X-C Certificates will equal approximately $[                    ] (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(1)	until the Distribution Date in November 2007, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest;

(2)	after the Distribution Date in November 2007, through and including the Distribution Date in May 2008, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest;

(3)	after the Distribution Date in May 2008, through and including the Distribution Date in November 2008, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest;

(4)	after the Distribution Date in November 2008, through and including the Distribution Date in May 2009, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest;

(5)	after the Distribution Date in May 2009, through and including the Distribution Date in November 2009, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest;

(6)	after the Distribution Date in November 2009, through and including the Distribution Date in May 2010, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class K Certificates;

(7)	after the Distribution Date in May 2010, through and including the Distribution Date in November 2010, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class J Certificates;

(8)	after the Distribution Date in November 2010, through and including the Distribution Date in May 2011, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class H Certificates;

(9)	after the Distribution Date in May 2011, through and including the Distribution Date in November 2011, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class H Certificates;

(10)	after the Distribution Date in November 2011, through and including the Distribution Date in May 2012, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class G Certificates;

(11)	after the Distribution Date in May 2012, through and including the Distribution Date in November 2012, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-5, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class F Certificates;

(12)	after the Distribution Date in November 2012, through and including the Distribution Date in May 2013, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-5, Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class E Certificates;

(13)	after the Distribution Date in May 2013 through and including the Distribution Date in November 2013, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-5, Class A-M, Class A-J, Class B and Class C Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class D Certificates;

(14)	after the Distribution Date in November 2013, through and including the Distribution Date in May 2014, [ ]% of the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $[ ] and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-5, Class A-M, Class A-J and Class B Certificates and the Class A5FL, Class AMFL and Class AJFL Regular Interest, and (d) the lesser of $[ ] and the Certificate Balance of the Class D Certificates;

(15)	after the Distribution Date in May 2014, $0.

The initial Notional Amount of the Class X-P Certificates will be $[                    ].

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests (and, correspondingly, the Class A-5FL, Class A-MFL and Class A-JFL Certificates) may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests (and, correspondingly, the Class A-5FL, Class A-MFL and Class A-JFL Certificates) will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A Certificates and the Class A-5FL Regular Interest, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL or Class A-JFL Certificates) or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest (and, correspondingly, the Class A-5FL, Class A-MFL or Class A-JFL Certificates) will result in an increase in the Notional Amount of the X-W and Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interest. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-W Components, the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately [        ]% per annum.

The Pass-Through Rate applicable to the Class X-W Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Class X-W Strip Rates for the components (the ‘‘Class X-W Components’’) for such Distribution Date (weighted on the basis of the respective Component Balances of such Class X-W Components outstanding immediately prior to such Distribution Date). Each Class X-W Component will be comprised of [    ]% of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. The Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-W Component. The ‘‘Class X-W Strip Rate’’ in respect of any Class of Class X-W Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates corresponding to such Class X-W Component (but in no event will any Class X-W Strip Rate be less than zero).

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately [    ]% per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of [    ]% of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in May 2014, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of [ ]% of the entire Certificate Balance of any Class of Sequential Pay Certificates, and such [ ]% of the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of [ ]% of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of such [ ]% of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(3)	if such Class X-C Component consists of a designated portion (but not all) of [ ]% of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of such [ ]% of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

(4)	if such Class X-C Component consists of [ ]% of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if such [ ]% of the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

For each Distribution Date after the Distribution Date in May 2014, [    ]% of the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately [    ]% per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of [    ]% of the Certificate Balance of a specified Class of Sequential Pay Certificates and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then [    ]% of that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in May 2014, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex G to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for the applicable Class of Sequential Pay Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in May 2014, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the Notional Amount) of such Class of Certificates or the Class A-5FL, Class A-MFL and Class A-JFL Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL

Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 5 Mortgage Loans (loan numbers 25, 28, 96, 158 and 175), representing 1.8% of the Cut-Off Date Pool Balance (2.3% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL Certificates and Class A-JFL) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note, unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated

Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in June 2007.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 2007. The amount allocated to the Class A-5FL, Class A-MFL and Class A-JFL Regular Interest on each Distribution Date will be deposited into the applicable Floating Rate Account, less the portion of such amount, if any, due to the swap counterparty with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the swap counterparty with respect to the Distribution Date will be deposited into the applicable Floating Rate Account.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-5FL, Class A-MFL Class A-JFL Regular Interests on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (without regard to any payments made to or received by the swap counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account or Distribution Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan and all P&I Advances made by the 2007-C30 Master Servicer with respect to such Distribution Date and the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan);

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interest.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Accounts.    On or before the Closing Date, the Trustee will establish and maintain (i) a ‘‘Class A-5FL Floating Rate Account’’ in trust for the benefit of the holders of the Class A-5FL Certificates, (ii) a ‘‘Class A-MFL Floating Rate Account’’ in trust for the benefit of the holders of the Class A-MFL Certificates and (iii) a ‘‘Class A-JFL Floating Rate Account’’ in trust for the benefit of the holders of the Class A-JFL Certificates, each as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Class A-5FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Class A-JFL Floating Rate Account are collectively defined as the ‘‘Floating Rate Accounts’’. The Floating Rate Accounts may be subaccounts of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-5FL, Class A-MFL or Class A-JFL Regular Interest or the swap contract, the Trustee will deposit the same into the applicable Floating Rate Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Floating Rate Accounts, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-5 Certificates and the Class A-5FL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to

Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-P Certificates, the Class X-C Certificates and the Class X-W Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal, to the holders of the Class A-PB Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date.

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates as set forth in clauses (2), (3), (4), (5), (6) and (7) above, to distributions of principal, pro rata, to the holders of the Class A-5 Certificates and the Class A-5FL Regular Interest, in an amount (not to exceed the then outstanding Certificate Balances of the Class A-5 Certificates and the Class A-5FL Regular Interest) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

(9)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates and the Class A-5FL Regular Interest have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates and the Class A-5FL Regular Interest have been made on such Distribution Date;

(10)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates and the Class A-5FL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(11)	to distributions of interest to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-MFL Certificates and the Class A-MFL Regular Interest on such Distribution Date, in amounts, equal to all Distributable Certificate Interest in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(12)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal, pro rata, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates and the Class A-MFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates or Regular Interests with an earlier priority of payment;

(13)	to distributions to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and the Class A-MFL Regular Interest, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates or the Class A-MFL Regular Interest and for which no reimbursement has previously been received;

(14)	to distributions of interest to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-JFL Certificates and the Class A-JFL Regular Interest on such Distribution Date, in amounts, equal to all Distributable Certificate Interest in respect of such Class A-J Certificates and the Class A-JFL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(15)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal, pro rata, to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates and the Class A-JFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-J Certificates and the Class A-JFL Regular Interest for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates or Regular Interests with an earlier priority of payment;

(16)	to distributions to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and the Class A-JFL Regular Interest, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates or the Class A-JFL Regular Interest and for which no reimbursement has previously been received;

(17)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(18)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(19)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(20)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(21)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(22)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(23)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(24)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(25)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(26)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(27)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(28)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(29)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(30)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(31)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(32)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(33)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(34)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(35)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(36)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(37)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(38)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(39)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(40)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(41)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(42)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(43)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(44)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(45)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(46)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(47)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(48)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(49)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(50)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(51)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(52)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(53)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(54)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(55)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(56)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(57)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(58)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(59)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(60)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Dates;

(61)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class Q Certificates and for which no reimbursement has been previously been received;

(62)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(63)	after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

(64)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class S Certificates and for which no reimbursement has previously been received; and

(65)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (64) above;

provided that on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8) and (9) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-1A Certificates and the Class A-5FL Regular Interest will be so made to the holders of the respective Classes of such Certificates or Regular Interest which remain outstanding up to an amount equal to, and pro rata as among such Classes and Regular Interests in accordance with, the respective then outstanding Certificate Balances of such Classes and Regular Interests and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class X Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of each Class of Class X Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the applicable Class or Classes of Certificates or to the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Five Times Square Whole Loan, which shall be allocated first to the Five Times Square Subordinate Companion Loan and then, pro rata, among the Five Times Square Pari Passu Companion Loan, if applicable, and the Five Times Square Loan, with any Prepayment Interest Shortfall allocated to the Five Times Square Loan, net of amounts payable to the 2007-C30 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Peter Cooper Village & Stuyvesant Town Whole Loan, which shall be allocated, pro rata, among the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, with any Prepayment Interest Shortfall allocated to the Peter Cooper Village & Stuyvesant Town Loan, net of amounts payable to the 2007-C30 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Beacon D.C. & Seattle Pool Whole Loan, which shall be allocated, pro rata, among the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and the

Beacon D.C. & Seattle Pool Loan, with any Prepayment Interest Shortfall allocated to the Beacon D.C. & Seattle Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-PB Certificates or Class A-5 Certificates and the Class A-5FL Regular Interest and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of (i) the Class A-PB Certificates and the Class A-5 Certificates and the Class A-5FL Regular Interest or (ii) the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the 2007-C30 Master Servicer or the 2007-C30 Trustee, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee, the 2007-C30 Master Servicer, the 2007-C30 Trustee, the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Trustee, Trustee, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable

Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter

Cooper Village & Stuyvesant Town Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates, the Class A-5FL Regular Interest, the Class A-MFL Regular Interest, the Class A-JFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided that in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates, the Class A-5FL Regular Interest, Class A-MFL Regular Interest, the Class A-JFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates or Regular Interests over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates or the Class A-MFL Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates (other than the Class A-5FL, Class A-MFL or Class A-JFL Certificates) or the Class A-5FL, Class A-MFL or Class A-JFL Regular Interests entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates or Regular Interests up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class X-P, Class X-C and Class X-W Certificates as follows:

(a) on or before the Distribution Date in May 2014, [    ]% to the holders of the Class X-P Certificates, [    ]% to the holders of the Class X-C Certificates and [    ]% to the holders of the Class X-W Certificates and (b) thereafter, [    ]% to the holders of the Class X-C Certificates and [    ]% to the holders of the Class X-W Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates, Class A-5FL Regular Interest, the Class A-MFL Regular Interest, the Class A-JFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest and the Class X Certificates and each other such Class of Subordinate Certificates or Regular Interests, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest and the Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates and Regular Interests on each Distribution Date and the ultimate receipt by the holders of such Certificates or Regular Interests of, in the case of each such Class or Regular Interest, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest), (b) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest) and the Class F Certificates, (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest), (f) to the holders of the Class A-J Certificates and the Class A-J Regular Interest, pro rata, by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest and Class A-MFL Regular Interest), (g) to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-5FL Regular Interest) and the Class A-J Regular Interest and (h) to the holders of the Class A Certificates (other than the Class A-5FL Certificates) and the Class X Certificates and the Class A-5FL Regular Interest by means of the subordination of the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under —Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest have been reduced to zero, the Class A-5 Certificates and the Class A-5FL Regular Interest will receive pro rata principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates and the Class A-4 Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-PB Certificates has been reduced to zero, the Class A-PB Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to Class A-PB Planned Principal Balance, the Class A-3 will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates and the Class A-2 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest have been reduced to zero, the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest, to the extent such Classes of Certificates or Regular Interest remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest and Class X Certificates, to the extent such Classes or Regular Interests remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under —Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest, the percentage interest in the Trust Fund evidenced by such Class A Certificates or the Class A-5FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates or the Class A-5Fl Regular Interest by the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests (and therefore the Class A-5FL, Class A-MFL and Class A-JFL Certificates), in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and

Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-5FL, Class A-MFL and Class A-JFL Certificates) and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balance of such Class of Certificates and Regular Interests is reduced to zero; and last, to the Class A Certificates (other than the Class A-5FL Certificates) and the Class A-5FL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses shall not include costs or fees incurred with respect to any swap contract. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans, as provided below that are being serviced by the Master Servicer and the Special Servicer, as applicable and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below) or, with respect to the 666 Fifth Avenue Loan, if an appraisal reduction has been made under the GECMC 2007-C1 Pooling and Servicing Agreement, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal

Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, except any P&I Advance with respect to a Beacon D.C. & Seattle Pool Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

With respect to the 666 Fifth Avenue Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance with respect to such Mortgage Loan, if made, would constitute a Nonrecoverable P&I Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding any 666 Fifth Avenue Pari Passu Companion Loan. If the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance with respect to one of such Mortgage Loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related 666 Fifth Avenue Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related 666 Fifth Avenue Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such Mortgage Loan and any related 666 Fifth Avenue Pari Passu Companion Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a 666 Fifth Avenue Pari Passu Companion Loan determines that any advance of principal or interest with respect to such 666 Fifth Avenue Pari Passu Companion Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related Mortgage Loan, would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to any 666 Fifth Avenue Pari Passu Companion Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the 666 Fifth Avenue Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an ‘‘approved’’ master servicer by any of the rating agencies then rating the Certificates.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give Moody’s and S&P at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan (including the Five Times Square Pari Passu Companion Loan, the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the Five Times Square Pari Passu Companion Loan, the Beacon D.C. & Seattle Pool Pari Passu Companion Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan, if applicable) has not been paid on its scheduled maturity date or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer on a monthly basis as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Five Times Square Pari Passu Companion Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan), similar fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided that such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the

Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-5FL Certificates, Class A-MFL Certificates and Class A-JFL Certificates) and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest in reverse order of payment priorities. With respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan, the appraisal reduction amount will be calculated under the 2007-C30 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan’’ in this prospectus supplement. With respect to the 666 Fifth Avenue Loan, the appraisal reduction amount will be calculated under the GECMC 2007-C1 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. With respect to the Beacon D.C. & Seattle Pool Loan, the appraisal reduction amount will be calculated under the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances (including any such advance made on the Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan as required by the 2007-C30 Pooling and Servicing Agreement, the Morgan Stanley 2007-1Q14 Pooling Servicing Agreement or the GECMC 2007-C1 Pooling and Servicing Agreement, as applicable) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of REMIC Regular Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date;

(xxi)    the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-P Certificates, the Class X-C Certificates and the Class X-W Certificates) and the Class

A-5FL Regular Interest, the Class A-MFL Regular Interest and Class A-JFL Regular Interest and the Notional Amount of each Class of Class X Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and on an aggregate basis with respect to each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (or the 2007-C30 Master Servicer) with respect to the Mortgage Pool and each on an aggregate basis with respect to Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)     the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA REO Status Report;

(d)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)    CMSA Operating Statement Analysis Report;

(f)    CMSA NOI Adjustment Worksheet;

(g)    CMSA Comparative Financial Status Report;

(h)    CMSA Loan Level Reserve/LOC Report; and

(i)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (g) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (866) 846–4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry

Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the

Closing Date, (c) all officers’ certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 15, 2012
Class A-2	May 15, 2012
Class A-3	May 15, 2014
Class A-PB	December 15, 2016
Class A-4	March 15, 2017
Class A-5	March 15, 2017
Class A-1A	April 15, 2017
Class A-M	April 15, 2017
Class A-J	April 15, 2017
Class B	April 15, 2017
Class C	April 15, 2017
Class D	April 15, 2017
Class E	April 15, 2017
Class F	April 15, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in April 2047 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither the Master Servicer nor Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and the Master Servicer, in that order, and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates (other than the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest (and, consequently, the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or Regular Interests (and, consequently, the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Five Times Square Loan, the 666 Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2007-C30 Pooling and Servicing Agreement or the GECMC 2007-C1 Pooling and Servicing Agreement, as applicable.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out-of-pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006. Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage backed and asset backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws. In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage backed securities.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Floating Rate Accounts, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates and the Class A-5FL Regular Interest, pro rata, until the Certificate Balances thereof are reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates and the Class A-5FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and then the Non-Offered Certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class X, Class R and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates or Regular Interests is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2007-C30 Master Servicer, the 2007-C30 Special Servicer, the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates and the Class A-5FL Regular Interest will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-5 Certificates and the Class A-5FL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates and the Class A-5FL Regular Interest in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata with the Class A-5FL Regular Interest, and other than the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) to the extent of amounts otherwise distributable in respect of such Certificates and the Regular Interests, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, and other than the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest (in reduction of the Certificate Balance of each such Class of Certificates or Regular Interests), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates and Regular Interests, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates and the Class A-5FL Regular Interest (and the Class X-P, Class X-C and Class X-W Certificates with respect to shortfalls of interest). As more fully described under DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class A-5FL, Class A-MFL, Class A-JFL, Class X-P, Class X-C and Class X-W Certificates) and the Class A-5FL Regular Interest, Class A-MFL Regular Interest and Class A-JFL Regular Interest on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-4, Class A-5, Class A-1A Certificates, Class A-M, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-5FL, Class A-MFL and Class A-JFL Regular Interests could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, manufactured housing pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and

‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its Mortgage Loan. As of the Cut-Off Date, all of the Mortgage Loans (except 10 Mortgage Loans, representing 8.5% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Offered Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-5 Certificates and the Class A-5FL Regular Interest, pro rata, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates and the Class A-5FL Regular Interest have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and then to the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates and the Regular Interests, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of Mortgage Loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that (a) the borrower under loan number 74 exercises its prepayment option, prepaying 10.0% of the original loan amount without penalty beginning on the payment date in April 2008, as permitted in the related Mortgage Loan Documents, (b) the borrower under loan number 25 prepays the loan in the amount of 59.0% of the remaining purchase earn-out balance beginning after the payment date in March 2009, as required in the related Mortgage Loan documents and (c) the borrower under loan number 6 exercises its partial release option, prepaying $10,000,000 of the loan amount at any time without penalty but subject to yield maintenance if the release is exercised after the payment date in May 2009, as permitted in the Mortgage Loan documents, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 2007, and (xiv) the Closing Date for the sale of the Offered Certificates is May 23, 2007.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	89	85	80	75	70
05/15/09	76	67	60	55	44
05/15/10	59	42	27	12	0
05/15/11	32	1	0	0	0
05/15/12	0	0	0	0	0
Weighted Average Life (in years)	3.10	2.52	2.17	1.94	1.65

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	98
05/15/11	100	100	98	97	96
05/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.94	4.90	4.84	4.77	4.48

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	96	93	92	92
05/15/13	100	96	93	92	92
05/15/14	0	0	0	0	0
Weighted Average Life (in years)	6.90	6.81	6.75	6.72	6.58

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	77	77	77	78	78
05/15/14	54	48	47	47	47
05/15/15	33	27	26	26	26
05/15/16	11	5	4	4	4
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	7.26	7.11	7.09	7.09	7.07

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.75	9.70	9.63	9.56	9.27

Percentages of the Closing Date Certificate Balance of the Class A-5 Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.81	9.81	9.81	9.79	9.63

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	99
05/15/10	100	99	99	98	96
05/15/11	100	98	97	96	96
05/15/12	87	87	87	86	83
05/15/13	87	86	85	84	83
05/15/14	82	82	82	82	82
05/15/15	82	82	82	82	82
05/15/16	82	82	81	81	75
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	8.99	8.92	8.85	8.79	8.56

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.88	9.67

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance andYield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.74

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.81

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	100	100	100	100	100
05/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.81

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 Certificates and the Class A-5FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balances of the Class A-5 Certificates and the Class A-5FL Regular Interest have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the Wachovia 2007-C30 Pooling and Servicing Agreement, the GECMC 2007-C1 Pooling and Servicing Agreement and the Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement and their respective other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, respectively, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (excluding the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates) and the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as part of a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such portion of the grantor trust. Furthermore, the portions of the Trust Fund consisting of the Class A-5FL Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, the respective swap contract and the respective floating rate account will each be treated as part of a grantor trust for federal income tax purposes, and the Class A-5FL Certificates, the Class A-MFL Certificates and the Class A-JFL Certificates will each represent an undivided beneficial interest in such portion of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the [                ] Certificates (other than the Class [        ] Certificates) will be treated as having been issued at a [premium] and that the Class [        ] Certificates will be treated as having been issued with a de minimis amount of original issue discount for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 23.8% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 89-90 (October 17, 1989) to Barclays Capital Inc. (‘‘Barclays Capital’’), PTE 2004-03E (February 4, 2004) to Credit Suisse Securities (USA) LLC (‘‘Credit Suisse’’) and PTE89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman Sachs’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined; provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Barclays Capital, (c) Credit Suisse, (d) Goldman Sachs, (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Barclays Capital, Credit Suisse or Goldman Sachs and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, Barclays Capital, Credit Suisse and Goldman Sachs or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody’s Investors Service, Inc. (‘‘Moody’s’’), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), or DBRS Limited or DBRS, Inc. (collectively, ‘‘DBRS’’), or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Swap Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by Moody’s or S&P for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the +investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund (which excluded obligors on the Restricted Group Loans), (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Persons who have an ongoing relationship with the California Public Employees Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Peter Cooper Village & Stuyvesant Town Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

Persons who have an ongoing relationship with the Detroit Police and Fire Retirement Systems, which is a governmental plan, should note that this plan owns an interest in the borrower under the 200 South Tryon Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

In addition, Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the pooling and servicing agreement for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, pursuant to which the Beacon D.C. & Seattle Pool Whole Loan will be serviced. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Beacon D.C. and Seattle Pool Loan’’ and ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Beacon D.C. & Seattle Pool Loan’’ in this prospectus supplement. Under the terms of such pooling and servicing agreement, the actions of the Morgan Stanley 2007-IQ14 master servicer will be subject to oversight by the Bank of New York in its capacity as the trustee for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. In addition, under the terms of the Beacon D.C. & Seattle Pool Loan Pari Passu Intercreditor Agreement, the holders of the Morgan Stanley 2007-IQ14 certificates, by virtue of their ownership of one of the Beacon D.C. & Seattle Pari Passu Companion Loans, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Beacon D.C. & Seattle Pool Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemptions for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer.

Barclays Capital, one of the Underwriters, is an affiliate of BCRE, which is one of the Mortgage Loan Sellers and a Sponsor.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Dechert LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody’s and S&P (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from Moody’s/S&P
Class A-1	Aaa/AAA
Class A-2	Aaa/AAA
Class A-3	Aaa/AAA
Class A-PB	Aaa/AAA
Class A-4	Aaa/AAA
Class A-5	Aaa/AAA
Class A-1A	Aaa/AAA
Class A-M	Aaa/AAA
Class A-J	Aaa/AAA
Class B	Aa1/AA+
Class C	Aa2/AA
Class D	Aa3/AA−
Class E	A1/A+
Class F	A2/A

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2007-C30 Master Servicer	S-172
2007-C30 Pooling and Servicing Agreement	S-172
2007-C30 Special Servicer	S-172
2007-C30 Transaction	S-112
2007-C30 Trust Fund	S-112
2007-C30 Trustee	S-172
30/360 basis	S-97
30/360 Mortgage Loans	S-97
611 West 6th Street Subordinate Companion Loan	S-110
611 West 6th Street Whole Loan	S-110
611 West 6th Street Control Appraisal Period	S-125
611 West 6th Street Loan	S-108
611 West 6th Street Loan Intercreditor Agreement	S-112
666 Fifth Avenue Directing Holder	S-117
666 Fifth Avenue Loan	S-108
666 Fifth Avenue Pari Passu Companion Loans	S-109
666 Fifth Avenue Pari Passu Intercreditor Agreement	S-112
Accrued Certificate Interest	S-214
Actions	S-90
Actual/360 basis	S-97
Additional Interest	S-98
Additional Interest Account	S-206
Additional Trust Fund Expenses	S-222
Administrative Cost Rate	S-137
Advance	S-224
Annex A-1	S-95
Anticipated Repayment Date	S-98
Appraisal Reduction Amount	S-226
ARD Loans	S-98
Assumed Final Distribution Date	S-232
Assumed Scheduled Payment	S-216
Available Distribution Amount	S-204
Balloon Loans	S-98
Balloon Payment	S-98
Barclays Capital	S-250
BCRE	S-97, S-152
BCRE Mortgage Loans	S-155
Beacon D.C. & Seattle Pool Loan	S-108
Beacon D.C. & Seattle Pool Pari Passu Companion Loans	S-109
Beacon D.C. & Seattle Pool Pari Passu Intercreditor Agreement	S-112
Beacon D.C. & Seattle Pool Whole Loan	S-109
Breach	S-162
Capital Imp. Reserve	S-138
Certificate Account	S-206
Certificate Balance	S-197
Certificate Deferred Interest	S-200
Certificateholders	S-204
Certificates	S-195
Class	S-195
Class A Certificates	S-195
Class A-5FL Floating Rate Account	S-206
Class A-5FL Regular Interest	S-195
Class A-JFL Floating Rate Account	S-206
Class A-JFL Regular Interest	S-195
Class A-MFL Floating Rate Account	S-206
Class A-MFL Regular Interest	S-195
Class A-PB Planned Principal Balance	S-216
Class X Certificates	S-195
Class X-C Components	S-201
Class X-C Strip Rate	S-201
Class X-P Components	S-202
Class X-P Strip Rate	S-202
Class X-W Components	S-201
Class X-W Strip Rate	S-201
CMBS	S-167
CMSA	S-230
CMSA Bond File	S-229
CMSA Collateral Summary File	S-229
CMSA Loan Periodic Update File	S-229
CMSA Property File	S-229
CMSA Reconciliation of Funds Report	S-229
Code	S-157
Co-Lender Loans	S-109
Collection Period	S-204
Companion Loans	S-111
Compensating Interest Payment	S-183
Component	S-197
Component Balance	S-197
Constant Prepayment Rate	S-241
Contract Rent	S-138
Controlling Class	S-169
Controlling Class Representative	S-169
Core Material Documents	S-157
Corrected Mortgage Loan	S-171
CPR	S-241
Credit Suisse	S-250

Cross Collateralized and Cross Defaulted Loan Flag	S-132
Crossed Group	S-161
Crossed Loan	S-161
Custodian	S-155
Cut-Off Date	S-95
Cut-Off Date Balance	S-95
Cut-Off Date Group 1 Balance	S-95
Cut-Off Date Group 2 Balance	S-95
Cut-Off Date Group Balances	S-95
Cut-Off Date LTV	S-134
Cut-Off Date LTV Ratio	S-134
Cut-Off Date Pool Balance	S-95
DBRS	S-250
Defaulted Mortgage Loan	S-191
Defeasance	S-137
Defeasance Collateral	S-99, S-100
Defect	S-161
Depositor	S-141
Determination Date	S-204
Discount Rate	S-218
Distributable Certificate Interest	S-214
Distribution Account	S-206
Distribution Date	S-204
Distribution Date Statement	S-227
Doubletree Hotel – Tucson, AZ Subordinate Companion Loan	S-110
Doubletree Hotel – Tuscon, AZ Intercreditor Agreement	S-112
Doubletree Hotel – Tuscon, AZ Loan	S-108
Doubletree Hotel – Tuscon, AZ Whole Loan	S-110
DSC Ratio	S-132
DSCR	S-132
DTC	S-196
Due Date	S-97
ERISA	S-250
Excess Cash Flow	S-98
Excluded Plan	S-251
Exemption	S-250
Exemptions	S-250
Final Recovery Determination	S-228
Five Times Square Control Appraisal Period	S-114
Five Times Square Intercreditor Agreements	S-112
Five Times Square Loan	S-108
Five Times Square Pari Passu Companion Loans #1 and #2	S-109
Five Times Square Pari Passu Intercreditor Agreement	S-112
Five Times Square Special Event of Default	S-114
Five Times Square Subordinate Companion Loan	S-109
Five Times Square Subordinate Intercreditor Agreement	S-112
Five Times Square Whole Loan	S-109
Floating Rate Accounts	S-206
Form 8-K	S-162
FSMA	S-3
Gain-on-Sale Reserve Account	S-206
GECMC 2007-C1 Master Servicer	S-175
GECMC 2007-C1 Pooling and Servicing Agreement	S-175
GECMC 2007-C1 Special Servicer	S-175
GECMC 2007-C1 Transaction	S-112
GECMC 2007-C1 Trust Fund	S-112
GECMC 2007-C1 Trustee	S-175
Goldman Sachs	S-250
HAP	S-134
Intercreditor Agreement	S-113
Intercreditor Agreements	S-113
Interest Accrual Period	S-203
Interest Reserve Account	S-205
Interest Reserve Amount	S-205
Interest Reserve Loans	S-205
IRS	S-249
January Action	S-90
Lembi Pool Loan	S-108
Liquidation Fee	S-182
LNR	S-167
LNR Partners	S-167
Loan Group 1	S-95
Loan Group 1 Principal Distribution Amount	S-215
Loan Group 2	S-95
Loan Group 2 Principal Distribution Amount	S-215
Loan Groups	S-95
Loan Pair	S-163
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-136
Lockout	S-137
Lockout Period	S-137
Los Angeles International Jewelry Center Control Appraisal Period	S-119
Los Angeles International Jewelry Center Intercreditor Agreement	S-112

Los Angeles International Jewelry Center Loan	S-108
Los Angeles International Jewelry Center Subordinate Companion Loan	S-110
LTV at ARD or Maturity	S-135
Majority Subordinate Certificateholder	S-233
Master Servicer	S-164
Master Servicing Fee	S-181
Master Servicing Fee Rate	S-182
Maturity Date LTV Ratio	S-135
Moody’s	S-250
Morgan Stanley 2007-IQ14 Master Servicer	S-173
Morgan Stanley 2007-IQ14 Pooling and Servicing Agreement	S-173
Morgan Stanley 2007-IQ14 Special Servicer	S-173
Morgan Stanley 2007-IQ14 Trustee	S-173
Mortgage	S-95
Mortgage Deferred Interest	S-200
Mortgage File	S-156
Mortgage Loan	S-217
Mortgage Loan Purchase Agreement	S-154
Mortgage Loan Purchase Agreements	S-155
Mortgage Loans	S-95, S-182, S-217
Mortgage Note	S-95
Mortgage Pool	S-95
Mortgage Rate	S-97
Mortgaged Property	S-95
NA	S-138
NAV	S-138
Net Aggregate Prepayment Interest Shortfall	S-214
Net Cash Flow	S-132
Net Mortgage Rate	S-203
Nomura	S-97
Nomura Mortgage Loans	S-155
Nomura Originated Companion Intercreditor Agreement	S-112
Nomura Originated Companion Loans	S-110
Nomura Originated Subordinate Companion Loans	S-110
Non-Offered Certificates	S-195
Nonrecoverable P&I Advance	S-224
Notional Amount	S-197
NRSRO	S-250
Occupancy Percentage	S-137
Offered Certificates	S-195
OID Regulations	S-249
Open Period	S-137
Option Price	S-191
Original Term to Maturity	S-138
Pari Passu Companion Loans	S-111
Pari Passu Loans	S-111
Periodic Payments	S-97
Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan	S-109, S-111
Peter Cooper Village & Stuyvesant Town Loan	S-108
Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans	S-109
Peter Cooper Village & Stuyvesant Town Pari Passu Intercreditor Agreement	S-112
Peter Cooper Village & Stuyvesant Town Whole Loan	S-110
Plan	S-250
Pooling and Servicing Agreement	S-195
Prepayment Interest Excess	S-183
Prepayment Interest Shortfall	S-183
Prepayment Premiums	S-217
Primary Collateral	S-162
Principal Distribution Amount	S-215
Privileged Person	S-231
Prospectus Directive	S-2
PTE	S-250
Purchase Option	S-191
Purchase Price	S-157
P&I	S-165
P&I Advance	S-222
Quail Creek Loan	S-109
Qualified Appraiser	S-226
Qualified Substitute Mortgage Loan	S-157
Rancho Vista Apartments Loan	S-109
Rated Final Distribution Date	S-233
Rating Agencies	S-254
Realized Losses	S-221
Reimbursement Rate	S-224
REIT	S-249
Related Proceeds	S-224
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-137
Remaining Term to Maturity	S-137

REMIC	S-38
REMIC Administrator	S-235
REMIC I	S-38
REMIC II	S-38
REMIC Regular Certificates	S-195
REMIC Regulations	S-248
REMIC Residual Certificates	S-195
Rental Property	S-132
REO Extension	S-192
REO Loan	S-217
REO Property	S-171
Replacement Reserve	S-138
Required Appraisal Date	S-225
Required Appraisal Loan	S-226
Restricted Group	S-250
Restricted Servicer Reports	S-230
Scenario	S-241
Scheduled Payment	S-216
SEC	1, S-229
Securities Act	S-195
Sequential Pay Certificates	S-195
Servicing Fees	S-182
Servicing Standard	S-163
Servicing Transfer Event	S-170
Similar Law	S-250
SMMEA	S-39
SNDA	S-173
Special Servicing Fee	S-182
Special Servicing Fee Rate	S-182
Specially Serviced Mortgage Loans	S-171
SSK Mortgage Loans	S-104
Stated Principal Balance	S-203
Subordinate Certificates	S-195
Subordinate Companion Loans	S-111
Subordinate Loans	S-131
Substitution Shortfall Amount	S-157
S&P	S-250
Table Assumptions	S-242
TI/LC Reserve	S-138
Transfer Affidavit and Agreement	S-195
Trust Fund	S-195
Trustee	S-235
Trustee Fee	S-181, S-235
Underwriter	S-250
Underwritten Replacement Reserves	S-137
Unrestricted Servicer Reports	S-230
UPB	S-165
Voting Rights	S-233
WA	S-137
Wachovia	S-97, S-141
Wachovia Mortgage Loans	S-155
Wachovia Securities	S-250
Weighted Average Net Mortgage Rate	S-203
Whole Loan	S-111
Whole Loans	S-111
Workout Fee	S-182
Workout-Delayed Reimbursement Amount	S-224
Wynn Palms Apartments Loan	S-108
Year Built	S-137
Yield Maintenance Charges	S-217

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

                                    ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER                     PROPERTY NAME                      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         1      Five Times Square(1)                                 Five Times Square
   2         1      Beacon D.C. & Seattle Pool(1)                        Various
  2.01              Market Square                                        701, 801 Pennsylvania Avenue NW
  2.02              Polk & Taylor Buildings                              2521 S Clark Street & 2530 Crystal Drive
  2.03              Wells Fargo Center                                   999 Third Avenue
  2.04              One, Two & Three Lafayette Centre                    1120 20th Street NW; 1155 21st Street NW; 1133 21st
                                                                         Street NW
  2.05              Booz Allen Complex                                   8251 Greensboro Drive; 8281 Greensboro Drive; 8283
                                                                         Greensboro Drive
  2.06              Key Center                                           601 108th Avenue NE
  2.07              Sunset North                                         3060-3180, 139th Avenue SE
  2.08              City Center Bellevue                                 500 108th Avenue NE
  2.09              Plaza Center and US Bank Tower                       10800 and 10900 NE 8th Street
  2.10              1616 Fort Myer Drive                                 1616 Fort Myer Drive
  2.11              American Center                                      8300 & 8330 Boone Boulevard
  2.12              Eastgate Office Park                                 15325 SE 30th Place
  2.13              Liberty Place                                        325 7th Street NW
  2.14              Lincoln Executive Center Buildings I, II, III, A&B   3380 146th Place Southeast, 14332 Southeast Eastgate Way,
                                                                         3245 146th Place Southeast; 3290 and
                                                                         3310 146th Place Southeast
  2.15              11111 Sunset Hills Road                              11111 Sunset Hills Road
  2.16              Army and Navy Club Building                          1627 I Street NW
  2.17              Plaza East                                           11100 NE 8th Street
  2.18              Reston Town Center                                   11911 Freedom Drive
  2.19              1300 North Seventeenth Street                        1300 North 17th Street
  2.20              Washington Mutual Tower                              1201 Third Avenue
   3         1      666 Fifth Avenue(1)                                  666 Fifth Avenue
   4         1      Mall at Rockingham Park                              99 Rockingham Park Boulevard
   5         2      Peter Cooper Village & Stuyvesant Town Pool(1) (2)   Various
  5.01              Stuyvesant Town                                      317 Avenue C (General Management Office); Various Others
  5.02              Peter Cooper Village                                 4 Peter Cooper Road (Security Office); Various Others
   6         1      Hyatt Regency Grand Cypress(3)                       One Grand Cypress Boulevard
   7         1      Boston Marriott Long Wharf                           296 State Street
   8         1      Ashford Hospitality Pool 3                           Various
  8.01              Courtyard - San Francisco, CA                        299 Second Street
  8.02              Courtyard - Seattle, WA                              925 Westlake Avenue North
   9         1      Ashford Hospitality Pool 2                           Various
  9.01              Residence Inn - Phoenix , AZ                         801 North 44th Street
  9.02              SpringHill Suites - Hawthorne, CA                    14620 Aviation Boulevard
  9.03              Towne Place Suites - Hawthorne, CA                   14400 Aviation Boulevard
  9.04              SpringHill Suites - Plymouth Meeting, PA             430 Plymouth Road
  9.05              SpringHill Suites - Glen Allen, VA                   9701 Brook Road
  9.06              Residence Inn - Plano, TX                            5001 Whitestone Lane
  9.07              Residence Inn - Newark, CA                           35466 Dumbarton Court
   10        1      Los Angeles International Jewelry Center             550 South Hill Street
   11        1      Lembi Pool(4)                                        Various
 11.01              300 Buchanan Street                                  300 Buchanan Street
 11.02              536 Leavenworth Street                               536 Leavenworth Street
 11.03              210-218 Church Street                                210-218 Church Street
 11.04              1405 Franklin Street                                 1405 Franklin Street
 11.05              610 Leavenworth Street                               610 Leavenworth Street
 11.06              350 Judah Street                                     350 Judah Street
 11.07              2080 Gough Street                                    2080 Gough Street
 11.08              455 Hyde Street                                      455 Hyde Street
 11.09              1035 Sutter Street                                   1035 Sutter Street
 11.10              969 Bush Street                                      969 Bush Street
 11.11              345 Fulton Street                                    345 Fulton Street
 11.12              516 Ellis Street                                     516 Ellis Street
 11.13              721 Geary Street                                     721 Geary Street
 11.14              11 Dolores Street                                    11 Dolores Street
 11.15              2335 Larkin Street                                   2335 Larkin Street
 11.16              3875 18th Street                                     3875 18th Street
 11.17              1025 Sutter Street                                   1025 Sutter Street
 11.18              828 Jones Street                                     828 Jones Street
 11.19              240 Church Street                                    240 Church Street
 11.20              735 O'Farrell Street                                 735 O'Farrell Street
 11.21              2337-2339 Market Street                              2337-2339 Market Street
 11.22              635 Ellis Street                                     635 Ellis Street
 11.23              215-219 Church Street                                215-219 Church Street
 11.24              1385 Kansas Street                                   1385 Kansas Street
 11.25              747 Ellis Street                                     747 Ellis Street
 11.26              631 Larkin Street                                    631 Larkin Street
 11.27              601 Larkin Street                                    601 Larkin Street
 11.28              1520-1524 Geneva Avenue                              1520-1524 Geneva Avenue
 11.29              1199 DeHaro Street                                   1199 DeHaro Street
   12        1      Ashford Hospitality Pool 1                           Various
 12.01              Courtyard - Basking Ridge, NJ                        595 Martinsville Road
 12.02              Courtyard - Oakland Airport, CA                      350 Hegenberger Road
 12.03              Courtyard - Scottsdale, AZ                           3311 North Scottsdale Road
 12.04              Courtyard - Plano, TX                                6840 North Dallas Parkway
 12.05              Courtyard - Newark, CA                               34905 Newark Boulevard
   13        1      Osprey Pool(4)                                       Various
 13.01              First Citizens Plaza                                 128 South Tryon Street
 13.02              Sarasota City Center                                 1819 Main Street
   14        2      City Heights Apartment Homes                         209 South Westmoreland Avenue
   15        1      Ponte Vedra Inn & Club                               200 Ponte Vedra Boulevard
   16        2      Clinton Manor                                        535 West 51st Street & 540 West 52nd Street
   17        1      Southern Palm Crossing Shopping Center(4)            11001 Southern Boulevard
   18        1      635 Madison Avenue                                   635 Madison Avenue
   19        1      Cherry Hill Corporate Center Pool                    Various
 19.01              24-42 Cherry Hill Drive                              24-42 Cherry Hill Drive
 19.02              71 Cherry Hill Drive                                 71 Cherry Hill Drive
 19.03              35 Cherry Hill Drive                                 35 Cherry Hill Drive
 19.04              37 Cherry Hill Drive                                 37 Cherry Hill Drive
 19.05              33 Cherry Hill Drive                                 33 Cherry Hill Drive
 19.06              54 Cherry Hill Drive                                 54 Cherry Hill Drive
 19.07              72 Cherry Hill Drive                                 72 Cherry Hill Drive
 19.08              66 Cherry Hill Drive                                 66 Cherry Hill Drive
 19.09              5 Cherry Hill Drive                                  5 Cherry Hill Drive
   20        1      First Colony Commons                                 15201 - 15555 Southwest Freeway
   21        1      611 West 6th Street                                  611 West 6th Street
   22        2      Addison at Swift Creek Apartments                    4100 Lonas Parkway
   23        1      Corporate Plaza                                      800 Delaware Avenue
   24        2      Park Place Apartments                                675 Town Center Drive
   25        1      Central Texas Marketplace(5)                         NWC IH-35 and Highway 6/Loop 340
   26        1      East Gate Square Phase II                            1111 Nixon Drive
   27        1      Saint Louis Marriott West(4)                         660 Maryville Centre Drive
   28        1      FMC Technologies                                     1701, 1777 & 1803 Gears Road
   29        1      1020 19th Street                                     1020 19th Street, NW
   30        1      1920 L Street                                        1920 L Street, NW
   31        1      Scottsdale Medical Office                            9700 North 91st Place; 10752 North 89th Place; 8952 East
                                                                         Desert Cove Drive
   32        2      Jacobs Woods                                         100 Jacobs Hall Lane
   33        2      The Overlook at St. Thomas Apartments                6800 Steeprun Road
   34        1      Toll Brothers Corporate Headquarters                 250 Gibralter Road
   35        2      Marquis at Caprock Canyon                            4411 Spicewood Springs
   36        2      Regent Apartments                                    2750 Millerville Road
   37        1      1900 L Street                                        1900 L Street, NW
   38        2      Colonial Grande at Promenade                         2400 Central Parkway
   39        1      Whittier Marketplace                                 11701-11891 Whittier Boulevard
   40        2      Wynn Palms Apartments                                3756, 3800 & 3880 Wynn Road
   41        2      Main Street Village Apartments I&II                  5504 Town Center Drive
   42        1      East Gate Square Phase IV                            1311 Nixon Drive
   43        1      East Gate Square Phase V                             1520 Nixon Drive
   44        1      Doubletree Hotel - Tucson, AZ(4)                     445 South Alvernon Way
   45        1      Whittier Center                                      15111 & 15141 Whittier Boulevard
   46        1      Durham Office                                        3414, 3404 North Quke Street; 4117, 4101, 4020 North
                                                                         Roxborough Road
   47        1      35 Nutmeg Drive                                      35 Nutmeg Drive
   48        1      Parkway 400                                          11800 & 11720 Amberpark Road
   49        1      THF-Fairview Marketplace(4)                          2901-3103 West Broadway
   50        2      University Crescent Student Apartments               4500 Burbank Drive
   51        1      One & Two Decatur Town Center                        150 East Ponce de Leon Avenue & 125 Clairmont Avenue
   52        2      The Summit                                           1801 Monks Avenue
   53        1      Beachwalk Shopping Center                            437 South Highway 101
   54        2      University Oaks Student Housing                      21 National Guard Road
   55        2      Royal Saint Moritz Apartments                        2050 Grayson Drive
   56        2      Vineyard Springs Apartments                          18200 Blanco Springs Road
   57        1      The Phillips Building                                7900-7920 Norfolk Avenue
   58        1      200 Montague Street                                  200 Montague Street
   59        2      Marquis at Carmel Commons Apartments                 6818 Northbury Lane
   60        1      Courthouse Marketplace Retail Center                 2476 Nimmo Parkway
   61        2      The Depot Apartments                                 555 Elm Street
   62        1      200 South Tryon                                      200 South Tryon Street
   63        2      Oaks at Broad River                                  100 Riverchase Boulevard
   64        2      Walker Ranch Apartments                              14500 Blanco Road
   65        1      14700 Lee Road                                       14700 Lee Road
   66        1      East Gate Square Phase III                           1420 Nixon Drive
   67        1      St. Louis County Office Pool                         Various
 67.01              9735 Landmark Parkway Drive                          9735 Landmark Parkway Drive
 67.02              Laumeier III                                         3660 South Geyer Road
 67.03              9701 Landmark Parkway Drive                          9701 Landmark Parkway Drive
 67.04              9717 Landmark Parkway Drive                          9717 Landmark Parkway Drive
   68        1      Donald Ross Village                                  4500 Donald Ross Road
   69        1      Peters Pond RV Resort(6)                             185 Cotuit Road
   70        1      5601 Cushing Parkway                                 5601 Cushing Parkway
   71        1      901 7th Street                                       901 7th Street and 637 Eye Street, NW
   72        1      1700 Higgins Center                                  1700 West Higgins Road
   73        1      Shop-Rite BayShore                                   1905 Sunrise Highway
   74        2      Pinetree Park ROC(7)                                 1333 NW 3rd Street
   75        2      Vista Pointe at the Valley Apartments                701 Cowboys Parkway
   76        1      Lexington Green Building I and II                    220 & 230 Lexington Green Circle
   77        1      National Archives Building                           8801 Kingsridge Drive
   78        2      The Marquis at Quarry Apartments                     384 Treeline Park
   79        1      Sherwood Plaza                                       9990 Fairfax Boulevard
   80        1      801 West Easy Street                                 801 West Easy Street
   81        2      Deerpath On The Lake                                 10200 North Armenia Avenue
   82        1      Northridge Promenade Shopping Center(8)              19510-19530 Nordhoff Street
   83        1      Residence Inn - Charleston, SC                       90 Ripley Point Drive
   84        1      15 Broad Street                                      15 Broad Street
   85        2      Crossing Place                                       301 Lippencott Street
   86        1      Hilton Garden Inn - Duncanville, TX                  800 North Main Street
   87        2      Bremner Woods II Apartments                          4501 Sprenkle Lane
   88        2      Springfield Apartments                               4600 University Drive
   89        1      Oakton Corporate Center                              10467 White Granite Drive
   90        1      Courtyard Matthews & Rock Hill Pool                  Various
 90.01              Courtyard - Matthews, NC                             11425 East Independence Boulevard
 90.02              Courtyard - Rock Hill, SC                            1300 River Run Court
   91        2      Springhill                                           8030 East Lakeside Parkway
   92        2      Stoney Brook Apartments                              1301 East Dogwood Drive
   93        1      East Gate Square Phase VI                            1670 Nixon Drive
   94        2      Valle West Tennis Club Apartments                    13608 Pomerado Road
   95        2      The Tower Apartments                                 2465 Shoreline Drive
   96        1      Capital One Data Center                              1500 East Plano Parkway
   97        1      Wilmington Courthouse Parking Garage                 6th and North King Streets
   98        2      Belmont Parkway Apartments                           4300 Lamplighter Court
   99        1      Cypress Business Center                              8301 Cypress Plaza Drive
  100        2      Casas Lindas                                         699 West Magee Road
  101        2      Sterling University at the Junction                  5050 Sam Houston Avenue
  102        1      Battleground Plaza                                   3712 Battleground Avenue
  103        2      Quail Creek                                          1651 South Dobson Road
  104        2      Laurel Pointe Apartments(4)                          13607 Cordary Avenue
  105        2      Maple Village Apartments                             2100 Maple Village Court
  106        2      Scripps Terrace Apartments                           10940 Scripps Ranch Boulevard
  107        1      CentrePointe Office                                  1926 10th Avenue North
  108        2      Rancho Vista Apartments                              3663 South Valley View Boulevard
  109        2      Boulders Senior Living Apartments                    3533 Willow Avenue
  110        2      Prospect Place Apartments                            1024 Prospect Avenue
  111        1      Winchester Court                                     6600-6740 Winchester Court
  112        2      SSK Applewood Pointe(4)                              2140 Spring Grove Lane
  113        2      Artists in Residence Apartments                      6161 & 6165 North Winthrop Avenue
  114        2      Bayberry Place Townhomes                             2300 Deewood Drive
  115        1      Molly Gibson Lodge                                   101 West Main Street
  116        1      Tyvola Center                                        6130 Tyvola Centre Drive
  117        2      SSK Ashley Pointe(4)                                 1115 Penile Road
  118        1      Victoria Crossing                                    7808 NE Zac Lentz Parkway
  119        2      Sunpointe Apartments                                 7077 West McDowell Road
  120        2      Collegiate Suites I                                  1310 Henry Lane
  121        2      Park West Apartments                                 357 Hillandale Road
  122        1      Publix at Bayside Lakes                              3540 Bayside Lakes Boulevard SE
  123        1      Evergreen Distribution Center                        22990 NW Bennett Street
  124        1      Hampton Inn - Staunton, VA                           40 Payne Lane
  125        2      Wickatunk Village MHC                                89 Village Road
  126        1      Holiday Inn - Rockford, IL                           7550 East State Street
  127        1      Berwick Marketplace                                  5710 Ogeechee Road
  128        2      Wind Tree Apartments                                 2990 Trawood Drive
  129        1      Gander Mountain - Cicero                             5864 Carmenica Drive
  130        1      Burnsville Medical Center                            14000 Nicollet Avenue
  131        1      52-15 Flushing Ave                                   5215 Flushing Avenue
  132        2      SSK Heartland Pointe(4)                              113 Sioux Trail
  133        1      1603 North 35th Street                               1603 North 35th Street
  134        1      Storage USA(4)                                       709 Church Street
  135        1      425 Meadowlands Parkway                              425 Meadowlands Parkway
  136        1      CVS (Mixed Use Facility)                             231 West 67th Street & Noth Graham Street
  137        1      Baldwin Transfer Pool                                Various
 137.01             1505 & 1507 Telegraph Road                           1505 & 1507 Telegraph Road
 137.02             1400 James Street                                    1400 James Street
 137.03             52 W.L. Runnels Drive                                52 W.L. Runnels Drive
 137.04             1700 A. Craft Highway                                1700 A. Craft Highway
 137.05             201 Callahan Road                                    201 Callahan Road
 137.06             200 Callahan Road                                    200 Callahan Road
  138        1      Wendover Plaza                                       901 North Wendover Road
  139        1      Parkway Place                                        4205-4255 White Bear Parkway
  140        1      Country Inn & Suites - Appleton, WI(4)               355 Fox River Drive
  141        2      Mirasol Apartments                                   8750 East McDowell Road
  142        1      Lyon's Station                                       14250 Arminta Street
  143        1      Holiday Inn Express - Sebring, FL                    4400 Highway US 27 North
  144        1      Sweetwater Shopping Center                           17044 Lexington and 4720 Sweetwater Boulevards
  145        1      Orlando ICE Building                                 6643 Hazeltine National Drive
  146        1      Extra Space Storage - San Francisco, CA              2501 Cesar Chavez Street
  147        1      Wingate Cool Springs                                 1738 Carothers Parkway
  148        1      FBI Building - Nashville, TN                         2868 Elm Hill Pike
  149        1      Country Inn & Suites - Henrietta, NY                 4635 West Henrietta Road
  150        2      Pear Tree Apartments                                 222 Bartlett Drive
  151        1      400 Centennial Parkway                               400 Centennial Parkway
  152        2      Holly Glen Apartments                                2800-2848 Holly Glen Drive
  153        1      Center of Dover                                      261 North DuPont Highway
  154        1      Best Buy - Kohler, WI                                3600 County Highway A
  155        1      Blackhawk Office Building                            15545 Devonshire Street
  156        1      Wine Country RV                                      2500 Airport Road
  157        1      Ridgewood Industrial                                 75 Onderdonk Avenue
  158        1      Mountain View Shopping Center Phase II               2355, 2407 & 2411 U.S. Highway 93
  159        2      The Three Crowns Apartments                          2020 Sanata Clara Avenue
  160        1      Hawthorn Suites - Austin, TX                         7800 East Riverside Drive
  161        1      Country Inn & Suites - Monona, WI                    400 River Place
  162        1      2580 Diehl Rd                                        2580 Diehl Road
  163        1      Extra Space Storage - Carson, CA                     17510 South Figueroa Street
  164        2      French Quarter Apartments                            2211 West North Loop Boulevard
  165        1      Metro Gardens Office Park                            2830 Winkler Avenue
  166        2      Hillside Gardens                                     555 Greenbrier Drive
  167        1      Rite Aid - Boardman, OH                              339 Boardman Canfield Road
  168        1      Comfort Suites - Charlotte, NC                       7735 University City Boulevard
  169        1      Extra Space Storage - Chatsworth, CA                 21536 Devonshire Street
  170        2      Billboard Lofts                                      320 West Ash Street
  171        1      CVS - San Antonio, TX                                14900 Jones Maltsberger Road
  172        1      Airport Center Warehouse                             3750 NW 28th Street
  173        2      Redwood Terrace                                      9950 Redwood Street NW
  174        1      Shoppers World Duluth II                             2605 Pleasant Hill Road
  175        1      New Forest Crossing Shopping Center Phase II         6025 East Sam Houston Parkway
  176        1      Oceana Distribution Center                           2800 Crusader Circle
  177        1      Clanton Shopping Center                              1100 - 1400 Woodfin Lane
  178        1      Extra Space Storage - Oakland, CA                    300 Market Street
  179        1      Bull Creek Market                                    6203 North Capital of Texas Highway
  180        1      Gateway Retail Center II                             16221 East 40th Avenue
  181        1      La Marque Crossing                                   6408 Interstate 45 South
  182        2      Mobile Gardens MHP                                   1901 North Glasscock Road
  183        1      Extra Space Storage - North Hollywood, CA            13434 Saticoy Street
  184        1      Bethel Self Storage                                  41 Durant Avenue
  185        1      Fry's Plaza                                          8350 West Lower Buckeye Road
  186        1      Rite Aid - Erie, PA                                  1709 Liberty Street
  187        2      Gas Lite Manor(4)                                    500 North La Mesa Drive
  188        2      Saratoga Apartments                                  653 East Capitol Street, SE
  189        2      Blueberry Ridge Mobile Village                       15 Valley Road

MORTGAGE                                            CROSS COLLATERALIZED
  LOAN                                               AND CROSS DEFAULTED      LOAN        MORTGAGE        GENERAL
 NUMBER           CITY           STATE    ZIP CODE        LOAN FLAG          PURPOSE     LOAN SELLER    PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------

   1       New York               NY       10036                           Acquisition     Wachovia         Office
   2       Various              Various   Various                          Acquisition     Wachovia        Various
  2.01     Washington             DC       20004                                                            Office
  2.02     Arlington              VA       22202                                                            Office
  2.03     Seattle                WA       98104                                                            Office
  2.04     Washington             DC       20036                                                            Office
  2.05     Mc Lean                VA       22102                                                            Office
  2.06     Bellevue               WA       98004                                                            Office
  2.07     Bellevue               WA       98005                                                            Office
  2.08     Bellevue               WA       98004                                                            Office
  2.09     Bellevue               WA       98004                                                            Office
  2.10     Arlington              VA       22209                                                            Office
  2.11     Vienna                 VA       22182                                                            Office
  2.12     Bellevue               WA       98007                                                            Office
  2.13     Washington             DC       20004                                                            Office
  2.14     Bellevue               WA       98007                                                            Office
  2.15     Reston                 VA       20190                                                            Office
  2.16     Washington             DC       20006                                                            Office
  2.17     Bellevue               WA       98004                                                            Office
  2.18     Reston                 VA       20190                                                          Mixed Use
  2.19     Arlington              VA       22209                                                            Office
  2.20     Seattle                WA       98101                                                            Office
   3       New York               NY       10103                           Acquisition     Barclays         Office
   4       Salem                  NH       03079                            Refinance       Nomura          Retail
   5       New York               NY      Various                          Acquisition     Wachovia      Multifamily
  5.01     New York               NY       10009                                                         Multifamily
  5.02     New York               NY       10016                                                         Multifamily
   6       Orlando                FL       32836                            Refinance      Wachovia      Hospitality
   7       Boston                 MA       02109                           Acquisition     Wachovia      Hospitality
   8       Various              Various   Various                          Acquisition     Wachovia      Hospitality
  8.01     San Francisco          CA       94105                                                         Hospitality
  8.02     Seattle                WA       98109                                                         Hospitality
   9       Various              Various   Various                          Acquisition     Wachovia      Hospitality
  9.01     Phoenix                AZ       85008                                                         Hospitality
  9.02     Hawthorne              CA       90250                                                         Hospitality
  9.03     Hawthorne              CA       90250                                                         Hospitality
  9.04     Plymouth Meeting       PA       19462                                                         Hospitality
  9.05     Glen Allen             VA       23059                                                         Hospitality
  9.06     Plano                  TX       75024                                                         Hospitality
  9.07     Newark                 CA       94560                                                         Hospitality
   10      Los Angeles            CA       90013                           Acquisition     Wachovia       Mixed Use
   11      San Francisco          CA      Various                           Refinance       Nomura         Various
 11.01     San Francisco          CA       94102                                                         Multifamily
 11.02     San Francisco          CA       94109                                                         Multifamily
 11.03     San Francisco          CA       94114                                                         Multifamily
 11.04     San Francisco          CA       94109                                                         Multifamily
 11.05     San Francisco          CA       94109                                                         Multifamily
 11.06     San Francisco          CA       94122                                                         Multifamily
 11.07     San Francisco          CA       94114                                                         Multifamily
 11.08     San Francisco          CA       94109                                                         Multifamily
 11.09     San Francisco          CA       94109                                                         Multifamily
 11.10     San Francisco          CA       94109                                                         Multifamily
 11.11     San Francisco          CA       94102                                                         Multifamily
 11.12     San Francisco          CA       94109                                                         Multifamily
 11.13     San Francisco          CA       94109                                                         Multifamily
 11.14     San Francisco          CA       94103                                                         Multifamily
 11.15     San Francisco          CA       94109                                                         Multifamily
 11.16     San Francisco          CA       94114                                                         Multifamily
 11.17     San Francisco          CA       94109                                                         Multifamily
 11.18     San Francisco          CA       94109                                                         Multifamily
 11.19     San Francisco          CA       94114                                                            Retail
 11.20     San Francisco          CA       94109                                                         Multifamily
 11.21     San Francisco          CA       94114                                                         Multifamily
 11.22     San Francisco          CA       94109                                                         Multifamily
 11.23     San Francisco          CA       94114                                                         Multifamily
 11.24     San Francisco          CA       94107                                                         Multifamily
 11.25     San Francisco          CA       94109                                                         Multifamily
 11.26     San Francisco          CA       94109                                                            Retail
 11.27     San Francisco          CA       94109                                                         Multifamily
 11.28     San Francisco          CA       94112                                                         Multifamily
 11.29     San Francisco          CA       94107                                                         Multifamily
   12      Various              Various   Various                          Acquisition     Wachovia      Hospitality
 12.01     Basking Ridge          NJ       07920                                                         Hospitality
 12.02     Oakland                CA       94621                                                         Hospitality
 12.03     Scottsdale             AZ       85251                                                         Hospitality
 12.04     Plano                  TX       75024                                                         Hospitality
 12.05     Newark                 CA       94560                                                         Hospitality
   13      Various              Various   Various                           Refinance      Wachovia         Office
 13.01     Charlotte              NC       28202                                                            Office
 13.02     Sarasota               FL       34236                                                            Office
   14      Los Angeles            CA       90004                           Acquisition     Wachovia      Multifamily
   15      Ponte Vedra Beach      FL       32082                            Refinance      Wachovia      Hospitality
   16      New York               NY       10019                            Refinance      Barclays      Multifamily
   17      Royal Palm Beach       FL       33411                            Refinance      Wachovia         Retail
   18      New York               NY       10022                            Refinance      Wachovia         Office
   19      Various                MA      Various                          Acquisition     Wachovia        Various
 19.01     Danvers                MA       01923                                                          Mixed Use
 19.02     Beverly                MA       01915                                                          Mixed Use
 19.03     Danvers                MA       01923                                                          Mixed Use
 19.04     Danvers                MA       01923                                                          Mixed Use
 19.05     Danvers                MA       01923                                                          Mixed Use
 19.06     Danvers                MA       01923                                                          Mixed Use
 19.07     Beverly                MA       01915                                                            Office
 19.08     Beverly                MA       01915                                                            Office
 19.09     Danvers                MA       01923                                                            Office
   20      Sugarland              TX       77478                           Acquisition     Wachovia         Retail
   21      Los Angeles            CA       90017                            Refinance      Wachovia         Office
   22      Midlothian             VA       23112                            Refinance       Nomura       Multifamily
   23      Wilmington             DE       19801                            Refinance      Wachovia         Office
   24      Newport News           VA       23606                            Refinance      Wachovia      Multifamily
   25      Waco                   TX       76711                           Acquisition      Nomura          Retail
   26      Moorestown             NJ       08057     East Gate Portfolio    Refinance      Wachovia         Retail
   27      Saint Louis            MO       63141                           Acquisition     Wachovia      Hospitality
   28      Houston                TX       77067                           Acquisition      Nomura        Industrial
   29      Washington             DC       20036      Gravely Portfolio    Acquisition     Wachovia         Office
   30      Washington             DC       20036      Gravely Portfolio    Acquisition     Wachovia         Office
   31      Scottsdale             AZ       85260                           Acquisition     Wachovia         Office
   32      Lansdale               PA       19446                            Refinance      Barclays      Multifamily
   33      Louisville             KY       40241                           Acquisition     Wachovia      Multifamily
   34      Horsham                PA       19044                           Acquisition     Wachovia         Office
   35      Austin                 TX       78759                            Refinance       Nomura       Multifamily
   36      Baton Rouge            LA       70816                            Refinance      Wachovia      Multifamily
   37      Washington             DC       20036      Gravely Portfolio    Acquisition     Wachovia         Office
   38      Montgomery             AL       36106                           Acquisition     Wachovia      Multifamily
   39      Whittier               CA       90601                           Acquisition     Wachovia         Retail
   40      Las Vegas              NV       89103                            Refinance       Nomura       Multifamily
   41      Granger                IN       46530                            Refinance      Wachovia      Multifamily
   42      Mount Laurel           NJ       08054     East Gate Portfolio    Refinance      Wachovia         Retail
   43      Moorestown             NJ       08057     East Gate Portfolio    Refinance      Wachovia         Retail
   44      Tucson                 AZ       85711                           Acquisition     Wachovia      Hospitality
   45      Whittier               CA       90603                           Acquisition      Nomura          Office
   46      Durham                 NC       27704                           Acquisition     Wachovia         Office
   47      Trumbull               CT       06611                           Acquisition     Wachovia         Office
   48      Alpharetta             GA       30004                           Acquisition     Wachovia         Office
   49      Columbia               MO       65203                            Refinance      Wachovia         Retail
   50      Baton Rouge            LA       70820                            Refinance      Wachovia      Multifamily
   51      Atlanta                GA       30030                           Acquisition     Wachovia         Office
   52      Mankato                MN       56001                            Refinance      Wachovia      Multifamily
   53      Solana Beach           CA       92075                           Acquisition     Wachovia       Mixed Use
   54      Columbia               SC       29201                            Refinance      Wachovia      Multifamily
   55      Grapevine              TX       76051                            Refinance      Wachovia      Multifamily
   56      San Antonio            TX       78258                           Acquisition     Wachovia      Multifamily
   57      Bethesda               MD       20814                            Refinance      Wachovia         Office
   58      Brooklyn               NY       11201                           Acquisition     Wachovia         Office
   59      Charlotte              NC       28226                            Refinance       Nomura       Multifamily
   60      Virginia Beach         VA       23456                            Refinance      Wachovia         Retail
   61      Fort Worth             TX       76102                           Acquisition     Wachovia      Multifamily
   62      Charlotte              NC       28202                           Acquisition     Wachovia         Office
   63      Beaufort               SC       29906                           Acquisition     Barclays      Multifamily
   64      San Antonio            TX       78216                            Refinance      Wachovia      Multifamily
   65      Chantilly              VA       20151                           Acquisition     Barclays         Office
   66      Mount Laurel           NJ       08054     East Gate Portfolio    Refinance      Wachovia         Retail
   67      Various                MO       63127                           Acquisition     Wachovia         Office
 67.01     Saint Louis            MO       63127                                                            Office
 67.02     Saint Louis            MO       63127                                                            Office
 67.03     Sunset Hills           MO       63127                                                            Office
 67.04     Sunset Hills           MO       63127                                                            Office
   68      Palm Beach Gardens     FL       33418                            Refinance      Wachovia       Mixed Use
   69      Sandwich               MA       02563                            Refinance      Barclays    Mobile Home Park
   70      Fremont                CA       94538                            Refinance      Barclays         Retail
   71      Washington             DC       20001                            Refinance      Wachovia         Office
   72      Des Plaines            IL       60018                           Acquisition     Barclays         Office
   73      Bay Shore              NY       11706                            Refinance      Barclays         Retail
   74      Deerfield Beach        FL       33442                           Acquisition      Nomura     Mobile Home Park
   75      Irving                 TX       75063                           Acquisition     Wachovia      Multifamily
   76      Lexington              KY       40503                           Acquisition     Wachovia         Office
   77      Dayton                 OH       45458                            Refinance      Wachovia       Industrial
   78      San Antonio            TX       78209                           Acquisition     Wachovia      Multifamily
   79      Fairfax                VA       22030                           Acquisition     Barclays         Office
   80      Rogers                 AR       72756                            Refinance      Barclays       Industrial
   81      Tampa                  FL       33612                           Acquisition     Barclays      Multifamily
   82      Northridge             CA       91324                           Acquisition     Wachovia         Retail
   83      Charleston             SC       29407                           Acquisition     Barclays      Hospitality
   84      Boston                 MA       02109                           Acquisition     Wachovia         Office
   85      Knoxville              TN       37290                           Acquisition     Wachovia      Multifamily
   86      Duncanville            TX       75116                            Refinance       Nomura       Hospitality
   87      Richmond               VA       23228                            Refinance       Nomura       Multifamily
   88      Durham                 NC       27707                           Acquisition     Wachovia      Multifamily
   89      Oakton                 VA       22124                           Acquisition     Barclays         Office
   90      Various              Various   Various                          Acquisition     Barclays      Hospitality
 90.01     Matthews               NC       28105                                                         Hospitality
 90.02     Rock Hill              SC       29732                                                         Hospitality
   91      Tucson                 AZ       85730                            Refinance       Nomura       Multifamily
   92      Mebane                 NC       27302                            Refinance       Nomura       Multifamily
   93      Moorestown             NJ       08057     East Gate Portfolio    Refinance      Wachovia         Retail
   94      Poway                  CA       92064                           Acquisition      Nomura       Multifamily
   95      Alameda                CA       94501                            Refinance       Nomura       Multifamily
   96      Plano                  TX       75074                           Acquisition      Nomura        Industrial
   97      Wilmington             DE       19801                            Refinance      Wachovia    Special Purpose
   98      Richmond               VA       23234                            Refinance       Nomura       Multifamily
   99      Jacksonville           FL       32256                           Acquisition     Wachovia         Office
  100      Tucson                 AZ       85704                           Acquisition      Nomura       Multifamily
  101      Huntsville             TX       77340                           Acquisition     Wachovia      Multifamily
  102      Greensboro             NC       27410                           Acquisition     Wachovia         Retail
  103      Mesa                   AZ       85202                           Acquisition      Nomura       Multifamily
  104      Hawthorne              CA       90250                           Acquisition      Nomura       Multifamily
  105      Pell City              AL       35128                           Acquisition     Barclays      Multifamily
  106      San Diego              CA       92131                           Acquisition      Nomura       Multifamily
  107      Lake Worth             FL       33461                           Acquisition     Wachovia         Office
  108      Las Vegas              NV       89103                            Refinance       Nomura       Multifamily
  109      White Bear Lake        MN       55110                           Acquisition     Wachovia      Multifamily
  110      Santa Rosa             CA       95409                            Refinance      Wachovia      Multifamily
  111      Memphis                TN       38115                           Acquisition     Wachovia         Retail
  112      Middletown             OH       45044        SSK Portfolio       Refinance      Barclays    Mobile Home Park
  113      Chicago                IL       60660                            Refinance      Wachovia      Multifamily
  114      Columbus               OH       43229                           Acquisition      Nomura       Multifamily
  115      Aspen                  CO       81611                           Acquisition     Barclays      Hospitality
  116      Charlotte              NC       28217                            Refinance      Wachovia         Office
  117      Louisville             KY       40272        SSK Portfolio       Refinance      Barclays    Mobile Home Park
  118      Victoria               TX       77904                           Acquisition     Wachovia         Retail
  119      Phoenix                AZ       85035                           Acquisition      Nomura       Multifamily
  120      Blacksburg             VA       24060                            Refinance      Wachovia      Multifamily
  121      Greenville             SC       29609                            Refinance      Wachovia      Multifamily
  122      Palm Bay               FL       32909                            Refinance      Wachovia         Retail
  123      Hillsboro              OR       97214                           Acquisition     Wachovia       Industrial
  124      Staunton               VA       24401                            Refinance      Wachovia      Hospitality
  125      Morganville            NJ       07751                            Refinance       Nomura     Mobile Home Park
  126      Rockford               IL       61125                            Refinance      Wachovia      Hospitality
  127      Savannah               GA       31405                           Acquisition     Wachovia         Retail
  128      El Paso                TX       79936                           Acquisition     Wachovia      Multifamily
  129      Cicero                 NY       13039                           Acquisition     Barclays         Retail
  130      Burnsville             MN       55337                           Acquisition     Wachovia         Office
  131      Maspeth                NY       11378                           Acquisition     Barclays       Industrial
  132      Elsmere                KY       41018        SSK Portfolio       Refinance      Barclays    Mobile Home Park
  133      Rogers                 AR       72756                           Acquisition     Barclays       Industrial
  134      Bayport                NY       11705                           Acquisition     Wachovia      Self Storage
  135      Secaucus               NJ       07094                            Refinance       Nomura           Land
  136      Charlotte              NC       28202                            Refinance      Wachovia       Mixed Use
  137      Various              Various   Various                           Refinance      Wachovia       Industrial
 137.01    Mobile                 AL       36611                                                          Industrial
 137.02    Hattiesburg            MS       39401                                                          Industrial
 137.03    Hattiesburg            MS       39401                                                          Industrial
 137.04    Mobile                 AL       36611                                                          Industrial
 137.05    Mobile                 AL       36611                                                          Industrial
 137.06    Chickasaw              AL       36611                                                          Industrial
  138      Charlotte              NC       28211                            Refinance      Wachovia         Retail
  139      Vadnais Heights        MN       55110                            Refinance      Wachovia       Industrial
  140      Appleton               WI       54913                           Acquisition     Barclays      Hospitality
  141      Scottsdale             AZ       85257                           Acquisition      Nomura       Multifamily
  142      Santa Clarita          CA       91321                           Acquisition      Nomura          Retail
  143      Sebring                FL       33870                            Refinance      Barclays      Hospitality
  144      Sugar Land             TX       77479                           Acquisition     Wachovia         Retail
  145      Orlando                FL       32822                            Refinance      Wachovia       Industrial
  146      San Francisco          CA       94110                           Acquisition     Wachovia      Self Storage
  147      Brentwood              TN       37027                            Refinance      Barclays      Hospitality
  148      Nashville              TN       37214                            Refinance      Wachovia         Office
  149      Henrietta              NY       14467                            Refinance      Wachovia      Hospitality
  150      El Paso                TX       79912                           Acquisition     Wachovia      Multifamily
  151      Louisville             CO       80027                            Refinance       Nomura          Office
  152      Greenville             NC       27834                            Refinance      Wachovia      Multifamily
  153      Dover                  DE       19901                           Acquisition     Barclays         Retail
  154      Kohler                 WI       53085                            Refinance      Wachovia         Retail
  155      Los Angeles            CA       91345                           Acquisition     Wachovia         Office
  156      Paso Robles            CA       93446                            Refinance      Barclays    Mobile Home Park
  157      Ridgewood              NY       11385                            Refinance      Barclays       Industrial
  158      Kalispell              MT       59901                           Acquisition      Nomura          Retail
  159      Alameda                CA       94501                            Refinance       Nomura       Multifamily
  160      Austin                 TX       78744                           Acquisition     Wachovia      Hospitality
  161      Monona                 WI       53716                            Refinance      Barclays      Hospitality
  162      Aurora                 IL       60504                           Acquisition     Wachovia       Industrial
  163      Carson                 CA       90746                           Acquisition     Wachovia      Self Storage
  164      Austin                 TX       78756                           Acquisition      Nomura       Multifamily
  165      Fort Myers             FL       33619                            Refinance       Nomura          Office
  166      Oceanside              CA       92054                            Refinance       Nomura       Multifamily
  167      Boardman               OH       44512                           Acquisition     Barclays         Retail
  168      Charlotte              NC       28213                            Refinance       Nomura       Hospitality
  169      Chatsworth             CA       91311                           Acquisition     Wachovia      Self Storage
  170      San Diego              CA       92101                            Refinance       Nomura       Multifamily
  171      San Antonio            TX       78247                            Refinance      Wachovia         Retail
  172      Miami                  FL       33142                            Refinance      Wachovia       Industrial
  173      Coon Rapids            MN       55433                            Refinance      Wachovia      Multifamily
  174      Duluth                 GA       30096                           Acquisition     Wachovia         Retail
  175      Houston                TX       77049                           Acquisition      Nomura          Retail
  176      Virginia Beach         VA       23456                            Refinance      Wachovia       Industrial
  177      Clanton                AL       35045                           Acquisition     Wachovia         Retail
  178      Oakland                CA       94607                           Acquisition     Wachovia      Self Storage
  179      Austin                 TX       78731                            Refinance      Barclays         Retail
  180      Denver                 CO       80239                            Refinance       Nomura          Retail
  181      La Marque              TX       77568                           Acquisition     Wachovia         Retail
  182      Mission                TX       78572                           Acquisition      Nomura     Mobile Home Park
  183      North Hollywood        CA       91605                           Acquisition     Wachovia      Self Storage
  184      Bethel                 CT       06801                            Refinance      Barclays      Self Storage
  185      Phoenix                AZ       85043                            Refinance      Wachovia         Retail
  186      Erie                   PA       16502                           Acquisition      Nomura          Retail
  187      Sioux Falls            SD       57107                           Acquisition     Barclays    Mobile Home Park
  188      Washington             DC       20003                            Refinance       Nomura       Multifamily
  189      Wells                  ME       04090                            Refinance       Nomura     Mobile Home Park

MORTGAGE                                                    CUT-OFF       % OF AGGREGATE   % OF AGGREGATE    % OF AGGREGATE
  LOAN            SPECIFIC          ORIGINAL LOAN          DATE LOAN       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE
 NUMBER        PROPERTY TYPE         BALANCE ($)          BALANCE ($)          BALANCE     GROUP 1 BALANCE   GROUP 2 BALANCE
----------------------------------------------------------------------------------------------------------------------------

   1                CBD             536,000,000.00       536,000,000.00        9.17%           11.86%
   2              Various           414,000,000.00       414,000,000.00        7.08%           9.16%
  2.01              CBD             63,968,571.52
  2.02            Suburban          50,666,978.30
  2.03              CBD             47,643,888.97
  2.04              CBD             43,060,885.20
  2.05            Suburban          36,313,349.75
  2.06              CBD             24,269,361.72
  2.07            Suburban          22,552,246.89
  2.08              CBD             22,389,000.09
  2.09              CBD             18,356,198.80
  2.10            Suburban          16,929,300.57
  2.11            Suburban          12,817,899.08
  2.12            Suburban          11,197,523.17
  2.13              CBD             10,641,274.61
  2.14            Suburban          10,338,965.67
  2.15            Suburban           9,093,452.81
  2.16              CBD              7,678,647.06
  2.17              CBD              6,082,455.80
  2.18         Office/Retail
  2.19            Suburban
  2.20              CBD
   3                CBD             395,000,000.00       395,000,000.00        6.76%           8.74%
   4              Anchored          260,000,000.00       260,000,000.00        4.45%           5.75%
   5            Conventional        247,727,272.72       247,727,272.72        4.24%                             18.66%
  5.01          Conventional        191,638,078.90
  5.02          Conventional        56,089,193.82
   6            Full Service        200,000,000.00       199,757,745.13        3.42%           4.42%
   7            Full Service        176,000,000.00       176,000,000.00        3.01%           3.90%
   8          Limited Service       128,408,000.00       128,408,000.00        2.20%           2.84%
  8.01        Limited Service       68,540,000.00
  8.02        Limited Service       59,868,000.00
   9              Various           126,466,000.00       126,466,000.00        2.16%           2.80%
  9.01         Extended Stay        23,150,000.00
  9.02        Limited Service       21,920,000.00
  9.03         Extended Stay        20,230,000.00
  9.04        Limited Service       20,000,000.00
  9.05        Limited Service       15,286,000.00
  9.06         Extended Stay        14,760,000.00
  9.07         Extended Stay        11,120,000.00
   10          Office/Retail        124,400,000.00       124,400,000.00        2.13%           2.75%
   11             Various           122,500,000.00       122,500,000.00        2.10%           2.71%
 11.01          Conventional        12,894,736.84
 11.02          Conventional         8,940,350.88
 11.03          Conventional         8,252,631.58
 11.04          Conventional         7,865,789.47
 11.05          Conventional         7,556,315.79
 11.06          Conventional         7,225,350.88
 11.07          Conventional         6,619,298.25
 11.08          Conventional         5,996,052.63
 11.09          Conventional         5,501,754.39
 11.10          Conventional         4,771,052.63
 11.11          Conventional         4,513,157.89
 11.12          Conventional         4,341,228.07
 11.13          Conventional         3,932,894.74
 11.14          Conventional         3,279,561.40
 11.15          Conventional         3,137,719.30
 11.16          Conventional         3,094,736.84
 11.17          Conventional         3,008,771.93
 11.18          Conventional         2,922,807.02
 11.19           Unanchored          2,750,877.19
 11.20          Conventional         2,621,929.82
 11.21          Conventional         2,501,578.95
 11.22          Conventional         2,127,631.58
 11.23          Conventional         2,015,877.19
 11.24          Conventional         1,504,385.96
 11.25          Conventional         1,474,298.25
 11.26           Unanchored          1,216,403.51
 11.27          Conventional         1,117,543.86
 11.28          Conventional          945,614.04
 11.29          Conventional          369,649.12
   12         Limited Service       115,600,000.00       115,600,000.00        1.98%           2.56%
 12.01        Limited Service       42,640,500.00
 12.02        Limited Service       24,002,182.00
 12.03        Limited Service       23,042,500.00
 12.04        Limited Service       19,688,000.00
 12.05        Limited Service        6,226,818.00
   13               CBD             113,360,000.00       113,360,000.00        1.94%           2.51%
 13.01              CBD             74,160,000.00
 13.02              CBD             39,200,000.00
   14           Conventional        98,000,000.00        98,000,000.00         1.68%                              7.38%
   15           Full Service        80,000,000.00        80,000,000.00         1.37%           1.77%
   16           Conventional        79,000,000.00        79,000,000.00         1.35%                              5.95%
   17             Anchored          69,675,000.00        69,675,000.00         1.19%           1.54%
   18             Medical           56,500,000.00        56,500,000.00         0.97%           1.25%
   19             Various           51,700,000.00        51,700,000.00         0.88%           1.14%
 19.01           Office/R&D          9,240,000.00
 19.02           Office/R&D          8,560,000.00
 19.03           Office/R&D          7,036,000.00
 19.04           Office/R&D          5,640,000.00
 19.05           Office/R&D          5,252,000.00
 19.06           Office/R&D          4,915,000.00
 19.07            Suburban           4,756,000.00
 19.08            Suburban           3,191,000.00
 19.09            Suburban           3,110,000.00
   20             Anchored          50,600,000.00        50,600,000.00         0.87%           1.12%
   21               CBD             50,000,000.00        50,000,000.00         0.86%           1.11%
   22           Conventional        47,320,000.00        47,320,000.00         0.81%                              3.56%
   23               CBD             47,000,000.00        47,000,000.00         0.80%           1.04%
   24           Conventional        46,400,000.00        46,400,000.00         0.79%                              3.49%
   25             Anchored          45,386,369.00        45,386,369.00         0.78%           1.00%
   26             Anchored          41,480,000.00        41,480,000.00         0.71%           0.92%
   27           Full Service        39,712,500.00        39,712,500.00         0.68%           0.88%
   28               Flex            39,000,000.00        39,000,000.00         0.67%           0.86%
   29               CBD             38,000,000.00        38,000,000.00         0.65%           0.84%
   30               CBD             36,600,000.00        36,600,000.00         0.63%           0.81%
   31             Medical           36,500,000.00        36,500,000.00         0.62%           0.81%
   32           Conventional        36,200,000.00        36,200,000.00         0.62%                              2.73%
   33           Conventional        36,000,000.00        35,962,199.35         0.62%                              2.71%
   34             Suburban          35,125,000.00        35,125,000.00         0.60%           0.78%
   35           Conventional        32,500,000.00        32,500,000.00         0.56%                              2.45%
   36           Conventional        32,000,000.00        32,000,000.00         0.55%                              2.41%
   37               CBD             31,900,000.00        31,900,000.00         0.55%           0.71%
   38           Conventional        30,400,000.00        30,400,000.00         0.52%                              2.29%
   39             Anchored          30,400,000.00        30,400,000.00         0.52%           0.67%
   40           Conventional        29,100,000.00        29,100,000.00         0.50%                              2.19%
   41           Conventional        28,700,000.00        28,700,000.00         0.49%                              2.16%
   42             Anchored          28,080,000.00        28,080,000.00         0.48%           0.62%
   43             Anchored          28,020,000.00        28,020,000.00         0.48%           0.62%
   44           Full Service        27,500,000.00        27,471,119.03         0.47%           0.61%
   45             Suburban          26,100,000.00        26,100,000.00         0.45%           0.58%
   46             Suburban          26,000,000.00        26,000,000.00         0.44%           0.58%
   47             Suburban          25,600,000.00        25,600,000.00         0.44%           0.57%
   48             Suburban          25,500,000.00        25,500,000.00         0.44%           0.56%
   49             Anchored          25,000,000.00        25,000,000.00         0.43%           0.55%
   50         Student Housing       24,150,000.00        24,150,000.00         0.41%                              1.82%
   51             Suburban          24,000,000.00        24,000,000.00         0.41%           0.53%
   52         Student Housing       23,825,000.00        23,825,000.00         0.41%                              1.79%
   53          Office/Retail        22,520,000.00        22,520,000.00         0.39%           0.50%
   54         Student Housing       22,150,000.00        22,150,000.00         0.38%                              1.67%
   55           Conventional        22,000,000.00        22,000,000.00         0.38%                              1.66%
   56           Conventional        21,825,000.00        21,825,000.00         0.37%                              1.64%
   57               CBD             21,700,000.00        21,700,000.00         0.37%           0.48%
   58               CBD             21,000,000.00        21,000,000.00         0.36%           0.46%
   59           Conventional        21,000,000.00        21,000,000.00         0.36%                              1.58%
   60             Anchored          20,750,000.00        20,750,000.00         0.35%           0.46%
   61           Conventional        20,560,000.00        20,560,000.00         0.35%                              1.55%
   62               CBD             20,000,000.00        20,000,000.00         0.34%           0.44%
   63           Conventional        20,000,000.00        20,000,000.00         0.34%                              1.51%
   64           Conventional        20,000,000.00        20,000,000.00         0.34%                              1.51%
   65             Suburban          19,300,000.00        19,300,000.00         0.33%           0.43%
   66             Anchored          19,280,000.00        19,280,000.00         0.33%           0.43%
   67             Various           18,500,000.00        18,500,000.00         0.32%           0.41%
 67.01            Suburban
 67.02            Suburban
 67.03            Medical
 67.04            Suburban
   68          Retail/Office        18,000,000.00        18,000,000.00         0.31%           0.40%
   69         Mobile Home Park      18,000,000.00        18,000,000.00         0.31%           0.40%
   70          Single Tenant        17,670,000.00        17,670,000.00         0.30%           0.39%
   71               CBD             17,250,000.00        17,250,000.00         0.30%           0.38%
   72             Suburban          17,000,000.00        17,000,000.00         0.29%           0.38%
   73          Single Tenant        17,000,000.00        17,000,000.00         0.29%           0.38%
   74         Mobile Home Park      16,800,000.00        16,800,000.00         0.29%                              1.27%
   75           Conventional        16,480,000.00        16,480,000.00         0.28%                              1.24%
   76             Suburban          16,400,000.00        16,400,000.00         0.28%           0.36%
   77            Warehouse          16,400,000.00        16,400,000.00         0.28%           0.36%
   78           Conventional        16,016,000.00        16,016,000.00         0.27%                              1.21%
   79             Suburban          15,700,000.00        15,700,000.00         0.27%           0.35%
   80            Warehouse          15,600,000.00        15,600,000.00         0.27%           0.35%
   81           Conventional        15,150,000.00        15,150,000.00         0.26%                              1.14%
   82             Anchored          15,100,000.00        15,100,000.00         0.26%           0.33%
   83          Extended Stay        15,075,000.00        15,075,000.00         0.26%           0.33%
   84               CBD             15,000,000.00        15,000,000.00         0.26%           0.33%
   85         Student Housing       14,950,000.00        14,950,000.00         0.26%                              1.13%
   86           Full Service        14,200,000.00        14,200,000.00         0.24%           0.31%
   87           Conventional        13,640,000.00        13,640,000.00         0.23%                              1.03%
   88           Conventional        13,575,000.00        13,575,000.00         0.23%                              1.02%
   89             Suburban          13,500,000.00        13,500,000.00         0.23%           0.30%
   90         Limited Service       13,375,000.00        13,375,000.00         0.23%           0.30%
 90.01        Limited Service        7,125,000.00
 90.02        Limited Service        6,250,000.00
   91           Conventional        13,295,000.00        13,295,000.00         0.23%                              1.00%
   92           Conventional        13,200,000.00        13,200,000.00         0.23%                              0.99%
   93         Shadow Anchored       13,140,000.00        13,140,000.00         0.22%           0.29%
   94           Conventional        12,760,000.00        12,760,000.00         0.22%                              0.96%
   95           Conventional        12,675,000.00        12,675,000.00         0.22%                              0.95%
   96               Flex            12,500,000.00        12,500,000.00         0.21%           0.28%
   97          Parking Garage       12,200,000.00        12,177,037.52         0.21%           0.27%
   98           Conventional        12,000,000.00        12,000,000.00         0.21%                              0.90%
   99             Suburban          12,000,000.00        12,000,000.00         0.21%           0.27%
  100           Conventional        11,513,000.00        11,513,000.00         0.20%                              0.87%
  101         Student Housing       11,505,000.00        11,505,000.00         0.20%                              0.87%
  102             Anchored          11,440,000.00        11,440,000.00         0.20%           0.25%
  103           Conventional        11,160,000.00        11,160,000.00         0.19%                              0.84%
  104           Conventional        11,155,000.00        11,155,000.00         0.19%                              0.84%
  105           Conventional        10,825,000.00        10,825,000.00         0.19%                              0.82%
  106           Conventional        10,000,000.00        10,000,000.00         0.17%                              0.75%
  107             Suburban           9,600,000.00         9,600,000.00         0.16%           0.21%
  108           Conventional         9,300,000.00         9,300,000.00         0.16%                              0.70%
  109        Independent Living      9,200,000.00         9,200,000.00         0.16%                              0.69%
  110           Conventional         9,000,000.00         9,000,000.00         0.15%                              0.68%
  111             Anchored           8,810,000.00         8,810,000.00         0.15%           0.20%
  112         Mobile Home Park       8,648,000.00         8,648,000.00         0.15%                              0.65%
  113           Conventional         8,640,000.00         8,640,000.00         0.15%                              0.65%
  114           Conventional         8,640,000.00         8,640,000.00         0.15%                              0.65%
  115         Limited Service        8,600,000.00         8,600,000.00         0.15%           0.19%
  116             Suburban           8,500,000.00         8,500,000.00         0.15%           0.19%
  117         Mobile Home Park       8,350,000.00         8,350,000.00         0.14%                              0.63%
  118             Anchored           8,288,000.00         8,288,000.00         0.14%           0.18%
  119           Conventional         8,160,000.00         8,160,000.00         0.14%                              0.61%
  120         Student Housing        8,100,000.00         8,100,000.00         0.14%                              0.61%
  121           Conventional         8,000,000.00         8,000,000.00         0.14%                              0.60%
  122             Anchored           8,000,000.00         8,000,000.00         0.14%           0.18%
  123           Distribution         7,900,000.00         7,900,000.00         0.14%           0.17%
  124         Limited Service        7,550,000.00         7,541,966.61         0.13%           0.17%
  125         Mobile Home Park       7,500,000.00         7,500,000.00         0.13%                              0.56%
  126           Full Service         7,250,000.00         7,226,584.85         0.12%           0.16%
  127         Shadow Anchored        7,200,000.00         7,200,000.00         0.12%           0.16%
  128           Conventional         7,140,000.00         7,140,000.00         0.12%                              0.54%
  129          Single Tenant         7,088,000.00         7,088,000.00         0.12%           0.16%
  130             Medical            7,050,000.00         7,050,000.00         0.12%           0.16%
  131            Warehouse           7,000,000.00         6,993,031.46         0.12%           0.15%
  132         Mobile Home Park       6,752,000.00         6,752,000.00         0.12%                              0.51%
  133            Warehouse           6,750,000.00         6,750,000.00         0.12%           0.15%
  134           Self Storage         6,480,000.00         6,480,000.00         0.11%           0.14%
  135              Office            6,400,000.00         6,400,000.00         0.11%           0.14%
  136          Retail/Office         6,250,000.00         6,250,000.00         0.11%           0.14%
  137           Distribution         6,200,000.00         6,200,000.00         0.11%           0.14%
 137.01         Distribution
 137.02         Distribution
 137.03         Distribution
 137.04         Distribution
 137.05         Distribution
 137.06         Distribution
  138             Anchored           6,200,000.00         6,193,465.17         0.11%           0.14%
  139         Office/Showroom        6,100,000.00         6,100,000.00         0.10%           0.14%
  140         Limited Service        6,016,800.00         6,016,800.00         0.10%           0.13%
  141           Conventional         6,000,000.00         6,000,000.00         0.10%                              0.45%
  142            Unanchored          5,950,000.00         5,950,000.00         0.10%           0.13%
  143         Limited Service        5,850,000.00         5,841,440.80         0.10%           0.13%
  144            Unanchored          5,840,000.00         5,840,000.00         0.10%           0.13%
  145               Flex             5,840,000.00         5,833,856.26         0.10%           0.13%
  146           Self Storage         5,800,000.00         5,800,000.00         0.10%           0.13%
  147         Limited Service        5,750,000.00         5,750,000.00         0.10%           0.13%
  148             Suburban           5,680,000.00         5,680,000.00         0.10%           0.13%
  149         Limited Service        5,500,000.00         5,492,026.72         0.09%           0.12%
  150           Conventional         5,480,000.00         5,480,000.00         0.09%                              0.41%
  151             Suburban           5,370,000.00         5,370,000.00         0.09%           0.12%
  152           Conventional         5,375,000.00         5,369,409.43         0.09%                              0.40%
  153             Anchored           5,360,000.00         5,360,000.00         0.09%           0.12%
  154          Single Tenant         5,225,000.00         5,225,000.00         0.09%           0.12%
  155             Suburban           5,100,000.00         5,100,000.00         0.09%           0.11%
  156         Mobile Home Park       5,000,000.00         5,000,000.00         0.09%           0.11%
  157               Flex             4,800,000.00         4,800,000.00         0.08%           0.11%
  158             Anchored           4,727,839.00         4,727,839.00         0.08%           0.10%
  159           Conventional         4,675,000.00         4,675,000.00         0.08%                              0.35%
  160         Limited Service        4,580,000.00         4,571,681.60         0.08%           0.10%
  161         Limited Service        4,540,000.00         4,535,322.56         0.08%           0.10%
  162            Warehouse           4,480,000.00         4,480,000.00         0.08%           0.10%
  163           Self Storage         4,400,000.00         4,400,000.00         0.08%           0.10%
  164           Conventional         4,398,000.00         4,398,000.00         0.08%                              0.33%
  165             Suburban           4,350,000.00         4,350,000.00         0.07%           0.10%
  166           Conventional         4,245,000.00         4,245,000.00         0.07%                              0.32%
  167          Single Tenant         4,026,638.00         4,009,732.11         0.07%           0.09%
  168         Limited Service        4,000,000.00         4,000,000.00         0.07%           0.09%
  169           Self Storage         4,000,000.00         4,000,000.00         0.07%           0.09%
  170           Conventional         3,800,000.00         3,800,000.00         0.07%                              0.29%
  171          Single Tenant         3,750,000.00         3,750,000.00         0.06%           0.08%
  172      Warehouse/Distribution    3,500,000.00         3,500,000.00         0.06%           0.08%
  173        Independent Living      3,500,000.00         3,500,000.00         0.06%                              0.26%
  174         Shadow Anchored        3,440,000.00         3,440,000.00         0.06%           0.08%
  175         Shadow Anchored        3,437,500.00         3,437,500.00         0.06%           0.08%
  176      Distribution/Warehouse    3,400,000.00         3,400,000.00         0.06%           0.08%
  177         Shadow Anchored        3,308,000.00         3,304,668.89         0.06%           0.07%
  178           Self Storage         3,200,000.00         3,200,000.00         0.05%           0.07%
  179            Unanchored          3,150,000.00         3,150,000.00         0.05%           0.07%
  180            Unanchored          3,030,000.00         3,030,000.00         0.05%           0.07%
  181         Shadow Anchored        3,030,000.00         3,030,000.00         0.05%           0.07%
  182         Mobile Home Park       2,730,000.00         2,730,000.00         0.05%                              0.21%
  183           Self Storage         2,600,000.00         2,600,000.00         0.04%           0.06%
  184           Self Storage         2,600,000.00         2,597,436.34         0.04%           0.06%
  185         Shadow Anchored        2,070,000.00         2,070,000.00         0.04%           0.05%
  186          Single Tenant         1,605,000.00         1,605,000.00         0.03%           0.04%
  187         Mobile Home Park       1,590,000.00         1,590,000.00         0.03%                              0.12%
  188           Conventional         1,523,600.00         1,520,544.17         0.03%                              0.11%
  189         Mobile Home Park       1,375,000.00         1,373,682.72         0.02%                              0.10%

                                                                                                       INTEREST
MORTGAGE                                   MATURITY                          LOAN         INTEREST     ACCURAL     ORIGINAL TERM
  LOAN     ORIGINATION                       DATE                       ADMINISTRATIVE    ACCRUAL       METHOD     TO MATURITY OR
 NUMBER       DATE       FIRST PAY DATE     OR ARD     MORTGAGE RATE      COST RATE        METHOD     DURING IO      ARD (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

            02/15/2007     04/11/2007     03/11/2017     5.423125%         0.02038%      Actual/360   Actual/360          120
   2        04/10/2007     06/07/2007     05/07/2012      5.7970%          0.02038%      Actual/360   Actual/360          60
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
   3        01/11/2007     03/05/2007     02/05/2017      6.3530%          0.03038%      Actual/360   Actual/360         120
   4        03/01/2007     04/10/2007     03/10/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
   5        11/17/2006     01/08/2007     12/08/2016      6.4340%          0.02038%      Actual/360   Actual/360         120
  5.01
  5.02
   6        04/09/2007     05/11/2007     04/11/2014      5.7100%          0.02038%      Actual/360                       84
   7        03/23/2007     05/11/2007     04/11/2017      5.5800%          0.02038%      Actual/360   Actual/360         120
   8        04/11/2007     05/11/2007     04/11/2017   5.9523333333%       0.02038%      Actual/360   Actual/360         120
  8.01
  8.02
   9        04/11/2007     05/11/2007     04/11/2017   5.9523333333%       0.02038%      Actual/360   Actual/360         120
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
   10       03/14/2007     05/11/2007     04/11/2017      5.6020%          0.02038%      Actual/360   Actual/360         120
   11       04/10/2007     05/11/2007     04/11/2012      6.4700%          0.02038%      Actual/360   Actual/360          60
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
   12       04/11/2007     05/11/2007     04/11/2017   5.9523333333%       0.02038%      Actual/360   Actual/360         120
 12.01
 12.02
 12.03
 12.04
 12.05
   13       04/11/2007     05/11/2007     04/11/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
 13.01
 13.02
   14       02/21/2007     04/11/2007     03/11/2017      5.6500%          0.02038%      Actual/360   Actual/360         120
   15       04/02/2007     05/11/2007     04/11/2017      5.8300%          0.02038%      Actual/360   Actual/360         120
   16       04/12/2007     06/01/2007     05/01/2017      5.5000%          0.02038%      Actual/360   Actual/360         120
   17       04/13/2007     06/11/2007     05/11/2017      5.9100%          0.02038%      Actual/360   Actual/360         120
   18       03/08/2007     04/11/2007     03/11/2017      5.6000%          0.02038%      Actual/360   Actual/360         120
   19       03/09/2007     04/11/2007     03/11/2017      5.7300%          0.02038%      Actual/360   Actual/360         120
 19.01
 19.02
 19.03
 19.04
 19.05
 19.06
 19.07
 19.08
 19.09
   20       04/02/2007     05/11/2007     04/11/2017      5.7300%          0.04038%      Actual/360   Actual/360         120
   21       03/16/2007     05/11/2007     04/11/2017      5.7600%          0.02038%      Actual/360   Actual/360         120
   22       04/03/2007     05/11/2007     04/11/2017      5.7800%          0.02038%      Actual/360   Actual/360         120
   23       03/09/2007     04/11/2007     03/11/2017      5.6400%          0.02038%      Actual/360   Actual/360         120
   24       02/28/2007     04/11/2007     03/11/2017      5.5300%          0.02038%      Actual/360   Actual/360         120
   25       03/21/2007     05/11/2007     04/11/2017      5.4600%          0.02038%        30/360       30/360           120
   26       02/28/2007     04/11/2007     03/11/2017      5.4800%          0.02038%      Actual/360   Actual/360         120
   27       03/01/2007     04/11/2007     03/11/2017      6.0500%          0.04538%      Actual/360   Actual/360         120
   28       03/23/2007     05/11/2007     04/11/2017      5.6000%          0.02038%        30/360       30/360           120
   29       03/13/2007     05/11/2007     04/11/2017      5.6500%          0.02038%      Actual/360   Actual/360         120
   30       12/15/2006     02/11/2007     01/11/2017      5.6500%          0.02038%      Actual/360   Actual/360         120
   31       03/28/2007     05/11/2007     04/11/2017      5.4400%          0.02038%      Actual/360   Actual/360         120
   32       03/29/2007     05/01/2007     04/01/2017      5.6200%          0.02038%      Actual/360   Actual/360         120
   33       03/14/2007     05/11/2007     04/11/2017      5.7200%          0.04538%      Actual/360                      120
   34       03/06/2007     04/11/2007     03/11/2017      5.9700%          0.02038%      Actual/360   Actual/360         120
   35       03/30/2007     05/11/2007     04/11/2014      5.7400%          0.02038%      Actual/360   Actual/360          84
   36       01/31/2007     03/11/2007     02/11/2012      6.1300%          0.02038%      Actual/360   Actual/360          60
   37       01/30/2007     03/11/2007     02/11/2017      5.6500%          0.02038%      Actual/360   Actual/360         120
   38       02/14/2007     04/11/2007     03/11/2017      5.7500%          0.02038%      Actual/360   Actual/360         120
   39       03/30/2007     05/11/2007     04/11/2017      5.6500%          0.02038%      Actual/360   Actual/360         120
   40       03/29/2007     05/11/2007     04/11/2012      6.0000%          0.04538%      Actual/360   Actual/360          60
   41       02/01/2007     03/11/2007     02/11/2012      5.9200%          0.02038%      Actual/360   Actual/360          60
   42       02/28/2007     04/11/2007     03/11/2017      5.4800%          0.02038%      Actual/360   Actual/360         120
   43       02/28/2007     04/11/2007     03/11/2017      5.4800%          0.02038%      Actual/360   Actual/360         120
   44       03/27/2007     05/11/2007     04/11/2017      5.7190%          0.02038%      Actual/360                      120
   45       02/08/2007     03/11/2007     02/11/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
   46       03/12/2007     05/11/2007     04/11/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
   47       03/23/2007     05/11/2007     04/11/2017      5.6000%          0.02038%      Actual/360   Actual/360         120
   48       03/26/2007     05/11/2007     04/11/2017      5.7500%          0.02038%      Actual/360   Actual/360         120
   49       04/03/2007     05/11/2007     04/11/2017      6.0700%          0.02038%      Actual/360   Actual/360         120
   50       02/27/2007     04/11/2007     03/11/2017      5.6000%          0.02038%      Actual/360   Actual/360         120
   51       01/02/2007     02/11/2007     01/11/2017      5.6700%          0.02038%      Actual/360   Acutal/360         120
   52       02/28/2007     04/11/2007     03/11/2017      5.6000%          0.02038%      Actual/360   Actual/360         120
   53       03/20/2007     05/11/2007     04/11/2017      5.6900%          0.02038%      Actual/360   Actual/360         120
   54       02/28/2007     04/11/2007     03/11/2017      5.6000%          0.02038%      Actual/360   Actual/360         120
   55       03/30/2007     05/11/2007     04/11/2017      5.6200%          0.04038%      Actual/360   Actual/360         120
   56       03/20/2007     05/11/2007     04/11/2017      5.3100%          0.02038%      Actual/360   Actual/360         120
   57       03/29/2007     05/11/2007     04/11/2017      5.8600%          0.02038%      Actual/360   Actual/360         120
   58       03/16/2007     05/11/2007     04/11/2017      5.6600%          0.02038%      Actual/360   Actual/360         120
   59       03/29/2007     05/01/2007     04/01/2014      5.7300%          0.02038%      Actual/360   Actual/360          84
   60       04/05/2007     05/11/2007     04/11/2017      5.6700%          0.02038%      Actual/360   Actual/360         120
   61       03/21/2007     05/11/2007     04/11/2012      5.8100%          0.06038%      Actual/360   Actual/360          60
   62       04/17/2007     06/11/2007     05/11/2017      5.6600%          0.02038%      Actual/360   Actual/360         120
   63       02/26/2007     04/01/2007     03/01/2012      5.7900%          0.02038%      Actual/360   Actual/360          60
   64       04/12/2007     06/11/2007     05/11/2017      5.3600%          0.02038%      Actual/360   Actual/360         120
   65       03/01/2007     04/01/2007     03/01/2012      5.6390%          0.02038%      Actual/360   Actual/360          60
   66       02/28/2007     04/11/2007     03/11/2017      5.4800%          0.02038%      Actual/360   Actual/360         120
   67       03/14/2007     05/11/2007     04/11/2017      5.5800%          0.02038%      Actual/360   Actual/360         120
 67.01
 67.02
 67.03
 67.04
   68       04/25/2007     06/11/2007     05/11/2017      5.7000%          0.02038%      Actual/360   Actual/360         120
   69       02/09/2007     04/01/2007     03/01/2012      6.7000%          0.02038%      Actual/360   Actual/360          60
   70       04/10/2007     06/01/2007     05/01/2017      5.9300%          0.02038%      Actual/360   Actual/360         120
   71       03/19/2007     05/11/2007     04/11/2017      5.7700%          0.02038%      Actual/360   Actual/360         120
   72       02/05/2007     04/01/2007     03/01/2017      6.2500%          0.02038%      Actual/360   Actual/360         120
   73       04/13/2007     06/01/2007     05/01/2017      5.9000%          0.02038%      Actual/360   Actual/360         120
   74       02/28/2007     04/11/2007     03/11/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
   75       03/15/2007     05/11/2007     04/11/2017      5.6600%          0.04038%      Actual/360   Actual/360         120
   76       12/07/2006     01/11/2007     12/11/2016      5.6700%          0.02038%      Actual/360   Actual/360         120
   77       03/13/2007     05/11/2007     04/11/2017      5.7100%          0.02038%      Actual/360   Actual/360         120
   78       03/30/2007     05/11/2007     04/11/2017      5.8750%          0.02038%      Actual/360   Actual/360         120
   79       03/01/2007     04/01/2007     03/01/2012      5.6390%          0.02038%      Actual/360   Actual/360          60
   80       04/12/2007     06/01/2007     05/01/2012      6.0600%          0.02038%      Actual/360                       60
   81       03/29/2007     05/01/2007     04/01/2017      5.5900%          0.02038%      Actual/360   Actual/360         120
   82       04/19/2007     06/11/2007     05/11/2017      5.4600%          0.02038%      Actual/360   Actual/360         120
   83       01/26/2007     03/01/2007     02/01/2017      5.9000%          0.02038%      Actual/360   Actual/360         120
   84       03/01/2007     04/11/2007     03/11/2017      5.8000%          0.07038%      Actual/360   Actual/360         120
   85       03/22/2007     05/11/2007     04/11/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
   86       04/26/2007     06/11/2007     05/11/2017      5.8800%          0.02038%      Actual/360                      120
   87       03/29/2007     05/11/2007     04/11/2017      5.7800%          0.02038%      Actual/360   Actual/360         120
   88       03/29/2007     05/11/2007     04/11/2017      5.4000%          0.02038%      Actual/360   Actual/360         120
   89       03/01/2007     04/01/2007     03/01/2012      5.6390%          0.02038%      Actual/360   Actual/360          60
   90       01/26/2007     03/01/2007     02/01/2017      5.9000%          0.02038%      Actual/360   Actual/360         120
 90.01
 90.02
   91       02/28/2007     04/11/2007     03/11/2017      5.9400%          0.07038%      Actual/360   Actual/360         120
   92       02/26/2007     04/01/2007     03/01/2017      6.1300%          0.02038%      Actual/360   Actual/360         120
   93       02/28/2007     04/11/2007     03/11/2017      5.4800%          0.02038%      Actual/360   Actual/360         120
   94       03/30/2007     05/11/2007     04/11/2017      5.6000%          0.07038%      Actual/360   Actual/360         120
   95       03/30/2007     05/06/2007     04/06/2017      5.8800%          0.08038%      Actual/360   Actual/360         120
   96       04/26/2007     06/11/2007     05/11/2014      5.6600%          0.02038%        30/360       30/360            84
   97       02/21/2007     04/11/2007     03/11/2017      5.8700%          0.02038%      Actual/360                      120
   98       02/28/2007     04/11/2007     03/11/2017      5.9700%          0.02038%      Actual/360   Actual/360         120
   99       12/21/2006     02/11/2007     01/11/2017      5.6800%          0.02038%      Actual/360   Actual/360         120
  100       02/28/2007     04/11/2007     03/11/2017      5.9400%          0.07038%      Actual/360   Actual/360         120
  101       03/29/2007     05/11/2007     04/11/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
  102       03/06/2007     04/11/2007     03/11/2017      5.8500%          0.02038%      Actual/360   Actual/360         120
  103       02/28/2007     04/11/2007     03/11/2012      6.1800%          0.02038%      Actual/360   Actual/360          60
  104       02/14/2007     04/11/2007     03/11/2017      6.5900%          0.02038%      Actual/360   Actual/360         120
  105       03/22/2007     05/01/2007     04/01/2017      5.7200%          0.02038%      Actual/360   Actual/360         120
  106       03/20/2007     05/11/2007     04/11/2012      6.3500%          0.02038%      Actual/360   Actual/360          60
  107       03/07/2007     04/11/2007     03/11/2012      5.8400%          0.02038%      Actual/360   Actual/360          60
  108       03/29/2007     05/11/2007     04/11/2012      5.9000%          0.07038%      Actual/360   Actual/360          60
  109       04/03/2007     05/11/2007     04/11/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
  110       03/30/2007     05/11/2007     04/11/2017      5.8900%          0.02038%      Actual/360   Actual/360         120
  111       11/07/2006     12/11/2006     11/11/2011      6.0200%          0.02038%      Actual/360   Actual/360          60
  112       03/06/2007     05/01/2007     04/01/2017      5.8600%          0.02038%      Actual/360   Actual/360         120
  113       03/29/2007     05/11/2007     04/11/2017      5.7200%          0.02038%      Actual/360   Actual/360         120
  114       04/10/2007     05/11/2007     04/11/2017      5.7000%          0.02038%      Actual/360   Actual/360         120
  115       04/02/2007     06/01/2007     05/01/2017      6.0500%          0.02038%      Actual/360   Actual/360         120
  116       03/13/2007     05/11/2007     04/11/2017      5.7100%          0.02038%      Actual/360   Actual/360         120
  117       03/06/2007     05/01/2007     04/01/2017      5.8600%          0.02038%      Actual/360   Actual/360         120
  118       01/12/2007     03/11/2007     02/11/2017      5.7100%          0.02038%      Actual/360   Actual/360         120
  119       01/17/2007     03/11/2007     02/11/2017      6.0500%          0.02038%      Actual/360   Actual/360         120
  120       03/30/2007     05/11/2007     04/11/2017      5.7600%          0.02038%      Actual/360   Actual/360         120
  121       02/02/2007     03/11/2007     02/11/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
  122       02/12/2007     04/11/2007     03/11/2017      5.4600%          0.02038%      Actual/360   Actual/360         120
  123       03/28/2007     05/11/2007     04/11/2017      5.6600%          0.04038%      Actual/360   Actual/360         120
  124       03/14/2007     05/11/2007     04/11/2017      5.6500%          0.02038%      Actual/360                      120
  125       03/30/2007     05/06/2007     04/06/2017      6.0000%          0.07038%      Actual/360   Actual/360         120
  126       03/29/2007     05/11/2007     04/11/2017      6.7300%          0.02038%      Actual/360                      120
  127       03/30/2007     05/11/2007     04/11/2017      5.8200%          0.02038%      Actual/360   Actual/360         120
  128       03/28/2007     04/11/2007     03/11/2017      5.3700%          0.02038%      Actual/360   Actual/360         120
  129       04/20/2007     06/01/2007     05/01/2017      6.0000%          0.02038%      Actual/360   Actual/360         120
  130       03/30/2007     05/11/2007     04/11/2017      5.8000%          0.07038%      Actual/360   Actual/360         120
  131       03/14/2007     05/01/2007     04/01/2017      6.0000%          0.02038%      Actual/360                      120
  132       03/06/2007     05/01/2007     04/01/2017      5.8600%          0.02038%      Actual/360   Actual/360         120
  133       03/07/2007     05/01/2007     04/01/2017      6.0400%          0.02038%      Actual/360   Actual/360         120
  134       03/15/2007     05/11/2007     04/11/2017      5.5400%          0.02038%      Actual/360   Actual/360         120
  135       04/04/2007     05/11/2007     04/11/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
  136       03/01/2007     04/11/2007     03/11/2017      5.5600%          0.02038%      Actual/360   Actual/360         120
  137       03/30/2007     05/11/2007     04/11/2017      5.7500%          0.02038%      Actual/360   Actual/360         120
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06
  138       04/02/2007     05/11/2007     04/11/2017      5.7000%          0.02038%      Actual/360                      120
  139       03/14/2007     05/11/2007     04/11/2017      5.8500%          0.07038%      Actual/360   Actual/360         120
  140       04/25/2007     06/01/2007     05/01/2017      5.9100%          0.02038%      Actual/360                      120
  141       03/09/2007     04/11/2007     03/11/2017      5.8500%          0.06038%      Actual/360   Actual/360         120
  142       03/14/2007     05/11/2007     04/11/2012      5.6700%          0.02038%      Actual/360   Actual/360          60
  143       03/08/2007     05/01/2007     04/01/2017      5.9100%          0.02038%      Actual/360                      120
  144       03/15/2007     05/11/2007     04/11/2017      5.7500%          0.02038%      Actual/360   Actual/360         120
  145       03/13/2007     05/11/2007     04/11/2017      5.7100%          0.02038%      Actual/360                      120
  146       03/07/2007     04/11/2007     03/11/2012      5.4800%          0.02038%      Actual/360   Actual/360          60
  147       04/17/2007     06/01/2007     05/01/2017      6.4000%          0.02038%      Actual/360                      120
  148       04/17/2007     06/11/2007     05/11/2017      5.8800%          0.02038%      Actual/360                      120
  149       03/15/2007     05/11/2007     04/11/2017      5.9700%          0.02038%      Actual/360                      120
  150       03/30/2007     05/11/2007     04/11/2017      5.2800%          0.02038%      Actual/360   Actual/360         120
  151       02/06/2007     03/11/2007     02/11/2017      5.8500%          0.02038%      Actual/360   Actual/360         120
  152       03/19/2007     05/11/2007     04/11/2017      5.7700%          0.02038%      Actual/360                      120
  153       02/16/2007     04/01/2007     03/01/2017      5.8300%          0.02038%      Actual/360   Actual/360         120
  154       03/15/2007     05/11/2007     04/11/2017      5.7300%          0.02038%      Actual/360   Actual/360         120
  155       03/27/2007     05/11/2007     04/11/2012      5.7000%          0.02038%      Actual/360   Actual/360          60
  156       04/20/2007     06/01/2007     05/01/2017      6.0000%          0.02038%      Actual/360                      120
  157       04/04/2007     06/01/2007     05/01/2017      6.0700%          0.02038%      Actual/360                      120
  158       04/05/2007     05/11/2007     04/11/2011      5.6730%          0.02038%        30/360       30/360            48
  159       03/30/2007     05/06/2007     04/06/2017      5.8800%          0.08038%      Actual/360   Actual/360         120
  160       03/08/2007     04/11/2007     03/11/2017      6.0300%          0.02038%      Actual/360                      120
  161       03/16/2007     05/01/2007     04/01/2017      5.8200%          0.02038%      Actual/360                      120
  162       03/09/2007     04/11/2007     03/11/2017      5.7700%          0.02038%      Actual/360   Actual/360         120
  163       03/07/2007     04/11/2007     03/11/2012      5.4800%          0.02038%      Actual/360   Actual/360          60
  164       04/12/2007     06/11/2007     05/11/2012      6.0200%          0.02038%      Actual/360                       60
  165       04/12/2007     06/11/2007     05/11/2017      5.7900%          0.02038%      Actual/360   Actual/360         120
  166       03/30/2007     05/11/2007     04/11/2017      5.6500%          0.07038%      Actual/360   Actual/360         120
  167       12/06/2006     02/01/2007     01/01/2017      5.7600%          0.02038%      Actual/360                      120
  168       04/26/2007     06/01/2007     05/01/2017      6.3400%          0.06038%      Actual/360                      120
  169       03/07/2007     04/11/2007     03/11/2012      5.4800%          0.02038%      Actual/360   Actual/360          60
  170       04/20/2007     06/06/2007     05/06/2017      5.8700%          0.02038%      Actual/360   Actual/360         120
  171       03/21/2007     05/11/2007     04/11/2017      5.9400%          0.02038%      Actual/360   Actual/360         120
  172       03/02/2007     04/11/2007     03/11/2017      5.7000%          0.02038%      Actual/360   Actual/360         120
  173       03/08/2007     04/11/2007     03/11/2017      5.7700%          0.02038%      Actual/360   Actual/360         120
  174       03/27/2007     05/11/2007     04/11/2017      5.9100%          0.02038%      Actual/360   Actual/360         120
  175       03/12/2007     05/11/2007     04/11/2012      5.6230%          0.02038%        30/360       30/360            60
  176       04/13/2007     06/11/2007     05/11/2017      5.7500%          0.02038%      Actual/360                      120
  177       04/10/2007     05/11/2007     04/11/2017      5.9400%          0.02038%      Actual/360                      120
  178       03/07/2007     04/11/2007     03/11/2012      5.4800%          0.02038%      Actual/360   Actual/360          60
  179       04/25/2007     06/01/2007     05/01/2017      5.9900%          0.02038%      Actual/360                      120
  180       01/12/2007     03/11/2007     02/11/2017      5.6100%          0.02038%      Actual/360   Actual/360         120
  181       03/30/2007     05/11/2007     04/11/2017      5.8000%          0.02038%      Actual/360   Actual/360         120
  182       04/20/2007     06/11/2007     05/11/2014      5.6800%          0.02038%      Actual/360   Actual/360          84
  183       03/07/2007     04/11/2007     03/11/2012      5.4800%          0.02038%      Actual/360   Actual/360          60
  184       03/09/2007     05/01/2007     04/01/2017      6.0500%          0.02038%      Actual/360                      120
  185       04/10/2007     05/11/2007     04/11/2017      5.7600%          0.04038%      Actual/360   Actual/360         120
  186       04/23/2007     06/11/2007     05/11/2017      5.8800%          0.02038%      Actual/360                      120
  187       03/27/2007     05/01/2007     04/01/2012      6.1100%          0.02038%      Actual/360   Actual/360          60
  188       03/02/2007     04/11/2007     03/11/2017      5.5800%          0.02038%      Actual/360                      120
  189       04/04/2007     05/11/2007     04/11/2012      6.2000%          0.02038%      Actual/360                       60

            REMAINING
MORTGAGE     TERM TO                                       REMAINING                    MATURITY DATE
  LOAN     MATURITY OR    REMAINING IO   ORIGINAL AMORT      AMORT      MONTHLY P&I    OR ARD BALLOON
 NUMBER    ARD (MOS.)    PERIOD (MOS.)     TERM (MOS.)    TERM (MOS.)   PAYMENTS ($)     BALANCE ($)     ARD LOAN
-----------------------------------------------------------------------------------------------------------------

   1           118            118              IO             IO             IO         536,000,000.00       N
   2           60              60              IO             IO             IO         414,000,000.00       N
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
   3           117            117              IO             IO             IO         395,000,000.00       N
   4           118            118              IO             IO             IO         260,000,000.00       N
   5           115            115              IO             IO             IO         247,727,272.72       N
 5.01
 5.02
   6           83                              336            335       1,193,921.54    176,433,582.39       Y
   7           119            119              IO             IO             IO         176,000,000.00       N
   8           119             59              360            360        765,940.09     120,042,772.19       N
 8.01
 8.02
   9           119             59              360            360        754,356.27     118,227,285.12       N
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
  10           119             59              360            360        714,311.15     115,738,151.68       N
  11           59              59              IO             IO             IO         122,500,000.00       N
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
  12           119             59              360            360        689,541.73     108,069,158.19       N
 12.01
 12.02
 12.03
 12.04
 12.05
  13           119            119              IO             IO             IO         113,360,000.00       N
 13.01
 13.02
  14           118            118              IO             IO             IO          98,000,000.00       N
  15           119             11              360            360        470,931.88      69,108,779.92       N
  16           120            120              IO             IO             IO          79,000,000.00       N
  17           120            120              IO             IO             IO          69,675,000.00       N
  18           118            118              IO             IO             IO          56,500,000.00       N
  19           118            118              IO             IO             IO          51,700,000.00       N
 19.01
 19.02
 19.03
 19.04
 19.05
 19.06
 19.07
 19.08
 19.09
  20           119            119              IO             IO             IO          50,600,000.00       N
  21           119            119              IO             IO             IO          50,000,000.00       N
  22           119            119              IO             IO             IO          47,320,000.00       N
  23           118             58              360            360        271,003.79      43,752,354.37       N
  24           118            118              IO             IO             IO          46,400,000.00       N
  25           119            119              IO             IO             IO          45,386,369.00       N
  26           118            118              IO             IO             IO          41,480,000.00       N
  27           118             58              360            360        239,374.60      37,175,369.19       N
  28           119            119              IO             IO             IO          39,000,000.00       Y
  29           119            119              IO             IO             IO          38,000,000.00       N
  30           116            116              IO             IO             IO          36,600,000.00       N
  31           119            119              IO             IO             IO          36,500,000.00       N
  32           119             83              360            360        208,273.36      34,781,754.73       N
  33           119                             360            359        209,400.65      30,282,991.97       N
  34           118            118              IO             IO             IO          35,125,000.00       N
  35           83              83              IO             IO             IO          32,500,000.00       N
  36           57              57              IO             IO             IO          32,000,000.00       N
  37           117            117              IO             IO             IO          31,900,000.00       N
  38           118             34              360            360        177,406.15      27,340,670.12       N
  39           119            119              IO             IO             IO          30,400,000.00       N
  40           59              59              IO             IO             IO          29,100,000.00       N
  41           57              57              IO             IO             IO          28,700,000.00       N
  42           118            118              IO             IO             IO          28,080,000.00       N
  43           118            118              IO             IO             IO          28,020,000.00       N
  44           119                             360            359        159,941.38      23,132,138.21       N
  45           117            117              IO             IO             IO          26,100,000.00       N
  46           119             59              360            360        155,883.14      24,321,716.01       N
  47           119             59              360            360        146,964.22      23,816,829.11       N
  48           119             95              360            360        148,811.08      24,871,681.69       N
  49           119             23              360            360        151,014.59      22,192,109.72       N
  50           118            118              IO             IO             IO          24,150,000.00       N
  51           116             56              360            360        138,840.17      22,353,152.35       N
  52           118            118              IO             IO             IO          23,825,000.00       N
  53           119            119              IO             IO             IO          22,520,000.00       N
  54           118            118              IO             IO             IO          22,150,000.00       N
  55           119            119              IO             IO             IO          22,000,000.00       N
  56           119             59              360            360        121,330.81      20,220,798.28       N
  57           119            119              IO             IO             IO          21,700,000.00       N
  58           119            119              IO             IO             IO          21,000,000.00       N
  59           83              83              IO             IO             IO          21,000,000.00       N
  60           119             59              360            360        120,038.90      19,323,544.51       N
  61           59              59              IO             IO             IO          20,560,000.00       N
  62           120            120              IO             IO             IO          20,000,000.00       N
  63           58              58              IO             IO             IO          20,000,000.00       N
  64           120            120              IO             IO             IO          20,000,000.00       N
  65           58              58              IO             IO             IO          19,300,000.00       N
  66           118            118              IO             IO             IO          19,280,000.00       N
  67           119             59              360            360        105,971.41      17,206,544.63       N
 67.01
 67.02
 67.03
 67.04
  68           120             60              360            360        104,472.08      16,770,073.73       N
  69           58              22              360            360        116,150.04      17,436,719.67       N
  70           120             36              360            360        105,146.66      15,948,384.35       N
  71           119            119              IO             IO             IO          17,250,000.00       N
  72           118            118              IO             IO             IO          17,000,000.00       N
  73           120             60              360            360        100,833.21      15,881,830.11       N
  74           118            118              IO             IO             IO          16,800,000.00       N
  75           119            119              IO             IO             IO          16,480,000.00       N
  76           115             55              360            360        94,874.12       15,275,224.31       N
  77           119             11              360            360        95,289.62       14,122,095.87       N
  78           119            119              IO             IO             IO          16,016,000.00       Y
  79           58              58              IO             IO             IO          15,700,000.00       N
  80           60                              240            240        112,303.90      13,335,733.71       N
  81           119             59              360            360        86,877.46       14,092,746.09       N
  82           120             84              360            360        88,695.89       14,530,796.90       N
  83           117             33              360            360        89,415.33       13,594,663.14       N
  84           118            118              IO             IO             IO          15,000,000.00       N
  85           119            119              IO             IO             IO          14,950,000.00       Y
  86           120                             360            360        84,043.74       12,003,681.94       N
  87           119            119              IO             IO             IO          13,640,000.00       N
  88           119             59              360            360        76,227.80       12,593,588.55       N
  89           58              58              IO             IO             IO          13,500,000.00       N
  90           117             33              360            360        79,332.01       12,061,599.97       N
 90.01
 90.02
  91           118            118              IO             IO             IO          13,295,000.00       N
  92           118            118              IO             IO             IO          13,200,000.00       N
  93           118            118              IO             IO             IO          13,140,000.00       N
  94           119            119              IO             IO             IO          12,760,000.00       N
  95           119            119              IO             IO             IO          12,675,000.00       N
  96           84              84              IO             IO             IO          12,500,000.00       Y
  97           118                             360            358        72,128.63       10,310,146.45       N
  98           118            118              IO             IO             IO          12,000,000.00       N
  99           116             56              360            360        69,496.04       11,178,132.21       N
  100          118            118              IO             IO             IO          11,513,000.00       N
  101          119            119              IO             IO             IO          11,505,000.00       Y
  102          118             58              360            360        67,489.24       10,680,391.88       N
  103          58              58              IO             IO             IO          11,160,000.00       N
  104          118             58              360            360        71,168.73       10,514,835.20       N
  105          119             59              360            360        62,965.61       10,087,828.03       N
  106          59              59              IO             IO             IO          10,000,000.00       N
  107          58              58              IO             IO             IO          9,600,000.00        N
  108          59              59              IO             IO             IO          9,300,000.00        N
  109          119            119              IO             IO             IO          9,200,000.00        N
  110          119            119              IO             IO             IO          9,000,000.00        N
  111          54              54              IO             IO             IO          8,810,000.00        N
  112          119             59              360            360        51,073.31       8,074,550.60        N
  113          119            119              IO             IO             IO          8,640,000.00        N
  114          119             35              360            360        50,146.60       7,762,246.03        N
  115          120             24              300            300        55,673.07       7,157,357.39        N
  116          119             11              360            360        49,387.91       7,319,378.95        N
  117          119             59              360            360        49,313.38       7,796,310.99        N
  118          117            117              IO             IO             IO          8,288,000.00        Y
  119          117            117              IO             IO             IO          8,160,000.00        N
  120          119             59              360            360        47,320.87       7,552,561.55        N
  121          117            117              IO             IO             IO          8,000,000.00        N
  122          118            118              IO             IO             IO          8,000,000.00        N
  123          119             59              360            360        45,651.58       7,355,891.90        N
  124          119                             360            359        43,581.30       6,337,474.12        N
  125          119            119              IO             IO             IO          7,500,000.00        N
  126          119                             180            179        64,075.57       3,338,774.36        N
  127          119            119              IO             IO             IO          7,200,000.00        N
  128          118            118              IO             IO             IO          7,140,000.00        N
  129          120             36              360            360        42,496.14       6,406,159.16        N
  130          119            119              IO             IO             IO          7,050,000.00        N
  131          119                             360            359        41,968.54       5,937,938.28        N
  132          119             59              360            360        39,875.92       6,304,274.47        N
  133          119             23              360            360        40,643.41       5,987,826.51        N
  134          119            119              IO             IO             IO          6,480,000.00        N
  135          119            119              IO             IO             IO          6,400,000.00        N
  136          118            118              IO             IO             IO          6,250,000.00        N
  137          119             23              300            300        39,004.60       5,119,199.72        N
137.01
137.02
137.03
137.04
137.05
137.06
  138          119                             360            359        35,984.83       5,212,232.63        N
  139          119            119              IO             IO             IO          6,100,000.00        N
  140          120                             360            360        35,726.35       5,090,738.10        N
  141          118             22              360            360        35,396.46       5,299,914.21        N
  142          59              59              IO             IO             IO          5,950,000.00        N
  143          119                             300            299        37,370.45       4,517,558.48        N
  144          119            119              IO             IO             IO          5,840,000.00        N
  145          119                             360            359        33,932.40       4,911,081.11        Y
  146          58              58              IO             IO             IO          5,800,000.00        N
  147          120                             360            360        35,966.59       4,934,785.37        N
  148          120                             360            360        33,617.50       4,801,472.77        Y
  149          119                             300            299        35,335.78       4,255,939.67        N
  150          119            119              IO             IO             IO          5,480,000.00        N
  151          117            117              IO             IO             IO          5,370,000.00        N
  152          119                             360            359        31,435.37       4,528,275.07        N
  153          118             58              360            360        31,552.44       5,002,736.40        N
  154          119             23              360            360        30,425.33       4,602,174.47        N
  155          59              59              IO             IO             IO          5,100,000.00        N
  156          120                             360            360        29,977.53       4,241,749.91        N
  157          120                             360            360        28,994.80       4,080,477.01        N
  158          47              47              IO             IO             IO          4,727,839.00        N
  159          119            119              IO             IO             IO          4,675,000.00        N
  160          118                             360            358        27,547.81       3,888,964.58        N
  161          119                             360            359        26,696.44       3,830,582.52        N
  162          118            118              IO             IO             IO          4,480,000.00        N
  163          58              58              IO             IO             IO          4,400,000.00        N
  164          60                              360            360        26,424.81       4,116,227.35        N
  165          120            120              IO             IO             IO          4,350,000.00        N
  166          119            119              IO             IO             IO          4,245,000.00        N
  167          116                             360            356        23,523.95       3,390,487.75        N
  168          120                             360            360        24,863.30       3,427,045.92        N
  169          58              58              IO             IO             IO          4,000,000.00        N
  170          120            120              IO             IO             IO          3,800,000.00        N
  171          119            119              IO             IO             IO          3,750,000.00        N
  172          118             46              360            360        20,314.01       3,204,800.75        N
  173          118             58              360            360        20,469.54       3,264,029.42        N
  174          119            119              IO             IO             IO          3,440,000.00        N
  175          59              59              IO             IO             IO          3,437,500.00        N
  176          120                             360            360        19,841.48       2,862,892.98        N
  177          119                             360            359        19,705.71       2,801,120.34        N
  178          58              58              IO             IO             IO          3,200,000.00        N
  179          120                             360            360        18,865.59       2,671,512.86        N
  180          117             33              360            360        17,413.70       2,716,695.96        N
  181          119             59              360            360        17,778.62       2,826,767.95        N
  182          84              36              360            360        15,810.35       2,584,763.05        N
  183          58              58              IO             IO             IO          2,600,000.00        N
  184          119                             360            359        15,671.99       2,208,768.08        N
  185          119             59              360            360        12,093.11       1,930,099.06        N
  186          120                             360            360         9,499.31       1,356,754.19        Y
  187          59              23              360            360         9,645.59       1,533,584.07        N
  188          118                             360            358         8,727.46       1,276,284.22        N
  189          59                              360            359         8,421.45       1,289,921.51        N

MORTGAGE
  LOAN
 NUMBER    PREPAYMENT PROVISIONS                     APPRAISED VALUE ($)   APPRAISAL DATE   DSCR (X)
----------------------------------------------------------------------------------------------------

   1       L(26),D(91),O(3)                             1,340,000,000         12/01/06        1.11
   2       GRTR1%orYM(53),O(7) or L(24),D(29),O(7)      3,432,650,000         Various         1.27
  2.01                                                   529,000,000          03/01/07
  2.02                                                   419,000,000          03/15/07
  2.03                                                   394,000,000          03/01/07
  2.04                                                   356,100,000          03/01/07
  2.05                                                   300,300,000          03/15/07
  2.06                                                   200,700,000          03/01/07
  2.07                                                   186,500,000          03/01/07
  2.08                                                   182,150,000          03/01/07
  2.09                                                   151,800,000          03/01/07
  2.10                                                   144,000,000          03/15/07
  2.11                                                   106,000,000          03/15/07
  2.12                                                    92,600,000          03/01/07
  2.13                                                    96,000,000          03/01/07
  2.14                                                    85,500,000          03/01/07
  2.15                                                    75,200,000          03/15/07
  2.16                                                    63,500,000          03/01/07
  2.17                                                    50,300,000          03/01/07
  2.18                                                   440,000,000          03/15/07
  2.19                                                   200,000,000          03/15/07
  2.20                                                   378,684,000          03/01/07
   3       L(27),D(86),O(7)                             2,000,000,000         03/01/07        1.46
   4       L(26),D(84),O(10)                             353,900,000          02/12/07        1.34
   5       L(29),D(87),O(4)                             5,400,000,000         11/01/06        1.73
  5.01
  5.02
   6       L(25),D(56),O(3)                              245,000,000          03/01/07        1.05
   7       L(25),D(91),O(4)                              232,000,000          04/01/07        1.50
   8       L(25),D(93),O(2)                              168,000,000          Various         1.47
  8.01                                                    95,000,000          03/01/07
  8.02                                                    73,000,000          02/28/07
   9       L(25),D(93),O(2)                              157,700,000          Various         1.57
  9.01                                                    28,500,000          02/27/07
  9.02                                                    27,400,000          03/05/07
  9.03                                                    25,600,000          03/05/07
  9.04                                                    25,000,000          02/21/07
  9.05                                                    17,500,000          02/23/07
  9.06                                                    17,700,000          02/26/07
  9.07                                                    16,000,000          03/02/07
   10      L(24),D(92),O(4)                              155,500,000          12/06/06        1.20
   11      L(25),D(32),O(3)                              171,230,000          Various         1.42
 11.01                                                    17,600,000          04/01/08
 11.02                                                    11,800,000          04/01/08
 11.03                                                    10,600,000          04/01/08
 11.04                                                    9,800,000           04/01/08
 11.05                                                    10,200,000          04/01/08
 11.06                                                    9,100,000           04/01/08
 11.07                                                    9,000,000           04/01/08
 11.08                                                    8,800,000           04/01/08
 11.09                                                    8,700,000           04/01/08
 11.10                                                    6,900,000           04/01/08
 11.11                                                    5,900,000           04/01/08
 11.12                                                    5,700,000           04/01/08
 11.13                                                    6,300,000           04/01/08
 11.14                                                    5,400,000           04/01/08
 11.15                                                    5,200,000           04/01/08
 11.16                                                    4,700,000           04/01/08
 11.17                                                    4,200,000           04/01/08
 11.18                                                    4,600,000           03/01/08
 11.19                                                    3,300,000           03/12/07
 11.20                                                    3,900,000           04/01/08
 11.21                                                    3,600,000           04/01/08
 11.22                                                    3,400,000           04/01/08
 11.23                                                    2,600,000           04/01/08
 11.24                                                    2,000,000           04/01/08
 11.25                                                    2,300,000           03/01/08
 11.26                                                    1,700,000           03/12/07
 11.27                                                    1,350,000           03/12/07
 11.28                                                    1,750,000           04/01/08
 11.29                                                     830,000            04/01/08
   12      L(25),D(93),O(2)                              145,500,000          Various         1.54
 12.01                                                    52,100,000          02/16/07
 12.02                                                    29,300,000          02/22/07
 12.03                                                    28,500,000          02/28/07
 12.04                                                    23,600,000          02/27/07
 12.05                                                    12,000,000          03/02/07
   13      L(25),D(92),O(3)                              141,700,000          Various         1.35
 13.01                                                    92,700,000          04/01/08
 13.02                                                    49,000,000          09/28/06
   14      L(26),D(91),O(3)                              120,000,000          01/25/07        1.20
   15      L(25),D(92),O(3)                              160,000,000          01/01/07        1.37
   16      L(24),GRTR1%orYM(92),O(4)                     113,200,000          03/01/07        1.32
   17      L(24),D(93),O(3)                               87,100,000          03/01/08        1.24
   18      L(26),D(90),O(4)                               96,100,000          01/26/07        1.36
   19      L(11),GRTR1%orYM(105),O(4)                     64,000,000          Various         1.23
 19.01                                                    10,400,000          02/06/07
 19.02                                                    9,800,000           02/06/07
 19.03                                                    7,900,000           02/06/07
 19.04                                                    6,100,000           02/06/07
 19.05                                                    6,300,000           02/06/07
 19.06                                                    5,800,000           02/06/07
 19.07                                                    7,800,000           02/06/07
 19.08                                                    4,700,000           02/06/07
 19.09                                                    5,200,000           02/06/07
   20      L(25),D(92),O(3)                               64,500,000          02/19/07        1.37
   21      L(25),D(91),O(4)                               70,000,000          12/01/06        1.24
   22      L(25),D(83),1%(6),O(6)                         59,500,000          03/02/07        1.18
   23      L(26),D(91),O(3)                               54,000,000          01/22/07        1.20
   24      L(26),D(91),O(3)                               58,000,000          08/28/06        1.36
   25      L(25),GRTR1%orYM(91),O(4)                      78,370,000          12/15/06        2.20
   26      L(26),GRTR1%orYM(88),O(6)                      51,850,000          07/07/06        1.19
   27      L(6),GRTR1%orYM(111),O(3)                      59,600,000          01/01/09        1.35
   28      L(25),GRTR1%orYM(91),O(4)                      65,000,000          12/22/06        1.87
   29      L(25),D(92)or(GRTR1%orYM(92)),O(3)             48,000,000          02/16/07        1.01
   30      L(28),D(89)or(GRTR1%orYM(89)),O(3)             47,600,000          11/27/06        1.31
   31      L(25),D(91),O(4)                               46,000,000          03/09/07        1.37
   32      L(48),GRTR1%orYM(68),O(4)                      53,200,000          03/12/07        1.03
   33      L(25),D(92),O(3)                               46,100,000          02/12/07        1.20
   34      L(26),D(91),O(3)                               44,100,000          01/04/07        1.21
   35      L(25),D(35),O(24)                              43,500,000          02/09/07        1.27
   36      GRTR1%orYM(53),O(7)                            40,200,000          01/05/07        1.40
   37      L(27),D(90)or(GRTR1%orYM(90)),O(3)             46,800,000          12/04/06        1.39
   38      L(26),D(91),O(3)                               39,000,000          01/06/07        1.22
   39      L(25),D(91),O(4)                               38,000,000          02/16/07        1.21
   40      L(25),GRTR1%orYM(10),O(25)                     42,600,000          02/23/07        1.36
   41      L(27),D(30),O(3)                               36,000,000          11/21/06        1.40
   42      L(26),GRTR1%orYM(88),O(6)                      35,100,000          07/07/06        1.36
   43      L(26),GRTR1%orYM(88),O(6)                      35,025,000          07/07/06        1.27
   44      L(48),D(69),O(3)                               40,200,000          01/01/09        1.33
   45      L(27),D(87),O(6)                               29,000,000          01/16/07        1.15
   46      L(25),D(91),O(4)                               35,000,000          01/23/07        1.50
   47      L(25),D(92),O(3)                               32,300,000          02/27/07        1.33
   48      L(25),D(91),O(4)                               34,100,000          03/07/07        1.28
   49      L(25),D(91),O(4)                               34,230,000          08/23/08        1.25
   50      L(26),D(90),O(4)                               32,500,000          02/01/07        1.38
   51      L(28),D(89),O(3)                               30,400,000          12/06/06        1.21
   52      L(26),D(90),O(4)                               29,600,000          02/05/07        1.36
   53      L(25),D(92),O(3)                               28,200,000          02/02/07        1.22
   54      L(26),D(90),O(4)                               28,450,000          02/05/07        1.33
   55      L(25),D(91),O(4)                               27,500,000          02/07/07        1.21
   56      L(25),D(91),O(4)                               29,100,000          12/18/06        1.20
   57      L(25),D(92),O(3)                               28,000,000          02/12/07        1.40
   58      GRTR1%orYM(24),D(92),O(4)                      27,600,000          02/07/07        1.16
   59      L(25),D(35),O(24)                              28,600,000          02/20/07        1.42
   60      L(25),D(92),O(3)                               26,000,000          01/12/07        1.15
   61      L(25),GRTR1%orYM(31),O(4)                      25,735,000          01/22/07        1.36
   62      L(24),D(93),O(3)                               39,100,000          03/01/07        1.54
   63      L(26),D(32),O(2)                               25,500,000          01/04/07        1.36
   64      L(24),D(92),O(4)                               31,600,000          10/10/06        1.82
   65      L(26),D(10),DorGRTR1%orYM(21),O(3)             26,250,000          02/01/07        1.38
   66      L(26),GRTR1%orYM(88),O(6)                      24,100,000          07/07/06        1.34
   67      L(25),D(91),O(4)                               23,200,000          01/30/07        1.23
 67.01                                                    10,400,000          01/30/07
 67.02                                                    6,700,000           01/30/07
 67.03                                                    3,800,000           01/30/07
 67.04                                                    2,300,000           01/30/07
   68      L(48),D(68)or(GRTR1%orYM(68)),O(4)             23,600,000          02/02/07        1.20
   69      L(26),D(9),O(25)                               23,320,000          01/17/07        1.44
   70      L(24),D(92),O(4)                               22,090,000          02/25/07        1.25
   71      L(25),D(92),O(3)                               23,000,000          02/12/07        1.37
   72      L(26),D(90),O(4)                               25,100,000          02/01/07        1.19
   73      L(24),D(94),O(2)                               21,400,000          03/27/07        1.01
   74      L(26),D(91),O(3)                               21,000,000          02/12/07        1.39
   75      L(25),D(91),O(4)                               20,000,000          01/04/07        1.38
   76      L(29),D(88),O(3)                               20,500,000          11/10/06        1.22
   77      L(25),D(92),O(3)                               20,660,000          01/18/07        1.24
   78      L(25),GRTR1%orYM(92),O(3)                      24,750,000          02/15/07        1.50
   79      L(26),D(10),DorGRTR1%orYM(21),O(3)             21,400,000          02/01/07        1.24
   80      L(24),GRTR1%orYM(34),O(2)                      22,000,000          01/29/07        1.19
   81      L(25),GRTR1%orYM(91),O(4)                      22,000,000          01/11/07        1.17
   82      L(24),D(92),O(4)                               22,500,000          03/07/07        1.21
   83      L(27),D(91),O(2)                               19,800,000          11/21/06        1.41
   84      L(26),D(91),O(3)                               20,000,000          02/01/07        1.36
   85      L(25),GRTR1%orYM(92),O(3)                      23,100,000          11/01/06        1.70
   86      L(24),D(93),O(3)                               17,900,000          03/09/07        1.45
   87      L(25),D(83),1%(6),O(6)                         17,390,000          03/02/07        1.24
   88      L(25),D(91),O(4)                               18,200,000          01/25/07        1.31
   89      L(26),D(10),DorGRTR1%orYM(21),O(3)             18,400,000          02/01/07        1.06
   90      L(27),D(91),O(2)                               19,300,000          Various         1.32
 90.01                                                    10,300,000          11/15/06
 90.02                                                    9,000,000           11/16/06
   91      L(26),D(91),O(3)                               18,300,000          02/01/07        1.24
   92      L(26),D(82),O(12)                              18,300,000          02/07/07        1.46
   93      L(26),GRTR1%orYM(88),O(6)                      16,925,000          07/07/06        0.65
   94      L(25),D(92),O(3)                               16,100,000          02/19/07        1.28
   95      L(25),D(92),O(3)                               19,100,000          02/08/07        1.29
   96      L(24),GRTR1%orYM(56),O(4)                      25,680,000          02/08/07        2.66
   97      L(26),D(91),O(3)                               16,300,000          01/16/07        1.30
   98      L(26),D(82),1%(6),O(6)                         15,210,000          01/31/07        1.28
   99      L(28),D(89),O(3)                               15,400,000          01/01/07        1.30
  100      L(26),D(91),O(3)                               14,700,000          02/01/07        1.25
  101      L(25),GRTR1%orYM(92),O(3)                      17,800,000          01/27/07        1.60
  102      L(26),D(91),O(3)                               14,300,000          01/17/07        1.22
  103      L(24),2%(11),O(25)                             17,600,000          02/01/07        1.48
  104      L(26),D(91),O(3)                               14,000,000          01/24/08        1.10
  105      L(25),D(93),O(2)                               13,600,000          01/16/07        1.10
  106      L(25),D(32),O(3)                               13,250,000          02/13/07        1.10
  107      L(26),D(30),O(4)                               12,000,000          01/26/07        1.20
  108      L(25),GRTR1%orYM(10),O(25)                     13,700,000          02/23/07        1.39
  109      L(25),D(92),O(3)                               11,525,000          03/02/07        1.43
  110      L(25),D(92),O(3)                               12,400,000          02/16/07        1.36
  111      L(30),D(5),O(25)                               11,450,000          08/22/06        1.62
  112      L(25),D(92),O(3)                               10,810,000          01/25/07        1.19
  113      L(25),D(92),O(3)                               10,800,000          02/07/07        1.20
  114      L(25),D(89),O(6)                               10,800,000          03/02/07        1.27
  115      L(24),D(92),O(4)                               13,500,000          11/03/06        1.21
  116      L(25),D(92),O(3)                               10,650,000          01/25/07        1.25
  117      L(25),D(92),O(3)                               10,640,000          01/25/07        1.19
  118      L(48),D(68),O(4)                               12,750,000          12/01/06        1.54
  119      L(39),GRTR1%orYM(77),O(4)                      10,200,000          11/02/06        1.26
  120      L(25),D(92),O(3)                               10,500,000          01/22/07        1.20
  121      L(27),GRTR1%orYM(88),O(5)                      10,150,000          01/09/07        1.43
  122      L(26),GRTR1%orYM(90),O(4)                      12,600,000          01/23/07        1.65
  123      L(25),GRTR1%orYM(90),O(5)                      10,900,000          02/08/07        1.20
  124      L(25),D(92),O(3)                               10,100,000          01/01/07        1.49
  125      L(25),D(92),O(3)                               9,400,000           02/21/07        1.22
  126      L(25),D(92),O(3)                               12,800,000          07/03/06        1.33
  127      L(25),GRTR1%orYM(91),O(4)                      10,300,000          02/19/07        1.55
  128      L(26),D(90),O(4)                               8,950,000           01/19/07        1.40
  129      L(24),D(94),O(2)                               9,300,000           03/12/07        1.29
  130      L(25),D(91),O(4)                               8,850,000           02/01/07        1.40
  131      L(25),D(92),O(3)                               10,400,000          01/18/07        1.21
  132      L(25),D(92),O(3)                               8,440,000           01/25/07        1.19
  133      L(25),D(91),O(4)                               9,500,000           08/14/06        1.40
  134      L(25),D(92),O(3)                               8,100,000           12/01/07        1.20
  135      L(25),D(89),O(6)                               8,200,000           01/01/07        1.29
  136      L(26),D(90),O(4)                               7,950,000           01/08/07        1.53
  137      L(25),D(92),O(3)                               13,150,000          Various         2.03
 137.01                                                   2,450,000           02/26/07
 137.02                                                   2,250,000           11/09/06
 137.03                                                   2,950,000           11/09/06
 137.04                                                   2,350,000           03/06/07
 137.05                                                   1,550,000           03/06/07
 137.06                                                   1,600,000           03/01/07
  138      L(25),D(92),O(3)                               7,800,000           12/11/06        1.21
  139      L(25),D(91),O(4)                               7,680,000           02/01/07        1.44
  140      L(24),D(94),O(2)                               8,700,000           09/01/07        1.65
  141      L(26),D(91),O(3)                               8,800,000           12/01/06        1.24
  142      L(25),D(29),O(6)                               8,600,000           12/11/06        1.40
  143      L(25),D(93),O(2)                               7,800,000           02/01/07        1.77
  144      L(25),D(92),O(3)                               7,390,000           02/16/07        1.31
  145      L(25),D(92),O(3)                               7,300,000           01/06/07        1.32
  146      GRTR1%orYM(53),O(7) or L(26),D(27),O(7)        14,050,000          01/27/07        2.57
  147      L(24),D(94),O(2)                               7,200,000           03/06/07        1.22
  148      L(24),D(93),O(3)                               7,100,000           01/23/07        1.23
  149      L(25),D(92),O(3)                               8,700,000           02/01/07        1.53
  150      L(25),D(91),O(4)                               6,975,000           03/07/07        1.63
  151      L(27),D(90),O(3)                               7,200,000           11/27/06        1.51
  152      L(25),D(92),O(3)                               6,775,000           11/13/06        1.20
  153      L(26),D(92),O(2)                               6,900,000           01/05/07        1.29
  154      L(25),D(92),O(3)                               6,600,000           03/01/07        1.21
  155      GRTR1%orYM(55),O(5)                            6,700,000           03/10/07        1.36
  156      L(24),D(94),O(2)                               8,510,000           03/09/07        1.48
  157      L(24),D(94),O(2)                               8,200,000           04/01/07        1.35
  158      L(25),GRTR1%orYM(19),O(4)                      8,100,000           02/12/07        1.90
  159      L(25),D(92),O(3)                               6,400,000           02/08/07        1.30
  160      GRTR2%orYM(116),O(4)                           5,746,000           11/20/06        1.31
  161      L(25),D(93),O(2)                               6,000,000           02/01/07        1.33
  162      L(26),D(89),O(5)                               5,600,000           02/06/07        1.43
  163      GRTR1%orYM(53),O(7) or L(26),D(27),O(7)        11,000,000          01/24/07        2.22
  164      L(24),D(33),O(3)                               5,600,000           02/20/07        1.24
  165      L(24),D(93),O(3)                               5,600,000           03/01/07        1.44
  166      L(25),D(92),O(3)                               5,600,000           02/19/07        1.34
  167      L(28),D(88),O(4)                               5,060,000           11/09/06        1.27
  168      L(24),D(93),O(3)                               7,300,000           03/06/07        1.35
  169      GRTR1%orYM(53),O(7) or L(26),D(27),O(7)        10,000,000          01/24/07        2.66
  170      L(24),D(93),O(3)                               5,000,000           02/27/07        1.26
  171      L(23),GRTR1%orYM(93),O(4)                      4,700,000           02/10/07        1.27
  172      L(26),D(88)or(GRTR1%orYM(88)),O(6)             4,500,000           01/19/07        1.22
  173      L(26),GRTR1%orYM(91),O(3)                      4,400,000           12/18/06        1.15
  174      L(25),D(91),O(4)                               4,300,000           09/26/06        1.26
  175      L(25),GRTR1%orYM(31),O(4)                      6,280,000           10/18/06        2.03
  176      L(24),D(93),O(3)                               4,800,000           01/03/07        1.42
  177      L(24),GRTR1%orYM(89),O(7)                      4,200,000           02/09/07        1.21
  178      GRTR1%orYM(53),O(7) or L(26),D(27),O(7)        7,700,000           01/26/07        1.92
  179      L(24),D(94),O(2)                               4,220,000           03/20/07        1.27
  180      L(27),D(90),O(3)                               3,700,000           11/11/06        1.21
  181      L(25),D(91),O(4)                               4,125,000           12/01/06        1.20
  182      L(24),D(57),O(3)                               3,425,000           02/22/07        1.24
  183      GRTR1%orYM(53),O(7) or L(26),D(27),O(7)        6,500,000           02/13/07        2.49
  184      L(25),D(93),O(2)                               3,400,000           01/19/07        1.25
  185      L(25),D(92),O(3)                               2,610,000           01/05/07        1.21
  186      L(24),D(93),O(3)                               2,050,000           03/20/07        1.34
  187      L(25),D(22),O(13)                              2,300,000           02/16/07        1.31
  188      L(38),GRTR1%orYM(78),O(4)                      2,460,000           01/24/07        1.60
  189      L(25),D(32),O(3)                               1,800,000           01/31/07        1.30

MORTGAGE                  LTV RATIO AT                                                            CUT-OFF DATE
  LOAN     CUT-OFF DATE   MATURITY OR     YEAR                                         UNIT OF    LOAN AMOUNT
 NUMBER     LTV RATIO         ARD         BUILT    YEAR RENOVATED   NUMBER OF UNITS    MEASURE   PER (UNIT) ($)   OCCUPANCY RATE
---------------------------------------------------------------------------------------------------------------------------------

   1          80.00%         80.00%       2002                         1,101,779       Sq. Ft.       972.97           100.0%
   2          78.66%         78.66%      Various       Various         9,848,341       Sq. Ft.       274.16           96.9%
  2.01                                    1991                          678,348        Sq. Ft.                        95.4%
  2.02                                    1970          2003            904,226        Sq. Ft.                        100.0%
  2.03                                    1983                          944,141        Sq. Ft.                        92.8%
  2.04                                    1980          1993            711,495        Sq. Ft.                        91.3%
  2.05                                    1980                          731,234        Sq. Ft.                        99.5%
  2.06                                    2000                          473,988        Sq. Ft.                        97.9%
  2.07                                    1999                          463,182        Sq. Ft.                        100.0%
  2.08                                    1986                          465,765        Sq. Ft.                        95.6%
  2.09                                    1978                          466,948        Sq. Ft.                        95.8%
  2.10                                    1975                          294,521        Sq. Ft.                        97.8%
  2.11                                    1985                          329,695        Sq. Ft.                        94.8%
  2.12                                    1985                          251,088        Sq. Ft.                        100.0%
  2.13                                    1991                          163,936        Sq. Ft.                        99.4%
  2.14                                    1984                          277,672        Sq. Ft.                        96.8%
  2.15                                    2000                          216,469        Sq. Ft.                        100.0%
  2.16                                    1913          1987            102,822        Sq. Ft.                        100.0%
  2.17                                    1987                          148,952        Sq. Ft.                        91.5%
  2.18                                    1988                          764,103        Sq. Ft.                        98.3%
  2.19                                    1980                          380,743        Sq. Ft.                        99.4%
  2.20                                    1988                         1,079,013       Sq. Ft.                        96.9%
   3          60.75%         60.75%       1957          1999           1,454,110       Sq. Ft.       835.56           98.3%
   4          73.47%         73.47%       1991          1998            382,012        Sq. Ft.       680.61           96.8%
   5          55.56%         55.56%       1945          2006            11,227          Units      267,212.97         98.3%
  5.01                                    1945          2006             8,746          Units                         98.5%
  5.02                                    1945          2006             2,481          Units                         97.7%
   6          81.53%         72.01%       1983          2007              750           Rooms      266,343.66         100.0%
   7          75.86%         75.86%       1982          2005              402           Rooms      437,810.95         83.8%
   8          76.43%         71.45%      Various       Various            655           Rooms      196,042.75         79.1%
  8.01                                    2001          2006              405           Rooms                         81.3%
  8.02                                    1999                            250           Rooms                         75.6%
   9          80.19%         74.97%      Various                         1,137          Rooms      111,227.79         75.9%
  9.01                                    1999                            200           Rooms                         75.1%
  9.02                                    2001                            164           Rooms                         80.5%
  9.03                                    2001                            144           Rooms                         86.2%
  9.04                                    2002                            199           Rooms                         66.5%
  9.05                                    2001                            136           Rooms                         73.0%
  9.06                                    1998                            126           Rooms                         75.4%
  9.07                                    2002                            168           Rooms                         77.4%
   10         80.00%         74.43%       1981                          369,853        Sq. Ft.       336.35           95.6%
   11         71.54%         71.54%      Various       Various          Various        Various       Various          98.7%
 11.01                                    1931                            60            Units                         100.0%
 11.02                                    1925                            62            Units                         100.0%
 11.03                                    1920                            16            Units                         100.0%
 11.04                                    1926                            37            Units                         100.0%
 11.05                                    1922                            28            Units                         100.0%
 11.06                                    1926                            30            Units                         96.7%
 11.07                                    1963                            16            Units                         93.8%
 11.08                                    1926          1999              43            Units                         97.7%
 11.09                                    1922                            34            Units                         100.0%
 11.10                                    1919                            29            Units                         100.0%
 11.11                                    1926                            29            Units                         100.0%
 11.12                                    1910                            37            Units                         91.9%
 11.13                                    1922          2001              28            Units                         96.4%
 11.14                                    1925                            15            Units                         93.3%
 11.15                                    1925                            12            Units                         100.0%
 11.16                                    1965                            12            Units                         100.0%
 11.17                                    1913          2003              19            Units                         100.0%
 11.18                                    1922                            21            Units                         100.0%
 11.19                                    1917                           3,470         Sq. Ft.                        100.0%
 11.20                                    1923                            23            Units                         100.0%
 11.21                                    1912                            12            Units                         100.0%
 11.22                                    1914                            18            Units                         100.0%
 11.23                                    1905                             1            Units                         100.0%
 11.24                                    1908                             8            Units                         100.0%
 11.25                                    1910                            14            Units                         100.0%
 11.26                                    1911                           6,500         Sq. Ft.                        100.0%
 11.27                                    1907                             1            Units                         100.0%
 11.28                                    1963                             7            Units                         100.0%
 11.29                                    1908                             1            Units                         100.0%
   12         79.45%         74.27%      Various       Various            905           Rooms      127,734.81         70.9%
 12.01                                    2001                            235           Rooms                         70.0%
 12.02                                    2001          2007              156           Rooms                         81.5%
 12.03                                    1999                            180           Rooms                         66.1%
 12.04                                    1998                            153           Rooms                         77.9%
 12.05                                    2002                            181           Rooms                         61.6%
   13         80.00%         80.00%      Various       Various          724,097        Sq. Ft.       156.55           95.6%
 13.01                                    1986          2002            475,043        Sq. Ft.                        96.2%
 13.02                                    1989                          249,054        Sq. Ft.                        94.3%
   14         81.67%         81.67%       1968          2006              687           Units      142,649.20         93.4%
   15         50.00%         43.19%       1928          2006              249           Rooms      321,285.14         72.3%
   16         69.79%         69.79%       1981          2003              241           Units      327,800.83         99.6%
   17         79.99%         79.99%       2007                          346,042        Sq. Ft.       201.35           90.0%
   18         58.79%         58.79%       1956          2005            143,825        Sq. Ft.       392.84           96.4%
   19         80.78%         80.78%      Various       Various          601,889        Sq. Ft.        85.90           95.0%
 19.01                                    1984                          100,612        Sq. Ft.                        94.6%
 19.02                                    1987                          100,928        Sq. Ft.                        100.0%
 19.03                                    1985          2004            77,712         Sq. Ft.                        100.0%
 19.04                                    1989                          60,000         Sq. Ft.                        100.0%
 19.05                                    1981                          60,600         Sq. Ft.                        100.0%
 19.06                                    1983                          68,700         Sq. Ft.                        100.0%
 19.07                                    1984                          59,146         Sq. Ft.                        58.0%
 19.08                                    1988                          32,669         Sq. Ft.                        100.0%
 19.09                                    1987                          41,522         Sq. Ft.                        100.0%
   20         78.45%         78.45%       1993                          410,119        Sq. Ft.       123.38           85.9%
   21         71.43%         71.43%       1967                          274,528        Sq. Ft.       182.13           81.3%
   22         79.53%         79.53%       1999                            432           Units      109,537.04         98.4%
   23         87.04%         81.02%       1960          2006            277,799        Sq. Ft.       169.19           89.4%
   24         80.00%         80.00%       2004                            361           Units      128,531.86         87.8%
   25         57.91%         57.91%       2004                          555,906        Sq. Ft.        81.64           93.6%
   26         80.00%         80.00%       1996                          154,742        Sq. Ft.       268.06           96.3%
   27         66.63%         62.37%       1992                            300           Rooms      132,375.00         65.9%
   28         60.00%         60.00%       1970          2006            462,717        Sq. Ft.        84.28           100.0%
   29         79.17%         79.17%       1982          1999            107,338        Sq. Ft.       354.02           87.9%
   30         76.89%         76.89%       1963          1999            101,317        Sq. Ft.       361.24           100.0%
   31         79.35%         79.35%       1986                          154,136        Sq. Ft.       236.80           92.2%
   32         68.05%         65.38%       1996                            230           Units      157,391.30         94.8%
   33         78.01%         65.69%       1989          2005              484           Units       74,302.06         92.8%
   34         79.65%         79.65%       1984          2004            203,000        Sq. Ft.       173.03           100.0%
   35         74.71%         74.71%       1994                            336           Units       96,726.19         92.9%
   36         79.60%         79.60%       2007                            318           Units      100,628.93         55.0%
   37         68.16%         68.16%       1965          2002            104,394        Sq. Ft.       305.57           97.8%
   38         77.95%         70.10%       1999                            384           Units       79,166.67         84.4%
   39         80.00%         80.00%       1992                          168,263        Sq. Ft.       180.67           100.0%
   40         68.31%         68.31%       1980                            554           Units       52,527.08         91.3%
   41         79.72%         79.72%       2000                            400           Units       71,750.00         91.5%
   42         80.00%         80.00%       1997                          99,560         Sq. Ft.       282.04           100.0%
   43         80.00%         80.00%       2000                          94,286         Sq. Ft.       297.18           100.0%
   44         68.34%         57.54%       1974          2006              295           Rooms       93,122.44         75.1%
   45         90.00%         90.00%       1969          2005            143,450        Sq. Ft.       181.94           80.9%
   46         74.29%         69.49%       1984                          276,329        Sq. Ft.        94.09           99.2%
   47         79.26%         73.74%       1968          1996            278,655        Sq. Ft.        91.87           87.2%
   48         74.78%         72.94%       2000                          192,786        Sq. Ft.       132.27           95.4%
   49         73.04%         64.83%       2006                          219,096        Sq. Ft.       114.11           82.0%
   50         74.31%         74.31%       1999                            192           Units      125,781.25         97.1%
   51         78.95%         73.53%       1984                          185,354        Sq. Ft.       129.48           95.4%
   52         80.49%         80.49%       2003                            192           Units      124,088.54         97.8%
   53         79.86%         79.86%       1993                          52,875         Sq. Ft.       425.91           98.8%
   54         77.86%         77.86%       2004                            180           Units      123,055.56         98.2%
   55         80.00%         80.00%       1998          2006              336           Units       65,476.19         93.2%
   56         75.00%         69.49%       2001                            364           Units       59,958.79         92.9%
   57         77.50%         77.50%       1964          1997            109,496        Sq. Ft.       198.18           92.3%
   58         76.09%         76.09%       1960          2006            45,335         Sq. Ft.       463.22           100.0%
   59         73.43%         73.43%       1999                            312           Units       67,307.69         98.4%
   60         79.81%         74.32%       2005                          103,263        Sq. Ft.       200.94           94.0%
   61         79.89%         79.89%       2005                            210           Units       97,904.76         93.8%
   62         51.15%         51.15%       1962          2001            210,426        Sq. Ft.        95.05           78.9%
   63         78.43%         78.43%       2001                            248           Units       80,645.16         94.4%
   64         63.29%         63.29%       2006                            325           Units       61,538.46         95.7%
   65         73.52%         73.52%       2000                          84,652         Sq. Ft.       227.99           100.0%
   66         80.00%         80.00%       1995                          128,898        Sq. Ft.       149.58           100.0%
   67         79.74%         74.17%      Various        1990            182,955        Sq. Ft.       101.12           96.4%
 67.01                                    1988          1990            84,905         Sq. Ft.                        96.5%
 67.02                                    1981          1990            51,843         Sq. Ft.                        100.0%
 67.03                                    1980          1990            22,600         Sq. Ft.                        100.0%
 67.04                                    1980          1990            23,607         Sq. Ft.                        84.9%
   68         76.27%         71.06%       2006                          53,709         Sq. Ft.       335.14           82.2%
   69         77.19%         74.77%       1930          1980              404            Pads       44,554.46         100.0%
   70         79.99%         72.20%       2005                          50,654         Sq. Ft.       348.84           100.0%
   71         75.00%         75.00%       1895          2003            39,236         Sq. Ft.       439.65           100.0%
   72         67.73%         67.73%       1986                          137,095        Sq. Ft.       124.00           93.5%
   73         79.44%         74.21%       1996                          60,000         Sq. Ft.       283.33           100.0%
   74         80.00%         80.00%       1968                            315            Pads       53,333.33         80.6%
   75         82.40%         82.40%       1995                            231           Units       71,341.99         87.9%
   76         80.00%         74.51%       1988                          150,711        Sq. Ft.       108.82           95.6%
   77         79.38%         68.35%       2002                          217,394        Sq. Ft.        75.44           100.0%
   78         64.71%         64.71%       1994                            224           Units       71,500.00         96.4%
   79         73.36%         73.36%       1985                          92,960         Sq. Ft.       168.89           100.0%
   80         70.91%         60.62%       2007                          165,000        Sq. Ft.        94.55           100.0%
   81         68.86%         64.06%       1973          2006              292           Units       51,883.56         91.4%
   82         67.11%         64.58%       1984          2002            90,344         Sq. Ft.       167.14           96.1%
   83         76.14%         68.66%       2000          2007              119           Rooms      126,680.67         86.0%
   84         75.00%         75.00%       1910          2001            70,787         Sq. Ft.       211.90           97.9%
   85         64.72%         64.72%       1995                            192           Units       77,864.58         95.7%
   86         79.33%         67.06%       2005                            142           Rooms      100,000.00         65.1%
   87         78.44%         78.44%       1970                            201           Units       67,860.70         97.0%
   88         74.59%         69.20%       1986          2004              288           Units       47,135.42         96.5%
   89         73.37%         73.37%       1985                          64,648         Sq. Ft.       208.82           85.0%
   90         69.30%         62.50%      Various                          211           Rooms       63,388.63         73.6%
 90.01                                    1997                            121           Rooms                         70.4%
 90.02                                    2000                            90            Rooms                         78.0%
   91         72.65%         72.65%       1987                            224           Units       59,352.68         94.6%
   92         72.13%         72.13%       1997                            192           Units       68,750.00         99.0%
   93         77.64%         77.64%       1998                          36,273         Sq. Ft.       362.25           61.9%
   94         79.25%         79.25%       1976                            128           Units       99,687.50         93.8%
   95         66.36%         66.36%       1968                            76            Units      166,776.32         98.7%
   96         48.68%         48.68%       1992          2006            40,966         Sq. Ft.       305.13           100.0%
   97         74.71%         63.25%       2002                          30,000         Sq. Ft.       405.90           100.0%
   98         78.90%         78.90%       1972                            201           Units       59,701.49         97.5%
   99         77.92%         72.59%       1989                          121,758        Sq. Ft.        98.56           98.9%
  100         78.32%         78.32%       1987                            144           Units       79,951.39         95.8%
  101         64.63%         64.63%       2006                            160           Units       71,906.25         95.4%
  102         80.00%         74.69%       1989                          145,625        Sq. Ft.        78.56           93.4%
  103         63.41%         63.41%       1979                            269           Units       41,486.99         84.4%
  104         79.68%         75.11%       1971          2000              115           Units       97,000.00         93.9%
  105         79.60%         74.18%       2005                            160           Units       67,656.25         84.4%
  106         75.47%         75.47%       1984                            67            Units      149,253.73         95.5%
  107         80.00%         80.00%       1984                          83,192         Sq. Ft.       115.40           96.0%
  108         67.88%         67.88%       1983                            168           Units       55,357.14         94.6%
  109         79.83%         79.83%       2002                            93            Units       98,924.73         93.5%
  110         72.58%         72.58%       2003                            90            Units      100,000.00         94.4%
  111         76.94%         76.94%       1987                          251,613        Sq. Ft.        35.01           77.9%
  112         74.44%         69.17%       1980          2000              253            Pads       34,181.82         91.3%
  113         80.00%         80.00%       1925          2006              155           Units       55,741.94         98.7%
  114         80.00%         71.87%       1973                            296           Units       29,189.19         90.2%
  115         63.70%         53.02%       1967          2005              52            Rooms      165,384.62         63.2%
  116         79.81%         68.73%       2003                          52,000         Sq. Ft.       163.46           100.0%
  117         74.44%         69.17%       1984                            329            Pads       25,379.94         86.0%
  118         65.00%         65.00%       2006                          86,725         Sq. Ft.        95.57           92.2%
  119         80.00%         80.00%       1984                            152           Units       53,684.21         94.7%
  120         77.14%         71.93%       1995                            78            Units      103,846.15         100.0%
  121         78.82%         78.82%       1972          2006              359           Units       22,284.12         90.3%
  122         63.49%         63.49%       2001                          70,070         Sq. Ft.       114.17           100.0%
  123         72.48%         67.49%       1997                          151,000        Sq. Ft.        52.32           100.0%
  124         74.67%         62.75%       1994                            76            Rooms       99,236.40         80.8%
  125         79.79%         79.79%       1960                            178            Pads       42,134.83         100.0%
  126         56.46%         26.08%       1976          2006              202           Rooms       35,775.17         68.6%
  127         69.90%         69.90%       2005                          38,171         Sq. Ft.       188.62           94.7%
  128         79.78%         79.78%       1982                            176           Units       40,568.18         94.3%
  129         76.22%         68.88%       2004                          65,556         Sq. Ft.       108.12           100.0%
  130         79.66%         79.66%       1996                          45,412         Sq. Ft.       155.25           100.0%
  131         67.24%         57.10%       1963          2005            65,000         Sq. Ft.       107.59           100.0%
  132         74.44%         69.17%       1979                            203            Pads       33,261.08         97.5%
  133         71.05%         63.03%       2002                          274,510        Sq. Ft.        24.59           100.0%
  134         80.00%         80.00%       2000                          61,370         Sq. Ft.       105.59           73.0%
  135         78.05%         78.05%       1988                          125,000        Sq. Ft.        51.20           100.0%
  136         78.62%         78.62%       2005                          27,379         Sq. Ft.       228.28           100.0%
  137         47.15%         38.93%      Various       Various          799,039        Sq. Ft.        7.76            100.0%
 137.01                                   1967          1974            154,594        Sq. Ft.                        100.0%
 137.02                                   1975                          150,000        Sq. Ft.                        100.0%
 137.03                                   2004                          150,000        Sq. Ft.                        100.0%
 137.04                                   1978                          148,968        Sq. Ft.                        100.0%
 137.05                                   1968                          96,613         Sq. Ft.                        100.0%
 137.06                                   1975                          98,864         Sq. Ft.                        100.0%
  138         79.40%         66.82%       1979                          78,099         Sq. Ft.        79.30           97.0%
  139         79.43%         79.43%       1988                          93,294         Sq. Ft.        65.38           90.8%
  140         69.16%         58.51%       1995          2007              106           Rooms       56,762.26         65.8%
  141         68.18%         60.23%       1970          2005              125           Units       48,000.00         94.4%
  142         69.19%         69.19%       1977                          28,554         Sq. Ft.       208.38           100.0%
  143         74.89%         57.92%       2005                            66            Rooms       88,506.68         75.4%
  144         79.03%         79.03%       2006                          12,020         Sq. Ft.       485.86           100.0%
  145         79.92%         67.28%       2006                          22,082         Sq. Ft.       264.19           100.0%
  146         41.28%         41.28%       2005                          75,063         Sq. Ft.        77.27           69.2%
  147         79.86%         68.54%       2003                            106           Rooms       54,245.28         62.4%
  148         80.00%         67.63%       2006                          26,833         Sq. Ft.       211.68           100.0%
  149         63.13%         48.92%       2000                            77            Rooms       71,325.02         64.0%
  150         78.57%         78.57%       1981                            130           Units       42,153.85         91.5%
  151         74.58%         74.58%       1994                          40,889         Sq. Ft.       131.33           93.0%
  152         79.25%         66.84%       2006                            104           Units       51,628.94         100.0%
  153         77.68%         72.50%       1989          2005            38,495         Sq. Ft.       139.24           100.0%
  154         79.17%         69.73%       2006                          30,038         Sq. Ft.       173.95           100.0%
  155         76.12%         76.12%       1988                          34,256         Sq. Ft.       148.88           100.0%
  156         58.75%         49.84%       2002          2005              166            Pads       30,120.48         47.6%
  157         58.54%         49.76%       1951          2002            62,678         Sq. Ft.        76.58           100.0%
  158         58.37%         58.37%       2006                          55,500         Sq. Ft.        85.19           100.0%
  159         73.05%         73.05%       1970          2005              34            Units      137,500.00         97.1%
  160         79.56%         67.68%       2002                            70            Rooms       65,309.74         84.4%
  161         75.59%         63.84%       1997                            87            Rooms       52,130.14         62.7%
  162         80.00%         80.00%       2003                          65,477         Sq. Ft.        68.42           100.0%
  163         40.00%         40.00%       2005                          78,715         Sq. Ft.        55.90           83.4%
  164         78.54%         73.50%       1963                            104           Units       42,288.46         98.1%
  165         77.68%         77.68%       1985                          46,590         Sq. Ft.        93.37           100.0%
  166         75.80%         75.80%       1967                            44            Units       96,477.27         93.2%
  167         79.24%         67.01%       2006                          14,564         Sq. Ft.       275.32           100.0%
  168         54.79%         46.95%       1998                            120           Rooms       33,333.33         47.7%
  169         40.00%         40.00%       2005                          68,380         Sq. Ft.        58.50           86.8%
  170         76.00%         76.00%       2004                            24            Units      158,333.33         100.0%
  171         79.79%         79.79%       1998                          10,908         Sq. Ft.       343.78           100.0%
  172         77.78%         71.22%       1978                          50,800         Sq. Ft.        68.90           100.0%
  173         79.55%         74.18%       1998                            54            Units       64,814.81         96.3%
  174         80.00%         80.00%       2006                          13,650         Sq. Ft.       252.01           100.0%
  175         54.74%         54.74%       2006                          26,680         Sq. Ft.       128.84           94.0%
  176         70.83%         59.64%       1988                          96,000         Sq. Ft.        35.42           100.0%
  177         78.68%         66.69%       1996          2006            29,728         Sq. Ft.       111.16           100.0%
  178         41.56%         41.56%       1968          2004            52,485         Sq. Ft.        60.97           64.8%
  179         74.64%         63.31%       1999          2004            27,035         Sq. Ft.       116.52           100.0%
  180         81.89%         73.42%       2005                          10,000         Sq. Ft.       303.00           80.0%
  181         73.45%         68.53%       2005                          14,231         Sq. Ft.       212.92           100.0%
  182         79.71%         75.47%       1971                            185            Pads       14,756.76         100.0%
  183         40.00%         40.00%       2004                          46,585         Sq. Ft.        55.81           85.1%
  184         76.40%         64.96%       1987                          51,950         Sq. Ft.        50.00           84.6%
  185         79.31%         73.95%       2006                           7,574         Sq. Ft.       273.30           100.0%
  186         78.29%         66.18%       1996                          11,325         Sq. Ft.       141.72           100.0%
  187         57.39%         54.94%       1972          1993              80             Pads       19,875.00         86.3%
  188         61.81%         51.88%       1910          1989              31            Units       49,049.81         96.8%
  189         76.32%         71.66%       1988                            53             Pads       25,918.54         96.2%

MORTGAGE
  LOAN       OCCUPANCY                                      MOST RECENT   MOST RECENT    MOST RECENT   MOST RECENT
 NUMBER    "AS OF" DATE         MOST RECENT PERIOD         REVENUES ($)   EXPENSES ($)     NOI ($)       NCF ($)     UW REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1        01/31/07                  2005                 62,415,473     10,479,240     51,936,233    51,881,144     77,789,438
    2        04/01/07               Oct-06 TTM              327,007,470   119,187,137    207,820,430   207,820,429     354,178,858
  2.01       04/01/07               Oct-06 TTM              33,873,597     14,508,771     19,364,825    19,364,825     41,074,705
  2.02       04/01/07               Oct-06 TTM              28,418,173     8,034,399      20,383,775    20,383,775     30,545,603
  2.03       04/01/07               Oct-06 TTM              24,851,252     9,376,395      15,474,857    15,474,857     28,071,027
  2.04       04/01/07               Oct-06 TTM              28,239,791     12,135,536     16,104,255    16,104,255     30,980,759
  2.05       04/01/07               Oct-06 TTM              23,650,430     8,244,888      15,405,541    15,405,541     24,118,681
  2.06       04/01/07               Oct-06 TTM              15,713,099     5,874,901      9,838,199     9,838,198      17,634,675
  2.07       04/01/07               Oct-06 TTM              13,455,754     4,880,754      8,575,097     8,575,097      13,695,876
  2.08       04/01/07               Oct-06 TTM              15,314,056     4,751,796      10,562,260    10,562,260     14,212,550
  2.09       04/01/07               Oct-06 TTM              10,742,669     3,908,408      6,834,261     6,834,261      12,942,281
  2.10       04/01/07               Oct-06 TTM               8,387,241     3,753,307      4,633,934     4,633,934      11,000,543
  2.11       04/03/07               Oct-06 TTM               6,896,599     3,157,440      3,739,160     3,739,160      10,080,811
  2.12       04/01/07               Oct-06 TTM               5,303,800     2,416,168      2,887,632     2,887,632       6,306,620
  2.13       04/01/07               Oct-06 TTM               7,429,280     3,101,959      4,327,320     4,327,320       8,901,737
  2.14       04/01/07               Oct-06 TTM               5,660,488     2,477,344      3,183,144     3,183,144       6,692,458
  2.15       04/01/07               Oct-06 TTM               5,493,256     1,938,481      3,554,775     3,554,775       6,512,906
  2.16       04/01/07               Oct-06 TTM               5,354,835     2,454,415      2,900,420     2,900,420       5,101,921
  2.17       04/01/07               Oct-06 TTM               3,482,935     1,329,274      2,153,661     2,153,661       3,941,992
  2.18       04/01/07               Oct-06 TTM              31,813,392     10,101,895     21,711,497    21,711,497     30,503,227
  2.19       04/01/07               Oct-06 TTM              13,540,261     4,431,668      9,108,594     9,108,594      15,077,516
  2.20       04/01/07               Oct-06 TTM              39,386,562     12,309,339     27,077,224    27,077,224     36,782,970
    3        01/11/07                                                                                                  157,016,346
    4        01/22/07           Year End 12/31/2006         29,869,645     9,736,061      20,133,584    20,133,584     30,562,245
    5        11/10/06                  2006                 238,592,470   126,349,996    112,242,474                   481,725,392
  5.01       11/10/06                  2006                 181,967,659    97,840,141     84,127,518
  5.02       11/10/06                  2006                 56,624,810     28,509,855     28,114,956
    6        04/09/07                  2006                 68,929,000     52,427,000     16,502,000    14,526,000     15,000,000
    7        01/31/07            TTM Feb 06-Jan 07          44,427,477     29,449,064     14,978,413    12,786,996     48,206,970
    8        12/29/06               TTM 02/2007             36,732,454     24,134,025     12,598,429    10,761,807     39,392,369
  8.01       12/29/06               TTM 02/2007             24,804,546     17,829,982     6,974,564     5,734,337      26,107,662
  8.02       12/29/06               TTM 02/2007             11,927,908     6,304,043      5,623,865     5,027,470      13,284,707
    9        12/29/06               TTM 02/2007             33,910,367     20,735,043     13,175,324    11,435,653     36,939,737
  9.01       12/29/06               TTM 02/2007              6,085,926     3,595,540      2,490,386     2,186,090       6,631,928
  9.02       12/29/06               TTM 02/2007              5,328,475     3,203,665      2,124,810     1,858,386       5,925,391
  9.03       12/29/06               TTM 02/2007              4,415,402     2,373,543      2,041,859     1,776,936       4,836,949
  9.04       12/29/06               TTM 02/2007              6,092,506     3,915,018      2,177,488     1,872,862       6,430,510
  9.05       12/29/06               TTM 02/2007              3,798,900     2,149,535      1,649,365     1,459,420       4,062,458
  9.06       12/29/06               TTM 02/2007              3,924,213     2,302,371      1,621,842     1,425,632       4,327,308
  9.07       12/29/06               TTM 02/2007              4,264,945     3,195,371      1,069,574      856,327        4,725,193
   10        02/01/07                  2006                 13,291,427     3,629,519      9,661,908     9,606,430      15,471,634
   11        04/01/07     3 Months Annualized 12/31/2006     9,759,646     3,064,898      6,694,747     6,694,747      14,278,954
  11.01      04/01/07
  11.02      04/01/07
  11.03      04/01/07
  11.04      04/01/07
  11.05      04/01/07
  11.06      04/01/07
  11.07      04/01/07
  11.08      04/01/07
  11.09      04/01/07
  11.10      04/01/07
  11.11      04/01/07
  11.12      04/01/07
  11.13      04/01/07
  11.14      04/01/07
  11.15      04/01/07
  11.16      04/01/07
  11.17      04/01/07
  11.18      04/01/07
  11.19      04/01/07
  11.20      04/01/07
  11.21      04/01/07
  11.22      04/01/07
  11.23      04/01/07
  11.24      04/01/07
  11.25      04/01/07
  11.26      04/01/07
  11.27      04/01/07
  11.28      04/01/07
  11.29      04/01/07
   12        12/29/06               TTM 02/2007             31,870,813     19,449,089     12,421,724    10,828,182     34,391,067
  12.01      12/29/06               TTM 02/2007              9,599,679     5,037,977      4,561,702     4,081,718      10,234,281
  12.02      12/29/06               TTM 02/2007              6,585,560     4,201,329      2,384,231     2,054,953       7,339,318
  12.03      12/29/06               TTM 02/2007              5,749,672     3,317,803      2,431,869     2,144,385       6,119,979
  12.04      12/29/06               TTM 02/2007              5,223,290     2,976,730      2,246,560     1,985,395       5,587,481
  12.05      12/29/06               TTM 02/2007              4,712,612     3,915,250       797,362       561,731        5,110,008
   13        04/06/07           In Place at Closing         16,870,102     8,507,761      8,362,341     7,476,644      18,032,382
  13.01      04/06/07           In Place at Closing          9,906,765     4,888,894      5,017,871     4,579,532      11,069,045
  13.02      04/06/07           In Place at Closing          6,963,337     3,618,867      3,344,470     2,897,112       6,963,337
   14        02/20/07               2/20/07 RR               9,259,978     3,461,315      5,798,663     5,661,263      10,268,634
   15        12/31/06             T12 Thru 12/06            52,054,000     42,043,000     10,011,000    10,011,000     54,399,610
   16        03/31/07               12/31/2006               7,965,929     3,189,730      4,776,199     4,598,566       9,138,981
   17        04/12/07           In Place at Closing          6,746,226     2,933,125      3,813,101     3,660,262       8,209,642
   18        01/01/07                  2006                  9,401,230     4,816,849      4,584,381     4,074,855      12,153,179
   19        03/01/07                  2006                  5,371,777     2,045,841      3,325,936     3,151,473       6,156,264
  19.01      03/01/07                  2006                   993,411       294,603        698,808       648,502        1,107,789
  19.02      03/01/07                  2006                   744,648       260,472        484,176       457,935         955,060
  19.03      03/01/07                  2006                   805,162       198,568        606,594       598,823         755,224
  19.04      03/01/07                  2006                   615,509       158,678        456,831       450,831         607,627
  19.05      03/01/07                  2006                   591,654       146,838        444,816       407,850         562,975
  19.06      03/01/07                  2006                   353,047       123,968        229,079       222,209         526,414
  19.07      03/01/07                  2006                   204,131       340,129        -135,998      -152,559        535,472
  19.08      03/01/07                  2006                   509,833       192,083        317,750       302,723         509,362
  19.09      03/01/07                  2006                   554,382       330,503        223,879       215,159         596,342
   20        03/08/07             2006 (Oct. Ann)            5,571,028     1,375,511      4,195,517     4,109,392       5,835,941
   21        03/01/07                  2006                  6,599,158     4,075,287      2,523,871     2,468,965       6,870,908
   22        03/15/07         T 12 Through 2/28/2007         4,367,508     1,168,423      3,199,085     3,199,085       4,552,212
   23        01/21/07                                                                                                   7,380,821
   24        02/01/07                                                                                                   5,006,186
   25        04/15/07                                                                                                   8,383,672
   26        01/03/07                  2006                  3,933,145     1,283,195      2,649,950     2,626,739       3,990,051
   27        12/31/06                  2006                 14,982,036     10,863,949     4,118,087     3,368,985      15,772,248
   28        02/01/07                                                                                                   4,160,000
   29        12/31/06                  2006                  3,482,680     1,584,974      1,897,706     1,865,505       3,820,675
   30        11/28/06             1/06-8/06 Ann.             3,967,102     1,461,883      2,505,219     2,484,956       4,340,299
   31        03/01/07                In-Place                3,626,572      926,743       2,699,829     2,662,837       3,691,570
   32        02/28/07         T-12 through 2/28/2007         4,289,209     1,730,098      2,559,111     2,559,111       4,360,548
   33        02/28/07                  2006                  5,022,610     2,135,589      2,887,021     2,790,221       5,300,941
   34        02/16/07                                                                                                   2,669,115
   35        03/01/07         T 12 Through 1/31/2007         4,025,405     1,730,992      2,294,414     2,294,414       4,245,015
   36        03/13/07                                                                                                   4,037,262
   37        01/19/07                2006 Ann.               3,484,492     1,205,010      2,279,482     2,253,384       3,879,359
   38        03/16/07                  2006                  3,943,515     1,089,851      2,853,664     2,757,664       4,040,592
   39        03/23/07                  2006                  3,359,954     1,292,315      2,067,639     2,047,447       3,682,415
   40        02/12/07           Year End 12/31/2006          3,888,948     1,966,099      1,922,849     1,922,849       4,549,303
   41        02/01/07                  2006                  4,632,856     2,258,531      2,374,325     2,294,325       4,687,469
   42        01/03/07                  2006                  2,658,490      802,770       1,855,720     1,840,786       2,913,159
   43        01/03/07                  2006                  2,371,567      784,038       1,587,529     1,573,386       2,817,959
   44        01/31/07                   T12                 11,510,595     8,713,546      2,797,049     2,335,933      11,865,589
   45        02/01/07      7 Months Annualized 7/31/2006     2,997,264     1,412,813      1,584,451     1,584,451       3,346,107
   46        03/01/07                  2006                  4,377,946     1,408,379      2,969,567     2,914,301       4,283,601
   47        03/20/07                  2006                  5,121,212     2,610,106      2,511,106     2,447,015       5,136,507
   48        03/15/07                Year One                4,072,078     1,504,963      2,567,115     2,538,197       3,722,155
   49        03/22/07                                                                                                   2,875,233
   50        01/31/07                  2006                  3,178,469     1,147,240      2,031,229     1,942,489       3,087,624
   51        12/31/06                  2006                  3,748,336     1,584,740      2,163,596     2,132,225       3,822,038
   52        01/31/07                  2006                  3,513,408     1,544,205      1,969,203     1,879,155       3,499,039
   53        02/28/07                  2006                  2,039,253      478,936       1,560,317     1,546,041       2,255,328
   54        01/31/07                  2006                  3,574,134     1,844,415      1,729,719     1,643,918       3,566,950
   55        02/16/07              T3 Thru 1/07              3,102,788     1,446,739      1,656,049     1,572,049       3,102,658
   56        03/16/07                  2006                  3,414,193     1,937,435      1,476,758     1,394,494       3,604,172
   57        03/05/07                  2006                  2,154,084      854,992       1,299,092     1,263,080       2,820,710
   58        04/01/07                                                                                                   1,930,430
   59        03/02/07         T 12 Through 1/31/2007         3,046,190     1,272,948      1,773,242     1,773,242       3,096,863
   60        03/26/07                  2006                  1,383,973      318,940       1,065,033     1,055,137       2,080,799
   61        04/17/07                                                                                                   2,513,310
   62        02/14/07                  2006                  3,082,574     1,461,056      1,621,517     1,600,991       3,670,126
   63        02/11/07       2007 Annualized 01/31/2007       2,695,256     1,333,456      1,361,800     1,206,360       2,645,710
   64        03/21/07             T-3 Mos Jan-07             3,746,920     1,553,024      2,193,896     2,128,896       3,621,767
   65        05/01/07               12/31/2006               2,371,438      682,946       1,688,492     1,688,492       2,362,216
   66        01/03/07                  2006                  2,021,136      638,709       1,382,427     1,363,093       2,038,854
   67         Various               2006 (Ann.)              3,497,204     1,341,703      2,155,501     2,109,774       3,212,303
  67.01      04/19/07               2006 (Ann.)              1,721,224      585,344       1,135,880     1,114,666       1,477,860
  67.02      04/19/07               2006 (Ann.)               963,279       452,262        511,017       498,056        1,005,174
  67.03      04/17/07               2006 (Ann.)               400,492        92,502        307,990       302,340         335,794
  67.04      04/19/07               2006 (Ann.)               412,209       211,595        200,614       194,712         393,475
   68        04/24/07           In Place at Closing          1,773,818      573,850       1,199,968     1,136,656       2,155,681
   69        05/01/07         T-12 through 03/31/2007        2,800,787      749,379       2,051,408     2,051,408       2,829,848
   70        05/01/07                                                                                                   2,049,567
   71        09/13/06                                                                                                   1,973,508
   72        03/31/07               12/31/2006               2,766,600     1,482,321      1,284,279     1,284,170       2,993,707
   73        05/01/07               12/31/2006               1,506,864      322,030       1,184,834     1,182,483       1,568,187
   74        04/19/07           Year End 12/31/2006          1,710,603      678,072       1,032,531     1,032,531       2,214,450
   75        12/31/06                  2006                  2,347,772     1,161,851      1,185,921     1,124,013       2,562,903
   76        12/31/06           2006 Annlized 8/06           2,481,660      791,091       1,690,569     1,667,962       2,377,652
   77        02/02/07                  2006                  1,906,940      584,709       1,322,231     1,300,491       1,878,284
   78        01/29/07              T-3 Jan 2007              2,608,720     1,129,460      1,479,260     1,445,660       2,662,378
   79        02/28/07               12/31/2006               2,250,051      753,541       1,496,510     1,496,510       2,126,023
   80        05/01/07                                                                                                   2,061,676
   81        03/07/07         T-12 through 02/28/2007        2,608,813     1,600,587      1,008,226     1,008,226       2,644,520
   82        04/12/07                In-place                1,913,169      576,672       1,336,497     1,269,123       1,933,690
   83        11/30/06         T-12 through 11/30/2006        4,188,555     2,510,018      1,678,537     1,651,607       4,313,880
   84        04/19/07                  2006                  1,786,298      623,073       1,163,225     1,149,572       1,896,793
   85        03/12/07               FY 2006 Jul              2,851,810     1,433,340      1,418,470     1,360,870       3,083,533
   86        03/31/07         T 12 Through 2/28/2007         5,281,043     3,623,477      1,657,565     1,657,565       5,391,566
   87        03/15/07         T 12 Through 2/28/2007         1,495,222      554,030        941,192       900,992        1,581,515
   88        03/20/07               T-3 Feb-07               2,082,064      800,148       1,281,916     1,217,116       2,113,088
   89        02/28/07               12/31/2006               1,715,654      593,298       1,122,356     1,122,356       1,543,574
   90         Various                 Various                5,094,673     3,559,239      1,535,434     1,527,316       5,247,155
  90.01      11/30/06         T-12 through 11/30/2006        2,772,237     1,946,271       825,966       825,966        2,855,026
  90.02      10/31/06         T-12 through 10/31/2006        2,322,436     1,612,968       709,468       701,350        2,392,129
   91        01/10/07           Year End 12/31/2006          1,697,232      704,550        992,682       992,682        1,764,510
   92        01/30/07      8 Months Annualized 1/31/2007     1,757,333      533,160       1,224,172     1,224,172       1,794,752
   93        01/03/07                  2006                  1,154,863      389,480        765,383       759,942         824,807
   94        02/20/07           Year End 12/31/2006          1,519,533      428,843       1,090,690     1,090,690       1,597,212
   95        01/16/07           Year End 12/31/2006          1,464,560      500,655        963,905       963,905        1,513,902
   96        02/28/07                                                                                                   1,930,809
   97        01/29/07                  2006                  1,600,342      345,536       1,254,806     1,226,038       1,707,380
   98        01/18/07         T 12 Through 1/31/2007         1,524,774      582,650        942,124       942,124        1,540,665
   99        09/01/06                                                                                                   1,609,073
   100       01/10/07           Year End 12/31/2006          1,354,581      533,844        820,737       820,737        1,443,116
   101       03/09/07               T-3 1/2006               2,336,880      828,540       1,508,340     1,470,900       2,236,922
   102       01/01/07                  2006                  1,488,031      381,638       1,106,393     1,084,549       1,567,023
   103       04/02/07     3 Months Annualized 10/31/2006     1,573,552      909,032        664,520       664,520        1,921,381
   104       02/12/07           Year End 12/31/2006          1,131,810      484,415        647,395       647,395        1,503,669
   105       03/12/07       2007 Annualized 01/30/2007       1,360,854      737,610        623,244       623,244        1,423,090
   106       04/15/07           Year End 12/31/2006          1,028,872      474,332        554,540       554,540        1,120,089
   107       03/01/07               2006 Actual              1,493,485      842,490        650,995       630,197        1,647,779
   108       02/12/07      3 Months Annualized 2/28/2007     1,337,952      693,933        644,018       644,018        1,471,700
   109       02/28/07                  2006                  1,138,957      455,442        683,515       660,265        1,201,000
   110       03/22/07                  2006                  1,098,906      374,514        724,392       701,892        1,111,050
   111       11/01/06                  2005                  1,827,675      587,287       1,240,388     1,202,646       1,672,259
   112       02/28/07         T-12 through 2/28/2007          895,156       215,769        679,387       679,387         888,248
   113       04/01/07                  2006                  1,101,479      501,436        600,043       564,548        1,133,048
   114       03/07/07         T 12 Through 2/28/2007         1,765,041      953,669        811,372       811,372        1,817,824
   115       02/28/07         T-12 through 2/28/2007         2,268,095     1,330,328       937,767       869,724        2,258,502
   116       02/02/07                  2006                  1,081,982      382,550        699,432       694,232        1,070,053
   117       02/28/07         T-12 through 2/28/2007          629,817       212,907        629,817       629,817         836,507
   118       01/01/07                                                                                                   1,138,474
   119       12/28/06     3 Months Annualized 10/31/2006     1,178,084      694,072        484,012       484,012        1,169,034
   120       02/28/07           T-12 (ending 1/07)           1,128,193      381,396        746,797       701,089        1,093,072
   121       02/25/07           T6 (ending Feb 07)           1,786,356     1,023,566       762,790       673,040        1,802,480
   122       01/08/07                  2006                  1,071,172      387,587        683,585       676,578        1,160,962
   123       03/19/07            01/07 Annualized             949,962       147,183        802,779       780,129         849,663
   124       12/31/06           T-12 (ending 12/06)          2,071,028     1,161,635       909,393       826,552        2,066,627
   125       02/16/07           Year End 12/31/2006           889,492       492,066        397,426       397,426         966,935
   126       12/31/06               TTM - 12/06              4,622,274     3,269,238      1,353,036     1,353,036       4,576,017
   127       02/28/07                                                                                                    893,230
   128       02/28/07                  2006                  1,284,275      733,920        550,355       506,355        1,268,570
   129       05/01/07                                                                                                    956,535
   130       02/01/07                  2006                  1,131,164      504,511        626,653       614,392        1,111,258
   131       05/01/07                                                                                                    837,464
   132       02/28/07         T-12 through 2/28/2007          693,510       179,544        513,966       513,966         682,268
   133       05/01/07                                                                                                    959,648
   134       03/04/07        Jan 07 - TR 6 annualized         790,236       370,176        420,060       420,060         821,551
   135       03/23/07                                                                                                    470,250
   136       01/08/07                                                                                                    645,205
   137       03/19/07                                                                                                   1,418,293
 137.01      03/19/07                                                                                                    304,351
 137.02      03/19/07                                                                                                    276,981
 137.03      03/19/07                                                                                                    233,646
 137.04      03/19/07                                                                                                    240,961
 137.05      03/19/07                                                                                                    178,195
 137.06      03/19/07                                                                                                    184,159
   138       03/26/07                  2006                   763,372       214,788        548,584       540,774         854,171
   139       03/12/07                  2006                   888,988       347,238        541,750       526,823         939,511
   140       01/31/07         T-12 through 01/31/2007        2,315,147     1,488,103       827,044       734,438        2,314,827
   141       02/06/07      3 Months Annualized 1/31/2007      983,196       466,832        516,364       516,364         980,499
   142       03/12/07           Year End 12/31/2006           690,588       218,794        471,794       471,794         720,440
   143       01/31/07         T-12 through 1/31/2007         2,048,265     1,059,292       988,973       988,973        2,038,767
   144       01/16/07                                                                                                    531,195
   145       02/02/07                                                                                                    796,811
   146       01/17/07                  2006                   433,959       534,757        -100,798      -100,798       1,431,785
   147       01/31/07         T-12 through 1/31/2007         1,931,088     1,344,126       586,962       586,962        1,931,053
   148       03/29/07                                                                                                    687,843
   149       11/30/06                 FY 2006                1,889,639     1,118,225       771,414       694,320        1,908,109
   150       01/01/07                  2006                  1,068,074      632,772        435,302       402,802        1,090,426
   151       10/01/06         T 12 Through 9/30/2006          866,008       400,059        465,949       465,949         875,116
   152       02/14/07                                                                                                    741,300
   153       08/23/06               12/31/2006                554,879        89,170        465,709       465,709         628,451
   154       03/01/07                                                                                                    464,799
   155       03/23/07                  2006                   742,329       275,877        466,452       452,064         710,915
   156       02/27/07         T-12 through 02/28/2007        1,284,072      692,095        591,977       591,977        1,284,274
   157       05/01/07               12/31/2006                441,502       117,882        323,620       323,620         674,245
   158       01/08/07      9 Months Annualized 9/30/2006      703,006       235,625        467,380       467,380         734,057
   159       01/16/07           Year End 12/31/2006           459,455       164,277        295,178       295,178         575,206
   160       12/31/06                  2006                  1,636,934     1,086,371       550,563       485,086        1,585,596
   161       12/31/06               12/31/2006               1,723,572     1,174,232       549,341       479,734        1,726,918
   162       03/08/07                                                                                                    496,602
   163       01/17/07                  2006                   665,684       357,097        308,587       308,587         915,274
   164       02/21/07           Year End 12/31/2006           862,028       453,242        408,786       408,786         865,997
   165       04/10/07          T 2 Through 2/28/2007          754,146       408,618        345,528       345,528         722,236
   166       02/16/07           Year End 12/31/2006           513,393       205,303        308,090       308,090         520,735
   167       05/01/07                                                                                                    382,704
   168       01/31/07         T 12 Through 1/31/2007         1,474,023     1,061,759       412,264       412,264        1,502,538
   169       01/17/07                  2006                   840,162       331,556        508,606       508,606         908,596
   170       02/01/07           Year End 12/31/2006           395,622        99,048        296,574       296,574         394,827
   171       02/27/07                  2006                   296,152                      296,152       295,061         287,044
   172       02/21/07              Thru 1/31/07               473,714       161,359        312,355       302,703         507,172
   173       02/01/07                                                                                                    540,778
   174       03/31/07                                                                                                    388,242
   175       11/28/06                                                                                                    574,988
   176       02/20/07                  2006                   518,049        90,673        427,376       417,776         484,206
   177       04/23/07                                                                                                    370,229
   178       01/17/07                  2006                   485,826       393,289         92,537        92,537         734,309
   179       04/01/07         T-12 through 3/31/2007          872,554       505,281        367,273       367,273         849,790
   180       01/08/07                                                                                                    332,918
   181       03/21/07                  2006                   291,533        91,315        200,218       198,772         353,429
   182       01/19/07           Year End 12/31/2007           498,445       240,500        257,945       257,945         482,804
   183       01/17/07                  2006                   560,002       277,175        282,827       282,827         637,846
   184       02/01/07               12/31/2006                437,170       176,380        260,790       252,997         437,170
   185       03/31/07                                                                                                    238,686
   186       03/06/07                                                                                                    157,197
   187       03/01/07         T-12 through 2/28/2007          226,380        60,570        165,810       165,810         226,200
   188       01/31/07           Year End 12/31/2006           277,512       107,486        170,026       170,026         314,675
   189       01/31/07           Year End 12/31/2006           176,228        38,718        137,510       137,510         181,260

MORTGAGE                       UW NET
  LOAN                        OPERATING        UW NET
 NUMBER    UW EXPENSES ($)   INCOME ($)    CASH FLOW ($)    LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------

   1          13,349,014     64,440,424      64,298,257     Ernst & Young LLP
   2         112,315,490     241,811,107    198,354,435     Various
  2.01        14,894,479     26,180,226      25,307,068     Fulbright & Jaworski
  2.02        7,021,511      23,524,092      22,263,095     GSA - Department of Defense
  2.03        8,301,024      19,770,003      18,616,234     Wells Fargo Bank NA
  2.04        12,711,966     18,268,793      17,388,129     Commodity Future
  2.05        7,495,676      16,623,006      15,469,519     Booz Allen Hamilton
  2.06        5,634,675      11,838,738      11,014,878     Infospace
  2.07        4,460,723       9,235,154      8,370,682      Expedia
  2.08        4,356,452       9,856,098      9,183,434      HDR Engineering
  2.09        3,754,953       9,187,329      8,466,919      US Bank National
  2.10        3,398,937       7,701,606      7,127,979      DHS - GS-11B-01687
  2.11        2,814,064       7,266,746      6,801,602      SunTrust Bank
  2.12        2,302,082       4,004,538      3,555,517      Fiserv Seattle
  2.13        3,370,195       5,531,542      5,225,760      GSA-Department of Justice
  2.14        2,332,365       4,360,093      3,898,128      High Tech Institute
  2.15        1,854,476       4,667,430      4,199,874      XO Communications
  2.16        2,523,180       2,578,741      2,376,221      New York Times
  2.17        1,323,042       2,618,950      2,352,485      Serena Software
  2.18        8,733,694      21,769,534      8,066,030      College Entrance Exam
  2.19        3,851,100      11,226,415      5,900,879      BAE Systems
  2.20        11,180,896     25,602,074      12,770,003     Perkins Coie
   3          38,399,113     118,617,233    114,381,673     Citibank N.A.
   4          10,212,867     20,349,377      19,771,637     The Gap
   5         145,569,012     336,156,380    333,909,980
  5.01
  5.02
   6                         15,000,000      15,000,000     H.E. Grand Cypress (guaranteed by Global Hyatt Corporation)
   7          31,111,238     17,095,732      14,685,383
   8          23,914,730     15,477,639      13,508,020
  8.01        17,394,973      8,712,689      7,407,306
  8.02        6,519,756       6,764,950      6,100,715
   9          20,857,270     16,082,467      14,187,111
  9.01        3,573,780       3,058,148      2,726,551
  9.02        3,229,450       2,695,940      2,399,671
  9.03        2,258,811       2,578,137      2,287,920
  9.04        3,787,956       2,642,555      2,321,029
  9.05        2,226,161       1,836,297      1,633,174
  9.06        2,435,384       1,891,925      1,675,559
  9.07        3,345,728       1,379,466      1,143,206
   10         5,035,467      10,436,167      10,293,106     Bank of America
   11         2,899,474      11,379,480      11,379,480     Various
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19                                                      Sparky's Diner
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26                                                      Zaki Mokhemer
 11.27
 11.28
 11.29
   12         19,890,367     14,500,701      12,781,147
 12.01        5,120,857       5,113,425      4,601,711
 12.02        4,281,693       3,057,624      2,690,659
 12.03        3,388,051       2,731,928      2,425,929
 12.04        2,982,830       2,604,652      2,325,278
 12.05        4,116,937        993,072        737,571
   13         8,542,629       9,489,752      8,604,056      Various
 13.01        4,923,762       6,145,283      5,706,944      Shaw Facilities, Inc.
 13.02        3,618,867       3,344,470      2,897,112      Boars Head Provisions
   14         3,483,279       6,785,355      6,647,955
   15         45,017,473      9,382,138      7,750,149
   16         3,247,637       5,891,344      5,831,094
   17         2,977,027       5,232,615      5,086,065      Costco
   18         7,658,580       4,494,598      4,300,663      N.Y. Physicians P.C.
   19         2,006,857       4,149,407      3,653,200      Various
 19.01         295,056         812,734        702,727       IBIS Technology Corporation
 19.02         259,503         695,557        634,652       Siemens Real Estate
 19.03         192,168         563,057        495,065       Medtronic, Inc.
 19.04         166,483         441,144        390,928       Medtronic, Inc.
 19.05         137,213         425,761        357,235       Shawmut Advertising, Inc.
 19.06         138,523         387,891        360,066       Osram Sylvania Products, Inc.
 19.07         355,365         180,106        148,621       Amphenol PCD, Inc.
 19.08         178,294         331,068        290,880       American Renal Associates
 19.09         284,252         312,089        273,026       TUV America, Inc.
   20         1,621,699       4,214,242      3,970,280      Home Depot
   21         2,976,686       3,894,222      3,576,330      HUD
   22         1,190,806       3,361,406      3,275,006
   23         3,312,850       4,067,971      3,895,796      BCBS of DE., Inc.
   24         1,417,254       3,588,932      3,498,682
   25         2,657,932       5,725,740      5,458,947      Belk
   26         1,135,334       2,854,717      2,694,507      CVS
   27         11,253,424      4,518,823      3,887,933
   28           83,200        4,076,800      4,076,800      FMC Technologies
   29         1,549,035       2,271,640      2,173,465      Hudson Cook LLP
   30         1,471,439       2,868,860      2,716,428      Federal Insurance Company
   31          928,508        2,763,062      2,726,070      SMIL
   32         1,728,795       2,631,752      2,574,252
   33         2,192,021       3,108,920      3,012,120
   34           26,691        2,642,424      2,531,789      Toll Brothers, Inc.
   35         1,777,164       2,467,851      2,400,651
   36         1,232,443       2,804,819      2,741,219
   37         1,183,817       2,695,542      2,508,911      Communications International Union
   38         1,342,154       2,698,438      2,602,438
   39         1,453,533       2,228,881      2,083,921      Ralphs
   40         2,015,208       2,534,095      2,415,539
   41         2,234,296       2,453,173      2,373,173
   42          755,984        2,157,175      2,085,267      Barnes & Noble Inc.
   43          764,764        2,053,195      1,957,309      Circuit City
   44         8,847,416       3,018,173      2,543,550
   45         1,402,771       1,943,336      1,831,766      Whittier Hospital Medical Center
   46         1,367,639       2,915,962      2,805,507      Duke University Health System PRMO Group
   47         2,490,538       2,645,969      2,348,036      NASDAQ, Inc.
   48         1,415,114       2,307,041      2,278,123      Inovis, Inc.
   49          583,031        2,292,202      2,263,932      Wal-Mart Supercenter
   50         1,136,001       1,951,623      1,862,882
   51         1,685,036       2,137,002      2,012,108      Third Millennium Communications
   52         1,599,690       1,899,349      1,809,301
   53          626,744        1,628,584      1,565,932      Coldwell Banker Residential Brokerage
   54         1,826,918       1,740,032      1,654,231
   55         1,526,411       1,576,247      1,492,247
   56         1,779,203       1,824,969      1,742,705
   57          874,960        1,945,750      1,778,840      Seneca One Finanice, Inc.
   58          534,884        1,395,547      1,377,658      Health Insurance Plan of Greater NY
   59         1,306,582       1,790,281      1,727,881
   60          366,059        1,714,740      1,661,474      Harris Teeter, Inc.
   61          852,414        1,660,896      1,618,896
   62         1,538,797       2,131,329      1,747,929      Wachovia Bank National Association
   63          995,792        1,649,918      1,600,318
   64         1,610,658       2,011,109      1,946,109
   65          692,753        1,669,462      1,532,055      General Dynamics
   66          595,578        1,443,276      1,413,969      Dick's Sporting Goods, Inc.
   67         1,400,583       1,811,720      1,568,326      Various
 67.01         614,677         863,183        750,879       Anheuser Busch
 67.02         437,292         567,882        493,591       Anheuser Busch
 67.03          92,805         242,989        215,539       St. John's Mercy Medical Center
 67.04         255,809         137,666        108,317       Meier New Life Clinic
   68          585,305        1,570,376      1,507,063      Raymonds Village Grill
   69          805,143        2,024,705      2,004,505
   70          410,241        1,639,326      1,581,674      Sonic Fremont, Inc.
   71          561,150        1,412,358      1,361,940      Washington DC Convention & Tourism Corp
   72         1,519,880       1,473,827      1,285,842      SRDS, Inc.
   73          335,317        1,232,870      1,217,277      ShopRite
   74          774,616        1,439,835      1,423,985
   75         1,209,804       1,353,099      1,291,191
   76          856,504        1,521,148      1,384,141      Risk Placement Service, Inc.
   77          444,107        1,434,177      1,412,438      GSA
   78         1,219,218       1,443,159      1,409,559
   79          862,707        1,263,316      1,115,677      Inforeliance Corporation
   80          392,038        1,669,638      1,598,887      Don's Cold Storage
   81         1,348,690       1,295,830      1,222,830
   82          577,938        1,355,753      1,288,823      Guitar Center Stores, Inc.
   83         2,582,800       1,731,080      1,515,386
   84          626,614        1,270,179      1,178,892      EMI Strategic Marketing
   85         1,503,473       1,580,060      1,522,460
   86         3,714,436       1,677,129      1,461,467
   87          549,829        1,031,686       991,486
   88          847,866        1,265,221      1,200,421
   89          638,855         904,719        820,146       Vance International, Inc.
   90         3,732,900       1,514,255      1,251,896
 90.01        2,018,274        836,752        694,000
 90.02        1,714,626        677,503        557,896
   91          717,392        1,047,118       991,118
   92          562,350        1,232,402      1,194,002
   93          321,884         502,923        469,089       Hallmark Creations
   94          637,909         959,303        927,303
   95          517,756         996,146        977,146
   96           38,616        1,892,193      1,883,999      Dataside, LLC
   97          554,283        1,153,097      1,124,329
   98          559,985         980,680        930,430
   99          455,702        1,153,371      1,080,576      Citizens Property Insurance
  100          541,146         901,970        865,970
  101         1,097,907       1,139,015      1,101,575
  102          450,605        1,116,418       985,431       Big Lots
  103          834,916        1,086,464      1,032,664
  104          560,395         943,274        943,274
  105          558,010         865,080        833,080
  106          395,489         724,600        711,200
  107          916,415         731,364        672,148       Realtors Association
  108          656,173         815,527        773,527
  109          440,801         760,199        736,949
  110          367,879         743,171        720,671
  111          685,128         987,131        857,560       Seessel's
  112          171,362         716,886        706,806
  113          502,175         630,873        595,378
  114          976,782         841,042        767,042
  115         1,361,764        896,739        806,398
  116          326,393         743,660        738,460       United States Government, Department of Homeland Security
  117          170,867         665,640        652,440
  118          383,979         754,495        726,978       Ross Dress for Less
  119          501,983         667,051        629,051
  120          365,661         727,411        681,703
  121         1,070,638        731,842        642,092
  122          399,719         761,243        721,067       Publix
  123          141,404         708,259        658,485       BACE Manufacturing, Inc.
  124         1,204,094        862,534        779,869
  125          401,110         565,825        556,925
  126         3,369,631       1,206,386      1,023,345
  127          196,572         696,658        651,081       Fuddruckers
  128          687,929         580,642        536,642
  129          254,803         701,732        659,206       Gander Mountain
  130          502,686         608,572        573,932       Quello Clinic
  131          198,923         638,541        611,802       Liber Chocolate & Food Co., Inc.
  132          157,473         524,796        516,676
  133          206,839         752,809        684,181       Stribling Packaging, Inc
  134          385,589         435,963        429,825
  135                          470,250        470,250       Meadowland Parkway Associates
  136          110,255         534,950        530,843       CVS
  137          324,027        1,094,267       949,372       Baldwin Transfer
 137.01         91,570         212,780        195,775       Baldwin Transfer
 137.02         69,559         207,422        162,422       Baldwin Transfer
 137.03         37,607         196,039        151,039       Baldwin Transfer
 137.04         33,171         207,790        191,404       Baldwin Transfer
 137.05         44,586         133,609        122,981       Baldwin Transfer
 137.06         47,533         136,626        125,751       Baldwin Transfer
  138          259,496         594,676        523,562       Food Lion
  139          364,005         575,506        513,951       AccuTronics
  140         1,515,157        799,670        707,077
  141          422,065         558,434        527,184
  142          216,682         503,757        479,487       China Palace
  143         1,164,638        874,129        792,578
  144           79,273         451,922        438,895       Wachovia Bank (Ground Lease)
  145          257,543         539,268        537,060       GSA-DHS
  146          608,911         822,873        815,361
  147         1,327,479        603,574        526,331
  148          188,976         498,867        495,781       FBI
  149         1,180,754        727,355        650,425
  150          587,413         503,013        470,513
  151          360,669         514,447        480,179       McStain
  152          262,239         479,061        453,061
  153          116,808         511,643        489,015       Happy Harry's
  154           4,648          460,151        442,699       Best Buy
  155          266,720         444,195        396,484       City of Los Angeles - LAPD
  156          743,466         540,808        532,508
  157          180,552         493,692        470,782       National Compressor Exchange of New York, Inc.
  158          195,862         538,195        508,833       Bed Bath & Beyond
  159          205,749         369,456        360,956
  160         1,088,058        497,538        434,114
  161         1,214,656        512,262        426,134
  162          103,757         392,845        369,672       Dupage County election commission
  163          371,150         544,124        534,084
  164          445,489         420,508        394,508
  165          306,845         415,390        368,148       State of Florida Department of Revenue
  166          184,491         336,244        325,244
  167           11,481         371,223        357,096       Rite Aid
  168         1,040,324        462,214        402,112
  169          317,903         590,694        583,855
  170          104,057         290,770        284,770
  171           2,870          284,174        283,083       CVS
  172          188,386         318,786        298,315       Danial Casabona
  173          245,289         295,489        281,989
  174          111,071         277,172        256,642       Radio Shack
  175          163,780         411,209        391,900       Anna's Linens
  176          102,091         382,115        338,343       Shed Manufacturing, Inc.
  177           65,729         304,499        285,685       Dollar Tree
  178          390,277         344,032        337,307
  179          528,517         321,273        287,605       Bull Creek Restaurant
  180           70,817         262,101        252,621       Jack-n-Grill Mexican Restaurant
  181           87,239         266,191        256,611       Regions Bank
  182          239,060         243,744        234,344
  183          279,377         358,469        354,839
  184          194,039         243,131        235,339
  185           55,014         183,672        175,401       Nancy McEachern & Frank Turner
  186           3,144          154,053        152,354       Rite Aid
  187           96,548         129,652        125,652
  188          138,940         175,735        167,985
  189           46,445         134,815        131,847

MORTGAGE                                                         LARGEST     LARGEST
  LOAN                       LARGEST TENANT                       TENANT      TENANT
 NUMBER                          SQ. FT.                         % OF NRA   EXP. DATE
-----------------------------------------------------------------------------------------

   1                            1,064,939                         96.66%    05/30/2022
   2                             Various                         Various     Various
  2.01                           127,804                          18.84%    06/30/2015
  2.02                           549,317                          60.75%     Multiple
                                                                              Spaces
  2.03                           188,141                          19.93%     Multiple
                                                                              Spaces
  2.04                           161,785                          22.74%    09/30/2015
  2.05                           714,237                          97.68%     Multiple
                                                                              Spaces
  2.06                           130,826                          27.60%    02/28/2013
  2.07                           265,713                          57.37%    09/30/2009
  2.08                           54,290                           11.66%    12/31/2012
  2.09                           45,784                           9.80%     12/31/2013
  2.10                           72,591                           24.65%     Multiple
                                                                              Spaces
  2.11                           59,533                           18.06%     Multiple
                                                                              Spaces
  2.12                           36,940                           14.71%    07/31/2008
  2.13                           69,524                           42.41%    01/31/2008
  2.14                           31,244                           11.25%    06/30/2014
  2.15                           167,495                          77.38%    11/30/2007
  2.16                           22,145                           21.54%    12/31/2009
  2.17                           28,803                           19.34%    01/31/2012
  2.18                           70,834                           9.27%     09/30/2009
  2.19                           73,300                           19.25%    05/31/2014
  2.20                           285,716                          26.48%     Multiple
                                                                              Spaces
   3                             365,070                          25.11%    08/31/2014
   4                             17,510                           4.58%     01/31/2010
   5
  5.01
  5.02
   6       750 Rooms / 689,469 Sq. Ft. (Improved Collateral) /   100.00%    04/09/2037
                 1,480,169 Sq. Ft. (Land & Improvements)
   7
   8
  8.01
  8.02
   9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
   10                            18,862                           5.10%     09/29/2011
   11                            Various                         Various     Various
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19                            2,135                           61.53%       MTM
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26                            4,400                           67.69%    02/28/2011
 11.27
 11.28
 11.29
   12
 12.01
 12.02
 12.03
 12.04
 12.05
   13                            Various                         Various     Various
 13.01                           238,248                          50.15%    04/30/2016
 13.02                           40,362                           16.21%    02/28/2013
   14
   15
   16
   17                            144,758                          41.83%    04/12/2032
   18                            18,000                           12.52%    06/30/2011
   19                            Various                         Various     Various
 19.01                           31,920                           31.73%    06/30/2011
 19.02                           100,928                         100.00%    08/31/2016
 19.03                           77,712                          100.00%    10/31/2009
 19.04                           60,000                          100.00%    10/31/2009
 19.05                           21,953                           36.23%    08/31/2012
 19.06                           68,700                          100.00%    08/31/2016
 19.07                           22,318                           37.73%    03/31/2012
 19.08                           18,893                           57.83%    06/30/2011
 19.09                           15,252                           36.73%    09/11/2007
   20                            102,250                          24.93%    01/31/2013
   21                            87,613                           31.91%    03/19/2013
   22
   23                            160,848                          57.90%    10/01/2017
   24
   25                            96,240                           17.31%    03/24/2024
   26                            49,998                           32.31%    01/31/2016
   27
   28                            462,717                         100.00%    03/31/2022
   29                            12,383                           11.54%    02/29/2016
   30                            13,161                           12.99%    01/31/2016
   31                            30,318                           19.67%    02/28/2017
   32
   33
   34                            203,000                         100.00%    10/31/2019
   35
   36
   37                            18,871                           18.08%    01/31/2008
   38
   39                            44,035                           26.17%    09/10/2012
   40
   41
   42                            30,149                           30.28%    01/31/2013
   43                            32,900                           34.89%    01/31/2016
   44
   45                            11,127                           7.76%     04/30/2009
   46                            106,998                          38.72%    06/30/2010
   47                            46,794                           16.79%    07/31/2008
   48                            53,501                           27.75%    10/31/2014
   49                            173,190                          79.05%    10/17/2026
   50
   51                            21,683                           11.70%    03/31/2010
   52
   53                             5,051                           9.55%     09/30/2007
   54
   55
   56
   57                            16,979                           15.51%    08/31/2008
   58                            25,529                           56.31%    10/31/2010
   59
   60                            48,756                           47.22%    09/20/2025
   61
   62                            77,598                           36.88%    05/31/2008
   63
   64
   65                            84,652                          100.00%    02/28/2011
   66                            70,000                           54.31%    09/30/2018
   67                            Various                         Various     Various
 67.01                           69,026                           81.30%    02/29/2012
 67.02                           36,921                           71.22%       MTM
 67.03                           22,600                          100.00%    05/31/2011
 67.04                            4,208                           17.83%    03/31/2008
   68                             4,389                           8.17%     12/31/2016
   69
   70                            50,654                          100.00%    12/31/2021
   71                            17,362                           44.25%    01/31/2016
   72                            36,981                           26.97%    12/31/2014
   73                            60,000                          100.00%    06/30/2022
   74
   75
   76                            21,522                           14.28%    04/30/2012
   77                            217,394                         100.00%    06/30/2022
   78
   79                            19,495                           20.97%    07/31/2009
   80                            165,000                         100.00%    02/25/2022
   81
   82                            15,140                           16.76%    10/31/2015
   83
   84                            11,911                           16.83%    03/31/2011
   85
   86
   87
   88
   89                            41,968                           64.92%    04/30/2012
   90
 90.01
 90.02
   91
   92
   93                             5,600                           15.44%    02/28/2010
   94
   95
   96                            40,966                          100.00%    03/31/2016
   97
   98
   99                            57,402                           47.14%     Multiple
                                                                              Spaces
  100
  101
  102                            29,000                           19.91%    07/31/2008
  103
  104
  105
  106
  107                            11,897                           14.30%    11/30/2008
  108
  109
  110
  111                            53,700                           21.34%    04/30/2010
  112
  113
  114
  115
  116                            52,000                          100.00%    07/28/2023
  117
  118                            30,187                           34.81%    01/31/2017
  119
  120
  121
  122                            44,270                           63.18%    07/31/2021
  123                            151,000                         100.00%    04/30/2012
  124
  125
  126
  127                             4,203                           11.01%    10/31/2016
  128
  129                            65,556                          100.00%    09/30/2019
  130                            27,831                           61.29%    10/31/2016
  131                            65,000                          100.00%    03/30/2022
  132
  133                            274,510                         100.00%    02/28/2022
  134
  135                            125,000                         100.00%    12/31/2009
  136                            13,796                           50.39%    01/30/2028
  137                            Various                         Various     Various
 137.01                          154,594                         100.00%    11/30/2021
 137.02                          150,000                         100.00%    11/30/2021
 137.03                          150,000                         100.00%    07/31/2019
 137.04                          148,968                         100.00%    11/30/2021
 137.05                          96,613                          100.00%    11/30/2021
 137.06                          98,864                          100.00%    11/30/2021
  138                            29,000                           37.13%    11/01/2014
  139                            19,123                           20.50%    06/30/2010
  140
  141
  142                             4,200                           14.71%    12/31/2008
  143
  144                             4,000                           33.28%    08/31/2026
  145                            22,082                          100.00%    07/31/2020
  146
  147
  148                            26,833                          100.00%    02/08/2021
  149
  150
  151                            25,722                           62.91%    11/07/2014
  152
  153                            12,000                           31.17%    08/31/2022
  154                            30,038                          100.00%    01/31/2018
  155                             4,480                           13.08%       MTM
  156
  157                            51,278                           81.81%    06/30/2028
  158                            23,000                           41.44%    01/31/2016
  159
  160
  161
  162                            28,414                           43.40%    09/30/2007
  163
  164
  165                            21,139                           45.37%    12/31/2010
  166
  167                            14,564                          100.00%    07/31/2026
  168
  169
  170
  171                            10,908                          100.00%    09/03/2018
  172                             3,335                           6.56%     12/31/2007
  173
  174                             2,432                           17.82%    01/31/2012
  175                             8,050                           30.17%    05/02/2016
  176                            38,400                           40.00%    01/31/2010
  177                             8,000                           26.91%    09/30/2011
  178
  179                             5,200                           19.23%    03/31/2010
  180                             4,000                           40.00%    06/26/2016
  181                             4,000                           28.11%    03/31/2015
  182
  183
  184
  185                             1,898                           25.06%    01/31/2012
  186                            11,325                          100.00%    05/31/2017
  187
  188
  189

                                                    2ND         2ND             2ND
MORTGAGE                                          LARGEST     LARGEST         LARGEST
  LOAN                                             TENANT      TENANT          TENANT
 NUMBER    2ND LARGEST TENANT NAME                SQ. FT.     % OF NRA       EXP. DATE
-----------------------------------------------------------------------------------------

    1      Red Lobster                             14,513      1.32%         05/31/2013
    2      Various                                Various     Various         Various
  2.01     Shearman & Sterling                    114,431      16.87%     Multiple Spaces
  2.02     Polk GSA                               354,909      39.25%     Multiple Spaces
  2.03     King County                             98,017      10.38%        07/31/2007
  2.04     Jackson & Campbell                      44,309      6.23%         05/31/2010
  2.05     Northern VA Family Sv                   3,500       0.48%         12/31/2007
  2.06     Keybank National Association           103,701      21.88%        07/31/2010
  2.07     Sierra Entertainment                   128,040      27.64%        02/28/2010
  2.08     Oracle USA                              30,735      6.60%         03/31/2009
  2.09     Business Service Center                 35,759      7.66%         03/31/2009
  2.10     GSA - GS-11B-01808                      47,198      16.03%        02/28/2011
  2.11     HQ Global Workplaces                    21,410      6.49%         03/31/2011
  2.12     Orrtax Software                         33,411      13.31%        09/30/2013
  2.13     American Hospital Association           39,492      24.09%        08/31/2014
  2.14     John L Scott Real Estate Servi          26,683      9.61%         04/30/2014
  2.15     Stanley Martin                          28,906      13.35%        01/31/2016
  2.16     Jones Lang Lasalle                      17,970      17.48%     Multiple Spaces
  2.17     Barclay Dean                            13,148      8.83%         08/31/2012
  2.18     Pfizer, Inc.                            62,974      8.24%         09/30/2009
  2.19     Federal Network Systems                 42,802      11.24%        11/30/2008
  2.20     Washington Mutual Bank                 181,103      16.78%        12/31/2010
    3      Orrick, Herrington & Sutcliffe         239,464      16.47%        03/31/2010
    4      H & M                                   15,283      4.00%         10/31/2011
    5
  5.01
  5.02
    6
    7
    8
  8.01
  8.02
    9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
   10      Kattan Diamonds                         5,789       1.57%         09/30/2016
   11      Various                                Various     Various         Various
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
  11.09
  11.10
  11.11
  11.12
  11.13
  11.14
  11.15
  11.16
  11.17
  11.18
  11.19    Just Deserts                            1,345       38.76%        06/30/2007
  11.20
  11.21
  11.22
  11.23
  11.24
  11.25
  11.26    Turtle Towe Restaurant                  2,100       32.31%           MTM
  11.27
  11.28
  11.29
   12
  12.01
  12.02
  12.03
  12.04
  12.05
   13      Various                                Various     Various         Various
  13.01    First Citizen's Bank                    64,802      13.64%        10/31/2036
  13.02    Wachovia Bank                           30,198      12.13%        08/31/2013
   14
   15
   16
   17      Marshalls & Homegoods                   55,671      16.09%        10/31/2016
   18      Seville Watch Corporation               11,500      8.00%         05/31/2017
   19      Various                                Various     Various         Various
  19.01    Advanced Photographics, Inc.            12,258      12.18%        02/28/2008
  19.02
  19.03
  19.04
  19.05    Axcellis Technologies, Inc.             19,300      31.85%        07/31/2009
  19.06
  19.07    CP Media, Inc.                          12,000      20.29%        12/31/2010
  19.08    Applied Materials, Inc.                 11,456      35.07%        02/28/2008
  19.09    Selective Micro Technologies, Inc.      8,231       19.82%        06/30/2011
   20      Conn's Appliances (Ground Lease)        50,255      12.25%        02/28/2018
   21      GSA, SSA                                74,615      27.18%     Multiple Spaces
   22
   23      Unicare Life & Health Insurance         31,648      11.39%        03/31/2015
   24
   25      Kohl's                                  88,408      15.90%        01/31/2025
   26      Michael's Store                         24,107      15.58%        02/28/2009
   27
   28
   29      Farr Miller & Washington                8,628       8.04%         03/31/2013
   30      Liquidity Services, Inc.                13,161      12.99%        01/31/2013
   31      Scottsdale Healthcare Realty            15,288      9.92%         10/31/2013
   32
   33
   34
   35
   36
   37      Change to Win                           9,052       8.67%      Multiple Spaces
   38
   39      CVS                                     21,402      12.72%        09/30/2012
   40
   41
   42      Petsmart Inc.                           27,972      28.10%        01/31/2018
   43      Thomasville Home Furnishings            15,425      16.36%        03/31/2012
   44
   45      First Team Real Estate                  10,742      7.49%         10/31/2011
   46      Qualex, Inc.                            98,603      35.68%        02/28/2009
   47      Gartner Group, Inc.                     45,695      16.40%        11/30/2010
   48      Certegy                                 49,059      25.45%        03/31/2012
   49      El Maguey Restaurant                    3,483       1.59%         04/30/2012
   50
   51      Third Millennium Healthcare             15,232      8.22%         05/31/2011
   52
   53      California Pizza Kitchen                5,000       9.46%         06/30/2012
   54
   55
   56
   57      Rock Bottom Restaurants, Inc.           12,953      11.83%        06/30/2011
   58      HSBC Bank USA                           19,806      43.69%        03/31/2017
   59
   60      Long & Foster Real Estate, Inc.         6,552       6.34%         05/31/2011
   61
   62      HR America                              13,556      6.44%      Multiple Spaces
   63
   64
   65
   66      Best Buy                                46,812      36.32%        01/31/2018
   67      Various                                Various     Various         Various
  67.01    Delta Dental                            9,201       10.84%        11/30/2008
  67.02    Schmersahl, Treloar & Co., P.C.         10,120      19.52%        04/30/2010
  67.03
  67.04    World Mortgage Company                  3,968       16.81%        02/28/2010
   68      Citibank                                3,984       7.42%         10/31/2016
   69
   70
   71      Commerce Bank                           10,300      26.25%        12/31/2027
   72      General Services Admin                  14,725      10.74%        09/20/2015
   73
   74
   75
   76      Strayer University, Inc.                13,629      9.04%         10/31/2015
   77
   78
   79      Chadwick Washington                     14,414      15.51%        01/31/2013
   80
   81
   82      Beverages & More, Inc.                  14,240      15.76%        11/30/2016
   83
   84      Beecher Carlson Holdings, Inc.          7,345       10.38%        03/31/2013
   85
   86
   87
   88
   89      General Dynamics AIS                    7,625       11.79%        12/31/2007
   90
  90.01
  90.02
   91
   92
   93      Modern Woman/Charming Shoppes           4,660       12.85%        04/30/2009
   94
   95
   96
   97
   98
   99      Washington Mutual                       18,630      15.30%        06/30/2009
   100
   101
   102     Triad Fitness Group Northwest, LLC      28,973      19.90%        05/31/2016
   103
   104
   105
   106
   107     Humana Medical Plan                     11,684      14.04%        07/31/2008
   108
   109
   110
   111     Memphis Furniture Showroom              50,000      19.87%        07/31/2010
   112
   113
   114
   115
   116
   117
   118     Bed Bath & Beyond                       23,000      26.52%        01/31/2017
   119
   120
   121
   122     Beef O'Brady's                          4,000       5.71%         03/31/2008
   123
   124
   125
   126
   127     Rug Decor                               3,999       10.48%        05/31/2011
   128
   129
   130     Suburban Radiology                      4,629       10.19%        10/31/2011
   131
   132
   133
   134
   135
   136     Perkins Eastman Architects              10,909      39.84%        12/31/2018
   137
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06
   138     USPS                                    15,660      20.05%        04/19/2011
   139     MaxCam Corp                             10,178      10.91%        10/12/2009
   140
   141
   142     Video Depot                             3,574       12.52%        12/31/2007
   143
   144     Sugar Land Uniforms                     3,315       27.58%        01/31/2012
   145
   146
   147
   148
   149
   150
   151     Holcim                                  7,247       17.72%        12/31/2010
   152
   153     Dollar Tree                             10,000      25.98%        04/30/2011
   154
   155     Timothy Larson                          3,335       9.74%         01/31/2009
   156
   157     National Brand Coffee Service, Inc.     11,400      18.19%        06/30/2011
   158     Best Buy                                20,000      36.04%        01/31/2016
   159
   160
   161
   162     Norandex Distribution Inc.              14,511      22.16%        11/30/2008
   163
   164
   165     Center for Independent Living Inc.      5,227       11.22%        09/30/2013
   166
   167
   168
   169
   170
   171
   172     Angel Leonardo Estralla                 1,805       3.55%         02/28/2007
   173
   174     AZP Inc d/b/a Jang                      1,976       14.48%        12/14/2011
   175     Buffalo Wild Wings                      5,614       21.04%        05/31/2016
   176     Community Alternatives, Inc.            28,200      29.38%        12/31/2009
   177     CATO                                    5,200       17.49%        01/31/2012
   178
   179     Waterloo Restaurant                     4,999       18.49%        10/31/2010
   180     Heidi's Deli                            2,000       20.00%        12/31/2025
   181     Cingular Wireless                       1,600       11.24%        11/30/2011
   182
   183
   184
   185     Suiyen He                               1,800       23.77%        07/31/2011
   186
   187
   188
   189

                                                                         3RD       3RD            3RD
MORTGAGE                                                               LARGEST   LARGEST        LARGEST
  LOAN                                                                 TENANT     TENANT        TENANT
 NUMBER    3RD LARGEST TENANT NAME                                     SQ. FT.   % OF NRA      EXP. DATE
-----------------------------------------------------------------------------------------------------------

   1       Disney Store                                                11,600     1.05%       11/30/2018
   2       Various                                                     Various   Various        Various
  2.01     Edison Electric Institute                                   76,793     11.32%      07/31/2015
  2.02
  2.03     Moss Adams                                                  93,582     9.91%     Multiple Spaces
  2.04     AT&T Corp.                                                  40,254     5.66%     Multiple Spaces
  2.05     YK and Wang                                                  2,800     0.38%       10/31/2011
  2.06     Symetra Finacial Corporation                                71,531     15.09%      07/31/2015
  2.07     American Family Mutual Insuran                              28,223     6.09%     Multiple Spaces
  2.08     Cisco Systems                                               28,058     6.02%       02/28/2013
  2.09     Wells Fargo Bank NA                                         24,608     5.27%     Multiple Spaces
  2.10     EADS                                                        37,018     12.57%      08/31/2014
  2.11     GSA-VA201                                                   21,214     6.43%       08/31/2013
  2.12     Great American Insurance                                    24,770     9.87%       12/31/2009
  2.13     National Retail Federation                                  26,752     16.32%      03/31/2014
  2.14     Peacehealth                                                 25,881     9.32%       03/31/2014
  2.15     Akamai Technologies                                         15,511     7.17%       05/31/2011
  2.16     Constantine Cannon                                          12,550     12.21%      03/31/2008
  2.17     National Medical Management                                 12,681     8.51%       07/31/2008
  2.18     National Amusements                                         51,511     6.74%       02/28/2011
  2.19     BBN Technologies                                            41,031     10.78%      11/30/2010
  2.20     Davis Wright Tremaine                                       169,533    15.71%      12/31/2018
   3       Fulbright & Jaworski L.L.P.                                 139,177    9.57%       12/31/2016
   4       Express - Men                                               13,441     3.52%       01/31/2014
   5
  5.01
  5.02
   6
   7
   8
  8.01
  8.02
   9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
   10      Oro King                                                     5,522     1.49%     Multiple Spaces
   11
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
   12
 12.01
 12.02
 12.03
 12.04
 12.05
   13      Various                                                     Various   Various        Various
 13.01     HDR Engineering, Inc.                                       33,314     7.01%       04/30/2009
 13.02     Paine Webber                                                19,672     7.90%       04/30/2010
   14
   15
   16
   17      Stein Mart                                                  36,000     10.40%      11/30/2016
   18      Tom Jones Inc. D.b.a. Searle                                11,250     7.82%       03/31/2019
   19      Various                                                     Various   Various        Various
 19.01     Publishers Circulation Fulfillment, Inc.                    11,300     11.23%      11/30/2011
 19.02
 19.03
 19.04
 19.05     Advanced Ion Beam Technology, Inc.                          10,847     17.90%      06/30/2010
 19.06
 19.07
 19.08     Audiovox, Inc.                                               2,320     7.10%       03/31/2010
 19.09     eAppraiseIT, LLC                                             7,040     16.95%      07/31/2011
   20      Babies R Us                                                 41,462     10.11%      01/31/2014
   21      Arbinet-the exchange                                        16,089     5.86%       07/31/2008
   22
   23      Smith, Katzenstein & Furlow                                 15,857     5.71%       04/30/2010
   24
   25      Sports Authority / Oshman's                                 34,920     6.28%       01/31/2015
   26      Staples the Office Superstore East                          23,907     15.45%      01/31/2011
   27
   28
   29      Abu Dhabi International                                      7,219     6.73%       03/31/2013
   30      Americans for Tax Reforms                                   12,998     12.83%      10/31/2009
   31      Phoenix Diagnostic Imaging                                   6,024     3.91%       03/01/2008
   32
   33
   34
   35
   36
   37      Get Active Software, Inc.                                    8,474     8.12%     Multiple Spaces
   38
   39      Pacific Auto Spa                                            11,000     6.54%       05/31/2025
   40
   41
   42      Loehmann's Inc.                                             25,000     25.11%      05/31/2012
   43      Moorestown Party City, LLC                                  11,681     12.39%      03/31/2012
   44
   45      Bergman Medical Group                                        9,397     6.55%       12/31/2009
   46      Duke University                                             42,080     15.23%      05/31/2009
   47      General Reinsurance Corp.                                   42,125     15.12%      08/31/2017
   48      Information Global Solutions, Inc                           21,377     11.09%      01/31/2010
   49      Eyemart Express                                              2,982     1.36%       03/31/2012
   50
   51      Georgia Advocacy                                             9,353     5.05%       10/31/2010
   52
   53      Pacific Coast Grill                                          4,759     9.00%       07/31/2010
   54
   55
   56
   57      Riorey, Inc.                                                 8,120     7.42%       04/30/2011
   58
   59
   60      Sun Trust Bank                                               4,300     4.16%       11/30/2026
   61
   62      ColeJenest & Stone, PA                                      10,220     4.86%       03/31/2011
   63
   64
   65
   66      Chick-Fil-A                                                  4,200     3.26%       10/31/2017
   67      Various                                                     Various   Various        Various
 67.01     Preferred Resource Network                                   3,726     4.39%       09/30/2011
 67.02     Law Offices of Steven M., LLC                                3,651     7.04%       08/31/2012
 67.03
 67.04     Ryder Truck Rental, Inc.                                     3,033     12.85%      12/31/2007
   68      Grandes Bella Cucina                                         3,901     7.26%       02/28/2012
   69
   70
   71      Anderson Pitts                                               5,787     14.75%      11/30/2015
   72      Chicago Sweeteners, Inc.                                    12,614     9.20%       08/21/2015
   73
   74
   75
   76      Alltel Publishing Corporation aka Windstream Yellow Pages   13,231     8.78%       10/31/2007
   77
   78
   79      Leros Technologies Corporation                              11,406     12.27%      09/30/2011
   80
   81
   82      DD Car, Inc.                                                 8,873     9.82%       02/28/2010
   83
   84      Fay, Spofford & Thorndike                                    4,426     6.25%       10/31/2009
   85
   86
   87
   88
   89      Sun Trust Mortgage, Inc.                                     5,351     8.28%       12/31/2009
   90
 90.01
 90.02
   91
   92
   93      Jos A Bank Clothiers Inc.                                    3,980     10.97%      01/31/2009
   94
   95
   96
   97
   98
   99      AmTrak                                                       7,314     6.01%       09/30/2010
  100
  101
  102      Tuesday Morning                                             22,027     15.13%      07/15/2012
  103
  104
  105
  106
  107      Bomar Industries                                             9,150     11.00%      10/31/2011
  108
  109
  110
  111      Winchester VIII Theater                                     23,904     9.50%       07/31/2009
  112
  113
  114
  115
  116
  117
  118      Petsmart                                                    20,071     23.14%      05/30/2016
  119
  120
  121
  122      Washington Mutual Bank                                       3,600     5.14%       11/30/2011
  123
  124
  125
  126
  127      Papa's Pizza                                                 3,232     8.47%       04/30/2011
  128
  129
  130      Minnesota Sport and Spine                                    4,166     9.17%       11/30/2011
  131
  132
  133
  134
  135
  136      Dunkin Donuts                                                2,674     9.77%       12/31/2018
  137
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06
  138      Family Dollar                                                8,450     10.82%      12/31/2007
  139      EPIEN Medical                                                7,591     8.14%       05/31/2009
  140
  141
  142      Radio Shack                                                  2,700     9.46%       11/09/2008
  143
  144      Starbuck's                                                   1,730     14.39%      09/30/2016
  145
  146
  147
  148
  149
  150
  151      CoBiz Bank                                                   5,065     12.39%      11/07/2009
  152
  153      Slim-Z, LLC                                                  8,495     22.07%      12/31/2022
  154
  155      Bowker and Roth Property Services, Inc.                      2,508     7.32%       06/30/2007
  156
  157
  158      Dollar Tree                                                 12,500     22.52%      08/31/2015
  159
  160
  161
  162      Midwest Envelopes                                           11,622     17.75%      02/29/2008
  163
  164
  165      State of Florida Department of Lottery                       4,100     8.80%       12/31/2007
  166
  167
  168
  169
  170
  171
  172      Maintenance Storage Bay                                      1,685     3.32%       12/31/2008
  173
  174      Fiji Corp                                                    1,900     13.92%      12/14/2011
  175      Dots Fashions                                                4,000     14.99%      05/31/2011
  176      Harbour Graphics, Inc.                                      10,200     10.63%      02/28/2019
  177      Hibbbett Sports                                              5,000     16.82%      10/31/2011
  178
  179      Chase Carpets                                                4,763     17.62%      10/31/2009
  180      Anthony's Pizza & Pasta                                      2,000     20.00%      07/15/2013
  181      Citi Financial                                               1,600     11.24%      04/30/2010
  182
  183
  184
  185      H&R Block Enterprises                                        1,380     18.22%      04/30/2011
  186
  187
  188
  189

MORTGAGE
  LOAN                              LARGEST AFFILIATED SPONSOR FLAG
 NUMBER      LOCKBOX       (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)
------------------------------------------------------------------------------

    1         Day 1                          Allan V. Rose
    2         Day 1
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
    3         Day 1
    4         Day 1
    5         Day 1        Tishman Speyer and BlackRock Realty Advisors, Inc.
  5.01
  5.02
    6         Day 1
    7         Day 1
    8         Day 1
  8.01
  8.02
    9         Day 1
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
   10         Day 1
   11         Day 1
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
  11.09
  11.10
  11.11
  11.12
  11.13
  11.14
  11.15
  11.16
  11.17
  11.18
  11.19
  11.20
  11.21
  11.22
  11.23
  11.24
  11.25
  11.26
  11.27
  11.28
  11.29
   12         Day 1
  12.01
  12.02
  12.03
  12.04
  12.05
   13         Day 1
  13.01
  13.02
   14
   15
   16       Springing
   17
   18
   19
  19.01
  19.02
  19.03
  19.04
  19.05
  19.06
  19.07
  19.08
  19.09
   20       Springing
   21         Day 1
   22
   23
   24
   25       Springing
   26
   27
   28         Day 1
   29
   30
   31       Springing
   32
   33
   34
   35
   36
   37
   38
   39
   40         Day 1
   41
   42
   43
   44
   45         Day 1
   46       Springing
   47         Day 1
   48       Springing
   49
   50
   51
   52
   53
   54
   55
   56       Springing
   57         Day 1
   58         Day 1
   59
   60
   61
   62
   63
   64
   65         Day 1
   66
   67
  67.01
  67.02
  67.03
  67.04
   68
   69       Springing
   70         Day 1
   71         Day 1
   72         Day 1
   73         Day 1
   74
   75
   76
   77
   78         Day 1
   79         Day 1
   80
   81
   82
   83         Day 1
   84
   85         Day 1
   86         Day 1
   87
   88       Springing
   89         Day 1
   90         Day 1
  90.01
  90.02
   91         Day 1
   92
   93
   94         Day 1
   95
   96       Springing
   97
   98
   99
   100        Day 1
   101        Day 1
   102
   103      Springing
   104      Springing
   105
   106      Springing
   107
   108        Day 1
   109
   110
   111      Springing
   112      Springing
   113
   114
   115      Springing
   116
   117      Springing
   118      Springing
   119
   120
   121
   122
   123        Day 1
   124
   125
   126
   127
   128
   129        Day 1
   130
   131        Day 1
   132      Springing
   133        Day 1
   134
   135
   136
   137
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06
   138
   139
   140        Day 1
   141
   142      Springing
   143        Day 1
   144
   145
   146
   147        Day 1
   148      Springing
   149
   150
   151        Day 1
   152
   153        Day 1
   154      Springing
   155
   156      Springing
   157        Day 1
   158      Springing
   159
   160
   161        Day 1
   162
   163
   164
   165        Day 1
   166        Day 1
   167      Springing
   168
   169
   170
   171
   172
   173
   174
   175
   176
   177
   178
   179
   180
   181
   182
   183
   184      Springing
   185
   186        Day 1
   187
   188
   189

See "DESCRIPTION OF THE MORTGAGED POOL-Additional Mortgage Loan Information" in
the prospectus supplement.

(1)   Four Mortgage Loans (loan numbers 1, 2, 3, and 5) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date
      Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan.

(2)   The Peter Cooper Village & Stuyvesant Town Loan (loan number 5) is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to this
      Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios,
      DSC Ratio and Cut-Off Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage
      Loan and the related pari passu companion loan, but not any related future pari passu companion loan.

(3)   With respect to the Hyatt Regency Grand Cypress Loan (loan number 6), the mortgaged property consists of 750 rooms, 689,469 square feet of improved collateral and, 1,480,169 square feet of land and improvements.

(4)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See
      "DESCRIPTION OF THE MORTGAGE POOL-Additional Mortgage Loan Information"
      and "RISK FACTORS-Risks Relating to Net Cash Flow" and "-Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(5)   With respect to the Central Texas Marketplace Loan (loan number 25), the
      Borrower and the Guarantor guarantees $6,335,310, or 59% the full purchase earn-out amount of $10,737,814. In the event that the full purchase earn-out amount is not paid to Seller by April 10, 2009, the Borrower shall pay down the loan by 59% of the remaining purchase earn-out plus any applicable yield maintenance penalty.

(6)   With respect to Peters Pond RV Resort Loan (loan number 69), the Occupancy
      Rate is equal to the seasonal occupancy as determined in the related appraisal report and the Occupancy "as of" Date is the Cut-Off Date for
      such loan.

(7)   With respect to the Pinetree Park ROC Loan (loan number 74), 50% of the proceeds from additional share sales can be used to pay down the loan. The first $1,500,000 in proceeds from additional share sales will be exempt from paying down the loan. If more than 10% of the loan amount is prepaid, a yield maintenance charge will apply.

(8)   The interest rate with respect to the Northridge Promenade Shopping Center
      Loan (loan number 82) varies during the term of the Mortgage Loan. See
      "DESCRIPTION OF THE MORTGAGE POOL-Additional Mortgage Loan Information" in
      the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

                          ANNEX A-2                                 CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE       LOAN
  LOAN         GROUP        LOAN
 NUMBER       NUMBER       SELLER    PROPERTY NAME                                     PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

    5            2        Wachovia   Peter Cooper Village & Stuyvesant Town Pool (2)   Various
  5.01                               Stuyvesant Town                                   317 Avenue C (General Management Office);
                                                                                       Various Others
                                     Deregulated - Stuyvesant Town
                                     Stabilized - Stuyvesant Town

  5.02                               Peter Cooper Village                              4 Peter Cooper Road (Security Office);
                                                                                       Various Others
                                     Deregulated - Peter Cooper Village
                                     Stabilized - Peter Cooper Village

   11            1         Nomura    Lembi Pool                                        Various
  11.01                              300 Buchanan Street                               300 Buchanan Street
  11.02                              536 Leavenworth Street                            536 Leavenworth Street
  11.03                              210-218 Church Street                             210-218 Church Street
  11.04                              1405 Franklin Street                              1405 Franklin Street
  11.05                              610 Leavenworth Street                            610 Leavenworth Street
  11.06                              350 Judah Street                                  350 Judah Street
  11.07                              2080 Gough Street                                 2080 Gough Street
  11.08                              455 Hyde Street                                   455 Hyde Street
  11.09                              1035 Sutter Street                                1035 Sutter Street
  11.10                              969 Bush Street                                   969 Bush Street
  11.11                              345 Fulton Street                                 345 Fulton Street
  11.12                              516 Ellis Street                                  516 Ellis Street
  11.13                              721 Geary Street                                  721 Geary Street
  11.14                              11 Dolores Street                                 11 Dolores Street
  11.15                              2335 Larkin Street                                2335 Larkin Street
  11.16                              3875 18th Street                                  3875 18th Street
  11.17                              1025 Sutter Street                                1025 Sutter Street
  11.18                              828 Jones Street                                  828 Jones Street
  11.20                              735 O'Farrell Street                              735 O'Farrell Street
  11.21                              2337-2339 Market Street                           2337-2339 Market Street
  11.22                              635 Ellis Street                                  635 Ellis Street
  11.23                              215-219 Church Street                             215-219 Church Street
  11.24                              1385 Kansas Street                                1385 Kansas Street
  11.25                              747 Ellis Street                                  747 Ellis Street
  11.27                              601 Larkin Street                                 601 Larkin Street
  11.28                              1520-1524 Geneva Avenue                           1520-1524 Geneva Avenue
  11.29                              1199 DeHaro Street                                1199 DeHaro Street
   14            2        Wachovia   City Heights Apartment Homes                      209 South Westmoreland Avenue
   16            2        Barclays   Clinton Manor                                     535 West 51st Street & 540 West 52nd Street
   22            2         Nomura    Addison at Swift Creek Apartments                 4100 Lonas Parkway
   24            2        Wachovia   Park Place Apartments                             675 Town Center Drive
   32            2        Barclays   Jacobs Woods                                      100 Jacobs Hall Lane
   33            2        Wachovia   The Overlook at St. Thomas Apartments             6800 Steeprun Road
   35            2         Nomura    Marquis at Caprock Canyon                         4411 Spicewood Springs
   36            2        Wachovia   Regent Apartments                                 2750 Millerville Road
   38            2        Wachovia   Colonial Grande at Promenade                      2400 Central Parkway
   40            2         Nomura    Wynn Palms Apartments                             3756, 3800 & 3880 Wynn Road
   41            2        Wachovia   Main Street Village Apartments I&II               5504 Town Center Drive
   50            2        Wachovia   University Crescent Student Apartments            4500 Burbank Drive
   52            2        Wachovia   The Summit                                        1801 Monks Avenue
   54            2        Wachovia   University Oaks Student Housing                   21 National Guard Road
   55            2        Wachovia   Royal Saint Moritz Apartments                     2050 Grayson Drive
   56            2        Wachovia   Vineyard Springs Apartments                       18200 Blanco Springs Road
   59            2         Nomura    Marquis at Carmel Commons Apartments              6818 Northbury Lane
   61            2        Wachovia   The Depot Apartments                              555 Elm Street
   63            2        Barclays   Oaks at Broad River                               100 Riverchase Boulevard
   64            2        Wachovia   Walker Ranch Apartments                           14500 Blanco Road
   69            1        Barclays   Peters Pond RV Resort                             185 Cotuit Road
   74            2         Nomura    Pinetree Park ROC                                 1333 NW 3rd Street
   75            2        Wachovia   Vista Pointe at the Valley Apartments             701 Cowboys Parkway
   78            2        Wachovia   The Marquis at Quarry Apartments                  384 Treeline Park
   81            2        Barclays   Deerpath On The Lake                              10200 North Armenia Avenue
   85            2        Wachovia   Crossing Place                                    301 Lippencott Street
   87            2         Nomura    Bremner Woods II Apartments                       4501 Sprenkle Lane
   88            2        Wachovia   Springfield Apartments                            4600 University Drive
   91            2         Nomura    Springhill                                        8030 East Lakeside Parkway
   92            2         Nomura    Stoney Brook Apartments                           1301 East Dogwood Drive
   94            2         Nomura    Valle West Tennis Club Apartments                 13608 Pomerado Road
   95            2         Nomura    The Tower Apartments                              2465 Shoreline Drive
   98            2         Nomura    Belmont Parkway Apartments                        4300 Lamplighter Court
   100           2         Nomura    Casas Lindas                                      699 West Magee Road
   101           2        Wachovia   Sterling University at the Junction               5050 Sam Houston Avenue
   103           2         Nomura    Quail Creek                                       1651 South Dobson Road
   104           2         Nomura    Laurel Pointe Apartments                          13607 Cordary Avenue
   105           2        Barclays   Maple Village Apartments                          2100 Maple Village Court
   106           2         Nomura    Scripps Terrace Apartments                        10940 Scripps Ranch Boulevard
   108           2         Nomura    Rancho Vista Apartments                           3663 South Valley View Boulevard
   109           2        Wachovia   Boulders Senior Living Apartments                 3533 Willow Avenue
   110           2        Wachovia   Prospect Place Apartments                         1024 Prospect Avenue
   112           2        Barclays   SSK Applewood Pointe                              2140 Spring Grove Lane
   113           2        Wachovia   Artists in Residence Apartments                   6161 & 6165 North Winthrop Avenue
   114           2         Nomura    Bayberry Place Townhomes                          2300 Deewood Drive
   117           2        Barclays   SSK Ashley Pointe                                 1115 Penile Road
   119           2         Nomura    Sunpointe Apartments                              7077 West McDowell Road
   120           2        Wachovia   Collegiate Suites I                               1310 Henry Lane
   121           2        Wachovia   Park West Apartments                              357 Hillandale Road
   125           2         Nomura    Wickatunk Village MHC                             89 Village Road
   128           2        Wachovia   Wind Tree Apartments                              2990 Trawood Drive
   132           2        Barclays   SSK Heartland Pointe                              113 Sioux Trail
   141           2         Nomura    Mirasol Apartments                                8750 East McDowell Road
   150           2        Wachovia   Pear Tree Apartments                              222 Bartlett Drive
   152           2        Wachovia   Holly Glen Apartments                             2800-2848 Holly Glen Drive
   156           1        Barclays   Wine Country RV                                   2500 Airport Road
   159           2         Nomura    The Three Crowns Apartments                       2020 Sanata Clara Avenue
   164           2         Nomura    French Quarter Apartments                         2211 West North Loop Boulevard
   166           2         Nomura    Hillside Gardens                                  555 Greenbrier Drive
   170           2         Nomura    Billboard Lofts                                   320 West Ash Street
   173           2        Wachovia   Redwood Terrace                                   9950 Redwood Street NW
   182           2         Nomura    Mobile Gardens MHP                                1901 North Glasscock Road
   187           2        Barclays   Gas Lite Manor                                    500 North La Mesa Drive
   188           2         Nomura    Saratoga Apartments                               653 East Capitol Street, SE
   189           2         Nomura    Blueberry Ridge Mobile Village                    15 Valley Road

MORTGAGE
  LOAN                                                 PROPERTY     PROPERTY       GENERAL            SPECIFIC
 NUMBER     PROPERTY CITY             COUNTY           STATE      --ZIP CODE    PROPERTY TYPE        PROPERTY TYPE
------------------------------------------------------------------  --------------------------------------------------

    5       New York            New York               NY           Various      Multifamily          Conventional
  5.01      New York            New York               NY            10009       Multifamily          Conventional

  5.02      New York            New York               NY            10016       Multifamily          Conventional

   11       San Francisco       San Francisco          CA           Various        Various              Various
  11.01     San Francisco       San Francisco          CA            94102       Multifamily          Conventional
  11.02     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.03     San Francisco       San Francisco          CA            94114       Multifamily          Conventional
  11.04     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.05     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.06     San Francisco       San Francisco          CA            94122       Multifamily          Conventional
  11.07     San Francisco       San Francisco          CA            94114       Multifamily          Conventional
  11.08     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.09     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.10     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.11     San Francisco       San Francisco          CA            94102       Multifamily          Conventional
  11.12     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.13     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.14     San Francisco       San Francisco          CA            94103       Multifamily          Conventional
  11.15     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.16     San Francisco       San Francisco          CA            94114       Multifamily          Conventional
  11.17     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.18     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.20     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.21     San Francisco       San Francisco          CA            94114       Multifamily          Conventional
  11.22     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.23     San Francisco       San Francisco          CA            94114       Multifamily          Conventional
  11.24     San Francisco       San Francisco          CA            94107       Multifamily          Conventional
  11.25     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.27     San Francisco       San Francisco          CA            94109       Multifamily          Conventional
  11.28     San Francisco       San Francisco          CA            94112       Multifamily          Conventional
  11.29     San Francisco       San Francisco          CA            94107       Multifamily          Conventional
   14       Los Angeles         Los Angeles            CA            90004       Multifamily          Conventional
   16       New York            New York               NY            10019       Multifamily          Conventional
   22       Midlothian          Chesterfield           VA            23112       Multifamily          Conventional
   24       Newport News        Newport News City      VA            23606       Multifamily          Conventional
   32       Lansdale            Montgomery             PA            19446       Multifamily          Conventional
   33       Louisville          Jefferson              KY            40241       Multifamily          Conventional
   35       Austin              Travis                 TX            78759       Multifamily          Conventional
   36       Baton Rouge         East Baton Rouge       LA            70816       Multifamily          Conventional
   38       Montgomery          Montgomery             AL            36106       Multifamily          Conventional
   40       Las Vegas           Clark                  NV            89103       Multifamily          Conventional
   41       Granger             St Joseph              IN            46530       Multifamily          Conventional
   50       Baton Rouge         East Baton Rouge       LA            70820       Multifamily        Student Housing
   52       Mankato             Blue Earth             MN            56001       Multifamily        Student Housing
   54       Columbia            Richland               SC            29201       Multifamily        Student Housing
   55       Grapevine           Tarrant                TX            76051       Multifamily          Conventional
   56       San Antonio         Bexar                  TX            78258       Multifamily          Conventional
   59       Charlotte           Mecklenburg            NC            28226       Multifamily          Conventional
   61       Fort Worth          Tarrant                TX            76102       Multifamily          Conventional
   63       Beaufort            Beaufort               SC            29906       Multifamily          Conventional
   64       San Antonio         Bexar                  TX            78216       Multifamily          Conventional
   69       Sandwich            Barnstable             MA            02563     Mobile Home Park     Mobile Home Park
   74       Deerfield Beach     Broward                FL            33442     Mobile Home Park     Mobile Home Park
   75       Irving              Dallas                 TX            75063       Multifamily          Conventional
   78       San Antonio         Bexar                  TX            78209       Multifamily          Conventional
   81       Tampa               Hillsborough           FL            33612       Multifamily          Conventional
   85       Knoxville           Knox                   TN            37290       Multifamily        Student Housing
   87       Richmond            Henrico                VA            23228       Multifamily          Conventional
   88       Durham              Durham                 NC            27707       Multifamily          Conventional
   91       Tucson              Pima                   AZ            85730       Multifamily          Conventional
   92       Mebane              Alamance County        NC            27302       Multifamily          Conventional
   94       Poway               San Diego              CA            92064       Multifamily          Conventional
   95       Alameda             Alameda                CA            94501       Multifamily          Conventional
   98       Richmond            Chesterfield           VA            23234       Multifamily          Conventional
   100      Tucson              Pima                   AZ            85704       Multifamily          Conventional
   101      Huntsville          Walker                 TX            77340       Multifamily        Student Housing
   103      Mesa                Maricopa               AZ            85202       Multifamily          Conventional
   104      Hawthorne           Los Angeles            CA            90250       Multifamily          Conventional
   105      Pell City           Saint Clair            AL            35128       Multifamily          Conventional
   106      San Diego           San Diego              CA            92131       Multifamily          Conventional
   108      Las Vegas           Clark                  NV            89103       Multifamily          Conventional
   109      White Bear Lake     Ramsey                 MN            55110       Multifamily       Independent Living
   110      Santa Rosa          Sonoma                 CA            95409       Multifamily          Conventional
   112      Middletown          Butler                 OH            45044     Mobile Home Park     Mobile Home Park
   113      Chicago             Cook                   IL            60660       Multifamily          Conventional
   114      Columbus            Franklin               OH            43229       Multifamily          Conventional
   117      Louisville          Jefferson              KY            40272     Mobile Home Park     Mobile Home Park
   119      Phoenix             Maricopa               AZ            85035       Multifamily          Conventional
   120      Blacksburg          Montgomery             VA            24060       Multifamily        Student Housing
   121      Greenville          Greenville             SC            29609       Multifamily          Conventional
   125      Morganville         Monmouth               NJ             7751     Mobile Home Park     Mobile Home Park
   128      El Paso             El Paso                TX            79936       Multifamily          Conventional
   132      Elsmere             Kenton                 KY            41018     Mobile Home Park     Mobile Home Park
   141      Scottsdale          Maricopa               AZ            85257       Multifamily          Conventional
   150      El Paso             El Paso                TX            79912       Multifamily          Conventional
   152      Greenville          Pitt                   NC            27834       Multifamily          Conventional
   156      Paso Robles         San Luis Obispo        CA            93446     Mobile Home Park     Mobile Home Park
   159      Alameda             Alameda                CA            94501       Multifamily          Conventional
   164      Austin              Travis                 TX            78756       Multifamily          Conventional
   166      Oceanside           San Diego              CA            92054       Multifamily          Conventional
   170      San Diego           San Diego              CA            92101       Multifamily          Conventional
   173      Coon Rapids         Anoka                  MN            55433       Multifamily       Independent Living
   182      Mission             Hidalgo                TX            78572     Mobile Home Park     Mobile Home Park
   187      Sioux Falls         Minnehaha              SD            57107     Mobile Home Park     Mobile Home Park
   188      Washington          District of Columbia   DC            20003       Multifamily          Conventional
   189      Wells               York                   ME             4090     Mobile Home Park     Mobile Home Park

                            CUT-OFF
                              DATE                                                                    ORIGINAL
               CUT-OFF        LOAN                                                                     TERM TO
MORTGAGE        DATE         AMOUNT                                                                   MATURITY     ORIGINAL
  LOAN          LOAN          PER       MORTGAGE   ORIGINATION    UW NOI     UW NCF    CUT-OFF DATE    OR ARD       AMORT
 NUMBER      BALANCE ($)   (UNIT) ($)     RATE         DATE      DSCR (X)   DSCR (X)     LTV RATIO     (MOS.)    TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

    5        247,727,273   $267,213      6.4340%     11/17/06     1.74x       1.73        55.56%         120          IO
  5.01

  5.02

   11        122,500,000    Various      6.4700%     04/10/07     1.42x       1.42        71.54%         60           IO
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
  11.09
  11.10
  11.11
  11.12
  11.13
  11.14
  11.15
  11.16
  11.17
  11.18
  11.20
  11.21
  11.22
  11.23
  11.24
  11.25
  11.27
  11.28
  11.29
   14         98,000,000   $  142,649    5.6500%     02/21/07     1.23x       1.20        81.67%         120          IO
   16         79,000,000   $  327,801    5.5000%     04/12/07     1.34x       1.32        69.79%         120          IO
   22         47,320,000   $  109,537    5.7800%     04/03/07     1.21x       1.18        79.53%         120          IO
   24         46,400,000   $  128,532    5.5300%     02/28/07     1.40x       1.36        80.00%         120          IO
   32         36,200,000   $  157,391    5.6200%     03/29/07     1.05x       1.03        68.05%         120         360
   33         35,962,199   $   74,302    5.7200%     03/14/07     1.24x       1.20        78.01%         120         360
   35         32,500,000   $   96,726    5.7400%     03/30/07     1.30x       1.27        74.71%          84          IO
   36         32,000,000   $  100,629    6.1300%     01/31/07     1.43x       1.40        79.60%          60          IO
   38         30,400,000   $   79,167    5.7500%     02/14/07     1.27x       1.22        77.95%         120         360
   40         29,100,000   $   52,527    6.0000%     03/29/07     1.43x       1.36        68.31%          60          IO
   41         28,700,000   $   71,750    5.9200%     02/01/07     1.44x       1.40        79.72%          60          IO
   50         24,150,000   $  125,781    5.6000%     02/27/07     1.44x       1.38        74.31%         120          IO
   52         23,825,000   $  124,089    5.6000%     02/28/07     1.42x       1.36        80.49%         120          IO
   54         22,150,000   $  123,056    5.6000%     02/28/07     1.40x       1.33        77.86%         120          IO
   55         22,000,000   $   65,476    5.6200%     03/30/07     1.27x       1.21        80.00%         120          IO
   56         21,825,000   $   59,959    5.3100%     03/20/07     1.25x       1.20        75.00%         120         360
   59         21,000,000   $   67,308    5.7300%     03/29/07     1.47x       1.42        73.43%          84          IO
   61         20,560,000   $   97,905    5.8100%     03/21/07     1.39x       1.36        79.89%          60          IO
   63         20,000,000   $   80,645    5.7900%     02/26/07     1.41x       1.36        78.43%          60          IO
   64         20,000,000   $   61,538    5.3600%     04/12/07     1.88x       1.82        63.29%         120          IO
   69         18,000,000   $   44,554    6.7000%     02/09/07     1.45x       1.44        77.19%          60         360
   74         16,800,000   $   53,333    6.0000%     02/28/07     1.41x       1.39        80.00%         120          IO
   75         16,480,000   $   71,342    5.6600%     03/15/07     1.45x       1.38        82.40%         120          IO
   78         16,016,000   $   71,500    5.8750%     03/30/07     1.53x       1.50        64.71%         120          IO
   81         15,150,000   $   51,884    5.5900%     03/29/07     1.24x       1.17        68.86%         120         360
   85         14,950,000   $   77,865    6.0000%     03/22/07     1.76x       1.70        64.72%         120          IO
   87         13,640,000   $   67,861    5.7800%     03/29/07     1.29x       1.24        78.44%         120          IO
   88         13,575,000   $   47,135    5.4000%     03/29/07     1.38x       1.31        74.59%         120         360
   91         13,295,000   $   59,353    5.9400%     02/28/07     1.31x       1.24        72.65%         120          IO
   92         13,200,000   $   68,750    6.1300%     02/26/07     1.50x       1.46        72.13%         120          IO
   94         12,760,000   $   99,688    5.6000%     03/30/07     1.32x       1.28        79.25%         120          IO
   95         12,675,000   $  166,776    5.8800%     03/30/07     1.32x       1.29        66.36%         120          IO
   98         12,000,000   $   59,701    5.9700%     02/28/07     1.35x       1.28        78.90%         120          IO
   100        11,513,000   $   79,951    5.9400%     02/28/07     1.30x       1.25        78.32%         120          IO
   101        11,505,000   $   71,906    6.0000%     03/29/07     1.65x       1.60        64.63%         120          IO
   103        11,160,000   $   41,487    6.1800%     02/28/07     1.55x       1.48        63.41%          60          IO
   104        11,155,000   $   97,000    6.5900%     02/14/07     1.10x       1.10        79.68%         120         360
   105        10,825,000   $   67,656    5.7200%     03/22/07     1.14x       1.10        79.60%         120         360
   106        10,000,000   $  149,254    6.3500%     03/20/07     1.13x       1.10        75.47%          60          IO
   108         9,300,000   $   55,357    5.9000%     03/29/07     1.47x       1.39        67.88%          60          IO
   109         9,200,000   $   98,925    5.6100%     04/03/07     1.47x       1.43        79.83%         120          IO
   110         9,000,000   $  100,000    5.8900%     03/30/07     1.40x       1.36        72.58%         120          IO
   112         8,648,000   $   34,182    5.8600%     03/06/07     1.17x       1.19        74.44%         120         360
   113         8,640,000   $   55,742    5.7200%     03/29/07     1.28x       1.20        80.00%         120          IO
   114         8,640,000   $   29,189    5.7000%     04/10/07     1.40x       1.27        80.00%         120         360
   117         8,350,000   $   25,380    5.8600%     03/06/07     1.12x       1.19        74.44%         120         360
   119         8,160,000   $   53,684    6.0500%     01/17/07     1.33x       1.26        80.00%         120          IO
   120         8,100,000   $  103,846    5.7600%     03/30/07     1.28x       1.20        77.14%         120         360
   121         8,000,000   $   22,284    5.6100%     02/02/07     1.63x       1.43        78.82%         120          IO
   125         7,500,000   $   42,135    6.0000%     03/30/07     1.24x       1.22        79.79%         120          IO
   128         7,140,000   $   40,568    5.3700%     03/28/07     1.51x       1.40        79.78%         120          IO
   132         6,752,000   $   33,261    5.8600%     03/06/07     1.10x       1.19        74.44%         120         360
   141         6,000,000   $   48,000    5.8500%     03/09/07     1.31x       1.24        68.18%         120         360
   150         5,480,000   $   42,154    5.2800%     03/30/07     1.74x       1.63        78.57%         120          IO
   152         5,369,409   $   51,629    5.7700%     03/19/07     1.27x       1.20        79.25%         120         360
   156         5,000,000   $   30,120    6.0000%     04/20/07     1.50x       1.48        58.75%         120         360
   159         4,675,000   $  137,500    5.8800%     03/30/07     1.33x       1.30        73.05%         120          IO
   164         4,398,000   $   42,288    6.0200%     04/12/07     1.33x       1.24        78.54%          60         360
   166         4,245,000   $   96,477    5.6500%     03/30/07     1.38x       1.34        75.80%         120          IO
   170         3,800,000   $  158,333    5.8700%     04/20/07     1.29x       1.26        76.00%         120          IO
   173         3,500,000   $   64,815    5.7700%     03/08/07     1.20x       1.15        79.55%         120         360
   182         2,730,000   $   14,757    5.6800%     04/20/07     1.28x       1.24        79.71%          84         360
   187         1,590,000   $   19,875    6.1100%     03/27/07     1.12x       1.31        57.39%          60         360
   188         1,520,544   $   49,050    5.5800%     03/02/07     1.68x       1.60        61.81%         120         360
   189         1,373,683   $   25,919    6.2000%     04/04/07     1.33x       1.30        76.32%          60         360

                                           AVERAGE                     AVERAGE                    AVERAGE
MORTGAGE                                   CONTRACT                   CONTRACT                   CONTRACT
  LOAN        NUMBER      NUMBER OF     RENT - STUDIO   NUMBER OF    RENT - 1 BR   NUMBER OF    RENT - 2 BR
 NUMBER      OF UNITS    STUDIO UNITS       UNITS       1 BR UNITS      UNITS      2 BR UNITS      UNITS
-----------------------------------------------------------------------------------------------------------

   5           11,227                                      5,740        Various       4,976        Various
  5.01         8,746                                       4,531         1,566        3,725         1,809
               2,459                                       1,435         2,518         946          3,068
               6,287                                       3,096         1,125        2,779         1,380
  5.02         2,481                                       1,209         1,771        1,251         2,014
                730                                         433          2,825         294          3,829
               1,751                                        776          1,183         957          1,457
   11         Various       Various         Various       Various       Various      Various       Various
 11.01           60            12            1,148           48          1,370
 11.02           62            62             992
 11.03           16            10            1,091           6           1,340
 11.04           37            32            1,098           5           1,565
 11.05           28            12            1,033           15          1,362          1           1,663
 11.06           30            19            1,217           10          1,461          1           1,795
 11.07           16            1              200            7           2,536          8           2,726
 11.08           43            42             945            1           1,025
 11.09           34            16             919            16          1,208          2           1,342
 11.10           29            23            1,066           4           1,431          2           1,588
 11.11           29            29            1,051
 11.12           37            28             743            9            882
 11.13           28            9              754            17          1,262          2            943
 11.14           15            3             1,029           12          1,410
 11.15           12                                          7           1,663          5           1,763
 11.16           12                                          5           1,202          7           1,880
 11.17           19            7              842            10          1,312          2           1,191
 11.18           21            20             920            1           1,000
 11.20           23            20             825            3           1,217
 11.21           12            7              860            5           1,084
 11.22           18            9              670            4            772           5           1,372
 11.23           1
 11.24           8                                           6           1,110          2           1,588
 11.25           14            5              607            9            899
 11.27           1
 11.28           7                                           1            995           6           1,017
 11.29           1
   14           687           280            1,039          280          1,269         127          1,667
   16           241                                          30          2,369         181          3,133
   22           432                                         166           773          216           910
   24           361                                         139           893          201          1,128
   32           230                                          60          1,350         140          1,717
   33           484                                         160           761          200           906
   35           336                                         172          1,052         164          1,324
   36           318                                         150           924          168          1,189
   38           384                                         104           785          192           920
   40           554                                         368           601          183           768
   41           400                                         184           789          188           997
   50           192                                                                     24          1,232
   52           192                                                                     48          1,120
   54           180
   55           336                                         152           765          176           972
   56           364                                         176           777          176          1,090
   59           312                                         152           783          130           955
   61           210            42             740            63           912          105          1,279
   63           248                                          72           753          120           857
   64           325                                         198           798          109          1,154
   69           404
   74           315
   75           231                                         119           891           88          1,203
   78           224                                          88           835           88          1,135
   81           292            24             608           100           732          134           871
   85           192                                                                     24           940
   87           201                                                                    201           674
   88           288                                         196           665           92           809
   91           224                                          80           591          144           687
   92           192                                          64           701           64           833
   94           128            2              825            68           930           56          1,213
   95            76                                          20          1,327          56          1,701
   98           201                                          41           552          119           660
  100           144                                          40           697           88           827
  101           160                                          32           550           64           980
  103           269            66             488           139           589           62           682
  104           115            24             877            82           983           8           1,238
  105           160                                          32           650           96           785
  106            67                                          4            963           63          1,181
  108           168                                         112           649           56           808
  109            93                                          58           981           35          1,493
  110            90                                          52           939           38          1,158
  112           253
  113           155           105             553            50           681
  114           296                                                                    296           582
  117           329
  119           152                                          64           581           88           684
  120            78                                                                     18           773
  121           359                                         175           404          184           546
  125           178
  128           176                                          88           545           88           710
  132           203
  141           125            1              500            50           575           72           664
  150           130            6              460            29           568           59           735
  152           104                                          48           588           56           688
  156           166
  159            34                                          3           1,118          31          1,381
  164           104                                          55           564           49           838
  166            44                                          32           920           12          1,046
  170            24            24            1,478
  173            54                                          14           760           40           870
  182           185
  187            80
  188            31            17             800            9            900           5           1,425
  189            53

                                                                                                  NUMBER OF
                                                                                                    UNDER
                             AVERAGE                    AVERAGE                      AVERAGE      RENOVATION,
MORTGAGE                    CONTRACT                   CONTRACT                    CONTRACT        MODEL OR
  LOAN        NUMBER OF   RENT - 3 BR    NUMBER OF   RENT - 4 BR    NUMBER OF    RENT - 4+ BR   RENTAL OFFICE
 NUMBER      3 BR UNITS      UNITS      4 BR UNITS      UNITS      4+ BR UNITS       UNITS          UNITS
-------------------------------------------------------------------------------------------------------------

    5            472        Various          2         Various         37           Various
  5.01           452         1,949           1          4,950          37            2,574
                 71          4,120           1          4,950           6            5,754
                 381         1,544                                     31            1,958
  5.02           20          2,354           1          2,705
                  3          6,520
                 17          1,619           1          2,705
   11          Various      Various       Various      Various
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
  11.09
  11.10
  11.11
  11.12
  11.13
  11.14
  11.15
  11.16
  11.17
  11.18
  11.20
  11.21
  11.22
  11.23                                      1          3,000
  11.24
  11.25

  11.27                                      1          3,000
  11.28
  11.29           1          1,205
   14
   16            30          3,885
   22            50          1,050
   24            21          1,477
   32            30          1,975
   33            124         1,232
   35                                                                                                 2
   36
   38            88          1,031
   40             3           875
   41            28          1,522
   50            108         1,473          60          1,744
   52                                       144         1,640
   54            60          1,440          120         1,833
   55             8          1,333
   56            12          1,480
   59            30          1,367                                                                    2
   61
   63            56           965
   64            18          1,476
   69
   74

   75            24          1,478
   78            48          1,400
   81            34          1,046
   85                                       168         1,480
   87
   88

   91                                                                                                 1
   92            64           933                                                                     3
   94             2          1,425
   95
   98            41           763
   100           16           963
   101                                      64          1,610
   103            2           850
   104            1          1,465                                                                    1
   105           32          1,000
   106
   108
   109
   110
   112
   113
   114                                                                                                2
   117
   119

   120                                      60          1,343
   121
   125
   128
   132

   141            2           779
   150           36           897
   152
   156
   159
   164

   166                                                                                                1
   170
   173
   182
   187
   188

   189                                                                                                1

                                                                                        TOTAL
                                                     TOTAL      AVERAGE     NUMBER      GROSS
MORTGAGE                                             NUMBER    CONTRACT     OF RV       INCOME                       MORTGAGE
  LOAN       OCCUPANCY     UTILITIES                   OF      RENT PER     SITES        FROM         UW TOTAL         LOAN
 NUMBER         RATE      TENANT PAYS   ELEVATORS     PADS       PADS                  RV SITES       REVENUES        NUMBER
-----------------------------------------------------------------------------------------------------------------------------

    5          98.3%          E,G           Y                                                         $481,725,392      5
  5.01         98.5%          E,G           Y                                                                          5.01

  5.02         97.7%          E,G           Y                                                                          5.02

   11          98.7%        Various      Various                                                       $14,278,954      11
  11.01        100.0%        None           Y                                                                         11.01
  11.02        100.0%        None           Y                                                                         11.02
  11.03        100.0%        None           Y                                                                         11.03
  11.04        100.0%        None           Y                                                                         11.04
  11.05        100.0%        None           Y                                                                         11.05
  11.06        96.7%         None           Y                                                                         11.06
  11.07        93.8%         None           Y                                                                         11.07
  11.08        97.7%         None           Y                                                                         11.08
  11.09        100.0%        None           Y                                                                         11.09
  11.10        100.0%          E            Y                                                                         11.10
  11.11        100.0%        None           Y                                                                         11.11
  11.12        91.9%         None           Y                                                                         11.12
  11.13        96.4%         None           Y                                                                         11.13
  11.14        93.3%         None           N                                                                         11.14
  11.15        100.0%          E            Y                                                                         11.15
  11.16        100.0%        None           Y                                                                         11.16
  11.17        100.0%        None           Y                                                                         11.17
  11.18        100.0%        None           Y                                                                         11.18
  11.20        100.0%        None           Y                                                                         11.20
  11.21        100.0%        None           N                                                                         11.21
  11.22        100.0%        None           N                                                                         11.22
  11.23        100.0%        None           N                                                                         11.23
  11.24        100.0%        None           N                                                                         11.24
  11.25        100.0%        None           N                                                                         11.25
  11.27        100.0%        None           N                                                                         11.27
  11.28        100.0%        None           N                                                                         11.28
  11.29        100.0%        None           N                                                                         11.29
   14          93.4%         E,W,S          Y                                                          $10,268,634      14
   16          99.6%           E            Y                                                           $9,138,981      16
   22          98.4%         E,S,W          N                                                           $4,552,212      22
   24          87.8%           E            Y                                                           $5,006,186      24
   32          94.8%           E            N                                                           $4,360,548      32
   33          92.8%        E,G,W,S         Y                                                           $5,300,941      33
   35          92.9%       E,G,W,S,T        N                                                           $4,245,015      35
   36          55.0%       E,G,W,S,T        N                                                           $4,037,262      36
   38          84.4%          E,W           N                                                           $4,040,592      38
   40          91.3%        E,W,S,T         N                                                           $4,549,303      40
   41          91.5%          E,G           N                                                           $4,687,469      41
   50          97.1%           E            N                                                           $3,087,624      50
   52          97.8%         None           N                                                           $3,499,039      52
   54          98.2%         E,W,S          N                                                           $3,566,950      54
   55          93.2%        E,W,S,T         N                                                           $3,102,658      55
   56          92.9%        E,W,S,T         N                                                           $3,604,172      56
   59          98.4%        E,G,W,S         N                                                           $3,096,863      59
   61          93.8%           E            Y                                                           $2,513,310      61
   63          94.4%        E, S, W         N                                                           $2,645,710      63
   64          95.7%         E,W,S          N                                                           $3,621,767      64
   69          100.0%                                 404        524.8                                  $2,829,848      69
   74          80.6%                                  315         531         40         $212,625       $2,214,450      74
   75          87.9%        E,G,W,T         N                                                           $2,562,903      75
   78          96.4%           E            N                                                           $2,662,378      78
   81          91.4%         E,W,S          N                                                           $2,644,520      81
   85          95.7%          E,W           N                                                           $3,083,533      85
   87          97.0%         E,W,S          N                                                           $1,581,515      87
   88          96.5%         E,W,S          N                                                           $2,113,088      88
   91          94.6%          UAV           N                                                           $1,764,510      91
   92          99.0%           E            N                                                           $1,794,752      92
   94          93.8%          E,G           N                                                           $1,597,212      94
   95          98.7%        E,W,S,T         Y                                                           $1,513,902      95
   98          97.5%         E,W,S          N                                                           $1,540,665      98
   100         95.8%        E,G,W,S         N                                                           $1,443,116     100
   101         95.4%          E,W           Y                                                           $2,236,922     101
   103         84.4%         E,G,T          N                                                           $1,921,381     103
   104         93.9%          W,S           N                                                           $1,503,669     104
   105         84.4%         E,W,S          N                                                           $1,423,090     105
   106         95.5%       E,G,W,S,T        N                                                           $1,120,089     106
   108         94.6%         W,S,T          N                                                           $1,471,700     108
   109         93.5%           E            Y                                                           $1,201,000     109
   110         94.4%        E,W,S,T         N                                                           $1,111,050     110
   112         91.3%                                  253         285                                     $888,248     112
   113         98.7%         None           Y                                                           $1,133,048     113
   114         90.2%          E,G           N                                                           $1,817,824     114
   117         86.0%                                  329         241                                     $836,507     117
   119         94.7%           E            N                                                           $1,169,034     119
   120         100.0%      E,G,W,S,T        N                                                           $1,093,072     120
   121         90.3%         E,W,S          N                                                           $1,802,480     121
   125         100.0%                                 178         460                                     $966,935     125
   128         94.3%           E            N                                                           $1,268,570     128
   132         97.5%                                  203         282                                     $682,268     132
   141         94.4%       E,G,W,S,T        N                                                             $980,499     141
   150         91.5%         E,W,S          N                                                           $1,090,426     150
   152         100.0%          E            N                                                             $741,300     152
   156         47.6%                                  166       1034.17                                 $1,284,274     156
   159         97.1%        E,W,S,T         Y                                                             $575,206     159
   164         98.1%          E,W           N                                                             $865,997     164
   166         93.2%          E,G           N                                                             $520,735     166
   170         100.0%          E            N                                                             $394,827     170
   173         96.3%           E            Y                                                             $540,778     173
   182         100.0%                                 185         215              3       $7,740         $482,804     182
   187         86.3%                                   80       265.72                                    $226,200     187
   188         96.8%          E,G           N                                                             $314,675     188
   189         96.2%                                   53         290                                     $181,260     189

(1)   In determining the average rent for units in a multifamily property having a given number of bedrooms, the rent used is the "Contract Rent", defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied: (i) the average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll and (ii) rent concessions were not considered (Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll).

(2)   The Peter Cooper Village & Stuyvesant Town Loan (loan number 5) is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to this
      Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios,
      DSC Ratios and Cut-Off Date Balance per unit are based upon the aggregate indebtedness of or debt service on, as applicable, the related Mortgage
      Loan and the related pari passu companion loans, but not any related future pari passu companion loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

                       ANNEX A-3                                                      RESERVE ACCOUNT INFORMATION

MORTGAGE    LOAN
  LOAN      GROUP                                                              GENERAL               SPECIFIC           MONTHLY TAX
 NUMBER    NUMBER   PROPERTY NAME                                           PROPERTY TYPE         PROPERTY TYPE         ESCROW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1          1     Five Times Square(1)                                       Office                  CBD               (32,170)
   2          1     Beacon D.C. & Seattle Pool                                 Various               Various
  2.01              Market Square                                              Office                  CBD
  2.02              Polk & Taylor Buildings                                    Office                Suburban
  2.03              Wells Fargo Center                                         Office                  CBD
  2.04              One, Two & Three Lafayette Centre                          Office                  CBD
  2.05              Booz Allen Complex                                         Office                Suburban
  2.06              Key Center                                                 Office                  CBD
  2.07              Sunset North                                               Office                Suburban
  2.08              City Center Bellevue                                       Office                  CBD
  2.09              Plaza Center and US Bank Tower                             Office                  CBD
  2.10              1616 Fort Myer Drive                                       Office                Suburban
  2.11              American Center                                            Office                Suburban
  2.12              Eastgate Office Park                                       Office                Suburban
  2.13              Liberty Place                                              Office                  CBD
  2.14              Lincoln Executive Center Buildings I, II, III, A&B         Office                Suburban
  2.15              11111 Sunset Hills Road                                    Office                Suburban
  2.16              Army and Navy Club Building                                Office                  CBD
  2.17              Plaza East                                                 Office                  CBD
  2.18              Reston Town Center                                        Mixed Use           Office/Retail
  2.19              1300 North Seventeenth Street                              Office                Suburban
  2.20              Washington Mutual Tower                                    Office                  CBD
   3          1     666 Fifth Avenue                                           Office                  CBD               1,800,000
   4          1     Mall at Rockingham Park                                    Retail                Anchored
   5          2     Peter Cooper Village & Stuyvesant Town Pool              Multifamily           Conventional          3,539,035
  5.01              Stuyvesant Town                                          Multifamily           Conventional
  5.02              Peter Cooper Village                                     Multifamily           Conventional
   6          1     Hyatt Regency Grand Cypress                              Hospitality           Full Service
   7          1     Boston Marriott Long Wharf (3)                           Hospitality           Full Service          (177,898)
   8          1     Ashford Hospitality Pool 3                               Hospitality         Limited Service          110,321
  8.01              Courtyard - San Francisco, CA                            Hospitality         Limited Service
  8.02              Courtyard - Seattle, WA                                  Hospitality         Limited Service
   9          1     Ashford Hospitality Pool 2                               Hospitality             Various              126,278
  9.01              Residence Inn - Phoenix , AZ                             Hospitality          Extended Stay
  9.02              SpringHill Suites - Hawthorne, CA                        Hospitality         Limited Service
  9.03              Towne Place Suites - Hawthorne, CA                       Hospitality          Extended Stay
  9.04              SpringHill Suites - Plymouth Meeting, PA                 Hospitality         Limited Service
  9.05              SpringHill Suites - Glen Allen, VA                       Hospitality         Limited Service
  9.06              Residence Inn - Plano, TX                                Hospitality          Extended Stay
  9.07              Residence Inn - Newark, CA                               Hospitality          Extended Stay
   10         1     Los Angeles International Jewelry Center (4)              Mixed Use           Office/Retail          (53,478)
   11         1     Lembi Pool                                                 Various               Various              71,438
 11.01              300 Buchanan Street                                      Multifamily           Conventional
 11.02              536 Leavenworth Street                                   Multifamily           Conventional
 11.03              210-218 Church Street                                    Multifamily           Conventional
 11.04              1405 Franklin Street                                     Multifamily           Conventional
 11.05              610 Leavenworth Street                                   Multifamily           Conventional
 11.06              350 Judah Street                                         Multifamily           Conventional
 11.07              2080 Gough Street                                        Multifamily           Conventional
 11.08              455 Hyde Street                                          Multifamily           Conventional
 11.09              1035 Sutter Street                                       Multifamily           Conventional
 11.10              969 Bush Street                                          Multifamily           Conventional
 11.11              345 Fulton Street                                        Multifamily           Conventional
 11.12              516 Ellis Street                                         Multifamily           Conventional
 11.13              721 Geary Street                                         Multifamily           Conventional
 11.14              11 Dolores Street                                        Multifamily           Conventional
 11.15              2335 Larkin Street                                       Multifamily           Conventional
 11.16              3875 18th Street                                         Multifamily           Conventional
 11.17              1025 Sutter Street                                       Multifamily           Conventional
 11.18              828 Jones Street                                         Multifamily           Conventional
 11.19              240 Church Street                                          Retail               Unanchored
 11.20              735 O'Farrell Street                                     Multifamily           Conventional
 11.21              2337-2339 Market Street                                  Multifamily           Conventional
 11.22              635 Ellis Street                                         Multifamily           Conventional
 11.23              215-219 Church Street                                    Multifamily           Conventional
 11.24              1385 Kansas Street                                       Multifamily           Conventional
 11.25              747 Ellis Street                                         Multifamily           Conventional
 11.26              631 Larkin Street                                          Retail               Unanchored
 11.27              601 Larkin Street                                        Multifamily           Conventional
 11.28              1520-1524 Geneva Avenue                                  Multifamily           Conventional
 11.29              1199 DeHaro Street                                       Multifamily           Conventional
   12         1     Ashford Hospitality Pool 1                               Hospitality         Limited Service          147,658
 12.01              Courtyard - Basking Ridge, NJ                            Hospitality         Limited Service
 12.02              Courtyard - Oakland Airport, CA                          Hospitality         Limited Service
 12.03              Courtyard - Scottsdale, AZ                               Hospitality         Limited Service
 12.04              Courtyard - Plano, TX                                    Hospitality         Limited Service
 12.05              Courtyard - Newark, CA                                   Hospitality         Limited Service
   13         1     Osprey Pool                                                Office                  CBD                109,270
 13.01              First Citizens Plaza                                       Office                  CBD
 13.02              Sarasota City Center                                       Office                  CBD
   14         2     City Heights Apartment Homes (5)                         Multifamily           Conventional          (53,193)
   15         1     Ponte Vedra Inn & Club                                   Hospitality           Full Service
   16         2     Clinton Manor                                            Multifamily           Conventional           106,895
   17         1     Southern Palm Crossing Shopping Center  (6)                Retail                Anchored            (20,925)
   18         1     635 Madison Avenue                                         Office                Medical              169,332
   19         1     Cherry Hill Corporate Center Pool                          Various               Various              60,972
 19.01              24-42 Cherry Hill Drive                                   Mixed Use             Office/R&D
 19.02              71 Cherry Hill Drive                                      Mixed Use             Office/R&D
 19.03              35 Cherry Hill Drive                                      Mixed Use             Office/R&D
 19.04              37 Cherry Hill Drive                                      Mixed Use             Office/R&D
 19.05              33 Cherry Hill Drive                                      Mixed Use             Office/R&D
 19.06              54 Cherry Hill Drive                                      Mixed Use             Office/R&D
 19.07              72 Cherry Hill Drive                                       Office                Suburban
 19.08              66 Cherry Hill Drive                                       Office                Suburban
 19.09              5 Cherry Hill Drive                                        Office                Suburban
   20         1     First Colony Commons                                       Retail                Anchored             55,313
   21         1     611 West 6th Street                                        Office                  CBD                41,000
   22         2     Addison at Swift Creek Apartments                        Multifamily           Conventional           27,152
   23         1     Corporate Plaza                                            Office                  CBD                18,857
   24         2     Park Place Apartments                                    Multifamily           Conventional           36,599
   25         1     Central Texas Marketplace                                  Retail                Anchored
   26         1     East Gate Square Phase II                                  Retail                Anchored             55,913
   27         1     Saint Louis Marriott West (7)                            Hospitality           Full Service          (41,453)
   28         1     FMC Technologies                                         Industrial                Flex
   29         1     1020 19th Street                                           Office                  CBD                47,549
   30         1     1920 L Street                                              Office                  CBD                43,617
   31         1     Scottsdale Medical Office (8)                              Office                Medical             (26,591)
   32         2     Jacobs Woods                                             Multifamily           Conventional           31,942
   33         2     The Overlook at St. Thomas Apartments                    Multifamily           Conventional
   34         1     Toll Brothers Corporate Headquarters                       Office                Suburban
   35         2     Marquis at Caprock Canyon                                Multifamily           Conventional           61,687
   36         2     Regent Apartments                                        Multifamily           Conventional           19,500
   37         1     1900 L Street                                              Office                  CBD                27,608
   38         2     Colonial Grande at Promenade                             Multifamily           Conventional           18,340
   39         1     Whittier Marketplace                                       Retail                Anchored             27,408
   40         2     Wynn Palms Apartments                                    Multifamily           Conventional           17,772
   41         2     Main Street Village Apartments I&II                      Multifamily           Conventional           55,184
   42         1     East Gate Square Phase IV                                  Retail                Anchored             36,599
   43         1     East Gate Square Phase V                                   Retail                Anchored             32,872
   44         1     Doubletree Hotel - Tucson, AZ (9)                        Hospitality           Full Service          (28,666)
   45         1     Whittier Center                                            Office                Suburban             28,569
   46         1     Durham Office (10)                                         Office                Suburban            (20,691)
   47         1     35 Nutmeg Drive                                            Office                Suburban             40,768
   48         1     Parkway 400 (11)                                           Office                Suburban            (26,094)
   49         1     THF-Fairview Marketplace                                   Retail                Anchored
   50         2     University Crescent Student Apartments                   Multifamily         Student Housing          10,916
   51         1     One & Two Decatur Town Center (12)                         Office                Suburban            (30,795)
   52         2     The Summit                                               Multifamily         Student Housing          20,488
   53         1     Beachwalk Shopping Center                                 Mixed Use           Office/Retail            9,370
   54         2     University Oaks Student Housing                          Multifamily         Student Housing          39,534
   55         2     Royal Saint Moritz Apartments                            Multifamily           Conventional           48,749
   56         2     Vineyard Springs Apartments                              Multifamily           Conventional           55,822
   57         1     The Phillips Building                                      Office                  CBD                17,691
   58         1     200 Montague Street                                        Office                  CBD                19,601
   59         2     Marquis at Carmel Commons Apartments                     Multifamily           Conventional           25,244
   60         1     Courthouse Marketplace Retail Center                       Retail                Anchored             10,855
   61         2     The Depot Apartments                                     Multifamily           Conventional           22,253
   62         1     200 South Tryon                                            Office                  CBD                23,009
   63         2     Oaks at Broad River                                      Multifamily           Conventional           14,740
   64         2     Walker Ranch Apartments                                  Multifamily           Conventional           53,818
   65         1     14700 Lee Road                                             Office                Suburban             22,000
   66         1     East Gate Square Phase III                                 Retail                Anchored             31,123
   67         1     St. Louis County Office Pool                               Office                Various              37,522
 67.01              9735 Landmark Parkway Drive                                Office                Suburban
 67.02              Laumeier III                                               Office                Suburban
 67.03              9701 Landmark Parkway Drive                                Office                Medical
 67.04              9717 Landmark Parkway Drive                                Office                Suburban
   68         1     Donald Ross Village                                       Mixed Use           Retail/Office            6,340
   69         1     Peters Pond RV Resort                                 Mobile Home Park       Mobile Home Park          4,223
   70         1     5601 Cushing Parkway                                       Retail             Single Tenant
   71         1     901 7th Street                                             Office                  CBD                18,954
   72         1     1700 Higgins Center                                        Office                Suburban             60,000
   73         1     Shop-Rite BayShore                                         Retail             Single Tenant
   74         2     Pinetree Park ROC                                     Mobile Home Park       Mobile Home Park         18,104
   75         2     Vista Pointe at the Valley Apartments (13)               Multifamily           Conventional          (32,635)
   76         1     Lexington Green Building I and II                          Office                Suburban             13,379
   77         1     National Archives Building                               Industrial             Warehouse             13,498
   78         2     The Marquis at Quarry Apartments                         Multifamily           Conventional           38,348
   79         1     Sherwood Plaza                                             Office                Suburban
   80         1     801 West Easy Street                                     Industrial             Warehouse
   81         2     Deerpath On The Lake                                     Multifamily           Conventional           28,763
   82         1     Northridge Promenade Shopping Center  (14)                 Retail                Anchored            (10,064)
   83         1     Residence Inn - Charleston, SC                           Hospitality          Extended Stay            9,284
   84         1     15 Broad Street                                            Office                  CBD                21,656
   85         2     Crossing Place                                           Multifamily         Student Housing          22,675
   86         1     Hilton Garden Inn - Duncanville, TX                      Hospitality           Full Service            1,667
   87         2     Bremner Woods II Apartments                              Multifamily           Conventional            7,969
   88         2     Springfield Apartments                                   Multifamily           Conventional           14,882
   89         1     Oakton Corporate Center                                    Office                Suburban
   90         1     Courtyard Matthews & Rock Hill Pool                      Hospitality         Limited Service          10,536
 90.01              Courtyard - Matthews, NC                                 Hospitality         Limited Service
 90.02              Courtyard - Rock Hill, SC                                Hospitality         Limited Service
   91         2     Springhill                                               Multifamily           Conventional            9,390
   92         2     Stoney Brook Apartments                                  Multifamily           Conventional            8,961
   93         1     East Gate Square Phase VI                                  Retail            Shadow Anchored          11,963
   94         2     Valle West Tennis Club Apartments                        Multifamily           Conventional           14,944
   95         2     The Tower Apartments                                     Multifamily           Conventional           12,183
   96         1     Capital One Data Center                                  Industrial                Flex
   97         1     Wilmington Courthouse Parking Garage                   Special Purpose        Parking Garage
   98         2     Belmont Parkway Apartments                               Multifamily           Conventional            7,071
   99         1     Cypress Business Center                                    Office                Suburban              9,691
  100         2     Casas Lindas                                             Multifamily           Conventional            8,452
  101         2     Sterling University at the Junction                      Multifamily         Student Housing           4,500
  102         1     Battleground Plaza                                         Retail                Anchored              9,896
  103         2     Quail Creek (15)                                         Multifamily           Conventional           (6,343)
  104         2     Laurel Pointe Apartments                                 Multifamily           Conventional           11,908
  105         2     Maple Village Apartments                                 Multifamily           Conventional            6,720
  106         2     Scripps Terrace Apartments (16)                          Multifamily           Conventional           (5,735)
  107         1     CentrePointe Office (17) (18)                              Office                Suburban
  108         2     Rancho Vista Apartments                                  Multifamily           Conventional            5,814
  109         2     Boulders Senior Living Apartments (19)                   Multifamily        Independent Living        (8,428)
  110         2     Prospect Place Apartments                                Multifamily           Conventional            6,975
  111         1     Winchester Court                                           Retail                Anchored             26,156
  112         2     SSK Applewood Pointe                                  Mobile Home Park       Mobile Home Park          5,834
  113         2     Artists in Residence Apartments                          Multifamily           Conventional            9,913
  114         2     Bayberry Place Townhomes                                 Multifamily           Conventional           16,748
  115         1     Molly Gibson Lodge                                       Hospitality         Limited Service           4,260
  116         1     Tyvola Center                                              Office                Suburban              8,274
  117         2     SSK Ashley Pointe                                     Mobile Home Park       Mobile Home Park          4,234
  118         1     Victoria Crossing                                          Retail                Anchored
  119         2     Sunpointe Apartments                                     Multifamily           Conventional            5,419
  120         2     Collegiate Suites I                                      Multifamily         Student Housing           5,460
  121         2     Park West Apartments                                     Multifamily           Conventional           12,040
  122         1     Publix at Bayside Lakes                                    Retail                Anchored             11,949
  123         1     Evergreen Distribution Center                            Industrial            Distribution            6,562
  124         1     Hampton Inn - Staunton, VA (20)                          Hospitality         Limited Service          (1,260)
  125         2     Wickatunk Village MHC                                 Mobile Home Park       Mobile Home Park          9,366
  126         1     Holiday Inn - Rockford, IL                               Hospitality           Full Service           19,673
  127         1     Berwick Marketplace                                        Retail            Shadow Anchored           4,008
  128         2     Wind Tree Apartments (21)                                Multifamily           Conventional           (9,827)
  129         1     Gander Mountain - Cicero                                   Retail             Single Tenant           18,360
  130         1     Burnsville Medical Center                                  Office                Medical              14,495
  131         1     52-15 Flushing Ave                                       Industrial             Warehouse              9,751
  132         2     SSK Heartland Pointe                                  Mobile Home Park       Mobile Home Park          3,325
  133         1     1603 North 35th Street                                   Industrial             Warehouse
  134         1     Storage USA                                             Self Storage           Self Storage            8,475
  135         1     425 Meadowlands Parkway                                     Land                  Office
  136         1     CVS (Mixed Use Facility)                                  Mixed Use           Retail/Office            3,069
  137         1     Baldwin Transfer Pool (22)                               Industrial            Distribution           (8,468)
 137.01             1505 & 1507 Telegraph Road                               Industrial            Distribution
 137.02             1400 James Street                                        Industrial            Distribution
 137.03             52 W.L. Runnels Drive                                    Industrial            Distribution
 137.04             1700 A. Craft Highway                                    Industrial            Distribution
 137.05             201 Callahan Road                                        Industrial            Distribution
 137.06             200 Callahan Road                                        Industrial            Distribution
  138         1     Wendover Plaza                                             Retail                Anchored              5,768
  139         1     Parkway Place                                            Industrial          Office/Showroom          15,418
  140         1     Country Inn & Suites - Appleton, WI                      Hospitality         Limited Service           6,681
  141         2     Mirasol Apartments                                       Multifamily           Conventional            3,761
  142         1     Lyon's Station                                             Retail               Unanchored             4,335
  143         1     Holiday Inn Express - Sebring, FL                        Hospitality         Limited Service           6,878
  144         1     Sweetwater Shopping Center                                 Retail               Unanchored             2,514
  145         1     Orlando ICE Building                                     Industrial                Flex                 263
  146         1     Extra Space Storage - San Francisco, CA                 Self Storage           Self Storage
  147         1     Wingate Cool Springs                                     Hospitality         Limited Service           4,624
  148         1     FBI Building - Nashville, TN                               Office                Suburban              6,115
  149         1     Country Inn & Suites - Henrietta, NY (23)                Hospitality         Limited Service          (8,358)
  150         2     Pear Tree Apartments (24)                                Multifamily           Conventional           (8,498)
  151         1     400 Centennial Parkway                                     Office                Suburban              9,113
  152         2     Holly Glen Apartments                                    Multifamily           Conventional            3,991
  153         1     Center of Dover                                            Retail                Anchored              2,186
  154         1     Best Buy - Kohler, WI                                      Retail             Single Tenant
  155         1     Blackhawk Office Building                                  Office                Suburban              4,359
  156         1     Wine Country RV                                       Mobile Home Park       Mobile Home Park          3,746
  157         1     Ridgewood Industrial                                     Industrial                Flex                1,863
  158         1     Mountain View Shopping Center Phase II                     Retail                Anchored
  159         2     The Three Crowns Apartments                              Multifamily           Conventional            3,384
  160         1     Hawthorn Suites - Austin, TX                             Hospitality         Limited Service           7,237
  161         1     Country Inn & Suites - Monona, WI                        Hospitality         Limited Service           7,196
  162         1     2580 Diehl Rd                                            Industrial             Warehouse              3,380
  163         1     Extra Space Storage - Carson, CA                        Self Storage           Self Storage
  164         2     French Quarter Apartments                                Multifamily           Conventional            8,124
  165         1     Metro Gardens Office Park                                  Office                Suburban              7,497
  166         2     Hillside Gardens                                         Multifamily           Conventional            1,224
  167         1     Rite Aid - Boardman, OH                                    Retail             Single Tenant
  168         1     Comfort Suites - Charlotte, NC                           Hospitality         Limited Service           5,046
  169         1     Extra Space Storage - Chatsworth, CA                    Self Storage           Self Storage
  170         2     Billboard Lofts                                          Multifamily           Conventional            3,575
  171         1     CVS - San Antonio, TX                                      Retail             Single Tenant
  172         1     Airport Center Warehouse                                 Industrial       Warehouse/Distribution
  173         2     Redwood Terrace (25)                                     Multifamily        Independent Living        (4,939)
  174         1     Shoppers World Duluth II                                   Retail            Shadow Anchored            355
  175         1     New Forest Crossing Shopping Center Phase II               Retail            Shadow Anchored
  176         1     Oceana Distribution Center                               Industrial       Distribution/Warehouse       2,915
  177         1     Clanton Shopping Center                                    Retail            Shadow Anchored            579
  178         1     Extra Space Storage - Oakland, CA                       Self Storage           Self Storage
  179         1     Bull Creek Market                                          Retail               Unanchored             9,823
  180         1     Gateway Retail Center II                                   Retail               Unanchored             2,112
  181         1     La Marque Crossing                                         Retail            Shadow Anchored           3,149
  182         2     Mobile Gardens MHP                                    Mobile Home Park       Mobile Home Park          2,937
  183         1     Extra Space Storage - North Hollywood, CA               Self Storage           Self Storage
  184         1     Bethel Self Storage                                     Self Storage           Self Storage            3,792
  185         1     Fry's Plaza (26)                                           Retail            Shadow Anchored           (399)
  186         1     Rite Aid - Erie, PA                                        Retail             Single Tenant
  187         2     Gas Lite Manor                                        Mobile Home Park       Mobile Home Park          1,667
  188         2     Saratoga Apartments                                      Multifamily           Conventional            1,566
  189         2     Blueberry Ridge Mobile Village                        Mobile Home Park       Mobile Home Park           670

                                                          INITIAL
                                    ANNUAL               DEPOSIT TO
MORTGAGE    MONTHLY               DEPOSIT TO              CAPITAL                                         MORTGAGE
  LOAN     INSURANCE             REPLACEMENT            IMPROVEMENTS    INITIAL TI/LC    ONGOING TI/LC      LOAN
 NUMBER    ESCROW ($)            RESERVES ($)           RESERVE ($)      ESCROW ($)        FOOTNOTE        NUMBER
------------------------------------------------------------------------------------------------------------------

   1         215,678                57,638                                                                     1
   2                                                                      18,200,095                           2
  2.01                                                                                                       2.01
  2.02                                                                                                       2.02
  2.03                                                                                                       2.03
  2.04                                                                                                       2.04
  2.05                                                                                                       2.05
  2.06                                                                                                       2.06
  2.07                                                                                                       2.07
  2.08                                                                                                       2.08
  2.09                                                                                                       2.09
  2.10                                                                                                       2.10
  2.11                                                                                                       2.11
  2.12                                                                                                       2.12
  2.13                                                                                                       2.13
  2.14                                                                                                       2.14
  2.15                                                                                                       2.15
  2.16                                                                                                       2.16
  2.17                                                                                                       2.17
  2.18                                                                                                       2.18
  2.19                                                                                                       2.19
  2.20                                                                                                       2.20
   3                               232,443                                100,000,000          (2)             3
   4                                                                                                           4
   5         493,599              2,808,000                                                                    5
  5.01                                                                                                       5.01
  5.02                                                                                                       5.02
   6                                                                                                           6
   7                     4.0% of Yearly Gross Revenue     171,750                                              7
   8                     4.0% of Yearly Gross Revenue      4,375                                               8
  8.01                                                                                                       8.01
  8.02                                                                                                       8.02
   9                     4.0% of Yearly Gross Revenue     119,250                                              9
  9.01                                                                                                       9.01
  9.02                                                                                                       9.02
  9.03                                                                                                       9.03
  9.04                                                                                                       9.04
  9.05                                                                                                       9.05
  9.06                                                                                                       9.06
  9.07                                                                                                       9.07
   10        11,243                 55,586                                 2,000,000                          10
   11        31,121                                        73,594                                             11
 11.01                                                                                                       11.01
 11.02                                                                                                       11.02
 11.03                                                                                                       11.03
 11.04                                                                                                       11.04
 11.05                                                                                                       11.05
 11.06                                                                                                       11.06
 11.07                                                                                                       11.07
 11.08                                                                                                       11.08
 11.09                                                                                                       11.09
 11.10                                                                                                       11.10
 11.11                                                                                                       11.11
 11.12                                                                                                       11.12
 11.13                                                                                                       11.13
 11.14                                                                                                       11.14
 11.15                                                                                                       11.15
 11.16                                                                                                       11.16
 11.17                                                                                                       11.17
 11.18                                                                                                       11.18
 11.19                                                                                                       11.19
 11.20                                                                                                       11.20
 11.21                                                                                                       11.21
 11.22                                                                                                       11.22
 11.23                                                                                                       11.23
 11.24                                                                                                       11.24
 11.25                                                                                                       11.25
 11.26                                                                                                       11.26
 11.27                                                                                                       11.27
 11.28                                                                                                       11.28
 11.29                                                                                                       11.29
   12                    4.0% of Yearly Gross Revenue      24,063                                             12
 12.01                                                                                                       12.01
 12.02                                                                                                       12.02
 12.03                                                                                                       12.03
 12.04                                                                                                       12.04
 12.05                                                                                                       12.05
   13                              167,208                                 2,863,657                          13
 13.01                                                                                                       13.01
 13.02                                                                                                       13.02
   14        11,667                 59,082                                                                    14
   15                    4.0% of Yearly Gross Revenue                                                         15
   16                               60,240                 26,875                                             16
   17        27,333                 17,302                                  870,000                           17
   18                               28,765                                                     (2)            18
   19         8,964                174,463                284,819          1,050,000                          19
 19.01                                                                                                       19.01
 19.02                                                                                                       19.02
 19.03                                                                                                       19.03
 19.04                                                                                                       19.04
 19.05                                                                                                       19.05
 19.06                                                                                                       19.06
 19.07                                                                                                       19.07
 19.08                                                                                                       19.08
 19.09                                                                                                       19.09
   20        11,859                 86,125                 39,093           100,000                           20
   21        41,661                 80,400                                                     (2)            21
   22         5,288                 86,400                                                                    22
   23         5,452                 27,780                                                     (2)            23
   24        12,172                                                                                           24
   25                                                                                                         25
   26                                                                                                         26
   27        15,419                668,354                                                                    27
   28                                                                                                         28
   29                               32,201                 7,500            450,000                           29
   30                               20,263                 35,000           250,000                           30
   31         2,960                 36,992                 13,750          1,750,000                          31
   32         6,651                 57,504                 98,469                                             32
   33                                                                                                         33
   34                                                                                                         34
   35                               67,200                 29,063                                             35
   36         9,667                 63,600                                                                    36
   37                               26,099                                  550,000                           37
   38         9,087                 96,000                                                                    38
   39         4,425                 17,820                                                                    39
   40         7,951                118,556                                                                    40
   41         7,276                 80,000                                                                    41
   42                                                                                                         42
   43                                                                                                         43
   44        10,715                474,617                 85,938                                             44
   45         2,634                 21,432                                                     (2)            45
   46         3,869                 55,266                134,200          3,500,000                          46
   47                               64,091                                  900,000                           47
   48         3,774                 28,918                                 3,000,000           (2)            48
   49                                                                                                         49
   50         2,852                 88,740                                                                    50
   51         3,164                 31,371                                  200,000                           51
   52         4,734                 90,048                 28,125                                             52
   53         1,758                 14,276                                  150,000            (2)            53
   54         4,498                 85,800                                                                    54
   55         6,720                 84,000                 20,000                                             55
   56         3,474                 82,264                                                                    56
   57          789                  36,012                 12,125                              (2)            57
   58                               9,067                                   250,000                           58
   59         3,197                 62,400                                                                    59
   60         1,665                                                                                           60
   61                               42,000                                                                    61
   62         2,819                                                                                           62
   63         6,200                 49,600                 9,625                                              63
   64         2,943                 65,000                                                                    64
   65                                                                                                         65
   66                                                                                                         66
   67         4,279                 45,726                 38,940          1,257,000           (2)            67
 67.01                                                     38,940                                            67.01
 67.02                                                                                                       67.02
 67.03                                                                                                       67.03
 67.04                                                                                                       67.04
   68                                                                                                         68
   69         2,216                 20,220                                                                    69
   70                                                                                                         70
   71          457                  5,885                                                      (2)            71
   72         7,212                 27,419                 36,844           11,667             (2)            72
   73                               15,593                                                     (2)            73
   74         6,329                                        15,175                                             74
   75         4,889                 61,908                                                                    75
   76         2,432                 22,607                                  300,000                           76
   77         1,655                 21,739                                                                    77
   78         3,666                 33,648                                                                    78
   79                                                                                                         79
   80                                                                                                         80
   81        18,200                 73,008                124,775                                             81
   82         4,074                 13,552                                  187,873                           82
   83         9,757                215,694                                                                    83
   84         2,852                 12,742                                                     (2)            84
   85         4,753                 57,600                                                                    85
   86        17,917                                                                                           86
   87         2,706                 40,200                                                                    87
   88         2,573                 64,800                                                                    88
   89                                                                                                         89
   90        10,978                262,357                                                                    90
 90.01                                                                                                       90.01
 90.02                                                                                                       90.02
   91         2,335                 56,000                  313                                               91
   92         5,590                 38,400                                                                    92
   93                                                                                                         93
   94         1,305                 32,000                 36,113                                             94
   95         2,029                 19,000                 4,375                                              95
   96                                                                                                         96
   97                               29,078                                                                    97
   98         1,492                 40,200                 4,625                                              98
   99         6,506                 12,176                                  200,000                           99
  100         1,837                 36,000                                                                    100
  101         3,130                 40,584                                                                    101
  102         3,015                 21,844                 32,275                                             102
  103         3,152                 66,174                 4,375                                              103
  104         2,791                                                                                           104
  105         3,438                 32,004                                                                    105
  106         1,858                 14,740                                                                    106
  107                                                     710,000           225,000                           107
  108         3,453                 34,776                                                                    108
  109         2,948                 46,500                                                                    109
  110         2,121                 16,830                                                                    110
  111                               36,418                 20,400           925,000                           111
  112          590                  10,080                  625                                               112
  113         3,648                 35,495                                                                    113
  114         5,211                 74,000                836,250                                             114
  115         2,392                 90,720                                                                    115
  116         1,134                 5,200                                                                     116
  117         1,309                 13,200                  625                                               117
  118                                                                                                         118
  119         3,552                 38,012                104,531                                             119
  120         2,376                 45,708                                                                    120
  121                               89,750                 17,500                                             121
  122                                                                                                         122
  123         1,456                 22,650                                  340,000                           123
  124         1,455                 82,665                                                                    124
  125         1,517                 8,900                                                                     125
  126         4,469                161,600                 77,500                                             126
  127                                                                                                         127
  128         3,319                 44,000                                                                    128
  129                               9,840                                                                     129
  130          655                  12,261                                                     (2)            130
  131         1,280                 6,504                                                                     131
  132         1,946                 8,124                   625                                               132
  133                               27,456                                                     (2)            133
  134         1,120                 6,138                                                                     134
  135                                                                                                         135
  136          993                  2,760                                                                     136
  137        10,256                 79,908                200,000                                           137.00
 137.01                                                                                                     137.01
 137.02                                                                                                     137.02
 137.03                                                                                                     137.03
 137.04                                                                                                     137.04
 137.05                                                                                                     137.05
 137.06                                                                                                     137.06
  138         1,019                 7,810                  55,316                                             138
  139          932                                                                                            139
  140          839                  92,593                 10,625                                             140
  141         1,529                 31,250                 27,188                                             141
  142          600                                                          75,000             (2)            142
  143         3,306                 81,000                                                                    143
  144                                                                                                         144
  145         4,590                 2,208                                                      (2)            145
  146                                                                                                         146
  147                               79,104                                                                    147
  148         1,218                 3,086                                                      (2)            148
  149         1,450                 76,930                                                                    149
  150         2,356                 33,280                 32,616                                             150
  151          852                  8,174                                                      (2)            151
  152         1,785                 26,000                                                                    152
  153         1,025                 7,230                  7,466                               (2)            153
  154          332                                                                                            154
  155          535                  14,388                 67,673                              (2)            155
  156         2,351                 8,304                                                                     156
  157         1,853                 6,276                 179,100                              (2)            157
  158                                                                                                         158
  159          812                  8,750                  3,125                                              159
  160         2,567                 63,424                118,603                                             160
  161         2,417                 86,128                                                                    161
  162          301                  6,548                                                                     162
  163                                                                                                         163
  164         2,275                 26,000                                                                    164
  165         6,462                 19,556                                  250,000                           165
  166          678                  11,616                 20,030                                             166
  167                                                                                                         167
  168         1,703                 58,961                                                                    168
  169                                                                                                         169
  170          630                  6,000                                                                     170
  171                                                                                                         171
  172                               9,652                                                                     172
  173         1,273                 27,000                                                                    173
  174          750                  1,365                                                      (2)            174
  175                                                                                                         175
  176         1,116                                                                                           176
  177          462                  2,973                                                      (2)            177
  178                                                                                                         178
  179         1,690                 4,596                  4,375            60,000             (2)            179
  180          534                  1,500                                                      (2)            180
  181          593                  1,446                                                      (2)            181
  182          936                                                                                            182
  183                                                                                                         183
  184          779                  7,793                                                                     184
  185          122                   905                                                       (2)            185
  186                               1,699                                                      (2)            186
  187          168                  4,008                                                                     187
  188          741                  7,750                                                                     188
  189          245                                         10,000                                             189

(1)   Annual deposits to the replacement reserve are $57,638 through the first year and adjusted for CPI as of November 2006 thereafter.

(2)   In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(3)   Annual deposits to the replacement reserve are the greater of (i)
      Management Agreement or (ii) 4% of the Gross Revenues.

(4)   Commencing May 11, 2010, annual deposits to the replacement reserves are
      $55,586.

(5)   Commencing April 11, 2011, annual deposits to the replacement reserve are
      $59,082.

(6)   Initial letter of credit deposit in the amount $870,000.

(7)   Annual deposits to the replacement reserve are $668,354 through March 11,
      2008 and 4.0% of yearly gross revenues thereafter.

(8)   Commencing May 11, 2012, annual deposits to the replacement reserve are
      $36,992.

(9)   Annual deposits to the replacement reserve are $474,617 through April 11,
      2008 and 4.0% of gross revenues thereafter.

(10)  Commencing April 11, 2012, annual deposits to the replacement reserve are
      $55,266.

(11)  Commencing May 11, 2012, annual deposits to the replacement reserve are
      $28,918.

(12)  Initial letter of credit deposit in the amount of $200,000.

(13)  Commencing May 11, 2009, annual deposits to the replacement reserve are
      $61,908.

(14)  Annual deposits to the replacement reserve are $13,552 until the reserve balance reaches or exceeds $40,655. Deposits will resume if the reserve balance falls below $13,552. Such payments will cease on June 11, 2016.

(15)  Commencing March 11, 2009, annual deposits to the replacement reserve are
      $66,174.

(16)  Commencing on May 11, 2009 annual deposits to the replacement reserve are
      $14,740.

(17)  Initial deposit to replacement reserves in the amount of $710,000.

(18)  Initial letter of credit deposit to TI/LC reserve in the amount of
      $225,000.

(19)  Annual deposits to the replacement reserve are $23,250 and $250 per unit.

(20)  Annual deposits to the replacement reserve are $82,665 and can be adjusted at Lender's discretion.

(21)  Commencing April 11, 2009, annual deposits to the replacement reserve are
      $44,000.

(22)  Annual deposits to the replacement reserve are $79,908 commencing May 11,
      2011 through April 11, 2015 and resume if the reserve balance falls below cap.

(23)  Annual deposits to the replacement reserve are $76,930 through April 11,
      2008 and 3.0% of prior year's gross revenues thereafter.

(24)  Commencing May 11, 2009, annual deposits to the replacement reserve are
      $33,280.

(25)  Annual deposits to the replacement reserve are $13,500 and $250 per unit.

(26)  Annual deposits to the replacement reserve are $905 through April 11, 2010 and resume if balance the falls below the cap.

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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

                         ANNEX A-4                                              COMMERCIAL TENANT SCHEDULE

MORTGAGE    LOAN                                                          GENERAL           SPECIFIC
  LOAN     GROUP                                                          PROPERTY          PROPERTY            CUT-OFF DATE
 NUMBER    NUMBER                      PROPERTY NAME                        TYPE              TYPE            LOAN BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------

   1         1      Five Times Square                                      Office             CBD              536,000,000.00
   2         1      Beacon D.C. & Seattle Pool                            Various           Various            414,000,000.00
  2.01              Market Square                                          Office             CBD
  2.02              Polk & Taylor Buildings                                Office           Suburban
  2.03              Wells Fargo Center                                     Office             CBD
  2.04              One, Two & Three Lafayette Centre                      Office             CBD
  2.05              Booz Allen Complex                                     Office           Suburban
  2.06              Key Center                                             Office             CBD
  2.07              Sunset North                                           Office           Suburban
  2.08              City Center Bellevue                                   Office             CBD
  2.09              Plaza Center and US Bank Tower                         Office             CBD
  2.10              1616 Fort Myer Drive                                   Office           Suburban
  2.11              American Center                                        Office           Suburban
  2.12              Eastgate Office Park                                   Office           Suburban
  2.13              Liberty Place                                          Office             CBD
  2.14              Lincoln Executive Center Buildings I, II, III, A&B     Office           Suburban
  2.15              11111 Sunset Hills Road                                Office           Suburban
  2.16              Army and Navy Club Building                            Office             CBD
  2.17              Plaza East                                             Office             CBD
  2.18              Reston Town Center                                   Mixed Use       Office/Retail
  2.19              1300 North Seventeenth Street                          Office           Suburban
  2.20              Washington Mutual Tower                                Office             CBD
   3         1      666 Fifth Avenue                                       Office             CBD              395,000,000.00
   4         1      Mall at Rockingham Park                                Retail           Anchored           260,000,000.00
   10        1      Los Angeles International Jewelry Center             Mixed Use       Office/Retail         124,400,000.00
   11        1      Lembi Pool                                            Various           Various            122,500,000.00
 11.19              240 Church Street                                      Retail          Unanchored
 11.26              631 Larkin Street                                      Retail          Unanchored
   13        1      Osprey Pool                                            Office             CBD              113,360,000.00
 13.01              First Citizens Plaza                                   Office             CBD
 13.02              Sarasota City Center                                   Office             CBD
   17        1      Southern Palm Crossing Shopping Center                 Retail           Anchored            69,675,000.00
   18        1      635 Madison Avenue                                     Office           Medical             56,500,000.00
   19        1      Cherry Hill Corporate Center Pool                     Various           Various             51,700,000.00
 19.01              24-42 Cherry Hill Drive                              Mixed Use         Office/R&D
 19.02              71 Cherry Hill Drive                                 Mixed Use         Office/R&D
 19.03              35 Cherry Hill Drive                                 Mixed Use         Office/R&D
 19.04              37 Cherry Hill Drive                                 Mixed Use         Office/R&D
 19.05              33 Cherry Hill Drive                                 Mixed Use         Office/R&D
 19.06              54 Cherry Hill Drive                                 Mixed Use         Office/R&D
 19.07              72 Cherry Hill Drive                                   Office           Suburban
 19.08              66 Cherry Hill Drive                                   Office           Suburban
 19.09              5 Cherry Hill Drive                                    Office           Suburban
   20        1      First Colony Commons                                   Retail           Anchored            50,600,000.00
   21        1      611 West 6th Street                                    Office             CBD               50,000,000.00
   23        1      Corporate Plaza                                        Office             CBD               47,000,000.00
   25        1      Central Texas Marketplace                              Retail           Anchored            45,386,369.00
   26        1      East Gate Square Phase II                              Retail           Anchored            41,480,000.00
   28        1      FMC Technologies                                     Industrial           Flex              39,000,000.00
   29        1      1020 19th Street                                       Office             CBD               38,000,000.00
   30        1      1920 L Street                                          Office             CBD               36,600,000.00
   31        1      Scottsdale Medical Office                              Office           Medical             36,500,000.00
   34        1      Toll Brothers Corporate Headquarters                   Office           Suburban            35,125,000.00
   37        1      1900 L Street                                          Office             CBD               31,900,000.00
   39        1      Whittier Marketplace                                   Retail           Anchored            30,400,000.00
   42        1      East Gate Square Phase IV                              Retail           Anchored            28,080,000.00
   43        1      East Gate Square Phase V                               Retail           Anchored            28,020,000.00
   45        1      Whittier Center                                        Office           Suburban            26,100,000.00
   46        1      Durham Office                                          Office           Suburban            26,000,000.00
   47        1      35 Nutmeg Drive                                        Office           Suburban            25,600,000.00
   48        1      Parkway 400                                            Office           Suburban            25,500,000.00
   49        1      THF-Fairview Marketplace                               Retail           Anchored            25,000,000.00
   51        1      One & Two Decatur Town Center                          Office           Suburban            24,000,000.00
   53        1      Beachwalk Shopping Center                            Mixed Use       Office/Retail          22,520,000.00
   57        1      The Phillips Building                                  Office             CBD               21,700,000.00
   58        1      200 Montague Street                                    Office             CBD               21,000,000.00
   60        1      Courthouse Marketplace Retail Center                   Retail           Anchored            20,750,000.00
   62        1      200 South Tryon                                        Office             CBD               20,000,000.00
   65        1      14700 Lee Road                                         Office           Suburban            19,300,000.00
   66        1      East Gate Square Phase III                             Retail           Anchored            19,280,000.00
   67        1      St. Louis County Office Pool                           Office           Various             18,500,000.00
 67.01              9735 Landmark Parkway Drive                            Office           Suburban
 67.02              Laumeier III                                           Office           Suburban
 67.03              9701 Landmark Parkway Drive                            Office           Medical
 67.04              9717 Landmark Parkway Drive                            Office           Suburban
   68        1      Donald Ross Village                                  Mixed Use       Retail/Office          18,000,000.00
   70        1      5601 Cushing Parkway                                   Retail        Single Tenant          17,670,000.00
   71        1      901 7th Street                                         Office             CBD               17,250,000.00
   72        1      1700 Higgins Center                                    Office           Suburban            17,000,000.00
   73        1      Shop-Rite BayShore                                     Retail        Single Tenant          17,000,000.00
   76        1      Lexington Green Building I and II                      Office           Suburban            16,400,000.00
   77        1      National Archives Building                           Industrial        Warehouse            16,400,000.00
   79        1      Sherwood Plaza                                         Office           Suburban            15,700,000.00
   80        1      801 West Easy Street                                 Industrial        Warehouse            15,600,000.00
   82        1      Northridge Promenade Shopping Center                   Retail           Anchored            15,100,000.00
   84        1      15 Broad Street                                        Office             CBD               15,000,000.00
   89        1      Oakton Corporate Center                                Office           Suburban            13,500,000.00
   93        1      East Gate Square Phase VI                              Retail       Shadow Anchored         13,140,000.00
   96        1      Capital One Data Center                              Industrial           Flex              12,500,000.00
   99        1      Cypress Business Center                                Office           Suburban            12,000,000.00
  102        1      Battleground Plaza                                     Retail           Anchored            11,440,000.00
  107        1      CentrePointe Office                                    Office           Suburban            9,600,000.00
  111        1      Winchester Court                                       Retail           Anchored            8,810,000.00
  116        1      Tyvola Center                                          Office           Suburban            8,500,000.00
  118        1      Victoria Crossing                                      Retail           Anchored            8,288,000.00
  122        1      Publix at Bayside Lakes                                Retail           Anchored            8,000,000.00
  123        1      Evergreen Distribution Center                        Industrial       Distribution          7,900,000.00
  127        1      Berwick Marketplace                                    Retail       Shadow Anchored         7,200,000.00
  129        1      Gander Mountain - Cicero                               Retail        Single Tenant          7,088,000.00
  130        1      Burnsville Medical Center                              Office           Medical             7,050,000.00
  131        1      52-15 Flushing Ave                                   Industrial        Warehouse            6,993,031.46
  133        1      1603 North 35th Street                               Industrial        Warehouse            6,750,000.00
  135        1      425 Meadowlands Parkway                                 Land             Office             6,400,000.00
  136        1      CVS (Mixed Use Facility)                             Mixed Use       Retail/Office          6,250,000.00
  137        1      Baldwin Transfer Pool                                Industrial       Distribution          6,200,000.00
 137.01             1505 & 1507 Telegraph Road                           Industrial       Distribution
 137.02             1400 James Street                                    Industrial       Distribution
 137.03             52 W.L. Runnels Drive                                Industrial       Distribution
 137.04             1700 A. Craft Highway                                Industrial       Distribution
 137.05             201 Callahan Road                                    Industrial       Distribution
 137.06             200 Callahan Road                                    Industrial       Distribution
  138        1      Wendover Plaza                                         Retail           Anchored            6,193,465.17
  139        1      Parkway Place                                        Industrial     Office/Showroom         6,100,000.00
  142        1      Lyon's Station                                         Retail          Unanchored           5,950,000.00
  144        1      Sweetwater Shopping Center                             Retail          Unanchored           5,840,000.00
  145        1      Orlando ICE Building                                 Industrial           Flex              5,833,856.26
  148        1      FBI Building - Nashville, TN                           Office           Suburban            5,680,000.00
  151        1      400 Centennial Parkway                                 Office           Suburban            5,370,000.00
  153        1      Center of Dover                                        Retail           Anchored            5,360,000.00
  154        1      Best Buy - Kohler, WI                                  Retail        Single Tenant          5,225,000.00
  155        1      Blackhawk Office Building                              Office           Suburban            5,100,000.00
  157        1      Ridgewood Industrial                                 Industrial           Flex              4,800,000.00
  158        1      Mountain View Shopping Center Phase II                 Retail           Anchored            4,727,839.00
  162        1      2580 Diehl Rd                                        Industrial        Warehouse            4,480,000.00
  165        1      Metro Gardens Office Park                              Office           Suburban            4,350,000.00
  167        1      Rite Aid - Boardman, OH                                Retail        Single Tenant          4,009,732.11
  171        1      CVS - San Antonio, TX                                  Retail        Single Tenant          3,750,000.00
  172        1      Airport Center Warehouse                             Industrial  Warehouse/Distribution     3,500,000.00
  174        1      Shoppers World Duluth II                               Retail       Shadow Anchored         3,440,000.00
  175        1      New Forest Crossing Shopping Center Phase II           Retail       Shadow Anchored         3,437,500.00
  176        1      Oceana Distribution Center                           Industrial  Distribution/Warehouse     3,400,000.00
  177        1      Clanton Shopping Center                                Retail       Shadow Anchored         3,304,668.89
  179        1      Bull Creek Market                                      Retail          Unanchored           3,150,000.00
  180        1      Gateway Retail Center II                               Retail          Unanchored           3,030,000.00
  181        1      La Marque Crossing                                     Retail       Shadow Anchored         3,030,000.00
  185        1      Fry's Plaza                                            Retail       Shadow Anchored         2,070,000.00
  186        1      Rite Aid - Erie, PA                                    Retail        Single Tenant          1,605,000.00

MORTGAGE    NUMBER                                                                            LARGEST        LARGEST
  LOAN     OF UNITS    UNIT OF                                                                TENANT          TENANT
 NUMBER     (UNITS)    MEASURE   LARGEST TENANT                                              % OF NRA       EXP. DATE
------------------------------------------------------------------------------------------------------------------------

   1       1,101,779   Sq. Ft.   Ernst & Young LLP                                            96.66%       05/30/2022
   2       9,848,341   Sq. Ft.   Various                                                     Various         Various
  2.01       678,348   Sq. Ft.   Fulbright & Jaworski                                         18.84%       06/30/2015
  2.02       904,226   Sq. Ft.   GSA - Department of Defense                                  60.75%     Multiple Spaces
  2.03       944,141   Sq. Ft.   Wells Fargo Bank NA                                          19.93%     Multiple Spaces
  2.04       711,495   Sq. Ft.   Commodity Future                                             22.74%       09/30/2015
  2.05       731,234   Sq. Ft.   Booz Allen Hamilton                                          97.68%     Multiple Spaces
  2.06       473,988   Sq. Ft.   Infospace                                                    27.60%       02/28/2013
  2.07       463,182   Sq. Ft.   Expedia                                                      57.37%       09/30/2009
  2.08       465,765   Sq. Ft.   HDR Engineering                                              11.66%       12/31/2012
  2.09       466,948   Sq. Ft.   US Bank National                                             9.80%        12/31/2013
  2.10       294,521   Sq. Ft.   DHS - GS-11B-01687                                           24.65%     Multiple Spaces
  2.11       329,695   Sq. Ft.   SunTrust Bank                                                18.06%     Multiple Spaces
  2.12       251,088   Sq. Ft.   Fiserv Seattle                                               14.71%       07/31/2008
  2.13       163,936   Sq. Ft.   GSA-Department of Justice                                    42.41%       01/31/2008
  2.14       277,672   Sq. Ft.   High Tech Institute                                          11.25%       06/30/2014
  2.15       216,469   Sq. Ft.   XO Communications                                            77.38%       11/30/2007
  2.16       102,822   Sq. Ft.   New York Times                                               21.54%       12/31/2009
  2.17       148,952   Sq. Ft.   Serena Software                                              19.34%       01/31/2012
  2.18       764,103   Sq. Ft.   College Entrance Exam                                        9.27%        09/30/2009
  2.19       380,743   Sq. Ft.   BAE Systems                                                  19.25%       05/31/2014
  2.20     1,079,013   Sq. Ft.   Perkins Coie                                                 26.48%     Multiple Spaces
   3       1,454,110   Sq. Ft.   Citibank N.A.                                                25.11%       08/31/2014
   4         382,012   Sq. Ft.   The Gap                                                      4.58%        01/31/2010
   10        369,853   Sq. Ft.   Bank of America                                              5.10%        09/29/2011
   11        Various   Various   Various                                                     Various         Various
 11.19         3,470   Sq. Ft.   Sparky's Diner                                               61.53%           MTM
 11.26         6,500   Sq. Ft.   Zaki Mokhemer                                                67.69%       02/28/2011
   13        724,097   Sq. Ft.   Various                                                     Various         Various
 13.01       475,043   Sq. Ft.   Shaw Facilities, Inc.                                        50.15%       04/30/2016
 13.02       249,054   Sq. Ft.   Boars Head Provisions                                        16.21%       02/28/2013
   17        346,042   Sq. Ft.   Costco                                                       41.83%       04/12/2032
   18        143,825   Sq. Ft.   N.Y. Physicians P.C.                                         12.52%       06/30/2011
   19        601,889   Sq. Ft.   Various                                                     Various         Various
 19.01       100,612   Sq. Ft.   IBIS Technology Corporation                                  31.73%       06/30/2011
 19.02       100,928   Sq. Ft.   Siemens Real Estate                                         100.00%       08/31/2016
 19.03        77,712   Sq. Ft.   Medtronic, Inc.                                             100.00%       10/31/2009
 19.04        60,000   Sq. Ft.   Medtronic, Inc.                                             100.00%       10/31/2009
 19.05        60,600   Sq. Ft.   Shawmut Advertising, Inc.                                    36.23%       08/31/2012
 19.06        68,700   Sq. Ft.   Osram Sylvania Products, Inc.                               100.00%       08/31/2016
 19.07        59,146   Sq. Ft.   Amphenol PCD, Inc.                                           37.73%       03/31/2012
 19.08        32,669   Sq. Ft.   American Renal Associates                                    57.83%       06/30/2011
 19.09        41,522   Sq. Ft.   TUV America, Inc.                                            36.73%       09/11/2007
   20        410,119   Sq. Ft.   Home Depot                                                   24.93%       01/31/2013
   21        274,528   Sq. Ft.   HUD                                                          31.91%       03/19/2013
   23        277,799   Sq. Ft.   BCBS of DE., Inc.                                            57.90%       10/01/2017
   25        555,906   Sq. Ft.   Belk                                                         17.31%       03/24/2024
   26        154,742   Sq. Ft.   CVS                                                          32.31%       01/31/2016
   28        462,717   Sq. Ft.   FMC Technologies                                            100.00%       03/31/2022
   29        107,338   Sq. Ft.   Hudson Cook LLP                                              11.54%       02/29/2016
   30        101,317   Sq. Ft.   Federal Insurance Company                                    12.99%       01/31/2016
   31        154,136   Sq. Ft.   SMIL                                                         19.67%       02/28/2017
   34        203,000   Sq. Ft.   Toll Brothers, Inc.                                         100.00%       10/31/2019
   37        104,394   Sq. Ft.   Communications International Union                           18.08%       01/31/2008
   39        168,263   Sq. Ft.   Ralphs                                                       26.17%       09/10/2012
   42         99,560   Sq. Ft.   Barnes & Noble Inc.                                          30.28%       01/31/2013
   43         94,286   Sq. Ft.   Circuit City                                                 34.89%       01/31/2016
   45        143,450   Sq. Ft.   Whittier Hospital Medical Center                             7.76%        04/30/2009
   46        276,329   Sq. Ft.   Duke University Health System PRMO Group                     38.72%       06/30/2010
   47        278,655   Sq. Ft.   NASDAQ, Inc.                                                 16.79%       07/31/2008
   48        192,786   Sq. Ft.   Inovis, Inc.                                                 27.75%       10/31/2014
   49        219,096   Sq. Ft.   Wal-Mart Supercenter                                         79.05%       10/17/2026
   51        185,354   Sq. Ft.   Third Millennium Communications                              11.70%       03/31/2010
   53         52,875   Sq. Ft.   Coldwell Banker Residential Brokerage                        9.55%        09/30/2007
   57        109,496   Sq. Ft.   Seneca One Finanice, Inc.                                    15.51%       08/31/2008
   58         45,335   Sq. Ft.   Health Insurance Plan of Greater NY                          56.31%       10/31/2010
   60        103,263   Sq. Ft.   Harris Teeter, Inc.                                          47.22%       09/20/2025
   62        210,426   Sq. Ft.   Wachovia Bank National Association                           36.88%       05/31/2008
   65         84,652   Sq. Ft.   General Dynamics                                            100.00%       02/28/2011
   66        128,898   Sq. Ft.   Dick's Sporting Goods, Inc.                                  54.31%       09/30/2018
   67        182,955   Sq. Ft.   Various                                                     Various         Various
 67.01        84,905   Sq. Ft.   Anheuser Busch                                               81.30%       02/29/2012
 67.02        51,843   Sq. Ft.   Anheuser Busch                                               71.22%           MTM
 67.03        22,600   Sq. Ft.   St. John's Mercy Medical Center                             100.00%       05/31/2011
 67.04        23,607   Sq. Ft.   Meier New Life Clinic                                        17.83%       03/31/2008
   68         53,709   Sq. Ft.   Raymonds Village Grill                                       8.17%        12/31/2016
   70         50,654   Sq. Ft.   Sonic Fremont, Inc.                                         100.00%       12/31/2021
   71         39,236   Sq. Ft.   Washington DC Convention & Tourism Corp                      44.25%       01/31/2016
   72        137,095   Sq. Ft.   SRDS, Inc.                                                   26.97%       12/31/2014
   73         60,000   Sq. Ft.   ShopRite                                                    100.00%       06/30/2022
   76        150,711   Sq. Ft.   Risk Placement Service, Inc.                                 14.28%       04/30/2012
   77        217,394   Sq. Ft.   GSA                                                         100.00%       06/30/2022
   79         92,960   Sq. Ft.   Inforeliance Corporation                                     20.97%       07/31/2009
   80        165,000   Sq. Ft.   Don's Cold Storage                                          100.00%       02/25/2022
   82         90,344   Sq. Ft.   Guitar Center Stores, Inc.                                   16.76%       10/31/2015
   84         70,787   Sq. Ft.   EMI Strategic Marketing                                      16.83%       03/31/2011
   89         64,648   Sq. Ft.   Vance International, Inc.                                    64.92%       04/30/2012
   93         36,273   Sq. Ft.   Hallmark Creations                                           15.44%       02/28/2010
   96         40,966   Sq. Ft.   Dataside, LLC                                               100.00%       03/31/2016
   99        121,758   Sq. Ft.   Citizens Property Insurance                                  47.14%     Multiple Spaces
  102        145,625   Sq. Ft.   Big Lots Stores, Inc.                                        19.91%       07/31/2008
  107         83,192   Sq. Ft.   Realtors Association                                         14.30%       11/30/2008
  111        251,613   Sq. Ft.   Seessel's                                                    21.34%       04/30/2010
  116         52,000   Sq. Ft.   United States Government, Department of Homeland Security   100.00%       07/28/2023
  118         86,725   Sq. Ft.   Ross Dress for Less                                          34.81%       01/31/2017
  122         70,070   Sq. Ft.   Publix                                                       63.18%       07/31/2021
  123        151,000   Sq. Ft.   BACE Manufacturing, Inc.                                    100.00%       04/30/2012
  127         38,171   Sq. Ft.   Fuddruckers                                                  11.01%       10/31/2016
  129         65,556   Sq. Ft.   Gander Mountain                                             100.00%       09/30/2019
  130         45,412   Sq. Ft.   Quello Clinic                                                61.29%       10/31/2016
  131         65,000   Sq. Ft.   Liber Chocolate & Food Co., Inc.                            100.00%       03/30/2022
  133        274,510   Sq. Ft.   Stribling Packaging, Inc                                    100.00%       02/28/2022
  135        125,000   Sq. Ft.   Meadowland Parkway Associates                               100.00%       12/31/2009
  136         27,379   Sq. Ft.   CVS                                                          50.39%       01/30/2028
  137        799,039   Sq. Ft.   Baldwin Transfer                                            Various         Various
 137.01      154,594   Sq. Ft.   Baldwin Transfer                                            100.00%       11/30/2021
 137.02      150,000   Sq. Ft.   Baldwin Transfer                                            100.00%       11/30/2021
 137.03      150,000   Sq. Ft.   Baldwin Transfer                                            100.00%       07/31/2019
 137.04      148,968   Sq. Ft.   Baldwin Transfer                                            100.00%       11/30/2021
 137.05       96,613   Sq. Ft.   Baldwin Transfer                                            100.00%       11/30/2021
 137.06       98,864   Sq. Ft.   Baldwin Transfer                                            100.00%       11/30/2021
  138         78,099   Sq. Ft.   Food Lion                                                    37.13%       11/01/2014
  139         93,294   Sq. Ft.   AccuTronics                                                  20.50%       06/30/2010
  142         28,554   Sq. Ft.   China Palace                                                 14.71%       12/31/2008
  144         12,020   Sq. Ft.   Wachovia Bank (Ground Lease)                                 33.28%       08/31/2026
  145         22,082   Sq. Ft.   GSA-DHS                                                     100.00%       07/31/2020
  148         26,833   Sq. Ft.   FBI                                                         100.00%       02/08/2021
  151         40,889   Sq. Ft.   McStain                                                      62.91%       11/07/2014
  153         38,495   Sq. Ft.   Happy Harry's                                                31.17%       08/31/2022
  154         30,038   Sq. Ft.   Best Buy                                                    100.00%       01/31/2018
  155         34,256   Sq. Ft.   City of Los Angeles - LAPD                                   13.08%           MTM
  157         62,678   Sq. Ft.   National Compressor Exchange of New York, Inc.               81.81%       06/30/2028
  158         55,500   Sq. Ft.   Bed Bath & Beyond                                            41.44%       01/31/2016
  162         65,477   Sq. Ft.   Dupage County election commission                            43.40%       09/30/2007
  165         46,590   Sq. Ft.   State of Florida Department of Revenue                       45.37%       12/31/2010
  167         14,564   Sq. Ft.   Rite Aid                                                    100.00%       07/31/2026
  171         10,908   Sq. Ft.   CVS                                                         100.00%       09/03/2018
  172         50,800   Sq. Ft.   Danial Casabona                                              6.56%        12/31/2007
  174         13,650   Sq. Ft.   Radio Shack                                                  17.82%       01/31/2012
  175         26,680   Sq. Ft.   Anna's Linens                                                30.17%       05/02/2016
  176         96,000   Sq. Ft.   Shed Manufacturing, Inc.                                     40.00%       01/31/2010
  177         29,728   Sq. Ft.   Dollar Tree                                                  26.91%       09/30/2011
  179         27,035   Sq. Ft.   Bull Creek Restaurant                                        19.23%       03/31/2010
  180         10,000   Sq. Ft.   Jack-n-Grill Mexican Restaurant                              40.00%       06/26/2016
  181         14,231   Sq. Ft.   Regions Bank                                                 28.11%       03/31/2015
  185          7,574   Sq. Ft.   Nancy McEachern & Frank Turner                               25.06%       01/31/2012
  186         11,325   Sq. Ft.   Rite Aid                                                    100.00%       05/31/2017

MORTGAGE                                              2ND                2ND
  LOAN                                           LARGEST TENANT     LARGEST TENANT
 NUMBER    2ND LARGEST TENANT NAME                  % OF NRA          EXP. DATE
----------------------------------------------------------------------------------

   1       Red Lobster                               1.32%            05/31/2013
   2       Various                                  Various            Various
  2.01     Shearman & Sterling                       16.87%        Multiple Spaces
  2.02     Polk GSA                                  39.25%        Multiple Spaces
  2.03     King County                               10.38%           07/31/2007
  2.04     Jackson & Campbell                        6.23%            05/31/2010
  2.05     Northern VA Family Sv                     0.48%            12/31/2007
  2.06     Keybank National Association              21.88%           07/31/2010
  2.07     Sierra Entertainment                      27.64%           02/28/2010
  2.08     Oracle USA                                6.60%            03/31/2009
  2.09     Business Service Center                   7.66%            03/31/2009
  2.10     GSA - GS-11B-01808                        16.03%           02/28/2011
  2.11     HQ Global Workplaces                      6.49%            03/31/2011
  2.12     Orrtax Software                           13.31%           09/30/2013
  2.13     American Hospital Association             24.09%           08/31/2014
  2.14     John L Scott Real Estate Servi            9.61%            04/30/2014
  2.15     Stanley Martin                            13.35%           01/31/2016
  2.16     Jones Lang Lasalle                        17.48%        Multiple Spaces
  2.17     Barclay Dean                              8.83%            08/31/2012
  2.18     Pfizer, Inc.                              8.24%            09/30/2009
  2.19     Federal Network Systems                   11.24%           11/30/2008
  2.20     Washington Mutual Bank                    16.78%           12/31/2010
   3       Orrick, Herrington & Sutcliffe            16.47%           03/31/2010
   4       H & M                                     4.00%            10/31/2011
   10      Kattan Diamonds                           1.57%            09/30/2016
   11      Various                                  Various            Various
 11.19     Just Deserts                              38.76%           06/30/2007
 11.26     Turtle Towe Restaurant                    32.31%              MTM
   13      Various                                  Various            Various
 13.01     First Citizen's Bank                      13.64%           10/31/2036
 13.02     Wachovia Bank                             12.13%           08/31/2013
   17      Marshalls & Homegoods                     16.09%           10/31/2016
   18      Seville Watch Corporation                 8.00%            05/31/2017
   19      Various                                  Various            Various
 19.01     Advanced Photographics, Inc.              12.18%           02/28/2008
 19.02
 19.03
 19.04

 19.05     Axcellis Technologies, Inc.               31.85%           07/31/2009
 19.06

 19.07     CP Media, Inc.                            20.29%           12/31/2010
 19.08     Applied Materials, Inc.                   35.07%           02/28/2008
 19.09     Selective Micro Technologies, Inc.        19.82%           06/30/2011
   20      Conn's Appliances (Ground Lease)          12.25%           02/28/2018
   21      GSA, SSA                                  27.18%        Multiple Spaces
   23      Unicare Life & Health Insurance           11.39%           03/31/2015
   25      Kohl's                                    15.90%           01/31/2025
   26      Michael's Store                           15.58%           02/28/2009
   28

   29      Farr Miller & Washington                  8.04%            03/31/2013
   30      Liquidity Services, Inc.                  12.99%           01/31/2013
   31      Scottsdale Healthcare Realty              9.92%            10/31/2013
   34

   37      Change to Win                             8.67%         Multiple Spaces
   39      CVS                                       12.72%           09/30/2012
   42      Petsmart Inc.                             28.10%           01/31/2018
   43      Thomasville Home Furnishings              16.36%           03/31/2012
   45      First Team Real Estate                    7.49%            10/31/2011
   46      Qualex, Inc.                              35.68%           02/28/2009
   47      Gartner Group, Inc.                       16.40%           11/30/2010
   48      Certegy                                   25.45%           03/31/2012
   49      El Maguey Restaurant                      1.59%            04/30/2012
   51      Third Millennium Healthcare               8.22%            05/31/2011
   53      California Pizza Kitchen                  9.46%            06/30/2012
   57      Rock Bottom Restaurants, Inc.             11.83%           06/30/2011
   58      HSBC Bank USA                             43.69%           03/31/2017
   60      Long & Foster Real Estate, Inc.           6.34%            05/31/2011
   62      HR America                                6.44%         Multiple Spaces
   65

   66      Best Buy                                  36.32%           01/31/2018
   67      Various                                  Various            Various
 67.01     Delta Dental                              10.84%           11/30/2008
 67.02     Schmersahl, Treloar & Co., P.C.           19.52%           04/30/2010
 67.03

 67.04     World Mortgage Company                    16.81%           02/28/2010
   68      Citibank                                  7.42%            10/31/2016
   70

   71      Commerce Bank                             26.25%           12/31/2027
   72      General Services Admin                    10.74%           09/20/2015
   73

   76      Strayer University, Inc.                  9.04%            10/31/2015
   77

   79      Chadwick Washington                       15.51%           01/31/2013
   80
   82      Beverages & More, Inc.                    15.76%           11/30/2016
   84      Beecher Carlson Holdings, Inc.            10.38%           03/31/2013
   89      General Dynamics AIS                      11.79%           12/31/2007
   93      Modern Woman/Charming Shoppes             12.85%           04/30/2009
   96

   99      Washington Mutual                         15.30%           06/30/2009
  102      Triad Fitness Group Northwest, LLC        19.90%           05/31/2016
  107      Humana Medical Plan                       14.04%           07/31/2008
  111      Memphis Furniture Showroom                19.87%           07/31/2010
  116

  118      Bed Bath & Beyond                         26.52%           01/31/2017
  122      Beef O'Brady's                            5.71%            03/31/2008
  123

  127      Rug Decor                                 10.48%           05/31/2011
  129

  130      Suburban Radiology                        10.19%           10/31/2011
  131
  133
  135

  136      Perkins Eastman Architects                39.84%           12/31/2018
  137
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06
  138      USPS                                      20.05%           04/19/2011
  139      MaxCam Corp                               10.91%           10/12/2009
  142      Video Depot                               12.52%           12/31/2007
  144      Sugar Land Uniforms                       27.58%           01/31/2012
  145
  148

  151      Holcim                                    17.72%           12/31/2010
  153      Dollar Tree                               25.98%           04/30/2011
  154

  155      Timothy Larson                            9.74%            01/31/2009
  157      National Brand Coffee Service, Inc.       18.19%           06/30/2011
  158      Best Buy                                  36.04%           01/31/2016
  162      Norandex Distribution Inc.                22.16%           11/30/2008
  165      Center for Independent Living Inc.        11.22%           09/30/2013
  167
  171

  172      Angel Leonardo Estralla                   3.55%            02/28/2007
  174      AZP Inc d/b/a Jang                        14.48%           12/14/2011
  175      Buffalo Wild Wings                        21.04%           05/31/2016
  176      Community Alternatives, Inc.              29.38%           12/31/2009
  177      CATO                                      17.49%           01/31/2012
  179      Waterloo Restaurant                       18.49%           10/31/2010
  180      Heidi's Deli                              20.00%           12/31/2025
  181      Cingular Wireless                         11.24%           11/30/2011
  185      Suiyen He                                 23.77%           07/31/2011
  186

MORTGAGE                                                                    3RD                3RD         MORTGAGE
  LOAN                                                                 LARGEST TENANT    LARGEST TENANT      LOAN
 NUMBER    3RD LARGEST TENANT NAME                                        % OF NRA          EXP. DATE       NUMBER
-------------------------------------------------------------------------------------------------------------------

   1       Disney Store                                                    1.05%           11/30/2018         1
   2       Various                                                        Various            Various          2
  2.01     Edison Electric Institute                                       11.32%          07/31/2015        2.01
  2.02                                                                                                       2.02
  2.03     Moss Adams                                                      9.91%         Multiple Spaces     2.03
  2.04     AT&T Corp.                                                      5.66%         Multiple Spaces     2.04
  2.05     YK and Wang                                                     0.38%           10/31/2011        2.05
  2.06     Symetra Finacial Corporation                                    15.09%          07/31/2015        2.06
  2.07     American Family Mutual Insuran                                  6.09%         Multiple Spaces     2.07
  2.08     Cisco Systems                                                   6.02%           02/28/2013        2.08
  2.09     Wells Fargo Bank NA                                             5.27%         Multiple Spaces     2.09
  2.10     EADS                                                            12.57%          08/31/2014        2.10
  2.11     GSA-VA201                                                       6.43%           08/31/2013        2.11
  2.12     Great American Insurance                                        9.87%           12/31/2009        2.12
  2.13     National Retail Federation                                      16.32%          03/31/2014        2.13
  2.14     Peacehealth                                                     9.32%           03/31/2014        2.14
  2.15     Akamai Technologies                                             7.17%           05/31/2011        2.15
  2.16     Constantine Cannon                                              12.21%          03/31/2008        2.16
  2.17     National Medical Management                                     8.51%           07/31/2008        2.17
  2.18     National Amusements                                             6.74%           02/28/2011        2.18
  2.19     BBN Technologies                                                10.78%          11/30/2010        2.19
  2.20     Davis Wright Tremaine                                           15.71%          12/31/2018        2.20
   3       Fulbright & Jaworski L.L.P.                                     9.57%           12/31/2016         3
   4       Express - Men                                                   3.52%           01/31/2014         4
   10      Oro King                                                        1.49%         Multiple Spaces      10
   11                                                                                                         11
 11.19                                                                                                      11.19
 11.26                                                                                                      11.26
   13      Various                                                        Various            Various          13
 13.01     HDR Engineering, Inc.                                           7.01%           04/30/2009       13.01
 13.02     Paine Webber                                                    7.90%           04/30/2010       13.02
   17      Stein Mart                                                      10.40%          11/30/2016         17
   18      Tom Jones Inc. D.b.a. Searle                                    7.82%           03/31/2019         18
   19      Various                                                        Various            Various          19
 19.01     Publishers Circulation Fulfillment, Inc.                        11.23%          11/30/2011       19.01
 19.02                                                                                                      19.02
 19.03                                                                                                      19.03
 19.04                                                                                                      19.04
 19.05     Advanced Ion Beam Technology, Inc.                              17.90%          06/30/2010       19.05
 19.06                                                                                                      19.06
 19.07                                                                                                      19.07
 19.08     Audiovox, Inc.                                                  7.10%           03/31/2010       19.08
 19.09     eAppraiseIT, LLC                                                16.95%          07/31/2011       19.09
   20      Babies R Us                                                     10.11%          01/31/2014         20
   21      Arbinet-the exchange                                            5.86%           07/31/2008         21
   23      Smith, Katzenstein & Furlow                                     5.71%           04/30/2010         23
   25      Sports Authority / Oshman's                                     6.28%           01/31/2015         25
   26      Staples the Office Superstore East                              15.45%          01/31/2011         26
   28                                                                                                         28
   29      Abu Dhabi International                                         6.73%           03/31/2013         29
   30      Americans for Tax Reforms                                       12.83%          10/31/2009         30
   31      Phoenix Diagnostic Imaging                                      3.91%           03/01/2008         31
   34                                                                                                         34
   37      Get Active Software, Inc.                                       8.12%         Multiple Spaces      37
   39      Pacific Auto Spa                                                6.54%           05/31/2025         39
   42      Loehmann's Inc.                                                 25.11%          05/31/2012         42
   43      Moorestown Party City, LLC                                      12.39%          03/31/2012         43
   45      Bergman Medical Group                                           6.55%           12/31/2009         45
   46      Duke University                                                 15.23%          05/31/2009         46
   47      General Reinsurance Corp.                                       15.12%          08/31/2017         47
   48      Information Global Solutions, Inc                               11.09%          01/31/2010         48
   49      Eyemart Express                                                 1.36%           03/31/2012         49
   51      Georgia Advocacy                                                5.05%           10/31/2010         51
   53      Pacific Coast Grill                                             9.00%           07/31/2010         53
   57      Riorey, Inc.                                                    7.42%           04/30/2011         57
   58                                                                                                         58
   60      Sun Trust Bank                                                  4.16%           11/30/2026         60
   62      ColeJenest & Stone, PA                                          4.86%           03/31/2011         62
   65                                                                                                         65
   66      Chick-Fil-A                                                     3.26%           10/31/2017         66
   67      Various                                                        Various            Various          67
 67.01     Preferred Resource Network                                      4.39%           09/30/2011       67.01
 67.02     Law Offices of Steven M., LLC                                   7.04%           08/31/2012       67.02
 67.03                                                                                                      67.03
 67.04     Ryder Truck Rental, Inc.                                        12.85%          12/31/2007       67.04
   68      Grandes Bella Cucina                                            7.26%           02/28/2012         68
   70                                                                                                         70
   71      Anderson Pitts                                                  14.75%          11/30/2015         71
   72      Chicago Sweeteners, Inc.                                        9.20%           08/21/2015         72
   73                                                                                                         73
   76      Alltel Publishing Corporation aka Windstream Yellow Pages       8.78%           10/31/2007         76
   77                                                                                                         77
   79      Leros Technologies Corporation                                  12.27%          09/30/2011         79
   80                                                                                                         80
   82      DD Car, Inc.                                                    9.82%           02/28/2010         82
   84      Fay, Spofford & Thorndike                                       6.25%           10/31/2009         84
   89      Sun Trust Mortgage, Inc.                                        8.28%           12/31/2009         89
   93      Jos A Bank Clothiers Inc.                                       10.97%          01/31/2009         93
   96                                                                                                         96
   99      AmTrak                                                          6.01%           09/30/2010         99
  102      Tuesday Morning                                                 15.13%          07/15/2012        102
  107      Bomar Industries                                                11.00%          10/31/2011        107
  111      Winchester VIII Theater                                         9.50%           07/31/2009        111
  116                                                                                                        116
  118      Petsmart                                                        23.14%          05/30/2016        118
  122      Washington Mutual Bank                                          5.14%           11/30/2011        122
  123                                                                                                        123
  127      Papa's Pizza                                                    8.47%           04/30/2011        127
  129                                                                                                        129
  130      Minnesota Sport and Spine                                       9.17%           11/30/2011        130
  131                                                                                                        131
  133                                                                                                        133
  135                                                                                                        135
  136      Dunkin Donuts                                                   9.77%           12/31/2018        136
  137                                                                                                        137
 137.01                                                                                                     137.01
 137.02                                                                                                     137.02
 137.03                                                                                                     137.03
 137.04                                                                                                     137.04
 137.05                                                                                                     137.05
 137.06                                                                                                     137.06
  138      Family Dollar                                                   10.82%          12/31/2007        138
  139      EPIEN Medical                                                   8.14%           05/31/2009        139
  142      Radio Shack                                                     9.46%           11/09/2008        142
  144      Starbuck's                                                      14.39%          09/30/2016        144
  145                                                                                                        145
  148                                                                                                        148
  151      CoBiz Bank                                                      12.39%          11/07/2009        151
  153      Slim-Z, LLC                                                     22.07%          12/31/2022        153
  154                                                                                                        154
  155      Bowker and Roth Property Services, Inc.                         7.32%           06/30/2007        155
  157                                                                                                        157
  158      Dollar Tree                                                     22.52%          08/31/2015        158
  162      Midwest Envelopes                                               17.75%          02/29/2008        162
  165      State of Florida Department of Lottery                          8.80%           12/31/2007        165
  167                                                                                                        167
  171                                                                                                        171
  172      Maintenance Storage Bay                                         3.32%           12/31/2008        172
  174      Fiji Corp                                                       13.92%          12/14/2011        174
  175      Dots Fashions                                                   14.99%          05/31/2011        175
  176      Harbour Graphics, Inc.                                          10.63%          02/28/2019        176
  177      Hibbbett Sports                                                 16.82%          10/31/2011        177
  179      Chase Carpets                                                   17.62%          10/31/2009        179
  180      Anthony's Pizza & Pasta                                         20.00%          07/15/2013        180
  181      Citi Financial                                                  11.24%          04/30/2010        181
  185      H&R Block Enterprises                                           18.22%          04/30/2011        185
  186                                                                                                        186

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

                                    ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

                                                                                                             CROSS
                                                                                                        COLLATERALIZED
MORTGAGE    LOAN                                                                                           AND CROSS
  LOAN     GROUP                                                                                           DEFAULTED
 NUMBER    NUMBER                     PROPERTY NAME                            CITY          STATE         LOAN FLAG
-------------------------------------------------------------------------------------------------------------------------

   2         1      Beacon D.C. & Seattle Pool*                              Various        Various
-------------------------------------------------------------------------------------------------------------------------
  2.01              Market Square                                           Washington         DC
  2.02              Polk & Taylor Buildings                                 Arlington          VA
  2.03              Wells Fargo Center                                       Seattle           WA
  2.04              One, Two & Three Lafayette Centre                       Washington         DC
  2.05              Booz Allen Complex                                       Mc Lean           VA
  2.06              Key Center                                               Bellevue          WA
  2.07              Sunset North                                             Bellevue          WA
  2.08              City Center Bellevue                                     Bellevue          WA
  2.09              Plaza Center and US Bank Tower                           Bellevue          WA
  2.10              1616 Fort Myer Drive                                    Arlington          VA
  2.11              American Center                                           Vienna           VA
  2.12              Eastgate Office Park                                     Bellevue          WA
  2.13              Liberty Place                                           Washington         DC
  2.14              Lincoln Executive Center Buildings I, II, III, A&B       Bellevue          WA
  2.15              11111 Sunset Hills Road                                   Reston           VA
  2.16              Army and Navy Club Building                             Washington         DC
  2.17              Plaza East                                               Bellevue          WA
  2.18              Reston Town Center                                        Reston           VA
  2.19              1300 North Seventeenth Street                           Arlington          VA
  2.20              Washington Mutual Tower                                  Seattle           WA

   5         2      Peter Cooper Village & Stuyvesant Town Pool*             New York          NY
-------------------------------------------------------------------------------------------------------------------------
  5.01              Stuyvesant Town                                          New York          NY
  5.02              Peter Cooper Village                                     New York          NY

Various      1      East Gate Portfolio                                      Various           NJ     East Gate Portfolio
-------------------------------------------------------------------------------------------------------------------------
   26        1      East Gate Square Phase II                               Moorestown         NJ     East Gate Portfolio
   42        1      East Gate Square Phase IV                              Mount Laurel        NJ     East Gate Portfolio
   43        1      East Gate Square Phase V                                Moorestown         NJ     East Gate Portfolio
   66        1      East Gate Square Phase III                             Mount Laurel        NJ     East Gate Portfolio
   93        1      East Gate Square Phase VI                               Moorestown         NJ     East Gate Portfolio

   8         1      Ashford Hospitality Pool 3                               Various        Various
-------------------------------------------------------------------------------------------------------------------------
  8.01              Courtyard - San Francisco, CA                         San Francisco        CA
  8.02              Courtyard - Seattle, WA                                  Seattle           WA

   9         1      Ashford Hospitality Pool 2                               Various        Various
-------------------------------------------------------------------------------------------------------------------------
  9.01              Residence Inn - Phoenix , AZ                             Phoenix           AZ
  9.02              SpringHill Suites - Hawthorne, CA                       Hawthorne          CA
  9.03              Towne Place Suites - Hawthorne, CA                      Hawthorne          CA
  9.04              SpringHill Suites - Plymouth Meeting, PA             Plymouth Meeting      PA
  9.05              SpringHill Suites - Glen Allen, VA                      Glen Allen         VA
  9.06              Residence Inn - Plano, TX                                 Plano            TX
  9.07              Residence Inn - Newark, CA                                Newark           CA

   11        1      Lembi Pool                                            San Francisco        CA
-------------------------------------------------------------------------------------------------------------------------
 11.01              300 Buchanan Street                                   San Francisco        CA
 11.02              536 Leavenworth Street                                San Francisco        CA
 11.03              210-218 Church Street                                 San Francisco        CA
 11.04              1405 Franklin Street                                  San Francisco        CA
 11.05              610 Leavenworth Street                                San Francisco        CA
 11.06              350 Judah Street                                      San Francisco        CA
 11.07              2080 Gough Street                                     San Francisco        CA
 11.08              455 Hyde Street                                       San Francisco        CA
 11.09              1035 Sutter Street                                    San Francisco        CA
 11.10              969 Bush Street                                       San Francisco        CA
 11.11              345 Fulton Street                                     San Francisco        CA
 11.12              516 Ellis Street                                      San Francisco        CA
 11.13              721 Geary Street                                      San Francisco        CA
 11.14              11 Dolores Street                                     San Francisco        CA
 11.15              2335 Larkin Street                                    San Francisco        CA
 11.16              3875 18th Street                                      San Francisco        CA
 11.17              1025 Sutter Street                                    San Francisco        CA
 11.18              828 Jones Street                                      San Francisco        CA
 11.19              240 Church Street                                     San Francisco        CA
 11.20              735 O'Farrell Street                                  San Francisco        CA
 11.21              2337-2339 Market Street                               San Francisco        CA
 11.22              635 Ellis Street                                      San Francisco        CA
 11.23              215-219 Church Street                                 San Francisco        CA
 11.24              1385 Kansas Street                                    San Francisco        CA
 11.25              747 Ellis Street                                      San Francisco        CA
 11.26              631 Larkin Street                                     San Francisco        CA
 11.27              601 Larkin Street                                     San Francisco        CA
 11.28              1520-1524 Geneva Avenue                               San Francisco        CA
 11.29              1199 DeHaro Street                                    San Francisco        CA

   12        1      Ashford Hospitality Pool 1                               Various        Various
-------------------------------------------------------------------------------------------------------------------------
 12.01              Courtyard - Basking Ridge, NJ                         Basking Ridge        NJ
 12.02              Courtyard - Oakland Airport, CA                          Oakland           CA
 12.03              Courtyard - Scottsdale, AZ                              Scottsdale         AZ
 12.04              Courtyard - Plano, TX                                     Plano            TX
 12.05              Courtyard - Newark, CA                                    Newark           CA

   13        1      Osprey Pool                                              Various        Various
-------------------------------------------------------------------------------------------------------------------------
 13.01              First Citizens Plaza                                    Charlotte          NC
 13.02              Sarasota City Center                                     Sarasota          FL

Various      1      Gravely Portfolio                                       Washington         DC      Gravely Portfolio
-------------------------------------------------------------------------------------------------------------------------
   30        1      1920 L Street                                           Washington         DC      Gravely Portfolio
   37        1      1900 L Street                                           Washington         DC      Gravely Portfolio
   29        1      1020 19th Street                                        Washington         DC      Gravely Portfolio

   19        1      Cherry Hill Corporate Center Pool                        Various           MA
-------------------------------------------------------------------------------------------------------------------------
 19.01              24-42 Cherry Hill Drive                                  Danvers           MA
 19.02              71 Cherry Hill Drive                                     Beverly           MA
 19.03              35 Cherry Hill Drive                                     Danvers           MA
 19.04              37 Cherry Hill Drive                                     Danvers           MA
 19.05              33 Cherry Hill Drive                                     Danvers           MA
 19.06              54 Cherry Hill Drive                                     Danvers           MA
 19.07              72 Cherry Hill Drive                                     Beverly           MA
 19.08              66 Cherry Hill Drive                                     Beverly           MA
 19.09              5 Cherry Hill Drive                                      Danvers           MA

Various      2      SSK Portfolio                                            Various        Various      SSK Portfolio
-------------------------------------------------------------------------------------------------------------------------
  112        2      SSK Applewood Pointe                                    Middletown         OH        SSK Portfolio
  117        2      SSK Ashley Pointe                                       Louisville         KY        SSK Portfolio
  132        2      SSK Heartland Pointe                                     Elsmere           KY        SSK Portfolio

   67        1      St. Louis County Office Pool                             Various           MO
-------------------------------------------------------------------------------------------------------------------------
 67.01              9735 Landmark Parkway Drive                            Saint Louis         MO
 67.02              Laumeier III                                           Saint Louis         MO
 67.03              9701 Landmark Parkway Drive                            Sunset Hills        MO
 67.04              9717 Landmark Parkway Drive                            Sunset Hills        MO

   90        1      Courtyard Matthews & Rock Hill Pool                      Various        Various
-------------------------------------------------------------------------------------------------------------------------
 90.01              Courtyard - Matthews, NC                                 Matthews          NC
 90.02              Courtyard - Rock Hill, SC                               Rock Hill          SC

  137        1      Baldwin Transfer Pool                                    Various        Various
-------------------------------------------------------------------------------------------------------------------------
 137.01             1505 & 1507 Telegraph Road                                Mobile           AL
 137.02             1400 James Street                                      Hattiesburg         MS
 137.03             52 W.L. Runnels Drive                                  Hattiesburg         MS
 137.04             1700 A. Craft Highway                                     Mobile           AL
 137.05             201 Callahan Road                                         Mobile           AL
 137.06             200 Callahan Road                                       Chickasaw          AL

                                                               ORIGINAL      REMAINING                ORIGINAL   REMAINING
MORTGAGE      ORIGINAL       CUT-OFF DATE    % OF AGGREGATE     TERM TO       TERM TO     REMAINING    AMORT       AMORT
  LOAN          LOAN             LOAN         CUT-OFF DATE    MATURITY OR   MATURITY OR   IO PERIOD     TERM       TERM
 NUMBER     BALANCE ($)      BALANCE ($)        BALANCE       ARD (MOS.)    ARD (MOS.)     (MOS.)      (MOS.)     (MOS.)
--------------------------------------------------------------------------------------------------------------------------

    2      414,000,000.00   414,000,000.00        7.08%           60             60           60         IO          IO
--------------------------------------------------------------------------------------------------------------------------
  2.01     63,968,571.52
  2.02     50,666,978.30
  2.03     47,643,888.97
  2.04     43,060,885.20
  2.05     36,313,349.75
  2.06     24,269,361.72
  2.07     22,552,246.89
  2.08     22,389,000.09
  2.09     18,356,198.80
  2.10     16,929,300.57
  2.11     12,817,899.08
  2.12     11,197,523.17
  2.13     10,641,274.61
  2.14     10,338,965.67
  2.15      9,093,452.81
  2.16      7,678,647.06
  2.17      6,082,455.80
  2.18
  2.19
  2.20

    5      247,727,272.72   247,727,272.72        4.24%           120           115          115         IO          IO
--------------------------------------------------------------------------------------------------------------------------
  5.01     191,638,078.90
  5.02     56,089,193.82

 Various   130,000,000.00   130,000,000.00        2.22%           120           118          118         IO          IO
--------------------------------------------------------------------------------------------------------------------------
   26      41,480,000.00    41,480,000.00         0.71%           120           118          118         IO          IO
   42      28,080,000.00    28,080,000.00         0.48%           120           118          118         IO          IO
   43      28,020,000.00    28,020,000.00         0.48%           120           118          118         IO          IO
   66      19,280,000.00    19,280,000.00         0.33%           120           118          118         IO          IO
   93      13,140,000.00    13,140,000.00         0.22%           120           118          118         IO          IO

    8      128,408,000.00   128,408,000.00        2.20%           120           119           59        360         360
--------------------------------------------------------------------------------------------------------------------------
  8.01     68,540,000.00
  8.02     59,868,000.00

    9      126,466,000.00   126,466,000.00        2.16%           120           119           59        360         360
--------------------------------------------------------------------------------------------------------------------------
  9.01     23,150,000.00
  9.02     21,920,000.00
  9.03     20,230,000.00
  9.04     20,000,000.00
  9.05     15,286,000.00
  9.06     14,760,000.00
  9.07     11,120,000.00

   11      122,500,000.00   122,500,000.00        2.10%           60             59           59         IO          IO
--------------------------------------------------------------------------------------------------------------------------
  11.01    12,894,736.84
  11.02     8,940,350.88
  11.03     8,252,631.58
  11.04     7,865,789.47
  11.05     7,556,315.79
  11.06     7,225,350.88
  11.07     6,619,298.25
  11.08     5,996,052.63
  11.09     5,501,754.39
  11.10     4,771,052.63
  11.11     4,513,157.89
  11.12     4,341,228.07
  11.13     3,932,894.74
  11.14     3,279,561.40
  11.15     3,137,719.30
  11.16     3,094,736.84
  11.17     3,008,771.93
  11.18     2,922,807.02
  11.19     2,750,877.19
  11.20     2,621,929.82
  11.21     2,501,578.95
  11.22     2,127,631.58
  11.23     2,015,877.19
  11.24     1,504,385.96
  11.25     1,474,298.25
  11.26     1,216,403.51
  11.27     1,117,543.86
  11.28      945,614.04
  11.29      369,649.12

   12      115,600,000.00   115,600,000.00        1.98%           120           119           59        360         360
--------------------------------------------------------------------------------------------------------------------------
  12.01    42,640,500.00
  12.02    24,002,182.00
  12.03    23,042,500.00
  12.04    19,688,000.00
  12.05     6,226,818.00

   13      113,360,000.00   113,360,000.00        1.94%           120           119          119         IO          IO
--------------------------------------------------------------------------------------------------------------------------
  13.01    74,160,000.00
  13.02    39,200,000.00

 Various   106,500,000.00   106,500,000.00        1.82%           120         Various      Various       IO          IO
--------------------------------------------------------------------------------------------------------------------------
   30      36,600,000.00    36,600,000.00         0.63%           120           116          116         IO          IO
   37      31,900,000.00    31,900,000.00         0.55%           120           117          117         IO          IO
   29      38,000,000.00    38,000,000.00         0.65%           120           119          119         IO          IO

   19      51,700,000.00    51,700,000.00         0.88%           120           118          118         IO          IO
--------------------------------------------------------------------------------------------------------------------------
  19.01     9,240,000.00
  19.02     8,560,000.00
  19.03     7,036,000.00
  19.04     5,640,000.00
  19.05     5,252,000.00
  19.06     4,915,000.00
  19.07     4,756,000.00
  19.08     3,191,000.00
  19.09     3,110,000.00

 Various   23,750,000.00    23,750,000.00         0.41%           120           119           59        360         360
--------------------------------------------------------------------------------------------------------------------------
   112      8,648,000.00     8,648,000.00         0.15%           120           119           59        360         360
   117      8,350,000.00     8,350,000.00         0.14%           120           119           59        360         360
   132      6,752,000.00     6,752,000.00         0.12%           120           119           59        360         360

   67      18,500,000.00    18,500,000.00         0.32%           120           119           59        360         360
--------------------------------------------------------------------------------------------------------------------------
  67.01
  67.02
  67.03
  67.04

   90      13,375,000.00    13,375,000.00         0.23%           120           117           33        360         360
--------------------------------------------------------------------------------------------------------------------------
  90.01     7,125,000.00
  90.02     6,250,000.00

   137      6,200,000.00     6,200,000.00         0.11%           120           119           23        300         300
--------------------------------------------------------------------------------------------------------------------------
 137.01
 137.02
 137.03
 137.04
 137.05
 137.06

                             MATURITY                                                 LTV
MORTGAGE     MONTHLY         DATE OR                                     CUT-OFF    RATIO AT    NUMBER
  LOAN         P&I         ARD BALLOON        APPRAISED                  DATE LTV   MATURITY   OF UNITS
 NUMBER    PAYMENTS ($)    BALANCE ($)        VALUE ($)       DSCR (X)    RATIO      OR ARD     (UNITS)
--------------------------------------------------------------------------------------------------------

    2           IO        414,000,000.00   3,432,650,000.00     1.27      78.66%     78.66%    9,848,341
--------------------------------------------------------------------------------------------------------
  2.01                                     529,000,000.00                                       678,348
  2.02                                     419,000,000.00                                       904,226
  2.03                                     394,000,000.00                                       944,141
  2.04                                     356,100,000.00                                       711,495
  2.05                                     300,300,000.00                                       731,234
  2.06                                     200,700,000.00                                       473,988
  2.07                                     186,500,000.00                                       463,182
  2.08                                     182,150,000.00                                       465,765
  2.09                                     151,800,000.00                                       466,948
  2.10                                     144,000,000.00                                       294,521
  2.11                                     106,000,000.00                                       329,695
  2.12                                      92,600,000.00                                       251,088
  2.13                                      96,000,000.00                                       163,936
  2.14                                      85,500,000.00                                       277,672
  2.15                                      75,200,000.00                                       216,469
  2.16                                      63,500,000.00                                       102,822
  2.17                                      50,300,000.00                                       148,952
  2.18                                     440,000,000.00                                       764,103
  2.19                                     200,000,000.00                                       380,743
  2.20                                     378,684,000.00                                      1,079,013

    5           IO        247,727,272.72   5,400,000,000.00     1.73      55.56%     55.56%      11,227
--------------------------------------------------------------------------------------------------------
  5.01                                                                                           8,746
  5.02                                                                                           2,481

 Various        IO        130,000,000.00   163,000,000.00       1.21      79.75%     79.75%     513,759
--------------------------------------------------------------------------------------------------------
   26           IO         41,480,000.00    51,850,000.00       1.19      80.00%     80.00%     154,742
   42           IO         28,080,000.00    35,100,000.00       1.36      80.00%     80.00%      99,560
   43           IO         28,020,000.00    35,025,000.00       1.27      80.00%     80.00%      94,286
   66           IO         19,280,000.00    24,100,000.00       1.34      80.00%     80.00%     128,898
   93           IO         13,140,000.00    16,925,000.00       0.65      77.64%     77.64%      36,273

    8       765,940.09    120,042,772.19   168,000,000.00       1.47      76.43%     71.45%       655
--------------------------------------------------------------------------------------------------------
  8.01                                      95,000,000.00                                         405
  8.02                                      73,000,000.00                                         250

    9       754,356.27    118,227,285.12   157,700,000.00       1.57      80.19%     74.97%      1,137
--------------------------------------------------------------------------------------------------------
  9.01                                      28,500,000.00                                         200
  9.02                                      27,400,000.00                                         164
  9.03                                      25,600,000.00                                         144
  9.04                                      25,000,000.00                                         199
  9.05                                      17,500,000.00                                         136
  9.06                                      17,700,000.00                                         126
  9.07                                      16,000,000.00                                         168

   11           IO        122,500,000.00   171,230,000.00       1.42      71.54%     71.54%     Various
--------------------------------------------------------------------------------------------------------
  11.01                                     17,600,000.00                                          60
  11.02                                     11,800,000.00                                          62
  11.03                                     10,600,000.00                                          16
  11.04                                     9,800,000.00                                           37
  11.05                                     10,200,000.00                                          28
  11.06                                     9,100,000.00                                           30
  11.07                                     9,000,000.00                                           16
  11.08                                     8,800,000.00                                           43
  11.09                                     8,700,000.00                                           34
  11.10                                     6,900,000.00                                           29
  11.11                                     5,900,000.00                                           29
  11.12                                     5,700,000.00                                           37
  11.13                                     6,300,000.00                                           28
  11.14                                     5,400,000.00                                           15
  11.15                                     5,200,000.00                                           12
  11.16                                     4,700,000.00                                           12
  11.17                                     4,200,000.00                                           19
  11.18                                     4,600,000.00                                           21
  11.19                                     3,300,000.00                                         3,470
  11.20                                     3,900,000.00                                           23
  11.21                                     3,600,000.00                                           12
  11.22                                     3,400,000.00                                           18
  11.23                                     2,600,000.00                                           1
  11.24                                     2,000,000.00                                           8
  11.25                                     2,300,000.00                                           14
  11.26                                     1,700,000.00                                         6,500
  11.27                                     1,350,000.00                                           1
  11.28                                     1,750,000.00                                           7
  11.29                                      830,000.00                                            1

   12       689,541.73    108,069,158.19   145,500,000.00       1.54      79.45%     74.27%       905
--------------------------------------------------------------------------------------------------------
  12.01                                     52,100,000.00                                         235
  12.02                                     29,300,000.00                                         156
  12.03                                     28,500,000.00                                         180
  12.04                                     23,600,000.00                                         153
  12.05                                     12,000,000.00                                         181

   13           IO        113,360,000.00   141,700,000.00       1.35      80.00%     80.00%     724,097
--------------------------------------------------------------------------------------------------------
  13.01                                     92,700,000.00                                       475,043
  13.02                                     49,000,000.00                                       249,054

 Various        IO        106,500,000.00   142,400,000.00       1.23      74.79%     74.79%     313,049
--------------------------------------------------------------------------------------------------------
   30           IO         36,600,000.00    47,600,000.00       1.31      76.89%     76.89%     101,317
   37           IO         31,900,000.00    46,800,000.00       1.39      68.16%     68.16%     104,394
   29           IO         38,000,000.00    48,000,000.00       1.01      79.17%     79.17%     107,338

   19           IO         51,700,000.00    64,000,000.00       1.23      80.78%     80.78%     601,889
--------------------------------------------------------------------------------------------------------
  19.01                                     10,400,000.00                                       100,612
  19.02                                     9,800,000.00                                        100,928
  19.03                                     7,900,000.00                                         77,712
  19.04                                     6,100,000.00                                         60,000
  19.05                                     6,300,000.00                                         60,600
  19.06                                     5,800,000.00                                         68,700
  19.07                                     7,800,000.00                                         59,146
  19.08                                     4,700,000.00                                         32,669
  19.09                                     5,200,000.00                                         41,522

 Various    140,262.62     22,175,136.06    29,890,000.00       1.19      74.44%     69.17%       785
--------------------------------------------------------------------------------------------------------
   112      51,073.31      8,074,550.60     10,810,000.00       1.19      74.44%     69.17%       253
   117      49,313.38      7,796,310.99     10,640,000.00       1.19      74.44%     69.17%       329
   132      39,875.92      6,304,274.47     8,440,000.00        1.19      74.44%     69.17%       203

   67       105,971.41     17,206,544.63    23,200,000.00       1.23      79.74%     74.17%     182,955
--------------------------------------------------------------------------------------------------------
  67.01                                     10,400,000.00                                        84,905
  67.02                                     6,700,000.00                                         51,843
  67.03                                     3,800,000.00                                         22,600
  67.04                                     2,300,000.00                                         23,607

   90       79,332.01      12,061,599.97    19,300,000.00       1.32      69.30%     62.50%       211
--------------------------------------------------------------------------------------------------------
  90.01                                     10,300,000.00                                         121
  90.02                                     9,000,000.00                                           90

   137      39,004.60      5,119,199.72     13,150,000.00       2.03      47.15%     38.93%     799,039
--------------------------------------------------------------------------------------------------------
 137.01                                     2,450,000.00                                        154,594
 137.02                                     2,250,000.00                                        150,000
 137.03                                     2,950,000.00                                        150,000
 137.04                                     2,350,000.00                                        148,968
 137.05                                     1,550,000.00                                         96,613
 137.06                                     1,600,000.00                                         98,864

                      CUT-OFF
                        DATE
                        LOAN
MORTGAGE               AMOUNT         UW NET       MORTGAGE
  LOAN     UNIT OF      PER            CASH          LOAN
 NUMBER    MEASURE   (UNIT) ($)      FLOW ($)       NUMBER
-----------------------------------------------------------

    2      Sq. Ft.     42.04      198,354,435.35      2
-----------------------------------------------------------
  2.01     Sq. Ft.                 25,307,068.36     2.01
  2.02     Sq. Ft.                 22,263,095.04     2.02
  2.03     Sq. Ft.                 18,616,234.01     2.03
  2.04     Sq. Ft.                 17,388,129.24     2.04
  2.05     Sq. Ft.                 15,469,518.68     2.05
  2.06     Sq. Ft.                 11,014,878.43     2.06
  2.07     Sq. Ft.                 8,370,682.01      2.07
  2.08     Sq. Ft.                 9,183,434.32      2.08
  2.09     Sq. Ft.                 8,466,918.79      2.09
  2.10     Sq. Ft.                 7,127,979.35      2.10
  2.11     Sq. Ft.                 6,801,601.61      2.11
  2.12     Sq. Ft.                 3,555,517.01      2.12
  2.13     Sq. Ft.                 5,225,760.11      2.13
  2.14     Sq. Ft.                 3,898,128.06      2.14
  2.15     Sq. Ft.                 4,199,873.62      2.15
  2.16     Sq. Ft.                 2,376,220.85      2.16
  2.17     Sq. Ft.                 2,352,484.57      2.17
  2.18     Sq. Ft.                 8,066,029.59      2.18
  2.19     Sq. Ft.                 5,900,879.02      2.19
  2.20     Sq. Ft.                 12,770,002.68     2.20

    5       Units    22,065.31    333,909,980.08      5
-----------------------------------------------------------
  5.01      Units                                    5.01
  5.02      Units                                    5.02

 Various   Sq. Ft.     253.04      8,620,142.12    Various
-----------------------------------------------------------
   26      Sq. Ft.     268.06      2,694,506.93       26
   42      Sq. Ft.     282.04      2,085,267.30       42
   43      Sq. Ft.     297.18      1,957,309.28       43
   66      Sq. Ft.     149.58      1,413,969.42       66
   93      Sq. Ft.     362.25       469,089.19        93

    8       Rooms    196,042.75    13,508,020.35      8
-----------------------------------------------------------
  8.01      Rooms                  7,407,305.56      8.01
  8.02      Rooms                  6,100,714.79      8.02

    9       Rooms    111,227.79    14,187,110.97      9
-----------------------------------------------------------
  9.01      Rooms                  2,726,551.41      9.01
  9.02      Rooms                  2,399,670.83      9.02
  9.03      Rooms                  2,287,920.32      9.03
  9.04      Rooms                  2,321,029.11      9.04
  9.05      Rooms                  1,633,174.08      9.05
  9.06      Rooms                  1,675,559.20      9.06
  9.07      Rooms                  1,143,206.02      9.07

   11      Various    Various      11,379,480.00      11
-----------------------------------------------------------
  11.01     Units                                   11.01
  11.02     Units                                   11.02
  11.03     Units                                   11.03
  11.04     Units                                   11.04
  11.05     Units                                   11.05
  11.06     Units                                   11.06
  11.07     Units                                   11.07
  11.08     Units                                   11.08
  11.09     Units                                   11.09
  11.10     Units                                   11.10
  11.11     Units                                   11.11
  11.12     Units                                   11.12
  11.13     Units                                   11.13
  11.14     Units                                   11.14
  11.15     Units                                   11.15
  11.16     Units                                   11.16
  11.17     Units                                   11.17
  11.18     Units                                   11.18
  11.19    Sq. Ft.                                  11.19
  11.20     Units                                   11.20
  11.21     Units                                   11.21
  11.22     Units                                   11.22
  11.23     Units                                   11.23
  11.24     Units                                   11.24
  11.25     Units                                   11.25
  11.26    Sq. Ft.                                  11.26
  11.27     Units                                   11.27
  11.28     Units                                   11.28
  11.29     Units                                   11.29

   12       Rooms    127,734.81    12,781,147.32      12
-----------------------------------------------------------
  12.01     Rooms                  4,601,710.70     12.01
  12.02     Rooms                  2,690,658.53     12.02
  12.03     Rooms                  2,425,929.23     12.03
  12.04     Rooms                  2,325,277.56     12.04
  12.05     Rooms                   737,571.30      12.05

   13      Sq. Ft.     156.55      8,604,055.96       13
-----------------------------------------------------------
  13.01    Sq. Ft.                 5,706,943.95     13.01
  13.02    Sq. Ft.                 2,897,112.01     13.02

 Various   Sq. Ft.     340.20      7,398,804.00    Various
-----------------------------------------------------------
   30      Sq. Ft.     361.24      2,716,427.55       30
   37      Sq. Ft.     305.57      2,508,911.03       37
   29      Sq. Ft.     354.02      2,173,465.42       29

   19      Sq. Ft.     85.90       3,653,200.39       19
-----------------------------------------------------------
  19.01    Sq. Ft.                  702,727.33      19.01
  19.02    Sq. Ft.                  634,652.35      19.02
  19.03    Sq. Ft.                  495,064.82      19.03
  19.04    Sq. Ft.                  390,927.85      19.04
  19.05    Sq. Ft.                  357,235.07      19.05
  19.06    Sq. Ft.                  360,065.68      19.06
  19.07    Sq. Ft.                  148,620.68      19.07
  19.08    Sq. Ft.                  290,880.47      19.08
  19.09    Sq. Ft.                  273,026.14      19.09

 Various    Pads     30,254.78     1,875,922.00    Various
-----------------------------------------------------------
   112      Pads     34,181.82      706,806.00       112
   117      Pads     25,379.94      652,440.00       117
   132      Pads     33,261.08      516,676.00       132

   67      Sq. Ft.     101.12      1,568,325.85       67
-----------------------------------------------------------
  67.01    Sq. Ft.                  750,878.71      67.01
  67.02    Sq. Ft.                  493,591.00      67.02
  67.03    Sq. Ft.                  215,538.94      67.03
  67.04    Sq. Ft.                  108,317.20      67.04

   90       Rooms    63,388.63     1,251,896.00       90
-----------------------------------------------------------
  90.01     Rooms                   694,000.00      90.01
  90.02     Rooms                   557,896.00      90.02

   137     Sq. Ft.      7.76        949,372.25       137
-----------------------------------------------------------
 137.01    Sq. Ft.                  195,775.06      137.01
 137.02    Sq. Ft.                  162,422.33      137.02
 137.03    Sq. Ft.                  151,039.37      137.03
 137.04    Sq. Ft.                  191,403.56      137.04
 137.05    Sq. Ft.                  122,981.23      137.05
 137.06    Sq. Ft.                  125,750.70      137.06

*     The Beacon D.C. & Seattle Pool Loan and the Peter Cooper Village &
      Stuyvesant Town Loan (loan numbers 2 and 5) are each a part of split loan structures that include one or more pari passu companion loans that are not included in the Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and
      Cut-Off Date Balance per unit are based upon the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loans, and not any related future pari passu companion loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

  ANNEX A-6     DEBT SERVICE PAYMENT SCHEDULE FOR THE NORTHRIDGE
                     ROMENADE SHOPPING CENTER MORTGAGE LOAN

LOAN PAY                                     MONTHLY DEBT    MORTGAGE
 PERIOD       PRINCIPAL ($)   INTEREST ($)    SERVICE ($)     RATE (%)
--------      -------------   ------------   -------------   ---------
   1                           -59,942.81        59,942.81    4.6100%
   2                           -58,009.17        58,009.17    4.6100%
   3                           -59,942.81        59,942.81    4.6100%
   4                           -59,942.81        59,942.81    4.6100%
   5                           -58,009.17        58,009.17    4.6100%
   6                           -59,942.81        59,942.81    4.6100%
   7                           -58,009.17        58,009.17    4.6100%
   8                           -59,942.81        59,942.81    4.6100%
   9                           -59,942.81        59,942.81    4.6100%
  10                           -56,075.53        56,075.53    4.6100%
  11                           -59,942.81        59,942.81    4.6100%
  12                           -58,009.17        58,009.17    4.6100%
  13                           -63,193.50        63,193.50    4.8600%
  14                           -61,155.00        61,155.00    4.8600%
  15                           -63,193.50        63,193.50    4.8600%
  16                           -63,193.50        63,193.50    4.8600%
  17                           -61,155.00        61,155.00    4.8600%
  18                           -63,193.50        63,193.50    4.8600%
  19                           -61,155.00        61,155.00    4.8600%
  20                           -63,193.50        63,193.50    4.8600%
  21                           -63,193.50        63,193.50    4.8600%
  22                           -57,078.00        57,078.00    4.8600%
  23                           -63,193.50        63,193.50    4.8600%
  24                           -61,155.00        61,155.00    4.8600%
  25                           -66,444.19        66,444.19    5.1100%
  26                           -64,300.83        64,300.83    5.1100%
  27                           -66,444.19        66,444.19    5.1100%
  28                           -66,444.19        66,444.19    5.1100%
  29                           -64,300.83        64,300.83    5.1100%
  30                           -66,444.19        66,444.19    5.1100%
  31                           -64,300.83        64,300.83    5.1100%
  32                           -66,444.19        66,444.19    5.1100%
  33                           -66,444.19        66,444.19    5.1100%
  34                           -60,014.11        60,014.11    5.1100%
  35                           -66,444.19        66,444.19    5.1100%
  36                           -64,300.83        64,300.83    5.1100%
  37                           -69,694.89        69,694.89    5.3600%
  38                           -67,446.67        67,446.67    5.3600%
  39                           -69,694.89        69,694.89    5.3600%
  40                           -69,694.89        69,694.89    5.3600%
  41                           -67,446.67        67,446.67    5.3600%
  42                           -69,694.89        69,694.89    5.3600%
  43                           -67,446.67        67,446.67    5.3600%
  44                           -69,694.89        69,694.89    5.3600%
  45                           -69,694.89        69,694.89    5.3600%
  46                           -62,950.22        62,950.22    5.3600%
  47                           -69,694.89        69,694.89    5.3600%
  48                           -67,446.67        67,446.67    5.3600%
  49                           -72,945.58        72,945.58    5.6100%
  50                           -70,592.50        70,592.50    5.6100%
  51                           -72,945.58        72,945.58    5.6100%
  52                           -72,945.58        72,945.58    5.6100%
  53                           -70,592.50        70,592.50    5.6100%
  54                           -72,945.58        72,945.58    5.6100%
  55                           -70,592.50        70,592.50    5.6100%
  56                           -72,945.58        72,945.58    5.6100%
  57                           -72,945.58        72,945.58    5.6100%
  58                           -68,239.42        68,239.42    5.6100%
  59                           -72,945.58        72,945.58    5.6100%
  60                           -70,592.50        70,592.50    5.6100%

LOAN PAY                                     MONTHLY DEBT    MORTGAGE
 PERIOD       PRINCIPAL ($)   INTEREST ($)    SERVICE ($)     RATE (%)
--------      -------------   ------------   -------------   ---------
  61                           -75,546.14        75,546.14    5.8100%
  62                           -73,109.17        73,109.17    5.8100%
  63                           -75,546.14        75,546.14    5.8100%
  64                           -75,546.14        75,546.14    5.8100%
  65                           -73,109.17        73,109.17    5.8100%
  66                           -75,546.14        75,546.14    5.8100%
  67                           -73,109.17        73,109.17    5.8100%
  68                           -75,546.14        75,546.14    5.8100%
  69                           -75,546.14        75,546.14    5.8100%
  70                           -68,235.22        68,235.22    5.8100%
  71                           -75,546.14        75,546.14    5.8100%
  72                           -73,109.17        73,109.17    5.8100%
  73                           -75,546.14        75,546.14    5.8100%
  74                           -73,109.17        73,109.17    5.8100%
  75                           -75,546.14        75,546.14    5.8100%
  76                           -75,546.14        75,546.14    5.8100%
  77                           -73,109.17        73,109.17    5.8100%
  78                           -75,546.14        75,546.14    5.8100%
  79                           -73,109.17        73,109.17    5.8100%
  80                           -75,546.14        75,546.14    5.8100%
  81                           -75,546.14        75,546.14    5.8100%
  82                           -68,235.22        68,235.22    5.8100%
  83                           -75,546.14        75,546.14    5.8100%
  84                           -73,109.17        73,109.17    5.8100%
  85              13,149.75     75,546.14        88,695.89    5.8100%
  86              15,650.39     73,045.50        88,695.89    5.8100%
  87              13,293.84     75,402.05        88,695.89    5.8100%
  88              13,360.35     75,335.54        88,695.89    5.8100%
  89              15,855.21     72,840.68        88,695.89    5.8100%
  90              13,506.52     75,189.37        88,695.89    5.8100%
  91              15,997.37     72,698.52        88,695.89    5.8100%
  92              13,654.13     75,041.76        88,695.89    5.8100%
  93              13,722.44     74,973.45        88,695.89    5.8100%
  94              21,039.94     67,655.95        88,695.89    5.8100%
  95              13,896.36     74,799.53        88,695.89    5.8100%
  96              16,376.53     72,319.36        88,695.89    5.8100%
  97              14,047.81     74,648.08        88,695.89    5.8100%
  98              16,523.83     72,172.06        88,695.89    5.8100%
  99              14,200.77     74,495.12        88,695.89    5.8100%
 100              14,271.81     74,424.08        88,695.89    5.8100%
 101              16,741.69     71,954.20        88,695.89    5.8100%
 102              14,426.98     74,268.92        88,695.89    5.8100%
 103              16,892.60     71,803.29        88,695.89    5.8100%
 104              14,583.67     74,112.22        88,695.89    5.8100%
 105              14,656.63     74,039.26        88,695.89    5.8100%
 106              19,501.96     69,193.94        88,695.89    5.8100%
 107              14,827.53     73,868.36        88,695.89    5.8100%
 108              17,282.17     71,413.72        88,695.89    5.8100%
 109              14,988.18     73,707.71        88,695.89    5.8100%
 110              17,438.41     71,257.48        88,695.89    5.8100%
 111              15,150.41     73,545.48        88,695.89    5.8100%
 112              15,226.21     73,469.68        88,695.89    5.8100%
 113              17,669.92     71,025.97        88,695.89    5.8100%
 114              15,390.79     73,305.10        88,695.89    5.8100%
 115              17,829.98     70,865.91        88,695.89    5.8100%
 116              15,556.99     73,138.90        88,695.89    5.8100%
 117              15,634.82     73,061.07        88,695.89    5.8100%
 118              22,775.90     65,919.99        88,695.89    5.8100%
 119              15,827.00     72,868.89        88,695.89    5.8100%
 120          14,549,051.11     70,441.66    14,619,492.77    5.8100%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF       POOL         DATE          DATE          LTV       RATIO AT    MATURITY
       PROPERTY TYPE          PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Office                            61      $ 2,181,242,000   37.3%   $  35,758,066  $ 536,000,000    74.7%       74.2%         105
Multifamily                       84        1,392,419,145   23.8    $  16,576,418  $ 191,638,079    71.7%       70.7%         104
Hospitality                       33          995,641,187   17.0    $  30,170,945  $ 199,757,745    74.9%       68.9%         112
Retail                            39          800,497,855   13.7    $  20,525,586  $ 260,000,000    75.1%       73.8%         116
 Retail - Anchored                19          686,590,673   11.7    $  36,136,351  $ 260,000,000    74.8%       74.1%         117
 Retail - Single Tenant            7           56,347,732    1.0    $   8,049,676  $  17,670,000    79.2%       72.1%         120
 Retail - Shadow Anchored(4)      (7)          35,622,169    0.6    $   5,088,881  $  13,140,000    73.9%       72.1%        (113)
 Retail - Unanchored               6           21,937,281    0.4    $   3,656,213  $   5,950,000    74.8%       72.0%          92
Mixed Use                         11          211,813,000    3.6    $  19,255,727  $ 124,400,000    79.8%       76.1%         119
Industrial                        19          139,456,888    2.4    $   7,339,836  $  39,000,000    66.5%       61.2%         109
Mobile Home Park                  10           76,743,683    1.3    $   7,674,368  $  18,000,000    75.7%       72.6%         101
Self Storage                       7           29,077,436    0.5    $   4,153,919  $   6,480,000    52.6%       51.6%          77
Special Purpose                    1           12,177,038    0.2    $  12,177,038  $  12,177,038    74.7%       63.3%         118
Land                               1            6,400,000    0.1    $   6,400,000  $   6,400,000    78.0%       78.0%         119
----------------------------  ----------  ---------------  -------
                                 266      $ 5,845,468,231  100.0%   $  21,975,444  $ 536,000,000    74.0%       72.0%         108
                              ==========  ===============  =======

                              WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF    CUT-OFF    CUT-OFF
                                DATE       DATE       DATE     WTD. AVG.  WTD. AVG.
                                 DSC        DSC        DSC     OCCUPANCY  MORTGAGE
       PROPERTY TYPE          RATIO (2)  RATIO (2)  RATIO (2)  RATE (3)     RATE
-----------------------------------------------------------------------------------

Office                          1.27x      1.01x      1.54x      96.6%     5.771%
Multifamily                     1.39x      1.03x      1.82x      94.5%     5.920%
Hospitality                     1.39x      1.05x      1.77x        NA      5.831%
Retail                          1.35x      0.65x      2.20x      94.6%     5.672%
 Retail - Anchored              1.37x      1.15x      2.20x      94.7%     5.646%
 Retail - Single Tenant         1.18x      1.01x      1.34x     100.0%     5.898%
 Retail - Shadow Anchored(4)    1.16x      0.65x      2.03x      84.3%     5.690%
 Retail - Unanchored            1.33x      1.21x      1.42x      97.2%     5.874%
Mixed Use                       1.22x      1.20x      1.53x      95.5%     5.643%
Industrial                      1.60x      1.19x      2.66x      99.6%     5.765%
Mobile Home Park                1.32x      1.19x      1.48x      89.3%     6.115%
Self Storage                    2.03x      1.20x      2.66x      76.9%     5.544%
Special Purpose                 1.30x      1.30x      1.30x     100.0%     5.870%
Land                            1.29x      1.29x      1.29x     100.0%     5.610%
----------------------------
                                1.34x      0.65x      2.66x      95.5%     5.802%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   Occupancy Rates exclude 33 hospitality properties, representing 17.0% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                       B-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF      GROUP 1       DATE          DATE          LTV       RATIO AT    MATURITY
       PROPERTY TYPE          PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Office                            61      $ 2,181,242,000   48.3%   $  35,758,066  $ 536,000,000    74.7%       74.2%         105
Hospitality                       33          995,641,187   22.0    $  30,170,945  $ 199,757,745    74.9%       68.9%         112
$20,000,001 - $25,000,000         13         290,480,000     5.0    $  22,344,615  $  25,000,000    77.4%       75.4%         112
 Retail - Anchored                19          686,590,673   15.2    $  36,136,351  $ 260,000,000    74.8%       74.1%         117
 Retail - Single Tenant            7           56,347,732    1.2    $   8,049,676  $  17,670,000    79.2%       72.1%         120
 Retail - Shadow Anchored(4)       7           35,622,169    0.8    $   5,088,881  $  13,140,000    73.9%       72.1%         113
 Retail - Unanchored               6           21,937,281    0.5    $   3,656,213  $   5,950,000    74.8%       72.0%          92
Mixed Use                         11          211,813,000    4.7    $  19,255,727  $ 124,400,000    79.8%       76.1%         119
Industrial                        19          139,456,888    3.1    $   7,339,836  $  39,000,000    66.5%       61.2%         109
Multifamily                       27          118,532,719    2.6    $   4,390,101  $  12,894,737    71.5%       71.5%          59
Self Storage                       7           29,077,436    0.6    $   4,153,919  $   6,480,000    52.6%       51.6%          77
Mobile Home Park                   2           23,000,000    0.5    $  11,500,000  $  18,000,000    73.2%       69.4%          71
Special Purpose                    1           12,177,038    0.3    $  12,177,038  $  12,177,038    74.7%       63.3%         118
Land                               1           6,400,000     0.1    $   6,400,000  $   6,400,000    78.0%       78.0%         119
----------------------------  ----------  ---------------  -------
                                 201      $ 4,517,838,123  100.0%   $  22,476,807  $ 536,000,000    74.6%       72.4%         108
                              ==========  ===============  =======

                              WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF    CUT-OFF    CUT-OFF
                                DATE       DATE       DATE     WTD. AVG.  WTD. AVG.
                                 DSC        DSC        DSC     OCCUPANCY  MORTGAGE
       PROPERTY TYPE          RATIO (2)  RATIO (2)  RATIO (2)  RATE (3)     RATE
-----------------------------------------------------------------------------------

Office                          1.27x      1.01x      1.54x      96.6%     5.771%
Hospitality                     1.39x      1.05x      1.77x       NA       5.831%
Retail                          1.35x      0.65x      2.20x      94.6%     5.672%
 Retail - Anchored              1.37x      1.15x      2.20x      94.7%     5.646%
 Retail - Single Tenant         1.18x      1.01x      1.34x     100.0%     5.898%
 Retail - Shadow Anchored(4)    1.16x      0.65x      2.03x      84.3%     5.690%
 Retail - Unanchored            1.33x      1.21x      1.42x      97.2%     5.874%
Mixed Use                       1.22x      1.20x      1.53x      95.5%     5.643%
Industrial                      1.60x      1.19x      2.66x      99.6%     5.765%
Multifamily                     1.42x      1.42x      1.42x      98.7%     6.470%
Self Storage                    2.03x      1.20x      2.66x      76.9%     5.544%
Mobile Home Park                1.45x      1.44x      1.48x      88.6%     6.548%
Special Purpose                 1.30x      1.30x      1.30x     100.0%     5.870%
Land                            1.29x      1.29x      1.29x     100.0%     5.610%
----------------------------
                                1.33x      0.65x      2.66x      96.1%     5.781%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   Occupancy Rates exclude 33 hospitality properties, representing 22.0% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                       B-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF      GROUP 2       DATE          DATE          LTV       RATIO AT    MATURITY
       PROPERTY TYPE          PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                       57      $ 1,273,886,426   96.0%   $  22,348,885  $ 191,638,079    71.7%       70.6%         109
Mobile Home Park                  8            53,743,683    4.0    $   6,717,960  $  16,800,000    76.7%       74.0%         114
----------------------------  ----------  ---------------  -------
                                  65      $ 1,327,630,108  100.0%   $  20,425,079  $ 191,638,079    71.9%       70.7%         109
                              ==========  ===============  =======

                              WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF    CUT-OFF    CUT-OFF
                                DATE       DATE       DATE     WTD. AVG.  WTD. AVG.
                                 DSC        DSC        DSC     OCCUPANCY  MORTGAGE
       PROPERTY TYPE          RATIO (2)  RATIO (2)  RATIO (2)    RATE       RATE
-----------------------------------------------------------------------------------

Multifamily                     1.39x      1.03x      1.82x      94.1%     5.869%
Mobile Home Park                1.27x      1.19x      1.39x      89.5%     5.930%
----------------------------
                                1.38x      1.03x      1.82x      93.9%     5.871%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
      RANGE OF CUT-OFF        MORTGAGE        DATE         POOL        DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DATE BALANCES            LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

$1,373,683 - $2,000,000            4     $     6,089,227     0.1%  $   1,522,307  $   1,605,000    68.3%        60.9%          90
$2,000,001 - $3,000,000            4           9,997,436     0.2   $   2,499,359  $   2,730,000    68.4%        63.2%          94
$3,000,001 - $4,000,000           14          48,542,169     0.8   $   3,467,298  $   4,000,000    68.4%        63.7%         106
$4,000,001 - $5,000,000           12          54,192,575     0.9   $   4,516,048  $   5,000,000    69.3%        64.4%         103
$5,000,001 - $6,000,000           15          84,091,733     1.4   $   5,606,116  $   6,000,000    73.3%        66.4%         107
$6,000,001 - $7,000,000           10          64,135,297     1.1   $   6,413,530  $   6,993,031    72.4%        66.9%         119
$7,000,001 - $8,000,000           10          74,646,551     1.3   $   7,464,655  $   8,000,000    73.1%        67.7%         119
$8,000,001 - $9,000,000           11          93,736,000     1.6   $   8,521,455  $   9,000,000    74.9%        70.8%         113
$9,000,001 - $10,000,000           4          38,100,000     0.7   $   9,525,000  $  10,000,000    75.8%        75.8%          73
$10,000,001 - $15,000,000         22         279,585,038     4.8   $  12,708,411  $  15,000,000    73.1%        70.5%         111
$15,000,001 - $20,000,000         22         380,721,000     6.5   $  17,305,500  $  20,000,000    73.8%        70.8%         105
$20,000,001 - $25,000,000         13         290,480,000     5.0   $  22,344,615  $  25,000,000    77.4%        75.4%         112
$25,000,001 - $30,000,000          9         244,571,119     4.2   $  27,174,569  $  29,100,000    77.1%        74.6%         104
$30,000,001 - $35,000,000          5         157,200,000     2.7   $  31,440,000  $  32,500,000    76.0%        74.5%          98
$35,000,001 - $40,000,000          8         297,099,699     5.1   $  37,137,462  $  39,712,500    73.3%        70.9%         118
$40,000,001 - $45,000,000          1          41,480,000     0.7   $  41,480,000  $  41,480,000    80.0%        80.0%         118
$45,000,001 - $50,000,000          5         236,106,369     4.0   $  47,221,274  $  50,000,000    75.2%        74.0%         119
$50,000,001 - $55,000,000          2         102,300,000     1.8   $  51,150,000  $  51,700,000    79.6%        79.6%         118
$55,000,001 - $60,000,000          1          56,500,000     1.0   $  56,500,000  $  56,500,000    58.8%        58.8%         118
$65,000,001 - $70,000,000          1          69,675,000     1.2   $  69,675,000  $  69,675,000    80.0%        80.0%         120
$75,000,001 - $80,000,000          2         159,000,000     2.7   $  79,500,000  $  80,000,000    59.8%        56.4%         119
$90,000,001 - $100,000,000         1          98,000,000     1.7   $  98,000,000  $  98,000,000    81.7%        81.7%         118
$100,000,001 - $150,000,000        6         730,734,000    12.5   $ 121,789,000  $ 128,408,000    77.9%        74.4%         109
$150,000,001 - $200,000,000        2         375,757,745     6.4   $ 187,878,873  $ 199,757,745    78.9%        73.8%         100
$200,000,001 - $300,000,000        2         507,727,273     8.7   $ 253,863,636  $ 260,000,000    64.7%        64.7%         117
$300,000,001 - $400,000,000        1         395,000,000     6.8   $ 395,000,000  $ 395,000,000    60.8%        60.8%         117
$400,000,001 - $500,000,000        1         414,000,000     7.1   $ 414,000,000  $ 414,000,000    78.7%        78.7%          60
$500,000,001 - $536,000,000        1         536,000,000     9.2   $ 536,000,000  $ 536,000,000    80.0%        80.0%         118
----------------------------  ---------  ---------------  -------
                                189      $ 5,845,468,231   100.0%  $  30,928,403  $ 536,000,000    74.0%        72.0%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
      RANGE OF CUT-OFF        DATE DSC   MORTGAGE
       DATE BALANCES           RATIO *     RATE
--------------------------------------------------

$1,373,683 - $2,000,000         1.39x     5.937%
$2,000,001 - $3,000,000         1.56x     5.741%
$3,000,001 - $4,000,000         1.47x     5.806%
$4,000,001 - $5,000,000         1.47x     5.833%
$5,000,001 - $6,000,000         1.46x     5.787%
$6,000,001 - $7,000,000         1.41x     5.785%
$7,000,001 - $8,000,000         1.40x     5.803%
$8,000,001 - $9,000,000         1.30x     5.849%
$9,000,001 - $10,000,000        1.28x     5.933%
$10,000,001 - $15,000,000       1.35x     5.852%
$15,000,001 - $20,000,000       1.33x     5.784%
$20,000,001 - $25,000,000       1.28x     5.686%
$25,000,001 - $30,000,000       1.33x     5.772%
$30,000,001 - $35,000,000       1.30x     5.786%
$35,000,001 - $40,000,000       1.30x     5.714%
$40,000,001 - $45,000,000       1.19x     5.480%
$45,000,001 - $50,000,000       1.43x     5.637%
$50,000,001 - $55,000,000       1.30x     5.730%
$55,000,001 - $60,000,000       1.36x     5.600%
$65,000,001 - $70,000,000       1.24x     5.910%
$75,000,001 - $80,000,000       1.35x     5.666%
$90,000,001 - $100,000,000      1.20x     5.650%
$100,000,001 - $150,000,000     1.43x     5.926%
$150,000,001 - $200,000,000     1.26x     5.649%
$200,000,001 - $300,000,000     1.53x     6.012%
$300,000,001 - $400,000,000     1.46x     6.353%
$400,000,001 - $500,000,000     1.27x     5.797%
$500,000,001 - $536,000,000     1.11x     5.423%
----------------------------
                                1.34x     5.802%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
      RANGE OF CUT-OFF        MORTGAGE        DATE        GROUP 1      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DATE BALANCES            LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

$1,605,000 - $2,000,000            1     $     1,605,000     0.0%  $   1,605,000  $   1,605,000    78.3%        66.2%         120
$2,000,001 - $3,000,000            3           7,267,436     0.2   $   2,422,479  $   2,600,000    64.2%        58.6%          97
$3,000,001 - $4,000,000           12          41,242,169     0.9   $   3,436,847  $   4,000,000    66.8%        61.7%         103
$4,000,001 - $5,000,000            9          40,874,575     0.9   $   4,541,619  $   5,000,000    67.2%        61.3%         104
$5,000,001 - $6,000,000           12          67,242,324     1.5   $   5,603,527  $   5,950,000    72.8%        65.9%         104
$6,000,001 - $7,000,000            9          57,383,297     1.3   $   6,375,922  $   6,993,031    72.2%        66.7%         119
$7,000,001 - $8,000,000            7          52,006,551     1.2   $   7,429,507  $   8,000,000    70.3%        62.6%         119
$8,000,001 - $9,000,000            4          34,198,000     0.8   $   8,549,500  $   8,810,000    71.4%        66.0%         102
$9,000,001 - $10,000,000           1           9,600,000     0.2   $   9,600,000  $   9,600,000    80.0%        80.0%          58
$10,000,001 - $15,000,000          9         117,332,038     2.6   $  13,036,893  $  15,000,000    72.9%        68.4%         107
$15,000,001 - $20,000,000         16         276,275,000     6.1   $  17,267,188  $  20,000,000    74.1%        70.3%         104
$20,000,001 - $25,000,000          6         134,970,000     3.0   $  22,495,000  $  25,000,000    77.5%        74.1%         118
$25,000,001 - $30,000,000          7         186,771,119     4.1   $  26,681,588  $  28,080,000    78.1%        74.8%         118
$30,000,001 - $35,000,000          2          62,300,000     1.4   $  31,150,000  $  31,900,000    73.9%        73.9%         118
$35,000,001 - $40,000,000          6         224,937,500     5.0   $  37,489,583  $  39,712,500    73.4%        72.6%         118
$40,000,001 - $45,000,000          1          41,480,000     0.9   $  41,480,000  $  41,480,000    80.0%        80.0%         118
$45,000,001 - $50,000,000          3         142,386,369     3.2   $  47,462,123  $  50,000,000    72.3%        70.3%         119
$50,000,001 - $55,000,000          2         102,300,000     2.3   $  51,150,000  $  51,700,000    79.6%        79.6%         118
$55,000,001 - $60,000,000          1          56,500,000     1.3   $  56,500,000  $  56,500,000    58.8%        58.8%         118
$65,000,001 - $70,000,000          1          69,675,000     1.5   $  69,675,000  $  69,675,000    80.0%        80.0%         120
$75,000,001 - $80,000,000          1          80,000,000     1.8   $  80,000,000  $  80,000,000    50.0%        43.2%         119
$100,000,001 - $150,000,000        6         730,734,000    16.2   $ 121,789,000  $ 128,408,000    77.9%        74.4%         109
$150,000,001 - $200,000,000        2         375,757,745     8.3   $ 187,878,873  $ 199,757,745    78.9%        73.8%         100
$200,000,001 - $300,000,000        1         260,000,000     5.8   $ 260,000,000  $ 260,000,000    73.5%        73.5%         118
$300,000,001 - $400,000,000        1         395,000,000     8.7   $ 395,000,000  $ 395,000,000    60.8%        60.8%         117
$400,000,001 - $500,000,000        1         414,000,000     9.2   $ 414,000,000  $ 414,000,000    78.7%        78.7%          60
$500,000,001 - $536,000,000        1         536,000,000    11.9   $ 536,000,000  $ 536,000,000    80.0%        80.0%         118
----------------------------  ---------  ---------------  -------
                                 125     $ 4,517,838,123   100.0%  $  36,142,705  $ 536,000,000    74.6%        72.4%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
      RANGE OF CUT-OFF        DATE DSC   MORTGAGE
       DATE BALANCES           RATIO *     RATE
--------------------------------------------------

$1,605,000 - $2,000,000         1.34x     5.880%
$2,000,001 - $3,000,000         1.68x     5.763%
$3,000,001 - $4,000,000         1.52x     5.803%
$4,000,001 - $5,000,000         1.53x     5.827%
$5,000,001 - $6,000,000         1.48x     5.824%
$6,000,001 - $7,000,000         1.43x     5.777%
$7,000,001 - $8,000,000         1.42x     5.864%
$8,000,001 - $9,000,000         1.40x     5.875%
$9,000,001 - $10,000,000        1.20x     5.840%
$10,000,001 - $15,000,000       1.36x     5.752%
$15,000,001 - $20,000,000       1.28x     5.813%
$20,000,001 - $25,000,000       1.23x     5.776%
$25,000,001 - $30,000,000       1.32x     5.714%
$30,000,001 - $35,000,000       1.30x     5.650%
$35,000,001 - $40,000,000       1.36x     5.728%
$40,000,001 - $45,000,000       1.19x     5.480%
$45,000,001 - $50,000,000       1.53x     5.625%
$50,000,001 - $55,000,000       1.30x     5.730%
$55,000,001 - $60,000,000       1.36x     5.600%
$65,000,001 - $70,000,000       1.24x     5.910%
$75,000,001 - $80,000,000       1.37x     5.830%
$100,000,001 - $150,000,000     1.43x     5.926%
$150,000,001 - $200,000,000     1.26x     5.649%
$200,000,001 - $300,000,000     1.34x     5.610%
$300,000,001 - $400,000,000     1.46x     6.353%
$400,000,001 - $500,000,000     1.27x     5.797%
$500,000,001 - $536,000,000     1.11x     5.423%
----------------------------
                                1.33x     5.781%

____________________________
*      Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC
       Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein.
       Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
       Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "--
       Inspections and Appraisals May Not Accurately Reflect Value or Condition
       of Mortgaged Property" in the Prospectus Supplement.

                                       B-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
      RANGE OF CUT-OFF        MORTGAGE        DATE        GROUP 2      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DATE BALANCES            LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

$1,373,683 - $2,000,000           3      $     4,484,227     0.3%  $   1,494,742  $   1,590,000    64.7%        59.0%          79
$2,000,001 - $3,000,000           1            2,730,000     0.2   $   2,730,000  $   2,730,000    79.7%        75.5%          84
$3,000,001 - $4,000,000           2            7,300,000     0.5   $   3,650,000  $   3,800,000    77.7%        75.1%         119
$4,000,001 - $5,000,000           3           13,318,000     1.0   $   4,439,333  $   4,675,000    75.7%        74.1%         100
$5,000,001 - $6,000,000           3           16,849,409     1.3   $   5,616,470  $   6,000,000    75.1%        68.3%         119
$6,000,001 - $7,000,000           1            6,752,000     0.5   $   6,752,000  $   6,752,000    74.4%        69.2%         119
$7,000,001 - $8,000,000           3           22,640,000     1.7   $   7,546,667  $   8,000,000    79.4%        79.4%         118
$8,000,001 - $9,000,000           7           59,538,000     4.5   $   8,505,429  $   9,000,000    76.9%        73.5%         119
$9,000,001 - $10,000,000          3           28,500,000     2.1   $   9,500,000  $  10,000,000    74.4%        74.4%          78
$10,000,001 - $15,000,000        13          162,253,000    12.2   $  12,481,000  $  14,950,000    73.2%        72.0%         114
$15,000,001 - $20,000,000         6          104,446,000     7.9   $  17,407,667  $  20,000,000    72.9%        72.2%         107
$20,000,001 - $25,000,000         7          155,510,000    11.7   $  22,215,714  $  24,150,000    77.3%        76.5%         106
$25,000,001 - $30,000,000         2           57,800,000     4.4   $  28,900,000  $  29,100,000    74.0%        74.0%          58
$30,000,001 - $35,000,000         3           94,900,000     7.1   $  31,633,333  $  32,500,000    77.4%        74.9%          85
$35,000,001 - $40,000,000         2           72,162,199     5.4   $  36,081,100  $  36,200,000    73.0%        65.5%         119
$45,000,001 - $50,000,000         2           93,720,000     7.1   $  46,860,000  $  47,320,000    79.8%        79.8%         119
$75,000,001 - $80,000,000         1           79,000,000     6.0   $  79,000,000  $  79,000,000    69.8%        69.8%         120
$90,000,001 - $100,000,000        1           98,000,000     7.4   $  98,000,000  $  98,000,000    81.7%        81.7%         118
$200,000,001 - $247,727,273       1          247,727,273    18.7   $ 247,727,273  $ 247,727,273    55.6%        55.6%         115
----------------------------  ---------  ---------------  -------
                                 64      $ 1,327,630,108   100.0%  $  20,744,220  $ 247,727,273    71.9%        70.7%         109
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
      RANGE OF CUT-OFF        DATE DSC   MORTGAGE
       DATE BALANCES           RATIO *     RATE
--------------------------------------------------

$1,373,683 - $2,000,000         1.41x     5.958%
$2,000,001 - $3,000,000         1.24x     5.680%
$3,000,001 - $4,000,000         1.21x     5.822%
$4,000,001 - $5,000,000         1.29x     5.853%
$5,000,001 - $6,000,000         1.35x     5.639%
$6,000,001 - $7,000,000         1.19x     5.860%
$7,000,001 - $8,000,000         1.35x     5.664%
$8,000,001 - $9,000,000         1.24x     5.833%
$9,000,001 - $10,000,000        1.30x     5.964%
$10,000,001 - $15,000,000       1.34x     5.924%
$15,000,001 - $20,000,000       1.45x     5.705%
$20,000,001 - $25,000,000       1.32x     5.607%
$25,000,001 - $30,000,000       1.38x     5.960%
$30,000,001 - $35,000,000       1.30x     5.875%
$35,000,001 - $40,000,000       1.11x     5.670%
$45,000,001 - $50,000,000       1.27x     5.656%
$75,000,001 - $80,000,000       1.32x     5.500%
$90,000,001 - $100,000,000      1.20x     5.650%
$200,000,001 - $247,727,273     1.73x     6.434%
----------------------------
                                1.38x     5.871%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF       POOL         DATE          DATE          LTV       RATIO AT    MATURITY
           STATE              PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

NY                                13      $ 1,383,080,331   23.7%   $ 106,390,795  $ 536,000,000    68.4%       68.1%         117
CA                                59          763,089,000   13.1    $  12,933,712  $ 124,400,000    76.3%       74.0%         106
 Southern(3)                     (20)         477,680,000    8.2    $  23,884,000  $ 124,400,000    78.1%       75.9%        (115)
 Northern(3)                     (39)         285,409,000    4.9    $   7,318,179  $  68,540,000    73.3%       70.9%         (91)
FL                                14          487,708,042    8.3    $  34,836,289  $ 199,757,745    74.8%       68.9%         103
TX                                26          408,835,551    7.0    $  15,724,444  $  50,600,000    71.3%       69.8%         111
VA                                19          348,758,947    6.0    $  18,355,734  $  50,666,978    78.2%       77.1%          89
MA                                12          260,700,000    4.5    $  21,725,000  $ 176,000,000    76.9%       76.7%         115
NH                                 1          260,000,000    4.4    $ 260,000,000  $ 260,000,000    73.5%       73.5%         118
DC                                 9          250,619,923    4.3    $  27,846,658  $  63,968,572    76.8%       76.7%          89
WA                                10          222,697,641    3.8    $  22,269,764  $  59,868,000    78.1%       76.7%          76
NC                                13          216,812,875    3.7    $  16,677,913  $  74,160,000    74.3%       71.6%         115
NJ                                 8          186,540,500    3.2    $  23,317,563  $  42,640,500    79.6%       78.4%         118
AZ                                10          162,361,619    2.8    $  16,236,162  $  36,500,000    75.5%       71.9%         115
PA                                 4           92,930,000    1.6    $  23,232,500  $  36,200,000    75.2%       72.9%         119
MO                                 6           83,212,500    1.4    $  13,868,750  $  39,712,500    71.5%       65.7%         119
SC                                 5           71,475,000    1.2    $  14,295,000  $  22,150,000    77.0%       74.8%         101
KY                                 4           67,464,199    1.2    $  16,866,050  $  35,962,199    77.7%       68.6%         118
DE                                 3           64,537,038    1.1    $  21,512,346  $  47,000,000    83.9%       77.0%         118
GA                                 4           60,140,000    1.0    $  15,035,000  $  25,500,000    76.2%       73.2%         118
LA                                 2           56,150,000    1.0    $  28,075,000  $  32,000,000    77.3%       77.3%          83
MN                                 5           49,675,000    0.8    $   9,935,000  $  23,825,000    80.1%       79.7%         118
AL                                 7           48,277,958    0.8    $   6,896,851  $  30,400,000    76.0%       68.4%         118
NV                                 2           38,400,000    0.7    $  19,200,000  $  29,100,000    68.2%       68.2%          59
OH                                 4           37,697,732    0.6    $   9,424,433  $  16,400,000    78.4%       69.2%         119
IL                                 4           37,346,585    0.6    $   9,336,646  $  17,000,000    69.9%       64.0%         118
TN                                 4           35,190,000    0.6    $   8,797,500  $  14,950,000    72.7%       68.9%         103
IN                                 1           28,700,000    0.5    $  28,700,000  $  28,700,000    79.7%       79.7%          57
CT                                 2           28,197,436    0.5    $  14,098,718  $  25,600,000    79.0%       72.9%         119
AR                                 2           22,350,000    0.4    $  11,175,000  $  15,600,000    71.0%       61.3%          78
MD                                 1           21,700,000    0.4    $  21,700,000  $  21,700,000    77.5%       77.5%         119
CO                                 3           17,000,000    0.3    $   5,666,667  $   8,600,000    70.4%       63.5%         119
WI                                 3           15,777,123    0.3    $   5,259,041  $   6,016,800    74.3%       63.8%         119
OR                                 1            7,900,000    0.1    $   7,900,000  $   7,900,000    72.5%       67.5%         119
MT                                 1            4,727,839    0.1    $   4,727,839  $   4,727,839    58.4%       58.4%          47
MS                                 2            2,451,711    0.0    $   1,225,856  $   1,390,875    47.1%       38.9%         119
SD                                 1            1,590,000    0.0    $   1,590,000  $   1,590,000    57.4%       54.9%          59
ME                                 1            1,373,683    0.0    $   1,373,683  $   1,373,683    76.3%       71.7%          59
----------------------------  ----------  ---------------  -------
                                 266      $ 5,845,468,231  100.0%   $  21,975,444  $ 536,000,000    74.0%       72.0%         108
                              ==========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
                              DATE DSC   MORTGAGE
           STATE              RATIO (2)    RATE
--------------------------------------------------

NY                              1.35x     5.902%
CA                              1.34x     5.887%
 Southern(3)                    1.27x     5.728%
 Northern(3)                    1.46x     6.152%
FL                              1.21x     5.757%
TX                              1.58x     5.676%
VA                              1.28x     5.737%
MA                              1.43x     5.700%
NH                              1.34x     5.610%
DC                              1.26x     5.731%
WA                              1.32x     5.839%
NC                              1.38x     5.736%
NJ                              1.29x     5.613%
AZ                              1.39x     5.810%
PA                              1.22x     5.828%
MO                              1.30x     5.952%
SC                              1.37x     5.744%
KY                              1.20x     5.739%
DE                              1.22x     5.699%
GA                              1.28x     5.736%
LA                              1.39x     5.902%
MN                              1.37x     5.673%
AL                              1.26x     5.756%
NV                              1.37x     5.976%
OH                              1.24x     5.747%
IL                              1.25x     6.163%
TN                              1.52x     6.051%
IN                              1.40x     5.920%
CT                              1.32x     5.641%
AR                              1.25x     6.054%
MD                              1.40x     5.860%
CO                              1.30x     5.908%
WI                              1.41x     5.825%
OR                              1.20x     5.660%
MT                              1.90x     5.673%
MS                              2.03x     5.750%
SD                              1.31x     6.110%
ME                              1.30x     6.200%
----------------------------
                                1.34x     5.802%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF      GROUP 1       DATE          DATE          LTV       RATIO AT    MATURITY
           STATE              PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

NY                                10      $ 1,056,353,058   23.4%   $ 105,635,306  $ 536,000,000    71.3%       71.0%         118
CA                                50          596,779,000   13.2    $  11,935,580  $ 124,400,000    75.6%       72.8%         104
 Southern(3)                     (14)         337,720,000    7.5    $  24,122,857  $ 124,400,000    77.1%       74.1%        (115)
 Northern(3)                     (36)         259,059,000    5.7    $   7,196,083  $  68,540,000    73.7%       71.0%         (89)
FL                                12          455,758,042   10.1    $  37,979,837  $ 199,757,745    74.8%       68.7%         102
MA                                12          260,700,000    5.8    $  21,725,000  $ 176,000,000    76.9%       76.7%         115
NH                                 1          260,000,000    5.8    $ 260,000,000  $ 260,000,000    73.5%       73.5%         118
DC                                 8          249,099,378    5.5    $  31,137,422  $  63,968,572    76.9%       76.9%          89
TX                                14          228,201,551    5.1    $  16,300,111  $  50,600,000    68.9%       66.9%         116
WA                                10          222,697,641    4.9    $  22,269,764  $  59,868,000    78.1%       76.7%          76
VA                                14          221,298,947    4.9    $  15,807,068  $  50,666,978    77.5%       76.0%          72
NJ                                 7          179,040,500    4.0    $  25,577,214  $  42,640,500    79.6%       78.4%         118
NC                                 9          163,668,465    3.6    $  18,185,385  $  74,160,000    74.4%       71.7%         119
AZ                                 5          112,233,619    2.5    $  22,446,724  $  36,500,000    76.8%       72.0%         119
MO                                 6           83,212,500    1.8    $  13,868,750  $  39,712,500    71.5%       65.7%         119
DE                                 3           64,537,038    1.4    $  21,512,346  $  47,000,000    83.9%       77.0%         118
GA                                 4           60,140,000    1.3    $  15,035,000  $  25,500,000    76.2%       73.2%         118
PA                                 3           56,730,000    1.3    $  18,910,000  $  35,125,000    79.8%       77.6%         118
IL                                 3           28,706,585    0.6    $   9,568,862  $  17,000,000    66.8%       59.2%         118
CT                                 2           28,197,436    0.6    $  14,098,718  $  25,600,000    79.0%       72.9%         119
AR                                 2           22,350,000    0.5    $  11,175,000  $  15,600,000    71.0%       61.3%          78
MD                                 1           21,700,000    0.5    $  21,700,000  $  21,700,000    77.5%       77.5%         119
SC                                 2           21,325,000    0.5    $  10,662,500  $  15,075,000    74.1%       66.9%         117
OH                                 2           20,409,732    0.5    $  10,204,866  $  16,400,000    79.4%       68.1%         118
TN                                 3           20,240,000    0.4    $   6,746,667  $   8,810,000    78.6%       71.9%          91
CO                                 3           17,000,000    0.4    $   5,666,667  $   8,600,000    70.4%       63.5%         119
KY                                 1           16,400,000    0.4    $  16,400,000  $  16,400,000    80.0%       74.5%         115
WI                                 3           15,777,123    0.3    $   5,259,041  $   6,016,800    74.3%       63.8%         119
MN                                 2           13,150,000    0.3    $   6,575,000  $   7,050,000    79.6%       79.6%         119
OR                                 1            7,900,000    0.2    $   7,900,000  $   7,900,000    72.5%       67.5%         119
AL                                 5            7,052,958    0.2    $   1,410,592  $   3,304,669    61.9%       51.9%         119
MT                                 1            4,727,839    0.1    $   4,727,839  $   4,727,839    58.4%       58.4%          47
MS                                 2            2,451,711    0.1    $   1,225,856  $   1,390,875    47.1%       38.9%         119
----------------------------  ----------  ---------------  -------
                                 201      $ 4,517,838,123  100.0%   $  22,476,807  $ 536,000,000    74.6%       72.4%         108
                              ==========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
                              DATE DSC   MORTGAGE
           STATE              RATIO (2)    RATE
--------------------------------------------------

NY                              1.26x     5.807%
CA                              1.38x     5.913%
 Southern(3)                    1.30x     5.708%
 Northern(3)                    1.47x     6.179%
FL                              1.20x     5.753%
MA                              1.43x     5.700%
NH                              1.34x     5.610%
DC                              1.26x     5.732%
TX                              1.73x     5.705%
WA                              1.32x     5.839%
VA                              1.28x     5.755%
NJ                              1.29x     5.597%
NC                              1.38x     5.732%
AZ                              1.43x     5.725%
MO                              1.30x     5.952%
DE                              1.22x     5.699%
GA                              1.28x     5.736%
PA                              1.34x     5.961%
IL                              1.27x     6.296%
CT                              1.32x     5.641%
AR                              1.25x     6.054%
MD                              1.40x     5.860%
SC                              1.38x     5.900%
OH                              1.24x     5.720%
TN                              1.40x     6.089%
CO                              1.30x     5.908%
KY                              1.22x     5.670%
WI                              1.41x     5.825%
MN                              1.42x     5.823%
OR                              1.20x     5.660%
AL                              1.64x     5.839%
MT                              1.90x     5.673%
MS                              2.03x     5.750%
----------------------------
                                1.33x     5.781%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                                                                           WTD. AVG.
                                                            % OF                                  WTD. AVG.                 STATED
                                                           CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF    WTD. AVG.    REMAINING
                              NUMBER OF      AGGREGATE      DATE       CUT-OFF        CUT-OFF       DATE         LTV        TERM TO
                              MORTGAGED       CUT-OFF      GROUP 2       DATE          DATE          LTV       RATIO AT    MATURITY
           STATE              PROPERTIES   DATE BALANCE    BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

NY                                 3      $   326,727,273   24.6%   $ 108,909,091  $ 191,638,079    59.0%       59.0%         116
TX                                12          180,634,000   13.6    $  15,052,833  $  32,500,000    74.4%       73.5%         104
CA                                 9          166,310,000   12.5    $  18,478,889  $  98,000,000    78.8%       78.5%         115
 Northern(3)                      (3)          26,350,000    2.0    $   8,783,333  $  12,675,000    69.7%       69.7%        (119)
 Northern(3)                      (3)          26,350,000    2.0    $   8,783,333  $  12,675,000    69.7%       69.7%        (119)
VA                                 5          127,460,000    9.6    $  25,492,000  $  47,320,000    79.4%       79.0%         119
LA                                 2           56,150,000    4.2    $  28,075,000  $  32,000,000    77.3%       77.3%          83
NC                                 4           53,144,409    4.0    $  13,286,102  $  21,000,000    74.0%       71.4%         105
KY                                 3           51,064,199    3.8    $  17,021,400  $  35,962,199    77.0%       66.7%         119
SC                                 3           50,150,000    3.8    $  16,716,667  $  22,150,000    78.2%       78.2%          94
AZ                                 5           50,128,000    3.8    $  10,025,600  $  13,295,000    72.6%       71.6%         104
AL                                 2           41,225,000    3.1    $  20,612,500  $  30,400,000    78.4%       71.2%         118
NV                                 2           38,400,000    2.9    $  19,200,000  $  29,100,000    68.2%       68.2%          59
MN                                 3           36,525,000    2.8    $  12,175,000  $  23,825,000    80.2%       79.7%         118
PA                                 1           36,200,000    2.7    $  36,200,000  $  36,200,000    68.0%       65.4%         119
FL                                 2           31,950,000    2.4    $  15,975,000  $  16,800,000    74.7%       72.4%         118
IN                                 1           28,700,000    2.2    $  28,700,000  $  28,700,000    79.7%       79.7%          57
OH                                 2           17,288,000    1.3    $   8,644,000  $   8,648,000    77.2%       70.5%         119
TN                                 1           14,950,000    1.1    $  14,950,000  $  14,950,000    64.7%       64.7%         119
IL                                 1            8,640,000    0.7    $   8,640,000  $   8,640,000    80.0%       80.0%         119
NJ                                 1            7,500,000    0.6    $   7,500,000  $   7,500,000    79.8%       79.8%         119
SD                                 1            1,590,000    0.1    $   1,590,000  $   1,590,000    57.4%       54.9%          59
DC                                 1            1,520,544    0.1    $   1,520,544  $   1,520,544    61.8%       51.9%         118
ME                                 1            1,373,683    0.1    $   1,373,683  $   1,373,683    76.3%       71.7%          59
----------------------------  ----------  ---------------  -------
                                  65      $ 1,327,630,108  100.0%   $  20,425,079  $ 191,638,079    71.9%       70.7%         109
                              ==========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
                              DATE DSC   MORTGAGE
           STATE              RATIO (2)    RATE
--------------------------------------------------

NY                              1.63x     6.208%
TX                              1.39x     5.638%
CA                              1.22x     5.793%
 Southern(3)                    1.20x     5.776%
 Northern(3)                    1.32x     5.883%
VA                              1.26x     5.706%
LA                              1.39x     5.902%
NC                              1.38x     5.749%
KY                              1.20x     5.761%
SC                              1.36x     5.677%
AZ                              1.30x     6.001%
AL                              1.19x     5.742%
NV                              1.37x     5.976%
MN                              1.35x     5.619%
PA                              1.03x     5.620%
FL                              1.29x     5.806%
IN                              1.40x     5.920%
OH                              1.23x     5.780%
TN                              1.70x     6.000%
IL                              1.20x     5.720%
NJ                              1.22x     6.000%
SD                              1.31x     6.110%
DC                              1.60x     5.580%
ME                              1.30x     6.200%
----------------------------
                                1.38x     5.871%

____________________________
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF UNDERWRITTEN      MORTGAGE        DATE         POOL        DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DSC RATIOS (x)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

0.65 - 0.99                        1     $    13,140,000    0.2%   $  13,140,000  $  13,140,000    77.6%        77.6%         118
1.00 - 1.04                        3          91,200,000    1.6    $  30,400,000  $  38,000,000    74.8%        72.8%         119
1.05 - 1.09                        2         213,257,745    3.6    $ 106,628,873  $ 199,757,745    81.0%        72.1%          81
1.10 - 1.14                        4         567,980,000    9.7    $ 141,995,000  $ 536,000,000    79.9%        79.7%         117
1.15 - 1.19                       12         231,650,000    4.0    $  19,304,167  $  47,320,000    77.8%        75.7%         115
1.20 - 1.24                       44         921,575,774   15.8    $  20,944,904  $ 124,400,000    78.8%        75.3%         117
1.25 - 1.29                       22         656,533,168   11.2    $  29,842,417  $ 414,000,000    77.9%        76.8%          80
1.30 - 1.34                       21         562,724,285    9.6    $  26,796,395  $ 260,000,000    73.6%        71.4%         118
1.35 - 1.39                       24         717,717,500   12.3    $  29,904,896  $ 113,360,000    72.0%        70.9%         110
1.40 - 1.44                       17         321,395,000    5.5    $  18,905,588  $ 122,500,000    75.2%        74.4%          77
1.45 - 1.49                        7         574,509,967    9.8    $  82,072,852  $ 395,000,000    65.2%        63.5%         116
1.50 - 1.54                        9         379,016,027    6.5    $  42,112,892  $ 176,000,000    74.7%        72.6%         119
1.55 - 1.59                        2         133,666,000    2.3    $  66,833,000  $ 126,466,000    79.6%        74.7%         119
1.60 - 1.64                        4          27,315,544    0.5    $   6,828,886  $  11,505,000    71.2%        70.7%          98
1.65 - 1.69                        2          14,016,800    0.2    $   7,008,400  $   8,000,000    65.9%        61.4%         119
1.70 - 1.74                        2         262,677,273    4.5    $ 131,338,636  $ 247,727,273    56.1%        56.1%         115
1.75 - 1.79                        1           5,841,441    0.1    $   5,841,441  $   5,841,441    74.9%        57.9%         119
1.80 - 1.84                        1          20,000,000    0.3    $  20,000,000  $  20,000,000    63.3%        63.3%         120
1.85 - 1.89                        1          39,000,000    0.7    $  39,000,000  $  39,000,000    60.0%        60.0%         119
1.90 - 1.94                        2           7,927,839    0.1    $   3,963,920  $   4,727,839    51.6%        51.6%          51
2.00 - 2.04                        2           9,637,500    0.2    $   4,818,750  $   6,200,000    49.9%        44.6%          98
2.20 - 2.24                        2          49,786,369    0.9    $  24,893,185  $  45,386,369    56.3%        56.3%         114
2.30 - 2.66                        4          24,900,000    0.4    $   6,225,000  $  12,500,000    44.7%        44.7%          71
----------------------------  ---------  ---------------  -------
                                 189     $ 5,845,468,231  100.0%   $  30,928,403  $ 536,000,000    74.0%        72.0%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF UNDERWRITTEN      DATE DSC   MORTGAGE
       DSC RATIOS (x)          RATIO *     RATE
--------------------------------------------------

0.65 - 0.99                     0.65x     5.480%
1.00 - 1.04                     1.02x     5.685%
1.05 - 1.09                     1.05x     5.706%
1.10 - 1.14                     1.11x     5.468%
1.15 - 1.19                     1.18x     5.779%
1.20 - 1.24                     1.21x     5.715%
1.25 - 1.29                     1.27x     5.801%
1.30 - 1.34                     1.33x     5.634%
1.35 - 1.39                     1.37x     5.709%
1.40 - 1.44                     1.41x     6.136%
1.45 - 1.49                     1.46x     6.231%
1.50 - 1.54                     1.52x     5.751%
1.55 - 1.59                     1.57x     5.945%
1.60 - 1.64                     1.61x     5.839%
1.65 - 1.69                     1.65x     5.653%
1.70 - 1.74                     1.73x     6.409%
1.75 - 1.79                     1.77x     5.910%
1.80 - 1.84                     1.82x     5.360%
1.85 - 1.89                     1.87x     5.600%
1.90 - 1.94                     1.91x     5.595%
2.00 - 2.04                     2.03x     5.705%
2.20 - 2.24                     2.20x     5.462%
2.30 - 2.66                     2.62x     5.570%
----------------------------
                                1.34x     5.802%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

     RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF UNDERWRITTEN      MORTGAGE        DATE        GROUP 1      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DSC RATIOS (x)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

0.65 - 0.99                        1     $    13,140,000    0.3%   $  13,140,000  $  13,140,000    77.6%        77.6%         118
1.00 - 1.04                        2          55,000,000    1.2    $  27,500,000  $  38,000,000    79.3%        77.6%         119
1.05 - 1.09                        2         213,257,745    4.7    $ 106,628,873  $ 199,757,745    81.0%        72.1%          81
1.10 - 1.14                        1         536,000,000   11.9    $ 536,000,000  $ 536,000,000    80.0%        80.0%         118
1.15 - 1.19                        6         141,930,000    3.1    $  23,655,000  $  41,480,000    78.8%        76.8%         112
1.20 - 1.24                       30         643,716,166   14.2    $  21,457,206  $ 124,400,000    78.7%        75.3%         116
1.25 - 1.29                       14         554,485,168   12.3    $  39,606,083  $ 414,000,000    78.3%        77.1%          75
1.30 - 1.34                       14         436,115,602    9.7    $  31,151,114  $ 260,000,000    74.1%        71.4%         118
1.35 - 1.39                       14         502,102,500   11.1    $  35,864,464  $ 113,360,000    69.8%        68.2%         116
1.40 - 1.44                       11         215,355,000    4.8    $  19,577,727  $ 122,500,000    73.6%        72.5%          78
1.45 - 1.49                        5         550,149,967   12.2    $ 110,029,993  $ 395,000,000    65.1%        63.3%         118
1.50 - 1.54                        8         363,000,027    8.0    $  45,375,003  $ 176,000,000    75.1%        72.9%         119
1.55 - 1.59                        2         133,666,000    3.0    $  66,833,000  $ 126,466,000    79.6%        74.7%         119
1.60 - 1.64                        1           8,810,000    0.2    $   8,810,000  $   8,810,000    76.9%        76.9%          54
1.65 - 1.69                        2          14,016,800    0.3    $   7,008,400  $   8,000,000    65.9%        61.4%         119
1.75 - 1.79                        1           5,841,441    0.1    $   5,841,441  $   5,841,441    74.9%        57.9%         119
1.85 - 1.89                        1          39,000,000    0.9    $  39,000,000  $  39,000,000    60.0%        60.0%         119
1.90 - 1.94                        2           7,927,839    0.2    $   3,963,920  $   4,727,839    51.6%        51.6%          51
2.00 - 2.04                        2           9,637,500    0.2    $   4,818,750  $   6,200,000    49.9%        44.6%          98
2.20 - 2.24                        2          49,786,369    1.1    $  24,893,185  $  45,386,369    56.3%        56.3%         114
2.30 - 2.66                        4          24,900,000    0.6    $   6,225,000  $  12,500,000    44.7%        44.7%          71
----------------------------  ---------  ---------------  -------
                                 125     $ 4,517,838,123  100.0%   $  36,142,705  $ 536,000,000    74.6%        72.4%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF UNDERWRITTEN      DATE DSC   MORTGAGE
       DSC RATIOS (x)         RATIO *     RATE
--------------------------------------------------

0.65 - 0.99                     0.65x     5.480%
1.00 - 1.04                     1.01x     5.727%
1.05 - 1.09                     1.05x     5.706%
1.10 - 1.14                     1.11x     5.423%
1.15 - 1.19                     1.17x     5.786%
1.20 - 1.24                     1.22x     5.726%
1.25 - 1.29                     1.27x     5.798%
1.30 - 1.34                     1.33x     5.661%
1.35 - 1.39                     1.36x     5.697%
1.40 - 1.44                     1.42x     6.273%
1.45 - 1.49                     1.46x     6.234%
1.50 - 1.54                     1.52x     5.746%
1.55 - 1.59                     1.57x     5.945%
1.60 - 1.64                     1.62x     6.020%
1.65 - 1.69                     1.65x     5.653%
1.75 - 1.79                     1.77x     5.910%
1.85 - 1.89                     1.87x     5.600%
1.90 - 1.94                     1.91x     5.595%
2.00 - 2.04                     2.03x     5.705%
2.20 - 2.24                     2.20x     5.462%
2.30 - 2.66                     2.62x     5.570%
----------------------------
                                1.33x     5.781%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

     RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF UNDERWRITTEN      MORTGAGE        DATE        GROUP 2      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       DSC RATIOS (x)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

1.03 - 1.04                        1     $    36,200,000    2.7%   $  36,200,000  $  36,200,000    68.0%        65.4%         119
1.10 - 1.14                        3          31,980,000    2.4    $  10,660,000  $  11,155,000    78.3%        74.9%         100
1.15 - 1.19                        6          89,720,000    6.8    $  14,953,333  $  47,320,000    76.4%        74.0%         119
1.20 - 1.24                       14         277,859,609   20.9    $  19,847,115  $  98,000,000    78.9%        75.3%         117
1.25 - 1.29                        8         102,048,000    7.7    $  12,756,000  $  32,500,000    76.1%        75.4%         107
1.30 - 1.34                        7         126,608,683    9.5    $  18,086,955  $  79,000,000    72.0%        71.3%         118
1.35 - 1.39                       10         215,615,000   16.2    $  21,561,500  $  46,400,000    77.0%        77.0%          96
1.40 - 1.44                        6         106,040,000    8.0    $  17,673,333  $  32,000,000    78.4%        78.4%          76
1.45 - 1.49                        2          24,360,000    1.8    $  12,180,000  $  13,200,000    68.1%        68.1%          91
1.50 - 1.54                        1          16,016,000    1.2    $  16,016,000  $  16,016,000    64.7%        64.7%         119
1.60 - 1.64                        3          18,505,544    1.4    $   6,168,515  $  11,505,000    68.5%        67.7%         119
1.70 - 1.74                        2         262,677,273   19.8    $ 131,338,636  $ 247,727,273    56.1%        56.1%         115
1.80 - 1.82                        1          20,000,000    1.5    $  20,000,000  $  20,000,000    63.3%        63.3%         120
----------------------------  ---------  ---------------  -------
                                  64     $ 1,327,630,108  100.0%   $  20,744,220  $ 247,727,273    71.9%        70.7%         109
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF UNDERWRITTEN      DATE DSC   MORTGAGE
       DSC RATIOS (x)         RATIO *     RATE
--------------------------------------------------

1.03 - 1.04                     1.03x     5.620%
1.10 - 1.14                     1.10x     6.220%
1.15 - 1.19                     1.18x     5.769%
1.20 - 1.24                     1.21x     5.689%
1.25 - 1.29                     1.27x     5.816%
1.30 - 1.34                     1.32x     5.541%
1.35 - 1.39                     1.37x     5.737%
1.40 - 1.44                     1.41x     5.858%
1.45 - 1.49                     1.47x     6.153%
1.50 - 1.54                     1.50x     5.875%
1.60 - 1.64                     1.61x     5.752%
1.70 - 1.74                     1.73x     6.409%
1.80 - 1.82                     1.82x     5.360%
----------------------------
                                1.38x     5.871%

____________________________
*      Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC
       Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein.
       Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
       Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "--
       Inspections and Appraisals May Not Accurately Reflect Value or Condition
       of Mortgaged Property" in the Prospectus Supplement.

                                      B-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF CUT-OFF DATE      MORTGAGE        DATE         POOL        DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       LTV RATIOS (%)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

40.00 - 40.00                      3     $    11,000,000    0.2%   $   3,666,667  $   4,400,000    40.0%        40.0%          58
40.01 - 50.00                      5         107,700,000    1.8    $  21,540,000  $  80,000,000    49.0%        43.4%         110
50.01 - 55.00                      3          27,437,500    0.5    $   9,145,833  $  20,000,000    52.1%        51.0%         112
55.01 - 60.00                      9         411,958,066    7.0    $  45,773,118  $ 247,727,273    56.8%        56.1%         115
60.01 - 65.00                     11         500,531,571    8.6    $  45,502,870  $ 395,000,000    61.4%        61.1%         116
65.01 - 70.00                     17         358,143,450    6.1    $  21,067,262  $  79,000,000    68.4%        65.7%         111
70.01 - 75.00                     33         837,480,445   14.3    $  25,378,195  $ 260,000,000    73.2%        71.6%         103
75.01 - 80.00                     99       2,998,858,454   51.3    $  30,291,500  $ 536,000,000    78.9%        77.2%         107
80.01 - 85.00                      7         519,258,745    8.9    $  74,179,821  $ 199,757,745    81.1%        76.2%         105
85.01 - 90.00                      2          73,100,000    1.3    $  36,550,000  $  47,000,000    88.1%        84.2%         118
----------------------------  ---------  ---------------  -------
                                 189     $ 5,845,468,231  100.0%   $  30,928,403  $ 536,000,000    74.0%        72.0%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF CUT-OFF DATE      DATE DSC   MORTGAGE
       LTV RATIOS (%)         RATIO *     RATE
----------------------------  --------------------

40.00 - 40.00                   2.44x     5.480%
40.01 - 50.00                   1.64x     5.776%
50.01 - 55.00                   1.58x     5.754%
55.01 - 60.00                   1.73x     6.119%
60.01 - 65.00                   1.49x     6.239%
65.01 - 70.00                   1.30x     5.752%
70.01 - 75.00                   1.33x     5.828%
75.01 - 80.00                   1.27x     5.696%
80.01 - 85.00                   1.25x     5.752%
85.01 - 90.00                   1.18x     5.769%
----------------------------
                                1.34x     5.802%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF CUT-OFF DATE      MORTGAGE        DATE        GROUP 1      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       LTV RATIOS (%)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

40.00 - 40.00                      3     $    11,000,000    0.2%   $   3,666,667  $   4,400,000    40.0%        40.0%          58
40.01 - 50.00                      5         107,700,000    2.4    $  21,540,000  $  80,000,000    49.0%        43.4%         110
50.01 - 55.00                      3          27,437,500    0.6    $   9,145,833  $  20,000,000    52.1%        51.0%         112
55.01 - 60.00                      7         162,640,793    3.6    $  23,234,399  $  56,500,000    58.7%        56.8%         117
60.01 - 65.00                      5         425,380,027    9.4    $  85,076,005  $ 395,000,000    61.0%        60.6%         117
65.01 - 70.00                     10         170,718,450    3.8    $  17,071,845  $  39,712,500    67.9%        63.6%         116
70.01 - 75.00                     21         660,510,445   14.6    $  31,452,878  $ 260,000,000    73.0%        71.5%         102
75.01 - 80.00                     65       2,498,397,163   55.3    $  38,436,879  $ 536,000,000    78.9%        77.2%         108
80.01 - 85.00                      4         380,953,745    8.4    $  95,238,436  $ 199,757,745    81.0%        74.2%         100
85.01 - 90.00                      2          73,100,000    1.6    $  36,550,000  $  47,000,000    88.1%        84.2%         118
----------------------------  ---------  ---------------  -------
                                 125     $ 4,517,838,123  100.0%   $  36,142,705  $ 536,000,000    74.6%        72.4%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF CUT-OFF DATE      DATE DSC   MORTGAGE
       LTV RATIOS (%)         RATIO *     RATE
----------------------------  --------------------

40.00 - 40.00                   2.44x     5.480%
40.01 - 50.00                   1.64x     5.776%
50.01 - 55.00                   1.58x     5.754%
55.01 - 60.00                   1.73x     5.639%
60.01 - 65.00                   1.46x     6.313%
65.01 - 70.00                   1.34x     5.848%
70.01 - 75.00                   1.34x     5.859%
75.01 - 80.00                   1.27x     5.676%
80.01 - 85.00                   1.25x     5.792%
85.01 - 90.00                   1.18x     5.769%

                                1.33x     5.781%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF CUT-OFF DATE      MORTGAGE        DATE        GROUP 2      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
       LTV RATIOS (%)           LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

55.56 - 60.00                      2     $   249,317,273   18.8%   $ 124,658,636  $ 247,727,273    55.6%        55.6%         115
60.01 - 65.00                      6          75,151,544    5.7    $  12,525,257  $  20,000,000    64.1%        63.9%         110
65.01 - 70.00                      7         187,425,000   14.1    $  26,775,000  $  79,000,000    68.8%        67.6%         107
70.01 - 75.00                     12         176,970,000   13.3    $  14,747,500  $  32,500,000    74.0%        72.2%         108
75.01 - 80.00                     34         500,461,292   37.7    $  14,719,450  $  47,320,000    79.1%        77.0%         104
80.01 - 82.40                      3         138,305,000   10.4    $  46,101,667  $  98,000,000    81.6%        81.6%         118
----------------------------  ---------  ---------------  -------
                                  64     $ 1,327,630,108  100.0%   $  20,744,220  $ 247,727,273    71.9%        70.7%         109
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF CUT-OFF DATE      DATE DSC   MORTGAGE
       LTV RATIOS (%)         RATIO *     RATE
----------------------------  --------------------

55.56 - 60.00                   1.73x     6.432%
60.01 - 65.00                   1.64x     5.821%
65.01 - 70.00                   1.26x     5.665%
70.01 - 75.00                   1.30x     5.712%
75.01 - 80.00                   1.28x     5.797%
80.01 - 82.40                   1.25x     5.643%
----------------------------
                                1.38x     5.871%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF MATURITY DATE     MORTGAGE        DATE         POOL        DATE           DATE       DATE LTV     LTV RATIO    MATURITY
   OR ARD LTV RATIOS (%)        LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

26.08 - 30.00                      1     $     7,226,585    0.1%   $   7,226,585  $   7,226,585    56.5%        26.1%         119
30.01 - 40.00                      4          17,200,000    0.3    $   4,300,000  $   6,200,000    42.6%        39.6%          80
40.01 - 50.00                      8         120,792,027    2.1    $  15,099,003  $  80,000,000    50.7%        44.5%         111
50.01 - 55.00                      5          35,148,044    0.6    $   7,029,609  $  20,000,000    55.3%        52.2%         111
55.01 - 60.00                     10         443,063,872    7.6    $  44,306,387  $ 247,727,273    58.2%        56.9%         116
60.01 - 65.00                     21         651,608,263   11.1    $  31,028,965  $ 395,000,000    63.6%        61.8%         115
65.01 - 70.00                     33         469,173,013    8.0    $  14,217,364  $  79,000,000    72.9%        68.2%         113
70.01 - 75.00                     44       1,637,128,428   28.0    $  37,207,464  $ 260,000,000    76.9%        73.1%         106
75.01 - 80.00                     57       2,201,023,000   37.7    $  38,614,439  $ 536,000,000    79.0%        79.0%         104
80.01 - 85.00                      5         237,005,000    4.1    $  47,401,000  $  98,000,000    82.5%        81.3%         118
85.01 - 90.00                      1          26,100,000    0.4    $  26,100,000  $  26,100,000    90.0%        90.0%         117
----------------------------  ---------  ---------------  -------
                                 189     $ 5,845,468,231  100.0%   $  30,928,403  $ 536,000,000    74.0%        72.0%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF MATURITY DATE     DATE DSC   MORTGAGE
   OR ARD LTV RATIOS (%)       RATIO *     RATE
----------------------------  --------------------

26.08 - 30.00                   1.33x     6.730%
30.01 - 40.00                   2.29x     5.577%
40.01 - 50.00                   1.59x     5.826%
50.01 - 55.00                   1.50x     5.769%
55.01 - 60.00                   1.71x     6.076%
60.01 - 65.00                   1.44x     6.159%
65.01 - 70.00                   1.29x     5.740%
70.01 - 75.00                   1.32x     5.819%
75.01 - 80.00                   1.26x     5.652%
80.01 - 85.00                   1.24x     5.661%
85.01 - 90.00                   1.15x     6.000%
----------------------------
                                1.34x     5.802%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

 RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF MATURITY DATE     MORTGAGE        DATE        GROUP 1      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
   OR ARD LTV RATIOS (%)        LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

26.08 - 30.00                      1     $     7,226,585    0.2%   $   7,226,585  $   7,226,585    56.5%        26.1%         119
30.01 - 40.00                      4          17,200,000    0.4    $   4,300,000  $   6,200,000    42.6%        39.6%          80
40.01 - 50.00                      8         120,792,027    2.7    $  15,099,003  $  80,000,000    50.7%        44.5%         111
50.01 - 55.00                      3          32,037,500    0.7    $  10,679,167  $  20,000,000    54.9%        52.0%         113
55.01 - 60.00                      9         195,336,599    4.3    $  21,704,067  $  56,500,000    61.5%        58.6%         117
60.01 - 65.00                     14         556,827,263   12.3    $  39,773,376  $ 395,000,000    63.4%        61.5%         116
65.01 - 70.00                     21         202,416,404    4.5    $   9,638,876  $  31,900,000    74.7%        68.3%         117
70.01 - 75.00                     30       1,452,071,745   32.1    $  48,402,392  $ 260,000,000    77.1%        73.2%         106
75.01 - 80.00                     32       1,809,130,000   40.0    $  56,535,313  $ 536,000,000    79.0%        79.0%         104
80.01 - 85.00                      2          98,700,000    2.2    $  49,350,000  $  51,700,000    83.8%        80.9%         118
85.01 - 90.00                      1          26,100,000    0.6    $  26,100,000  $  26,100,000    90.0%        90.0%         117
----------------------------  ---------  ---------------  -------
                                 125     $ 4,517,838,123  100.0%   $  36,142,705  $ 536,000,000    74.6%        72.4%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF MATURITY DATE     DATE DSC   MORTGAGE
   OR ARD LTV RATIOS (%)       RATIO *     RATE
----------------------------  --------------------

26.08 - 30.00                   1.33x     6.730%
30.01 - 40.00                   2.29x     5.577%
40.01 - 50.00                   1.59x     5.826%
50.01 - 55.00                   1.51x     5.761%
55.01 - 60.00                   1.68x     5.622%
60.01 - 65.00                   1.42x     6.221%
65.01 - 70.00                   1.34x     5.859%
70.01 - 75.00                   1.32x     5.824%
75.01 - 80.00                   1.24x     5.618%
80.01 - 85.00                   1.22x     5.687%
85.01 - 90.00                   1.15x     6.000%
----------------------------
                                1.33x     5.781%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.                 REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.     TERM TO
   RANGE OF MATURITY DATE     MORTGAGE        DATE        GROUP 2      DATE           DATE       DATE LTV     LTV RATIO    MATURITY
   OR ARD LTV RATIOS (%)        LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *   AT MATURITY *   (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

51.88 - 55.00                      2     $     3,110,544    0.2%   $   1,555,272  $   1,590,000    59.6%        53.4%          88
55.01 - 60.00                      1         247,727,273   18.7    $ 247,727,273  $ 247,727,273    55.6%        55.6%         115
60.01 - 65.00                      7          94,781,000    7.1    $  13,540,143  $  20,000,000    65.1%        63.9%         112
65.01 - 70.00                     12         266,756,609   20.1    $  22,229,717  $  79,000,000    71.5%        68.1%         111
70.01 - 75.00                     14         185,056,683   13.9    $  13,218,334  $  32,500,000    75.4%        72.9%         106
75.01 - 80.00                     25         391,893,000   29.5    $  15,675,720  $  47,320,000    79.3%        79.1%         101
80.01 - 82.40                      3         138,305,000   10.4    $  46,101,667  $  98,000,000    81.6%        81.6%         118
----------------------------  ---------  ---------------  -------
                                  64     $ 1,327,630,108  100.0%   $  20,744,220  $ 247,727,273    71.9%        70.7%         109
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
   RANGE OF MATURITY DATE     DATE DSC   MORTGAGE
   OR ARD LTV RATIOS (%)       RATIO *     RATE
--------------------------------------------------

51.88 - 55.00                   1.45x     5.851%
55.01 - 60.00                   1.73x     6.434%
60.01 - 65.00                   1.54x     5.790%
65.01 - 70.00                   1.25x     5.649%
70.01 - 75.00                   1.29x     5.784%
75.01 - 80.00                   1.31x     5.809%
80.01 - 82.40                   1.25x     5.643%
----------------------------
                                1.38x     5.871%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.    WTD. AVG.    REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     LTV RATIO     TERM TO
          RANGE OF            MORTGAGE        DATE         POOL        DATE           DATE       DATE LTV        AT        MATURITY
   MORTGAGE RATES (%) (1)       LOANS        BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)    (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

5.280 - 5.500                     21     $   938,006,369   16.0%   $  44,666,970  $ 536,000,000    76.3%        76.0%         117
5.501 - 5.750                     72       2,184,934,235   37.4    $  30,346,309  $ 260,000,000    76.3%        73.6%         112
5.751 - 6.000                     70       1,695,845,469   29.0    $  24,226,364  $ 414,000,000    76.0%        73.4%         100
6.001 - 6.250                     17         205,323,301    3.5    $  12,077,841  $  39,712,500    71.5%        67.4%          96
6.251 - 6.500                      6         784,977,273   13.4    $ 130,829,545  $ 395,000,000    61.1%        61.0%         107
6.501 - 6.730                      3          36,381,585    0.6    $  12,127,195  $  18,000,000    73.8%        65.2%          89
----------------------------  ---------  ---------------  -------
                                 189     $ 5,845,468,231  100.0%   $  30,928,403  $ 536,000,000    74.0%        72.0%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
          RANGE OF            DATE DSC   MORTGAGE
   MORTGAGE RATES (%) (1)     RATIO (2)    RATE
--------------------------------------------------

5.280 - 5.500                   1.26x     5.436%
5.501 - 5.750                   1.30x     5.645%
5.751 - 6.000                   1.35x     5.876%
6.001 - 6.250                   1.33x     6.094%
6.251 - 6.500                   1.53x     6.397%
6.501 - 6.730                   1.31x     6.672%
----------------------------
                                1.34x     5.802%

____________________________
(1)   The interest rate with respect to 1 Mortgage Loan (loan number 82), representing 0.3% of the Cut-Off Date Pool Balance (1 Mortgage Loan in
      Loan Group 1 or 0.3% of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional
      Mortgage Loan Information in the Prospectus Supplement.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.    WTD. AVG.    REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     LTV RATIO     TERM TO
          RANGE OF            MORTGAGE        DATE        GROUP 1      DATE           DATE       DATE LTV        AT        MATURITY
   MORTGAGE RATES (%) (1)       LOANS        BALANCE      BALANCE     BALANCE        BALANCE     RATIO (2)  MATURITY (2)    (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

5.423 - 5.500                     15     $   790,986,369   17.5%   $  52,732,425  $ 536,000,000    77.3%        77.2%         117
5.501 - 5.750                     50       1,694,156,491   37.5    $  33,883,130  $ 260,000,000    75.8%        73.0%         112
5.751 - 6.000                     44       1,346,777,060   29.8    $  30,608,570  $ 414,000,000    76.4%        73.3%         100
6.001 - 6.250                     10         133,441,618    3.0    $  13,344,162  $  39,712,500    69.5%        63.5%         107
6.251 - 6.500                      4         527,250,000   11.7    $ 131,812,500  $ 395,000,000    63.4%        63.2%         104
6.501 - 6.730                      2          25,226,585    0.6    $  12,613,292  $  18,000,000    71.2%        60.8%          75
----------------------------  ---------  ---------------  -------
                                 125     $ 4,517,838,123  100.0%   $  36,142,705  $ 536,000,000    74.6%        72.4%         108
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
          RANGE OF            DATE DSC   MORTGAGE
   MORTGAGE RATES (%) (1)     RATIO (2)    RATE
--------------------------------------------------

5.423 - 5.500                   1.24x     5.438%
5.501 - 5.750                   1.31x     5.644%
5.751 - 6.000                   1.36x     5.874%
6.001 - 6.250                   1.30x     6.078%
6.251 - 6.500                   1.45x     6.381%
6.501 - 6.730                   1.41x     6.709%
----------------------------
                                1.33x     5.781%

____________________________
(1)   The interest rate with respect to 1 Mortgage Loan (loan number 82), representing 0.3% of the Cut-Off Date Pool Balance (1 Mortgage Loan in
      Loan Group 1 or 0.3% of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional
      Mortgage Loan Information in the Prospectus Supplement.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                                           WTD. AVG.
                                                           % OF                                                             STATED
                                            AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.    WTD. AVG.    REMAINING
                              NUMBER OF      CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     LTV RATIO     TERM TO
          RANGE OF            MORTGAGE        DATE        GROUP 2      DATE           DATE       DATE LTV        AT        MATURITY
   MORTGAGE RATES (%) *         LOANS        BALANCE      BALANCE     BALANCE        BALANCE      RATIO *     MATURITY *    (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

5.280 - 5.500                      6     $   147,020,000   11.1%   $  24,503,333  $  79,000,000    70.9%        69.6%         120
5.501 - 5.750                     22         490,777,744   37.0    $  22,308,079  $  98,000,000    77.8%        75.7%         114
5.751 - 6.000                     26         349,068,409   26.3    $  13,425,708  $  47,320,000    74.7%        73.9%         100
6.001 - 6.250                      7          71,881,683    5.4    $  10,268,812  $  32,000,000    75.1%        74.7%          75
6.251 - 6.500                      2         257,727,273   19.4    $ 128,863,636  $ 247,727,273    56.3%        56.3%         113
6.501 - 6.590                      1          11,155,000    0.8    $  11,155,000  $  11,155,000    79.7%        75.1%         118
----------------------------  ---------  ---------------  -------
                                  64     $ 1,327,630,108  100.0%   $  20,744,220  $ 247,727,273    71.9%        70.7%         109
                              =========  ===============  =======

                              WTD. AVG.
                               CUT-OFF   WTD. AVG.
          RANGE OF            DATE DSC   MORTGAGE
   MORTGAGE RATES (%) *        RATIO *     RATE
--------------------------------------------------

5.280 - 5.500                   1.39x     5.429%
5.501 - 5.750                   1.26x     5.648%
5.751 - 6.000                   1.32x     5.884%
6.001 - 6.250                   1.39x     6.123%
6.251 - 6.500                   1.71x     6.431%
6.501 - 6.590                   1.10x     6.590%

                                1.38x     5.871%

____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                             % OF
                                            AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
RANGE OF ORIGINAL TERMS TO   NUMBER OF       CUT-OFF         DATE      CUT-OFF         CUT-OFF       CUT-OFF
 MATURITY OR ANTICIPATED     MORTGAGE         DATE           POOL        DATE           DATE        DATE LTV
 REPAYMENT DATE (MONTHS)       LOANS         BALANCE       BALANCE     BALANCE         BALANCE       RATIO *
-------------------------------------------------------------------------------------------------------------

48 - 60                         29       $   844,407,022     14.4%   $ 29,117,484   $ 414,000,000     75.3%
61 - 84                          5           268,487,745       4.6   $ 53,697,549   $ 199,757,745     78.5%
109 - 120                       155        4,732,573,465      81.0   $ 30,532,732   $ 536,000,000     73.5%
--------------------------   ---------   ---------------   -------
                                189      $ 5,845,468,231     100.0%  $ 30,928,403   $ 536,000,000     74.0%
                             =========   ===============   =======

                                             WTD. AVG.
                                              STATED
                                             REMAINING   WTD. AVG.
RANGE OF ORIGINAL TERMS TO    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
 MATURITY OR ANTICIPATED      LTV RATIO      MATURITY    DATE DSC    MORTGAGE
 REPAYMENT DATE (MONTHS)     AT MATURITY *    (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------

48 - 60                         75.0%           59         1.35x      5.941%
61 - 84                         71.4%           83         1.18x      5.713%
109 - 120                       71.5%           118        1.35x      5.782%
--------------------------
                                72.0%           108        1.34x      5.802%

_____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP
                                1 MORTGAGE LOANS

                                                            % OF
                                            AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
RANGE OF ORIGINAL TERMS TO   NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF       CUT-OFF
 MATURITY OR ANTICIPATED      MORTGAGE        DATE         GROUP 1       DATE           DATE        DATE LTV
 REPAYMENT DATE (MONTHS)       LOANS         BALANCE       BALANCE     BALANCE         BALANCE       RATIO *
-------------------------------------------------------------------------------------------------------------

48 - 60                           18     $   676,225,339      15.0%  $ 37,568,074   $ 414,000,000     75.3%
61 - 84                           2          212,257,745       4.7   $106,128,873   $ 199,757,745     79.6%
109 - 120                        105       3,629,355,039      80.3   $ 34,565,286   $ 536,000,000     74.2%
--------------------------   ---------   ---------------   -------
                                 125     $ 4,517,838,123     100.0%  $ 36,142,705   $ 536,000,000     74.6%
                             =========   ===============   =======

                                             WTD. AVG.
                                              STATED
                                             REMAINING   WTD. AVG.
RANGE OF ORIGINAL TERMS TO    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
 MATURITY OR ANTICIPATED      LTV RATIO      MATURITY    DATE DSC    MORTGAGE
 REPAYMENT DATE (MONTHS)     AT MATURITY *    (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------

48 - 60                         75.0%           59         1.34x      5.928%
61 - 84                         70.6%           83         1.14x      5.707%
109 - 120                       72.0%           118        1.34x      5.758%
--------------------------
                                72.4%           108        1.33x      5.781%

_____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP
                                2 MORTGAGE LOANS

                                                            % OF
                                            AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
RANGE OF ORIGINAL TERMS TO   NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF       CUT-OFF
 MATURITY OR ANTICIPATED     MORTGAGE         DATE         GROUP 2       DATE           DATE        DATE LTV
 REPAYMENT DATE (MONTHS)       LOANS         BALANCE       BALANCE     BALANCE         BALANCE       RATIO *
-------------------------------------------------------------------------------------------------------------

60 - 60                         11       $   168,181,683      12.7%  $ 15,289,244   $  32,000,000     75.3%
61 - 84                          3            56,230,000       4.2   $ 18,743,333   $  32,500,000     74.5%
109 - 120                       50         1,103,218,426      83.1   $ 22,064,369   $ 247,727,273     71.3%
--------------------------   ---------   ---------------   -------
                                64       $ 1,327,630,108     100.0%  $ 20,744,220   $ 247,727,273     71.9%
                             =========   ===============   =======

                                             WTD. AVG.
                                              STATED
                                             REMAINING   WTD. AVG.
RANGE OF ORIGINAL TERMS TO    WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
 MATURITY OR ANTICIPATED      LTV RATIO      MATURITY    DATE DSC    MORTGAGE
 REPAYMENT DATE (MONTHS)     AT MATURITY *    (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------

60 - 60                         75.1%           58         1.36x      5.993%
61 - 84                         74.3%           83         1.32x      5.733%
109 - 120                       69.9%           118        1.39x      5.860%
--------------------------
                                70.7%           109        1.38x      5.871%

_____________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
 RANGE OF REMAINING                    AGGREGATE       CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
TERMS TO MATURITY OR    NUMBER OF       CUT-OFF         DATE        CUT-OFF         CUT-OFF       CUT-OFF
ANTICIPATED REPAYMENT   MORTGAGE          DATE          POOL          DATE           DATE        DATE LTV
    DATE (MONTHS)         LOANS         BALANCE        BALANCE      BALANCE         BALANCE       RATIO *
----------------------------------------------------------------------------------------------------------

47 - 60                    29       $    844,407,022      14.4%   $ 29,117,484   $ 414,000,000     75.3%
61 - 84                     5            268,487,745       4.6    $ 53,697,549   $ 199,757,745     78.5%
109 - 120                  155         4,732,573,465      81.0    $ 30,532,732   $ 536,000,000     73.5%
---------------------   ---------   ----------------   -------
                           189      $  5,845,468,231     100.0%   $ 30,928,403   $ 536,000,000     74.0%
                        =========   ================   =======

                                        WTD. AVG.
                                         STATED
 RANGE OF REMAINING                     REMAINING   WTD. AVG.
TERMS TO MATURITY OR     WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
ANTICIPATED REPAYMENT    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    DATE (MONTHS)       AT MATURITY *    (MOS.)      RATIO *      RATE
-------------------------------------------------------------------------

47 - 60                    75.0%           59         1.35x      5.941%
61 - 84                    71.4%           83         1.18x      5.713%
109 - 120                  71.5%           118        1.35x      5.782%
---------------------
                           72.0%           108        1.34x      5.802%

________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
 RANGE OF REMAINING                    AGGREGATE       CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
TERMS TO MATURITY OR    NUMBER OF       CUT-OFF         DATE        CUT-OFF         CUT-OFF       CUT-OFF
ANTICIPATED REPAYMENT   MORTGAGE          DATE         GROUP 1        DATE           DATE        DATE LTV
    DATE (MONTHS)         LOANS         BALANCE        BALANCE      BALANCE         BALANCE       RATIO *
----------------------------------------------------------------------------------------------------------

47 - 60                    18       $    676,225,339      15.0%   $ 37,568,074   $ 414,000,000     75.3%
61 - 84                     2            212,257,745       4.7    $106,128,873   $ 199,757,745     79.6%
109 - 120                  105         3,629,355,039      80.3    $ 34,565,286   $ 536,000,000     74.2%
---------------------   ---------   ----------------   -------
                           125      $  4,517,838,123     100.0%   $ 36,142,705   $ 536,000,000     74.6%
                        =========   ================   =======

                                        WTD. AVG.
                                         STATED
 RANGE OF REMAINING                     REMAINING   WTD. AVG.
TERMS TO MATURITY OR     WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
ANTICIPATED REPAYMENT    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    DATE (MONTHS)       AT MATURITY *    (MOS.)      RATIO *      RATE
-------------------------------------------------------------------------

47 - 60                    75.0%           59         1.34x      5.928%
61 - 84                    70.6%           83         1.14x      5.707%
109 - 120                  72.0%           118        1.34x      5.758%
---------------------
                           72.4%           108        1.33x      5.781%

________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

  RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                         % OF
 RANGE OF REMAINING                    AGGREGATE       CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
TERMS TO MATURITY OR    NUMBER OF       CUT-OFF          DATE       CUT-OFF         CUT-OFF       CUT-OFF
ANTICIPATED REPAYMENT   MORTGAGE          DATE         GROUP 2        DATE           DATE        DATE LTV
    DATE (MONTHS)         LOANS         BALANCE        BALANCE      BALANCE         BALANCE       RATIO *
----------------------------------------------------------------------------------------------------------

57 - 60                    11       $    168,181,683      12.7%   $ 15,289,244   $  32,000,000     75.3%
61 - 84                     3             56,230,000       4.2    $ 18,743,333   $  32,500,000     74.5%
109 - 120                  50          1,103,218,426      83.1    $ 22,064,369   $ 247,727,273     71.3%
---------------------   ---------   ----------------   -------
                           64       $  1,327,630,108      100.0%  $ 20,744,220   $ 247,727,273     71.9%
                        =========   ================   =======

                                        WTD. AVG.
                                         STATED
 RANGE OF REMAINING                     REMAINING   WTD. AVG.
TERMS TO MATURITY OR     WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
ANTICIPATED REPAYMENT    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    DATE (MONTHS)       AT MATURITY *    (MOS.)      RATIO *      RATE
-------------------------------------------------------------------------

57 - 60                    75.1%           58         1.36x      5.993%
61 - 84                    74.3%           83         1.32x      5.733%
109 - 120                  69.9%           118        1.39x      5.860%
---------------------
                           70.7%           109        1.38x      5.871%

________________________
*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                        % OF
                                       AGGREGATE       CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
 RANGE OF REMAINING     NUMBER OF       CUT-OFF         DATE        CUT-OFF         CUT-OFF       CUT-OFF
 AMORTIZATION TERMS     MORTGAGE          DATE          POOL          DATE           DATE        DATE LTV
    (MONTHS) (1)          LOANS         BALANCE        BALANCE      BALANCE         BALANCE      RATIO (2)
----------------------------------------------------------------------------------------------------------

179 - 180                   1       $      7,226,585       0.1%   $  7,226,585   $   7,226,585     56.5%
181 - 240                   1             15,600,000       0.3    $ 15,600,000   $  15,600,000     70.9%
241 - 300                   4             26,133,468       0.4    $  6,533,367   $   8,600,000     62.2%
301 - 360                  78          1,630,502,198      27.9    $ 20,903,874   $ 199,757,745     76.2%
Non-Amortizing             105         4,166,005,981      71.3    $ 39,676,247   $ 536,000,000     73.2%
---------------------   ---------   ----------------   -------
                           189      $  5,845,468,231     100.0%   $ 30,928,403   $ 536,000,000     74.0%
                        =========   ================   =======

                                          WTD. AVG.
                                           STATED
                                          REMAINING   WTD. AVG.
 RANGE OF REMAINING      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
 AMORTIZATION TERMS      LTV RATIO        MATURITY    DATE DSC    MORTGAGE
    (MONTHS) (1)        AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
---------------------------------------------------------------------------

179 - 180                  26.1%             119        1.33x      6.730%
181 - 240                  60.6%             60         1.19x      6.060%
241 - 300                  49.9%             119        1.60x      5.931%
301 - 360                  69.5%             113        1.29x      5.810%
Non-Amortizing             73.2%             106        1.36x      5.795%
---------------------
                           72.0%             108        1.34x      5.802%

________________________
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                        % OF
                                       AGGREGATE       CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
 RANGE OF REMAINING     NUMBER OF       CUT-OFF         DATE        CUT-OFF         CUT-OFF       CUT-OFF
 AMORTIZATION TERMS     MORTGAGE          DATE         GROUP 1        DATE           DATE        DATE LTV
    (MONTHS) (1)          LOANS         BALANCE        BALANCE      BALANCE         BALANCE      RATIO (2)
----------------------------------------------------------------------------------------------------------

179 - 180                   1       $      7,226,585       0.2%   $  7,226,585   $   7,226,585     56.5%
181 - 240                   1             15,600,000       0.3    $ 15,600,000   $  15,600,000     70.9%
241 - 300                   4             26,133,468       0.6    $  6,533,367   $   8,600,000     62.2%
301 - 360                  57          1,388,438,363      30.7    $ 24,358,568   $ 199,757,745     76.4%
Non-Amortizing             62          3,080,439,708      68.2    $ 49,684,511   $ 536,000,000     73.9%
---------------------   ---------   ----------------   -------
                           125      $  4,517,838,123     100.0%   $ 36,142,705   $ 536,000,000     74.6%
                        =========   ================   =======

                                          WTD. AVG.
                                           STATED
                                          REMAINING   WTD. AVG.
 RANGE OF REMAINING      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
 AMORTIZATION TERMS      LTV RATIO        MATURITY    DATE DSC    MORTGAGE
    (MONTHS) (1)        AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
---------------------------------------------------------------------------

179 - 180                  26.1%             119        1.33x      6.730%
181 - 240                  60.6%             60         1.19x      6.060%
241 - 300                  49.9%             119        1.60x      5.931%
301 - 360                  69.7%             113        1.31x      5.826%
Non-Amortizing             73.9%             106        1.33x      5.756%
---------------------
                           72.4%             108        1.33x      5.781%

________________________
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                        % OF
                                    AGGREGATE          CUT-OFF      AVERAGE         MAXIMUM      WTD. AVG.
 RANGE OF REMAINING     NUMBER OF    CUT-OFF            DATE        CUT-OFF         CUT-OFF       CUT-OFF
 AMORTIZATION TERMS     MORTGAGE      DATE             GROUP 2        DATE           DATE        DATE LTV
    (MONTHS) (1)          LOANS      BALANCE           BALANCE      BALANCE         BALANCE      RATIO (2)
----------------------------------------------------------------------------------------------------------

358 - 360                  21       $    242,063,836      18.2%   $ 11,526,849   $  36,200,000     74.9%
Non-Amortizing             43          1,085,566,273      81.8    $ 25,245,727   $ 247,727,273     71.3%
---------------------   ---------   ----------------   -------
                           64       $  1,327,630,108     100.0%   $ 20,744,220   $ 247,727,273     71.9%
                        =========   ================   =======

                                          WTD. AVG.
                                           STATED
                                          REMAINING   WTD. AVG.
 RANGE OF REMAINING      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
 AMORTIZATION TERMS      LTV RATIO        MATURITY    DATE DSC    MORTGAGE
    (MONTHS) (1)        AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
---------------------------------------------------------------------------

358 - 360                  68.4%             117        1.18x      5.715%
Non-Amortizing             71.3%             107        1.43x      5.906%
---------------------
                           70.7%             109        1.38x      5.871%

________________________
(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                       % OF
                                                      AGGREGATE       CUT-OFF     AVERAGE         MAXIMUM
                                       NUMBER OF       CUT-OFF         DATE       CUT-OFF         CUT-OFF
                                       MORTGAGE          DATE          POOL         DATE           DATE
         AMORTIZATION TYPES              LOANS         BALANCE        BALANCE     BALANCE         BALANCE
------------------------------------------------------------------------------------------------------------

Interest-only                             99       $  4,063,746,981      69.5%  $ 41,047,949   $ 536,000,000
Interest-only, Amortizing Balloon(2)      53          1,258,089,500      21.5   $ 23,737,538   $ 128,408,000
Amortizing ARD                             4            212,876,601       3.6   $ 53,219,150   $ 199,757,745
Amortizing Balloon                        27            208,496,149       3.6   $  7,722,080   $  35,962,199
Interest-only, ARD                         6            102,259,000       1.7   $ 17,043,167   $  39,000,000
------------------------------------   ---------   ----------------   -------
                                          189      $  5,845,468,231     100.0%  $ 30,928,403   $ 536,000,000
                                       =========   ================   =======

                                                                     WTD. AVG.
                                                                      STATED
                                       WTD. AVG.                     REMAINING   WTD. AVG.
                                        CUT-OFF     WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
                                       DATE LTV     LTV RATIO        MATURITY    DATE DSC    MORTGAGE
         AMORTIZATION TYPES            RATIO (1)   AT MATURITY (1)    (MOS.)     RATIO (1)     RATE
------------------------------------------------------------------------------------------------------

Interest-only                            73.5%        73.5%             106        1.35x      5.796%
Interest-only, Amortizing Balloon(2)     75.4%        69.8%             118        1.33x      5.821%
Amortizing ARD                           81.4%        71.7%             85         1.06x      5.716%
Amortizing Balloon                       72.6%        60.6%             113        1.32x      5.901%
Interest-only, ARD                       61.0%        61.0%             115        1.82x      5.763%
------------------------------------
                                         74.0%        72.0%             108        1.34x      5.802%

________________________
(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

                                      B-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                      AGGREGATE       CUT-OFF     AVERAGE         MAXIMUM
                                       NUMBER OF       CUT-OFF         DATE       CUT-OFF         CUT-OFF
                                       MORTGAGE          DATE         GROUP 1       DATE           DATE
         AMORTIZATION TYPES              LOANS         BALANCE        BALANCE     BALANCE         BALANCE
------------------------------------------------------------------------------------------------------------

Interest-only                             59       $  3,020,651,708      66.9%  $ 51,197,487   $ 536,000,000
Interest-only, Amortizing Balloon(2)      37          1,064,649,500      23.6   $ 28,774,311   $ 128,408,000
Amortizing ARD                             4            212,876,601       4.7   $ 53,219,150   $ 199,757,745
Amortizing Balloon                        22            159,872,314       3.5   $  7,266,923   $  27,471,119
Interest-only, ARD                         3             59,788,000       1.3   $ 19,929,333   $  39,000,000
------------------------------------   ---------   ----------------   -------
                                          125      $  4,517,838,123     100.0%  $ 36,142,705   $ 536,000,000
                                       =========   ================   =======

                                                                     WTD. AVG.
                                                                      STATED
                                       WTD. AVG.                     REMAINING   WTD. AVG.
                                        CUT-OFF     WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
                                       DATE LTV     LTV RATIO        MATURITY    DATE DSC    MORTGAGE
         AMORTIZATION TYPES            RATIO (1)   AT MATURITY (1)    (MOS.)     RATIO (1)     RATE
------------------------------------------------------------------------------------------------------

Interest-only                            74.2%        74.2%             106        1.32x      5.759%
Interest-only, Amortizing Balloon(2)     75.6%        70.0%             118        1.36x      5.843%
Amortizing ARD                           81.4%        71.7%             85         1.06x      5.716%
Amortizing Balloon                       71.1%        58.9%             113        1.35x      5.943%
Interest-only, ARD                       58.3%        58.3%             111        1.99x      5.628%
------------------------------------
                                         74.6%        72.4%             108        1.33x      5.781%

________________________
(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

                                      B-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                       % OF
                                                      AGGREGATE       CUT-OFF     AVERAGE         MAXIMUM
                                       NUMBER OF       CUT-OFF         DATE       CUT-OFF         CUT-OFF
                                       MORTGAGE          DATE         GROUP 2       DATE           DATE
        AMORTIZATION TYPES               LOANS         BALANCE        BALANCE     BALANCE         BALANCE
------------------------------------------------------------------------------------------------------------

Interest-only                             40       $  1,043,095,273      78.6%  $ 26,077,382   $ 247,727,273
Interest-only, Amortizing Balloon(2)      16            193,440,000      14.6   $ 12,090,000   $  36,200,000
Amortizing Balloon                         5             48,623,836       3.7   $  9,724,767   $  35,962,199
Interest-only, ARD                         3             42,471,000       3.2   $ 14,157,000   $  16,016,000
------------------------------------   ---------   ----------------   -------
                                          64       $  1,327,630,108     100.0%  $ 20,744,220   $ 247,727,273
                                       =========   ================   =======

                                                                     WTD. AVG.
                                                                      STATED
                                       WTD. AVG.                     REMAINING   WTD. AVG.
                                        CUT-OFF     WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
                                       DATE LTV     LTV RATIO        MATURITY    DATE DSC    MORTGAGE
        AMORTIZATION TYPES             RATIO (1)   AT MATURITY (1)    (MOS.)     RATIO (1)     RATE
------------------------------------------------------------------------------------------------------

Interest-only                            71.5%        71.5%             107        1.42x      5.905%
Interest-only, Amortizing Balloon(2)     74.2%        68.9%             118        1.17x      5.703%
Amortizing Balloon                       77.6%        66.3%             112        1.22x      5.762%
Interest-only, ARD                       64.7%        64.7%             119        1.59x      5.953%
------------------------------------
                                         71.9%        70.7%             109        1.38x      5.871%

________________________
(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                     % OF
                                     AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
                     NUMBER OF        CUT-OFF        DATE       CUT-OFF         CUT-OFF       CUT-OFF
RANGE OF OCCUPANCY   MORTGAGED         DATE          POOL         DATE           DATE        DATE LTV
  RATES (%) (1)      PROPERTIES       BALANCE       BALANCE     BALANCE         BALANCE      RATIO (2)
------------------------------------------------------------------------------------------------------

47.60 - 49.99            1        $     5,000,000     0.1%    $  5,000,000   $   5,000,000     58.8%
50.00 - 59.99            2             36,756,000     0.6     $ 18,378,000   $  32,000,000     79.8%
60.00 - 69.99            3             22,140,000     0.4     $  7,380,000   $  13,140,000     62.9%
70.00 - 74.99            1              6,480,000     0.1     $  6,480,000   $   6,480,000     80.0%
75.00 - 84.99            14           228,956,488     3.9     $ 16,354,035   $  50,000,000     73.7%
85.00 - 89.99            11           254,120,000     4.3     $ 23,101,818   $  50,600,000     79.2%
90.00 - 94.99            46           906,152,285    15.5     $ 19,698,963   $  98,000,000     76.1%
95.00 - 99.99            58         2,029,512,389    34.7     $ 34,991,593   $ 395,000,000     69.8%
100.00 - 100.00          97         1,360,709,882    23.3     $ 14,027,937   $ 536,000,000     77.1%
------------------   ----------   ---------------   -------
                        233       $ 4,849,827,044    83.0%    $ 20,814,708   $ 536,000,000     73.8%
                     ==========   ===============   =======

                                       WTD. AVG.
                                        STATED
                                       REMAINING   WTD. AVG.
                      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
RANGE OF OCCUPANCY    LTV RATIO        MATURITY    DATE DSC    MORTGAGE
  RATES (%) (1)      AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------

47.60 - 49.99           49.8%             120        1.48x      6.000%
50.00 - 59.99           79.8%             65         1.38x      6.078%
60.00 - 69.99           62.9%             94         1.34x      5.480%
70.00 - 74.99           80.0%             119        1.20x      5.540%
75.00 - 84.99           70.8%             112        1.30x      5.847%
85.00 - 89.99           77.4%             113        1.29x      5.643%
90.00 - 94.99           74.9%             102        1.32x      5.749%
95.00 - 99.99           69.1%             110        1.39x      5.910%
100.00 - 100.00         75.8%             106        1.25x      5.674%
------------------
                        72.6%             107        1.33x      5.796%

________________________
(1)   Occupancy Rates exclude 33 hospitality properties, representing 17.0% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                     % OF
                                     AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
                     NUMBER OF        CUT-OFF        DATE       CUT-OFF         CUT-OFF       CUT-OFF
RANGE OF OCCUPANCY   MORTGAGED         DATE         GROUP 1       DATE           DATE        DATE LTV
  RATES (%) (1)      PROPERTIES       BALANCE       BALANCE     BALANCE         BALANCE      RATIO (2)
------------------------------------------------------------------------------------------------------

47.60 - 49.99            1        $     5,000,000     0.1%    $  5,000,000   $   5,000,000     58.8%
50.00 - 59.99            1              4,756,000     0.1     $  4,756,000   $   4,756,000     80.8%
60.00 - 69.99            3             22,140,000     0.5     $  7,380,000   $  13,140,000     62.9%
70.00 - 74.99            1              6,480,000     0.1     $  6,480,000   $   6,480,000     80.0%
75.00 - 84.99            10           159,771,488     3.5     $ 15,977,149   $  50,000,000     72.5%
85.00 - 89.99            7            181,300,000     4.0     $ 25,900,000   $  50,600,000     79.2%
90.00 - 94.99            21           425,132,086     9.4     $ 20,244,385   $  69,675,000     75.6%
95.00 - 99.99            32         1,384,406,890    30.6     $ 43,262,715   $ 395,000,000     71.4%
100.00 - 100.00          92         1,333,210,472    29.5     $ 14,491,418   $ 536,000,000     77.1%
------------------   ----------   ---------------   -------
                        168       $ 3,522,196,936    78.0%    $ 20,965,458   $ 536,000,000     74.5%
                     ==========   ===============   =======

                                       WTD. AVG.
                                        STATED
                                       REMAINING   WTD. AVG.
                      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
RANGE OF OCCUPANCY    LTV RATIO        MATURITY    DATE DSC    MORTGAGE
  RATES (%) (1)      AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------

47.60 - 49.99           49.8%             120        1.48x      6.000%
50.00 - 59.99           80.8%             118        1.23x      5.730%
60.00 - 69.99           62.9%             94         1.34x      5.480%
70.00 - 74.99           80.0%             119        1.20x      5.540%
75.00 - 84.99           70.3%             114        1.31x      5.835%
85.00 - 89.99           76.8%             112        1.27x      5.656%
90.00 - 94.99           75.2%             101        1.40x      5.768%
95.00 - 99.99           70.5%             108        1.34x      5.872%
100.00 - 100.00         75.9%             106        1.25x      5.671%
------------------
                        73.3%             107        1.31x      5.767%

________________________
(1)   Occupancy Rates exclude 33 hospitality properties, representing 22.0% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                     % OF
                                     AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM      WTD. AVG.
                     NUMBER OF        CUT-OFF        DATE       CUT-OFF         CUT-OFF       CUT-OFF
RANGE OF OCCUPANCY   MORTGAGED         DATE         GROUP 2       DATE           DATE        DATE LTV
  RATES (%) (1)      PROPERTIES       BALANCE       BALANCE     BALANCE         BALANCE      RATIO (2)
------------------------------------------------------------------------------------------------------

55.00 - 59.99            1        $    32,000,000     2.4%    $ 32,000,000   $  32,000,000     79.6%
75.00 - 84.99            4             69,185,000     5.2     $ 17,296,250   $  30,400,000     76.4%
85.00 - 89.99            4             72,820,000     5.5     $ 18,205,000   $  46,400,000     79.4%
90.00 - 94.99            25           481,020,199    36.2     $ 19,240,808   $  98,000,000     76.6%
95.00 - 99.99            26           645,105,500    48.6     $ 24,811,750   $ 191,638,079     66.5%
100.00 - 100.00          5             27,499,409     2.1     $  5,499,882   $   8,100,000     78.4%
------------------   ----------   ---------------   -------
                         65       $ 1,327,630,108   100.0%    $ 20,425,079   $ 191,638,079     71.9%
                     ==========   ===============   =======

                                       WTD. AVG.
                                        STATED
                                       REMAINING   WTD. AVG.
                      WTD. AVG.         TERM TO     CUT-OFF    WTD. AVG.
RANGE OF OCCUPANCY    LTV RATIO        MATURITY    DATE DSC    MORTGAGE
  RATES (%) (1)      AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------

55.00 - 59.99           79.6%             57         1.40x      6.130%
75.00 - 84.99           72.1%             108        1.29x      5.875%
85.00 - 89.99           78.8%             117        1.35x      5.610%
90.00 - 94.99           74.7%             103        1.25x      5.732%
95.00 - 99.99           66.2%             115        1.50x      5.993%
100.00 - 100.00         74.0%             116        1.22x      5.835%
------------------
                        70.7%             109        1.38x      5.871%

________________________
(1)   In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3)

 PREPAYMENT RESTRICTION           MAY-07        MAY-08        MAY-09        MAY-10        MAY-11        MAY-12
-------------------------       -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                           91.33%        89.73%         1.70%         1.53%         0.00%         0.00%
Defeasance                            0.00%         0.00%        77.96%        76.65%        77.26%        85.10%
Yield Maintenance                     8.50%        10.07%        20.02%        20.37%        21.27%        13.66%
Prepayment Premium                    0.00%         0.00%         0.19%         0.00%         0.00%         0.00%
Open                                  0.17%         0.20%         0.14%         1.45%         1.47%         1.24%
                                ----------    ----------    ----------    ----------    ----------    ----------
Total                               100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                ----------    ----------    ----------    ----------    ----------    ----------
Mortgage Pool Balance
Outstanding (in millions)       $ 5,845.47    $ 5,839.49    $ 5,831.85    $ 5,822.72    $ 5,807.32    $ 4,958.50
                                ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Pool Balance           100.00%        99.90%        99.77%        99.61%        99.35%        84.83%

 PREPAYMENT RESTRICTION           MAY-13        MAY-14        MAY-15        MAY-16      MAY-17
-------------------------       -----------   -----------   -----------   -----------   -------

Locked Out                            0.00%         0.00%         0.00%         0.00%     0.00%
Defeasance                           85.07%        85.84%        85.82%        78.31%     0.00%
Yield Maintenance                    13.69%        13.99%        14.01%        14.04%     0.00%
Prepayment Premium                    0.00%         0.00%         0.00%         1.58%     0.00%
Open                                  1.25%         0.17%         0.17%         6.08%     0.00%
                                ----------    ----------    ----------    ----------    ------
Total                               100.00%       100.00%       100.00%       100.00%     0.00%
                                ----------    ----------    ----------    ----------    ------
Mortgage Pool Balance
Outstanding (in millions)       $ 4,936.57    $ 4,668.61    $ 4,647.58    $ 4,625.20    $ 0.00
                                ----------    ----------    ----------    ----------    ------
% of Initial Pool Balance            84.45%        79.87%        79.51%        79.12%     0.00%

____________________________
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3)

 PREPAYMENT RESTRICTION           MAY-07        MAY-08        MAY-09        MAY-10        MAY-11        MAY-12
-------------------------       -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                           89.49%        87.46%         1.18%         1.17%         0.00%         0.00%
Defeasance                            0.00%         0.00%        78.08%        76.39%        77.22%        87.13%
Yield Maintenance                    10.29%        12.32%        20.60%        21.70%        22.05%        12.71%
Prepayment Premium                    0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open                                  0.22%         0.22%         0.14%         0.73%         0.73%         0.17%
                                ----------    ----------    ----------    ----------    ----------    ----------
Total                               100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                ----------    ----------    ----------    ----------    ----------    ----------
Group 1  Balance
Outstanding (in millions)       $ 4,517.84    $ 4,512.44    $ 4,505.43    $ 4,497.13    $ 4,483.02    $ 3,803.45
                                ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Group 1  Balance       100.00%        99.88%        99.73%        99.54%        99.23%        84.19%

 PREPAYMENT RESTRICTION           MAY-13        MAY-14        MAY-15        MAY-16      MAY-17
-------------------------       -----------   -----------   -----------   -----------   -------

Locked Out                            0.00%         0.00%         0.00%         0.00%     0.00%
Defeasance                           87.09%        86.97%        86.93%        79.55%     0.00%
Yield Maintenance                    12.74%        12.86%        12.89%        12.93%     0.00%
Prepayment Premium                    0.00%         0.00%         0.00%         0.00%     0.00%
Open                                  0.17%         0.18%         0.18%         7.53%     0.00%
                                ----------    ----------    ----------    ----------    ------
Total                               100.00%       100.00%       100.00%       100.00%     0.00%
                                ----------    ----------    ----------    ----------    ------
Group 1  Balance
Outstanding (in millions)       $ 3,784.20    $ 3,575.19    $ 3,557.57    $ 3,538.76    $ 0.00
                                ----------    ----------    ----------    ----------    ------
% of Initial Group 1  Balance        83.76%        79.14%        78.74%        78.33%     0.00%

________________________________
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B

        PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2) (3)

 PREPAYMENT RESTRICTION           MAY-07        MAY-08        MAY-09        MAY-10        MAY-11        MAY-12
-------------------------       -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                           97.59%        97.46%         3.46%         2.73%         0.00%         0.00%
Defeasance                            0.00%         0.00%        77.55%        77.54%        77.40%        78.44%
Yield Maintenance                     2.41%         2.41%        18.02%        15.86%        18.61%        16.78%
Prepayment Premium                    0.00%         0.00%         0.84%         0.00%         0.00%         0.00%
Open                                  0.00%         0.13%         0.13%         3.87%         3.99%         4.78%
                                ----------    ----------    ----------    ----------    ----------    ----------
Total                               100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                ----------    ----------    ----------    ----------    ----------    ----------
Group 2  Balance
Outstanding (in millions)       $ 1,327.63    $ 1,327.05    $ 1,326.42    $ 1,325.60    $ 1,324.30    $ 1,155.05
                                ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Group 2  Balance       100.00%        99.96%        99.91%        99.85%        99.75%        87.00%

 PREPAYMENT RESTRICTION           MAY-13        MAY-14        MAY-15        MAY-16      MAY-17
-------------------------       -----------   -----------   -----------   -----------   -------

Locked Out                            0.00%         0.00%         0.00%         0.00%     0.00%
Defeasance                           78.41%        82.17%        82.18%        74.26%     0.00%
Yield Maintenance                    16.80%        17.68%        17.67%        17.65%     0.00%
Prepayment Premium                    0.00%         0.00%         0.00%         6.72%     0.00%
Open                                  4.79%         0.15%         0.15%         1.37%     0.00%
                                ----------    ----------    ----------    ----------    ------
Total                               100.00%       100.00%       100.00%       100.00%     0.00%
                                ----------    ----------    ----------    ----------    ------
Group 2  Balance
Outstanding (in millions)       $ 1,152.38    $ 1,093.42    $ 1,090.01    $ 1,086.43    $ 0.00
                                ----------    ----------    ----------    ----------    ------
% of Initial Group 2  Balance        86.80%        82.36%        82.10%        81.83%     0.00%

________________________________
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Wachovia Commercial Mortgage                   Wachovia Bank, National Association          LNR Partners, Inc.
  Securities, Inc.                               8739 Research Drive                          1601 Washington Avenue
                                                 URP 4, NC1075                                Suite 700
  301 South College Street                       Charlotte, NC 28262                          Miami Beach, FL 33139
  Charlotte, NC 28288-1016

  Contact:      Charles Culbreth                 Contact:      Lea Land                       Contact:      Vickie Taylor
  Phone Number: (704) 383-7716                   Phone Number: (704) 593-7950                 Phone Number: (305) 229-6614
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional               Ending      Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Balance  Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution   Level        (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-PB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-5            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-5FL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-MFL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-JFL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   O             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Q             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   S             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-I            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 R-II            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Z             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X-P             0.000000       0.00      0.00         0.00         0.00       0.00       0.00
 X-C             0.000000       0.00      0.00         0.00         0.00       0.00       0.00
 X-W             0.000000       0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal        Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

      A-1                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-2                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-3                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-PB                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-4                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-5                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-1A                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-M                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-J                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       B                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       C                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       D                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       BE                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       FA                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-5FL                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-MFL                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-JFL                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       G                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       H                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       J                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       K                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       L                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       M                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       N                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       O                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       P                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       Q                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       S                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-I                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-II                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       Z                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                         Ending
                                  Notional         Interest        Prepayment       Notional
     Class          CUSIP         Amount           Distribution    Premium          Amount
-------------------------------------------------------------------------------------------------

      X P                          0.00000000       0.00000000       0.00000000      0.00000000
      X C                          0.00000000       0.00000000       0.00000000      0.00000000
      X-W                          0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal   Principal     Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-PB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-5        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-J       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-5FL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-MFL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-JFL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  O         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  Q         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  S         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-P        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-C        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-W        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master                                  0.00
   Servicing Fees Less Delinquent                                 0.00
   Master Servicing Fees Less                                     0.00
   Reductions to Master Servicing Fees                            0.00
   Plus Master Servicing Fees for Delinquent Payments             0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums .

                                                                    Page 5 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
            Negative Amortization                                       0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                        0.00
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense Taxes                                      0.00
          Imposed on Trust Fund                                         0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Equity Payments Paid                                          0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------   ---------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
        A-PB
        A-4
        A-5
        A-1A
        A-M
        A-J
         B
         C
         D
         E
         F
       A-5FL
       A-MFL
       A-JFL
         G
         H
         J
         K
         L
         M
         N
         O
         P
         Q
         S
        X-P
        X-C
        X-W
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 7 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         Scheduled Balance                                                       State (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
    Scheduled    of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
-------------  -----------------------------------------------------   ------------  -----------------------------------------------

-------------  -----------------------------------------------------   ------------  -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
 Debt Service    of     Scheduled   Agg.   WAM           Avg DSCR          Property     of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------- -----------------------------------------------

-------------- -----------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
                 of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    Props.   Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------ ------------------------------------------------

-------------- -----------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON  LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------ ------------------------------------------------

-------------- -----------------------------------------------------   ------------ ------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
  Remaining       #                  of                  Weighted           Most        #                  of              Weighted
 Amortization    of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------ ------------------------------------------------

-------------- -----------------------------------------------------   ------------ ------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ----------- -------------------------------------------------

-------------- -----------------------------------------------------   ------------ ------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------- -----------------------------------------------

-------------- -----------------------------------------------------   -------------- ----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------- -----------------------------------------------

-------------- -----------------------------------------------------   -------------- ----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------- -----------------------------------------------

-------------- -----------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------ ------------------------------------------------

-------------- -----------------------------------------------------   ------------ ------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------- -----------------------------------------------

------------- ------------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------- -----------------------------------------------

------------- ------------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
------------- ------------------------------------------------------   ------------- -----------------------------------------------

------------- ------------------------------------------------------   ------------- -----------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ------------ ------------------------------------------------

-------------- -----------------------------------------------------   ------------ ------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
-------------- -----------------------------------------------------   ----------- -------------------------------------------------

-------------- -----------------------------------------------------   ----------- -------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment    Payment    Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                   Page 17 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 18 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL
------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

--------------------------------------------------------------------------------------------------
                                           Delinquencies
--------------------------------------------------------------------------------------------------
                30-59 Days   60-89 Days    90 Days or More   Foreclosure     REO     Modifications
Distribution        #            #                #               #           #            #
    Date         Balance      Balance          Balance         Balance     Balance      Balance
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                       Prepayments             Rate and Maturities
--------------------------------------------------------------------
                Curtailments      Payoff
Distribution          #             #        Next Weighted Avg.
    Date           Balance       Balance     Coupon     Remit    WAM
--------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL
---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent          (Performing Matured Loan)        4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                   Page 21 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                                Offering      Servicing   Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 22 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 23 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 24 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

                                                                   Page 25 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date                    to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                   (Recoveries)/
                                                 Realized Loss                     Losses Applied
                                  Additional       Applied to     Recoveries of          to
  Distribution                   (Recoveries)   Certificates to  Realized Losses    Certificate
      Date                        /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 27 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest           Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 28 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 29 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                   Page 30 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C31                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  05/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           06/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 31 of 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

                     [4 PHOTOS OF FIVE TIMES SQUARE OMITTED]

                                       D-1

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

                       [MAP OF FIVE TIMES SQUARE OMITTED]

                                      D-2

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $536,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    9.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                              AVR Realty
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                         5.423125%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
   REMAINING TERM / AMORTIZATION                                       118 / IO
   LOCKBOX                                                                  Yes

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes
   DEBT SERVICE(1)                $17,819,225
   LIQUIDITY RESERVE(2)            $6,544,946
   GROUND RENT                        $45,040

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                          Yes
   REPLACEMENT                        $57,638
   DEBT SERVICE(1)                     Varies

ADDITIONAL FINANCING          Pari Passu Debt                      $536,000,000
                                       B-Note                       $67,000,000
                            Mezzanine Debt(3)                       $67,000,000

                                                 WHOLE
                             PARI PASSU         MORTGAGE
                              NOTES(4)            LOAN             TOTAL DEBT
                           --------------    --------------      --------------
CUT-OFF DATE BALANCE       $1,072,000,000    $1,139,000,000      $1,206,000,000
CUT-OFF DATE BALANCE/SF         $973             $1,034              $1,095

CUT-OFF DATE LTV               80.0%             85.0%               90.0%
MATURITY DATE LTV              80.0%             85.0%               90.0%
UW DSCR ON NCF                 1.11x             1.02x               N/A(3)
--------------------------------------------------------------------------------

(1)   There is a shortfall in the related Mortgaged Property cashflow needed to fully cover debt service payments due under the Whole Mortgage Loan during the initial 60 months of the term of the Five Times Square Loan. An amount expected to equal the aggregate shortfall during this period was escrowed at closing and will be released monthly to help satisfy the full debt service obligation. In the event the net cash flow at the related
      Mortgaged Property exceeds the debt service payment in a given month, then the excess cash flow will be swept into the debt service reserve. The debt service reserve will be balanced monthly and will be replenished, as needed, by the borrower pursuant to the schedule in the related Mortgage
      Loan documents. The borrower is permitted to use funds held in the liquidity reserve to replenish the debt service reserve.

(2)   A $1,780,000 liquidity reserve was established at closing for general property cash flow items. A $4,764,946 increase was made to the liquidity reserve in March 2007, comprised of the funds from the net cash flow at the related Mortgaged Property.

(3)   The mezzanine loan generally does not require scheduled debt service payments during the term, but rather accrues and compounds at an interest rate of 10% per annum. The balance of the mezzanine loan upon maturity of the Five Times Square Loan is estimated to be approximately $184,000,000.

(4)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of, or scheduled debt service due in connection with, the Five Times Square Loan and the Five Times Square Pari Passu
      Companion Loans.

(5)   Underwritten expenses related to ground rent payments are net of certain excess site acquisition credits being given by the ground lessor in connection with local revitalization programs and as a result do not include the full amount of ground rent payments that would otherwise be payable upon their expiration (scheduled to occur in 2028) or if those credits were not available.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                             1,101,779
OCCUPANCY AS OF JANUARY 31, 2007                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           2002 / NA
APPRAISED VALUE                                                  $1,340,000,000
PROPERTY MANAGEMENT                       Boston Properties Limited Partnership
UW ECONOMIC OCCUPANCY                                                     99.6%
UW REVENUES                                                         $77,789,438
UW TOTAL EXPENSES(5)                                                $13,349,014
UW NET OPERATING INCOME (NOI)                                       $64,440,424
UW NET CASH FLOW (NCF)                                              $64,298,257

                                      D-3

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                ANNUAL          % OF
                                 RATINGS(1)       NET RENTABLE   RENTABLE     BASE        BASE       TOTAL ANNUAL       LEASE
TENANT                        FITCH/MOODY'S/S&P    AREA (SF)       AREA     RENT PSF      RENT        BASE RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS                                                               $  48.49   $51,639,451       88.4%        May 2022
  Ernst & Young LLP........       NR/NR/NR           1,064,939      96.7%   $ 105.15     1,526,042        2.6         May 2013
  Red Lobster..............    BBB+/Baa1/BBB+           14,513       1.3    $ 191.42     2,220,472        3.8       November 2018
  Disney Store(2)..........       A--/A3/A-             11,600       1.1    $ 283.96     3,046,039        5.2       January 2018
  Champs Sports............      NR/Ba1/BB+             10,727       1.0
                                                  ------------   --------              -----------   ------------
  TOTAL MAJOR TENANTS......                          1,101,779     100.0%   $  53.03   $58,432,004      100.0%

NON-MAJOR TENANTS..........                                  0       0.0    $   0.00             0        0.0
                                                  ------------   --------              -----------   ------------

OCCUPIED TOTAL.............                          1,101,779     100.0%   $  53.03   $58,432,004      100.0%

VACANT SPACE...............                                  0       0.0               ===========   ============
                                                  ------------   --------

PROPERTY TOTAL.............                          1,101,779     100.0%
                                                  ============   ========
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Disney Store has not yet taken occupancy of leased space, however it has commenced paying rent.

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING       EXPIRING      EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
---------------------------------------------------------------------------------------------------------------------------------

   2007            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2008            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2009            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2010            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2011            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2012            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2013            1            $105.15          14,513       1.3%               1.3%               2.6%             2.6%
   2014            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2015            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2016            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2017            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
Thereafter         9            $ 52.34       1,087,266      98.7%             100.0%              97.4%            100.0%
  Vacant           0              NA                  0       0.0%             100.0%               0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-4

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Five Times Square Loan") is secured by a first lien leasehold interest in a Class A office building located in New
      York, New York. The Five Times Square Loan represents approximately 9.2%
      of the Cut-Off Date Pool Balance. The Five Times Square Loan was
      originated on February 15, 2007 and has a principal balance as of the
      Cut-Off Date of $536,000,000. The Five Times Square Loan, which is evidenced by a pari passu note, dated February 15, 2007, is a portion of a whole loan with an original principal balance of $1,139,000,000. The other loans related to the Five Times Square Loan are evidenced by separate notes, each dated February 15, 2007 (the "Five Times Square Pari Passu
      Companion Loans" and the "Five Times Square Subordinate Companion Loan"
      and together with the Five Times Square Loan, the "Five Times Square Whole
      Loan"), with original principal balances of $536,000,000 and $67,000,000, respectively. The Five Times Square Pari Passu Companion Loans and the
      Five Times Square Subordinate Companion Loan will not be assets of the
      Trust Fund. The Five Times Square Loan, Five Times Square Pari Passu
      Companion Loans and the Five Times Square Subordinate Companion Loan are
      governed by an intercreditor and serving agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
      Pass-Through Certificates, Series 2007-C30 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The Five Times Square Loan provides for interest-only payments for the entire loan term.

      The Five Times Square Loan has a remaining term of 118 months and matures on March 11, 2017. The Five Times Square Loan may be prepaid on or after
      January 11, 2017, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is AVR Crossroads, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Times Square Loan.
      The sponsor of the borrower is AVR Realty ("AVR"). In operation for more than 40 years, AVR has built, acquired and developed more than 35 million square feet of commercial and residential space, and has a portfolio that includes residential communities, shopping centers, office complexes, corporate and industrial parks, hotels and assisted living facilities.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,101,779 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 2002. The Mortgaged Property is located in New
      York, New York on 7th Avenue between 41st and 42nd Streets. As of January
      31, 2007, the occupancy rate for the Mortgaged Property securing the Five
      Times Square Loan was approximately 100.0%.

      The largest tenant is Ernst & Young LLP ("E&Y"), occupying approximately
      1,064,939 square feet, or approximately 96.7% of the net rentable area.
      Five Times Square is the United States headquarters for E&Y. E&Y is one of the "Big Four" accounting and consulting firms and is reportedly the seventh largest private company in the United States. The E&Y lease expires in May 2022, with two ten-year extension options. Although a minor part of the income of the Mortgaged Property, there are three ground floor retail tenants. The largest retail tenant is Red Lobster, occupying approximately 14,513 square feet, or approximately 1.3% of the net rentable area. Red Lobster is a subsidiary of Darden Restaurants, Inc.
      ("Darden"). Darden caters to families with mid-priced menu items and themed interiors. Darden operates more than 1,400 casual dining restaurants in the United States and Canada, including its two largest brands, Red Lobster and Olive Garden. As of February 15, 2007, Darden was
      rated "BBB+" (Fitch), "Baa1" (Moody's), and "BBB+" (S&P). The Red Lobster
      lease expires in May 2013 but contains three five-year extensions. The second largest retail tenant is the Disney Store, leasing approximately
      11,600 square feet, or approximately 1.1% of the net rentable area. The
      Disney Store is an international chain of specialty stores, selling
      Disney-branded items, many of them exclusive. At Disney Stores located throughout North America, guests can purchase passes to the Disneyland
      Resort and the Walt Disney World Resort. As of April 25, 2007, the Walt
      Disney Co. was rated "A-" (Fitch), "A3" (Moody's) and "A-" (S&P). The
      Disney Store lease expires in November 2018. The third largest retail tenant is Champs Sports ("Champs"), occupying approximately 10,727 square feet, or approximately 1.0% of the net rentable area. Champs, a subsidiary of Foot Locker, Inc., is Foot Locker, Inc.'s second largest division in
      North America. Champs stores are primarily mall-based and sell athletic footwear, apparel and equipment. As of February 15, 2007, Champs was rated
      "Ba1" (Moody's) and "BB+" (S&P).The Champs lease expires in January 2018.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

                                      D-5

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     MEZZANINE DEBT. A mezzanine loan with an original principal balance of
      $67,000,000 was provided by Wachovia Bank, National Association, on
      February 15, 2007. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower for the
      Five Times Square Loan. The mezzanine loan accrues interest at a fixed rate of 10% per annum with a maturity date of March 11, 2017. The mezzanine loan generally does not require scheduled debt service payments during its term unless an amount sufficient to pay such interest is on deposit in the mezzanine payment escrow account.

o     MANAGEMENT. Boston Properties Limited Partnership ("Boston Properties") is
      the property manager for the Mortgaged Property securing the Five Times
      Square Loan. Boston Properties, a self-administered and self-managed real estate investment trust owns, manages and develops properties in the
      United States, with a significant presence in Boston, Washington, D.C.,
      Midtown Manhattan and San Francisco.

                                      D-6

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                [5 PHOTOS OF BEACON D.C. & SEATTLE POOL OMITTED]

                                      D-7

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                 [2 MAPS OF BEACON D.C. & SEATTLE POOL OMITTED]

                                      D-8

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $414,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                 Beacon Capital Strategic Partners V, LP
TYPE OF SECURITY(1)                                        Fee/Leasehold/Pledge
PARTIAL RELEASE(2)                                                          Yes
MORTGAGE RATE                                                            5.797%
MATURITY DATE                                                       May 7, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           60 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TI/LC                           $18,200,095

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(3)                  Springing
  REPLACEMENT(3)                   $2,462,085
  TI/LC(3)                         $9,848,341

ADDITIONAL FINANCING          Pari Passu Debt                    $2,286,000,000
                                Mezzanine Debt                     $205,000,000

                             PARI PASSU
                               NOTES          PARI PASSU
                             (INCLUDING         NOTES
                             CASH FLOW       (COLLATERAL
                              ASSETS)        ASSETS ONLY)       TOTAL DEBT
                           --------------   --------------   ---------------
CUT-OFF DATE BALANCE       $2,700,000,000   $2,700,000,000    $2,905,000,000
CUT-OFF DATE BALANCE/SF         $274             $354              $295

CUT-OFF DATE LTV(4)            78.7%            78.7%             84.6%
MATURITY DATE LTV(4)           78.7%            78.7%             84.6%
UW DSCR ON NCF                 1.27x           1.10x(5)           1.15x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES(1)                  17 (Collateral)/3 (Cash Flow)
LOCATION                                                                Various
PROPERTY TYPE                                                 Office -- Various
SIZE (SF) COLLATERAL ASSETS                                           7,624,482
SIZE (SF) CASH FLOW ASSETS                                            2,223,859
TOTAL SIZE (SF)                                                       9,848,341
OCCUPANCY AS OF APRIL 1, 2007                                             96.9%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                     $3,432,650,000 (Collateral)
PROPERTY MANAGEMENT                                                Self-managed
UW ECONOMIC OCCUPANCY                                                     94.6%
UW REVENUES COLLATERAL ASSETS                                      $271,815,146
UW TOTAL EXPENSES COLLATERAL ASSETS                                 $88,549,800
UW NET OPERATING INCOME (NOI) COLLATERAL ASSETS                    $183,213,085
UW NET CASH FLOW (NCF) COLLATERAL ASSETS                           $171,617,524

UW REVENUES CASH FLOW ASSETS                                        $82,363,713
UW TOTAL EXPENSES CASH FLOW ASSETS                                  $23,765,690
UW NET OPERATING INCOME (NOI) CASH FLOW ASSETS                      $58,598,023
UW NET CASH FLOW (NCF) CASH FLOW ASSETS                             $26,736,911

TOTAL UW REVENUES                                                  $354,178,858
TOTAL UW TOTAL EXPENSES                                            $112,315,490
TOTAL UW NET OPERATING INCOME (NOI)                                $241,811,107
TOTAL UW NET CASH FLOW (NCF)                                       $198,354,435
--------------------------------------------------------------------------------

(1)   The Beacon D.C. & Seattle Pool Loan is secured by (i) first mortgages or deeds of trust encumbering the Portfolio Properties, (ii) a pledge of ownership interests and a first mortgage on an Additional Property and
      (iii) the Cash Flow Assets. See "The Loan" below.

(2)   The Beacon D.C. & Seattle Pool Loan allows for partial release, subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents. See "Releases" below.

(3)   Upon an event of default, the borrower will be required to maintain reserve accounts for taxes, debt service, insurance, ground rents, replacement and TI/LC.

(4)   For purposes of calculating LTV Ratios, the value of the Collateral Assets only was applied in each case. Incorporating the related appraised values and applicable first mortgage debt for the Cash Flow Assets, the LTV
      Ratios for the Pari Passu Notes and the Total Debt are 68.3% and 72.9%,
      respectively.

(5)   In the event the Cash Flow Assets are released, the resulting paydown required on the mortgage debt will cause the DSC Ratio to equal 1.14x. See
      "Releases" below.

                                      D-9

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                        BEACON D.C. & SEATTLE POOL SUMMARY
---------------------------------------------------------------------------------------------------------------------
                                                                             ALLOCATED
                                                           ALLOCATED          CUT-OFF         YEAR
                                                              LOAN           DATE POOL      BUILT /          SQUARE
          PROPERTY NAME                LOCATION              AMOUNT           BALANCE      RENOVATED          FEET
---------------------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
  Market Square(2)               Washington, D.C.        $  417,186,336     $ 63,968,572    1991 / NA         678,348
  Polk & Taylor Buildings        Arlington, VA              330,436,814       50,666,978    1970 / 2003       904,226
  Wells Fargo Center             Seattle, WA                310,721,014       47,643,889    1983 / NA         944,141
  One, Two & Three Lafayette
   Centre                        Washington, D.C.           280,831,861       43,060,885    1980 / 1993       711,495
  Booz Allen Complex             Mc Lean, VA                236,826,194       36,313,350    1980 / NA         731,234
  Key Center                     Bellevue, WA               158,278,446       24,269,362    2000 / NA         473,988
  Sunset North                   Bellevue, WA               147,079,871       22,552,247    1999 / NA         463,182
  City Center Bellevue           Bellevue, WA               146,015,218       22,389,000    1986 / NA         465,765
  Plaza Center and US Bank
   Tower                         Bellevue, WA               119,714,340       18,356,199    1978 / NA         466,948
  1616 North Fort Myer Drive     Arlington, VA              110,408,482       16,929,301    1975 / NA         294,521
  American Center                Vienna, VA                  83,594,994       12,817,899    1985 / NA         329,695
  Eastgate Office Park           Bellevue, WA                73,027,325       11,197,523    1985 / NA         251,088
  Liberty Place                  Washington, D.C.            69,399,617       10,641,275    1991 / NA         163,936
  Lincoln Executive Center
   Buildings I, II, III, A&B     Bellevue, WA                67,428,037       10,338,966    1984 / NA         277,672
  11111 Sunset Hills Road        Reston, VA                  59,305,128        9,093,453    2000 / NA         216,469
  Army and Navy Club Building    Washington, D.C.            50,078,133        7,678,647    1913 / 1987       102,822
  Plaza East                     Bellevue, WA                39,668,190        6,082,456    1987 / NA         148,952
                                                         --------------     -----------                    ----------

  TOTAL COLLATERAL ASSETS                                $2,700,000,000     $414,000,000                    7,624,482
                                                         ==============     ============                   ==========

  CASH FLOW ASSETS
  Washington Mutual
   Tower(3)(4)                   Seattle, WA                       --               --      1988 / NA       1,079,013
  Reston Town Center(4)          Reston, VA                        --               --      1988 / NA         764,103
  1300 North Seventeenth(4)
   Street                        Arlington, VA                     --               --      1980 / NA         380,743
                                                         --------------     ------------                    ---------

  TOTAL CASH FLOW ASSETS                                                                                    2,223,859
                                                         ==============     ============                    =========

  POOL TOTAL                                             $2,700,000,000     $414,000,000                    9,848,341
                                                         ==============     ============                    =========

                                  CUT-OFF
                              DATE BALANCE                     UW      UNDERWRITTEN    MORTGAGED       APPRAISED      APPRAISED
          PROPERTY NAME           PER SF      OCCUPANCY(1)  OCCUPANCY  NET CASH FLOW   INTEREST          VALUE      VALUE PER SF
---------------------------------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
  Market Square(2)                $615           95.4%       95.4%     $25,307,068       Fee        $  529,000,000        $780
  Polk & Taylor Buildings         $365          100.0%       96.0%      22,263,095       Fee           419,000,000        $463
  Wells Fargo Center              $329           92.8%       92.8%      18,616,234       Fee           394,000,000        $417
  One, Two & Three Lafayette
   Centre                         $395           91.3%       91.3%      17,388,129       Fee           356,100,000        $500
  Booz Allen Complex              $324           99.5%       95.0%      15,469,519       Fee           300,300,000        $411
  Key Center                      $334           97.9%       95.0%      11,014,878    Leasehold        200,700,000        $423
  Sunset North                    $318          100.0%       95.0%       8,370,682       Fee           186,500,000        $403
  City Center Bellevue            $313           95.6%       95.3%       9,183,434       Fee           182,150,000        $391
  Plaza Center and US Bank
   Tower                          $256           95.8%       95.3%       8,466,919       Fee           151,800,000        $325
  1616 North Fort Myer Drive      $375           97.8%       95.0%       7,127,979       Fee           144,000,000        $489
  American Center                 $254           94.8%       94.8%       6,801,602       Fee           106,000,000        $322
  Eastgate Office Park            $291          100.0%       95.0%       3,555,517       Fee            92,600,000        $369
  Liberty Place                   $423           99.4%       95.2%       5,225,760       Fee            96,000,000        $586
  Lincoln Executive Center
   Buildings I, II, III, A&B      $243           96.8%       95.0%       3,898,128       Fee            85,500,000        $308
  11111 Sunset Hills Road         $274          100.0%       95.0%       4,199,874       Fee            75,200,000        $347
  Army and Navy Club Building     $487          100.0%       95.0%       2,376,221       Fee            63,500,000        $618
  Plaza East                      $266           91.5%       91.5%       2,352,485       Fee            50,300,000        $338
                                                                       -----------                  --------------

  TOTAL COLLATERAL ASSETS         $354           96.6%       94.5%     $171,617,524                 $3,432,650,000        $450
                                                                       ============                 ==============

  CASH FLOW ASSETS
  Washington Mutual
   Tower(3)(4)                    NA             96.9%       95.1%     $12,770,003       Fee        $  378,684,000        $351
  Reston Town Center(4)           NA             98.3%       95.0%       8,066,030       Fee           440,000,000        $576
  1300 North Seventeenth(4)
   Street                         NA             99.4%       95.0%       5,900,879       Fee           200,000,000        $525
                                                                       -----------                  --------------

  TOTAL CASH FLOW ASSETS                         97.8%       95.0%     $26,736,911                  $1,018,684,000       $458
                                                                       ===========                  ==============

  POOL TOTAL                      $274           96.9%       94.6%     $198,354,435                 $4,451,334,000       $452
                                                                       ============                 ==============
-------------------------------------------------------------------------------------------------------------------------------

(1)   Occupancy date as of April 1, 2007 for all properties.

(2)   Secured by a pledge of the Sponsor's ownership interests in the Market
      Square joint venture and a pledge of the first mortgage secured by Market
      Square.

(3)   The Cash Flow Borrower owns a 62.8% interest in the Mortgaged Property through a joint venture. Accordingly, the appraised value detailed above represents 62.8% of the $603,000,000 property value.

(4)   The Beacon D.C. & Seattle Pool Loan's Cash Flow Assets may be released for the following amounts; (i) Washington Mutual Tower, $235,000,000; (ii)
      Reston Town Center, $130,000,000; (iii) 1300 North 17th Street,
      $75,000,000. See "Releases" below.

                                      D-10

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                    BEACON D.C. & SEATTLE POOL TENANT SUMMARY
---------------------------------------------------------------------------------------------------
                                                                            NET
                                                       RATINGS(1)        RENTABLE       % OF NET
TENANT                                             FITCH/MOODY'S/S&P     AREA (SF)    RENTABLE AREA
---------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................         NR/NR/NR           714,237          7.3%
  GSA - Department Of Defense.................       AAA/Aaa/AAA          554,294          5.6
  Polk GSA....................................       AAA/Aaa/AAA          354,909          3.6
  Perkins Coie................................         NR/NR/NR           285,716          2.9
  Expedia.....................................       NR/Baa3/BBB-         265,713          2.7
  Wells Fargo Bank NA.........................        AA/Aaa/AAA          214,662          2.2
  Washington Mutual Bank......................         A/A2/A-            191,758          1.9
  Davis Wright Tremaine.......................         NR/NR/NR           169,533          1.7
  XO Communications...........................         NR/NR/NR           167,495          1.7
  Commodity Future............................         NR/NR/NR           161,785          1.6
                                                                         --------        -----
  TOTAL MAJOR TENANTS                                                    3,080,102        31.3%

NON-MAJOR TENANTS.............................                           6,458,372        65.6
                                                                         ---------       -----
OCCUPIED TOTAL................................                           9,538,474        96.9%

2VACANT SPACE..................................                             309,867         3.1
                                                                         --------        -----

PROPERTY TOTAL................................                           9,848,341       100.0%
                                                                         =========       ------

                                                                                   % OF TOTAL
                                                   BASE            ANNUAL            ANNUAL              LEASE
TENANT                                           RENT PSF         BASE RENT        BASE RENT          EXPIRATION
---------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................    $29.44           $ 21,029,232          7.6%      Multiple Spaces (2)
  GSA - Department Of Defense.................    $32.21             17,854,320          6.5      Multiple Spaces (3)
  Polk GSA....................................    $25.24              8,956,668          3.3      Multiple Spaces (4)
  Perkins Coie................................    $30.54              8,726,748          3.2      Multiple Spaces (5)
  Expedia.....................................    $14.90              3,959,880          1.4          September 2009
  Wells Fargo Bank NA.........................    $27.24              5,847,960          2.1      Multiple Spaces (6)
  Washington Mutual Bank......................    $33.28              6,381,384          2.3      Multiple Spaces (7)
  Davis Wright Tremaine.......................    $26.00              4,407,864          1.6         December 2018
  XO Communications...........................    $25.70              4,304,628          1.6         November 2007
  Commodity Future............................    $42.79              6,922,896          2.5         September 2015
                                                                   ------------       ------
  TOTAL MAJOR TENANTS                             $28.70           $ 88,391,580         32.1%

NON-MAJOR TENANTS.............................    $28.96            187,064,904         67.9
                                                                   ------------       ------

OCCUPIED TOTAL................................    $28.88           $275,456,484        100.0%
                                                                   ============       ======
VACANT SPACE

PROPERTY TOTAL
---------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 408,591 square feet expire in December
      2010, 180,000 square feet expire in January 2012 and 125,646 expire in
      June 2014.

(3)   Under the terms of multiple leases, 4,977 square feet expire in July 2007,
      524,867 square feet expire in April 2008 and
        24,450 square feet expire in November 2009.

(4)   Under the terms of multiple leases, 41,410 square feet expire in May 2009,
      60,380 square feet expire in February 2010, 46,163 square feet expire in
      August 2010, 130,624 square feet expire in March 2015 and 76,332 square feet expire in March 2014.

(5)   Under the terms of multiple leases, 10,546 square feet expire in July
      2011, 272,046 square feet expire in December 2011 and 3,124 square feet expire in December 2035.

(6)   Under the terms of multiple leases, 59,544 square feet expire in February
      2008, 128,421 square feet expire in Septermber 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
      2011 and 176 square feet expire in December 2035.

(7)   Under the terms of multiple leases, 3,569 square feet expire in May 2008,
      7,086 square feet expire in February 2010 and 181,103 square feet expire in December 2010.

                                      D-11

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                  BEACON CAPITAL POOL TENANT SUMMARY -- COLLATERAL ASSETS
-------------------------------------------------------------------------------------------------------
                                                                               NET
                                                      RATINGS(1)            RENTABLE         % OF NET
TENANT                                             FITCH/MOODY'S/S&P        AREA (SF)       RENTABLE AREA
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................         NR/NR/NR              714,237             9.4%
  GSA - Department Of Defense.................       AAA/Aaa/AAA             554,294             7.3
  Polk GSA....................................       AAA/Aaa/AAA             278,577             3.7
  Expedia.....................................         NR/NR/NR              265,713             3.5
  Wells Fargo Bank NA.........................        AA/Aaa/AAA             214,662             2.8
  XO Communications...........................         NR/NR/NR              167,495             2.2
  Commodity Future............................         NR/NR/NR              161,785             2.1
  Infospace...................................         NR/NR/NR              130,826             1.7
  Sierra Entertainment........................         NR/NR/NR              128,040             1.7
  Fulbright & Jaworski........................         NR/NR/NR              127,804             1.7
                                                                            ---------          -----
  TOTAL MAJOR TENANTS.........................                              2,743,433           36.0%

NON-MAJOR TENANTS.............................                              4,619,979           60.6
                                                                            ---------          -----

OCCUPIED TOTAL................................                              7,363,412           96.6%

VACANT SPACE..................................                                261,070            3.4
                                                                            ---------          -----

PROPERTY TOTAL................................                              7,624,482          100.0%
                                                                            =========          =====

                                                                                   % OF TOTAL
                                                   BASE              ANNUAL          ANNUAL              LEASE
TENANT                                           RENT PSF           BASE RENT       BASE RENT         EXPIRATION
---------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................    $29.44           $ 21,029,232        10.2%      Multiple Spaces (2)
  GSA - Department Of Defense.................    $32.21             17,854,320         8.7%      Multiple Spaces (3)
  Polk GSA....................................    $25.18              7,014,612         3.4%      Multiple Spaces (4)
  Expedia.....................................    $14.90              3,959,880         1.9%          September 2009
  Wells Fargo Bank NA.........................    $27.24              5,847,960         2.8%      Multiple Spaces (5)
  XO Communications...........................    $25.70              4,304,628         2.1%          November 2007
  Commodity Future............................    $42.79              6,922,896         3.4%          September 2015
  Infospace...................................    $23.60              3,087,372         1.5%          February 2013
  Sierra Entertainment........................    $24.00              3,072,960         1.5%          February 2010
  Fulbright & Jaworski........................    $32.64              4,171,776         2.0%             June 2015
                                                                   ------------       -----
  TOTAL MAJOR TENANTS.........................    $28.16           $ 77,265,636        37.6%

NON-MAJOR TENANTS.............................    $27.81            128,474,940        62.4
                                                                   ------------       -----

OCCUPIED TOTAL................................    $27.94           $205,740,576       100.0%
                                                                   ============       =====

VACANT SPACE

PROPERTY TOTAL
---------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 408,591 square feet expire in December
      2010, 180,000 square feet expire in January 2012 and 125,646 expire in
      June 2014.

(3)   Under the terms of multiple leases, 4,977 square feet expire in July 2007,
      524,867 square feet expire in April 2008 and 24,450 square feet expire in
      November 2009.

(4)   Under the terms of multiple leases, 41,410 square feet expire in May 2009,
      60,380 square feet expire in February 2010, 46,163 square feet expire in
      August 2010, and 130,624 square feet expire in March 2015.

(5)   Under the terms of multiple leases, 59,544 square feet expire in February
      2008, 128,421 square feet expire in September 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
      2011 and 176 square feet expire in December 2035.

                                      D-12

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                  BEACON D.C. & SEATTLE POOL LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                                WA BASE                                     CUMULATIVE       % OF          CUMULATIVE
                # OF LEASES     RENT/SF      TOTAL SF     % OF TOTAL SF       % OF SF      BASE RENT       % OF BASE
   YEAR           EXPIRING     EXPIRING      EXPIRING        EXPIRING*       EXPIRING*     EXPIRING*     RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------

   2007            115          $27.23         651,151          6.6%             6.6%          6.4%            6.4%
   2008            152          $30.02       1,412,975         14.3%            21.0%         15.4%           21.8%
   2009            163          $25.34       1,251,256         12.7%            33.7%         11.5%           33.3%
   2010            187          $26.53       1,716,954         17.4%            51.1%         16.5%           49.9%
   2011            132          $31.07       1,030,943         10.5%            61.6%         11.6%           61.5%
   2012             75          $28.43         683,791          6.9%            68.5%          7.1%           68.6%
   2013             74          $26.83         719,205          7.3%            75.8%          7.0%           75.6%
   2014             64          $30.14         690,402          7.0%            82.8%          7.6%           83.1%
   2015             57          $33.29         791,731          8.0%            90.9%          9.6%           92.7%
   2016             30          $41.20         358,770          3.6%            94.5%          5.4%           98.1%
   2017              6          $37.94          24,067          0.2%            94.7%          0.3%           98.4%
Thereafter          42          $21.29         207,229          2.1%            96.9%          1.6%          100.0%
  Vacant             0           NA            309,867          3.1%           100.0%          0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------------------------------
                      BEACON CAPITAL POOL LEASE EXPIRATION SCHEDULE -- COLLATERAL ASSETS
-----------------------------------------------------------------------------------------------------------------------
                                WA BASE                                      CUMULATIVE      % OF          CUMULATIVE
               # OF LEASES      RENT/SF       TOTAL SF     % OF TOTAL SF      % OF SF      BASE RENT       % OF BASE
   YEAR           EXPIRING      EXPIRING      EXPIRING       EXPIRING*       EXPIRING*     EXPIRING*     RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------

   2007             91           $25.31         540,851        7.1%             7.1%         6.7%            6.7%
   2008            114           $29.66       1,205,994       15.8%            22.9%        17.4%           24.0%
   2009            128           $22.64         948,976       12.4%            35.4%        10.4%           34.5%
   2010            147           $25.06       1,376,439       18.1%            53.4%        16.8%           51.3%
   2011             80           $30.74         547,062        7.2%            60.6%         8.2%           59.4%
   2012             51           $26.47         477,259        6.3%            66.8%         6.1%           65.6%
   2013             50           $24.84         548,384        7.2%            74.0%         6.6%           72.2%
   2014             43           $30.11         561,316        7.4%            81.4%         8.2%           80.4%
   2015             53           $33.23         782,295       10.3%            91.7%        12.6%           93.0%
   2016             27           $42.18         318,143        4.2%            95.8%         6.5%           99.6%
   2017              6           $37.94          24,067        0.3%            96.1%         0.4%          100.0%
Thereafter          26           $ 0.00          32,626        0.4%            96.6%         0.0%          100.0%
  Vacant             0             NA           261,070        3.4%           100.0%         0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-13

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Beacon D.C. & Seattle Pool Loan") is
      secured by (i) first fee and leasehold mortgages or deeds of trust encumbering 16 office properties (the "Portfolio Properties"), (ii) with respect to an additional property known as Market Square (the "Additional
      Property") (x) a pledge of the sponsor's ownership interests in a joint venture that owns the Additional Property and (y) a pledge by the related borrower of a mortgage between the underlying property owner and such borrower (the "Additional Property", together with the Mortgage Assets, the "Collateral Properties") and a pledge of 100% of the sponsor's indirect ownership interest in the Additional Property (collectively, the
      "Collateral Assets") and (iii) a covenant to deposit portions of the related cash flow and additional collateral (the "Cash Flow Assets") from three additional properties (the "Cash Flow Properties"). All properties are located in the state of Washington, Northern Virginia and Washington,
      D.C. The Beacon D.C. & Seattle Pool Loan represents approximately 7.1% of the Cut-Off Date Pool Balance. The Beacon D.C. & Seattle Pool Loan was
      originated on April 10, 2007, and has a principal balance as of the
      Cut-Off Date of $414,000,000. The other loans related to the Beacon D.C. &
      Seattle Pool Loan are evidenced by separate pari passu notes, dated April
      10, 2007 (the "Beacon D.C. & Seattle Pool Pari Passu Companion Loans" and
      together with the Beacon D.C. & Seattle Pool Loan, the "Beacon D.C. &
      Seattle Pool Whole Loan"), with an original principal balance of
      $2,700,000,000. The Beacon D.C. & Seattle Pool Pari Passu Companion Loans
      will not be assets of the Trust Fund. The Beacon D.C. & Seattle Pool Loan
      and Beacon D.C. & Seattle Pool Pari Passu Companion Loans are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Morgan
      Stanley Capital I Trust 2007-IQ14 transaction, as described under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "-- Servicing of
      the Beacon D.C. & Seattle Pool Loan" in the Prospectus Supplement. The
      Beacon D.C. & Seattle Pool Loan provides for interest-only payments for the entire loan term.

      The Beacon D.C. & Seattle Pool has a remaining term of 60 months and matures on May 7, 2012. The Beacon D.C. & Seattle Pool Loan may be prepaid at any time through and including November 6, 2011 with payment of the greater of yield maintenance or 1.0% of the prepaid amount and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon D.C. & Seattle
      Pool Loan. The sponsor of the borrower is Beacon Capital Strategic
      Partners V, L.P. ("Beacon"). Beacon, formed in 1998, is a Boston-based real estate investment firm that focuses primarily on office properties in a select number of target markets, including Boston, Washington, D.C., New
      York, Los Angeles, San Francisco, Seattle, Denver, Chicago, London and
      Paris.

o     THE COLLATERAL. The Beacon D.C. & Seattle Pool Loan is secured by (i)
      first mortgages or deeds of trust encumbering the Portfolio Properties,
      (ii) a pledge of ownership interests and a first mortgage on the
      Additional Property and (iii) the Cash Flow Assets.

      The seventeen Collateral Properties contain in the aggregate, approximately 7,624,482 square feet of office space. As of April 1, 2007, the occupancy rate for the Collateral Properties securing the Beacon D.C.
      & Seattle Pool Loan was approximately 96.6%.

      The Cash Flow Assets also secure the Beacon D.C. & Seattle Pool Loan. The
      Cash Flow Properties consist of the Washington Mutual Tower located in
      Seattle, Washington; Reston Town Center located in Reston, Virginia; and
      1300 North 17th Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North
      17th Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The Cash Flow
      Properties are otherwise directly encumbered by existing debt to third parties.

                                      D-14

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o     RELEASES.

      Release of Collateral Assets. The Beacon D.C. & Seattle Loan permits partial release of the Collateral Properties upon the satisfaction of certain financial conditions, such that until actual NOI DSCR reaches
      1.45x, the payment of a prepayment amount which is the greater of: (i) 90%
      of net sale proceeds, or (ii) 110% of the allocated loan amount provided that after such prepayment and removal of collateral the NOI DSCR is at least equal to the greater of: (a) NOI DSCR of 1.08x or (b) the NOI DSCR immediately prior to the sale and release. Once actual NOI DSCR equals at least 1.45x, then the Collateral Properties may be released upon the satisfaction of certain financial conditions, including (i) payment of a prepayment amount which is the greater of 75% of net sales proceeds or
      (ii) 100% of the allocated loan amount provided that the DSCR after sale and release of collateral is at least the greater of (a) 1.45x and (b) the
      NOI DSCR immediately prior to release (in each case excluding the
      Mezzanine Loans when calculating NOI DSCR).

      Release of Cash Flow Assets. The Beacon D.C. & Seattle Pool Loan permits partial release of the Cash Flow Assets and associated prepayment of the
      Loan and the Mezzanine Loans, provided that after such prepayment and removal of, collateral the NOI DSCR for the Beacon D.C. & Seattle Pool
      Loan and the Mezz Loans is at least equal to the greater of (a) NOI DSCR at origination or (b) NOI DSCR immediately prior to the sale and release.
      Properties may be released for the following amounts, which will pay off the Mezzanine Loans first and then the mortgage loan, with prepayment of the latter capped at a total of $100,000,000: (i) Washington Mutual Tower,
      $235,000,000; (ii) Reston Town Center, $130,000,000; (iii) 1300 North 17th
      Street, $75,000,000.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE LOAN. Mezzanine Loans with an aggregate original principal amount of $205,000,000 were originated on April 10, 2007. The Mezzanine
      Loans are not assets of the Trust Fund and are secured by pledges of the equity interests in the borrowers. In the event that any of the Cash Flow
      Assets are released from the Beacon D.C. & Seattle Pool Loan, then the allocated release price, as defined in the related Mortgage Loan documents, will first be used to pay down the Mezzanine Loans and then up to $100,000,000 of the Beacon D.C. & Seattle Pool Loan.

o     MANAGEMENT. Four (4) entities, three of which are affiliates of the sponsor, are the property managers for the Mortgaged Properties securing the Beacon D.C. & Seattle Pool Loan.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        BCRE
CUT-OFF DATE BALANCE(1)                                             $395,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                         George Gellert and Jared Kushner
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE/PARTIAL DEFEASANCE(2)                                        Yes
MORTGAGE RATE                                                             6.353%
MATURITY DATE                                                   February 5, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           117 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                             Yes
   ROLLOVER/INTEREST RESERVE(3)                     $100,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(4)                              Yes / Springing
   ROLLOVER/INTEREST RESERVE(5)                        Springing
   REPLACEMENT RESERVE(6)                               $232,440

ADDITIONAL FINANCING(7)                    Senior Mezzanine Debt    $335,000,000
                                           Junior Mezzanine Debt    $200,000,000
                                           Pari Passu Debt          $820,000,000

                                                PARI PASSU
                                                 NOTES(1)         TOTAL DEBT(8)
                                             --------------      ---------------
CUT-OFF DATE BALANCE                         $1,215,000,000      $1,750,000,000
CUT-OFF DATE BALANCE/SF                          $836
CUT-OFF DATE LTV                                 60.8%
MATURITY DATE LTV                                60.8%
UW DSCR ON NCF(9)                                1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION(10)
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)(11)                                                          1,454,110
OCCUPANCY AS OF JANUARY 11, 2007                                           98.3%
YEAR BUILT / YEAR RENOVATED                                          1957 / 1999
APPRAISED VALUE                                                   $2,000,000,000
PROPERTY MANAGEMENT                               Tishman Speyer Properties L.P.
UW ECONOMIC OCCUPANCY                                                      97.6%
UW REVENUES                                                         $157,016,346
UW TOTAL EXPENSES                                                    $38,399,113
UW NET OPERATING INCOME (NOI)(9)                                    $118,617,233
UW NET CASH FLOW (NCF)(9)                                           $114,381,673
--------------------------------------------------------------------------------

(1)   The total balance of the 666 Fifth Avenue loan is $1,215,000,000 as of the
      Cut-off Date ("Whole Loan"), and consists of eight pari passu notes: Note
      A-1 with a Cut-off Date Balance of $124,500,000, Note A-2 with a Cut-off
      Date Balance of $124,500,000, Note A-3 with a Cut-off Date Balance of
      $197,500,000, Note A-4 with a Cut-off Date Balance of $197,500,000 (Note
      A-3 and Note A-4 are both included in the trust fund and collectively represent the 666 Fifth Avenue Loan), Note A-5 with a Cut-off Date Balance of $142,750,000, Note A-6 with a Cut-off Date Balance of $142,750,000,
      Note A-7 with a Cut-off Date Balance of $142,750,000 and Note A-8 with a
      Cut-off Date Balance of $142,750,000. Note A-1, Note A-2, Note A-5, Note
      A-6, Note A-7 and Note A-8 are not included in the Trust. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 666
      Fifth Avenue Loan are based on the 666 Fifth Avenue Whole Loan.

(2)   The 666 Fifth Avenue Loan permits the partial release and/or partial defeasance of certain portions of the Mortgaged Property under certain circumstances. See "Release below."

(3)   The Rollover/Interest Reserve was funded at closing of the 666 Fifth
      Avenue Loan to pay: (i) tenant improvements and leasing commissions at the
      Mortgaged Property and (ii) debt service shortfalls under the 666 Fifth
      Avenue Loan or the Senior Mezzanine Loan (as defined below).

(4)   Monthly deposits for taxes in an amount equal to 1/12th of the amount that the mortgagee estimates will be payable during the next twelve months for taxes are required to be made. For 2007, the borrower is required to make monthly deposits of $1,800,000 for taxes. In addition, monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee are required to be made (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve).

(5)   All lease termination payments received by the borrower prior to July 1,
      2008 are required to be deposited to the Rollover/Interest Reserve as well.

(6)   Monthly deposits in an amount equal to one-twelfth of $0.15 per square foot of net rentable square feet at the Mortgaged Property are required to be made.

(7)   See "The Loan" and "Mezzanine Debt" below.

(8)   The Fifth Avenue Retail Space has been excluded from the appraised value of the Mortgaged Property, the underwritten net cash flows and SF based in part on a requirement that the Fifth Avenue Retail Space is subject to release upon payment in full of the Senior Mezzanine Loan. Accordingly, the Total Debt Cut-Off Date Balance/SF, Cut-Off Date LTV, Maturity Date
      LTV and UW DSCR on NCF are not applicable.

(9)   The UW DSCR on NCF is based on underwritten net cash flow which was derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the UW DSCR on NCF will be negatively affected. The "As-Is" DSCR calculated based on the rent roll dated January
      11, 2007 including rent steps through 2007 is 0.65x. The UW DSCR for year
      6 of the loan term is 1.39x. The UW DSCR for year 6 of the loan term reflects certain assumptions which are in-line with the appraiser's estimates and is adjusted to reflect normalized capital items. Year 6 of the loan term reflects the first full year after 64.8% of the tenant leases currently in-place have expired. See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

(10)  Calculations exclude the Fifth Avenue Retail Space (as defined below under "The Property").

(11)  The square footage consists of office space (1,367,545 square feet), retail/storage space (69,087 square feet) and parking (17,478 square feet). Excludes the Fifth Avenue Retail Space (as defined below under "The
      Property") which consists of an additional 95,513 square feet.

                                      D-19

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                                666 FIFTH AVENUE
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---------------------------------------------------------------------------------------------
                                       TENANT SUMMARY
---------------------------------------------------------------------------------------------
                                                                                     % OF NET
                                                     RATINGS(1)       NET RENTABLE   RENTABLE
TENANT                                            S&P/MOODY'S/FITCH    AREA (SF)       AREA
---------------------------------------------------------------------------------------------

MAJOR TENANTS
  Citibank N.A.................................      AA/Aa1/AA+          365,070        25.1%
  Orrick, Herrington & Sutcliffe...............       NR/NR/NR           239,464        16.5
  Fulbright & Jaworski L.L.P...................       NR/NR/NR           139,177         9.6
                                                                      ----------     -------
  TOTAL MAJOR TENANTS..........................                          743,711        51.1%

NON-MAJOR TENANTS..............................                          686,205        47.2
                                                                      ----------     -------

OCCUPIED TOTAL.................................                        1,429,916        98.3%

VACANT SPACE...................................                           24,194         1.7
                                                                      ----------     -------

PROPERTY TOTAL.................................                        1,454,110       100.0%
                                                                      ==========     =======

--------------------------------------------------------------------------------------------------------
                                             TENANT SUMMARY
--------------------------------------------------------------------------------------------------------
                                                               ANNUAL          % OF
                                                   BASE         BASE       TOTAL ANNUAL       LEASE
TENANT                                            RENT PSF      RENT        BASE RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Citibank N.A.................................    $44.47    $16,234,522       23.2%      August 2014(2)
  Orrick, Herrington & Sutcliffe...............    $44.79     10,725,722       15.3         March 2010
  Fulbright & Jaworski L.L.P...................    $51.93      7,228,117       10.3       December 2016
                                                             -----------      -----

  TOTAL MAJOR TENANTS..........................    $45.97    $34,188,360       48.8%

NON-MAJOR TENANTS..............................    $52.26     35,864,062       51.2
                                                             -----------      -----

OCCUPIED TOTAL.................................    $48.99    $70,052,422      100.0%
                                                             ===========      =====

VACANT SPACE ..................................

PROPERTY TOTAL ................................

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Citibank N.A. has 17 different leases that expire between August 31, 2007 and August 31, 2014. 77,806 square feet will expire in 2007, 75,596 square feet will expire in 2009, and 211,668 square feet will expire in 2014.

----------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE(1)(2)
----------------------------------------------------------------------------------------------------------
                            WA BASE                              CUMULATIVE       % OF        CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF    % OF SF       BASE RENT      % OF BASE
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING(3)    EXPIRING(3)   EXPIRING(3)   RENT EXPIRING
----------------------------------------------------------------------------------------------------------

  2007(4)        21        $  32.80    282,713       19.4%          19.4%         13.2%          13.2%
   2008          11        $  35.56     62,877        4.3%          23.8%          3.2%          16.4%
   2009          12        $  46.52     99,663        6.9%          30.6%          6.6%          23.0%
   2010          29        $  53.86    402,840       27.7%          58.3%         31.0%          54.0%
   2011          12        $  63.09     94,207        6.5%          64.8%          8.5%          62.5%
   2012           0        $   0.00          0        0.0%          64.8%          0.0%          62.5%
   2013           2        $  68.36      1,248        0.1%          64.9%          0.1%          62.6%
   2014          15        $  48.30    213,418       14.7%          79.6%         14.7%          77.3%
   2015           1        $  15.00         50        0.0%          79.6%          0.0%          77.3%
   2016          16        $  55.65    180,112       12.4%          92.0%         14.3%          91.6%
   2017           2        $  94.09      3,364        0.2%          92.2%          0.5%          92.1%
Thereafter        6        $  61.89     89,424        6.1%          98.3%          7.9%         100.0%
  Vacant          0           NA        24,194        1.7%         100.0%          0.0%         100.0%

(1)   Information obtained from underwritten rent roll.

(2)   Assumes no tenant exercises an early termination option, if applicable.

(3)   Calculated based upon approximate square footage occupied by each tenant.

(4)   Includes month-to-month leases.

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                                666 FIFTH AVENUE
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o     THE LOAN. The Mortgage Loan (the "666 Fifth Avenue Loan") is secured by a first priority mortgage encumbering a 39-story, approximately 1,454,110 square foot Class "A" multi-tenant office tower occupying a full block front site on Fifth Avenue between 52nd and 53rd Streets in Midtown
      Manhattan's Plaza District (the "666 Fifth Avenue Property"). The 666
      Fifth Avenue Loan represents approximately 6.8% of the Cut-Off Date Pool
      Balance. The 666 Fifth Avenue Loan is part of a $1,215,000,000 mortgage loan (the "666 Fifth Avenue Whole Loan") that was co-originated by BCRE and UBS Real Estate Investments Inc. ("UBSREI"). UBSREI subsequently sold its interest in the 666 Fifth Avenue Loan to BCRE, which is the sole loan seller with respect to this loan. The 666 Fifth Avenue Whole Loan has a
      Cut-off Date Balance of $1,215,000,000 and consists of the 666 Fifth
      Avenue Loan and six pari passu loans (the "666 Fifth Avenue Pari Passu
      Companion Loans") with an aggregate Cut-off Date Balance of $820,000,000.
      The respective rights of the holders of the pari passu notes evidencing the 666 Fifth Avenue Whole Loan will be governed by a co-lender agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation, Commercial
      Mortgage Pass-Through Certificates, Series 2007-C1 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The 666 Fifth Avenue Loan provides for interest-only payments for the entire loan term.

      The 666 Fifth Avenue Loan has a remaining term of 117 months and matures on February 5, 2017. The 666 Fifth Avenue Loan may be prepaid on or after
      August 5, 2016, and permits defeasance with United States government obligations beginning on the earlier of 48 months following the loan origination date and 2 years after the date that the final 666 Fifth
      Avenue Pari Passu Companion Loan is securitized.

o     THE BORROWER. The borrower is 666 Fifth Associates, LLC, a special purpose and bankruptcy remote entity owned and controlled by George Gellert and
      Jared Kushner (together, the "Sponsors"). The borrower has two independent directors in its ownership structure and has delivered a non-consolidation opinion in connection with the origination of the 666 Fifth Avenue Loan.
      George Gellert is the managing member of the borrower.

      Jared Kushner is a principal of the New York division of Kushner
      Companies. Kushner Companies is a private real estate organization involved in the ownership, development, redevelopment and management of single and multifamily housing, commercial, retail, industrial and hotel properties throughout the Northeast and Mid-Atlantic regions.
      Headquartered in Florham Park, New Jersey, with executive offices in
      Manhattan, the company manages its residential and commercial portfolios through its corporate offices and operating divisions. These include
      Westminster Management LLC, the residential management arm; Westminster
      Communities LLC, the construction division; Kushner Properties, the commercial leasing and management division; Westminster Hospitality, the hotel division; Westminster Capital Corp., which coordinates financing for the firm; and various acquisition and land development teams. Principals of the Kushner Companies are involved in ownership of in excess of 25,000 apartment units; the Kushner Companies' commercial portfolio consists of nearly 6.5 million square feet of office, industrial and retail space and thousands of acres of land suitable for development. Properties are located in New Jersey, New York, Pennsylvania, Maryland and Delaware.
      George Gellert is a real estate developer and the president and chairman of the board of Atalanta Corporation, a food importer and international trading company located in Elizabeth, New Jersey.

o     THE PROPERTY. The 666 Fifth Avenue Property is a 39-story office building containing approximately 1,549,623 rentable square feet which includes approximately 1,367,545 square feet of office space, 95,513 square feet of retail space (the "Fifth Avenue Retail Space"), approximately 69,087 square feet of other retail/storage space (the "Other Retail Space") and approximately 17,478 square feet of parking with valet parking space for approximately 90 cars (the "Parking Garage Space"). The Fifth Avenue
      Retail Space is currently occupied by the NBA Store, Brooks Brothers and
      Hickey Freeman. The 666 Fifth Avenue Property has been institutionally owned and maintained since its construction and underwent approximately
      $40 million of extensive renovation and expansion in 1999. The renovations included new retail stores and a glass facade for the entire first and second floors. Renovations since 1999 have included a $1.7 million low-rise, freight and loading dock elevator modernization project, as well as a $2.1 million replacement of the building's main electrical switchboards, an electrical capacity upgrade, full sidewalk replacement, lobby renovation to create the Hickey Freeman retail space and a $2.3 million HVAC upgrade that included installation of a building management system.

      As of January 11, 2007, the 666 Fifth Avenue Property, excluding the Fifth
      Avenue Retail Space, was 98.3% occupied by 47 tenants. The largest tenant at the property, Citibank, N.A. ("Citibank") (rated "AA" by S&P, "AA+" by
      Fitch and "Aa1" by

                                      D-21

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                                666 FIFTH AVENUE
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      Moody's) occupies approximately 365,070 square feet (25.1% of the total square footage). Citibank occupies space in portions of the 3rd through
      7th and 10th floors and the entire 12th and 13th floors. Citibank is the largest operating subsidiary of Citigroup Inc. (NYSE: "C"). Citigroup is ranked 8th in the 2006 Fortune 500 and has approximately 3,000 bank branches and consumer finance offices in the United States and Canada, plus approximately 2,000 locations in approximately 100 other countries.
      Citigroup is a diversified financial services company engaged in providing consumer product offerings, including banking services, credit cards and loans. Citigroup is divided into three major business groups: Global
      Consumer, Global Wealth Management and Corporate and Investment Banking.
      666 Fifth Avenue is home to Citigroup's Private Banking division, part of its Global Wealth Management division and other related financial activities. Citibank leases certain signage rights on the north, west and south sides of the 666 Fifth Avenue Property through August 2009. Citibank is the largest tenant and has been at the 666 Fifth Avenue Property since
      1989. Orrick, Herrington & Sutcliffe ("Orrick"), the second largest tenant, occupies approximately 239,464 square feet (16.5% of the total square footage) with space in portions of the sub-basement, 2nd and 10th floors and the entire 16th through 23rd floors. Orrick is a full service, approximately 980 attorney law firm that was formed in San Francisco in
      1863. Orrick has 18 offices in 7 countries. According to the American
      Lawyer, Orrick is ranked first in both asset-backed finance and municipal finance, as well as among the top 10 in project finance. Orrick has approximately 200 attorneys at this location and has been a tenant at the
      666 Fifth Avenue Property since 1995. Fulbright & Jaworski L.L.P.
      ("Fulbright"), the third largest tenant at the property, occupies approximately 139,177 square feet (9.6% of the total square footage) with space in portions of the 10th and 35th floors and the entire 24th and 30th through 33rd floors. Founded in 1919, Fulbright is one of the largest law firms in the nation, comprising approximately 1,000 attorneys in sixteen offices worldwide in 50 integrated practice areas. Fulbright was ranked
      32nd in the 2005 AmLaw 100. Fulbright has approximately 140 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since
      1992.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     RELEASE. The borrower is permitted, after the later to occur of (i) the
      Condominium Conversion Date (as defined below) and (ii) the expiration of the defeasance lockout period to obtain the release of the Parking Garage
      Space and/or the Other Retail Space pursuant to a partial defeasance of a portion of the 666 Fifth Avenue Loan in an amount equal to $8,550,000 with respect to the Parking Garage Space and $95,000,000 with respect to the
      Other Retail Space, provided, among other things: (a) any net proceeds from the sale of the Fifth Avenue Retail Space have been used to pay down the Senior Mezzanine Loan (as defined under "Mezzanine Debt" below) and any proceeds remaining, if applicable, have been used to pay down the
      Junior Mezzanine Loan (as defined under "Mezzanine Debt" below), and (b)
      after giving effect to such release, the DSCR for the 666 Fifth Avenue
      Property remaining after the release is at least equal to the DSCR for the
      666 Fifth Avenue Property (including the release parcel) for the 12 months immediately preceding the release.

      The borrower is also permitted to obtain the release of the Fifth Avenue
      Retail Space on or after the Condominium Conversion Date (as defined below) upon the payment in full of the Senior Mezzanine Loan, provided, among other things: (a) in the event that such release occurs prior to
      July 1, 2008, the borrower has delivered to the mortgagee an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, (b) the borrower under the
      Junior Mezzanine Loan has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue Retail Space, a portion of the
      Junior Mezzanine Loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue
      Retail Space, the entire balance of the Junior Mezzanine Loan and (c) with respect to the remaining portion of the 666 Fifth Avenue Property (not including the Fifth Avenue Retail Space), the loan-to-value ratio
      (including any remaining principal balance of the Junior Mezzanine Loan, if applicable) is not more than 89%. The "Condominium Conversion Date" is the date on which the 666 Fifth Avenue Property has been converted to a condominium form of ownership.

o     MEZZANINE DEBT. At origination, BCRE provided a $200 million mezzanine loan (the "Junior Mezzanine Loan") to the indirect equity owner of the borrower. In addition, the equity owner of the borrower obtained a $335 million mezzanine loan (the "Senior Mezzanine Loan") from BCRE and UBSREI.
      The holders of the Junior Mezzanine Loan and the Senior Mezzanine Loan are
      subject to an intercreditor agreement with the mortgagee.

      Provided that the Junior Mezzanine Loan has been paid in full, the owners of the beneficial interest in the borrower may incur additional junior indebtedness, provided, among other things: (a) the amount of such additional junior indebtedness is either

                                      D-22

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                                666 FIFTH AVENUE
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      (i) reasonably acceptable to the mortgagee or (ii) in an amount that when added to the then outstanding principal balance of the 666 Fifth Avenue
      Whole Loan and the outstanding balance of the Senior Mezzanine Loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; the mortgagee must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

o     ROLLOVER/INTEREST RESERVE. $100,000,000 was deposited with mortgagee in the Rollover/Interest Reserve account to pay: (i) tenant improvements and leasing commissions at the 666 Fifth Avenue Property and (ii) debt service shortfalls under the 666 Fifth Avenue Whole Loan or the Senior Mezzanine
      Loan.

      If the Fifth Avenue Retail Space is released prior to July 1, 2008, the borrower is required to deposit $105,000,000 with mortgagee less
      $2,500,000 for each full calendar month (if any) that the release occurs prior to the July 1, 2008, and on July 1, 2008, the borrower is required to deposit such amount as is necessary to cause a reserve (the "Ongoing
      Reserve") to contain $105,000,000.

      In the event that the Fifth Avenue Retail Space is not released prior to
      July 1, 2008, the borrower is required to deposit such amount as is necessary to cause the balance of the Ongoing Reserve to equal
      $105,000,000; provided, however, such $105,000,000 will be (i) reduced by any amounts then on deposit in the Rollover/Interest Reserve (which amounts are required to be transferred into the Ongoing Reserve) and (ii)
      increased by the positive difference, if any, obtained by subtracting (a)
      the portion of the Rollover/Interest Reserve disbursed by lender prior to
      July 1, 2008 for tenant improvements and leasing commissions from (b)
      $20,000,000.

o     MANAGEMENT. The 666 Fifth Avenue Property is managed by Tishman Speyer
      Properties L.P. ("Tishman"), which is not affiliated with the borrower.
      Tishman is one of the leading owners, developers, fund managers and operators of first-class real estate in New York City. Since its inception, Tishman has managed a portfolio of assets of more than 77 million square feet in major metropolitan areas across the United States,
      Europe, Latin America and Asia. Some of the properties under the management of Tishman in New York City include Rockefeller Center (12 buildings), MetLife building, Chrysler Center and Peter Cooper
      Village/Stuyvesant Town.

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                             MALL AT ROCKINGHAM PARK
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $260,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Mall at Rockingham, LLC
TYPE OF SECURITY                                               Fee and Leasehold
PARTIAL RELEASE                                                              Yes
MORTGAGE RATE                                                             5.610%
MATURITY DATE                                                     March 10, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                                 None

ONGOING ANNUAL RESERVES                           None

ADDITIONAL FINANCING o                                                      None

CUT-OFF DATE BALANCE                                                $260,000,000
CUT-OFF DATE BALANCE/SF                                                     $681
CUT-OFF DATE LTV                                                           73.5%
MATURITY DATE LTV                                                          73.5%
UW DSCR ON NCF                                                             1.34x
--------------------------------------------------------------------------------

o     Future mezzanine debt is permitted subject to the following conditions:
      (a) the total LTV Ratio does not exceed 80%, (b) the debt service coverage does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of "qualified lender", (d) the mezzanine loan shall be coterminous or mature subsequent to the Mortgage Loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Salem, NH
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                382,012
OCCUPANCY AS OF JANUARY 22, 2007                                           96.8%
YEAR BUILT / YEAR RENOVATED                                          1991 / 1998
APPRAISED VALUE                                                     $353,900,000
PROPERTY MANAGEMENT                             Simon Management Associates, LLC
UW ECONOMIC OCCUPANCY                                                      96.0%
UW REVENUES                                                          $30,562,245
UW TOTAL EXPENSES                                                    $10,212,867
UW NET OPERATING INCOME (NOI)                                        $20,349,377
UW NET CASH FLOW (NCF)                                               $19,771,637
--------------------------------------------------------------------------------

                                      D-27

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       TENANT SUMMARY
---------------------------------------------------------------------------------------------
                                                                                     % OF NET
                                                      RATINGS*        NET RENTABLE   RENTABLE
TENANT                                            FITCH/MOODY'S/S&P    AREA (SF)       AREA
---------------------------------------------------------------------------------------------

ANCHOR TENANTS -- NOT PART OF COLLATERAL
  Sears........................................      BB/Ba1/BB+
  Macy's.......................................     BBB/Baa2/BBB
  J.C. Penney..................................     BBB/Baa3/BBB-
MAJOR TENANTS -- COLLATERAL
  The Gap......................................      BB+/Ba1/BB+         17,510          4.6%
  H & M........................................       NR/NR/NR           15,283          4.0
  Express -- Men...............................      NR/Baa2/BBB         13,441          3.5
  Pottery Barn.................................       NR/NR/NR           10,122          2.6
                                                                        -------        -----
  TOTAL MAJOR -- COLLATERAL....................                          56,356         14.8%

TOP 5 NON-MAJORTENANTS
  American Eagle...............................       NR/NR/NR            7,624          2.0%
  Victoria's Secret............................       NR/NR/NR            7,552          2.0
  Abercrombie & Fitch..........................       NR/NR/NR            7,529          2.0
  Banana Republic..............................      BB+/Ba1/BB+          7,264          1.9
  Hollister....................................       NR/NR/NR            7,100          1.9
                                                                        -------        -----

  TOTAL TOP 5 NON-MAJOR TENANTS................                          37,069          9.7%

OTHER NON-MAJOR TENANTS........................                         276,215         72.3%
                                                                        -------        -----

OCCUPIED COLLATERAL TOTAL......................                         369,640         96.8%
                                                                        -------        -----

VACANT SPACE...................................                          12,372          3.2%

COLLATERAL TOTAL...............................                         382,012        100.0%
                                                                        =======        =====

--------------------------------------------------------------------------------------------------------
                                             TENANT SUMMARY
--------------------------------------------------------------------------------------------------------
                                                               ANNUAL          % OF
                                                   BASE         BASE       TOTAL ANNUAL       LEASE
TENANT                                            RENT PSF      RENT        BASE RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------

ANCHOR TENANTS -- NOT PART OF COLLATERAL
  Sears........................................               NOT PART OF COLLATERAL
  Macy's.......................................               NOT PART OF COLLATERAL
  J.C. Penney..................................               NOT PART OF COLLATERAL
MAJOR TENANTS -- COLLATERAL
  The Gap......................................    $30.00    $   525,300       3.2%        January 2010
  H & M........................................    $28.68        438,316       2.7         October 2011
  Express -- Men...............................    $33.00        443,553       2.7         January 2014
  Pottery Barn.................................    $30.00        303,660       1.8         January 2015
                                                   ------    -----------     -----
  TOTAL MAJOR -- COLLATERAL....................    $30.36    $ 1,710,829      10.4%

TOP 5 NON-MAJORTENANTS
  American Eagle...............................    $45.00    $   343,080       2.1%        January 2015
  Victoria's Secret............................    $38.00        286,976       1.7         January 2014
  Abercrombie & Fitch..........................    $33.97        255,748       1.5         January 2017
  Banana Republic..............................    $24.20        175,789       1.1         January 2010
  Hollister....................................    $48.00        340,800       2.1          April 2017
                                                   ------    -----------     -----

  TOTAL TOP 5 NON-MAJOR TENANTS................    $37.83    $ 1,402,393       8.5%

OTHER NON-MAJOR TENANTS........................               13,389,627      81.1
                                                             -----------     -----

OCCUPIED COLLATERAL TOTAL......................              $16,502,850     100.0%
                                                             ===========     =====

VACANT SPACE ..................................

COLLATERAL TOTAL ..............................

(*)   Ratings provided are for the parent company whether or not the parent company guarantees the lease.

------------------------------------------------------
              LEASE EXPIRATION SCHEDULE
------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING
------------------------------------------------------

   2007           3            $50.56          4,884
   2008          11            $52.45         19,479
   2009          10            $39.92         22,544
   2010          12            $39.07         43,994
   2011          17            $41.85         42,266
   2012          18            $44.67         51,328
   2013          17            $50.41         44,024
   2014          10            $37.80         40,505
   2015           6            $36.87         34,863
   2016           9            $98.15         10,379
   2017          17            $45.14         55,374
Thereafter        0            $ 0.00              0
  Vacant          0                NA         12,372

-----------------------------------------------------------------------------------
                             LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------
                                                                    CUMULATIVE % OF
             % OF TOTAL SF   CUMULATIVE % OF SF  % OF ACTUAL RENT     ACTUAL RENT
   YEAR         EXPIRING*         ROLLING*           ROLLING*          ROLLING*
-----------------------------------------------------------------------------------

   2007           1.3%               1.3%              1.5%               1.5%
   2008           5.1%               6.4%              6.2%               7.7%
   2009           5.9%              12.3%              5.5%              13.1%
   2010          11.5%              23.8%             10.4%              23.6%
   2011          11.1%              34.9%             10.7%              34.3%
   2012          13.4%              48.3%             13.9%              48.2%
   2013          11.5%              59.8%             13.4%              61.6%
   2014          10.6%              70.4%              9.3%              70.9%
   2015           9.1%              79.5%              7.8%              78.7%
   2016           2.7%              82.3%              6.2%              84.9%
   2017          14.5%              96.8%             15.1%             100.0%
Thereafter        0.0%              96.8%              0.0%             100.0%
  Vacant          3.2%             100.0%              0.0%             100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-28

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Mall at Rockingham Park Loan") is
      secured by a first mortgage encumbering an anchored retail center located in Salem, New Hampshire. The Mall at Rockingham Park Loan represents approximately 4.4% of the Cut-Off Date Pool Balance. The Mall at
      Rockingham Park Loan was originated on March 1, 2007 and has a principal balance as of the Cut-Off Date of $ 260,000,000. The Mall at Rockingham
      Park Loan provides for interest-only payments for the entire loan term.

      The Mall at Rockingham Park Loan has a remaining term of 118 months and matures on March, 10, 2017. The Mall at Rockingham Park Loan may be
      prepaid on or after June 10, 2016 and permits defeasance with United
      States government obligations beginning 2 years after the Closing Date.

o     THE BORROWER. The Borrower is Mall at Rockingham, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mall at Rockingham Park Loan. The sponsor(s) of the borrower is Mall at
      Rockingham, LLC. Mall at Rockingham, LLC is a joint venture between
      Mayflower Realty LLC (50%) and Institutional Mall Investors LLC (50%).
      Mayflower Realty LLC is a joint venture between Simon Property Group, L.P.
      (49.1375%), JPMorgan Chase Bank (36.8569%) and Teachers Insurance and
      Annuity Association of America (14.0056%). Institutional Mall Investors is
      a joint venture between CalPERS (99%) and Miller Capital (1%).

      Simon is a self-administered and self-managed Real Estate Investment Trust
      (REIT) which, together with its affiliated management company, currently owns or has an interest in approximately 285 properties containing an aggregate of 201 million SF in 38 states plus Puerto Rico. Simon is one of the largest publicly traded retail real estate companies in North America with a total reported market capitalization of approximately $48 billion
      (www.simon.com). Simon Property Group, Inc. has a current rating of
      Baa1/A-/BBB+ (Moody's/S&P/Fitch).

      JPMorgan is a leading global financial services firm with assets of $1.4 trillion and operations in more than 50 countries, and has a current rating of Aa3/A+/A+ (Moody's/S&P/Fitch). The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average,
      JPMorgan Chase serves millions of consumers in the United States and many of the world's more prominent corporate, institutional and government clients under its JPMorgan and Chase Brands. JPMorgan Chase has a current rating of Aa3/A+/A+ (Moody's/S&P/Fitch).

      TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of $67 billion. Furthermore, TIAA-CREF is one of the world's largest retirement systems, with more than $406 billion in combined assets under management
      (12/30/06). TIAA-CREF ranks as one of Fortune magazine's 100 Largest U.S.
      Companies (April 2006). TIAA-CREF has a current rating of Aaa/AAA/AAA
      (Moody's/S&P/Fitch). The company's mission is to provide life insurance and retirement plans to professors and employees of colleges and universities.

o     THE PROPERTY. The Mortgaged Property is an approximately 382,012 square foot anchored retail building situated on approximately 47.1 acres. The
      Mortgaged Property was constructed in 1991 and renovated in 1998. The
      Mortgaged Property is located in Salem, New Hampshire, within the Salem,
      New Hampshire metropolitan statistical area. As of January 22, 2007, the occupancy rate for the Mortgaged Property securing the Mall at Rockingham
      Park Loan was approximately 96.8%.

      The largest tenant is The Gap, occupying approximately 17,510 square feet, or approximately 4.6% of the net rentable area. The Gap, Inc. is a global specialty retailer operating retail and outlet stores selling casual apparel, accessories, and personal care products for men, women and children under the Gap, Old Navy, Banana Republic and Forth & Towne brands. As of April 20, 2007, The Gap Inc was rated "Ba1" (Moody's), "BB+"
      (S&P) and "BB+" (Fitch). The Gap lease expires in January 2010.

      The second largest tenant is H&M, occupying approximately 15,283 square feet, or approximately 4.0% of the net rentable area. H&M was established in Sweden in 1947. H&M sells clothes and cosmetics in more than 1,300 stores across 24 countries and has more than 60,000 employees. H&M has approximately 100 designers who work with a team made up of 60 pattern designers, approximately 100 buyers and a number of budget controllers to create H&M's clothing collections for women, men, children and teenagers.
      H&M also sells fashion via catalogues and the Internet. Customers can purchase from H&M Shop online in Sweden, Denmark, Finland, Norway and the
      Netherlands. H&M does not have any factories of its own, but instead works with approximately 700 independent suppliers in primarily Asia and Europe.
      H&M has approximately 20 production offices around the world. The H&M lease expires in October 2011.

                                      D-29

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

      The third largest tenant is Express/Express Men, occupying approximately
      13,441 square feet, or approximately 3.5% of the net rentable area.
      Express currently has 743 stores across the nation, including both Express and ExpressMen. Express and ExpressMen is a member of Limited Brands, Inc.
      The Express/Express Men lease expires in January 2014. As of April 20,
      2007, Express/Express Men was rated "Baa2" (Moody's) and "BBB" (S&P). The
      Express/Express Men lease expires in January 2014.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o     MEZZANINE DEBT. The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV Ratio does not exceed 80%,
      (b) the debt service coverage (based on EBITDA) does not fall below 1.05x,
      (c) the mezzanine lender meets a pre-determined definition of "qualified lender", (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

o     PARTIAL RELEASE. The related Mortgage Loan documents permit the borrower to obtain the release of the air rights above the improvements on the
      Mortgaged Property to a third party upon satisfaction of certain conditions, including but not limited to (i) a site plan showing the proposed air space development, (ii) legal description of the air rights,
      (iii) ALTA survey showing the air rights area, (iv) any air space documentation submitted to a governmental authority, (v) an endorsement to the mortgage lender's policy for the remaining property, (vi) zoning approvals and (vii) other documentation set forth in the related loan agreement.

      Additionally, provided no event of default occurs and is continuing, the borrower may without consent of the mortgagee (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use and (ii) make transfers of non-income producing portions of the mortgage property, including portions of the property's "ring road" (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the mortgaged property;
      provided, however, it is the condition to any of the transfers in clause
      (ii) above that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the mortgaged property and no transfer, conveyance or other encumbrance shall have a material adverse effect on (a) the value of the mortgaged property, taken as a whole, (b)
      the business operations or financial condition of the related mortgage borrower, (c) compliance of the mortgaged property with any legal requirements, or (d) the ability of the mortgage borrower to repay the debt under the mortgage loan.

o     MANAGEMENT. Simon Management Associates, LLC, an affiliate of the Mall at
      Rockingham, LLC, is the property manager for the Mortgaged Property securing the Mall at Rockingham Park Loan. Simon Management Associates,
      LLC, is an affiliated entity of Simon Property Group, Inc. ("SPG"). SPG, headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust. Through subsidiary partnerships, it is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing, market dominant retail properties, primarily regional malls, Premium Outlet centers and community shopping centers.

                                      D-30

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

          [4 PHOTOS OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                      D-31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                      D-32

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                      D-33

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $247,727,273
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                     Tishman Speyer and BlackRock Realty
                                                                  Advisors, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE / PARTIAL DEFEASANCE(1)                                      Yes
MORTGAGE RATE                                                             6.434%
MATURITY DATE                                                   December 8, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           115 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (MOODY'S / S&P)(2)                                     Baa3 / BBB-

UP-FRONT RESERVES
   TAX/INSURANCE                                            Yes
   REPLACEMENT                                      $60,000,000
   INTEREST RESERVE(3)                             $400,000,000
   GENERAL RESERVE(4)                              $190,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                            Yes
   REPLACEMENT(5)                                     Springing

ADDITIONAL FINANCING(6)                          Pari Passu Debt  $2,752,272,727
                                                  Mezzanine Debt  $1,400,000,000

                                                    PARI PASSU
                                                     NOTES(7)       TOTAL DEBT
                                                  --------------  --------------
CUT-OFF DATE BALANCE                              $3,000,000,000  $4,400,000,000
CUT-OFF DATE BALANCE/UNIT                            $267,213         $391,912
CUT-OFF DATE LTV                                       55.6%            81.5%
MATURITY DATE LTV                                      55.6%            81.5%
UW DSCR ON NCF(8)                                      1.73x            1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                            New York, NY
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                              11,227
OCCUPANCY AS OF NOVEMBER 10, 2006                                          98.3%
YEAR BUILT / YEAR RENOVATED                                          1945 / 2006
APPRAISED VALUE AS OF NOVEMBER 1, 2006                            $5,400,000,000
APPRAISED VALUE AS OF JANUARY 1, 2011                             $6,900,000,000
APPRAISED VALUE OF LAND AS OF
        NOVEMBER 1, 2006                                          $3,800,000,000
PROPERTY MANAGEMENT                                         Tishman Speyer PCVST
                                                                 Management, LLC
UW ECONOMIC OCCUPANCY                                                      96.7%
UW REVENUES                                                         $481,725,392
UW TOTAL EXPENSES                                                   $145,569,012
UW NET OPERATING INCOME (NOI)                                       $336,156,380
UW NET CASH FLOW (NCF)(8)                                           $333,909,980
2006 NOI                                                            $112,242,474
2005 NOI                                                             $98,689,050
2004 NOI                                                             $92,631,844
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village & Stuyvesant Town Loan permits the partial release and/or partial defeasance of certain of the properties comprising the Mortgaged Property under certain circumstances. See "Release" below.

(2)   Moody's and S&P have confirmed that the Peter Cooper Village and
      Stuyvesant Town Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)   Interest reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used for the payment of mortgage and mezzanine loan debt service. On or after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant
      Town Loan is 1.00x or greater for 2 consecutive calendar quarters and upon other certain conditions as specified in the related Mortgage Loan documents the interest reserve will be converted to and become a part of the general reserve (discretionary component).

(4)   The general reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used at the discretion of the borrower to pay for expenses related to the Mortgaged Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the general reserve will be released to the borrower. Notwithstanding the foregoing, and in the event the interest reserve becomes part of the general reserve per the conditions of the related Mortgage Loan documents
      (See Footnote (3)) then the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to
      $95,000,000.

(5)   Deposits to the ongoing annual replacement reserve of $2,808,000 will be required to the extent there is available cash flow after the payment of debt service on the Mortgage Loan and mezzanine loan.

(6)   Additional future pari passu debt is permitted up to $300,000,000 any time between November 8, 2011 and May 8, 2013 subject to (i) such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70%, (ii) the borrower must deliver rating agency confirmation and (iii) certain other conditions as specified in the related Mortgage Loan documents. Such future pari passu debt can relate to one or both Mortgaged Properties at the borrower's election.

(7)   Loan-to-value ratios, debt service coverage ratio and Cut-Off Date
      Balance/Unit were derived based upon the aggregate indebtedness of, or debt service on, the Peter Cooper Village and Stuyvesant Town Loan and the
      Peter Cooper Village and Stuyvesant Town Pari Passu Companion Loans.

(8)   The underwritten net cash flow was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratio for the related Mortgaged Property as calculated based on the net operating income for year 2006 is 0.58x.
      See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus
      Supplement.

                                      D-34

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Peter Cooper Village & Stuyvesant Town
      Loan") is secured by a first mortgage encumbering an 11,227-unit,
      56-building multifamily complex located in New York, New York. The Peter
      Cooper Village & Stuyvesant Town Loan represents approximately 4.2% of the
      Cut-Off Date Pool Balance. The Peter Cooper Village & Stuyvesant Town Loan
      was originated on November 17, 2006 and has a principal balance as of the
      Cut-Off Date of $247,727,273. The Peter Cooper Village & Stuyvesant Town
      Loan, which is evidenced by multiple pari passu notes dated November 17,
      2006, as amended, is a portion of a whole loan with an original principal balance of $3,000,000,000. The other loans related to the Peter Cooper
      Village & Stuyvesant Town Loan are evidenced by separate pari passu notes, dated November 17, 2006, as amended, (the "Peter Cooper Village &
      Stuyvesant Town Pari Passu Companion Loans" and together with the Peter
      Cooper Village & Stuyvesant Town Loan, the "Peter Cooper Village &
      Stuyvesant Town Whole Loan"), with an original principal balance of
      $2,752,272,727. The Peter Cooper Village & Stuyvesant Town Loan and the
      Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are
      governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
      Pass-Through Certificates, Series 2007-C30 transaction, as described under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "Servicing of the
      Peter Cooper Village & Stuyvesant Town Loan" in the Prospectus Supplement.
      The Peter Cooper Village & Stuyvesant Town Loan provides for interest-only payments for the entire loan term.

      The Peter Cooper Village & Stuyvesant Town has a remaining term of 115 months and matures on December 8, 2016. The Peter Cooper Village &
      Stuyvesant Town Loan may be prepaid on or after September 8, 2016, and permits defeasance with United States government obligations beginning on the earlier of 42 months following the first payment date and 2 years after the final Pari Passu Companion Loan is securitized.

          ----------------------------------
                    FIRST MORTGAGE               Pari Passu Notes
                     $3,000,000,00               to be sold in various
                                                 conduct/fusion
          47.7% Loan to Total Capitalization     securitizations
             $267,213 per unit/$293 per sf
          Shadow Rated BBB-Baa3/BBB- (F/M/S)
          ----------------------------------

          ----------------------------------
                       MEZZANINE                 To be privately
                    $1,400,000,000               placed
          70.0% Loan to Total Capitalization
             $391,912 per unit/$430 per sf
          ----------------------------------

          ----------------------------------
                                                 Sponsor Cash     $1,000,000,000
                                                 Acquition Costs
                    SPONSOR EQUITY               and Fees           $240,000,000
                    $1,890,000,000               Interest Reserve   $400,000,000
                                                 General Reserve    $190,000,000
                                                 Cap Ex Reserve      $60,000,000
          ----------------------------------

                    $6,290,000,000

o     THE BORROWER. At closing the borrower was PCV ST Owner LP, a special purpose entity. As of February 16, 2007, PCV ST Owner LP transferred
      Stuyvesant Town to ST Owner LP, a special purpose entity formed exclusively to own the Mortgaged Property and PCV ST Owner LP and ST Owner
      LP are jointly and severally liable as the borrower under the Peter Cooper

                                      D-35

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

      Village & Stuyvesant Town Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Peter
      Cooper Village & Stuyvesant Town Whole Loan. The sponsors of the borrower are Tishman Speyer and Blackrock Realty Advisors, Inc. The borrower is approximately indirectly 11% owned through various subsidiary entities of the sponsors.

      Tishman Speyer is a privately held company based in New York City that is engaged in owning, developing and operating real estate around the world.
      Since 1978, Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion in total value across the United States, Europe and Latin America.
      The company owns and/or manages the following buildings in Manhattan: 300
      Park Avenue, 375 Hudson Street, 520 Madison Avenue, 666 Fifth Avenue, The
      Chrysler Building, Rockefeller Center, The Lipstick Building and The
      MetLife Building.

      BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate and Taft-Hartley pension plans, foundations, endowments and private investors. These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt.
      The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty Advisors' parent, BlackRock, is 49%
      owned by Merrill Lynch.

o     THE PROPERTY. The Mortgaged Property is an 11,227-unit multifamily complex consisting of 56 buildings situated on approximately 80.4 acres. The gross building area for Peter Cooper Village is approximately 3,122,165 square feet and the gross building area for Stuyvesant Town is approximately
      8,942,176 square feet. Between the two complexes, the net rentable area is approximately 10,750,670 square feet developed as follows: Residential:
      approximately 10,232,958; Retail: approximately 98,039; Office:
      approximately 19,673; Parking: approximately 400,000. The approximately
      10,232,958 rentable square feet of residential space indicates an average unit size of 911 square feet. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units. Amenities at the Mortgaged
      Property include 15 playgrounds, designated sports areas, the signature
      Stuyvesant Oval Fountain, laundry facilities, approximately 2,260 parking spaces and rentable storage services operated by U-Haul. Retailers onsite offer such neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets. The Mortgaged Property was constructed in 1945 and renovated at various times, most recently in
      2006.

      The Mortgaged Property is located in New York, New York. As of November
      10, 2006, the occupancy rate for the Mortgaged Property securing the Peter
      Cooper Village & Stuyvesant Town Loan was approximately 98.3%.

o     RENT STABILIZATION. Currently, approximately 73% of the apartments at the
      Mortgaged Property are rent stabilized. Rent stabilized leases can be 1 or
      2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving legal rental rate level and occupant income levels are met.
      Certain tenants at the Mortgaged Property have commenced litigation against the related borrowers and its sponsors as well as certain parties relating to the conversion of apartments from rent stabilization. See
      "RISK FACTORS--Litigation May have Adverse Effect on Borrowers".

                                      D-36

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                             PETER COOPER VILLAGE
---------------------------------------------------------------------------------------------------------------
                                        AVERAGE         % OF         AVERAGE         AVERAGE        MONTHLY
UNIT TYPE             UNIT COUNT(1)  SQUARE FOOT(1)  PCV TOTAL  MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
---------------------------------------------------------------------------------------------------------------

Deregulated 1 BR            403            948         16.2%         $2,768          $35.04         $3,595
Deregulated 2 BR            267          1,224         10.8          $3,747          $36.74         $4,641
Deregulated 3 BR              3          2,162          0.1          $6,520          $36.19         $8,198
---------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS          673          1,063         27.1%         $3,173          $35.83         $4,030
Stabilized 1 BR             776            947         31.3%         $1,183          $15.00         $3,595
Stabilized 2 BR             957          1,223         38.6          $1,457          $14.30         $4,641
Stabilized 3 BR              17          1,489          0.7          $1,619          $13.04         $8,198
Stabilized 4 BR               1          2,441          0.0          $2,705          $13.30         $8,426
---------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS         1,751          1,103         70.6%         $1,338          $14.55         $4,214
TOTAL OCCUPIED UNITS      2,424          1,092         97.7%         $1,848          $20.30         $4,163
Vacant 1 BR                  30            947          1.2%            N/A             N/A         $3,595
Vacant 2 BR                  27          1,225          1.1             N/A             N/A         $4,641
---------------------------------------------------------------------------------------------------------------
VACANT TOTALS                57          1,078          2.3%            N/A             N/A         $4,090
                          -----                       -----

PCV TOTALS/WTD. AVG.      2,481          1,092        100.0%         $1,848          $20.30         $4,161

---------------------------------------------------------------------------------------------------------------
                                                STUYVESANT TOWN
---------------------------------------------------------------------------------------------------------------
                                        AVERAGE         % OF         AVERAGE         AVERAGE        MONTHLY
UNIT TYPE             UNIT COUNT(1)  SQUARE FOOT(1)   ST TOTAL  MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
---------------------------------------------------------------------------------------------------------------

Deregulated 1 BR           1,386           755         15.8%         $2,504          $39.79         $2,926
Deregulated 2 BR             872           943         10.0          $3,018          $38.39         $3,658
Deregulated 3 BR              65         1,165          0.7          $4,084          $42.06         $4,511
Deregulated 4 BR               1         1,753          0.0          $4,950          $33.88         $6,793
Deregulated 5 BR               6         1,698          0.1          $5,754          $40.67         $6,580
---------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS         2,330           840         26.6%         $2,750          $39.29         $3,255
Stabilized 1 BR            3,096           755         35.4%         $1,125          $17.88         $2,926
Stabilized 2 BR            2,779           943         31.8          $1,380          $17.55         $3,658
Stabilized 3 BR              381         1,161          4.4          $1,544          $15.96         $4,511
Stabilized 4 BR                0             0          0.0          $    0          $ 0.00         $6,793
Stabilized 5 BR               31         1,681          0.4          $1,958          $13.98         $6,580
---------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS          6,287           867         71.9%         $1,267          $17.53         $3,364
TOTAL OCCUPIED UNITS       8,617           860         98.5%         $1,668          $23.27         $3,334
Vacant 1 BR                   49           751          0.6%            N/A             N/A         $2,926
Vacant 2 BR                   74           943          0.8             N/A             N/A         $3,658
Vacant 3 BR                    6         1,145          0.1             N/A             N/A         $4,511
---------------------------------------------------------------------------------------------------------------
VACANT TOTALS                129           880          1.5%            N/A             N/A         $3,420
                          ------                     ------
ST TOTALS/WTD. AVG.        8,746           860        100.0%         $1,668          $23.27         $3,336
                          ------                     ------
PCV/ST TOTALS/WTD. AVG.   11,227           911       100.00%         $1,707          $22.49         $3,518
                          ======                     ======

(1)   Information obtained from the borrower's rent roll dated November 10,
      2006.

(2)   Certain information obtained from the appraisal of the Peter Cooper
      Village and Stuyvesant Town Mortgaged Property dated November 10, 2006.
      See "RISK FACTORS--Inspections and Appraisals May Not Accurately Reflect
      Value or Condition of Mortgaged Property" in the Prospectus Supplement.

                                      D-37

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                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     GENERAL RESERVE/INTEREST RESERVE. A reserve was established at the closing comprised of an "interest reserve" in an amount of $400,000,000 that can be used for the payment of mortgage and mezzanine loan debt service and a
      "general reserve" in an amount of $190,000,000 that can be used at the discretion of the borrower to pay for expenses related to the Mortgaged
      Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower.
      Notwithstanding the foregoing, from and after January 1, 2010, if the debt service coverage ratio for the Peter Cooper Village & Stuyvesant Town Loan is 1.00x or greater for two consecutive calendar quarters (i) the debt service component will be converted to and become a part of the discretionary component and (ii) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from
      $85,000,000 to $95,000,000.

o     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain up to
      $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and the borrower has delivered a rating agency confirmation that such debt will not result in a downgrade of the securities. Such debt can relate to one or both properties at borrower's election.

o     MEZZANINE DEBT. Eleven (11) pairs of mezzanine borrowers (named PCV ST
      Mezz 1-11 LP and ST Mezz 1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

o     SEVERANCE-RELEASE. Subject to the prepayment lockout period, the borrower can release (i) an individual Mortgaged Property upon partial defeasance of 110% of the allocated loan amount, (ii) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper
      Village & Stuyvesant Town Mortgaged Property upon partial defeasance of an amount equal to the greater of (a) 110% of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (b) if applicable, the disposition proceeds from the collateral being released, (iii) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (a) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (b) $225 per square foot of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (iv)
      without partial defeasance, release of a portion of the Mortgaged Property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation. The release of either Peter Cooper
      Village or Stuyvesant Town is subject to (i) the other Mortgaged Property having a debt service coverage ratio of not less than the greater of (a)
      1.00x or (b) the debt service coverage ratio immediately prior to the release and (ii) a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Mortgaged Property (i) for the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (a) debt service coverage ratio immediately prior to the release and (b) 1.00x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.00x and in each instance after the release of 10 buildings or parcels
      (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Peter Cooper Village or Stuyvesant Town and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual Mortgaged Property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the Peter Cooper Village & Stuyvesant Town
      Loan and each of the mezzanine loans pro rata based on the principal balance of the Peter Cooper Village & Stuyvesant Town Loan and each such mezzanine loan.

                                      D-38

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE MARKET.(1) The Mortgaged Property occupies approximately 80.4 acres below Midtown on the eastern side of the island of Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues. The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy Survey. In 2005, 4,185 new
      housing units were delivered to the overall market; which was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year. The Manhattan residential market has 737,768 housing units according to the 2005 Housing and Vacancy
      Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between 1995 and
      2005, the number of new housing unit permits averaged 4,549. Approximately
      2,400 apartment units are scheduled for delivery in 2007 and 2008 in
      Manhattan. According to the appraisal of the properties dated November 10,
      2006, annual rents for buildings comparable to the Mortgaged Property in the neighborhoods surrounding the properties are $40.67 per square foot for one bedroom apartments, $41.46 per square foot for two bedroom apartments, $53.83 per square foot for three bedroom apartments, and
      $48.85 per square foot for four bedroom apartments. The rents reflected above are for properties that are not subject to rent stabilization or rent control.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account with funds released to the borrower after escrows funded in each interest accrual period where the DSC ratio is 1.20x or higher for two consecutive quarters and no mezzanine accrual period exists.

o     PROPERTY MANAGEMENT. Tishman Speyer PCVST Management, LLC, an affiliate of one of the sponsors is the property manager for the Mortgaged Property securing the Peter Cooper Village & Stuyvesant Town Loan.

      (1)   Certain information obtained from the appraisal of the Mortgaged
            Property dated November 10, 2006. See "RISK FACTORS--Inspections and
            Appraisals May Not Accurately Reflect Value or Condition of
            Mortgaged Property" in the Prospectus Supplement.

                                      D-39

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                           HYATT REGENCY GRAND CYPRESS
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                           HYATT REGENCY GRAND CYPRESS
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                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $199,757,745
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Kyo-ya Pacific Company, LLC
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.710%
MATURITY DATE(2)                                                  April 11, 2014
AMORTIZATION TYPE                                                            ARD
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                            84 / 336
REMAINING TERM / AMORTIZATION                                           83 / 335
LOCKBOX                                                                      Yes
SHADOW RATING (MOODY'S/S&P)(3)                                       Baa2 / BBB+

UP-FRONT RESERVES                                None

ONGOING ANNUAL RESERVES                          None

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $199,757,745
CUT-OFF DATE BALANCE/ROOM                                               $266,344
CUT-OFF DATE LTV                                                           81.5%
MATURITY DATE LTV                                                          72.0%
UW DSCR ON NCF                                                             1.05x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 750
OCCUPANCY AS OF APRIL 9, 2007(4)                                          100.0%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2007
APPRAISED VALUE                                                     $245,000,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY(4)                                                  100.0%
UW REVENUES(4)                                                       $15,000,000
UW TOTAL EXPENSES(4)                                                          $0
UW NET OPERATING INCOME (NOI)(4)                                     $15,000,000
UW NET CASH FLOW (NCF)(4)                                            $15,000,000
--------------------------------------------------------------------------------

(1)   The Hyatt Regency Grand Cypress Loan allows for partial release of the
      9-hole pitch and putt at any time during the term of the Mortgage Loan subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to prepayment of $10,000,000 plus a yield maintenance premium if the release occurs after May 11, 2009.

(2)   The Grand Hyatt Cypress has an anticipated repayment date of April 11,
      2014 and matures on April 11, 2035.

(3)   Moody's and S&P have confirmed that the Hyatt Regency Grand Cypress Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(4)   The Mortgaged Property is 100% leased to Global Hyatt Corporation under a
      30-year triple-net lease that commenced in April 2007. Pursuant to the terms of the lease, the base rent for the first seven years is $15mm with certain CPI-related increases thereafter. In addition, the tenant is obligated to spend $30mm for capital improvements to the hotel during the first five years of the lease term.

                                      D-43

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
King.................................................................        317
Double/Double........................................................        359
Executive Suite......................................................         32
Hospitality Suite....................................................         11
VIP Suite............................................................         16
Conference Suite.....................................................         10
Luxury Suite.........................................................          5
                                                                             ---
   TOTAL.............................................................        750
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
La Coquina...........................................................        114
Hemingway's..........................................................        120
Cascade..............................................................        180
The Palm Cafe........................................................        136
The General Store....................................................         NA
Whitehorse Sports Bar & Grille.......................................        101
Trellises............................................................         90
Perks................................................................         90
24-hour Room Service.................................................         NA
                                                                             ---
   TOTAL.............................................................        831
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Grand Cypress Ballroom...............................................     24,960
Regency Hall.........................................................     16,642
Palm (including pre-function area)...................................      2,478
Poinciana............................................................      1,664
Magnolia.............................................................      1,575
Hibiscus.............................................................        405
Camellia.............................................................        405
Orchid...............................................................        576
Gardenia.............................................................        576
Jacaranda............................................................        420
Atrium Room..........................................................        396
Office #1............................................................        260
Portico Area.........................................................      7,000
                                                                          ------
   TOTAL.............................................................     57,357
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Year.................................................................  2005-2006
Latest Period........................................................       2006
Occupancy............................................................      65.5%
ADR..................................................................    $204.69
REVPAR...............................................................    $134.03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
                           COMPETITIVE SUMMARY
--------------------------------------------------------------------------
                                                         ESTIMATED 2006*
                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Hyatt Regency Grand Cypress (subject)           750       67.2%    $200.71
The Villas at Grand Cypress                     146       72.0%    $220.29
JW Marriott Grande Lakes                        998       70.0%    $205.04
Loews Royal Pacific                           1,000       78.0%    $177.28
Omni ChampionsGate                              730       59.0%    $148.96
Renaissance Orlando Resort                      778       66.0%    $144.89
Hilton Walt Disney World Village                814       88.0%    $155.32
Buena Vista Palace                            1,012       79.0%    $143.71
Westin Walt Disney World Swan                   758       83.0%    $178.00
                                              -----
TOTAL/WEIGHTED AVERAGE                        6,986       74.1%    $170.75
                                              =====

                                                                  ESTIMATED 2006*
                                            --------------------------------------------------
                                                        OCCUPANCY       ADR          REVPAR
PROPERTY                                     REVPAR    PENETRATION  PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------

Hyatt Regency Grand Cypress (subject)       $134.88        90.7%       117.5%        106.5%
The Villas at Grand Cypress                 $159.36        97.2%       129.0%        125.9%
JW Marriott Grande Lakes                    $144.27        94.5%       120.1%        113.9%
Loews Royal Pacific                         $138.79       105.3%       103.8%        109.6%
Omni ChampionsGate                          $ 88.57        79.6%        87.2%         70.0%
Renaissance Orlando Resort                  $ 95.77        89.1%        84.9%         75.6%
Hilton Walt Disney World Village            $136.22       118.8%        91.0%        107.6%
Buena Vista Palace                          $113.93       106.6%        84.2%         90.0%
Westin Walt Disney World Swan               $147.74       112.0%       104.2%        116.7%
TOTAL/WEIGHTED AVERAGE                      $126.61       100.0%       100.0%        100.0%

*     Based on the HVS International appraisal dated March 16, 2007.

                                      D-44

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Hyatt Regency Grand Cypress Loan") is
      secured by a first mortgage encumbering a full-service resort hotel located in Orlando, Florida. The Hyatt Regency Grand Cypress Loan
      represents approximately 3.4% of the Cut-Off Date Pool Balance. The Hyatt
      Regency Grand Cypress Loan was originated on April 9, 2007, and has a principal balance as of the Cut-Off Date of $199,757,745. The Hyatt
      Regency Grand Cypress Loan provides for payment of principal and interest for the entire loan term.

      The Hyatt Regency Grand Cypress Loan has a remaining term of 83 months, an anticipated repayment date of April 11, 2014 and matures on April 11,
      2035. The Hyatt Regency Grand Cypress Loan may be prepaid on or after
      February 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Grand Cypress Hotel, LP, a special purpose entity controlled by Kyo-ya Company, LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Grand Cypress Loan. The sponsors of the borrower are
      Kyo-ya Pacific Company, LLC ("Kyo-ya Pacific"). Kyo-ya Pacific is a
      wholly-owned subsidiary of Kokusai Kogyo K.K., a Japanese corporation that is engaged principally in the ownership of hotel properties.

o     THE PROPERTY. The Hyatt Regency Grand Cypress is an 18-story full-service resort hotel containing approximately 750 rooms situated on approximately
      34.0 acres. The Mortgaged Property was constructed in 1983, renovated in
      2007, and is located within the Grand Cypress Resort, an approximately
      1,500 acre master planned resort adjacent to Walt Disney World and Epcot
      Center in Orlando, Florida. The Mortgaged Property features four restaurants, three lounges, a general convenience store and a 9-hole pitch and putt course. The Mortgaged Property also offers approximately 57,357 square feet of meeting space comprised of approximately 29 meeting rooms and an approximately 24,960 square foot ballroom. The Hyatt Regency Grand
      Cypress provides guests with access to on-site activities and amenities such as a spa, half-acre swimming pool, fitness center, 12 tennis courts, an equestrian center, 45 holes of Jack Nicklaus designed championship golf, the Grand Cypress Academy of Golf, and bicycle and boat rentals.

      THE LEASE. The Mortgaged Property is 100% leased to a special purpose entity under a 30-year triple-net lease that commenced in April, 2007, and is guaranteed by Global Hyatt Corporation ("Global Hyatt"). As of April
      27, 2007, Global Hyatt was rated "Baa2" (Moody's) and "BBB+" (S&P).
      Pursuant to the terms of the lease, the annual base rent for the first seven years is $15 million with CPI increases thereafter. In addition, the tenant is obligated to make capital improvements, and expend not less than
      $30,000,000 for the hard and soft costs of such capital improvements, which may include, but are not limited to, interior and exterior structural, aesthetic, landscaping, decor, furniture, fixtures and other equipment property enhancements. The Global Hyatt lease expires in April
      2037. See "RISK FACTORS--The Failure of a Tenant Will Have a Negative
      Impact on Single Tenant and Tenant Concentration Properties" in the
      Prospectus Supplement.

o     PARTIAL RELEASE. The release of Lot 4 (the 9-hole pitch and putt course)
      will be permitted at any time during the term of the Hyatt Regency Grand
      Cypress Loan subject to (i) confirmation that the parcel is being transferred to the Global Hyatt Corporation, (ii) prepayment of
      $10,000,000, (iii) if the partial release occurs after May 11, 2009, payment of a yield maintenance premium and (iv) certain other conditions as specified in the related Mortgage Loan documents. Commensurate with the release of Lot 4, the tenant under the lease is permitted a reduction in annual base rent from $15 million to $14.25 million at which time the scheduled debt service due under the mortgage will be re-cast.

o     LOCK BOX ACCOUNT. All payments due under the applicable lease are deposited into a mortgagee-designated lockbox account.

o     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of April
      11, 2014, if the Hyatt Regency Grand Cypress Loan is not paid in full, the
      Hyatt Regency Grand Cypress Loan enters into a hyper-amortization period through April 11, 2035. The interest rate applicable to the Hyatt Regency
      Grand Cypress Loan during such hyper-amortization period will increase to
      2.500% over the mortgage rate or 2.500% over the treasury rate, as specified in the loan documents provided, however, in no event may the interest exceed an amount which would cause the borrower to pay to the mortgagee an amount in excess of the basic rent then payable by the tenant under the lease.

o     MANAGEMENT. The Mortgaged Property is self-managed.

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                                      D-48

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $176,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Sunstone Hotel Partnership LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.580%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   ENGINEERING(1)                                $171,750

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                            Yes/Springing
   REPLACEMENT(2)                               Springing

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                $176,000,000
CUT-OFF DATE BALANCE/ROOM                                               $437,811
CUT-OFF DATE LTV                                                           75.9%
MATURITY DATE LTV                                                          75.9%
UW DSCR ON NCF                                                             1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Boston, MA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 402
OCCUPANCY AS OF JANUARY 31, 2007(4)                                        83.8%
YEAR BUILT / YEAR RENOVATED                                          1982 / 2005
APPRAISED VALUE                                                     $232,000,000
PROPERTY MANAGEMENT                                Marriott Hotel Services, Inc.
UW ECONOMIC OCCUPANCY                                                      84.7%
UW REVENUES                                                          $48,206,970
UW TOTAL EXPENSES                                                    $31,111,238
UW NET OPERATING INCOME (NOI)                                        $17,095,732
UW NET CASH FLOW (NCF)                                               $14,685,383
--------------------------------------------------------------------------------

(1)   In lieu of making the required deposit in cash, borrower may deliver a letter of credit.

(2)   The Manager is required to make monthly deposits equal to 4% of gross revenue provided, however, so long as Marriott Hotel Services, Inc.
      ("Marriott") serves as property Manager, such deposits are not required to be held by the lender. In the event that Marriott is no longer the Manager then the Borrower shall immediately commence making deposits into the replacement reserve account. The lender has been granted a security interest in, and an assignment of the manger-held funds.

(3)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.15x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(4)   Based on the trailing 12-month period ended January 31, 2007.

                                      D-49

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FACILITY SUMMARY
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King..........................................                              186
Hospitality Suite.............................                                8
Vice Presidential Suite.......................                                1
Double/Double.................................                              206
Presidential Suite............................                                1
                                                                            ---

   TOTAL......................................                              402
                                                                            ===

FOOD AND BEVERAGE                                         SEATING / SQUARE FEET
--------------------------------------------------------------------------------
Oceana........................................                        132 Seats
Oceana Lounge.................................                        124 Seats
Tia's Restaurant..............................                         4,664 SF
The Palm Garden...............................                        220 Seats
Starbuck's....................................                         18 Seats
                                                                      ---------

   TOTAL......................................             494 SEATS / 4,664 SF
                                                           ====================

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Grand Ballroom................................                            8,200
Conference Room 1.............................                              525
Conference Room 2.............................                              525
Conference Room 3.............................                              525
Conference Room 4.............................                              525
Conference Room 5.............................                              525
Palm Garden Room..............................                            6,500
                                                                          -----

   TOTAL......................................                           17,325
                                                                         ======
--------------------------------------------------------------------------------

                      FINANCIAL SCHEDULE
Year...............................                                   2006-2007
Latest Period......................                         TTM Feb 06 -- Jan 07
Occupancy..........................                                    83.8%
ADR................................                                     $244.92
REVPAR.............................                                     $205.15
UW Occupancy.......................                                    84.7%
UW ADR.............................                                     $265.78
UW REVPAR..........................                                     $225.12
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                     COMPETITIVE SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                               ESTIMATED 2006*
                                                  ---------------------------------------------------------------------------
                                       NUMBER OF                                       OCCUPANCY       ADR         REVPAR
PROPERTY                                ROOMS     OCCUPANCY      ADR        REVPAR    PENETRATION   PENETRATION  PENETRATION
----------------------------------------------------------------------------------------------------------------------------

Boston Marriott Long Wharf (subject)      402       83.6%      $244.09      $204.14      121.1%        115.7%      138.1%
Hyatt Regency Boston                      500       79.0%      $170.00      $134.30      114.4%         80.6%       90.8%
Langham Hotel Boston                      365       70.0%      $215.00      $150.50      101.4%        101.9%      101.8%
Hilton Boston Financial District          362       81.0%      $210.00      $170.10      117.3%         99.6%      115.0%
Inter-Continental Boston                  424       26.0%      $170.00      $44.20        37.7%         80.6%       29.9%
Preferred Boston Harbor Hotel             230       72.0%      $323.00      $232.56      104.3%        153.1%      157.3%
Millennium Bostonian Hotel                201       76.0%      $235.00      $178.60      110.1%        111.4%      120.8%
Westin Boston Waterfront                  793       65.0%      $206.00      $133.90       94.2%         97.7%       90.6%
Seaport Hotel                             426       78.0%      $203.00      $158.34      113.0%         96.2%      107.1%
                                        ----

TOTAL/WEIGHTED AVERAGE                  3,703       69.0%      $210.93      $147.85      100.0%        100.0%      100.0%
                                        =====
----------------------------------------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal dated March 28, 2007.

                                      D-50

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Boston Marriott Long Wharf Loan") is
      secured by a first mortgage encumbering a full-service hotel located in
      Boston, Massachusetts. The Boston Marriott Long Wharf Loan represents approximately 3.0% of the Cut-Off Date Pool Balance. The Boston Marriott
      Long Wharf Loan was originated on March 23, 2007, and has a principal balance as of the Cut-Off Date of $176,000,000. The Boston Marriott Long
      Wharf Loan provides for interest-only payments for the entire loan term.

      The Boston Marriott Long Wharf Loan has a remaining term of 119 months and matures on April 11, 2017. The Boston Marriott Long Wharf Loan may be
      prepaid on or after January 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Sunstone Wharf, LLC and Sunstone Wharf SPE,
      LLC, each of which is a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boston Marriott Long Wharf Loan. The sponsor of the borrower is Sunstone Hotel Investors, Inc. ("Sunstone") (NYSE : SHO), a
      Southern California-based lodging real estate investment trust. Sunstone owns approximately 52 hotels comprised of approximately 17,119 rooms, primarily in upscale segments operated under nationally-recognized brands such as Marriott, Renaissance, Hyatt, Hilton and Fairmont.

o     THE PROPERTY. The Boston Marriott Long Wharf is a full-service hotel containing approximately 402 rooms situated on approximately 2.5 acres on the Boston Harbor. The Mortgaged Property was constructed in 1982 and renovated in 2005. The Mortgaged Property is located in Boston,
      Massachusetts. The Mortgaged Property features a concierge lounge, approximately 17,000 square feet of meeting and banquet space, a restaurant with views of the Boston Harbor and a seasonal outdoor terrace, a Starbucks operated by the hotel, an indoor pool, a fitness center, wireless high-speed Internet access and a full business center. As of the trailing twelve month period ending January 31, 2007, the occupancy rate for the Mortgaged Property securing the Boston Marriott Long Wharf Loan was approximately 83.8%.

o     LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property which is due and payable to borrower pursuant to the management agreement will be deposited by the property manager into a mortgagee-designated lockbox account after the property manager has paid all operating expenses.

o     MANAGEMENT. Marriott Hotel Services, Inc. ("Marriott") is the property manager for the Mortgaged Property securing the Boston Marriott Long Wharf
      Loan. Marriott is a leading worldwide hospitality company with over 2,700 operated or franchised properties in more than 65 countries. Marriott's hotels include full-service brands such as Renaissance, Ritz-Carlton and its flagship Marriott Hotels & Resorts, as well as its select-service and extended-stay brands, Courtyard and Fairfield Inn.

                                      D-51

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                                      D-52

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                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF EAST GATE PORTFOLIO OMITTED]

                                      D-53

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

                      [MAP OF EAST GATE PORTFOLIO OMITTED]

                                      D-54

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $130,000,000
PERCENTAGE OF CUT-OFF DATE POOL                                             2.2%
BALANCE
NUMBER OF MORTGAGE LOANS                                                       5
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Berwind Property Group, Inc. and Berwind
                                                            Property Group, Ltd.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                             5.480%
MATURITY DATE                                                     March 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
TAX                                               Yes

ONGOING ANNUAL RESERVES
TAX                                               Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $130,000,000
CUT-OFF DATE BALANCE/SF                                                     $253
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          79.8%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

*     The release of individual Mortgaged Properties is permitted subject to the satisfaction of certain tests and conditions as detailed further within
      "Releases" below.
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 5
LOCATION                                                              New Jersey
PROPERTY TYPE                                                             Retail
SIZE (SF)                                                                513,759
OCCUPANCY AS OF JANUARY 3, 2007                                            96.2%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $163,000,000
PROPERTY MANAGEMENT
BPG Management Company, L.P.
UW ECONOMIC OCCUPANCY                                                      95.9%
UW REVENUES                                                          $12,584,831
UW TOTAL EXPENSES                                                     $3,573,545
UW NET OPERATING INCOME (NOI)                                         $9,011,286
UW NET CASH FLOW (NCF)                                                $8,620,142
--------------------------------------------------------------------------------

                                      D-55

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              EAST GATE PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------
                                                                                                              ALLOCATED
                                                                    ALLOCATED                                   CUT-OFF
                                                                     CUT-OFF                      NET          DATE
                                                                       DATE           YEAR      RENTABLE        BALANCE
PROPERTY NAME                                LOCATION                BALANCE         BUILT        AREA          PER SF
-----------------------------------------------------------------------------------------------------------------------

East Gate Square Phase II                Moorestown, NJ            $  41,480,000     1996       154,742         $268
East Gate Square Phase IV               Mount Laurel, NJ              28,080,000     1997        99,560         $282
East Gate Square Phase V                 Moorestown, NJ               28,020,000     2000        94,286         $297
East Gate Square Phase III              Mount Laurel, NJ              19,280,000     1995       128,898         $150
East Gate Square Phase VI                Moorestown, NJ               13,140,000     1998        36,273         $362
                                                                   -------------               --------
TOTAL/AVERAGE                                                      $ 130,000,000                513,759         $253
                                                                   =============               ========

                                                                           UNDERWRITTEN                         APPRAISED
                                                           UW                NET CASH           APPRAISED         VALUE
PROPERTY NAME                           OCCUPANCY       OCCUPANCY               FLOW              VALUE          PER SF
-------------------------------------------------------------------------------------------------------------------------

East Gate Square Phase II                   96.3%           95.2%           $2,694,507         $ 51,850,000       $335
East Gate Square Phase IV                  100.0%          100.0%            2,085,267           35,100,000       $353
East Gate Square Phase V                   100.0%          100.0%            1,957,309           35,025,000       $371
East Gate Square Phase III                 100.0%          100.0%            1,413,969           24,100,000       $187
East Gate Square Phase VI                   61.9%           61.9%              469,089           16,925,000       $467
                                                                            ----------         ------------
TOTAL/AVERAGE                               96.2%           95.9%           $8,620,142         $163,000,000       $317
                                                                            ==========         ============
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                     EAST GATE PORTFOLIO TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------
                                                                                                   % OF NET
                                                         RATINGS*              NET RENTABLE         RENTABLE
TENANT                                               FITCH/MOODY'S/S&P           AREA (SF)           AREA
-------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................          NR/NR/NR                  70,000              13.6%
  CVS..........................................        BBB/Baa2/BBB+               49,998               9.7
  Best Buy.....................................        BBB/Baa3/BBB                46,812               9.1
  Circuit City.................................          NR/NR/NR                  32,900               6.4
  Barnes & Noble Inc...........................          NR/NR/NR                  30,149               5.9
                                                                                  -------            ------

  TOTAL MAJOR TENANTS..........................                                   229,859              44.7%
NON-MAJOR TENANTS..............................                                   264,385              51.5
                                                                                  -------            ------

OCCUPIED TOTAL.................................                                   494,244              96.2%
VACANT SPACE...................................                                    19,515               3.8
                                                                                  -------            ------

PROPERTY TOTAL.................................                                   513,759             100.0%
                                                                                  =======            ======

                                                                      ANNUAL              % OF
                                                     BASE              BASE          TOTAL ANNUAL           LEASE
TENANT                                            RENT PSF             RENT            BASE RENT          EXPIRATION
----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................     $ 7.26         $  508,200              5.4%        September 2018
  CVS..........................................     $15.20            759,970              8.0         January 2016
  Best Buy.....................................     $17.00            795,804              8.4         January 2018
  Circuit City.................................     $20.39            670,831              7.1         January 2016
  Barnes & Noble Inc...........................     $22.57            680,463              7.2         January 2013
                                                                   ----------            -----

  TOTAL MAJOR TENANTS..........................     $14.86         $3,415,268             36.1%
NON-MAJOR TENANTS..............................     $22.84          6,038,765             63.9
                                                                   ----------            ----
OCCUPIED TOTAL.................................     $19.13         $9,454,032            100.0%
                                                                   ==========            ====

VACANT SPACE
PROPERTY TOTAL
----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------
                                       EAST GATE PORTFOLIO LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
     YEAR        EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
----------------------------------------------------------------------------------------------------------------------------

     2007           3            $26.51        12,161         2.4%              2.4%             3.4%              3.4%
     2008           6            $25.54        28,481         5.5%              7.9%             7.7%             11.1%
     2009           4            $21.84        38,736         7.5%             15.5%             8.9%             20.1%
     2010           2            $22.17        25,600         5.0%             20.4%             6.0%             26.1%
     2011           5            $21.34        38,987         7.6%             28.0%             8.8%             34.9%
     2012           8            $23.99        80,074        15.6%             43.6%            20.3%             55.2%
     2013           1            $22.57        30,149         5.9%             49.5%             7.2%             62.4%
     2014           1            $25.81         1,534         0.3%             49.8%             0.4%             62.8%
     2015           0            $ 0.00             0         0.0%             49.8%             0.0%             62.8%
     2016           3            $17.51        84,658        16.5%             66.3%            15.7%             78.5%
     2017           2            $24.96         9,080         1.8%             68.0%             2.4%             80.9%
 Thereafter         3            $12.50       144,784        28.2%             96.2%            19.1%            100.0%
    Vacant          0             NA           19,515         3.8%            100.0%             0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-56

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                TENANT SUMMARY - EAST GATE PHASE II
-----------------------------------------------------------------------------------------------------------
                                                                                                 % OF NET
                                                        RATINGS*             NET RENTABLE        RENTABLE
TENANT                                              FITCH/MOODY'S/S&P           AREA (SF)          AREA
-----------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  CVS............................................     BBB/Baa2/BBB+              49,998           32.3%
  Michael's Store................................        NR/B2/B-                24,107           15.6
  Staples the Office Superstore..................     BBB+/Baa1/BBB+             23,907           15.4
  Gap / Old Navy.................................      BB+/Ba1/BB+               20,000           12.9
  Mikasa.........................................        NR/NR/NR                 6,875            4.4
                                                                                -------          -----

  TOTAL MAJOR TENANTS............................                               124,887           80.7%
NON-MAJOR TENANTS................................                                24,156           15.6
                                                                                -------          -----

OCCUPIED TOTAL...................................                               149,043           96.3%
VACANT SPACE.....................................                                 5,699            3.7
                                                                                -------          -----

PROPERTY TOTAL...................................                               154,742          100.0%
                                                                                =======          =====

                                                                       ANNUAL              % OF
                                                      BASE              BASE           TOTAL ANNUAL         LEASE
TENANT                                              RENT PSF            RENT            BASE RENT         EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  CVS............................................   $15.20          $  759,970              25.6%          January 2016
  Michael's Store................................   $19.50             470,087              15.8        February 2009
  Staples the Office Superstore..................   $17.60             420,763              14.2          January 2011
  Gap / Old Navy.................................   $20.00             400,000              13.5             May 2010
  Mikasa.........................................   $22.50             154,688               5.2           April 2011
                                                                    ----------             ----

  TOTAL MAJOR TENANTS............................   $17.66          $2,205,507              74.3%
NON-MAJOR TENANTS................................   $31.58             762,860              25.7
                                                                    ----------            -----

OCCUPIED TOTAL...................................   $19.92          $2,968,367            100.0%
                                                                    ==========            =====

VACANT SPACE ...................................

PROPERTY TOTAL .................................

-----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                      LEASE EXPIRATION SCHEDULE - EAST GATE PHASE II
---------------------------------------------------------------------------------------------------------------------------
                                                                                                           CUMULATIVE % OF
              # OF LEASES  WA BASE RENT/SF   TOTAL SF  % OF TOTAL SF   CUMULATIVE % OF SF  % OF BASE RENT     BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING    EXPIRING*         EXPIRING*          EXPIRING*       EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007             1           $29.32        6,112         3.9%              3.9%              6.0%             6.0%
   2008             2           $29.66        8,367         5.4%              9.4%              8.4%            14.4%
   2009             1           $19.50       24,107        15.6%             24.9%             15.8%            30.2%
   2010             1           $20.00       20,000        12.9%             37.9%             13.5%            43.7%
   2011             4           $20.33       35,723        23.1%             60.9%             24.5%            68.2%
   2012             1           $39.00        4,736         3.1%             64.0%              6.2%            74.4%
   2013             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2014             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2015             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2016             1           $15.20       49,998        32.3%             96.3%             25.6%           100.0%
   2017             0           $ 0.00           0          0.0%             96.3%              0.0%           100.0%
Thereafter          0           $ 0.00           0          0.0%             96.3%              0.0%           100.0%
  Vacant            0             NA           5,699        3.7%            100.0%              0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-57

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                               TENANT SUMMARY - EAST GATE PHASE III
------------------------------------------------------------------------------------------------------
                                                                                              % OF NET
                                                      RATINGS*            NET RENTABLE        RENTABLE
TENANT                                            FITCH/MOODY'S/S&P         AREA (SF)           AREA
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................        NR/NR/NR              70,000             54.3%
  Best Buy.....................................     BBB/Baa3/BBB             46,812             36.3
  Chick-Fil-A..................................        NR/NR/NR               4,200              3.3
  Cingular Wireless............................        A/Baa1/A               4,025              3.1
  Omni Fitness.................................        NR/NR/NR               3,861              3.0
                                                                            -------            -----

  TOTAL MAJOR TENANTS..........................                             128,898            100.0%
NON-MAJOR TENANTS..............................                                   0              0.0
                                                                            -------            -----

OCCUPIED TOTAL.................................                             128,898            100.0%
VACANT SPACE...................................                                   0              0.0
                                                                            -------            -----

PROPERTY TOTAL.................................                             128,898            100.0%
                                                                            =======            =====

                                                                     ANNUAL              % OF
                                                    BASE              BASE           TOTAL ANNUAL            LEASE
TENANT                                            RENT PSF            RENT            BASE RENT           EXPIRATION
----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................     $ 7.26         $  508,200             31.8%         September 2018
  Best Buy.....................................     $17.00            795,804             49.8           January 2018
  Chick-Fil-A..................................     $21.43             90,006              5.6           October 2017
  Cingular Wireless............................     $26.44            106,421              6.7           November 2008
  Omni Fitness.................................     $25.00             96,525              6.0           January 2012
                                                                   ----------            ----

  TOTAL MAJOR TENANTS..........................     $12.39         $1,596,956            100.0%
NON-MAJOR TENANTS..............................     $ 0.00                  0              0.0
                                                                   ----------            -----

OCCUPIED TOTAL.................................     $12.39         $1,596,956            100.0%
                                                                   ==========            =====

VACANT SPACE
PROPERTY TOTAL
----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE - EAST GATE PHASE III
                                                                                                          CUMULATIVE % OF
             # OF LEASES  WA BASE RENT/SF   TOTAL SF  % OF TOTAL SF   CUMULATIVE % OF SF  % OF BASE RENT     BASE RENT
    YEAR       EXPIRING       EXPIRING      EXPIRING    EXPIRING*         EXPIRING*          EXPIRING*       EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

    2007           0          $ 0.00              0        0.0%              0.0%              0.0%             0.0%
    2008           1          $26.44           4,025       3.1%              3.1%              6.7%             6.7%
    2009           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2010           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2011           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2012           1          $25.00           3,861       3.0%              6.1%              6.0%            12.7%
    2013           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2014           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2015           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2016           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2017           1          $21.43           4,200       3.3%              9.4%              5.6%            18.3%
 Thereafter        2          $11.16         116,812      90.6%            100.0%             81.7%           100.0%
   Vacant          0            NA                0        0.0%            100.0%              0.0%           100.0%
-------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-58

--------------------------------------------------------------------------------
                              EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TENANT SUMMARY -- EAST GATE PHASE IV
-------------------------------------------------------------------------------------------------------
                                                                                              % OF NET
                                                    RATINGS*          NET RENTABLE            RENTABLE
TENANT                                          FITCH/MOODY'S/S&P        AREA (SF)              AREA
-------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Barnes & Noble Inc..........................      NR/NR/NR              30,149                30.3%
  Petsmart Inc................................      NR/NR/BB              27,972                28.1
  Loehmann's Inc..............................      NR/NR/NR              25,000                25.1
  Don Pablo's (ground lease)..................      NR/NR/NR               6,950                 7.0
  Kitchen Kapers..............................      NR/NR/NR               6,225                 6.3
                                                                          ------               -----

  TOTAL MAJOR TENANTS.........................                            96,296                96.7%
NON-MAJOR TENANTS.............................                             3,264                 3.3
                                                                           -----               -----

OCCUPIED TOTAL................................                            99,560               100.0%
VACANT SPACE..................................                                 0                 0.0
                                                                          ------               -----

PROPERTY TOTAL................................                            99,560               100.0%
                                                                          ======               =====

                                                                 ANNUAL           % OF
                                                  BASE            BASE        TOTAL ANNUAL          LEASE
TENANT                                          RENT PSF          RENT         BASE RENT          EXPIRATION
-------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Barnes & Noble Inc..........................   $22.57        $  680,463         30.9%           January 2013
  Petsmart Inc................................   $18.06           505,174         23.0           January 2018
  Loehmann's Inc..............................   $25.12           628,000         28.5              May 2012
  Don Pablo's (ground lease)..................   $19.74           137,193          6.2              July 2008
  Kitchen Kapers..............................   $23.00           143,175          6.5           January 2008
                                                               ----------         ----

  TOTAL MAJOR TENANTS.........................   $21.75        $2,094,005         95.2%
NON-MAJOR TENANTS.............................   $32.41           105,786          4.8
                                                               ----------         ----

OCCUPIED TOTAL................................   $22.10        $2,199,791        100.0%
                                                               ==========        =====

VACANT SPACE
PROPERTY TOTAL
-------------------------------------------------------------------------------------------------------------

*         Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE IV
---------------------------------------------------------------------------------------------------------------------------

                                                                                                            CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF     % OF BASE        BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*      RENT EXPIRING*      EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007             0          $ 0.00             0          0.0%              0.0%             0.0%              0.0%
   2008             2          $21.28         13,175        13.2%             13.2%            12.7%             12.7%
   2009             0          $ 0.00             0          0.0%             13.2%             0.0%             12.7%
   2010             0          $ 0.00             0          0.0%             13.2%             0.0%             12.7%
   2011             1          $32.41          3,264         3.3%             16.5%             4.8%             17.6%
   2012             1          $25.12         25,000        25.1%             41.6%            28.5%             46.1%
   2013             1          $22.57         30,149        30.3%             71.9%            30.9%             77.0%
   2014             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2015             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2016             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2017             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
Thereafter          1          $18.06         27,972        28.1%            100.0%            23.0%            100.0%
   Vacant           0            NA               0          0.0%            100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-59

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                   TENANT SUMMARY -- EAST GATE PHASE V
------------------------------------------------------------------------------------------------
                                                                                        % OF NET
                                                      RATINGS         NET RENTABLE      RENTABLE
TENANT                                           FITCH/MOODY'S/S&P     AREA (SF)          AREA
-------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Circuit City.................................      NR/NR/NR            32,900            34.9%
  Thomasville Home Furnishings.................      NR/NR/NR            15,425            16.4
  Moorestown Party City, LLC...................      NR/NR/NR            11,681            12.4
  Ulta Salon...................................      NR/NR/NR            10,800            11.5
  Rack Room Shoes..............................      NR/NR/NR             5,989             6.4
                                                                          -----            ----

  TOTAL MAJOR TENANTS..........................                          76,795            81.4%
NON-MAJOR TENANTS..............................                          17,491            18.6
                                                                         ------            ----

OCCUPIED TOTAL.................................                          94,286           100.0%
VACANT SPACE...................................                               0             0.0
                                                                         ------           -----

PROPERTY TOTAL.................................                          94,286           100.0%
                                                                         ======           =====

                                                                  ANNUAL           % OF
                                                   BASE            BASE        TOTAL ANNUAL         LEASE
TENANT                                           RENT PSF          RENT         BASE RENT        EXPIRATION
-----------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Circuit City.................................   $20.39        $  670,831         32.5%       January 2016
  Thomasville Home Furnishings.................   $19.80           305,415         14.8         March 2012
  Moorestown Party City, LLC...................   $19.50           227,780         11.0         March 2012
  Ulta Salon...................................   $23.65           255,420         12.4         March 2012
  Rack Room Shoes..............................   $25.00           149,725          7.3          June 2009
                                                                ----------          ---

  TOTAL MAJOR TENANTS..........................   $20.95        $1,609,171         78.1%
NON-MAJOR TENANTS..............................   $25.86           452,349         21.9
                                                                ----------         ----

OCCUPIED TOTAL.................................   $21.86        $2,061,520        100.0%
                                                                ==========        ------

VACANT SPACE
PROPERTY TOTAL
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE V
-------------------------------------------------------------------------------------------------------------------------

                                                                                                          CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR       EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

   2007           1           $23.00         4,040         4.3%              4.3%             4.5%              4.5%
   2008           0           $ 0.00             0         0.0%              4.3%             0.0%              4.5%
   2009           1           $25.00         5,989         6.4%             10.6%             7.3%             11.8%
   2010           0           $ 0.00             0         0.0%             10.6%             0.0%             11.8%
   2011           0           $ 0.00             0         0.0%             10.6%             0.0%             11.8%
   2012           5           $21.76        46,477        49.3%             59.9%            49.1%             60.8%
   2013           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2014           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2015           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2016           1           $20.39        32,900        34.9%             94.8%            32.5%             93.4%
   2017           1           $28.00         4,880         5.2%            100.0%             6.6%            100.0%
Thereafter        0           $ 0.00             0         0.0%            100.0%             0.0%            100.0%
   Vacant         0            NA                0         0.0%            100.0%             0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-60

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                TENANT SUMMARY -- EAST GATE PHASE VI
----------------------------------------------------------------------------------------------
                                                                                      % OF NET
                                                     RATINGS*          NET RENTABLE   RENTABLE
TENANT                                           FITCH/MOODY'S/S&P      AREA (SF)       AREA
-----------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hallmark Creations............................      NR/NR/NR             5,600         15.4%
  Modern Woman/Charming Shoppes.................      NR/NR/NR             4,660         12.8
  Jos A Bank Clothiers Inc......................      NR/NR/NR             3,980         11.0
  Dunkin Donuts.................................      NR/NR/NR             2,914          8.0
  Nextel........................................    BBB/Baa3/BBB           2,009          5.5
                                                                          ------         ----

  TOTAL MAJOR TENANTS...........................                          19,163         52.8%
NON-MAJOR TENANTS...............................                           3,294          9.1
                                                                          ------         ----

OCCUPIED TOTAL..................................                          22,457         61.9%
VACANT SPACE....................................                          13,816         38.1
                                                                          ------         ----

PROPERTY TOTAL..................................                          36,273        100.0%
                                                                          ======        =====

                                                                  ANNUAL         % OF
                                                     BASE          BASE      TOTAL ANNUAL          LEASE
TENANT                                             RENT PSF        RENT       BASE RENT          EXPIRATION
--------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hallmark Creations............................    $29.90        $167,440      26.7%          February 2010
  Modern Woman/Charming Shoppes.................    $28.00         130,480      20.8             April 2009
  Jos A Bank Clothiers Inc......................    $24.00          95,520      15.2            January 2009
  Dunkin Donuts.................................    $31.75          92,520      14.7           December 2008
  Nextel........................................    $25.00          50,225       8.0           December 2007
                                                                  --------     ----

  TOTAL MAJOR TENANTS...........................    $27.98        $536,185      85.5%
NON-MAJOR TENANTS...............................    $27.69          91,213      14.5
                                                                  --------     -----

OCCUPIED TOTAL..................................    $27.94        $627,398    100.0%
                                                                  ========    =====

VACANT SPACE
PROPERTY TOTAL
--------------------------------------------------------------------------------------------------------------

*         Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE VI
---------------------------------------------------------------------------------------------------------------------------
                                                                                                            CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007            1            $25.00         2,009         5.5%              5.5%             8.0%              8.0%
   2008            1            $31.75         2,914         8.0%             13.6%            14.7%             22.8%
   2009            2            $26.16         8,640        23.8%             37.4%            36.0%             58.8%
   2010            1            $29.90         5,600        15.4%             52.8%            26.7%             85.5%
   2011            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2012            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2013            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2014            1            $25.81         1,534         4.2%             57.1%             6.3%             91.8%
   2015            0            $ 0.00             0         0.0%             57.1%             0.0%             91.8%
   2016            1            $29.33         1,760         4.9%             61.9%             8.2%            100.0%
   2017            0            $ 0.00             0         0.0%             61.9%             0.0%            100.0%
Thereafter         0            $ 0.00             0         0.0%             61.9%             0.0%            100.0%
   Vacant          0              NA          13,816         38.1%           100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-61

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The five Mortgage Loans (the "East Gate Portfolio Loans") are secured by first mortgages encumbering five retail properties consisting of approximately 513,759 square feet located in Mount Laurel and
      Moorestown, New Jersey. The East Gate Portfolio Loans represent approximately 2.2% of the Cut-Off Date Pool Balance. The East Gate
      Portfolio Loans were originated on February 28, 2007 and have an aggregate principal balance as of the Cut-Off Date of $130,000,000. The East Gate
      Portfolio Loans provide for interest-only payments for their entire loan terms.

      The East Gate Portfolio Loans have remaining terms of 118 months and mature on March 11, 2017. The East Gate Portfolio Loans may be prepaid on or after June 11, 2009 with the payment of a yield maintenance charge. The
      East Gate Portfolio Loans may be prepaid without penalty on or after
      October 11, 2016.

o     THE BORROWERS. The tenants-in-common-borrowers are 27 limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the East Gate Portfolio Loans. The sponsors of the borrowers are Berwind Property Group, Inc. ("BPG Inc.") and Berwind
      Property Group, Ltd. ("BPG Ltd."). BPG Inc. is a wholly-owned subsidiary of Berwind Corporation, and BPG Ltd. is majority-owned and controlled by the stockholders of Berwind Corporation. The entities were formed in 1985 to provide real estate acquisition, debt and equity financing, investment management and general real estate services, including development, leasing, property management and disposition services to joint ventures and limited partnerships.

o     THE PROPERTIES. The Mortgaged Properties consist of five retail properties comprised of approximately 513,759 square feet located in Mount Laurel and
      Moorestown, New Jersey. As of January 3, 2007, the occupancy rate of the
      Mortgaged Properties securing the East Gate Portfolio Loans was approximately 96.2%.

o     RELEASES. The release of an individual Mortgage Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to, a release price of 115% of the outstanding principal balance and a minimum
      DSC Ratio of 1.20x for the remaining Mortgage Loans.

o     LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o     MANAGEMENT. BPG Management Company, L.P., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the East Gate
      Portfolio Loans.

                                      D-62

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

                [5 PHOTOS OF ASHFORD HOSPITALITY POOL 3 OMITTED]

                                      D-63

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

                   [MAP OF ASHFORD HOSPITALITY POOL 3 OMITTED]

                                      D-64

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $128,408,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE
April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                                    Yes
   ENGINEERING                                         $4,375

ONGOING ANNUAL RESERVES
   TAX                                                    Yes
   REPLACEMENT                  4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $128,408,000
CUT-OFF DATE BALANCE/ROOM                                               $196,043
CUT-OFF DATE LTV                                                           76.4%
MATURITY DATE LTV                                                          71.5%
UW DSCR ON NCF                                                             1.47x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 3 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                                 Various
PROPERTY TYPE                                      Hospitality - Limited Service
SIZE (ROOMS)                                                                 655
OCCUPANCY AS OF DECEMBER 29, 2006                                          79.1%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $168,000,000
PROPERTY MANAGEMENT                             Courtyard Management Corporation
UW ECONOMIC OCCUPANCY                                                      79.2%
UW REVENUES                                                          $39,392,369
UW TOTAL EXPENSES                                                    $23,914,730
UW NET OPERATING INCOME (NOI)                                        $15,477,639
UW NET CASH FLOW (NCF)                                               $13,508,020
--------------------------------------------------------------------------------

                                      D-65

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                       ASHFORD HOSPITALITY POOL 3 SUMMARY
----------------------------------------------------------------------------------------------------------------
                                        ALLOCATED
                                         CUT-OFF          RELEASE            SPECIFIC
                                           DATE            PRICE             PROPERTY           YEAR
PROPERTY NAME                            BALANCE         PERCENTAGE            TYPE             BUILT      ROOMS
----------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................     $ 68,540,000        125%         Limited Service        2001        405
Courtyard -- Seattle, WA .                59,868,000        115%         Limited Service        1999        250
                                        ------------                                                        ---

TOTAL/AVERAGE......................     $128,408,000                                                        655
                                        ============                                                        ===

                                     ALLOCATED
                                      CUT-OFF
                                       DATE         APPRAISED
                                      BALANCE       VALUE PER           ADR           OCCUPANCY         REVPAR
PROPERTY NAME                        PER ROOM         ROOM          PENETRATION*     PENETRATION*    PENETRATION*
------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................    $169,235     $234,568           109.4%           105.7%          115.5%
Courtyard -- Seattle, WA .             $239,472     $292,000           118.7%            97.3%          115.4%
TOTAL/AVERAGE......................    $196,043     $256,489           112.9%           102.5%          115.5%
------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 2007.

--------------------------------------------------------------------------------------------------------------------------
                                 ASHFORD HOSPITALITY POOL 3 FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                       2005                                         2006
                                         ------------------------------------        -------------------------------------

PROPERTY NAME                             ADR        OCCUPANCY        REV PAR           ADR       OCCUPANCY        REV PAR
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................      $148.87      82.3%           $122.52        $171.72         81.3%         $139.57
Courtyard -- Seattle, WA...........      $129.08      80.7%           $104.17        $149.39         75.6%         $112.96
Average............................      $138.98      81.5%           $113.34        $160.56         78.4%         $126.26

                                          TRAILING 12-MONTH FEB. 2007                           UNDERWRITTEN

PROPERTY NAME                             ADR        OCCUPANCY        REV PAR           ADR       OCCUPANCY        REV PAR
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................      $174.22        80.1%         $139.56        $185.55         80.0%         $148.44
Courtyard -- Seattle, WA...........      $152.00        74.0%         $112.54        $162.28         78.0%         $126.53
Average............................      $163.11        77.1%         $126.05        $173.92         79.0%         $137.48
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                      COMPETITIVE SUMMARY - COURTYARD - SAN FRANCISCO, CA
------------------------------------------------------------------------------------------------
                                                                    ESTIMATED 2006*
                                                              --------------------------
                                                 NUMBER OF
PROPERTY                                           ROOMS        OCCUPANCY            ADR
------------------------------------------------------------------------------------------

Courtyard -- San Francisco, CA (subject)             405            81.3%          $171.72
Argent Hotel                                         667            76.0%          $155.00
Crowne Plaza Hotel Union Square                      403            80.0%          $140.00
Hilton Financial District                            565            65.0%          $153.31
Hotel Nikko                                          532            85.0%          $165.00
                                                    -----

TOTAL/WEIGHTED AVERAGE                              2,572           76.9%          $156.98
                                                    =====

                                                                        ESTIMATED 2006*
                                                   ------------------------------------------------------------
                                                                 OCCUPANCY             ADR            REVPAR
PROPERTY                                            REVPAR      PENETRATION       PENETRATION       PENETRATION
---------------------------------------------------------------------------------------------------------------

Courtyard -- San Francisco, CA (subject)            $139.61        105.7%           109.4%          115.5%
Argent Hotel                                        $117.80         98.8%            98.7%           97.5%
Crowne Plaza Hotel Union Square                     $112.00        104.0%            89.2%           92.7%
Hilton Financial District                            $99.11         84.5%            97.7%           82.0%
Hotel Nikko                                         $140.25        110.5%           105.1%          116.0%
TOTAL/WEIGHTED AVERAGE                              $120.86        100.0%           100.0%          100.0%
---------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 27, 2007.

------------------------------------------------------------------------------------------
                          COMPETITIVE SUMMARY - COURTYARD - SEATTLE, WA
------------------------------------------------------------------------------------------
                                                                   ESTIMATED 2006*
                                                               ---------------------------
                                                NUMBER OF
PROPERTY                                          ROOMS         OCCUPANCY            ADR
------------------------------------------------------------------------------------------

Courtyard -- Seattle, WA (subject)                   250           75.6%           $149.39
Silver Cloud Inn Seattle Lake Union                  184           79.0%           $130.00
Hampton Inn & Suites Seattle Downtown                198           81.0%           $131.00
Holiday Inn Seattle Center                           196           77.0%           $102.00
Holiday Inn Express Seattle Center                   195           75.0%           $107.00
SpringHill Suites Seattle Downtown                   234           79.0%           $129.00
                                                   ----

TOTAL/WEIGHTED AVERAGE                             1,257           77.7%           $125.89
                                                  =====

                                                                       ESTIMATED 2006*
                                                 ----------------------------------------------------------------
                                                                  OCCUPANCY              ADR             REVPAR
PROPERTY                                          REVPAR         PENETRATION       PENETRATION        PENETRATION
------------------------------------------------------------------------------------------------------------------

Courtyard -- Seattle, WA (subject)                  $112.96           97.3%              118.7%           115.4%
Silver Cloud Inn Seattle Lake Union                 $102.70          101.7%              103.3%           104.9%
Hampton Inn & Suites Seattle Downtown               $106.11          104.2%              104.1%           108.4%
Holiday Inn Seattle Center                          $ 78.54           99.1%               81.0%            80.2%
Holiday Inn Express Seattle Center                  $ 80.25           96.5%               85.0%            82.0%
SpringHill Suites Seattle Downtown                  $101.91          101.7%              102.5%           104.1%

TOTAL/WEIGHTED AVERAGE                               $97.88          100.0%              100.0%           100.0%
------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 28, 2007.

                                      D-66

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                FACILITY SUMMARY - COURTYARD - SAN FRANCISCO, CA
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King...........................................................              206
Queen/Queen....................................................              165
One Bedroom Suite..............................................               29
Hopsitality Suite..............................................                3
Conference Suite...............................................                2
                                                                             ---

   TOTAL.......................................................              405
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
Whispers Bar and Grill.........................................               50
Starbucks......................................................               20
Jasmine's Restaurant...........................................              100
                                                                             ---

   TOTAL.......................................................              170
                                                                             ===

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Rincon Hill....................................................            2,184
Soma 1, 2, or 3................................................            1,986
Soma 4.........................................................              570
Soma 5.........................................................              682
Soma 6.........................................................              630
Boardroom 1....................................................              276
Boardroom 2....................................................              319
Executive Boardroom............................................              500
                                                                           -----

   TOTAL.......................................................            7,147
                                                                           =====

AMENITIES
--------------------------------------------------------------------------------
Indoor pool and whirlpool
24-hour market
Flower store
Fitness room
Complimentary high-speed Internet access
Wireless Internet access in public spaces
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   FACILITY SUMMARY - COURTYARD - SEATTLE, WA
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
King.........................................                                175
Double/Double................................                                 73
Suite........................................                                  2
                                                                             ---

   TOTAL.....................................                                250
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING

Lamontagne's.................................                                146
Lobby Lounge.................................                                 96
                                                                             ---

   TOTAL.....................................                                242
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Lake Union...................................                                729
Puget Sound..................................                              1,053
Harbor.......................................                                522
                                                                           -----

   TOTAL.....................................                              2,304
                                                                           =====

AMENITIES
--------------------------------------------------------------------------------
Indoor Swimming Pool
Indoor Whirlpool
Convenience and Sundries Shop
Covered Parking Garage
Business Center
Exercise Room
Guest Laundry
--------------------------------------------------------------------------------

                                      D-67

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 3 Loan") is
      secured by a first mortgage encumbering two limited-service hotels located in San Francisco, California and Seattle, Washington. The Ashford
      Hospitality Pool 3 Loan represents approximately 2.2% of the Cut-Off Date
      Pool Balance. The Ashford Hospitality Pool 3 Loan was originated on April
      11, 2007 and has a principal balance as of the Cut-Off Date of
      $128,408,000. The Ashford Hospitality Pool 3 Loan provides for interest-only payments for the first 60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

      The Ashford Hospitality Pool 3 Loan has a remaining term of 119 months and matures on April 11, 2017. The Ashford Hospitality Pool 3 Loan may be
      prepaid on or after March 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers are Ashford Seattle Downtown LP and Ashford
      San Francisco II LP, both special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ashford Hospitality Pool 3 Loan. The sponsor of the borrowers is Ashford Hospitality Trust, Inc. ("AHT"). AHT, founded in
      1968, is a self-administered real estate investment trust listed on the
      New York Stock Exchange that invests in the hospitality industry. AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia, and Canada.

o     THE PROPERTIES. The Mortgaged Properties consist of two limited-service hotels containing, in the aggregate, approximately 655 rooms. The
      Courtyard -- San Francisco, CA Mortgaged Property was constructed in 2001 and contains approximately 405 rooms situated on approximately 0.7 acres.
      The Mortgaged Property is located in the downtown area of San Francisco,
      California approximately three blocks northeast of the Moscone Convention
      Center. The Mortgaged Property features 12 meeting rooms, two open reception areas, a fitness room, indoor swimming pool and whirlpool,
      Jasmine's (the hotel's restaurant) and a two-level underground parking garage with approximately 126 spaces. As of the trailing 12-month period ending December 29, 2006, the occupancy rate for the Courtyard -- San
      Francisco, CA Mortgaged Property was approximately 81.3%.

      The Courtyard -- Seattle, WA Mortgaged Property was constructed in 1999 and contains approximately 250 rooms situated on approximately 5.3 acres.
      The Mortgaged Property is located on the southwest bend of Lake Union, approximately one mile north of downtown Seattle, Washington. The
      Mortgaged Property features three meeting rooms, a business center, fitness room, indoor pool and whirlpool, sundry shop and the La Montagne
      Restaurant, which is open for breakfast and dinner. The Mortgaged Property also has a two-level parking garage with approximately 143 spaces. As of the trailing 12-month period ending December 29, 2006, the occupancy rate for the Courtyard -- Seattle, WA Mortgaged Property was approximately
      75.6%.

o     LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and is continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the Release
      Price Percentage, (as defined in the related Mortgage Loan documents), multiplied by the allocated loan amount with respect to the cross-collateralized property being released, (b) such amount as would cause the Debt Yield (as defined in the related Mortgage Loan documents)
      subsequent to the contemplated release to be equal to or greater than the
      Debt Yield prior to the contemplated release and (c) such amount as would cause the Debt Yield subsequent to the contemplated release to be no less than the Debt Yield at origination.

o     MANAGEMENT. Courtyard Management Corporation, an affiliate of Marriott
      International, Inc. is the property manager for the Mortgaged Properties securing the Ashford Hospitality Pool 3 Loan. Established in 1971 and
      headquartered in Washington, D.C., Marriott International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in Full-Service Lodging, Select-Service Lodging,
      Extended-Stay Lodging, Timeshare, and Synthetic Fuel segments. As of
      January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

                                      D-68

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

                [5 PHOTOS OF ASHFORD HOSPITALITY POOL 2 OMITTED]

                                      D-69

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

                   [MAP OF ASHFORD HOSPITALITY POOL 2 OMITTED]

                                      D-70

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $126,466,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                                                   Yes
  ENGINEERING                                      $119,250

ONGOING ANNUAL RESERVES
  TAX                                                   Yes
  REPLACEMENT                 4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $126,466,000
CUT-OFF DATE BALANCE/ROOM                                               $111,228
CUT-OFF DATE LTV                                                           80.2%
MATURITY DATE LTV                                                          75.0%
UW DSCR ON NCF                                                             1.57x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 2 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 7
LOCATION                                                                 Various
PROPERTY TYPE                                                        Hospitality
SIZE (ROOMS)                                                               1,137
OCCUPANCY AS OF DECEMBER 29, 2006                                          75.9%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $157,700,000
PROPERTY MANAGEMENT                                                      Various
UW ECONOMIC OCCUPANCY                                                      76.4%
UW REVENUES                                                          $36,939,737
UW TOTAL EXPENSES                                                    $20,857,270
UW NET OPERATING INCOME (NOI)                                        $16,082,467
UW NET CASH FLOW (NCF)                                               $14,187,111
--------------------------------------------------------------------------------

                                      D-71

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                         ASHFORD HOSPITALITY POOL 2 SUMMARY
-------------------------------------------------------------------------------------
                          ALLOCATED
                           CUT-OFF       RELEASE        SPECIFIC
                             DATE         PRICE         PROPERTY       YEAR
PROPERTY NAME              BALANCE      PERCENTAGE        TYPE         BUILT    ROOMS
-------------------------------------------------------------------------------------

Residence Inn --
Phoenix , AZ             $ 23,150,000      115%       Extended Stay    1999       200
SpringHill Suites --
Hawthorne, CA              21,920,000      120%      Limited Service   2001       164
Towne Place Suites --
Hawthorne, CA              20,230,000      125%       Extended Stay    2001       144
SpringHill Suites --
Plymouth Meeting, PA       20,000,000      120%      Limited Service   2002       199
SpringHill Suites --
Glen Allen, VA             15,286,000      110%      Limited Service   2001       136
Residence Inn --
Plano, TX                  14,760,000      110%       Extended Stay    1998       126
Residence Inn --
Newark, CA                 11,120,000      125%       Extended Stay    2002       168
                         ------------                                           -----
TOTAL/AVERAGE            $126,466,000                                           1,137
                         ============                                           =====

                          ALLOCATED
                         CUT-OFF DATE
                         BALANCE PER    VALUE PER          ADR           OCCUPANCY         REVPAR
PROPERTY NAME                 ROOM         ROOM       PENETRATION *    PENETRATION *    PENETRATION *
-----------------------------------------------------------------------------------------------------

Residence Inn --
Phoenix , AZ               $115,750      $142,500         98.3%           100.3%            98.4%
SpringHill Suites --
Hawthorne, CA              $133,659      $167,073         96.9%            96.2%            93.2%
Towne Place Suites --
Hawthorne, CA              $140,486      $177,778         90.9%            97.8%            88.8%
SpringHill Suites --
Plymouth Meeting, PA       $100,503      $125,628         94.2%            98.8%            93.1%
SpringHill Suites --
Glen Allen, VA             $112,397      $128,676         99.1%           112.3%           111.8%
Residence Inn --
Plano, TX                  $117,143      $140,476        124.6%           106.6%           132.2%
Residence Inn --
Newark, CA                 $ 66,190      $ 95,238         99.0%           112.6%           113.3%
TOTAL/AVERAGE              $111,228      $138,698         99.6%           103.1%           103.0%

*     Based on the HVS International appraisal dated March 2007.

---------------------------------------------------------------------------------------
               ASHFORD HOSPITALITY POOL 2 FINANCIAL PERFORMANCE SUMMARY
---------------------------------------------------------------------------------------
                                      2005                            2006
                          -----------------------------   -----------------------------
PROPERTY NAME               ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
---------------------------------------------------------------------------------------

Residence Inn --
   Phoenix , AZ           $ 91.82     74.8%     $68.68    $106.74     75.1%     $80.18
SpringHill Suites --
   Hawthorne, CA          $ 99.25     83.7%     $83.07    $108.04     80.5%     $87.00
Towne Place
   Suites --
   Hawthorne, CA          $ 88.95     83.3%     $74.10    $98.45      86.2%     $84.90
SpringHill Suites --
   Plymouth
   Meeting, PA            $106.88     71.7%     $76.63    $121.79     66.5%     $81.03
SpringHill Suites --
   Glen Allen, VA         $ 91.43     74.9%     $68.48    $102.70     73.0%     $74.95
Residence Inn --
   Plano, TX              $ 90.40     84.1%     $76.03    $111.39     75.4%     $84.00
Residence Inn --
   Newark, CA             $ 78.76     82.2%     $64.74    $ 88.07     77.4%     $68.12
AVERAGE                   $ 92.50     79.2%     $73.10    $105.31     76.3%     $80.03

                           TRAILING 12-MONTH FEB. 2007            UNDERWRITTEN
                          -----------------------------   -----------------------------
PROPERTY NAME               ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
---------------------------------------------------------------------------------------

Residence Inn --
   Phoenix , AZ           $109.43     74.5%     $81.54    $115.47     76.8%     $88.74
SpringHill Suites --
   Hawthorne, CA          $110.04     79.5%     $87.43    $121.44     80.0%     $97.15
Towne Place
   Suites --
   Hawthorne, CA          $ 99.52     83.5%     $83.10    $113.68     80.0%     $90.94
SpringHill Suites --
   Plymouth
   Meeting, PA            $120.74     67.4%     $81.39    $130.18     66.0%     $85.88
SpringHill Suites --
   Glen Allen, VA         $103.27     73.3%     $75.71    $106.37     75.9%     $80.78
Residence Inn --
   Plano, TX              $111.60     75.4%     $84.12    $116.05     79.8%     $92.57
Residence Inn --
   Newark, CA             $ 88.84     77.2%     $68.56    $95.41      79.5%     $75.84
AVERAGE                   $106.21     75.8%     $80.27    $114.09     76.9%     $87.41

                                      D-72

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                  COMPETITIVE SUMMARY - RESIDENCE INN - PHOENIX, AZ
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

Residence Inn -- Phoenix, AZ (subject)      200       75.1%    $106.74  $80.17     100.3%       98.3%         98.4%
Doubletree Guest Suites Phoenix             242       76.0%    $109.00  $82.84     101.5%      100.3%        101.7%
Embassy Suites Phoenix Airport              229       78.0%    $116.00  $90.48     104.2%      106.8%        111.0%
Radisson Phoenix                            210       70.0%    $102.00  $71.40      93.5%       93.9%         87.6%
                                            ---
TOTAL/WEIGHTED AVERAGE                      881       74.9%    $108.64  $81.49     100.0%      100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                               COMPETITIVE SUMMARY - SPRINGHILL SUITES - HAWTHORNE, CA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

SpringHill Suites -- Hawthorne, CA
  (subject)                                 164       80.5%    $108.04  $ 86.97     96.2%        96.9%         93.2%
Ayers Hotel                                 173       84.0%    $100.00  $ 84.00    100.4%        89.7%         90.0%
Courtyard El Segundo                        146       85.0%    $122.00  $103.70    101.6%       109.4%        111.1%
Doubletree LAX                              215       87.0%    $112.00  $ 97.44    104.0%       100.5%        104.4%
Hilton Garden Inn                           162       81.0%    $117.00  $ 94.77     96.8%       105.0%        101.6%
                                            ---
TOTAL/WEIGHTED AVERAGE                      860       83.7%    $111.47   $93.30    100.0%       100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                              COMPETITIVE SUMMARY - TOWNE PLACE SUITES - HAWTHORNE, CA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

Towne Place Suites -- Hawthorne, CA
  (subject)                                 144       86.2%    $ 98.45  $ 84.86     97.8%        90.9%         88.8%
Homestead Suites                            150       89.0%    $ 80.00  $ 71.20    100.9%        73.9%         74.5%
Hyatt Summerfield Suites                    122       84.0%    $110.00  $ 92.40     95.3%       101.6%         96.7%
Residence Inn El Segundo                    150       87.0%    $126.00  $109.62     98.7%       116.4%        114.7%
Residence Inn Manhattan Beach               176       93.0%    $124.00  $115.32    105.5%       114.6%        120.7%
                                            ---
TOTAL/WEIGHTED AVERAGE                      742       88.2%    $108.25  $ 95.57    100.0%       100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                           COMPETITIVE SUMMARY - SPRINGHILL SUITES - PLYMOUTH MEETING, PA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

SpringHill Suites - Plymouth Meeting, PA
   (subject)                                199       66.5%    $121.79  $81.03      98.8%        94.2%         93.1%
Courtyard by Marriott                       157       65.0%    $129.00  $83.85      96.6%        99.8%         96.3%
Doubletree Guest Suites                     252       70.0%    $140.00  $98.00     104.0%       108.3%        112.6%
Hampton Inn                                 136       73.0%    $123.00  $89.79     108.5%        95.1%        103.1%
Hyatt Summerfield Suites                    131       60.0%    $127.00  $76.20      89.2%        98.2%         87.5%
                                            ---                         $87.06     100.0%       100.0%        100.0%
TOTAL/WEIGHTED AVERAGE                      875       67.3%    $129.30
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

                                      D-73

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 COMPETITIVE SUMMARY - SPRINGHILL SUITES - GLEN ALLEN, VA
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

SpringHill Suites - Glen Allen, VA (subject)      136       73.0%    $102.70  $74.95     112.3%        99.1%       111.8%
Hampton Inn Richmond North/Ashland                 74       78.0%    $101.00  $78.78     120.0%        97.4%       117.5%
Holiday Inn Express Hotel & Suites Ashland        115       61.0%    $ 76.00  $46.36      93.8%        73.3%        69.1%
Virginia Crossing Resort                          183       55.0%    $130.00  $71.50      84.6%       125.4%       106.6%
Hampton Inn & Suites Richmond/Virginia Center      72       73.0%    $117.00  $85.41     112.3%       112.9%       127.4%
Holiday Inn Richmond North                         82       61.0%    $ 76.00  $46.36      93.8%        73.3%        69.1%
                                                  ---
TOTAL/WEIGHTED AVERAGE                            662       65.0%    $103.67  $67.05     100.0%       100.0%       100.0%
                                                  ===

*     Based on the HVS International appraisal dated March 31, 2007.

---------------------------------------------------------------------------------------------------------------------------
                                      COMPETITIVE SUMMARY - RESIDENCE INN - PLANO, TX
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

Residence Inn - Plano, TX (subject)               126       75.4%    $111.39  $84.00     106.6%       124.6%       132.2%
Hampton Inn North Dallas                          131       62.0%    $ 82.00  $50.84      87.7%        91.7%        80.0%
Homewood Suites Plano North Dallas                 99       79.0%    $ 86.00  $67.94     111.7%        96.2%       107.0%
TownePlace Suites                                 106       81.0%    $ 82.00  $66.42     114.5%        91.7%       104.6%
AmeriSuites Dallas Plano                          127       60.0%    $ 84.00  $50.40      84.9%        94.0%        79.3%
                                                  ---
TOTAL/WEIGHTED AVERAGE                            589       70.7%    $ 89.39  $63.52     100.0%       100.0%       100.0%
                                                  ===

*     Based on the HVS International appraisal dated March 29, 2007.

---------------------------------------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY - RESIDENCE INN - NEWARK, CA
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

Residence Inn - Newark, CA (subject)              168       77.4%    $ 88.07  $68.17     112.6%        99.0%       113.3%
Woodfin Suites                                    164       69.0%    $ 71.00  $48.99     100.4%        79.8%        81.4%
Homewood Suites                                   192       77.0%    $ 82.25  $63.50     112.0%        92.5%       105.5%
Hawthorn Suites                                   127       61.0%    $ 72.93  $44.41      88.8%        82.0%        73.8%
W Suites Silicon Valley                           172       58.0%    $149.10  $86.78      84.4%       167.6%       144.2%
AmeriSuites                                       151       67.0%    $ 63.00  $42.21      97.5%        70.8%        70.1%
                                                  ---
TOTAL/WEIGHTED AVERAGE                            974       68.7%    $ 88.97  $60.18     100.0%       100.0%       100.0%
                                                  ===

*     Based on the HVS International appraisal dated March 28, 2007.

                                      D-74

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 2 Loan") is
      secured by a first mortgage encumbering three limited-service hotels and four extended stay hotels located in Arizona, California, Pennsylvania,
      Texas and Virginia. The Ashford Hospitality Pool 2 Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Ashford
      Hospitality Pool 2 Loan was originated on April 11, 2007 and has a principal balance as of the Cut-Off Date of $126,466,000. The Ashford
      Hospitality Pool 2 Loan provides for interest-only payments for the first
      60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

      The Ashford Hospitality Pool 2 Loan has a remaining term of 119 months and matures on April 11, 2017. The Ashford Hospitality Pool 2 Loan may be
      prepaid on or after March 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers consist of seven separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ashford Hospitality Pool
      2 Loan. The sponsor of the borrowers is Ashford Hospitality Trust, Inc.
      ("AHT"). AHT, founded in 1968, is a self-administered real estate investment trust listed on the New York Stock Exchange that invests in the hospitality industry. AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia, and Canada.

o     THE PROPERTIES. The Mortgaged Properties consist of three limited-service hotels and four extended stay hotels containing, in the aggregate, approximately 1,137 rooms located in Arizona, California, Pennsylvania,
      Texas and Virginia. As of the trailing 12-month period ending December 29,
      2006, the occupancy rate for the Ashford Hospitality Pool 2 loan was approximately 75.9%.

o     LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and is continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the Release
      Price Percentage, (as defined in the related Mortgage Loan documents), multiplied by the allocated loan amount with respect to the cross-collateralized property being released, (b) such amount as would cause the Debt Yield (as defined in the related Mortgage Loan documents)
      subsequent to the contemplated release to be equal to or greater than the
      Debt Yield prior to the contemplated release and (c) such amount as would cause the Debt Yield subsequent to the contemplated release to be no less than the Debt Yield at origination.

o     MANAGEMENT. Property managers for the Mortgaged Properties securing the
      Ashford Hospitality Pool 2 Loan are various affiliates of Marriott
      International, Inc. Established in 1971 and headquartered in Washington,
      D.C., Marriott International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide, operating in the Full-Service Lodging, Select-Service Lodging, Extended-Stay
      Lodging, Timeshare, and Synthetic Fuel segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

                                      D-75

--------------------------------------------------------------------------------
                    LOS ANGELES INTERNATIONAL JEWELRY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $124,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                        The Moinian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.602%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC                                            $2,000,000
   DEBT SERVICE(1)                                  $2,000,000
   FREE RENT(2)                                        $75,257
   DESIGNATED LEASE
      RESERVE(3)                                       $41,178

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC(4)                                          Springing
   REPLACEMENT(5)                                      $55,586

ADDITIONAL FINANCING                                    B-Note       $20,600,000

                                                                      WHOLE
                                                   TRUST ASSET    MORTGAGE LOAN
                                                   ------------   -------------
CUT-OFF DATE BALANCE                               $124,400,000    $145,000,000
CUT-OFF DATE BALANCE/SF                               $336             $392
CUT-OFF DATE LTV                                      80.0%            93.2%
MATURITY DATE LTV                                     74.4%            87.2%
UW DSCR ON NCF                                        1.20x            0.98x
--------------------------------------------------------------------------------

(1)   There is a shortfall in the related Mortgage Property cashflow to fully cover debt service payments. The Debt Service will be released as needed to cover the debt service shortfall.

(2)   Funds escrowed for outstanding free rent in existing leases, which will be released in accordance with the schedule set forth in the related Mortgage
      Loan documents.

(3)   Escrow funded upfront for the landlord's outstanding free rent obligations for Kattan.

(4)   In the event the TI/LC Reserve balance is less than $500,000, the borrower will begin to deposit at an annual rate of $277,390, until $1,000,000 is achieved.

(5)   Ongoing annual deposits to the replacement reserve commence in May 2010.

           [PHOTO OF LOS ANGELES INTERNATIONAL JEWELRY CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                          Mixed Use - Office/Retail
SIZE (SF)                                                                369,853
OCCUPANCY AS OF FEBRUARY 1, 2007                                           95.6%
YEAR BUILT / YEAR RENOVATED                                            1981 / NA
APPRAISED VALUE                                                     $155,500,000
PROPERTY MANAGEMENT                      Cushman & Wakefield of California, Inc.
UW ECONOMIC OCCUPANCY                                                      95.3%
UW REVENUES                                                          $15,471,634
UW TOTAL EXPENSES                                                     $5,035,467
UW NET OPERATING INCOME (NOI)                                        $10,436,167
UW NET CASH FLOW (NCF)                                               $10,293,106
--------------------------------------------------------------------------------

                                      D-76

--------------------------------------------------------------------------------
                    LOS ANGELES INTERNATIONAL JEWELRY CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                   TENANT SUMMARY
-------------------------------------------------------------------------------------
                                                                             % OF NET
                                              RATINGS(1)      NET RENTABLE   RENTABLE
TENANT                                     FITCH/MOODY'S/S&P     AREA (SF)     AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Bank of America.......................       AA/Aa1/AA          18,862        5.1%
  Kattan Diamonds.......................       NR/NR/NR            5,789        1.6
  Oro King..............................       NR/NR/NR            5,522        1.5
  Hadar Holdings........................       NR/NR/NR            5,322        1.4
  Nachum Krasnianski....................       NR/NR/NR            4,120        1.1
                                                                 -------      -----
  TOTAL MAJOR TENANTS...................                          39,615       10.7%

NON-MAJOR TENANTS.......................                         313,980       84.9
                                                                 -------      -----
OCCUPIED TOTAL..........................                         353,595       95.6%

VACANT SPACE............................                          16,258        4.4
                                                                 -------      -----
PROPERTY TOTAL..........................                         369,853      100.0%
                                                                 =======      =====

                                                        ANNUAL          % OF
                                             BASE        BASE       TOTAL ANNUAL         LEASE
TENANT                                     RENT PSF      RENT        BASE RENT         EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Bank of America.......................    $45.00    $   848,750       6.7%         September 2011
  Kattan Diamonds.......................    $24.00        138,936       1.1          September 2016
  Oro King..............................    $32.93        181,818       1.4        Multiple Spaces(2)
  Hadar Holdings........................    $42.00        223,524       1.8           January 2009
  Nachum Krasnianski....................    $35.68        147,004       1.2            June 2011
                                                      -----------     -----
  TOTAL MAJOR TENANTS...................    $38.87    $ 1,540,032      12.2%

NON-MAJOR TENANTS.......................    $35.15     11,035,452      87.8
                                                      -----------     -----
OCCUPIED TOTAL..........................    $35.56    $12,575,484     100.0%
                                                      ===========     -----
VACANT SPACE ...........................

PROPERTY TOTAL .........................

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 1,202 square feet expire in March
      2007, and 4,320 square feet expire in Septermber 2011.

-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR       EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

   2007         120            $32.73       99,414        26.9%             26.9%             25.9%          25.9%
   2008          66            $36.33       55,714        15.1%             41.9%             16.1%          42.0%
   2009          90            $36.22       80,502        21.8%             63.7%             23.2%          65.2%
   2010          46            $36.95       29,446         8.0%             71.7%              8.7%          73.8%
   2011          23            $40.26       39,203        10.6%             82.3%             12.5%          86.4%
   2012          10            $35.47        9,609         2.6%             84.9%              2.7%          89.1%
   2013           8            $35.82        6,726         1.8%             86.7%              1.9%          91.0%
   2014           6            $35.61        5,882         1.6%             88.3%              1.7%          92.6%
   2015           5            $35.61        7,695         2.1%             90.4%              2.2%          94.8%
   2016          10            $33.32       17,687         4.8%             95.1%              4.7%          99.5%
   2017           0            $ 0.00            0         0.0%             95.1%              0.0%          99.5%
Thereafter        1            $35.85        1,717         0.5%             95.6%              0.5%         100.0%
   Vacant         0                NA       16,258         4.4%            100.0%              0.0%         100.0%

*     Calculations based upon approximate square footage occupied by each tenant.

                                      D-77

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $122,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                            Frank E. Lembi, Walter Lembi,
                                                   The Olga Lembi Residual Trust
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             6.470%
MATURITY DATE                                                     April 11, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                   Yes
   ENGINEERING                                 $73,594
   REPLACEMENT RESERVE                        $500,000
   ENVIRONMENTAL RESERVE                        $7,500
   INTEREST RESERVE(2)                      $4,600,000
   240 CHURCH RENT
      RESERVE                                 $180,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                   Yes
   REPLACEMENT RESERVE(3)                    Springing

ADDITIONAL FINANCING                            B-Note               $10,000,000
                                             Mezzanine               $10,000,000

                                                         WHOLE
                                         TRUST          MORTGAGE       TOTAL
                                         ASSET            LOAN          DEBT
                                      ------------    ------------  ------------
CUT-OFF DATE BALANCE                  $122,500,000    $132,500,000  $142,500,000
CUT-OFF DATE BALANCE/UNIT              Various(4)      Various(4)    Various(4)
CUT-OFF DATE LTV(5)                      71.5%           77.4%         83.2%
MATURITY DATE LTV(5)                     71.5%           77.4%         83.2%
UW DSCR ON NCF(6)                        1.42x           1.27x         1.10x
--------------------------------------------------------------------------------

                          [PHOTO OF LEMBI POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED REAL PROPERTIES                                           29
LOCATION                                                       San Francisco, CA
PROPERTY TYPE                                                            Various
SIZE (UNITS/SF)                                                    613 and 9,970
OCCUPANCY AS OF APRIL 1, 2007                                              98.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $171,230,000
PROPERTY MANAGEMENT                                                 Self-managed
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $14,278,954
UW TOTAL EXPENSES                                                     $2,899,474
UW NET OPERATING INCOME (NOI)                                        $11,379,480
UW NET CASH FLOW (NCF)                                               $11,379,480
--------------------------------------------------------------------------------

(1)   Lender will allow for the individual release of the properties after the
      Lockout Period pursuant to the following conditions: (i) no event of default, (ii) partial defeasance at 120% of the allocated loan amount attributable to the released collateral, (iii) DSCR shall be no less than the greater of 1.10x or the DSCR immediately prior to release, and (iv)
      the LTV on the remaining collateral must not exceed 95%.

(2)   At loan closing, $4,600,000 was escrowed to fund an Interest Reserve to be held by Lender. The borrower will be required to replenish the Interest
      Reserve in April of each year in an amount sufficient to provide a 1.10x
      DSCR based on the total loan balance of $142,500,000 based on the actual constant until the portfolio's cashflows provide a 1.10x DSCR based on the total loan balance of $142,500,000 based on the actual loan constant exclusive of an interest reserve. Interest Reserve terminates when the properties have a combined 1.10x DSCR on a trailing 12 month basis on the total loan balance of $142,500,000.

(3)   $500,000 was escrowed at loan closing. If the Replacement Reserve falls under $50,000, commencing on the first monthly payment date thereafter,
      Borrower shall pay to Lender monthly deposits to the Replacement Reserve in an amount equal to approximately $13,412.

(4)   The Lembi Pool Loan is secured by 27 multifamily properties with a retail component and 2 retail properties. Based on the Allocated Cut-Off Date
      Balance for each individual Mortgaged Property, the aggregate Cut-Off Date
      Balance per Unit for the multifamily properties is $193,365 and the aggregate Cut-Off Date Balance per square foot for the retail properties is $398.

(5)   Based on the as-is appraised value the LTV related to the Trust Asset is
      81.9% and the LTV related to the whole Mortgage Loan is 88.6%.

(6)   DSCR based on current cashflows are 0.80x for the Trust Asset and 0.72x for the Whole Mortgage Loan. DSCRs based on current market rents are 1.05x for the Trust Asset and 0.94x for the whole Mortgage Loan. See "RISK
      FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

                                      D-78

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                              LEMBI POOL SUMMARY
------------------------------------------------------------------------------------------------
                                                        ALLOCATED
                                                       CUT-OFF DATE                   UNITS /
        PROPERTY NAME              PROPERTY LOCATION     BALANCE       YEAR BUILT     SQ FT(1)
------------------------------------------------------------------------------------------------

300 Buchanan Street                San Francisco, CA   $ 12,894,737       1931           60
536 Leavenworth Street             San Francisco, CA      8,940,351       1925           62
210-218 Church Street              San Francisco, CA      8,252,632       1920           16
1405 Franklin Street               San Francisco, CA      7,865,789       1926           37
610 Leavenworth Street             San Francisco, CA      7,556,316       1922           28
350 Judah Street                   San Francisco, CA      7,225,351       1926           30
2080 Gough Street                  San Francisco, CA      6,619,298       1963           16
455 Hyde Street                    San Francisco, CA      5,996,053       1926           43
1035 Sutter Street                 San Francisco, CA      5,501,754       1922           34
969 Bush Street                    San Francisco, CA      4,771,053       1919           29
345 Fulton Street                  San Francisco, CA      4,513,158       1926           29
516 Ellis Street                   San Francisco, CA      4,341,228       1910           37
721 Geary Street                   San Francisco, CA      3,932,895       1922           28
11 Dolores Street                  San Francisco, CA      3,279,561       1925           15
2335 Larkin Street                 San Francisco, CA      3,137,719       1925           12
3875 18th Street                   San Francisco, CA      3,094,737       1965           12
1025 Sutter Street                 San Francisco, CA      3,008,772       1913           19
828 Jones Street                   San Francisco, CA      2,922,807       1922           21
240 Church Street(2)               San Francisco, CA      2,750,877       1917         3,470
735 O'Farrell Street               San Francisco, CA      2,621,930       1923           23
2337-2339 Market Street            San Francisco, CA      2,501,579       1912           12
635 Ellis Street                   San Francisco, CA      2,127,632       1914           18
215-219 Church Street              San Francisco, CA      2,015,877       1905           1
1385 Kansas Street                 San Francisco, CA      1,504,386       1908           8
747 Ellis Street                   San Francisco, CA      1,474,298       1910           14
631 Larkin Street(2)               San Francisco, CA      1,216,404       1911         6,500
601 Larkin Street                  San Francisco, CA      1,117,544       1907           1
1520-1524 Geneva Avenue            San Francisco, CA        945,614       1963           7
1199 DeHaro Street                 San Francisco, CA        369,649       1908           1
                                                       $122,500,000                 613 UNITS /
                                                                                    9,970 SQ FT

                                       ALLOCATED
                                     CUT-OFF DATE                                         APPRAISED
                                      BALANCE PER                     APPRAISED             VALUE
        PROPERTY NAME                UNIT / SQ FT      OCCUPANCY        VALUE         PER UNIT / SQ FT
-------------------------------------------------------------------------------------------------------

300 Buchanan Street                   $      214,912     100.0%       $ 17,600,000     $       293,333
536 Leavenworth Street                $      144,199     100.0%         11,800,000     $       190,323
210-218 Church Street                 $      515,789     100.0%         10,600,000     $       662,500
1405 Franklin Street                  $      212,589     100.0%          9,800,000     $       264,865
610 Leavenworth Street                $      269,868     100.0%         10,200,000     $       364,286
350 Judah Street                      $      240,845      96.7%          9,100,000     $       303,333
2080 Gough Street                     $      413,706      93.8%          9,000,000     $       562,500
455 Hyde Street                       $      139,443      97.7%          8,800,000     $       204,651
1035 Sutter Street                    $      161,816     100.0%          8,700,000     $       255,882
969 Bush Street                       $      164,519     100.0%          6,900,000     $       237,931
345 Fulton Street                     $      155,626     100.0%          5,900,000     $       203,448
516 Ellis Street                      $      117,330      91.9%          5,700,000     $       154,054
721 Geary Street                      $      140,461      96.4%          6,300,000     $       225,000
11 Dolores Street                     $      218,637      93.3%          5,400,000     $       360,000
2335 Larkin Street                    $      261,477     100.0%          5,200,000     $       433,333
3875 18th Street                      $      257,895     100.0%          4,700,000     $       391,667
1025 Sutter Street                    $      158,356     100.0%          4,200,000     $       221,053
828 Jones Street                      $      139,181     100.0%          4,600,000     $       219,048
240 Church Street(2)                  $          793     100.0%          3,300,000     $           951
735 O'Farrell Street                  $      113,997     100.0%          3,900,000     $       169,565
2337-2339 Market Street               $      208,465     100.0%          3,600,000     $       300,000
635 Ellis Street                      $      118,202     100.0%          3,400,000     $       188,889
215-219 Church Street                 $    2,015,877     100.0%          2,600,000     $     2,600,000
1385 Kansas Street                    $      188,048     100.0%          2,000,000     $       250,000
747 Ellis Street                      $      105,307     100.0%          2,300,000     $       164,286
631 Larkin Street(2)                  $          187     100.0%          1,700,000     $           262
601 Larkin Street                     $    1,117,544     100.0%          1,350,000     $     1,350,000
1520-1524 Geneva Avenue               $      135,088     100.0%          1,750,000     $       250,000
1199 DeHaro Street                    $      369,649     100.0%            830,000     $       830,000
                                      $193,365 UNITS      98.7%(3)    $171,230,000     $ 271,175 UNITS
                                        / $398 SQ FT                                      / $502 SQ FT

(1)   Retail square footage is only shown for the non-multifamily collateral.

(2)   The above two retail properties in the Mortgaged Pool, 240 Church Street and 631 Larkin Street, represents 3,470 square feet and 6,500 square feet, respectively.

(3)   The overall occupancy was calculated based on the multifamily properties only.

                                      D-79

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                  UNIT TYPE SUMMARY(1)
------------------------------------------------------------------------------------------------------------------------
                                 STUDIO              1 BR               2 BR               3 BR              4 BR +
                            ----------------   ----------------   ----------------   ----------------   ----------------
                            NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE
                             UNITS     RENT     UNITS     RENT     UNITS     RENT     UNITS     RENT     UNITS    RENT
------------------------------------------------------------------------------------------------------------------------

300 Buchanan Street           12     $ 1,148     48     $ 1,370      0           0      0           0      0           0
536 Leavenworth Street        62        $992      0           0      0           0      0           0      0           0
210 - 218 Church Street       10     $ 1,091      6     $ 1,340      0           0      0           0      0           0
1405 Franklin Street          32     $ 1,098      5     $ 1,565      0           0      0           0      0           0
610 Leavenworth Street        12     $ 1,033     15     $ 1,362      1     $ 1,663      0           0      0           0
350 Judah Street              19     $ 1,217     10     $ 1,461      1     $ 1,795      0           0      0           0
2080 Gough Street              1        $200      7     $ 2,536      8     $ 2,726      0           0      0           0
455 Hyde Street               42        $945      1     $ 1,025      0           0      0           0      0           0
1035 Sutter Street            16        $919     16     $ 1,208      2     $ 1,342      0           0      0           0
969 Bush Street               23     $ 1,066      4     $ 1,431      2     $ 1,588      0           0      0           0
345 Fulton Street             29     $ 1,051      0           0      0           0      0           0      0           0
516 Ellis Street              28     $   743      9     $   882      0           0      0           0      0           0
721 Geary Street               9     $   754     17     $ 1,262      2     $   943      0           0      0           0
11 Dolores Street              3     $ 1,029     12     $ 1,410      0           0      0           0      0           0
2335 Larkin Street             0           0      7     $ 1,663      5     $ 1,763      0           0      0           0
3875 18th Street               0           0      5     $ 1,202      7     $ 1,880      0           0      0           0
1025 Sutter Street             7     $   842     10     $ 1,312      2     $ 1,191      0           0      0           0
828 Jones Street              20     $   920      1     $ 1,000      0           0      0           0      0           0
240 Church Street(2)           0           0      0           0      0           0      0           0      0           0
735 O'Farrell Street          20     $   825      3     $ 1,217      0           0      0           0      0           0
2337-2339 Market Street        7     $   860      5     $ 1,084      0           0      0           0      0           0
635 Ellis Street               9     $   670      4     $   772      5     $ 1,372      0           0      0           0
215 - 219 Church Street        0           0      0           0      0           0      0           0      1      $3,000
1385 Kansas Street             0           0      6     $ 1,110      2     $ 1,588      0           0      0           0
747 Ellis Street               5     $   607      9     $   899      0           0      0           0      0           0
631 Larkin Street(2)           0           0      0           0      0           0      0           0      0           0
601 Larkin Street              0           0      0           0      0           0      0           0      1      $3,000
1520 - 1524 Geneva Avenue      0           0      1     $   995      6     $ 1,017      0           0      0           0
1199 DeHaro Street             0           0      0           0      0           0      1      $1,205      0           0
TOTAL/AVERAGE                 366    $   964    201     $ 1,326     43     $ 1,709      1      $1,205      2      $3,000

(1)   Values presented in chart below exclude entire retail component of all properties in Mortgaged Pool.

(2)   240 Church Street and 631 Larkin Street have 3,470 square feet and 6,500 square feet of retail space, respectively.

                                      D-80

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-81

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $115,600,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                                 Yes
   ENGINEERING                                     $24,063

ONGOING ANNUAL RESERVES
   TAX                                                 Yes
   REPLACEMENT               4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $115,600,000
CUT-OFF DATE BALANCE/ROOM                                               $127,735
CUT-OFF DATE LTV                                                           79.5%
MATURITY DATE LTV                                                          74.3%
UW DSCR ON NCF                                                             1.54x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 1 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

                  [PHOTO OF ASHFORD HOSPITALITY POOL 1 OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 5
LOCATION                                                                 Various
PROPERTY TYPE                                     Hospitality -- Limited Service
SIZE (ROOMS)                                                                 905
OCCUPANCY AS OF DECEMBER 29, 2006                                          70.9%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $145,500,000
PROPERTY MANAGEMENT                             Courtyard Management Corporation
UW ECONOMIC OCCUPANCY                                                      71.7%
UW REVENUES                                                          $34,391,067
UW TOTAL EXPENSES                                                    $19,890,367
UW NET OPERATING INCOME (NOI)                                        $14,500,701
UW NET CASH FLOW (NCF)                                               $12,781,147
--------------------------------------------------------------------------------

                                      D-82

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ASHFORD HOSPITALITY POOL 1 SUMMARY
--------------------------------------------------------------------------------

                                     ALLOCATED      RELEASE        SPECIFIC
                                   CUT-OFF DATE      PRICE         PROPERTY
PROPERTY NAME                         BALANCE      PERCENTAGE        TYPE         YEAR BUILT   ROOMS
----------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $  42,640,500      115%      Limited Service      2001       235
Courtyard -- Oakland Airport, CA      24,002,182      115%      Limited Service      2001       156
Courtyard -- Scottsdale, AZ           23,042,500      125%      Limited Service      1999       180
Courtyard -- Plano, TX                19,688,000      110%      Limited Service      1998       153
Courtyard -- Newark, CA                6,226,818      125%      Limited Service      2002       181
                                   -------------                                                ---
TOTAL/AVERAGE                      $ 115,600,000                                                905
                                   =============                                                ===

                                     ALLOCATED
                                   CUT-OFF DATE
                                      BALANCE      VALUE PER        ADR         OCCUPANCY        REVPAR
PROPERTY NAME                        PER ROOM         ROOM      PENETRATION*   PENETRATION*   PENETRATION*
----------------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ       $181,449       $221,702        96.4%         104.7%         100.5%
Courtyard -- Oakland Airport, CA     $153,860       $187,821       113.7%         103.5%         117.9%
Courtyard -- Scottsdale, AZ          $128,014       $158,333       102.5%          95.4%          97.7%
Courtyard -- Plano, TX               $128,680       $154,248       119.6%         110.3%         129.9%
Courtyard -- Newark, CA              $ 34,402       $66,298         97.5%         104.8%         102.1%
TOTAL/AVERAGE                        $127,735       $160,773       104.7%         103.6%         108.2%

*     Based on the HVS International appraisal dated March 2007.

--------------------------------------------------------------------------------
            ASHFORD HOSPITALITY POOL 1 FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------

                                               2005                            2006
                                   -----------------------------   -----------------------------
Property Name                        ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $133.69    68.6%       $91.71   $145.16     70.0%     $101.59
Courtyard -- Oakland Airport, CA   $124.89    79.6%       $99.41   $132.31     81.5%     $107.86
Courtyard -- Scottsdale, AZ        $ 98.72    71.0%       $70.09   $118.64     66.1%     $ 78.44
Courtyard -- Plano, TX             $ 93.70    81.9%       $76.74   $111.95     77.9%     $ 87.19
Courtyard -- Newark, CA            $ 80.64    59.8%       $48.22   $ 90.00     61.6%     $ 55.43
AVERAGE                            $106.33    72.2%       $77.24   $119.61     71.4%     $ 86.10

                                    TRAILING 12-MONTH FEB. 2007            UNDERWRITTEN
                                   -----------------------------   -----------------------------
Property Name                        ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $146.65     69.5%     $101.87   $154.62     70.4%     $108.85
Courtyard -- Oakland Airport, CA   $132.93     78.9%     $104.86   $147.07     80.0%     $117.66
Courtyard -- Scottsdale, AZ        $123.67     65.6%     $ 81.07   $125.63     68.4%     $ 85.90
Courtyard -- Plano, TX             $113.79     77.3%     $ 87.93   $120.84     78.0%     $ 94.21
Courtyard -- Newark, CA            $ 91.04     61.1%     $ 55.61   $ 94.72     64.1%     $ 60.70
AVERAGE                            $121.62     70.5%     $ 86.27   $128.58     72.2%     $ 93.46

                                      D-83

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              COMPETITIVE SUMMARY -- COURTYARD -- BASKING RIDGE, NJ
--------------------------------------------------------------------------------

                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ (subject)      235        70.0%     $145.16
Marriott Bridgewater                          346        76.0%     $161.00
Hilton Garden Inn                             129        53.0%     $142.00
Summerfield Suites                            128        70.0%     $148.00
Somerset Hills Hotel                          111        62.0%     $158.00
The Inn @ Somerset Hills                      112        58.0%     $143.00
Old Mill Inn                                  102        60.0%     $132.00
North Maple Inn                               171        65.0%     $157.00
                                             -----
TOTAL/WEIGHTED AVERAGE                       1,334       66.8%     $150.63
                                             =====

                                                             ESTIMATED 2006*
                                           ---------------------------------------------------
                                                        OCCUPANCY        ADR         REVPAR
PROPERTY                                    REVPAR     PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ (subject)   $  101.59     104.7%         96.4%        100.5%
Marriott Bridgewater                       $  122.36     113.7%        106.9%        121.0%
Hilton Garden Inn                          $   75.26      79.3%         94.3%         74.4%
Summerfield Suites                         $  103.60     104.7%         98.3%        102.5%
Somerset Hills Hotel                       $   97.96      92.8%        104.9%         96.9%
The Inn @ Somerset Hills                   $   82.94      86.8%         94.9%         82.0%
Old Mill Inn                               $   79.20      89.8%         87.6%         78.3%
North Maple Inn                            $  102.05      97.3%        104.2%        100.9%
TOTAL/WEIGHTED AVERAGE                     $  101.10     100.0%        100.0%        100.0%

*     Based on the HVS International appraisal dated March 30, 2007.

--------------------------------------------------------------------------------
             COMPETITIVE SUMMARY -- COURTYARD -- OAKLAND AIRPORT, CA
--------------------------------------------------------------------------------

                                                         -------------------
                                             NUMBER OF
PROPERTY                                       ROOMS     OCCUPANCY     ADR
----------------------------------------------------------------------------

Courtyard -- Oakland Airport, CA (subject)      156        81.5%     $132.31
Hilton Oakland Airport                          363        78.0%     $119.39
Executive Inn                                   227        77.0%     $101.00
Holiday Inn Express Hotel & Suites
   Oakland Airport                              95         81.0%     $128.00
Hilton Garden Inn Oakland San Leandro           117        79.0%     $106.09
                                                ---
TOTAL/WEIGHTED AVERAGE                          958        78.8%     $116.37
                                                ===

                                                                 ESTIMATED 2006*
                                             ---------------------------------------------------
                                                          OCCUPANCY        ADR         REVPAR
PROPERTY                                      REVPAR     PENETRATION   PENETRATION   PENETRATION
------------------------------------------------------------------------------------------------

Courtyard -- Oakland Airport, CA (subject)   $ 107.83      103.5%        113.7%        117.9%
Hilton Oakland Airport                       $  92.53       99.0%        102.6%        101.2%
Executive Inn                                $  77.27       97.8%         86.8%         84.5%
Holiday Inn Express Hotel & Suites
   Oakland Airport                           $ 103.68      102.9%        110.0%        113.3%
Hilton Garden Inn Oakland San Leandro        $  84.02      100.3%         91.2%         91.9%
TOTAL/WEIGHTED AVERAGE                       $  91.47      100.0%        100.0%        100.0%

*     Based on the HVS International appraisal dated March 30, 2007.

--------------------------------------------------------------------------------
               COMPETITIVE SUMMARY -- COURTYARD -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

                                                                               ESTIMATED 2006*
                                                    ----------------------------------------------------------------------
                                        NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                                  ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- Scottsdale, AZ (subject)      180        65.8%     $118.64   $78.09      95.4%        102.5%         97.7%
Hyatt Place Scottsdale Old Town            127        66.0%     $ 98.00   $64.68      95.6%         84.7%         80.9%
Hyatt Summerfield Suites Scottsdale        164        70.0%     $127.00   $88.90     101.4%        109.8%        111.2%
Hilton Garden Inn Scottsdale               199        73.0%     $115.00   $83.95     105.8%         99.4%        105.0%
                                           ---
TOTAL/WEIGHTED AVERAGE                     670        69.0%     $115.69   $79.93     100.0%        100.0%        100.0%
                                           ===

*     Based on the HVS International appraisal dated March 28, 2007.

                                      D-84

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  COMPETITIVE SUMMARY -- COURTYARD -- PLANO, TX
--------------------------------------------------------------------------------

                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Courtyard -- Plano, TX (subject)              153        77.9%     $111.98
Hampton Inn North Dallas Plano                131        62.0%     $ 82.00
La Quinta Inn & Suites                        129        67.0%     $ 80.00
Holiday Inn Express North Dallas Tollway      79         80.0%     $ 95.00
Hampton Inn & Suites North Dallas Frisco      105        81.0%     $109.00
AmeriSuites Dallas Plano                      127        60.0%     $ 84.00
                                              ---
TOTAL/WEIGHTED AVERAGE                        724        70.6%     $ 93.66
                                              ===

                                                                 ESTIMATED 2006*
                                           --------------------------------------------------
                                                       OCCUPANCY        ADR         REVPAR
PROPERTY                                    REVPAR    PENETRATION   PENETRATION   PENETRATION
---------------------------------------------------------------------------------------------

Hampton Inn North Dallas Plano             $  50.84       87.8%        87.5%         75.8%
La Quinta Inn & Suites                     $  53.60       94.9%        85.4%         79.9%
La Quinta Inn & Suites                     $  53.60       94.9%        85.4%         79.9%
Holiday Inn Express North Dallas Tollway   $  76.00      113.3%       101.4%        113.2%
Hampton Inn & Suites North Dallas Frisco   $  88.29      114.7%       116.4%        131.6%
AmeriSuites Dallas Plano                   $  50.40       85.0%        89.7%         75.1%
TOTAL/WEIGHTED AVERAGE                     $  67.12      100.0%       100.0%        100.0%

*     Based on the HVS International appraisal dated March 29, 2007.

--------------------------------------------------------------------------------
                 COMPETITIVE SUMMARY -- COURTYARD -- NEWARK, CA
--------------------------------------------------------------------------------

                                                                           ESTIMATED 2006*
                                                ----------------------------------------------------------------------
                                    NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                              ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------

Courtyard -- Newark, CA (subject)      181        61.6%     $ 90.00   $55.44     104.8%         97.5%        102.1%
Crowne Plaza                           268        57.0%     $ 64.50   $36.77      97.0%         69.9%         67.7%
Hilton Newark Fremont                  313        57.0%     $ 93.55   $53.70      97.0%        101.3%         98.9%
Holiday Inn Express & Suites           101        65.0%     $ 70.00   $45.50     110.6%         75.8%         83.8%
W Suites Silicon Valley                172        58.0%     $149.10   $86.78      98.7%        161.5%        159.8%
                                      -----
TOTAL/WEIGHTED AVERAGE                1,035       58.8%     $ 92.34   $54.32     100.0%        100.0%        100.0%
                                      =====

*     Based on the HVS International appraisal dated March 26, 2007.

                                      D-85

--------------------------------------------------------------------------------
                                   OSPREY POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $113,360,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                       Osprey S.A., Ltd.
TYPE OF SECURITY                                                        Various
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.610%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
   TAX                                         Yes
   TI/LC                                $2,863,657

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                     Yes/Springing
   TI/LC(2)                              Springing
   REPLACEMENT(3)                         $167,208

ADDITIONAL FINANCING                                                       None
CUT-OFF DATE BALANCE                                               $113,360,000
CUT-OFF DATE BALANCE/SF                                                    $157
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.35x
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default has occurred or is continuing, (ii) partial defeasance of 110%
      of the allocated loan amount, (iii) maintenance of a debt service coverage ratio of no less than 1.25x and (iv) maintenance of a loan to value ratio of no more than 80.0%.

(2)   In the event Wachovia, Shaw Facilities, Inc. or Boars Head does not renew its respective lease, the borrower will have 90 days to re-tenant the space. After 90 days, if the space has not been re-leased, the borrower will be required to post a letter of credit in the amount of 12 months rent and reimbursements for the respective tenant.

(3)   Ongoing deposits to the replacement reserve are capped at $501,624.

                         [PHOTO OF OSPREY POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                2
LOCATION                                                                Various
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               724,097
OCCUPANCY AS OF APRIL 6, 2007                                             95.6%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                    $141,700,000
PROPERTY MANAGEMENT                              Osprey Management Company, LLC
UW ECONOMIC OCCUPANCY                                                     94.6%
UW REVENUES                                                         $18,032,382
UW TOTAL EXPENSES                                                    $8,542,629
UW NET OPERATING INCOME (NOI)                                        $9,489,752
UW NET CASH FLOW (NCF)                                               $8,604,056
--------------------------------------------------------------------------------

                                      D-86

--------------------------------------------------------------------------------
                                   OSPREY POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               OSPREY POOL SUMMARY
--------------------------------------------------------------------------------

                                        ALLOCATED
                                         CUT-OFF         YEAR         NET
                                           DATE         BUILT /     RENTABLE
PROPERTY NAME            LOCATION        BALANCE       RENOVATED      AREA
----------------------------------------------------------------------------

First Citizens Plaza   Charlotte, NC   $ 74,160,000   1986 / 2002   475,043
Sarasota City
   Center               Sarasota, FL     39,200,000    1989         249,054
                                       ------------                 --------
TOTAL/AVERAGE                          $113,360,000                 724,097
                                       ============                 ========

                       ALLOCATED
                        CUT-OFF
                         DATE                              UNDERWRITTEN                  APPRAISED
                        BALANCE                   UW         NET CASH      APPRAISED       VALUE
PROPERTY NAME           PER SF     OCCUPANCY   OCCUPANCY       FLOW          VALUE        PER SF
--------------------------------------------------------------------------------------------------

First Citizens Plaza     $156        96.2%       95.0%      $5,706,944    $ 92,700,000     $195
Sarasota City
   Center                $157        94.3%       94.1%       2,897,112     49,000,000      $197
                                                           ------------   ------------
TOTAL/AVERAGE            $157        95.6%       94.6%      $8,604,056    $141,700,000     $196
                                                           ============   ============

--------------------------------------------------------------------------------
                           OSPREY POOL TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                      % OF
                                   RATINGS*        NET RENTABLE   NET RENTABLE
TENANT                         FITCH/MOODY'S/S&P    AREA (SF)         AREA
------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc......       NR/NR/BB          238,248           32.9%
  First Citizen's Bank......      NR/BBB+/A2          64,802            8.9
  Boars Head Provisions.....       NR/NR/NR           40,362            5.6
  HDR Engineering, Inc......       NR/NR/NR           33,314            4.6
  Wachovia Bank.............      AA-/Aa3/AA-         30,198            4.2
                                                   ---------      ---------
  TOTAL MAJOR TENANTS.......                         406,924           56.2%
NON-MAJOR TENANTS...........                         284,974           39.4
                                                   ---------      ---------
OCCUPIED TOTAL..............                         691,898           95.6%
VACANT SPACE................                          32,199            4.4
                                                   ---------      ---------
PROPERTY TOTAL..............                         724,097          100.0%
                                                   =========      =========

                                 BASE       ANNUAL      % OF TOTAL ANNUAL       LEASE
TENANT                         RENT PSF    BASE RENT        BASE RENT        EXPIRATION
-----------------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc......    $19.65    $ 4,681,188         32.7%          April 2016
  First Citizen's Bank......    $16.18      1,048,759          7.3          October 2036
  Boars Head Provisions.....    $22.86        922,675          6.4          February 2013
  HDR Engineering, Inc......    $20.51        683,376          4.8           April 2009
  Wachovia Bank.............    $20.92        631,739          4.4           August 2013
                                          -----------        -----
  TOTAL MAJOR TENANTS.......    $19.58    $ 7,967,737         55.6%
NON-MAJOR TENANTS...........    $22.32      6,359,619         44.4
                                          -----------        -----
OCCUPIED TOTAL..............    $20.71    $14,327,356        100.0%
                                          ===========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------
                                    OSPREY POOL LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------
                           WA BASE                               CUMULATIVE                      CUMULATIVE
             # OF LEASES   RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF    % OF BASE RENT   % OF BASE RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING*      EXPIRING*      EXPIRING*       EXPIRING*
-------------------------------------------------------------------------------------------------------------

    2007          9         $22.31     24,716          3.4%          3.4%          3.8%              3.8%
    2008         14         $22.64     49,046          6.8%         10.2%          7.8%             11.6%
    2009         22         $22.51    106,510         14.7%         24.9%         16.7%             28.3%
    2010         16         $22.31     62,252          8.6%         33.5%          9.7%             38.0%
    2011          7         $24.47     15,269          2.1%         35.6%          2.6%             40.6%
    2012          3         $20.52     14,239          2.0%         37.6%          2.0%             42.7%
    2013         11         $21.50    115,079         15.9%         53.5%         17.3%             59.9%
    2014          0         $ 0.00          0          0.0%         53.5%          0.0%             59.9%
    2015          0         $ 0.00          0          0.0%         53.5%          0.0%             59.9%
    2016         12         $19.65    238,248         32.9%         86.4%         32.7%             92.6%
    2017          1         $23.50        396          0.1%         86.4%          0.1%             92.7%
Thereafter        6         $15.86     66,143          9.1%         95.6%          7.3%            100.0%
   Vacant         0             NA     32,199          4.4%        100.0%          0.0%            100.0%
-------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-87

--------------------------------------------------------------------------------
                                   OSPREY POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      TENANT SUMMARY - FIRST CITIZENS PLAZA
--------------------------------------------------------------------------------

                                                                    % OF NET
                                        RATINGS*     NET RENTABLE   RENTABLE
TENANT                           FITCH/MOODY'S/S&P      AREA (SF)     AREA
----------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc........       NR/NR/BB          238,248        50.2%
  First Citizen's Bank........      NR/BBB+/A2          64,802        13.6
  HDR Engineering, Inc........       NR/NR/NR           33,314         7.0
  Meineke Car Care Center.....       NR/NR/NR           24,684         5.2
  Shumaker, Loop et al........       NR/NR/NR           20,106         4.2
                                                       -------      ------
  TOTAL MAJOR TENANTS.........                         381,154        80.2%
NON-MAJOR TENANTS.............                          75,789        16.0
                                                       -------      ------
OCCUPIED TOTAL................                         456,943        96.2%
VACANT SPACE..................                          18,100         3.8
                                                       -------      ------
PROPERTY TOTAL................                         475,043       100.0%
                                                       =======      ======

                                                                 % OF
                                 BASE RENT   ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                              PSF         RENT          BASE RENT    EXPIRATION
---------------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc........    $19.65      $4,681,188        52.7%      April 2016
  First Citizen's Bank........    $16.18       1,048,759        11.8      October 2036
  HDR Engineering, Inc........    $20.51         683,376         7.7       April 2009
  Meineke Car Care Center.....    $18.61         459,477         5.2      December 2013
  Shumaker, Loop et al........    $19.28         387,648         4.4      October 2008
                                              ----------      ------
  TOTAL MAJOR TENANTS.........    $19.05      $7,260,447        81.7%
NON-MAJOR TENANTS.............    $21.51       1,629,934        18.3
                                              ----------      ------
OCCUPIED TOTAL................    $19.46      $8,890,380       100.0%
                                              ==========      ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE - FIRST CITIZENS PLAZA
--------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE
                           WA BASE                              CUMULATIVE                       % OF
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF BASE RENT   BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*   EXPIRING*      EXPIRING*      EXPIRING*
--------------------------------------------------------------------------------------------------------

   2007           3         $26.74      5,300        1.1%          1.1%           1.6%            1.6%
   2008           6         $19.29     23,193        4.9%          6.0%           5.0%            6.6%
   2009           9         $20.71     43,124        9.1%         15.1%          10.0%           16.7%
   2010           9         $20.22     18,583        3.9%         19.0%           4.2%           20.9%
   2011           5         $24.34      7,735        1.6%         20.6%           2.1%           23.0%
   2012           2         $19.13      9,702        2.0%         22.7%           2.1%           25.1%
   2013           4         $20.65     44,519        9.4%         32.0%          10.3%           35.4%
   2014           0         $ 0.00          0        0.0%         32.0%           0.0%           35.4%
   2015           0         $ 0.00          0        0.0%         32.0%           0.0%           35.4%
   2016          12         $19.65    238,248       50.2%         82.2%          52.7%           88.1%
   2017           1         $23.50        396        0.1%         82.3%           0.1%           88.2%
Thereafter        6         $15.86     66,143       13.9%         96.2%          11.8%          100.0%
  Vacant          0             NA     18,100        3.8%        100.0%           0.0%          100.0%
--------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-88

--------------------------------------------------------------------------------
                                   OSPREY POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      TENANT SUMMARY - SARASOTA CITY CENTER
--------------------------------------------------------------------------------

                                  RATINGS*        NET RENTABLE       % OF NET
TENANT                        FITCH/MOODY'S/S&P      AREA (SF)   RENTABLE AREA
------------------------------------------------------------------------------

MAJOR TENANTS
  Boars Head Provisions....       NR/NR/NR              40,362         16.2%
  Wachovia Bank............      AA-/Aa3/AA-            30,198          12.1
  Paine Webber.............       NR/Aaa/NR             19,672           7.9
  Merrill Lynch............      AA-/Aa3/AA-            19,361           7.8
  Norton, Hammersley.......       NR/NR/NR              10,284           4.1
                                                       -------        ------
  TOTAL MAJOR TENANTS......                            119,877         48.1%
NON-MAJOR TENANTS..........                            115,078          46.2
                                                       -------        ------
OCCUPIED TOTAL.............                            234,955         94.3%
VACANT SPACE...............                             14,099           5.7
                                                       -------        ------
PROPERTY TOTAL.............                            249,054        100.0%
                                                       =======        ======

                                                            % OF
                              BASE RENT   ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                           PSF         RENT        BASE RENT      EXPIRATION
------------------------------------------------------------------------------------

MAJOR TENANTS
  Boars Head Provisions....    $22.86      $  922,675        17.0%     February 2013
  Wachovia Bank............    $20.92         631,739        11.6       August 2013
  Paine Webber.............    $25.00         491,800         9.0       April 2010
  Merrill Lynch............    $25.23         488,478         9.0      January 2009
  Norton, Hammersley.......    $21.38         219,872         4.0       August 2010
                                           ----------      ------
  TOTAL MAJOR TENANTS......    $22.98      $2,754,564        50.7%
NON-MAJOR TENANTS..........    $23.31       2,682,411        49.3
                                           ----------      ------
OCCUPIED TOTAL.............    $23.14      $5,436,976       100.0%
                                           ==========      ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE - SARASOTA CITY CENTER
--------------------------------------------------------------------------------------------------------------
                            WA BASE                              CUMULATIVE                       CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        % OF       % OF BASE RENT   % OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*   SF EXPIRING*     EXPIRING*        EXPIRING*
--------------------------------------------------------------------------------------------------------------

   2007           6         $21.10     19,416        7.8%            7.8%           7.5%             7.5%
   2008           8         $25.66     25,853       10.4%           18.2%          12.2%            19.7%
   2009          13         $23.73     63,386       25.5%           43.6%          27.7%            47.4%
   2010           7         $23.20     43,669       17.5%           61.2%          18.6%            66.0%
   2011           2         $24.61      7,534        3.0%           64.2%           3.4%            69.4%
   2012           1         $23.50      4,537        1.8%           66.0%           2.0%            71.4%
   2013           7         $22.03     70,560       28.3%           94.3%          28.6%           100.0%
   2014           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2015           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2016           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2017           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
Thereafter        0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
  Vacant          0             NA     14,099        5.7%          100.0%           0.0%           100.0%
--------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-89

--------------------------------------------------------------------------------
                                GRAVELY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $106,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.8%
NUMBER OF MORTGAGE LOANS                                                      3
LOAN PURPOSE                                                        Acquisition
SPONSOR                                   Charles Gravely and Shelton Zuckerman
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.650%
MATURITY DATE                                                           Various
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                      Various / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX                                         Yes
   ENGINEERING                             $42,500
   TI/LC                                $1,250,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)                  Yes/Springing
   REPLACEMENT                             $78,563

ADDITIONAL FINANCING(2)             Unsecured Debt                  $21,500,000

CUT-OFF DATE BALANCE                                               $106,500,000
CUT-OFF DATE BALANCE/SF                                                    $340
CUT-OFF DATE LTV                                                          74.8%
MATURITY DATE LTV                                                         74.8%
UW DSCR ON NCF                                                            1.23x
--------------------------------------------------------------------------------

(1)   An ongoing insurance reserve will be required upon (i) event of default,
      (ii) insurance blanket policy not maintained and (iii) certain other conditions as specified in the related Mortgage Loan documents.

(2)   Future unsecured debt is permitted and future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio no less than 1.10x, (ii) an aggregate loan-to-value ratio no greater than 92.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related
      Mortgage Loan documents.

                      [PHOTO OF GRAVELY PORTFOLIO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                3
LOCATION                                                         Washington, DC
PROPERTY TYPE                                                      Office - CBD
SIZE (SF)                                                               313,049
OCCUPANCY AS OF VARIOUS                                                   95.1%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                    $142,400,000
PROPERTY MANAGEMENT                          Zuckerman Gravely Management, Inc.
UW ECONOMIC OCCUPANCY                                                     94.8%
UW REVENUES                                                         $12,040,333
UW TOTAL EXPENSES                                                    $4,204,291
UW NET OPERATING INCOME (NOI)                                        $7,836,042
UW NET CASH FLOW (NCF)                                               $7,398,804
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            GRAVELY PORTFOLIO SUMMARY
--------------------------------------------------------------------------------

                                     ALLOCATED
                                      CUT-OFF
                                        DATE       YEAR BUILT /   NET RENTABLE
PROPERTY NAME         LOCATION        BALANCE       RENOVATED         AREA
------------------------------------------------------------------------------

1020 19th Street   Washington, DC   $ 38,000,000   1982 / 1999      107,338
1920 L Street      Washington, DC     36,600,000   1963 / 1999      101,317
1900 L Street      Washington, DC     31,900,000   1965 / 2002      104,394
                                    ------------                    -------
                                    $106,500,000                    313,049
                                    ============                    =======

                   ALLOCATED
                    CUT-OFF
                     DATE                              UNDERWRITTEN                  APPRAISED
                    BALANCE                   UW         NET CASH      APPRAISED       VALUE
PROPERTY NAME       PER SF     OCCUPANCY   OCCUPANCY       FLOW          VALUE        PER SF
----------------------------------------------------------------------------------------------

1020 19th Street     $354        87.9%       87.0%       $2,173,465   $ 48,000,000     $447
1920 L Street        $361       100.0%      100.0%        2,716,428     47,600,000     $470
1900 L Street        $306        97.8%       97.7%        2,508,911     46,800,000     $448
                                                         ----------   ------------
                     $340        95.1%       94.8%       $7,398,804   $142,400,000     $455
                                                         ==========   ============

                                      D-90

--------------------------------------------------------------------------------
                                GRAVELY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        GRAVELY PORTFOLIO TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                               % OF NET
                                                RATINGS*        NET RENTABLE   RENTABLE
TENANT                                      FITCH/MOODY'S/S&P    AREA (SF)       AREA
---------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union.....       NR/NR/NR            18,871        6.0%
  Federal Insurance Company..............        A+/A2/A            13,161        4.2
  Liquidity Services, Inc................       NR/NR/NR            13,161        4.2
  Americans for Tax Reforms..............       NR/NR/NR            12,998        4.2
  League of Conservation Voters..........       NR/NR/NR            12,997        4.2
                                                                   -------      -----
  TOTAL MAJOR TENANTS....................                           71,188       22.7%
NON-MAJOR TENANTS........................                          226,550       72.4
                                                                   -------      -----
OCCUPIED TOTAL...........................                          297,738       95.1%
VACANT SPACE.............................                           15,311        4.9
                                                                   -------      -----
PROPERTY TOTAL...........................                          313,049      100.0%
                                                                   =======      =====

                                                                      % OF TOTAL
                                            BASE RENT     ANNUAL        ANNUAL
TENANT                                         PSF      BASE RENT     BASE RENT   LEASE EXPIRATION
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union.....    $27.61     $   521,030       5.1%      January 2008
  Federal Insurance Company..............    $35.36         465,373      4.52%      January 2016
  Liquidity Services, Inc................    $34.50         454,055      4.41%      January 2013
  Americans for Tax Reforms..............    $34.09         443,102      4.31%      October 2009
  League of Conservation Voters..........    $33.50         435,400      4.23%     December 2009
                                                        -----------    ------
  TOTAL MAJOR TENANTS....................    $32.58     $ 2,318,959      22.5%
NON-MAJOR TENANTS........................    $35.18       7,970,061      77.5
                                                        -----------    ------
OCCUPIED TOTAL...........................    $34.56     $10,289,020     100.0%
                                                        ===========    ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                   GRAVELY PORTFOLIO LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007          14            $34.22         16,529         5.3%
   2008          21            $30.60         46,648        14.9%
   2009          28            $33.46         78,630        25.1%
   2010          11            $33.60         29,170         9.3%
   2011           7            $40.53         22,088         7.1%
   2012           5            $39.09          7,173         2.3%
   2013           8            $35.39         35,192        11.2%
   2014           2            $49.83          7,845         2.5%
   2015           5            $34.43         21,704         6.9%
   2016           3            $34.35         32,759        10.5%
   2017           0            $ 0.00              0         0.0%
Thereafter        0            $ 0.00              0         0.0%
  Vacant          0                NA         15,311         4.9%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE RENT
   YEAR          EXPIRING*          EXPIRING*              EXPIRING*
----------------------------------------------------------------------------

   2007              5.3%              5.5%                   5.5%
   2008             20.2%             13.9%                  19.4%
   2009             45.3%             25.6%                  44.9%
   2010             54.6%              9.5%                  54.5%
   2011             61.7%              8.7%                  63.2%
   2012             64.0%              2.7%                  65.9%
   2013             75.2%             12.1%                  78.0%
   2014             77.7%              3.8%                  81.8%
   2015             84.6%              7.3%                  89.1%
   2016             95.1%             10.9%                 100.0%
   2017             95.1%              0.0%                 100.0%
Thereafter          95.1%              0.0%                 100.0%
  Vacant           100.0%              0.0%                 100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-91

--------------------------------------------------------------------------------
                                GRAVELY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        TENANT SUMMARY - 1020 19TH STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                             RATINGS*        NET RENTABLE    RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)        AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Hudson Cook LLP.....................       NR/NR/NR           12,383         11.5%
  Farr Miller & Washington............       NR/NR/NR            8,628          8.0
  Abu Dhabi International.............       NR/Aa3/A            7,219          6.7
  Baise, Miller & Freer...............       NR/NR/NR            7,171          6.7
  Esquire Desposition Services, LLC...       NR/NR/NR            6,668          6.2
  Center for the Study................       NR/NR/NR            5,765          5.4
  Sage Solutions Group, Inc...........       NR/NR/NR            5,755          5.4
  Strategic Marketing Solutions.......       NR/NR/NR            5,587          5.2
  Montedomico, Belcuore & Tazzara.....       NR/NR/NR            5,470          5.1
                                                               -------       ------
  TOTAL MAJOR TENANTS.................                          64,646         60.2%
NON-MAJOR TENANTS.....................                          29,696         27.7
                                                               -------       ------
OCCUPIED TOTAL........................                          94,342         87.9%
VACANT SPACE..........................                          12,996         12.1
                                                               -------       ------
PROPERTY TOTAL........................                         107,338        100.0%
                                                               =======       ======

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hudson Cook LLP.....................    $36.00       $445,788         13.3%          February 2016
  Farr Miller & Washington............    $32.40        279,567          8.3%            March 2013
  Abu Dhabi International.............    $35.28        254,686          7.6%            March 2013
  Baise, Miller & Freer...............    $34.93        250,483          7.4%            April 2009
  Esquire Desposition Services, LLC...    $34.16        227,779          6.8%           October 2010
  Center for the Study................    $31.61        182,221          5.4%          February 2009
  Sage Solutions Group, Inc...........    $37.50        215,813          6.4%           August 2011
  Strategic Marketing Solutions.......    $38.58        215,563          6.4%          February 2012
  Montedomico, Belcuore & Tazzara.....    $37.53        205,289          6.1%          February 2010
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $35.23     $2,277,188         67.7%
NON-MAJOR TENANTS.....................    $36.58      1,086,205         32.3
                                                     ----------        -----
OCCUPIED TOTAL........................    $35.65     $3,363,393        100.0%
                                                     ==========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                         LEASE EXPIRATION SCHEDULE - 1020 19TH STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007           4            $35.58          4,729         4.4%
   2008           2            $33.66          4,771         4.4%
   2009           8            $32.52         20,083        18.7%
   2010           3            $35.33         15,079        14.0%
   2011           4            $42.83         14,461        13.5%
   2012           2            $38.58          5,587         5.2%
   2013           4            $32.92         17,249        16.1%
   2014           0            $ 0.00              0         0.0%
   2015           0            $ 0.00              0         0.0%
   2016           1            $36.00         12,383        11.5%
   2017           0            $ 0.00              0         0.0%
Thereafter        0            $ 0.00              0         0.0%
  Vacant          0                NA         12,996        12.1%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR          EXPIRING*          EXPIRING*         RENT EXPIRING*
-----------------------------------------------------------------------

   2007              4.4%              5.0%                 5.0%
   2008              8.9%              4.8%                 9.8%
   2009             27.6%             19.4%                29.2%
   2010             41.6%             15.8%                45.0%
   2011             55.1%             18.4%                63.5%
   2012             60.3%              6.4%                69.9%
   2013             76.4%             16.9%                86.7%
   2014             76.4%              0.0%                86.7%
   2015             76.4%              0.0%                86.7%
   2016             87.9%             13.3%               100.0%
   2017             87.9%              0.0%               100.0%
Thereafter          87.9%              0.0%               100.0%
  Vacant           100.0%              0.0%               100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-92

--------------------------------------------------------------------------------
                                GRAVELY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         TENANT SUMMARY - 1900 L STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                            RATINGS(1)       NET RENTABLE   RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)       AREA
--------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union .       NR/NR/NR           18,871        18.1%
  Change To Win.......................       NR/NR/NR            9,052         8.7
  Get Active Software, Inc............       NR/NR/NR            8,474         8.1
  Smarthinking, Inc...................       NR/NR/NR            4,421         4.2
  National Peace Corps................       NR/NR/NR            3,433         3.3
                                                               -------       -----
  TOTAL MAJOR TENANTS.................                          44,251        42.4%
NON-MAJOR TENANTS.....................                          57,828        55.4
                                                               -------       -----
OCCUPIED TOTAL........................                         102,079        97.8%
VACANT SPACE..........................                           2,315         2.2
                                                               -------       -----
PROPERTY TOTAL........................                         104,394       100.0%
                                                               =======       =====

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT        LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union .    $27.61     $  521,030         15.7%            January 2008
  Change To Win.......................    $31.17     $  282,182          8.5%         Multiple Spaces(2)
  Get Active Software, Inc............    $31.26     $  264,880          8.0%         Multiple Spaces(3)
  Smarthinking, Inc...................    $34.42     $  152,171          4.6%             July 2009
  National Peace Corps................    $27.75     $   95,266          2.9%           February 2008
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $29.73     $1,315,529         39.6%
NON-MAJOR TENANTS.....................    $34.77      2,010,509         60.4
                                                     ----------        -----
OCCUPIED TOTAL........................    $32.58     $3,326,038        100.0%
                                                     ==========        =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 1,837 square feet expire in July 2008 and 7,215 square feet expire in March 2016.

(3)   Under the terms of multiple leases, 2,224 square feet expire in March 2008 and 6,250 square feet expire in July 2009.

--------------------------------------------------------------------------------
                    LEASE EXPIRATION SCHEDULE - 1900 L STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007           9          $32.83            9,297         8.9%
   2008          16          $30.07           37,027        35.5%
   2009          13          $32.86           25,903        24.8%
   2010           7          $30.90           10,080         9.7%
   2011           2          $33.59            2,509         2.4%
   2012           3          $40.89            1,586         1.5%
   2013           3          $46.77            4,782         4.6%
   2014           1          $46.35            2,541         2.4%
   2015           1          $35.19            1,139         1.1%
   2016           1          $29.69            7,215         6.9%
   2017           0          $ 0.00                0         0.0%
Thereafter        0          $ 0.00                0         0.0%
  Vacant          0              NA            2,315         2.2%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR          EXPIRING*          EXPIRING*         RENT EXPIRING*
-----------------------------------------------------------------------

   2007              8.9%              9.2%                 9.2%
   2008             44.4%             33.5%                42.6%
   2009             69.2%             25.6%                68.2%
   2010             78.8%              9.4%                77.6%
   2011             81.2%              2.5%                80.1%
   2012             82.8%              2.0%                82.1%
   2013             87.3%              6.7%                88.8%
   2014             89.8%              3.5%                92.4%
   2015             90.9%              1.2%                93.6%
   2016             97.8%              6.4%               100.0%
   2017             97.8%              0.0%               100.0%
Thereafter          97.8%              0.0%               100.0%
  Vacant           100.0%              0.0%               100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-93

--------------------------------------------------------------------------------
                                GRAVELY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         TENANT SUMMARY - 1920 L STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                             RATINGS*        NET RENTABLE   RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)       AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Federal Insurance Company...........        A+/A2/A           13,161        13.0%
  Liquidity Services, Inc.............       NR/NR/NR           13,161        13.0
  Americans for Tax Reforms...........       NR/NR/NR           12,998        12.8
  League of Conservation Voters.......       NR/NR/NR           12,997        12.8
  Meridian Institute..................       NR/NR/NR            7,980         7.9
  Mooney, Green, Baker & Saindon PC...       NR/NR/NR            7,404         7.3
  PNC Bank............................        A-/A2/A            5,304         5.2
  Special Counsel Inc.................       NR/NR/NR            5,181         5.1
  Interpark...........................       NR/NR/NR            5,118         5.1
                                                               -------      ------
  TOTAL MAJOR TENANTS.................                          83,304        82.2%
NON-MAJOR TENANTS.....................                          18,013        17.8
                                                               -------      ------
OCCUPIED TOTAL........................                         101,317       100.0%
VACANT SPACE..........................                               0         0.0
                                                               -------      ------
PROPERTY TOTAL........................                         101,317       100.0%
                                                               =======      ======

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Federal Insurance Company...........    $35.36     $  465,373         12.9%           January 2016
  Liquidity Services, Inc.............    $34.50        454,055         12.6            January 2013
  Americans for Tax Reforms...........    $34.09        443,102         12.3            October 2009
  League of Conservation Voters.......    $33.50        435,400         12.1           December 2009
  Meridian Institute..................    $34.77        277,465          7.7             April 2015
  Mooney, Green, Baker & Saindon PC...    $33.31        246,627          6.9           February 2015
  PNC Bank............................    $51.50        273,156          7.6           December 2014
  Special Counsel Inc.................    $35.36        183,200          5.1            August 2015
  Interpark...........................    $37.45        191,669          5.3             April 2011
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $35.65     $2,970,046         82.5%
NON-MAJOR TENANTS.....................    $34.95        629,543         17.5
                                                     ----------        -----
OCCUPIED TOTAL........................    $35.53     $3,599,589        100.0%
                                                     ==========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                    LEASE EXPIRATION SCHEDULE - 1920 L STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING
-----------------------------------------------------

   2007           1            $36.78          2,503
   2008           3            $31.63          4,850
   2009           7            $34.52         32,644
   2010           1            $33.83          4,011
   2011           1            $37.45          5,118
   2012           0            $ 0.00              0
   2013           1            $34.50         13,161
   2014           1            $51.50          5,304
   2015           4            $34.39         20,565
   2016           1            $35.36         13,161
   2017           0            $ 0.00              0
Thereafter        0            $ 0.00              0
  Vacant          0                NA              0

                                                    % OF      CUMULATIVE % OF
             % OF TOTAL SF   CUMULATIVE % OF SF   BASE RENT      BASE RENT
   YEAR        EXPIRING*         EXPIRING*        EXPIRING*      EXPIRING*
-----------------------------------------------------------------------------

   2007           2.5%               2.5%            2.6%           2.6%
   2008           4.8%               7.3%            4.3%           6.8%
   2009          32.2%              39.5%           31.3%          38.1%
   2010           4.0%              43.4%            3.8%          41.9%
   2011           5.1%              48.5%            5.3%          47.2%
   2012           0.0%              48.5%            0.0%          47.2%
   2013          13.0%              61.5%           12.6%          59.8%
   2014           5.2%              66.7%            7.6%          67.4%
   2015          20.3%              87.0%           19.6%          87.1%
   2016          13.0%             100.0%           12.9%         100.0%
   2017           0.0%             100.0%            0.0%         100.0%
Thereafter        0.0%             100.0%            0.0%         100.0%
  Vacant          0.0%             100.0%            0.0%         100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-94

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-95

--------------------------------------------------------------------------------
                          CITY HEIGHTS APARTMENT HOMES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $98,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                      Wachovia Development Corporation /
                                                           Kennedy-Wilson, Inc.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.650%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   INSURANCE                                   Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   REPLACEMENT(1)                          $59,082
   OTHER ESCROW(2)                      $2,000,000

ADDITIONAL FINANCING(3)                                                    None

CUT-OFF DATE BALANCE                                                $98,000,000
CUT-OFF DATE BALANCE/UNIT                                              $142,649
CUT-OFF DATE LTV                                                          81.7%
MATURITY DATE LTV                                                         81.7%
UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------

(1)   Ongoing annual deposits to the replacement reserve commence in April 2011.

(2)   One of the sponsors funded a $2,000,000 reserve at closing simultaneously with the closing of the City Heights Apartment Homes Loan in order to fund planned renovations at the Mortgaged Property. The lender took collateral assignment of the $2,000,000 reserve.

(3)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio no less than 1.20x, (ii) an aggregate loan-to-value ratio no greater than 85%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

                 [PHOTO OF CITY HEIGHTS APARTMENT HOMES OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                        Los Angeles, CA
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                                687
OCCUPANCY AS OF FEBRUARY 20, 2007                                         93.4%
YEAR BUILT / YEAR RENOVATED                                         1968 / 2006
APPRAISED VALUE                                                    $120,000,000
PROPERTY MANAGEMENT                                        FPI Management, Inc.
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                         $10,268,634
UW TOTAL EXPENSES                                                    $3,483,279
UW NET OPERATING INCOME (NOI)                                        $6,785,355
UW NET CASH FLOW (NCF)                                               $6,647,955
--------------------------------------------------------------------------------

                                      D-96

--------------------------------------------------------------------------------
                          CITY HEIGHTS APARTMENT HOMES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                               UNIT MIX
-------------------------------------------------------------------------------------------------------
                                               APPROXIMATE     APPROXIMATE
UNIT MIX                       NO. OF UNITS   UNIT SIZE (SF)    NRA (SF)     % OF NRA     MARKET RENT
-------------------------------------------------------------------------------------------------------

Studio......................       280              409          114,476       26.8%        $1,039
1 BR/1 BA...................       280              653          182,928       42.9         $1,269
2 BR/2 BA...................       127            1,017          129,195       30.3         $1,667
                                   ---                           -------      -----
   TOTAL/AVERAGE............       687              621          426,599      100.0%    $1,249/$2.01/SF
                                   ===                           =======      =====
-------------------------------------------------------------------------------------------------------

                                      D-97

--------------------------------------------------------------------------------
                             PONTE VEDRA INN & CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $80,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                  Gate Petroleum Company
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.830%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         12
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 360
LOCKBOX                                                                    None

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(1)                       Springing
  REPLACEMENT(2)         4.0% yearly gross revenue

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $80,000,000
CUT-OFF DATE BALANCE/ROOM                                              $321,285
CUT-OFF DATE LTV                                                          50.0%
MATURITY DATE LTV                                                         43.2%
UW DSCR ON NCF                                                            1.37x
--------------------------------------------------------------------------------

                    [PHOTO OF PONTE VEDRA INN & CLUB OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                  Ponte Vedra Beach, FL
PROPERTY TYPE                                        Hospitality - Full Service
SIZE (ROOMS)                                                                249
OCCUPANCY AS OF DECEMBER 31, 2006(3)                                      72.3%
YEAR BUILT / YEAR RENOVATED                                         1928 / 2006
APPRAISED VALUE                                                    $160,000,000
PROPERTY MANAGEMENT                                                Self-Managed
UW ECONOMIC OCCUPANCY                                                     72.3%
UW REVENUES                                                         $54,399,610
UW TOTAL EXPENSES                                                   $45,017,473
UW NET OPERATING INCOME (NOI)                                        $9,382,138
UW NET CASH FLOW (NCF)                                               $7,750,149
--------------------------------------------------------------------------------

(1)   Ongoing annual tax and insurance reserve will be required upon (i) event of default, (ii) DSC Ratio is less than 1.10x on an amortizing basis and
      (iii) certain other conditions as specified in the related Mortgage Loan documents.

(2)   Annual deposit to replacement reserves of 4.0% of yearly gross revenue are capped at $6,000,000.

(3)   Based upon the trailing 12-month period, ending December 31, 2006.

                                      D-98

--------------------------------------------------------------------------------
                             PONTE VEDRA INN & CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER

King.............................................................             75
Doubles/Doubles (Queen)..........................................            170
Double/Doubles (Twin)............................................              4
                                                                             ---

   TOTAL.........................................................            249
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
Inn Dining Room..................................................            114
Mural............................................................             90
Golf Club........................................................            120
Florida Room.....................................................             48
Seafoam Room.....................................................            120
Seahorse Lounge..................................................             40
Surf Club........................................................             NA
High Tides.......................................................             NA
Gourmet Shop.....................................................             NA
                                                                             ---
   TOTAL.........................................................            532
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
CONFERENCE CENTER
Grand Ballroom...................................................          6,237
Pompano..........................................................            256
Dolphin..........................................................            256
Sailfish.........................................................            273
Kingfish.........................................................            273
Tarpon...........................................................            912
Silver Sand Dollar...............................................            975
Boardroom........................................................            750
THE INN
Lagoon...........................................................          1,400
Terrace A........................................................          2,345
Terrace B........................................................          1,260
East.............................................................            990
Mural............................................................          1,652
                                                                          ------

   TOTAL.........................................................         17,579
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR.............................................................      2005-2006
LATEST PERIOD.................................................... TTM Thru 12/06
OCCUPANCY........................................................          72.3%
ADR..............................................................        $210.48
REVPAR...........................................................        $152.18
UW OCCUPANCY.....................................................          72.3%
UW ADR...........................................................        $210.48
UW REVPAR........................................................        $152.18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   COMPETITIVE SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                                             ESTIMATED 2006*
                                               ---------------------------------------------------------------------------
                                   NUMBER OF                                        OCCUPANCY        ADR         REVPAR
PROPERTY                             ROOMS     OCCUPANCY      ADR       REVPAR     PENETRATION   PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------------------

Ponte Vedra Inn & Club (subject)       249       72.3%      $238.67     $172.63      106.1%        125.7%        132.0%
Ponte Vedra Inn & Lodge                 66       76.0%      $252.00     $191.52      111.5%        132.8%        146.4%
Renaissance World Golf Village         301       56.0%      $129.00     $ 72.24       82.2%         68.0%         55.2%
Hilton St. Augustine                    72       83.0%      $157.00     $130.15      121.8%         82.7%         99.5%
Ritz-Carlton Amelia Island             444       71.0%      $248.00     $176.08      104.2%        130.6%        134.6%
Marriott Sawgrass                      508       64.0%      $173.00     $110.72       93.9%         91.1%         84.6%
Amelia Island Plantation Inn           362       71.0%      $150.00     $105.75      104.2%         79.0%         80.8%
Casa Monica                            138       74.0%      $201.00     $148.74      108.6%        105.9%        113.7%
                                     -----

TOTAL/WEIGHTED AVERAGE               2,140       68.1%      $189.83     $130.83      100.0%        100.0%        100.0%
                                     =====

--------------------------------------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal dated March 13, 2007.

                                      D-99

--------------------------------------------------------------------------------
                                  CLINTON MANOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE                                                $79,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                      Joseph Kazarnovsky
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.500%
MATURITY DATE                                                       May 1, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                               Springing

UP-FRONT RESERVES
   TAX                                         Yes
   ENGINEERING                             $26,875

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)                  Yes/Springing
   REPLACEMENT                             $60,240

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $79,000,000
CUT-OFF DATE BALANCE/UNIT                                              $327,801
CUT-OFF DATE LTV                                                          69.8%
MATURITY DATE LTV                                                         69.8%
UW DSCR ON NCF(3)                                                         1.32x
--------------------------------------------------------------------------------

                        [PHOTO OF CLINTON MANOR OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                                241
OCCUPANCY AS OF MARCH 31, 2007                                            99.6%
YEAR BUILT / YEAR RENOVATED                                         1981 / 2003
APPRAISED VALUE                                                    $113,200,000
PROPERTY MANAGEMENT                          Renaissance Management Group, Inc.
UW ECONOMIC OCCUPANCY                                                     97.7%
UW REVENUES                                                          $9,138,981
UW TOTAL EXPENSES                                                    $3,247,637
UW NET OPERATING INCOME (NOI)(3)                                     $5,891,344
UW NET CASH FLOW (NCF)(3)                                            $5,831,094
--------------------------------------------------------------------------------

(1)   Monthly deposits are not required, provided (i) no event of default exists and (ii) the borrower delivers to the mortgagee evidence satisfactory to mortgagee of the renewal of expiring insurance policies.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.20x, (ii) an aggregate loan-to-value ratio of no greater than 80.0%, (iii) rating agency confirmation of "no downgrade" and
      (iv) certain other conditions as specified in the related Mortgaged Loan documents.

(3)   The UW DSCR on NCF is based on underwritten cash flows which were derived based on certain assumptions, including a projected increase in the
      Housing Assistance Program ("HAP") contract rents as of January 2008. The
      "As-Is" DSCR calculated based on the current HAP contract in place as of
      January 2007 is 1.28x. See "RISK FACTORS--Risks Relating to Net Cash Flow"
      in the Prospectus Supplement.

                                     D-100

--------------------------------------------------------------------------------
                                  CLINTON MANOR
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                              UNIT MIX(1)
------------------------------------------------------------------------------------------------------
                                               APPROXIMATE     APPROXIMATE                  AVERAGE
UNIT MIX                       NO. OF UNITS   UNIT SIZE (SF)    NRA (SF)     % OF NRA    MONTHLY RENT
------------------------------------------------------------------------------------------------------

SECTION 8 UNITS
  One Bedroom...............        28              570           15,960       8.6%         $2,415
  Two Bedroom...............       176              760          133,760      71.9%         $3,150
  Three Bedroom.............        30            1,050           31,500      16.9%         $3,885
MARKET RENTAL UNITS
  One Bedroom...............         2              558            1,116       0.6%         $1,725
  Two Bedroom(2)............         5              738            3,692       2.0%         $2,388
                               -----------------------------------------------------------------------
TOTAL/WTD. AVG..............       241            3,676          186,028      100.0%        $3,132
------------------------------------------------------------------------------------------------------

(1)   The above information is based on the appraisal from CBRE dated March 5,
      2007.

(2)   Includes one unit which is occupied by the building management. The
      Average Monthly Rent does not include that unit.

                                     D-101

--------------------------------------------------------------------------------
                     SOUTHERN PALM CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $69,675,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                                     TBD
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.910%
MATURITY DATE                                                      May 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX/INSURANCE                               Yes
   HOLDBACK RESERVE LOC(1)              $3,000,000
   DEBT SERVICE RESERVE LOC(2)          $1,500,000
   TENANT IMPROVEMENTS RESERVE
      LOC(3)                              $870,000
   OUTPARCEL TENANT IMPROVEMENT
      RESERVE LOC(4)                    $1,675,000
   MARSHALL'S RESERVE(5)                  $355,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   REPLACEMENT                             $17,302

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $69,675,000
CUT-OFF DATE BALANCE/SF                                                    $201
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.24x
--------------------------------------------------------------------------------

(1)   The letter of credit may be released upon the achievement of a debt service coverage ratio of 1.20x.

(2)   The letter of credit may be released upon the achievement of a debt service coverage ratio of 1.00x.

(3)   The letter of credit may be released upon the achivement of an occupancy rate of 95.0%.

(4)   The letter of credit may be released upon the receipt of evidence of completed tenant work for: Ale House ($1,200,000) and Panera Bread
      ($475,000).

(5)   Funds from the Marshall's Reserve shall be released to the borrower on
      June 1 2007, July 1, 2007, August 1, 2007, September 1, 2007 and October
      1, 2007 pursuant to a schedule in the related Mortgage Loan documents. On
      November 1, 2007 the remaining balance in the Marshall's Reserve shall be disbursed to the Borrower.

            [PHOTO OF SOUTHERN PALM CROSSING SHOPPING CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                   Royal Palm Beach, FL
PROPERTY TYPE                                                 Retail - Anchored
SIZE (SF)                                                               346,042
OCCUPANCY AS OF APRIL 12, 2007                                            90.0%
YEAR BUILT / YEAR RENOVATED                                           2007 / NA
APPRAISED VALUE                                                     $87,100,000
PROPERTY MANAGEMENT                                   Merin Hunter Codman, Inc.
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                          $8,209,642
UW TOTAL EXPENSES                                                    $2,977,027
UW NET OPERATING INCOME (NOI)                                        $5,232,615
UW NET CASH FLOW (NCF)                                               $5,086,065
--------------------------------------------------------------------------------

                                     D-102

--------------------------------------------------------------------------------
                     SOUTHERN PALM CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               SOUTHERN PALM CROSSING TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                         % OF NET              ANNUAL        % OF
                                           RATINGS(1)      NET RENTABLE  RENTABLE    BASE       BASE     TOTAL ANNUAL      LEASE
TENANT                                  FITCH/MOODY'S/S&P   AREA (SF)      AREA    RENT PSF     RENT      BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Costco.............................       AA-/A2/A         144,758       41.8%   $   8.64  $1,250,709      27.6%      April 2032
  Marshalls & Homegoods(2)...........        NR/A3/A          55,671       16.1    $  12.75     709,805      15.7      October 2016
  Stein Mart.........................       NR/NR/NR          36,000       10.4    $   9.25     333,000       7.4      November 2016
  Dress Barn.........................       NR/NR/NR           7,000        2.0    $  25.00     175,000       3.9       March 2012
  Outback Steakhouse.................      NR/Caa1/B+          6,165        1.8    $  12.16      74,966       1.7      January 2017
                                                             -------      -----              ----------     -----
  TOTAL MAJOR TENANTS                                        249,594       72.1%   $  10.19  $2,543,481      56.2%

NON-MAJOR TENANTS                                             61,725       17.8    $  32.17   1,985,514      43.8
                                                             -------      -----              ----------     -----

OCCUPIED TOTAL                                               311,319       90.0%   $  14.55  $4,528,995     100.0%
VACANT SPACE                                                                                 ==========     =====
                                                              34,723       10.0
                                                             -------      -----

PROPERTY TOTAL                                               346,042      100.0%
                                                             =======      =====
------------------------------------------------------------------------------------------------------------------------------------

--------------------
(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Marshalls & Homegoods pay alternate rent at the rate of 50% of base rent for the six month period following the opening of Costco. Costco opened
      April 2007. Marshalls and Homegoods will commence paying full base rent
      October 2007.

------------------------------------------------------------------------------------------------------------------------------------
                                          SOUTHERN PALM CROSSING LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                      WA BASE                                CUMULATIVE     % OF        CUMULATIVE
                                       # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL SF    % OF SF     BASE RENT     % OF BASE
YEAR                                    EXPIRING     EXPIRING    EXPIRING      EXPIRING*     EXPIRING*    EXPIRING*   RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

2007                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2008                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2009                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2010                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2011                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2012                                        9         $31.13      19,060          5.5%           5.5%       13.1%          13.1%
2013                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2014                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2015                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2016                                        2         $11.38      91,671         26.5%          32.0%       23.0%          36.1%
2017                                       18         $28.68      51,326         14.8%          46.8%       32.5%          68.6%
Thereafter                                  2          $9.52      149,262        43.1%          90.0%       31.4%         100.0%
Vacant                                      0           NA        34,723         10.0%         100.0%        0.0%         100.0%
------------------------------------------------------------------------------------------------------------------------------------

--------------------
*     Calculated based upon approximate square footage occupied by each tenant.

                                     D-103

--------------------------------------------------------------------------------
                               635 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $56,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                         Stuart D. Baker
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                            5.600%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX                                         Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                     Yes/Springing
   REPLACEMENT                             $28,765
   TI/LC*                                 $179,781

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $56,500,000
CUT-OFF DATE BALANCE/SF                                                    $393
CUT-OFF DATE LTV                                                          58.8%
MATURITY DATE LTV                                                         58.8%
UW DSCR ON NCF                                                            1.36x
--------------------------------------------------------------------------------

*     Capped at $539,344.

                      [PHOTO OF 635 MADISON AVENUE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                  Office - Medical
SIZE (SF)                                                               143,825
OCCUPANCY AS OF JANUARY 1, 2007                                           96.4%
YEAR BUILT / YEAR RENOVATED                                         1956 / 2005
APPRAISED VALUE                                                     $96,100,000
PROPERTY MANAGEMENT                                               West Land LLC
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                         $12,153,179
UW TOTAL EXPENSES                                                    $7,658,580
UW NET OPERATING INCOME (NOI)                                        $4,494,598
UW NET CASH FLOW (NCF)                                               $4,300,663
--------------------------------------------------------------------------------

                                     D-104

--------------------------------------------------------------------------------
                               635 MADISON AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     635 MADISON TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                         % OF NET              ANNUAL        % OF
                                             RATINGS       NET RENTABLE  RENTABLE    BASE       BASE     TOTAL ANNUAL      LEASE
TENANT                                  FITCH/MOODY'S/S&P   AREA (SF)      AREA    RENT PSF     RENT      BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  N.Y. Physicians P.C................       NR/NR/NR          18,000       12.5%    $ 42.00  $  756,000       7.6%       June 2011
  Seville Watch Corporation..........       NR/NR/NR          11,500        8.0     $ 53.48     615,020       6.2        May 2017
  Tom Jones Inc. D.b.a. Searle.......       NR/NR/NR          11,250        7.8     $191.11   2,150,000      21.7       March 2019
  Gilbert Properties LLC.............       NR/NR/NR           9,000        6.3     $ 70.83     637,500       6.4      February 2011
  Complementary Care Foundation Inc..       NR/NR/NR           9,000        6.3     $ 45.00     405,000       4.1        May 2009
  Hayden Properties LLC..............       NR/NR/NR           9,000        6.3     $ 70.83     637,500       6.4      February 2011
                                                             -------      -----              ----------     -----

  TOTAL MAJOR TENANTS................                         67,750       47.1%    $ 76.77  $5,201,020      52.6%
NON-MAJOR TENANTS....................                         70,915       49.3     $ 66.08   4,685,833      47.4
                                                             -------      -----              ----------     -----

OCCUPIED TOTAL.......................                        138,665       96.4%    $ 71.30  $9,886,853     100.0%
VACANT SPACE.........................                                                        ==========     =====
                                                               5,160        3.6
                                                             -------      -----

PROPERTY TOTAL.......................                        143,825      100.0%
                                                             =======      =====
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               635 MADISON LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                      WA BASE                                CUMULATIVE     % OF        CUMULATIVE
                                       # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL SF    % OF SF     BASE RENT     % OF BASE
YEAR                                    EXPIRING     EXPIRING    EXPIRING      EXPIRING*     EXPIRING*    EXPIRING*   RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

   2007                                     0          $0.00         0            0.0%           0.0%        0.0%           0.0%
   2008                                     1         $60.55       5,500          3.8%           3.8%        3.4%           3.4%
   2009                                     5         $45.71      24,275         16.9%          20.7%       11.2%          14.6%
   2010                                     4         $52.55      16,650         11.6%          32.3%        8.8%          23.4%
   2011                                     5         $56.16      39,020         27.1%          59.4%       22.2%          45.6%
   2012                                     0          $0.00         0            0.0%          59.4%        0.0%          45.6%
   2013                                     1         $60.00       2,000          1.4%          60.8%        1.2%          46.8%
   2014                                     1         $52.00       1,000          0.7%          61.5%        0.5%          47.3%
   2015                                     3         $50.63      11,190          7.8%          69.3%        5.7%          53.1%
   2016                                     1         $60.00       2,500          1.7%          71.0%        1.5%          54.6%
   2017                                     3         $120.40     13,600          9.5%          80.5%       16.6%          71.2%
Thereafter                                  4         $124.38     22,930         15.9%          96.4%       28.8%         100.0%
  Vacant                                    0           NA         5,160          3.6%         100.0%        0.0%         100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                     D-105

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     D-106

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     GENERAL. For a detailed presentation of certain characteristics of the
      Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
      to the Prospectus Supplement for certain information regarding multifamily
      Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
      certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
      Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
      certain information relating to cross-collateralized and cross-defaulted
      Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the Northridge Promenade Shopping Center Mortgage
      Loan.

------------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT SPONSOR CONCENTRATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               WEIGHTED
                                            # OF LOANS/             AGGREGATE    % OF CUT-OFF  AVERAGE     WEIGHTED      WEIGHTED
                                             MORTGAGED     LOAN      CUT-OFF      DATE POOL    CUT-OFF    AVERAGE UW      AVERAGE
SPONSOR                                     PROPERTIES    NUMBER   DATE BALANCE    BALANCE     DATE LTV   DSCR ON NCF  MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------

AVR Realty................................      1/1         1      $536,000,000      9.2%      80.0%         1.11x        5.423%
Beacon Capital Strategic Partners V, LP...     1/20         2      $414,000,000      7.1%      78.7%         1.27x        5.797%
George Gellert and Jared Kushner..........      1/1         3      $395,000,000      6.8%      60.8%         1.46x        6.353%
Ashford Hospitality Trust, Inc............     3/14      8, 9, 12  $370,474,000      6.3%      78.7%         1.53x        5.952%
Mall at Rockingham, LLC...................      1/1         4      $260,000,000      4.4%      73.5%         1.34x        5.610%
------------------------------------------------------------------------------------------------------------------------------------

o     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three (3) groups of Mortgage Loans, representing approximately 4.5% of the Cut-Off Date
      Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
      Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
      case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other
      Mortgage Loans are subject to cross-collateralization or cross-default provisions.

o     DSC RATIO AND LTV RATIO ADJUSTMENTS. The DSC Ratio and LTV Ratio at
      certain of the Mortgaged Properties have been adjusted to take into account certain letters of credit, holdbacks and cash escrows retained at origination or to determine the LTV Ratios on an "as-stabilized" basis assuming certain assumptions come to pass. The DSC Ratios of certain
      Mortgaged Properties have been calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. The table below identifies Mortgage Loans where the unaudited adjustments are reflected in the DSC Ratio and LTV Ratio, as applicable. See "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

------------------------------------------------------------------------------------------------------------------------------------
                                                     ADJUSTED LTV OR DSC RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Adjustment to DSC Ratios based on assumptions regarding the future
  financial performance of the related Mortgaged Property               2       3,16                                     8.1%
LTV ratio is based on the "as-stabilized" appraised value.........      9       11, 13, 17, 27, 44, 49, 104, 134,        7.2%
                                                                                140
Adjustment to LTV and DSC Ratios based upon certain cash escrows
  or letters of credit............................................      4       112, 117, 132, 187                       0.4%
------------------------------------------------------------------------------------------------------------------------------------

                                     D-107

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     SUBORDINATE FINANCING.

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXISTING SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower              19        1, 2, 3, 5, 11, 20, 47, 69, 72,         33.2%
                                                                                  78, 82, 83, 85, 90, 101, 112,
                                                                                          117, 132, 153
Secured by Mortgaged Property.....................................      1                      48                        0.4%
Unsecured Debt....................................................      5             29, 30, 107, 115, 147              1.7%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          FUTURE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Borrower Interests.....................................     20       3, 4, 7, 14, 16, 27, 47, 50, 52,         21.4%
                                                                                  54, 62, 72, 73, 82, 118, 120,
                                                                                       124, 134, 156, 172
Secured by Borrower Interests and Unsecured Debt..................      5              29, 30, 37, 67, 177                2.2%
Secured by Mortgaged Property.....................................      3                 53, 128, 150                    0.6%
Unsecured Debt....................................................      9        2, 8, 9, 12, 38, 49, 55, 75, 97         15.2%
Secured By Mortgaged Property (Pari Passu) And/Or Borrower
  Interests.......................................................      1                       5                         4.2%
------------------------------------------------------------------------------------------------------------------------------------

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

------------------------------------------------------------------------------------------------------------------------------------
                                                    SUBORDINATE COMPANION LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                CUT-OFF
                                                                 CUT-OFF DATE   % CUT-OFF     SUBORDINATE
                                                       LOAN      OF PRINCIPAL   DATE POOL      COMPANION
MORTGAGE LOAN                                         NUMBER          BALANCE    BALANCE     LOAN BALANCE       PRIMARY SERVICER
------------------------------------------------------------------------------------------------------------------------------------

Five Times Square..................................       1      $536,000,000      9.2%       $67,000,000         Wachovia Bank
Los Angeles International Jewelry Center...........      10      $124,400,000      2.1%       $20,600,000         Wachovia Bank
Lembi Pool.........................................      11      $122,500,000      2.1%       $10,000,000         Wachovia Bank
611 West 6th Street................................      21       $50,000,000      0.9%       $ 5,000,000         Wachovia Bank
Wynn Palms Apartments..............................      40       $29,100,000      0.5%       $ 5,000,000    Holiday Fenoglio Fowler
Doubletree Hotel - Tucson, AZ......................      44       $27,471,119      0.5%       $ 3,736,402         Wachovia Bank
Quail Creek........................................     103       $11,160,000      0.2%       $ 2,000,000         Wachovia Bank
Rancho Vista Apartments............................     108        $9,300,000      0.2%       $ 1,500,000    Holiday Fenoglio Fowler
------------------------------------------------------------------------------------------------------------------------------------

                                     D-108

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                PARI PASSU LOANS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CUT-OFF DATE
                                                                                                     PARI PASSU
                                         LOAN     CUT-OFF DATE OF    % CUT-OFF DATE   % OF PARI      COMPANION       CONTROLLING
                                        NUMBER   PRINCIPAL BALANCE    POOL BALANCE    PASSU DEBT    LOAN BALANCE     TRANSACTION
----------------------------------------------------------------------------------------------------------------------------------

Five Times Square....................     1        $536,000,000           9.2%          50.0%        $536,000,000   WBCMT 2007-C30
Beacon D.C. & Seattle Pool...........     2        $414,000,000           7.1%          15.3%      $2,286,000,000   MSCT 2007-IQ14
666 Fifth Avenue.....................     3        $395,000,000           6.8%          32.5%        $820,000,000   GECMC 2007-C1
Peter Cooper Village & Stuyvesant
   Town..............................     5        $247,727,273           4.2%           8.3%      $2,752,272,727   WBCMT 2007-C30

----------------------------------------------------------------------------------------------------------------------------------

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

                                     D-109

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                                     D-110

ANNEX E

LOAN GROUP 1
SHORT-TERM COLLATERAL SUMMARY

Loan Group 1 Short-Term Collateral Summary
Mortgage Loan Number	Property Name	Cut-Off Date Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV	Weighted Average DSCR
Class A-1
158	Mountain View Shopping Center Phase II	$4,727,839	$4,727,839	Retail	47	47	58.4%	1.90x
111	Winchester Court	$8,810,000	8,810,000	Retail	54	54	76.9%	1.62x
	Class A-1 Total Balloon Payment		$13,537,839		52	52	70.5%	1.71x
	Class A-1 Amortization		37,377,161
	Total Class A-1 Certificate Balance		$50,915,000

Class A-2
65	14700 Lee Road	$19,300,000	$19,300,000	Office	58	58	73.5%	1.38x
69	Peters Pond RV Resort	$18,000,000	17,436,720	Mobile Home Park	58	22	77.2%	1.44x
79	Sherwood Plaza	$15,700,000	15,700,000	Office	58	58	73.4%	1.24x
89	Oakton Corporate Center	$13,500,000	13,500,000	Office	58	58	73.4%	1.06x
107	CentrePointe Office	$9,600,000	9,600,000	Office	58	58	80.0%	1.20x
146	Extra Space Storage - San Francisco, CA	$5,800,000	5,800,000	Self Storage	58	58	41.3%	2.57x
163	Extra Space Storage - Carson, CA	$4,400,000	4,400,000	Self Storage	58	58	40.0%	2.22x
169	Extra Space Storage - Chatsworth, CA	$4,000,000	4,000,000	Self Storage	58	58	40.0%	2.66x
178	Extra Space Storage - Oakland, CA	$3,200,000	3,200,000	Self Storage	58	58	41.6%	1.92x
183	Extra Space Storage - North Hollywood, CA	$2,600,000	2,600,000	Self Storage	58	58	40.0%	2.49x
11	Lembi Pool	$122,500,000	122,500,000	Various	59	59	71.5%	1.42x
142	Lyon’s Station	$5,950,000	5,950,000	Retail	59	59	69.2%	1.40x
155	Blackhawk Office Building	$5,100,000	5,100,000	Office	59	59	76.1%	1.36x
175	New Forest Crossing Shopping Center Phase II	$3,437,500	3,437,500	Retail	59	59	54.7%	2.03x
2	Beacon D.C. & Seattle Pool	$414,000,000	414,000,000	Various	60	60	78.7%	1.27x
80	801 West Easy Street	$15,600,000	13,335,734	Industrial	60	0	70.9%	1.19x
	Class A-2 Total Balloon Payment		$659,859,953		60	57	75.4%	1.34x
	Class A-2 Amortization		3,612,047
	Total Class A-2 Certificate Balance		$663,472,000

Class A-3
6	Hyatt Regency Grand Cypress	$199,757,745	$176,433,582	Hospitality	83	0	81.5%	1.05x
96	Capital One Data Center	$12,500,000	12,500,000	Industrial	84	84	48.7%	2.66x
	Class A-3 Total Balloon Payment		$188,933,582		83	5	79.6%	1.14x
	Class A-3 Amortization		418
	Total Class A-3 Certificate Balance		$188,934,000

Class A-PB
	Class A-PB Total Balloon Payment		$—
	Class A-PB Amortization		85,404,000
	Total Class A-PB Certificate Balance		$85,404,000

*	The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of the Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement.

E-1

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ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	05/23/07	85,404,000.00
1	06/15/07	85,404,000.00
2	07/15/07	85,404,000.00
3	08/15/07	85,404,000.00
4	09/15/07	85,404,000.00
5	10/15/07	85,404,000.00
6	11/15/07	85,404,000.00
7	12/15/07	85,404,000.00
8	01/15/08	85,404,000.00
9	02/15/08	85,404,000.00
10	03/15/08	85,404,000.00
11	04/15/08	85,404,000.00
12	05/15/08	85,404,000.00
13	06/15/08	85,404,000.00
14	07/15/08	85,404,000.00
15	08/15/08	85,404,000.00
16	09/15/08	85,404,000.00
17	10/15/08	85,404,000.00
18	11/15/08	85,404,000.00
19	12/15/08	85,404,000.00
20	01/15/09	85,404,000.00
21	02/15/09	85,404,000.00
22	03/15/09	85,404,000.00
23	04/15/09	85,404,000.00
24	05/15/09	85,404,000.00
25	06/15/09	85,404,000.00
26	07/15/09	85,404,000.00
27	08/15/09	85,404,000.00
28	09/15/09	85,404,000.00
29	10/15/09	85,404,000.00
30	11/15/09	85,404,000.00
31	12/15/09	85,404,000.00
32	01/15/10	85,404,000.00
33	02/15/10	85,404,000.00
34	03/15/10	85,404,000.00
35	04/15/10	85,404,000.00
36	05/15/10	85,404,000.00
37	06/15/10	85,404,000.00
38	07/15/10	85,404,000.00
39	08/15/10	85,404,000.00
40	09/15/10	85,404,000.00
41	10/15/10	85,404,000.00
42	11/15/10	85,404,000.00
43	12/15/10	85,404,000.00
44	01/15/11	85,404,000.00
45	02/15/11	85,404,000.00
46	03/15/11	85,404,000.00
47	04/15/11	85,404,000.00
48	05/15/11	85,404,000.00
49	06/15/11	85,404,000.00
50	07/15/11	85,404,000.00
51	08/15/11	85,404,000.00
52	09/15/11	85,404,000.00
53	10/15/11	85,404,000.00
54	11/15/11	85,404,000.00
55	12/15/11	85,404,000.00
56	01/15/12	85,404,000.00
57	02/15/12	85,404,000.00
58	03/15/12	85,404,000.00
59	04/15/12	85,404,000.00
60	05/15/12	85,403,304.54
61	06/15/12	83,965,846.50
62	07/15/12	82,306,941.03
63	08/15/12	80,853,931.50
64	09/15/12	79,393,624.05
65	10/15/12	77,712,495.06
66	11/15/12	76,236,409.48
67	12/15/12	74,539,934.55
68	01/15/13	73,047,914.32
69	02/15/13	71,548,400.02
70	03/15/13	69,404,706.46
71	04/15/13	67,886,893.86
72	05/15/13	66,149,834.89
73	06/15/13	64,615,673.75
74	07/15/13	62,862,714.06
75	08/15/13	61,312,042.21
76	09/15/13	59,753,581.34
77	10/15/13	57,976,987.53
78	11/15/13	56,401,774.90
79	12/15/13	54,608,888.18
80	01/15/14	53,016,757.62
81	02/15/14	51,416,629.54
82	03/15/14	49,181,602.05
83	04/15/14	47,563,514.96
84	05/15/14	46,081,164.18
85	06/15/14	44,759,416.56
86	07/15/14	43,248,669.32
87	08/15/14	41,912,621.24
88	09/15/14	40,569,826.69
89	10/15/14	39,038,608.47
90	11/15/14	37,681,303.56
91	12/15/14	36,135,972.06
92	01/15/15	34,764,012.08
93	02/15/15	33,385,124.08
94	03/15/15	31,457,854.31
95	04/15/15	30,062,277.99
96	05/15/15	28,453,098.83
97	06/15/15	27,019,803.32
98	07/15/15	25,395,762.70
99	08/15/15	23,947,035.22
100	09/15/15	22,490,994.03
101	10/15/15	20,844,830.20
102	11/15/15	19,373,130.26
103	12/15/15	17,711,736.21
104	01/15/16	16,224,221.41
105	02/15/16	14,729,196.85
106	03/15/16	12,863,608.43
107	04/15/16	11,351,622.63
108	05/15/16	9,651,045.22
109	06/15/16	8,122,842.91
110	07/15/16	6,406,492.79
111	08/15/16	4,861,912.29
112	09/15/16	3,309,533.59
113	10/15/16	1,569,668.71
114	11/15/16	670.76
115	12/15/16	0

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ANNEX G

CLASS X-P REFERENCE RATE SCHEDULE

G-1

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate’s share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing

Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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The file ‘‘WBCMT 2007-C31 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2007-C31 Free Writing Prospectus Annexes A1-6.xls’’ file. Also included on the CD-ROM is an electronic copy of Annex B.

To open the file, insert the CD-ROM into your CD-ROM drive. Copy the file ‘‘WBCMT 2007-C31 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2007-C31 Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the Northridge Promenade Shopping Center Loan’’, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Summary of Prospectus Supplement	S-6
Overview of the Certificates	S-7
The Parties	S-9
Important Dates and Periods	S-15
The Certificates	S-16
The Mortgage Loans	S-41
Risk Factors	S-57
Description of the Mortgage Pool	S-95
Servicing of the Mortgage Loans	S-163
Description of the Certificates	S-195
Yield and Maturity Considerations	S-237
Material Federal Income Tax Consequences	S-248
ERISA Considerations	S-250
Legal Investment	S-253
Certain Relationships Among Parties	S-254
Legal Matters	S-254
Ratings	S-254
Index of Defined Terms	S-256
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSORS	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$5,399,751,000
(Approximate)
(Offered Certificates)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2007-C31

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

BARCLAYS CAPITAL

Credit Suisse

Goldman, Sachs & Co.

May     , 2007

$5,399,751,000 (Approximate)
Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates Series 2007-C31